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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

EnLink Midstream, LLC (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1722 ROUTH ST., SUITE 1300, DALLAS, TEXAS 75201

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear EnLink Midstream Partners, LP Unitholders:

              On October 21, 2018, EnLink Midstream, LLC ("ENLC"), EnLink Midstream Manager, LLC, the managing member of ENLC ("EMM"), NOLA Merger Sub, LLC, a wholly-owned subsidiary of ENLC ("Merger Sub"), EnLink Midstream Partners, LP ("ENLK"), and EnLink Midstream GP, LLC, the general partner of ENLK ("EGP"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Merger Sub will merge with and into ENLK (the "Merger"), with ENLK surviving the Merger as a subsidiary of ENLC. At the effective time of the Merger (the "Effective Time"), each issued and outstanding common unit representing a limited partner interest in ENLK (collectively, the "ENLK Common Units") other than any ENLK Common Units held directly or indirectly by ENLC and its subsidiaries (collectively, the "ENLK Public Units") will be converted into the right to receive 1.15 (the "Exchange Ratio") common units representing limited liability company interests in ENLC (collectively, the "ENLC Common Units," and such consideration, the "Merger Consideration"). No fractional ENLC Common Units will be issued in the Merger. All fractional ENLC Common Units that a holder of ENLK Common Units (an "ENLK Common Unitholder") would otherwise be entitled to receive as merger consideration (after taking into account all ENLK Common Units held by such ENLK Common Unitholder) will be aggregated and then, if a fractional ENLC Common Unit results from that aggregation, be rounded up to the nearest whole ENLC Common Unit.

              Pursuant to the Merger Agreement, ENLK will hold a special meeting of the ENLK Common Unitholders and the holder(s) of the Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK (the "ENLK Series B Units") (such holder(s), collectively, the "ENLK Series B Unitholders," and together with the ENLK Common Unitholders, the "ENLK Voting Unitholders") in connection with the proposed Merger Agreement. At the special meeting of the ENLK Voting Unitholders (the "ENLK Unitholder Meeting"), the ENLK Voting Unitholders will be asked to (i) vote on the proposal to approve the Merger Agreement (the "ENLK Merger Proposal") and (ii) approve the adjournment of the ENLK Unitholder Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the ENLK Unitholder Meeting to approve the ENLK Merger Proposal (the "ENLK Adjournment Proposal"). Approval of the ENLK Merger Proposal requires the affirmative vote of holders of at least a majority of the ENLK Common Units and ENLK Series B Units (collectively, the "ENLK Voting Units") issued and outstanding and entitled to vote on the approval of the ENLK Merger Proposal, voting together as a single class. Concurrently with the execution of the Merger Agreement, ENLK entered into (i) a Support Agreement, among GIP III Stetson I, L.P. ("GIP Stetson I"), ENLC, Acacia Natural Gas Corp I, Inc., a wholly-owned subsidiary of ENLC ("Acacia"), EnLink Midstream, Inc., a wholly-owned subsidiary of ENLC ("EMI," and together with GIP Stetson I and Acacia, the "Supporting Common Unitholders"), and ENLK, pursuant to which GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed, among other things, to vote their ENLK Common Units in favor of the approval of the ENLK Merger Proposal, and (ii) a Support Agreement, among Enfield Holdings, L.P., the record holder of all of the ENLK Series B Units ("Enfield," and together with the Supporting Common Unitholders, the "Supporting Voting Unitholders"), TPG VII Management, LLC, WSEP Egypt Holdings, LP, WSIP Egypt Holdings, LP, and ENLK, pursuant to which Enfield agreed, among other things, to vote its ENLK Series B Units in favor of the approval of the ENLK Merger Proposal. The Supporting Voting Unitholders collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

              If a quorum is present at the ENLK Unitholder Meeting, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the ENLK Voting Units issued and outstanding and entitled to vote. If a quorum is not present, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the outstanding ENLK Voting Units represented either in person or by proxy at the ENLK Unitholder Meeting.

              On October 21, 2018, the Conflicts Committee (the "ENLK Conflicts Committee") of the Board of Directors of EGP (the "ENLK Board") unanimously determined that the Merger Agreement and the transactions contemplated thereby and by the other documents contemplated by the Merger Agreement (collectively with the Merger Agreement, the "Transaction Documents"), including the Merger (collectively, the "Transactions"), are fair and reasonable to, and in the best interest of, ENLK and the holders of ENLK Common Units other than EGP, ENLC, GIP Stetson I, and their respective affiliates (the "ENLK Unaffiliated Unitholders"), and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, which approval constituted "Special Approval" under the Ninth Amended and Restated Agreement of Limited Partnership of ENLK, dated as of September 21, 2017, as amended. The ENLK Conflicts Committee also recommended that the ENLK Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the Merger, and resolved, and recommended that the ENLK Board resolve, to recommend that the ENLK Voting Unitholders approve the Merger Agreement. On October 21, 2018, the ENLK Board, acting upon the recommendation of the ENLK Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, are in the best interest of ENLK and the ENLK Unaffiliated Unitholders, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, and directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders, and (iii) determined to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

              On October 21, 2018, the Conflicts Committee (the "ENLC Conflicts Committee") of the Board of Directors of EMM (the "ENLC Board") unanimously determined that the Merger Agreement, the other Transaction Documents, and the Transactions are fair to, and in the best interest of, ENLC and the holders of ENLC Common Units other than GIP III Stetson II, L.P. ("GIP Stetson II") and its affiliates, and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, the issuance by ENLC of ENLC Common Units as Merger Consideration (the "ENLC Merger Issuance"), the issuance by ENLC of a new class of limited liability company interests pursuant to the Transaction Documents (the "ENLC Class C Issuance"), and the issuance by ENLC of ENLC Common Units upon exchange of ENLK Series B Units pursuant to the Transaction Documents (the "ENLC Exchange Issuance" and, together with the ENLC Merger Issuance and the ENLC Class C Issuance, the "ENLC Unit Issuance"), which approval constituted "Special Approval" under the First Amended and Restated Operating Agreement of ENLC, dated as of March 7, 2014 (the "ENLC Operating Agreement"). The ENLC Conflicts Committee also recommended that the ENLC Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the ENLC Unit Issuance, and determined to recommend that the holders of ENLC Common Units approve the ENLC Unit Issuance. On October 21, 2018, the ENLC Board, acting upon the recommendation of the ENLC Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the ENLC Common Unit Issuance, are in the best interest of ENLC and the holders of ENLC Common Units, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, (iii) authorized, pursuant to the ENLC Operating Agreement, GIP Stetson II, as the holder of the majority of the outstanding ENLC Common Units, to act by written consent with respect to its approval of the ENLC Unit Issuance, (iv) directed that the ENLC Unit Issuance be submitted for approval by GIP Stetson II, in its capacity as the holder of a majority of the outstanding ENLC Common Units (the "ENLC Majority Holder"), and (v) determined to recommend that the ENLC Majority Holder approve the ENLC Unit Issuance. Concurrently with the execution of the Merger Agreement, the ENLC Majority Holder approved the ENLC Unit Issuance by written consent (the "ENLC Written Consent"). The ENLC Written Consent constitutes the requisite approval of the holders of ENLC Common Units under Rule 312.03(c) of the Listed Company Manual of the New York Stock Exchange (the "NYSE") to approve the ENLC Unit Issuance.

              We cannot complete the Merger unless the ENLK Voting Unitholders approve the ENLK Merger Proposal. Accordingly, your vote is very important regardless of the number of ENLK Common Units and/or ENLK Series B Units you own. Voting instructions are set forth inside this joint information statement/proxy statement/prospectus.

              The ENLK Conflicts Committee and the ENLK Board each recommend that the ENLK Voting Unitholders vote "FOR" the ENLK Merger Proposal. The ENLK Board recommends that the ENLK Voting Unitholders vote "FOR" the ENLK Adjournment Proposal. ENLK Voting Unitholders should be aware that some of EGP's directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ENLK Voting Unitholders. See "Certain Relationships; Interests of Certain Persons in the Merger."

              This joint information statement/proxy statement/prospectus provides you with detailed information about the proposed Transactions and related matters. ENLK encourages you to read the entire document carefully. In particular, please read "Risk Factors" beginning on page 21 of this joint information statement/proxy statement/prospectus for a discussion of risks relevant to the Transactions and ENLC's business following the Transactions.

              The Exchange Ratio is fixed and will not be adjusted on account of any change in price of either the ENLC Common Units or ENLK Common Units prior to completion of the Merger. Upon the closing of the Merger, it is estimated that former ENLK Common Unitholders and current ENLC Unitholders will own approximately 62.7% and 37.3%, respectively, of the ENLC Common Units.

              The ENLC Common Units are listed on the NYSE under the symbol "ENLC," and the ENLK Common Units are listed on the NYSE under the symbol "ENLK." The last reported sale price of the ENLC Common Units on the NYSE on December 7, 2018 was $11.53 per unit. The last reported sale price of the ENLK Common Units on the NYSE on December 7, 2018 was $13.34 per unit.

Michael J. Garberding
 President and Chief Executive Officer
EnLink Midstream GP, LLC

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the joint information statement/proxy statement/prospectus or has determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

              All information in this document concerning ENLC has been furnished by ENLC. All information in this document concerning ENLK has been furnished by ENLK. ENLC has represented to ENLK, and ENLK has represented to ENLC, that the information furnished by and concerning it is true and correct in all material respects.

              The joint information statement/proxy statement/prospectus is dated December 10, 2018 and is first being mailed or otherwise delivered to the ENLK Voting Unitholders on or about December 10, 2018.

Dallas, Texas
December 10, 2018

Notice of Special Meeting of Unitholders
To Be Held on January 23, 2019

To the Unitholders of EnLink Midstream Partners, LP:

        A special meeting (the "ENLK Unitholder Meeting") of the holders of common units representing limited partner interests ("ENLK Common Units") in EnLink Midstream Partners, LP ("ENLK") and holders of Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK ("ENLK Series B Units") will be held on January 23, 2019 at 10:00 a.m., Central Time, at 1722 Routh Street, First Floor Conference Center, Dallas, Texas 75201, for the following purposes:

  •
  to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 21, 2018 (the "Merger Agreement"), by and among EnLink Midstream, LLC ("ENLC"), EnLink Midstream Manager, LLC, the managing member of ENLC ("EMM"), NOLA Merger Sub, LLC, a wholly-owned subsidiary of ENLC ("Merger Sub"), ENLK, and EnLink Midstream GP, LLC, the general partner of ENLK ("EGP"), pursuant to which Merger Sub, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, will merge with and into ENLK (the "Merger"), with ENLK surviving as a subsidiary of ENLC (the "ENLK Merger Proposal"); and

  •
  to consider and vote upon a proposal to approve the adjournment of the ENLK Unitholder Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the ENLK Unitholder Meeting to approve the above proposal (the "ENLK Adjournment Proposal").

        Pursuant to the Ninth Amended and Restated Agreement of Limited Partnership of ENLK, dated as of September 21, 2017, as amended (the "ENLK Partnership Agreement"), approval of the ENLK Merger Proposal requires the affirmative vote of holders of at least a majority of the ENLK Common Units and ENLK Series B Units issued and outstanding and entitled to vote on the approval of the ENLK Merger Proposal, voting together as a single class (collectively, the "ENLK Voting Units," and such holders of ENLK Voting Units, the "ENLK Voting Unitholders"). If a quorum is present at the ENLK Unitholder Meeting, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the ENLK Voting Units issued and outstanding and entitled to vote. If a quorum is not present, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the outstanding ENLK Voting Units represented either in person or by proxy at the ENLK Unitholder Meeting. Abstentions will have the same effect as votes against the ENLK Merger Proposal and the ENLK Adjournment Proposal. Assuming there is a quorum, failures to vote and broker non-votes (if any) will have the same effect as votes against the ENLK Merger Proposal and the ENLK Adjournment Proposal. If no quorum is present, broker non-votes (if any) will have the same effect as votes against the ENLK Merger Proposal and the ENLK Adjournment Proposal, but failures to vote will have no effect on the ENLK Adjournment Proposal.

        Concurrently with the execution of the Merger Agreement, ENLK entered into (i) a Support Agreement, among GIP III Stetson I, L.P. ("GIP Stetson I"), ENLC, Acacia Natural Gas Corp I, Inc.,

a wholly-owned subsidiary of ENLC ("Acacia"), EnLink Midstream, Inc., a wholly-owned subsidiary of ENLC ("EMI," and together with GIP Stetson I and Acacia, the "Supporting Common Unitholders"), and ENLK, pursuant to which GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed, among other things, to vote their ENLK Common Units in favor of the approval of the ENLK Merger Proposal, and (ii) a Support Agreement, among Enfield Holdings, L.P. ("Enfield," and together with the Supporting Common Unitholders, the "Supporting Voting Unitholders"), TPG VII Management, LLC, WSEP Egypt Holdings, LP, WSIP Egypt Holdings, LP, and ENLK, pursuant to which Enfield agreed, among other things, to vote its ENLK Series B Units in favor of the approval of the ENLK Merger Proposal. The Supporting Voting Unitholders collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

        We cannot complete the Merger unless the ENLK Voting Unitholders approve the ENLK Merger Proposal. Accordingly, your vote is very important regardless of the number of ENLK Common Units and/or ENLK Series B Units you own.

        On October 21, 2018, the Conflicts Committee (the "ENLK Conflicts Committee") of the Board of Directors of EGP (the "ENLK Board") unanimously determined that the Merger Agreement and the transactions contemplated thereby and by the other documents contemplated by the Merger Agreement (collectively with the Merger Agreement, the "Transaction Documents"), including the Merger (collectively, the "Transactions"), are fair and reasonable to, and in the best interest of, ENLK and the holders of ENLK Common Units other than EGP, ENLC, GIP Stetson I, and their respective affiliates (the "ENLK Unaffiliated Unitholders"), and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, which approval constituted "Special Approval" under the ENLK Partnership Agreement. The ENLK Conflicts Committee also recommended that the ENLK Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the Merger, and resolved, and recommended that the ENLK Board resolve, to recommend that the ENLK Voting Unitholders approve the Merger Agreement. On October 21, 2018, the ENLK Board, acting upon the recommendation of the ENLK Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, are in the best interest of ENLK and the ENLK Unaffiliated Unitholders, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, and directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders, and (iii) determined to recommend that the ENLK Voting Unitholders approve the Merger Agreement. For more information regarding the recommendation of the ENLK Conflicts Committee, see "The Merger—Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions."

        ENLK Voting Unitholders should be aware that some of EGP's directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests they may have as ENLK Voting Unitholders. See "Certain Relationships; Interests of Certain Persons in the Merger."

        Only ENLK Voting Unitholders of record at the close of business on December 18, 2018, the record date for the ENLK Unitholder Meeting, are entitled to notice of and to vote at the ENLK Unitholder Meeting. We are commencing our solicitation of proxies on or about December 10, 2018, which is before the record date of December 18, 2018. We will continue to solicit proxies until the January 23, 2019 ENLK Unitholder Meeting. Each ENLK Voting Unitholder of record on December 18, 2018 who has not yet received a joint information statement/proxy statement/prospectus prior to that date will receive a joint information statement/proxy statement/prospectus and have the opportunity to vote on the matters described in the joint information statement/proxy statement/prospectus. Proxies delivered prior to the record date will be valid and effective so long as the ENLK Voting Unitholder providing the proxy is a holder of record on December 18, 2018, the record date. If you are not a holder of record on the record date, any proxy you deliver will be invalid and will not be counted at the ENLK Unitholder Meeting. If you deliver a proxy prior to the record date and remain a holder on the record date, you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of ENLK Voting Units you own on the record date even if that number is different from the number of ENLK Voting Units you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective. A list of unitholders entitled to vote at the ENLK Unitholder Meeting will be available for inspection at ENLK's offices in Dallas, Texas for any purpose relevant to the ENLK Unitholder Meeting during normal business hours for a period of ten days before the meeting and at the ENLK Unitholder Meeting. References to the ENLK Unitholder Meeting in this joint information statement/proxy statement/prospectus are to such special meeting as may be adjourned or postponed from time to time.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY IN ONE OF THE FOLLOWING WAYS. If you hold your units in the name of a bank, broker, or other nominee, you should follow the instructions provided by your bank, broker, or nominee when submitting instructions to cause your ENLK Voting Units to be voted. If you hold your units in your own name, you may submit your proxy by:

  •
  using the toll-free telephone number shown on the proxy card;

  •
  using the Internet website shown on the proxy card; or

  •
  marking signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

Submitting a proxy now will not limit your right to vote at the ENLK Unitholder Meeting if you decide to attend in person. If you plan to attend the ENLK Unitholder Meeting and wish to vote in person, you will be given a ballot at the ENLK Unitholder Meeting.

        The enclosed joint information statement/proxy statement/prospectus provides a detailed description of the Merger and the Merger Agreement. You are urged to read this joint information statement/proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the merger or this joint information statement/proxy statement/prospectus, would like additional copies or need help voting your ENLK Voting Units, please contact ENLK's proxy solicitor:

1407 Broadway, 27th Floor
New York, New York 10018
 Call Toll-Free (800) 322-2885
(212) 929-5500 (Call Collect)
Email: proxy@mackenziepartners.com

        By order of the Board of Directors of EnLink Midstream GP, LLC, as the general partner of EnLink Midstream Partners, LP.

Michael J. Garberding
 President and Chief Executive Officer
EnLink Midstream GP, LLC

1722 ROUTH ST., SUITE 1300, DALLAS, TEXAS 75201

NOTICE OF ACTION BY WRITTEN CONSENT OF UNITHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Unitholders of EnLink Midstream, LLC:

        We are furnishing the attached joint information statement/proxy statement/prospectus to the holders of common units (the "ENLC Common Units," and such holders of ENLC Common Units, "ENLC Unitholders") in EnLink Midstream, LLC ("ENLC"), pursuant to the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), in connection with a written consent in lieu of a special meeting (the "ENLC Written Consent"), dated as of October 21, 2018, executed and delivered by GIP III Stetson II, L.P. (the "ENLC Majority Holder"), which holds a majority of the ENLC Common Units issued and outstanding and entitled to vote on the ENLC Unit Issuance (as defined below).

        The ENLC Written Consent was delivered concurrently with the execution of the Agreement and Plan of Merger, dated as of October 21, 2018 (the "Merger Agreement"), by and among ENLC, EnLink Midstream Manager, LLC, the managing member of ENLC, NOLA Merger Sub, LLC, a wholly-owned subsidiary of ENLC ("Merger Sub"), ENLK, and EnLink Midstream GP, LLC, the general partner of ENLK, pursuant to which Merger Sub, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, will merge with and into ENLK (the "Merger"), with ENLK surviving as a subsidiary of ENLC.

        As more fully described in the accompanying joint information statement/proxy statement/prospectus, the ENLC Majority Holder approved and consented to the issuance by ENLC of ENLC Common Units as merger consideration (the "ENLC Merger Issuance"), the issuance by ENLC of a new class of limited liability company interests pursuant to certain agreements contemplated by the Merger Agreement (the "Transaction Documents," and such issuance, the "ENLC Class C Issuance"), and the issuance by ENLC of ENLC Common Units upon exchange of Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK (collectively, the "ENLK Series B Units") pursuant to the Transaction Documents (the "ENLC Exchange Issuance" and, together with the ENLC Merger Issuance and the ENLC Class C Issuance, the "ENLC Unit Issuance"). The ENLC Written Consent constitutes the requisite approval of the ENLC Unitholders under Rule 312.03(c) of the Listed Company Manual of the New York Stock Exchange to approve the ENLC Unit Issuance.

        As described in this joint information statement/proxy statement/prospectus, the actions taken pursuant to the ENLC Written Consent (the "Actions") have already been approved by the ENLC Majority Holder. Pursuant to Rule 14c-2 of the Exchange Act, the Actions will become effective on or after December 30, 2018, which is 20 calendar days following the date we first mail the joint information statement/proxy statement/prospectus to the ENLC Unitholders. Accordingly, ENLC is not soliciting your proxy or consent in connection with the matters discussed in the joint information statement/proxy statement/prospectus.

        You are urged to read the joint information statement/proxy statement/prospectus in its entirety.

        The joint information statement/proxy statement/prospectus is first being mailed to ENLC Unitholders on or about December 10, 2018.

        THE JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS. THIS IS NOT A NOTICE OF A MEETING OF UNITHOLDERS AND NO UNITHOLDER MEETING WILL BE HELD TO CONSIDER THE ENLC UNIT ISSUANCE.

        By order of the Board of Directors of EnLink Midstream Manager, LLC, in its capacity as the managing member of EnLink Midstream, LLC.

Michael J. Garberding
 President and Chief Executive Officer
EnLink Midstream Manager, LLC

IMPORTANT NOTE ABOUT THIS JOINT INFORMATION STATEMENT/PROXY
STATEMENT/PROSPECTUS

        This joint information statement/proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC constitutes a proxy statement of ENLK under Section 14(a) of the Exchange Act with respect to the solicitation of proxies for the special meeting of the ENLK Voting Unitholders to, among other things, approve the Merger Agreement. This joint information statement/proxy statement/prospectus is also a prospectus of ENLC under the Securities Act for ENLC Common Units that will be issued to ENLK Public Unitholders in the Merger pursuant to the Merger Agreement, and an information statement of ENLC under Section 14(c) of the Exchange Act, informing the ENLC Unitholders of the approval of the ENLC Unit Issuance pursuant to the ENLC Written Consent before the ENLC Unit Issuance occurs upon the effectiveness of the Merger.

        As permitted under the rules of the SEC, this joint information statement/proxy statement/prospectus incorporates by reference important business and financial information about ENLC and ENLK from other documents filed with the SEC that are not included in or delivered with this joint information statement/proxy statement/prospectus. Please read "Where You Can Find More Information" beginning on page 173. You can obtain any of the documents incorporated by reference into this document from the SEC's website at http://www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from ENLC or ENLK, as the case may be, at the following addresses and telephone numbers:

EnLink Midstream, LLC	EnLink Midstream Partners, LP
1722 Routh St., Suite 1300	1722 Routh St., Suite 1300
Dallas, Texas 75201	Dallas, Texas 75201
Attention: Investor Relations	Attention: Investor Relations
Telephone: (214) 953-9500	Telephone: (214) 953-9500

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this joint information statement/proxy statement/prospectus.

        You may obtain certain of these documents at ENLC's and ENLK's website, www.enlink.com. Information contained on ENLC's and ENLK's website is expressly not incorporated by reference into this joint information statement/proxy statement/prospectus.

        In order to receive timely delivery of requested documents in advance of the ENLK Unitholder Meeting, your request should be received no later than January 15, 2019. If you request any documents, ENLC or ENLK, as applicable, will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

        ENLC and ENLK have not authorized anyone to give any information or make any representation about the Transactions, ENLC, or ENLK that is different from, or in addition to, that contained in this joint information statement/proxy statement/prospectus or in any of the materials that have been incorporated by reference into this joint information statement/proxy statement/prospectus. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint information statement/proxy statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint information statement/proxy statement/prospectus does not extend to you. The information contained in this joint information statement/proxy statement/prospectus speaks only as of the date of this joint information statement/proxy statement/prospectus, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. All information in this document concerning ENLC has been furnished by ENLC. All information in this document concerning ENLK has been furnished by ENLK. ENLC has represented to ENLK, and ENLK has represented to ENLC, that the information furnished by and concerning it is true and correct in all material respects.

DEFINITIONS	iv
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ENLK UNITHOLDER MEETING	ix
SUMMARY	1
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF ENLC AND ENLK	14
UNAUDITED COMPARATIVE AND PRO FORMA PER UNIT INFORMATION	18
RISK FACTORS	21
Risks Related to the Transactions	21
Tax Risks Related to the Merger and the Ownership of ENLC Common Units	27
Risks Related to ENLC's Business and an Investment in ENLC	29
Risks Related to ENLK's Business	29
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	30
THE PARTIES TO THE MERGER	31
EnLink Midstream, LLC	31
EnLink Midstream Manager, LLC	31
EnLink Midstream Partners, LP	31
EnLink Midstream GP, LLC	32
NOLA Merger Sub, LLC	32
THE MERGER	33
Effects of the Merger	33
Background of the Merger	34
Recommendation of the ENLC Conflicts Committee and Its Reasons for Recommending Approval of the Transactions	50
Opinion of Barclays—Financial Advisor to the ENLC Conflicts Committee	53
Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions	65
Opinion of Evercore—Financial Advisor to the ENLK Conflicts Committee	70
The Written Consent of Certain ENLC Unitholders	83
Unaudited Projected Financial Information	83
Accounting Treatment	86
No Dissenters' or Appraisal Rights	86
Listing of ENLC Common Units to be Issued in the Merger; Delisting and Deregistration of ENLK Common Units	86
Regulatory Approvals Required for the Merger	86
INFORMATION ABOUT THE ENLK UNITHOLDER MEETING AND VOTING	87
Date, Time, and Place	87
Purpose	87
Record Date and Quorum Requirement	87
Submitting a Proxy Card	88
Submitting a Proxy via Telephone or Internet	88
Revoking Your Proxy	88
Questions and Additional Information	88
Voting at the ENLK Unitholder Meeting	89
Vote Required; How ENLK Common Units are Voted	89
Units Beneficially Owned by EGP Directors and Officers	89
Proxy Solicitation	89
Adjournment	90

i

DEFINITIONS

        The following terms have the meanings set forth below for purposes of this joint information statement/proxy statement/prospectus, unless the context otherwise indicates:

  •
  "Acacia" shall mean Acacia Natural Gas Corp I, Inc., a Delaware corporation.

  •
  "Amended ENLC Operating Agreement" shall mean the Second Amended and Restated Operating Agreement of ENLC to be executed as of the Effective Time, substantially in the form attached to the Preferred Restructuring Agreement.

  •
  "Amended ENLK Partnership Agreement" shall mean the Tenth Amended and Restated Agreement of Limited Partnership of ENLK to be executed as of the Effective Time, substantially in the form attached to the Preferred Restructuring Agreement.

  •
  "Devon" shall mean Devon Energy Corporation, a Delaware corporation.

  •
  "Delaware LP Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.

  •
  "DLLCA" shall mean the Delaware Limited Liability Company Act, as amended.

  •
  "EGP" shall mean EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of ENLK.

  •
  "EGP LLC Agreement" shall mean the Fourth Amended and Restated Limited Liability Company Agreement of EGP, dated as of July 18, 2018, as further amended from time to time after the execution date of the Merger Agreement in accordance with the Merger Agreement.

  •
  "EMI" shall mean EnLink Midstream, Inc., a Delaware corporation.

  •
  "EMM" shall mean EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of ENLC.

  •
  "Enfield" shall mean Enfield Holdings, L.P., a Delaware limited partnership.

  •
  "Enfield Support Agreement" shall mean the Support Agreement, dated as of October 21, 2018, by and among ENLK, Enfield, TPG, and the Goldman Parties.

  •
  "ENLC" shall mean EnLink Midstream, LLC, a Delaware limited liability company.

  •
  "ENLC Board" shall mean the Board of Directors of EMM.

  •
  "ENLC Class C Common Units" shall mean the "Class C Common Units," as such term is defined in the Amended ENLC Operating Agreement.

  •
  "ENLC Class C Issuance" shall mean the issuance by ENLC of ENLC Class C Common Units pursuant to the Preferred Restructuring Agreement and the Amended ENLC Operating Agreement.

  •
  "ENLC Common Units" shall mean the "Common Units," as such term is defined in the ENLC Operating Agreement.

  •
  "ENLC Conflicts Committee" shall mean the conflicts committee of the ENLC Board.

  •
  "ENLC Equity Award" shall mean an award with respect to ENLC Common Units that is outstanding under the ENLC Long-Term Incentive Plan immediately prior to the Effective Time.

  •
  "ENLC Exchange Issuance" shall mean the issuance by ENLC of ENLC Common Units upon exchange of ENLK Series B Units pursuant to the Amended and Restated Partnership Agreement and the Amended ENLC Operating Agreement.

  •
  "ENLC Group" shall mean EMM, ENLC, and ENLC's subsidiaries (other than ENLK and its subsidiaries).

  •
  "ENLC Long-Term Incentive Plan" shall mean the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended from time to time.

  •
  "ENLC Majority Holder" shall mean GIP Stetson II, in its capacity as the holder of a majority of the ENLC Common Units issued and outstanding and entitled to vote on the ENLC Unit Issuance.

  •
  "ENLC Merger Issuance" shall mean the issuance of ENLC Common Units pursuant to the Merger.

  •
  "ENLC Operating Agreement" shall mean the First Amended and Restated Operating Agreement of ENLC, dated as of March 7, 2014, as further amended from time to time after the execution date of the Merger Agreement in accordance with the Merger Agreement.

  •
  "ENLC Performance Unit" shall mean a performance-based "Restricted Incentive Unit," as defined in the ENLC Long-Term Incentive Plan.

  •
  "ENLC Public Unitholder" shall mean holders of ENLC Public Units.

  •
  "ENLC Public Units" shall mean ENLC Common Units other than the ENLC Common Units held directly or indirectly by GIP Stetson II or its affiliates.

  •
  "ENLC Replacement Option Award" shall mean an award with respect to ENLC Common Units that is issued upon conversion of each ENLK Equity Award consisting of an ENLK Unit Option.

  •
  "ENLC Replacement PU Award" shall mean an award with respect to ENLC Common Units that is issued upon conversion of each ENLK Equity Award consisting of ENLK Performance Units.

  •
  "ENLC Replacement RIU Award" shall mean an award with respect to ENLC Common Units that is issued upon conversion of each ENLK Equity Award of ENLK Restricted Incentive Units.

  •
  "ENLC Unitholder" shall mean a holder of ENLC Common Units.

  •
  "ENLC Unitholder Approval" shall mean the affirmative vote or written consent of at least a majority of the votes cast on the ENLC Unit Issuance pursuant to the Merger.

  •
  "ENLC Unit Issuance" shall mean, collectively, the ENLC Merger Issuance, the ENLC Class C Issuance, and the ENLC Exchange Issuance.

  •
  "ENLC Written Consent" shall mean the written consent in lieu of a special meeting, dated as of October 21, 2018, executed and delivered by the ENLC Majority Unitholder.

  •
  "EnLink" shall mean ENLC and ENLK, collectively.

  •
  "ENLK" shall mean EnLink Midstream Partners, LP, a Delaware limited partnership.

  •
  "ENLK Adjournment Proposal" shall mean the proposal by EGP to approve the adjournment of the ENLK Unitholder Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the ENLK Unitholder Meeting to approve the ENLK Merger Proposal.

  •
  "ENLK Board" shall mean the Board of Directors of EGP.

  •
  "ENLK Common Unitholder" shall mean a holder of ENLK Common Units.

v

  •
  "ENLK Common Units" shall mean the "Common Units," as such term is defined in the ENLK Partnership Agreement.

  •
  "ENLK Conflicts Committee" shall mean the conflicts committee of the ENLK Board.

  •
  "ENLK Equity Award" shall mean an award with respect to ENLK Common Units that is outstanding under the ENLK Long-Term Incentive Plan immediately prior to the Effective Time.

  •
  "ENLK Group" shall mean ENLK and its subsidiaries.

  •
  "ENLK Long-Term Incentive Plan" shall mean the EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended from time to time.

  •
  "ENLK Merger Proposal" shall mean the proposal by EGP to approve the Merger Agreement, which is to be considered for a vote of the ENLK Voting Unitholders at the ENLK Unitholder Meeting.

  •
  "ENLK Operating Partnership" shall mean EnLink Midstream Operating, LP, a Delaware limited partnership.

  •
  "ENLK Partnership Agreement" shall mean the Ninth Amended and Restated Agreement of Limited Partnership of ENLK, dated as of September 21, 2017, as amended by Amendment No. 1 to the Ninth Amended and Restated Agreement of Limited Partnership of ENLK, dated as of December 12, 2017, and as further amended from time to time after the execution date of the Merger Agreement in accordance with the Merger Agreement.

  •
  "ENLK Performance Unit" shall mean a performance-based "Restricted Incentive Unit," as defined in the ENLK Long-Term Incentive Plan.

  •
  "ENLK Public Unitholder" shall mean a holder of ENLK Public Units.

  •
  "ENLK Public Units" shall mean the ENLK Common Units other than the ENLK Common Units held directly or indirectly by the ENLC Group or by ENLK.

  •
  "ENLK Restricted Incentive Unit" shall mean a "Restricted Incentive Unit," as defined in the ENLK Long-Term Incentive Plan, other than a ENLK Performance Unit.

  •
  "ENLK Series B Unitholder" shall mean a holder of ENLK Series B Units.

  •
  "ENLK Series B Units" shall mean ENLK's Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK.

  •
  "ENLK Series C Units" shall mean ENLK's Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in ENLK.

  •
  "ENLK Support Agreement" shall mean the Support Agreement, dated as of October 21, 2018, by and among ENLK, GIP Stetson I, ENLC, Acacia, and EMI.

  •
  "ENLK Unaffiliated Unitholders" shall mean ENLK Common Unitholders other than EGP, ENLC, GIP Stetson I, and their respective affiliates.

  •
  "ENLK Unaffiliated Units" shall mean the ENLK Public Units other than the ENLK Common Units held by GIP Stetson I and its affiliates.

  •
  "ENLK Unitholder" shall mean a holder of ENLK Common Units and/or ENLK Series B Units.

  •
  "ENLK Unitholder Approval" shall mean the approval of the ENLK Merger Proposal by the affirmative vote of the holders of a majority of the ENLK Common Units and ENLK Series B

    Units issued and outstanding and entitled to vote on the approval of the ENLK Merger Proposal, voting as a single class.

  •
  "ENLK Unitholder Meeting" shall mean the special meeting of the ENLK Unitholders described in this joint information statement/proxy statement/prospectus at which the ENLK Unitholders will vote on the ENLK Merger Proposal and ENLK Adjournment Proposal.

  •
  "ENLK Unit Option" shall mean an ENLK Equity Award consisting of an "Option," as such term is defined in the ENLK Long-Term Incentive Plan.

  •
  "ENLK Voting Unitholders" shall mean, collectively, the holders of ENLK Common Units and the holder(s) of ENLK Series B Units.

  •
  "ENLK Voting Units" shall mean, collectively, the ENLK Common Units and the ENLK Series B Units.

  •
  "EOGP" shall mean EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership.

  •
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  •
  "Exchange Ratio" shall mean 1.15 ENLC Common Units for each ENLK Public Unit.

  •
  "FTC" shall mean the Federal Trade Commission.

  •
  "GIP" shall mean Global Infrastructure Management, LLC, a Delaware limited liability company and an independent infrastructure fund manager, itself, or its affiliates, including GIP Stetson.

  •
  "GIP Stetson" shall mean collectively, GIP Stetson I and GIP Stetson II.

  •
  "GIP Stetson I" shall mean GIP III Stetson I, L.P., a Delaware limited partnership and the sole member of EMM.

  •
  "GIP Stetson II" shall mean GIP III Stetson II, L.P., a Delaware limited partnership.

  •
  "GIP Support Agreement" shall mean the Support Agreement, dated as of October 21, 2018, by and among ENLK and GIP Stetson II.

  •
  "Goldman Parties" shall mean WSEP Egypt Holdings, LP, a Delaware limited partnership, and WSIP Egypt Holdings, LP., a Delaware limited partnership.

  •
  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  •
  "Incentive Distribution Rights" or "IDRs" shall mean an "Incentive Distribution Right," as defined in the ENLK Partnership Agreement.

  •
  "Merger" shall mean the merger of Merger Sub with and into ENLK, with ENLK as the sole surviving entity.

  •
  "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 21, 2018, by and among ENLC, EMM, Merger Sub, ENLK, and EGP.

  •
  "Merger Sub" shall mean NOLA Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ENLC.

  •
  "MLP" shall mean master limited partnership.

  •
  "NYSE" shall mean the New York Stock Exchange.

  •
  "Preferred Restructuring Agreement" shall mean the Preferred Restructuring Agreement, by and among EMM, ENLC, EGP, ENLK, Enfield, TPG VII Management, LLC, a Delaware limited liability company, WSEP Egypt Holdings, LP, a Delaware limited partnership, and WSIP Egypt Holdings, LP, a Delaware limited partnership.

  •
  "Pro Forma ENLC" shall mean ENLC, after giving effect to the Merger and the other Transactions.

  •
  "SEC" shall mean the United States Securities and Exchange Commission.

  •
  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  •
  "Support Agreements" shall mean, collectively, the ENLK Support Agreement, the Enfield Support Agreement, and the GIP Support Agreement.

  •
  "TPG" shall mean TPG VII Management, LLC, a Delaware limited liability company.

  •
  "Transaction Documents" shall mean the Merger Agreement, the Preferred Restructuring Agreement, the Support Agreements, and the other agreements contemplated by the Merger Agreement and the Preferred Restructuring Agreement.

  •
  "Transactions" shall mean the transactions contemplated by the Merger Agreement, including the Merger.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ENLK UNITHOLDER MEETING

        Important Information and Risks.    The following section provides brief answers to certain questions that you may have regarding the Merger Agreement and the ENLC Unit Issuance. Please note that this section does not address all issues that may be important to you as an ENLK Voting Unitholder or an ENLC Unitholder. Accordingly, you should carefully read this entire joint information statement/proxy statement/prospectus, including each of the annexes, and the documents that have been incorporated by reference into this joint information statement/proxy statement/prospectus. Please read "Where You Can Find More Information" beginning on page 173.

General Questions and Answers

Q:
Why am I receiving these materials?

A:
ENLC and ENLK have agreed that Merger Sub, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, will merge with and into ENLK, with ENLK surviving the Merger as a subsidiary of ENLC.

  Each of ENLC and ENLK is sending these materials to the ENLC Unitholders and the ENLK Voting Unitholders, as applicable, to furnish this joint information statement/proxy statement/prospectus with respect to the approval of the ENLC Unit Issuance by the ENLC Majority Holder, or to help the ENLK Voting Unitholders decide how to vote their ENLK Voting Units with respect to the ENLK Merger Proposal and/or the ENLK Adjournment Proposal.

  This document constitutes both a proxy statement of ENLK and an information statement and prospectus of ENLC. This document is a proxy statement because ENLK is soliciting proxies from the ENLK Voting Unitholders in connection with the approval of the ENLK Merger Proposal and/or the ENLK Adjournment Proposal. This document is an information statement because ENLC is furnishing information to the ENLC Unitholders in connection with the ENLC Written Consent executed by the ENLC Majority Holder to approve the ENLC Unit Issuance. This document is a prospectus because ENLC, in connection with the Merger, is offering ENLC Common Units in exchange for outstanding ENLK Public Units.

Q:
What will happen to ENLK as a result of the Merger?

A:
If the Merger is successfully completed, Merger Sub will be merged with and into ENLK, with ENLK surviving as a subsidiary of ENLC.

Q:
When will the Merger be completed? What conditions must be satisfied to complete the Transactions?

A:
ENLC and ENLK are working to complete the Merger as soon as possible. A number of conditions must be satisfied before ENLK and ENLC can complete the Transactions, including approval by holders of a majority of the outstanding ENLK Voting Units of the Merger Proposal and the expiration or termination of the waiting period applicable to the Transactions under the HSR Act. Although ENLC and ENLK cannot be sure when all of the conditions to the Merger will be satisfied, ENLC and ENLK expect to complete the Merger as soon as practicable following the ENLK Unitholder Meeting. See the section titled "The Merger Agreement—Conditions to Completion of the Merger." Assuming timely satisfaction of other closing conditions, the Merger is targeted to close on or about January 28, 2019.

Q:
What percentage of outstanding ENLC Common Units will ENLK Public Unitholders own after the successful consummation of the Merger?

A:
If the Merger is successfully completed, based on the number of ENLC Common Units and ENLK Common Units outstanding as of the date of this joint information statement/proxy statement/prospectus, the ENLC Common Units that the ENLK Public Unitholders receive in the Merger will collectively represent approximately 62.7% of the outstanding ENLC Common Units following completion of the Merger.

  In addition, upon the consummation of the Transactions and pursuant to the Preferred Restructuring Agreement, ENLC will issue to the ENLK Series B Unitholder(s) a number of ENLC Class C Common Units, a new class of non-economic common units representing limited liability company interests in ENLC, equal to the number of ENLK Series B Units held by the ENLK Series B Unitholder(s) at such time. Moreover, following the consummation of the Transactions, the ENLK Series B Units will be exchangeable, under certain conditions, for a number of ENLC Common Units equal to the product of the number of ENLK Series B Units being exchanged, multiplied by the Exchange Ratio (subject to certain adjustments), subject to the election of ENLK to instead redeem for cash any such ENLK Series B Units. The holders of the ENLC Class C Common Units will vote as a single class with the holders of ENLC Common Units on all matters on which ENLC Unitholders are entitled to vote. Each ENLC Class C Common Unit will be entitled to the number of votes equal to the number of ENLC Common Units into which an ENLK Series B Unit is then exchangeable. Upon any such exchange, a number of ENLC Class C Common Units equal to the number of ENLK Series B Units subject to such exchange will be cancelled. See "The Preferred Restructuring Agreement."

  Accordingly, upon the consummation of the Transactions and based upon the 58,728,994 ENLK Series B Units outstanding as of the date of this joint information statement/proxy statement/prospectus, the voting percentages with respect to matters to be voted upon by holders of ENLC Common Units and the ENLC Class C Common Units will be as follows: former holders of ENLK Common Units (55.9%), current holders of ENLC Common Units (33.3%), and holders of ENLC Class C Common Units (10.8%).

Q:
Who do I call if I have further questions about the Merger Agreement, the Merger, or the ENLC Unit Issuance?

A:
If ENLC Unitholders or ENLK Voting Unitholders have further questions or if they would like additional copies, without charge, of this document, they may call ENLC's or ENLK's Investor Relations Departments at 214-721-9696, or may contact MacKenzie Partners, Inc., which is acting as ENLK's proxy solicitation agent in connection with the ENLK Unitholder Meeting, by phone at 800-322-2885 (Toll-Free) or (212) 929-5500 (Call Collect) or via email at proxy@mackenziepartners.com.

Q.
What happens if the Transactions are not completed?

A.
If the Merger Proposal is not approved by holders of a majority of the outstanding ENLK Voting Units, or if the Transactions are not completed for any other reason, you will not receive the consideration for your ENLK Common Units in connection with the Transactions, you will continue to own the ENLK Common Units that you currently own, and the ENLK Common Units will continue to be listed on the NYSE.

Q.
What is "householding"?

A.
The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security

x

  holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially provides extra convenience for security holders and cost savings for companies.

  Banks, brokers, and other nominees may be participating in the practice of "householding" proxy statements and annual reports. As indicated in the notice provided by these banks, brokers, and other nominees to ENLK Voting Unitholders or ENLC Unitholders, as applicable, a single copy of this joint information statement/proxy statement/prospectus will be delivered to multiple ENLK Voting Unitholders or ENLC Unitholders, as applicable, sharing an address unless contrary instructions have been received from an affected ENLK Voting Unitholder or ENLC Unitholder, as applicable. Once you have received notice from your bank, broker, or other nominee that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you would prefer to receive separate copies of the joint information statement/proxy statement/prospectus either now or in the future, please contact your bank, broker, or other nominee, or contact ENLK or ENLC by written or oral request to ENLK or ENLC at the address and telephone number stated above, or, if you are an ENLK Voting Unitholder, contact MacKenzie Partners, Inc., ENLK's proxy solicitor.

Questions and Answers Specific to ENLK Voting Unitholders

Q.
When and where will the ENLK Unitholder Meeting be held?

A.
The ENLK Unitholder Meeting will be held on January 23, 2019, at 10:00 a.m., Central Time, at 1722 Routh Street, First Floor Conference Center, Dallas, Texas 75201.

Q.
Who is entitled to vote at the ENLK Unitholder Meeting?

A.
If you are an ENLK Voting Unitholder of record as of the close of business on December 18, 2018, the record date for the ENLK Unitholder Meeting, you may vote at the ENLK Unitholder Meeting. See the section titled "Information about the ENLK Unitholder Meeting and Voting" beginning on page 87 of this document.

Q.
What are ENLK Voting Unitholders being asked to vote on at the ENLK Unitholder Meeting?

A.
ENLK Voting Unitholders are being asked to consider and vote on the ENLK Merger Proposal and the ENLK Adjournment Proposal.

Q.
What ENLK Voting Unitholder approval is required to approve the ENLK Merger Proposal and the ENLK Adjournment Proposal?

A.
The approval of the ENLK Merger Proposal by ENLK requires the affirmative vote or consent of holders of a majority of the outstanding ENLK Voting Units issued and outstanding and entitled to vote on the ENLK Merger Proposal, provided a quorum is present. If a quorum is present at the ENLK Unitholder Meeting, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the outstanding ENLK Voting Units. If a quorum is not present, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the outstanding ENLK Voting Units represented either in person or by proxy at the ENLK Unitholder Meeting.

  Abstentions will have the same effect as votes against the ENLK Merger Proposal and/or the ENLK Adjournment Proposal. Assuming there is a quorum, failures to vote and broker non-votes (if any) will have the same effect as votes against the ENLK Merger Proposal and/or the ENLK Adjournment Proposal. If no quorum is present, broker non-votes (if any) will have the same effect as votes against the ENLK Merger Proposal and/or the ENLK Adjournment Proposal, but failures to vote will have no effect on the ENLK Adjournment Proposal. Your vote is important.

  Concurrently with the execution and delivery of the Merger Agreement, GIP Stetson I, ENLC, Acacia, and EMI entered into the ENLK Support Agreement with ENLK, pursuant to which GIP Stetson I, Acacia, and EMI (the "Supporting Common Unitholders") agreed to, among other things and while the ENLK Support Agreement remains in effect, vote the 94,660,600 ENLK Common Units, 68,248,199 ENLK Common Units, and 20,280,252 ENLK Common Units (representing, in the aggregate, approximately 44.5% of the outstanding ENLK Voting Units) held of record and beneficially by each of the Supporting Common Unitholders, respectively, in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

  In addition, concurrently with the execution of the Merger Agreement, Enfield, TPG, and the Goldman Parties (collectively, the "Enfield Parties"), and ENLK entered into the Enfield Support Agreement, pursuant to which, among other things and while the Enfield Support Agreement remains in effect, Enfield agreed to vote the ENLK Series B Units that it held as of such time and any additional ENLK Series B Units it acquired in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal. Enfield holds 58,728,994 ENLK Series B Units of record (representing approximately 14.3% of the outstanding ENLK Voting Units).

  The Supporting Common Unitholders and Enfield (collectively, the "Supporting Voting Unitholders") collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

Q.
What constitutes a quorum for the ENLK Unitholder Meeting?

A.
The presence, in person or by proxy, of ENLK Voting Unitholders representing a majority of the ENLK Voting Units outstanding on December 18, 2018, the record date for the ENLK Unitholder Meeting, will constitute a quorum for the ENLK Unitholder Meeting.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your ENLK Voting Units. The written document describing the matters to be considered and voted on at the ENLK Unitholder Meeting is called a "proxy statement." A "proxy card" is a document used to designate a proxy to vote your ENLK Voting Units.

Q.
How do I submit my proxy for the ENLK Unitholder Meeting?

A.
If you are an ENLK Voting Unitholder of record, you may submit a proxy via the Internet, by phone, or by mail. If you hold your ENLK Common Units in "street name" with a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. See the section titled "Information about the ENLK Unitholder Meeting and Voting" beginning on page 87 of this document.

  Regardless of how you choose to vote, the individuals named on the enclosed proxy card will vote your ENLK Voting Units in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your ENLK Voting Units should be voted "FOR" or "AGAINST," or whether you wish to "ABSTAIN" from voting, on the specific item of business to come before the ENLK Unitholder Meeting.

  See the section titled "Information about the ENLK Unitholder Meeting and Voting" beginning on page 87 of this document.

Q.
How many votes do I have?

A.
ENLK Common Unitholders have one vote per ENLK Common Unit on each proposal to be voted upon. In addition, for each proposal to be voted upon, ENLK Series B Unitholders have one vote for each ENLK Common Unit into which each ENLK Series B Unit is convertible based on the conversion rate in effect as of the close of business on the record date for the ENLK Unitholder Meeting, which conversion rate is currently one ENLK Common Unit for each ENLK Series B Unit.

Q.
If my ENLK Voting Units are held in street name by my bank, broker, or other nominee, will my bank, broker, or other nominee automatically vote my units for me?

A.
No. If your ENLK Voting Units are held in street name, you must instruct the broker, bank, or other nominee on how to vote your units. See the section titled "Information about the ENLK Unitholder Meeting and Voting" beginning on page 87 of this document.

Q.
What happens if I sell my ENLK Voting Units after the record date but before the ENLK Unitholder Meeting?

A.
If you transfer ENLK Voting Units after the record date but before the date of the ENLK Unitholder Meeting, you will retain your right to vote at the ENLK Unitholder Meeting.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
ENLK has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the ENLK Unitholder Meeting. MacKenzie Partners, Inc. will be paid approximately $30,000 by ENLK for these and other consulting, analytic, and advisory services in connection with the ENLK Unitholder Meeting. In addition, ENLK has agreed to reimburse MacKenzie Partners, Inc. for certain fees and expenses and will also indemnify MacKenzie Partners, Inc., its subsidiaries and their respective directors, officers, employees, and agents against certain claims, liabilities, losses, damages, and expenses. Forms of proxies and proxy materials may also be distributed through brokers, banks, and other nominees to the beneficial owners of ENLK Voting Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.

  Proxies also may be solicited by ENLK's and its affiliates' directors, officers, and employees by telephone, electronic mail, letter, facsimile, or in person, but no additional compensation will be paid to them.

Q.
How will I receive the Merger Consideration to which I am entitled?

A.
Promptly after the consummation of the Transactions, an exchange agent appointed by ENLC and reasonably acceptable to ENLK (the "Exchange Agent") will mail or provide to each ENLK Public Unitholder of record certain transmittal materials and instructions for use in effecting the surrender of ENLK Public Units to the Exchange Agent. If your ENLK Public Units are held in "street name" through a bank, broker, or other nominee, you should contact your bank, broker, or other nominee for instructions as to how to effect the surrender of your "street name" ENLK Public Units in exchange for the Merger Consideration.

Q.
Where can I find the voting results of the ENLK Unitholder Meeting?

A.
The preliminary voting results are expected to be announced at the ENLK Unitholder Meeting. In addition, within four business days following the certification of the final voting results, ENLK will file the final voting results with the SEC on a Current Report on Form 8-K.

Q.
May I change my proxy instructions after I have delivered my proxy card?

A.
If you are an ENLK Voting Unitholder of record on December 18, 2018, the record date for the ENLK Unitholder Meeting, you can change your proxy instructions within the regular voting deadlines by submitting a new proxy by telephone or via the Internet, executing and returning a later dated proxy card, or attending the ENLK Unitholder Meeting and voting in person. If you are an ENLK Voting Unitholder, you can revoke your proxy by delivering a written notice of your revocation to ENLK's Corporate Secretary at 1722 Routh Street, Suite 1300, Dallas, Texas 75201. If you hold your ENLK Common Units in street name, you should follow the instructions provided by your banker, broker, or other nominee. See the section titled "Information about the ENLK Unitholder Meeting and Voting" beginning on page 87 of this document.

Q.
What is the record date for the ENLK Unitholder Meeting?

A.
The record date for the ENLK Unitholder Meeting is December 18, 2018. Only ENLK Voting Unitholders at the close of business on the record date are entitled to notice of, and to vote at, the ENLK Unitholder Meeting.

Q.
What will ENLK Public Unitholders be entitled to receive in the Merger?

A.
Each ENLK Public Unitholder will be entitled to receive 1.15 ENLC Common Units in exchange for each ENLK Common Unit of such holder. No fractional ENLC Common Units will be issued in the Merger. All fractional ENLC Common Units that an ENLK Public Unitholder would otherwise be entitled to receive as merger consideration (after taking into account all ENLK Common Units held by such holder) will be aggregated and then, if a fractional ENLC Common Unit results from that aggregation, be rounded up to the nearest whole ENLC Common Unit. For additional information regarding exchange procedures, please read "The Merger Agreement—Merger Consideration."

Q.
Where will the ENLK Common Units and ENLC Common Units trade after the Merger?

A.
ENLK Common Units will no longer be publicly-traded following the Merger and will be delisted from the NYSE. The ENLC Common Units trade on the NYSE under the ticker symbol "ENLC". ENLC expects to obtain approval to list the ENLC Common Units to be issued in the Merger on the NYSE. Such approval (subject to official notice of issuance) is a condition to closing the Merger.

Q.
Will quarterly distributions be paid pending the consummation of the Transactions?

A.
Pursuant to the Merger Agreement, EGP is required to cause ENLK to pay regular quarterly cash distributions on the ENLK Common Units for each quarter following the signing of the Merger Agreement and before the closing of the Transactions in accordance with the ENLK Partnership Agreement and in the ordinary course of business consistent with past practice, including with respect to the timing of record dates and payment dates; provided, however, that, subject to applicable law, any such regular quarterly distribution will not be less than $0.39 per ENLK Common Unit without the separate determination and approval of the ENLK Conflicts Committee.

  In addition, EGP is required to designate the record date for the quarterly cash distribution related to the quarter immediately prior to the quarter in which the Merger occurs so that such record date precedes the Effective Time so as to permit the payment of such quarterly distribution to the ENLK Common Unitholders as of such record date. ENLC and ENLK expect the Merger to occur during the first quarter of 2019, and therefore, EGP will establish a record date, which date will occur prior to the Effective Time, for the quarterly cash distribution related to the fourth quarter of 2018 so that the ENLK Common Unitholders as of such record date will receive such distribution. If the Effective Date occurs prior to the payment of such distribution, ENLK will deposit with ENLK's transfer agent the amount of such unpaid distribution, and ENLC will cause the transfer agent to pay such distribution to such holders on the applicable payment date fixed by EGP. ENLK Common Unitholders will not receive distributions from both ENLK and ENLC for the same quarter. Please see "The Merger Agreement—Distributions."

Q:
What happens to distributions after the Merger?

  If the Merger is successfully consummated, all outstanding ENLK Public Units will be converted into the right to receive 1.15 ENLC Common Units and will no longer receive quarterly distributions from ENLK. For a description of the differences between the rights of ENLC Unitholders and the ENLK Common Unitholders, please read "Comparison of the Rights of ENLC Unitholders and ENLK Unitholders."

  Following the Merger, when distributions are approved and declared by EMM and paid by ENLC, former ENLK Common Unitholders will receive distributions on the ENLC Common Units they receive in the Merger in accordance with the Amended ENLC Operating Agreement to the extent such holders continue to hold such ENLC Common Units as of the applicable record date for such distribution.

Q.
How does each of the ENLK Conflicts Committee and the ENLK Board recommend that I vote?

A.
The ENLK Conflicts Committee unanimously determined that the Merger Agreement and Transactions, including the Merger, are fair and reasonable to, and in the best interest of, ENLK and the ENLK Unaffiliated Unitholders, and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, which approval constituted "Special Approval" under the ENLK Partnership Agreement. The ENLK Conflicts Committee also recommended that the ENLK Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the Merger, and resolved, and recommended that the ENLK Board resolve, to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

  The ENLK Board, acting upon the recommendation of the ENLK Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, are in the best interest of ENLK and the ENLK Unaffiliated Unitholders, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, and directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders, and (iii) determined to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

  Accordingly, each of the ENLK Conflicts Committee and the ENLK Board recommends that the ENLK Voting Unitholders vote "FOR" the ENLK Merger Proposal, and the ENLK Board recommends that the ENLK Voting Unitholders vote "FOR" the ENLK Adjournment Proposal.

  For more information regarding the recommendation of the ENLK Conflicts Committee, see "The Merger—Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions."

Q:
What are the expected material U.S. federal income tax consequences to an ENLK Common Unitholder as a result of the Merger?

A:
The receipt of ENLC Common Units in exchange for ENLK Common Units pursuant to the Merger Agreement will be a taxable transaction to U.S. Holders (as defined in the section titled "Material U.S. Federal Income Tax Consequences") for U.S. federal income tax purposes. As a result, a U.S. Holder will generally recognize (i) ordinary income to the extent of the U.S. Holder's share of depreciation recapture, other "unrealized receivables," and "inventory items" owned by ENLK and its subsidiaries and (ii) capital gain or capital loss equal to the difference between the U.S. Holder's amount realized and the sum of the U.S. Holder's tax basis in its ENLK Common Units and the amount of ordinary income recognized by the U.S. Holder as described in clause (i). A U.S. Holder's passive losses in respect of its ENLK Common Units that were not deductible by the U.S. Holder in prior taxable periods may become available to offset a portion of the gain recognized by such U.S. Holder. See the section titled "Material U.S. Federal Income Tax Consequences" for a more complete discussion of certain U.S. federal income tax consequences of the Merger.

Q:
What are the expected material U.S. federal income tax consequences for an ENLK Common Unitholder of the ownership of ENLC Common Units after the Merger is completed?

A:
ENLC is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by ENLC to an ENLC Unitholder who is a U.S. Holder will generally be included in such U.S. Holder's income as ordinary dividend income to the extent of ENLC's current or accumulated "earnings and profits," as determined under U.S. federal income tax principles. A portion of the cash distributed to ENLC Unitholders by ENLC after the Merger may exceed ENLC's current and accumulated earnings and profits. Distributions of cash in excess of ENLC's current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing a U.S. Holder's adjusted tax basis in such holder's ENLC Common Units and, to the extent the distribution exceeds such holder's adjusted tax basis, as capital gain from the sale or exchange of such ENLC Common Units (provided such ENLC Common Units are capital assets in the hands of the U.S. Holder). See the section titled "Material U.S. Federal Income Tax Consequences" for a more complete discussion of certain U.S. federal income tax consequences of owning and disposing of ENLC Common Units.

Q.
Are ENLK Common Unitholders entitled to appraisal rights in connection with the Merger?

A.
No. ENLK Common Unitholders do not have appraisal rights under applicable law or contractual appraisal rights under the ENLK Partnership Agreement or the Merger Agreement.

Questions and Answers Specific to ENLC Unitholders

Q.
Why did the ENLC Unit Issuance require approval of the ENLC Unitholders?

A.
Because ENLC Common Units are listed on the NYSE, ENLC is subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires unitholder approval prior to the issuance of ENLC Common Units, or securities convertible into or exercisable for ENLC Common Units, in any transaction or series of transactions if (i) the ENLC Common Units to be issued have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such ENLC Common Units or of securities convertible into or exercisable for ENLC Common Units, or (ii) the number of ENLC Common Units to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of ENLC Common Units outstanding before the issuance of ENLC Common Units or of securities convertible into or exercisable for ENLC Common Units.

  Upon completion of the Merger, the ENLC Common Units to be issued to ENLK Public Unitholders as consideration in the Merger would exceed 20% of both the voting power and number of ENLC Common Units outstanding before such issuance.

  As of October 21, 2018, ENLC had 181,294,967 ENLC Common Units issued and outstanding. Each ENLC Common Unit entitles its holder to one vote on each matter submitted to the ENLC Unitholders. As of the date of this joint information statement/proxy statement/prospectus, the ENLC Majority Holder was the record owner of approximately 63.7% of the total outstanding ENLC Common Units. Accordingly, the ENLC Majority Holder approved the ENLC Unit Issuance, which includes the issuance of all ENLC Common Units that are issuable as consideration in the Merger pursuant to the Merger Agreement, by executing the ENLC Written Consent.

  Because the ENLC Majority Holder, holding a majority of the outstanding ENLC Common Units as of the date of the ENLC Written Consent, which is record date with respect to such ENLC Written Consent, consented to the ENLC Unit Issuance, no other unitholder votes, consents, or actions will be required or obtained in connection with this information statement or the ENLC Unit Issuance.

Q.
Are ENLC Unitholders entitled to appraisal rights in connection with the Merger?

A.
No. ENLC Unitholders do not have appraisal rights under applicable law or contractual appraisal rights under the Merger Agreement.

SUMMARY

        This joint information statement/proxy statement/prospectus, along with a form of proxy, is first being mailed to each ENLK Unitholder and ENLC Unitholder on or about December 10, 2018. The following summary highlights some of the information in this joint information statement/proxy statement/prospectus and may not contain all of the information that may be important to you. Accordingly, you should read carefully this entire joint information statement/proxy statement/prospectus and the documents incorporated by reference to this joint information statement/proxy statement/prospectus. You may obtain information incorporated by reference in this joint information statement/proxy statement/prospectus without charge by following the instructions under "Where You Can Find More Information" on page 173.

Parties to the Merger (see page 31)

  EnLink Midstream, LLC

        ENLC is a publicly traded Delaware limited liability company formed in October 2013.

        ENLC's assets consist of equity interests in ENLK and EOGP. ENLK is a publicly traded limited partnership formed on July 12, 2002 and is engaged in the gathering, transmission, processing, and marketing of natural gas, natural gas liquids ("NGLs"), condensate, and crude oil, as well as providing crude oil, condensate, and brine services to producers. EOGP is a partnership held by ENLC and ENLK and is engaged in midstream services. As of December 4, 2018, ENLC's direct and indirect interests in ENLK and EOGP consisted of the following:

  •
  88,528,451 ENLK Common Units representing an aggregate 21.5% limited partner interest in ENLK, consisting of (i) 68,248,199 ENLK Common Units held by Acacia, a wholly-owned subsidiary of ENLC, and (ii) 20,280,252 ENLK Common Units held by EMI, a wholly-owned subsidiary of ENLC;

  •
  100% ownership interest in EGP (which is held by EMI), which owns a 0.4% general partner interest in ENLK and all of the Incentive Distribution Rights; and

  •
  16.1% limited partner interest in EOGP, which is held by EMI.

        On July 18, 2018, subsidiaries of Devon closed a transaction to sell all of their equity interests in ENLK, ENLC, and EMM to GIP Stetson. As a result of the transaction (the "GIP Acquisition"):

  •
  GIP Stetson I acquired all of the equity interests held by subsidiaries of Devon in ENLK and EMM, which amount to 100% of the outstanding limited liability company interests in EMM and approximately 23.0% of the outstanding limited partner interests in ENLK as of December 4, 2018;

  •
  GIP Stetson II acquired all of the equity interests held by subsidiaries of Devon in ENLC, which amount to approximately 63.7% of the ENLC Common Units in ENLC as of December 4, 2018; and

  •
  Through this transaction, GIP Stetson acquired control of (i) EMM, (ii) ENLC, and (iii) ENLK, as a result of ENLC's indirect ownership of EGP.

        The ENLC Common Units are traded on the NYSE under the symbol "ENLC."

  EnLink Midstream Manager, LLC

        EMM is a Delaware limited liability company formed in October 2013 and is the managing member of ENLC. EMM is responsible for conducting ENLC's business and managing its operations.

  EnLink Midstream Partners, LP

        ENLK is a publicly traded Delaware limited partnership formed in 2002. ENLK's business activities are conducted through its subsidiary, the ENLK Operating Partnership, and the subsidiaries of the ENLK Operating Partnership.

        ENLK primarily focuses on providing midstream energy services, including:

  •
  gathering, compressing, treating, processing, transporting, storing, and selling natural gas;

  •
  fractionating, transporting, storing, and selling NGLs; and

  •
  gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate, in addition to brine disposal services.

        The ENLK Common Units are traded on the NYSE under the symbol "ENLK."

  EnLink Midstream GP, LLC

        EGP is a Delaware limited liability company and is the general partner of ENLK and an indirect, wholly-owned subsidiary of ENLC. EGP is responsible for conducting ENLK's business and managing its operations.

  NOLA Merger Sub, LLC

        Merger Sub is a Delaware limited liability company and wholly-owned subsidiary of ENLC. Merger Sub was formed by ENLC solely for the purposes of effecting the Merger.

  Executive Offices of ENLC, EMM, ENLK, EGP, and Merger Sub

        The principal executive offices of ENLC, EMM, ENLK, EGP, and Merger Sub are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 and the telephone number of each of these entities is 214-953-9500.

Information about the ENLK Unitholder Meeting and Voting (see page 87)

  Date, Time, and Place

        The ENLK Unitholder Meeting will be held on January 23, 2019, at 10:00 a.m., Central Time, located at 1722 Routh Street, First Floor Conference Center, Dallas, Texas 75201.

  Purpose

        The ENLK Voting Unitholders will be asked to consider and vote upon the ENLK Merger Proposal and the ENLK Adjournment Proposal.

  Record Date; Unitholders Entitled to Vote

        EGP has fixed December 18, 2018, as the record date for the ENLK Unitholder Meeting. The ENLK Voting Unitholders at the close of business on the record date may vote at the ENLK Unitholder Meeting. We are commencing our solicitation of proxies on or about December 10, 2018, which is before the record date of December 18, 2018. We will continue to solicit proxies until the January 23, 2019 ENLK Unitholder Meeting. Each ENLK Voting Unitholder of record on December 18, 2018 who has not yet received a joint information statement/proxy statement/prospectus prior to that date will receive a joint information statement/proxy statement/prospectus and have the opportunity to vote on the matters described in the joint information statement/proxy statement/prospectus. Proxies delivered prior to the record date will be valid and effective so long as the ENLK

Voting Unitholder providing the proxy is a holder of record on December 18, 2018, the record date. If you are not a holder of record on the record date, any proxy you deliver will be invalid and will not be counted at the ENLK Unitholder Meeting. If you deliver a proxy prior to the record date and remain a holder on the record date, you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of ENLK Voting Units you own on the record date even if that number is different from the number of ENLK Voting Units you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective. ENLK Common Unitholders have one vote per ENLK Common Unit on each proposal to be voted upon. In addition, for each proposal to be voted upon, ENLK Series B Unitholders have one vote for each ENLK Common Unit into which each ENLK Series B Unit is convertible based on the conversion rate in effect as of the close of business on the record date for the ENLK Unitholder Meeting, which conversion rate is currently one ENLK Common Unit for each ENLK Series B Unit. As of the date of this joint information statement/proxy statement/prospectus, there were 353,105,507 ENLK Common Units and 58,728,994 ENLK Series B Units outstanding for a total of 411,834,501 ENLK Voting Units outstanding.

  How to Vote

        Votes may be cast in person at the ENLK Unitholder Meeting or by proxy.

  Required ENLK Unitholder Vote

        Concurrently with the execution of the Merger Agreement, ENLC, GIP Stetson I, Acacia, and EMI entered into the ENLK Support Agreement with ENLK, pursuant to which, GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed to, among other things and while the ENLK Support Agreement remains in effect, vote the 183,189,051 ENLK Common Units (representing approximately 44.5% of the outstanding ENLK Voting Units) held of record and beneficially by the Supporting Common Unitholders in favor of the approval of the ENLK Merger Proposal.

        The directors and executive officers of EMM and EGP beneficially own, collectively, 1,385,231 ENLK Common Units, representing approximately 0.4% of the outstanding ENLK Common Units. ENLK and ENLC currently expect that the directors and executive officers of EMM and EGP will vote their ENLK Common Units in favor of the approval of the ENLK Merger Proposal, although none of them has entered into any agreements obligating them to do so.

        In addition, concurrently with the execution of the Merger Agreement, the Enfield Parties and ENLK entered into the Enfield Support Agreement, pursuant to which, among other things and while the Enfield Support Agreement remains in effect, Enfield agreed to vote the ENLK Series B Units that it held as of such time and any additional ENLK Series B Units it acquired in favor of the approval of the ENLK Merger Proposal. Enfield holds 58,728,994 ENLK Series B Units of record (representing approximately 14.3% of the outstanding ENLK Voting Units).

        The Supporting Voting Unitholders collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

Recommendation of the ENLC Conflicts Committee and Its Reasons for Recommending Approval of the Transactions (see page 50)

        On October 21, 2018, the ENLC Conflicts Committee unanimously determined that the Merger Agreement, the other Transaction Documents, and the Transactions are fair to, and in the best interest of, ENLC and the holders of ENLC Public Units, and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger and the ENLC Unit Issuance, which approval constituted "Special Approval" under the ENLC Operating Agreement. The ENLC Conflicts Committee also recommended that the ENLC Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the ENLC Unit Issuance, and determined to recommend that the ENLC Unitholders approve the ENLC Unit Issuance. In evaluating the Merger Agreement, the other Transaction Documents, and the Transactions, the ENLC Conflicts Committee considered information supplied by management of EnLink, consulted with its legal and financial advisors, and considered a number of factors in reaching its determination, approval and recommendation.

        Later on October 21, 2018, the ENLC Board, acting upon the recommendation of the ENLC Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the ENLC Common Unit Issuance, are in the best interest of ENLC and the holders of ENLC Common Units, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, (iii) authorized, pursuant to the ENLC Operating Agreement, GIP Stetson II, as the ENLC Majority Holder, to act by written consent with respect to its approval of the ENLC Unit Issuance, (iv) directed that the ENLC Unit Issuance be submitted for approval by GIP Stetson II, in its capacity as the ENLC Majority Holder, and (v) determined to recommend that the ENLC Majority Holder approve the ENLC Unit Issuance. Concurrently with the execution of the Merger Agreement, the ENLC Majority Holder executed the ENLC Written Consent, which constitutes the requisite approval of the holders of ENLC Common Units under Rule 312.03(c) of the Listed Company Manual of the NYSE to approve the ENLC Unit Issuance.

        For a more complete discussion of these items, see "The Merger—Recommendation of the ENLC Conflicts Committee and Its Reasons for Recommending Approval of the Transactions."

Opinion of Barclays—Financial Advisor to the ENLC Conflicts Committee (see page 53)

        In connection with the Transactions, the ENLC Conflicts Committee received, on October 21, 2018, an oral opinion from Barclays Capital Inc. ("Barclays"), which was subsequently confirmed in writing, as to the fairness, as of the date of the opinion and based upon and subject to the qualifications, limitations and assumptions stated therein, from a financial point of view, to ENLC of the Exchange Ratio to be paid by ENLC in the Transactions.

        The full text of Barclays' written opinion, which is attached to this joint information statement/proxy statement/prospectus as Annex F, sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully and in its entirety. Barclays' opinion was provided for the information of the ENLC Conflicts Committee in connection with its evaluation of the Exchange Ratio to be paid by ENLC in the Transactions from a financial point of view and did not address any other aspects or implications of the Transactions. Barclays expressed no view as to, and its opinion does not in any manner address, the underlying business decision to proceed with or effect the Transactions, the likelihood of consummation of the Transactions, or the relative merits of the Transactions as compared to any other transaction or business strategy in which ENLC might engage. In addition, Barclays expressed no view as to, and Barclays' opinion did not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any parties to the Transactions, or any class of such persons, relative to the Exchange Ratio in the Transactions or otherwise. The summary of Barclays' opinion provided in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the full opinion. Barclays' opinion is not intended to be and does not constitute a recommendation to any unitholder of ENLC or any other person as to how such unitholder or other person should vote with respect to the Transactions.

        See "The Merger—Opinion of Barclays—Financial Advisor to the ENLC Conflicts Committee" beginning on page 53.

Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions (see page 65)

        On October 21, 2018, the ENLK Conflicts Committee unanimously determined that the Merger Agreement and Transactions, including the Merger, are fair and reasonable to, and in the best interest of, ENLK and the ENLK Unaffiliated Unitholders, and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, which approval constituted "Special Approval" under the ENLK Partnership Agreement. The ENLK Conflicts Committee also recommended that the ENLK Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the Merger, and resolved, and recommended that the ENLK Board resolve, to recommend that the ENLK Voting Unitholders approve the Merger Agreement. In evaluating the Merger Agreement, the other Transaction Documents, and the Transactions, the ENLK Conflicts Committee considered information supplied by management of EnLink, consulted with its legal and financial advisors, and considered a number of factors in reaching its determination, approval and recommendation.

        Later on October 21, 2018, the ENLK Board, acting upon the recommendation of the ENLK Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, are in the best interest of ENLK and the ENLK Unaffiliated Unitholders, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, and directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders, and (iii) determined to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

        Accordingly, each of the ENLK Conflicts Committee and the ENLK Board recommends that the ENLK Voting Unitholders vote "FOR" the ENLK Merger Proposal, and the ENLK Board recommends that the ENLK Voting Unitholders vote "FOR" the ENLK Adjournment Proposal.

        For a more complete discussion of these items, see "The Merger—Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions."

Opinion of Evercore—Financial Advisor to the ENLK Conflicts Committee (see page 70)

        The ENLK Conflicts Committee retained Evercore Group L.L.C. ("Evercore") to act as its financial advisor in connection with evaluating the proposed Merger. At the request of the ENLK Conflicts Committee, at a meeting of the ENLK Conflicts Committee held on October 21, 2018, Evercore rendered its oral opinion to the ENLK Conflicts Committee (subsequently confirmed in writing) that, as of October 21, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Evercore in rendering its opinion as set forth therein, the Exchange Ratio was fair, from a financial point of view, to the ENLK Unaffiliated Unitholders.

        The full text of the written opinion of Evercore, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken in rendering its opinion, is attached hereto as Annex G. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was directed to the ENLK Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, as of October 21, 2018, to the ENLK Unaffiliated Unitholders of the Exchange Ratio. Evercore's opinion did not address any other term, aspect, or implication of the Merger. Neither Evercore's opinion, the summary of such opinion, nor the related analyses set forth in this joint information statement/proxy statement/

prospectus are intended to be, and they do not constitute, a recommendation to the ENLK Conflicts Committee, the ENLK Board, the ENLK Common Unitholders, or any other persons in respect of the Merger, including as to how any ENLK Common Unitholder should vote or act in respect of the Merger or any other transaction. The summary of Evercore's opinion set forth in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion.

Certain Relationships; Interests of Certain Persons in the Merger (see page 121)

        The directors and executive officers of EGP and EMM have interests in the Merger that are or may be different from, or in addition to, the interests of the ENLK Unitholders and ENLC Unitholders generally. The members of the ENLK Board and ENLC Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the ENLK Voting Unitholders, that the ENLK Merger Proposal be approved and recommending to the ENLC Unitholders that the ENLC Unit Issuance be approved, as applicable. These interests include:

  •
  certain members of the ENLK Board and the executive officers of EGP and EMM hold ENLK Equity Awards (as defined below), which (as with all holders of such ENLK Equity Awards) will be converted into awards with respect to ENLC Common Units, without any action on the part of the holder thereof, that will be subject to substantially the same terms as were applicable to such ENLK Equity Awards immediately prior to the Effective Time;

  •
  certain executive officers of EGP and EMM hold ENLK Equity Awards comprised of ENLK Performance Units and ENLC Equity Awards comprised of ENLC Performance Units, which will be modified in connection with the Merger, such that, the performance metric with respect to such awards will, on a weighted average basis, (i) continue to apply to the average total shareholder return (or "TSR" (as defined in the applicable award agreements)) performance of ENLK and ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective Time, and (ii) apply solely to the TSR performance of ENLC relative to the TSR performance of the Peer Companies with respect to periods on and after the Effective Time;

  •
  all of the officers of EGP are also officers of EMM and are compensated, in part, based on the performance of ENLC and are expected to continue to serve as officers of EMM following the Merger;

  •
  all of the directors and executive officers of EGP have the right to indemnification under the organizational documents of EGP, the ENLK Partnership Agreement, and the Merger Agreement, and will receive continued indemnification for their actions as directors and executive officers;

  •
  certain members of the ENLK Board, none of whom is a member of the ENLK Conflicts Committee, own ENLC Common Units;

  •
  certain members of the ENLK Board, none of whom is a member of the ENLK Conflicts Committee, also serve as officers of EMM, have certain duties to the members of ENLC and are compensated, in part, based on the performance of ENLC;

  •
  Barry E. Davis, William J. Brilliant, Leldon E. Echols, Michael J. Garberding, Matthew C. Harris, and William A. Woodburn, each of whom is a member of the ENLK Board, also are members of the ENLC Board; and

  •
  Christopher Ortega, a member of the ENLK Board, was designated by TPG as a member of the ENLK Board pursuant to a Board Representation Agreement, dated January 7, 2016, among

    TPG, EGP, EMI, and ENLK. Pursuant to the Preferred Restructuring Agreement and the Amended and Restated Board Representation Agreement to be entered into upon consummation of the Merger, Mr. Ortega or another designee of TPG will be appointed as a member of the ENLC Board. TPG and the Goldman Parties are the owners of Enfield, the record holder of all of the ENLK Series B Units. See "The Preferred Restructuring Agreement" for a description of the treatment of the ENLK Series B Units in connection with the Transactions.

The Merger Agreement (see page 93)

        The Merger Agreement is attached to this joint information statement/proxy statement/prospectus as Annex A and is incorporated by reference into this joint information statement/proxy statement/prospectus. You should read carefully the Merger Agreement in its entirety because it, and not this joint information statement/proxy statement/prospectus, is the legal document that governs the terms of the Transactions, including the Merger. For more information, please read the section entitled "The Merger Agreement" beginning on page 93.

  Structure of the Merger

        Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Delaware law, Merger Sub will be merged with and into ENLK, with ENLK surviving as a subsidiary of ENLC (the "surviving entity").

  Merger Consideration; Other Effects of the Merger

  Merger Consideration

        The Merger Agreement provides that, at the Effective Time, each ENLK Public Unit issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.15 ENLC Common Units. No fractional ENLC Common Units will be issued in the Merger; instead, all fractional ENLC Common Units to which an ENLK Public Unitholder would otherwise be entitled will be aggregated and the resulting fraction will be rounded up to the nearest whole ENLC Common Unit.

  Treatment of ENLK Series B Units and ENLK Series C Units

        The Merger Agreement provides that, at the Effective Time, (i) all ENLK Series B Units issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding and represent limited partner interests in the surviving entity, and the terms thereof will be amended as set forth in the Amended ENLK Partnership Agreement (as described and defined below in the section entitled "Preferred Restructuring Agreement—Amended ENLK Partnership Agreement"); and (ii) all ENLK Series C Units issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding and represent limited partner interests in the surviving entity. No consideration will be delivered to the ENLK Series B Unitholders or the holders of ENLK Series C Units in respect thereof.

  Treatment of ENLK-Owned and ENLC-Owned Interests

        The Merger Agreement provides that, at the Effective Time, (a) any ENLK Common Units that are owned immediately prior to the Effective Time by ENLK will automatically be cancelled and cease to exist, (b) all of the (i) ENLK Common Units owned immediately prior to the Effective Time by the ENLC Group and (ii) the general partner interest in ENLK owned immediately prior to the Effective Time by EGP, in each case, will be unaffected by the Merger and will remain outstanding in the surviving entity as set forth in the Amended ENLK Partnership Agreement, and such ENLK Common Units and general partner interest will continue to represent partnership interests in the surviving entity, and (c) the Incentive Distribution Rights will be cancelled and cease to exist.

  Treatment of ENLK Equity Awards

        The Merger Agreement provides that, at the Effective time, each ENLK Equity Award will automatically be converted into the right to receive a comparable award with respect to ENLC Common Units, as more fully described in the section entitled "The Merger Agreement—Other Effects of the Merger—Treatment of ENLK Equity Awards."

        For more information regarding the effects of the Merger, see "The Merger Agreement—Merger Consideration" and "The Merger Agreement—Other Effects of the Merger."

  Conditions to Completion of the Merger

        ENLC and ENLK currently expect to complete the Merger shortly following the conclusion of the ENLK Unitholder Meeting, subject to the receipt of the required ENLK Unitholder Approval and regulatory approvals and clearances and to the satisfaction or waiver of the other conditions to the Transactions described below.

        As more fully described in the section entitled "The Merger Agreement—Conditions to the Completion of the Merger," the parties' obligations to complete the Transactions depend on the satisfaction of a number of closing conditions (unless such closing conditions are waived, to the extent legally permissible), including the following:

  •
  the Merger Agreement having been approved by the ENLK Unitholder Approval;

  •
  the ENLC Unitholder Approval remaining in effect in the form of the ENLC Written Consent, and such ENLC Unitholder Approval in the form of the ENLC Written Consent not having been amended, modified, withdrawn, terminated, or revoked;

  •
  any waiting period (and any extensions thereof) applicable to the Transactions under the HSR Act having expired or been terminated;

  •
  no order, decree, or injunction of any court or agency of competent jurisdiction being in effect, and no law having been enacted or adopted, that enjoins, prohibits, or makes illegal consummation of any of the Transactions, and no action, proceeding, or investigation by any governmental authority with respect to the Transactions being pending that seeks to restrain, enjoin, prohibit, delay, or make illegal the consummation of the Merger or the other Transactions or to impose any material restrictions or requirements thereon or on ENLC or ENLK with respect thereto;

  •
  this joint information statement/proxy statement/prospectus having been distributed to ENLC Unitholders (in accordance with Regulation 14C promulgated under the Exchange Act) at least 20 calendar days prior to the closing;

  •
  the registration statement of which this joint information statement/proxy statement/prospectus forms a part having become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement having been issued and no proceedings for that purpose having been initiated or threatened by the SEC or any other governmental authority;

  •
  the ENLC Common Units to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance;

  •
  subject to certain materiality standards, the representations and warranties of the other applicable parties to the Merger Agreement being true and correct, and such parties having performed their obligations under the Merger Agreement and delivered an officer's certificate certifying to the foregoing; and

  •
  EGP having executed and delivered the Amended ENLK Partnership Agreement, to be effective as of the Effective Time, and EMM having executed and delivered the Amended ENLC Operating Agreement, to be effective as of the Effective Time.

  Termination

        The Merger Agreement may be terminated at any time prior to the Effective Time:

  •
  by the mutual agreement of ENLK (duly authorized by the ENLK Conflicts Committee) and ENLC (duly authorized by the ENLC Board);

  •
  by either ENLK or ENLC:

  •
  if the Merger has not been completed by June 30, 2019;

  •
  if any governmental authority has issued a final and nonappealable law or injunction prohibiting the Transactions;

  •
  if the ENLK Unitholder Meeting has concluded, a vote upon the approval of the Merger Agreement has been taken, and the ENLK Unitholder Approval has not been obtained;

  •
  by ENLK:

  •
  if there is a breach by any of EMM, ENLC, or Merger Sub of its representations, warranties, covenants, or agreements in the Merger Agreement, such that certain closing conditions would not be satisfied, and such breach is incapable of being cured or is not cured within 30 days of notice;

  •
  as a result of the receipt of a superior proposal; or

  •
  by ENLC:

  •
  if there is a breach by any of EGP or ENLK of its representations, warranties, covenants, or agreements in the Merger Agreement, such that certain closing conditions would not be satisfied, and such breach is incapable of being cured or is not cured within 30 days of notice; or

  •
  if a recommendation change has occurred and not been withdrawn (provided that this termination right may only be exercised prior to the conclusion of the ENLK Unitholder Meeting.

        The action by ENLK or ENLC to terminate the Merger Agreement is subject to certain requirements to refer such action to the ENLK Conflicts Committee or ENLC Conflicts Committee, as applicable, and provide such committee two business days to make a recommendation to the ENLK Board or ENLC Board, as applicable, which board is not obligated to follow such recommendation. For more information, please read "The Merger Agreement—Termination of the Merger Agreement."

        Following the termination of the Merger Agreement under specified circumstances further described in "The Merger Agreement—Termination Fee and Expense Reimbursement," ENLC may be required to pay the out-of-pocket costs and expenses incurred by EGP and ENLK in connection with the Merger Agreement or ENLK may be required to pay the out-of-pocket costs and expenses in connection with the Merger Agreement, in either case, up to a maximum of $5 million, or ENLK may be required to pay ENLC a termination fee of $55 million.

Material U.S. Federal Income Tax Consequences of the Merger (see page 167)

        The receipt of ENLC Common Units in exchange for ENLK Common Units pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders

(as defined in the section titled "Material U.S. Federal Income Tax Consequences"). In such case, a U.S. Holder who receives ENLC Common Units in exchange for ENLK Common Units pursuant to the Merger Agreement will recognize ordinary income to the extent of the U.S. Holder's share of depreciation recapture, other "unrealized receivables," and "inventory items" owned by ENLK and its subsidiaries and capital gain or capital loss in an amount equal to the difference between:

  •
  the sum of (i) the fair market value of the ENLC Common Units received and (ii) such U.S. Holder's share of ENLK's nonrecourse liabilities immediately prior to the Merger; and

  •
  the sum of (i) such U.S. Holder's adjusted tax basis in the ENLK Common Units exchanged therefor (which tax basis includes such U.S. Holder's share of ENLK's nonrecourse liabilities immediately prior to the Merger) and (ii) the amount of ordinary income recognized by such U.S. Holder as described above.

        Capital gain recognized by an individual on the sale of common units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. A U.S. Holder's passive losses in respect of its ENLK Common Units that were not deductible by the U.S. Holder in prior taxable periods because they exceeded the U.S. Holder's share of ENLK's income may become available to offset a portion of the gain recognized by such U.S. Holder.

        The U.S. federal income tax consequences of the Merger to an ENLK Common Unitholder will depend on such unitholder's own personal tax situation. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the particular tax consequences of the Merger to you.

        See the section titled "Material U.S. Federal Income Tax Consequences" for a more complete discussion of U.S. federal income tax consequences of the Merger.

The Support Agreements (see page 113)

        Concurrently with the execution and delivery of the Merger Agreement, ENLC, GIP Stetson I, Acacia, and EMI entered into the ENLK Support Agreement with ENLK, pursuant to which GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed to, among other things and while the ENLK Support Agreement remains in effect, vote the 94,660,600 ENLK Common Units, 68,248,199 ENLK Common Units, and 20,280,252 ENLK Common Units (representing, in the aggregate, approximately 44.5% of the outstanding ENLK Voting Units) held of record and beneficially by each of the Supporting Common Unitholders, respectively, in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

        Additionally, concurrently with the execution of the Merger Agreement, the Enfield Parties and ENLK entered into the Enfield Support Agreement, pursuant to which, among other things and while the Enfield Support Agreement remains in effect, Enfield agreed to vote the ENLK Series B Units that it held as of such time and any additional ENLK Series B Units it acquired in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal. Enfield holds 58,728,994 ENLK Series B Units of record (representing approximately 14.3% of the outstanding ENLK Voting Units).

        Additionally, concurrently with the execution of the Merger Agreement, GIP Stetson II and ENLK entered into the GIP Support Agreement, pursuant to which GIP Stetson II agreed to, among other things, vote the 115,495,669 ENLC Common Units (representing approximately 63.7% of the outstanding ENLC Common Units) held of record and beneficially by GIP Stetson II in favor of the adoption of the ENLC Unit Issuance and any related matter that must be approved by the ENLC Unitholders in order for the Transactions, including the ENLC Unit Issuance, to be consummated. GIP Stetson II has executed and delivered the ENLC Written Consent. Pursuant to the GIP Support Agreement, GIP Stetson II agreed that it will not amend, modify, withdraw, terminate, or revoke the ENLC Written Consent.

        The Supporting Voting Unitholders collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

        For more information, please read "The Support Agreements."

Directors and Executive Officers of EMM Following the Merger (see page 120)

        ENLC expects that the directors and executive officers of EMM prior to the Merger will continue as directors and executive officers of EMM after the Merger. However, GIP Stetson I, the sole owner of EMM, is entitled to appoint all of the members of the ENLC Board in its sole discretion, and may determine to remove or replace any member of the ENLC Board, or appoint one or more additional members of the ENLC Board, in connection with the consummation of the Merger or otherwise. As of the date of this joint information statement/proxy statement/prospectus, GIP Stetson I has not taken any action under the Second Amended and Restated Limited Liability Company Agreement of EMM (the "EMM LLC Agreement") to effect any such changes to the composition of the ENLC Board. In addition, pursuant to the Preferred Restructuring Agreement and the Amended and Restated Board Representation Agreement to be entered into upon consummation of the Merger, Mr. Ortega or another designee of TPG will be appointed as a member of the ENLC Board.

No Dissenters' or Appraisal Rights (see page 86)

        Under the Delaware LP Act and the ENLK Partnership Agreement, there are no dissenters' or appraisal rights for the ENLK Unitholders with respect to the Transactions.

Required Regulatory Approvals (see page 86)

        In order to consummate the Transactions, a filing must be made under the HSR Act and the rules promulgated thereunder by the FTC, and the waiting period, and any extension thereof, must have expired or been terminated. During the waiting period, and any extension thereof, the FTC and the DOJ may request additional information or take such action under the antitrust laws as the agencies deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Transactions. ENLK and GIP Stetson II filed the requisite HSR Act notification forms on November 2, 2018, and early termination of the waiting period was granted on November 14, 2018. There are no other federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Transactions.

Accounting Treatment (see page 86)

        The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation. As ENLC controls ENLK and will continue to control ENLK after the Merger, the changes in ENLC's ownership interests in ENLK will be accounted for as an equity transaction and no gain or loss on the Merger will be recognized in ENLC's consolidated statements of operations.

Listing of ENLC Common Units to be Issued in the Merger; Delisting and Deregistration of ENLK Common Units (see page 86)

        ENLC expects to obtain approval to list on the NYSE the ENLC Common Units to be issued pursuant to the Merger Agreement, which approval (subject to official notice of issuance) is a condition to closing the Merger. Upon completion of the Merger, ENLK Common Units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Summary of Risk Factors (see page 21)

        You should consider carefully all of the risk factors together with all of the other information included in this joint information statement/proxy statement/prospectus before deciding how to vote. The risks related to the Merger and the Transactions and ENLC Common Units are described under the caption "Risk Factors" beginning on page 21 on this joint information statement/proxy statement/prospectus. Some of these risks include, but are not limited to, those described below:

  •
  Because the Exchange Ratio is fixed and because the market price of ENLC Common Units will fluctuate prior to the completion of the Merger, ENLK Public Unitholders cannot be sure of the market value of the ENLC Common Units they will receive as merger consideration relative to the value of ENLK Common Units they exchange.

  •
  Under certain specified circumstances, ENLK may be responsible for ENLC's expenses or paying to ENLC a termination fee or ENLC may be required to pay ENLK's expenses.

  •
  ENLK is subject to provisions in the Merger Agreement that limit its ability to pursue alternatives to the Merger and that could discourage a potential competing acquirer from making a favorable alternative transaction proposal.

  •
  Financial projections by EnLink may not prove accurate and unaudited pro forma financial statements included in this joint information statement/proxy statement/prospectus are presented for illustrative purposes only. Such projections and unaudited pro forma financial statements may not be an indication of ENLC's financial condition or results of operations following the Transactions. Any potential decline in the financial condition or results of operations of ENLC may cause significant variations in the price of ENLC Common Units and/or could have a material adverse effect on the price of ENLC Common Units and ENLC's ability to make distributions following the completion of the Transactions.

  •
  The Merger will be a taxable transaction to ENLK Common Unitholders and, in such case, the resulting tax liability of an ENLK Common Unitholder, if any, will depend on the unitholder's particular situation. ENLK Common Unitholders will receive no cash consideration with which to pay any potential U.S. federal income tax liability resulting from the Merger.

  •
  The tax liability of an ENLK Common Unitholder as a result of the Merger could be more than expected.

  •
  The Transactions are subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all, and the Merger Agreement contains certain termination rights for both ENLK and ENLC. Failure to complete the Transactions, or significant delays in completing the Transactions, could negatively affect EnLink's future business and financial results and the trading prices of ENLC Common Units and ENLK Common Units.

  •
  Maintaining credit ratings is under the control of ratings agencies, which are independent third parties. There can be no assurances that EnLink's credit ratings will be affirmed following the consummation of the Transactions, and changes to EnLink's credit ratings could negatively impact ENLC's access to capital and costs of doing business.

  •
  ENLK and ENLC may be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the Transactions.

  •
  The date ENLK Public Unitholders will receive the merger consideration depends on the completion date of the Merger, which is uncertain.

  •
  If the Merger does not occur, ENLC and ENLK will not benefit from the expenses they have incurred in the pursuit of the Merger.

  •
  Directors and executive officers of EMM and EGP have certain interests that are different from those of the ENLC Unitholders and ENLK Unitholders generally.

  •
  The opinions rendered to the ENLC Conflicts Committee and the ENLK Conflicts Committee by their respective financial advisors on October 21, 2018, were based on the financial analysis performed by the applicable financial advisor, which were based on information made available to the financial advisor, as of the date of its opinion and financial, economic, monetary, market, regulatory, and other conditions as they existed and as could be evaluated on the date thereof. As a result, these opinions do not reflect changes in events or circumstances after the date of the opinions. The ENLC Conflicts Committee and ENLK Conflicts Committee have not requested, and do not expect to request, updated opinions from their respective financial advisors reflecting changes in circumstances that may have occurred since the signing of the Merger Agreement.

  •
  The U.S. federal income tax treatment of owning and disposing of ENLC Common Units received in the Merger will be different than the U.S. federal income tax treatment of owning and disposing of the ENLK Common Units surrendered in the Merger.

  •
  ENLC's ability to use net operating losses ("NOLs") to offset future income may be limited.

  •
  ENLC's future tax liability may be greater than expected if it does not generate NOLs sufficient to offset taxable income or if tax authorities challenge certain of its tax positions.

  •
  The recently passed comprehensive tax reform bill could adversely affect ENLC's business and financial condition.

For more information, see "Risk Factors."

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF
ENLC AND ENLK

        The following selected historical consolidated financial data included in this joint information statement/proxy statement/prospectus reflects (a) for periods prior to March 7, 2014, the assets, liabilities, and operations of EnLink Midstream Holdings, LP Predecessor (the "Predecessor"), the predecessor to EnLink Midstream Holdings, LP ("Midstream Holdings"), which is the historical predecessor of ENLK and (b) for periods on or after March 7, 2014, the results of operations of ENLK after giving effect to certain transactions pursuant to which ENLK acquired Midstream Holdings (the "Business Combination"). The Predecessor was comprised of all of the U.S. midstream assets and operations of Devon prior to the Business Combination. However, in connection with the Business Combination, only certain of the Predecessor's systems and assets located in Texas and Oklahoma were contributed to Midstream Holdings, effective as of March 7, 2014.

Selected Historical Financial Information of ENLC

        The following table presents the selected historical consolidated financial data of ENLC and the Predecessor for the periods indicated. Financial data for the years ended December 31, 2017, 2016, 2015, and 2014 reflect acquisitions and dispositions for periods subsequent to the applicable transaction date. The selected historical statement of operations data for the years ended December 31, 2017, 2016, and 2015 and the balance sheet data as of December 31, 2017 and 2016 are derived from the audited financial statements of ENLC included in ENLC's Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint information statement/proxy statement/prospectus. The selected historical statement of operations data for the three months ended September 30, 2018 and 2017 and the balance sheet data as of September 30, 2018 are derived from the unaudited financial statements of ENLC included in ENLC's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which is incorporated by reference into this joint information statement/proxy statement/prospectus. The selected historical statement of operations data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2015, 2014, and 2013 are derived from the audited financial statements of ENLC that are not included or incorporated by reference in this joint information statement/proxy statement/prospectus.

        The selected historical consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes thereto set forth in ENLC's Annual Report on Form 10-K for the year ended December 31, 2017 and ENLC's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are incorporated by reference into this joint information statement/proxy statement/prospectus. It should not be assumed the result of operations for any past period indicate results for any future period. For more information, see "Where You Can Find More Information" beginning on page 173.

	EnLink Midstream, LLC (In millions, except per unit data)
	Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014(1)	2013(1)
	(Unaudited)
Statement of Operations Data:
Total revenues	$5,640.7	$3,983.4	$5,739.6	$4,252.4	$4,452.1	$3,507.8	$2,295.9
Total operating costs and expenses(2)	$5,296.8	$3,785.9	$5,445.2	$4,926.9	$5,754.0	$3,153.5	$2,124.6
Net income (loss) from continuing operations	$204.3	$60.5	$320.0	$(888.2)	$(1,409.7)	$249.7	$119.1
Net income (loss)	$204.3	$60.5	$320.0	$(888.2)	$(1,409.7)	$250.7	$115.5
Net income (loss) attributable to EnLink Midstream, LLC per unit:
Basic common unit	$0.27	$0.06	$1.18	$(2.56)	$(2.17)	$0.55	$—
Diluted common unit	$0.26	$0.06	$1.17	$(2.56)	$(2.17)	$0.55	$—
Distributions declared per common unit	$0.801	$0.765	$1.024	$1.020	$1.005	$0.865	$0.520
Balance Sheet Data (end of period):
Property and equipment, net	$6,875.7	$6,568.8	$6,587.0	$6,256.7	$5,666.8	$5,042.8	$1,768.1
Total assets	$11,198.3	$10,548.3	$10,537.8	$10,275.9	$9,541.3	$10,206.7	$2,309.8
Long-term debt (including current maturities)	$4,336.8	$3,540.5	$3,542.1	$3,295.3	$3,066.8	$2,022.5	$—
Members' equity including non-controlling interest	$5,375.4	$5,436.3	$5,556.7	$5,265.6	$5,424.9	$7,074.8	$1,783.7

(1)
Prior to March 7, 2014, ENLC's financial results only included the assets, liabilities, and operations of the Predecessor. Beginning on March 7, 2014, ENLC's financial results also consolidated the assets, liabilities, and operations of the legacy business of ENLK prior to giving effect to the Business Combination.

(2)
Includes impairment expenses of $24.6 million, $8.8 million, $17.1 million, $873.3 million, and $1,563.4 million for the nine months ended September 30, 2018 and 2017, and the years ended December 31, 2017, 2016, and 2015, respectively.

Selected Historical Financial Information of ENLK

        The following table presents the selected historical financial data of ENLK and the Predecessor for the periods indicated. Financial data for the years ended December 31, 2017, 2016, 2015, and 2014 reflect acquisitions and dispositions for periods subsequent to the applicable transaction date. The selected historical statement of operations data for the years ended December 31, 2017, 2016, and 2015 and the balance sheet data as of December 31, 2017 and 2016 are derived from the audited financial statements of ENLK included in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint information statement/proxy statement/prospectus. The selected historical statement of operations data for the three months ended September 30, 2018 and 2017 and the balance sheet data as of September 30, 2018 are derived from the unaudited financial statements of ENLK included in ENLK's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which is incorporated by reference into this joint information statement/proxy statement/prospectus. The selected historical statement of operations data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2015, 2014, and 2013 are derived from the audited financial statements of ENLK that are not included or incorporated by reference in this joint information statement/proxy statement/prospectus.

        The selected historical consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes thereto set forth in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017 and ENLK's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are incorporated by reference into this joint information statement/proxy statement/prospectus. It should not be assumed the result of operations for any past period indicate results for any future period. For more information, see "Where You Can Find More Information" beginning on page 173.

	EnLink Midstream Partners, LP (In millions, except per unit data)
	Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014(1)	2013(1)
	(Unaudited)
Statement of Operations Data:
Total revenues	$5,640.7	$3,983.4	$5,739.6	$4,252.4	$4,452.1	$3,507.8	$2,295.9
Total operating costs and expenses(2)	$5,291.5	$3,782.0	$5,440.1	$4,616.7	$5,749.5	$3,150.7	$2,124.6
Net income (loss) from continuing operations	$229.9	$74.7	$154.8	$(573.3)	$(1,378.2)	$309.3	$119.1
Net income (loss)	$229.9	$7.47	$154.8	$(573.3)	$(1,378.2)	$310.3	$115.5
Net income (loss) attributable to EnLink Midstream Partners, LP per limited partners' unit:
Basic and diluted common unit	$0.24	$(0.05)	$0.05	$(1.99)	$(4.66)	$0.59	$—
Distributions declared per limited partner unit	$1.17	$1.17	$1.560	$1.560	$1.545	$1.470	$—
Balance Sheet Data (end of period):
Property and equipment, net	$6,875.7	$6,568.8	$6,587.0	$6,256.7	$5,666.8	$5,042.8	$1,768.1
Total assets	$10,073.6	$9,426.1	$9,414.0	$9,153.4	$8,092.8	$8,702.0	$2,309.8
Long-term debt (including current maturities)	$4,235.5	$3,466.8	$3,467.8	$3,268.0	$3,066.8	$2,022.5	$—
Partners' equity including non-controlling interest	$4,671.0	$4,866.0	$4,805.5	$4,640.4	$4,434.5	$6,025.9	$1,783.7

(1)
Prior to March 7, 2014, ENLK's financial results only included the assets, liabilities, and operations of the Predecessor. Beginning on March 7, 2014, ENLK's financial results also consolidated the assets, liabilities, and operations of the legacy business of ENLK prior to giving effect to the Business Combination.

(2)
Includes impairment expenses of $24.6 million, $8.8 million, $17.1 million, $566.3 million, and $1,563.4 million for the nine months ended September 30, 2018 and 2017, and the years ended December 31, 2017, 2016, and 2015, respectively.

Selected Unaudited Pro Forma Condensed Combined Financial Information

        The following table sets forth selected unaudited pro forma condensed consolidated financial information for ENLC after giving effect to the Merger. The selected unaudited pro forma condensed consolidated financial information is derived from the unaudited pro forma consolidated financial statements included in this joint information statement/proxy statement/prospectus and should be read in conjunction with the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements" and related notes included in this joint information statement/proxy statement/prospectus beginning on page F-1.

	EnLink Midstream, LLC (In millions, except per unit data)
	Nine months ended September 30, 2018	Year Ended December 31, 2017
Statement of Operations Data:
Total revenues	$5,640.7	$5,739.6
Total operating costs and expenses	$5,296.8	$5,445.2
Net income	$189.2	$316.8
Net income attributable to EnLink Midstream, LLC	$97.0	$223.0
Net income attributable to EnLink Midstream, LLC per unit:
Basic common unit	$0.20	$0.47
Diluted common unit	$0.20	$0.46
Distributions declared per common unit	$.942	$1.257
Balance Sheet Data (end of period):
Property and equipment, net	$6,875.7
Total assets	$11,510.3
Long-term debt (including current maturities)	$4,336.8
Members' equity	$6,049.2

 UNAUDITED COMPARATIVE AND PRO FORMA PER UNIT INFORMATION

        The following table sets forth (i) historical per unit information of ENLC, (ii) the unaudited pro forma per common unit information of ENLC after giving pro forma effect to the Merger, and (iii) the historical and equivalent pro forma per common unit information of ENLK.

        This information should be read in conjunction with (i) the summary historical financial information included elsewhere in this joint information statement/proxy statement/prospectus, (ii) the historical consolidated financial statements of ENLC and ENLK and related notes that are incorporated by reference in this joint information statement/proxy statement/prospectus, and (iii) the "Unaudited Pro Forma Condensed Consolidated Financial Statements" and related notes included in this joint information statement/proxy statement/prospectus beginning on page F-1.

	Nine months ended September 30, 2018	Year Ended December 31, 2017
Historical—ENLK
Income from continuing operations per common unit—basic	$0.24	$0.05
Income from continuing operations per common unit—diluted	$0.24	$0.05
Distributions per common unit declared for the period	$1.17	$1.56
Book value per common unit(1)	$7.14	$7.98
Historical—ENLC
Income from continuing operations per common unit—basic	$0.27	$1.18
Income from continuing operations per common unit—diluted	$0.26	$1.17
Distributions per common unit declared for the period	$0.801	$1.024
Book value per common unit(1)	$10.14	$10.65
Pro forma combined—ENLC
Income from continuing operations per common unit—basic(2)	$0.20	$0.47
Income from continuing operations per common unit—diluted(2)	$0.20	$0.46
Distributions per common unit declared for the period(3)	$0.942	$1.257
Book value per common unit(4)	$9.19
Equivalent pro forma combined—ENLK(5)
Income from continuing operations per common unit—basic	$0.23	$0.54
Income from continuing operations per common unit—diluted	$0.23	$0.54
Distributions per common unit declared for the period	$1.083	$1.446
Book value per common unit	$10.57

(1)
The historical book value per common unit was calculated as follows (in millions):

	As of December 31, 2017
	ENLC	ENLK
Common equity or capital, as applicable, before noncontrolling interests	$1,924.2	$2,791.6
Divided by: Number of common units outstanding as of end of period	180.6	349.7

Book value per common unit	$10.65	$7.98

	As of September 30, 2018
	ENLC	ENLK
Common equity or capital, as applicable, before noncontrolling interests	$1,838.4	$2,519.8
Divided by: Number of common units outstanding as of end of period	181.3	353.1

Book value per common unit	$10.14	$7.14

(2)
Amount is from the unaudited pro forma consolidated financial statements included under "Unaudited EnLink Midstream, LLC Pro Form Condensed Combined Financial Statements."

(3)
The pro forma combined—ENLC distributions declared per common unit amount was calculated as follows (in millions):

	Year Ended December 31, 2017
	ENLC	ENLK	Total
Declared distributions, as applicable, in the period to the public (historical)	$199.5	$410.6	$610.1
Divided by: Pro forma combined number of common units outstanding as of date of record(6)			485.2

Distributions per common unit declared in the period (pro forma)			$1.257

	Nine months ended September 30, 2018
	ENLK	ENLC	Total
Declared distributions, as applicable, in the period to the public (historical)	$150.1	$312.6	$462.7
Divided by: Pro forma combined number of common units outstanding as of date of record(6)			491.1

Distributions per common unit declared in the period (pro forma)			$0.942

(4)
The pro forma combined—ENLC, book value per common unit was calculated as follows (in thousands, except per unit amounts):

As of September 30, 2018
Pro forma common equity before noncontrolling interests	$4,463.7
Divided by: Pro forma combined number of common units outstanding as of end of period	485.6

Book value per common unit	$9.19

(5)
Equivalent pro forma amounts are calculated by multiplying pro forma ENLC amounts by the Exchange Ratio of 1.15

(6)
Pro forma combined number of common units calculated as follows (in millions, except exchange ratio):

	Year Ended December 31, 2017
ENLC historical common units		180.6
ENLK common units outstanding	349.7
Less: ENLK common units owned by ENLC	(88.5)

ENLK common units converted to ENLC common units	261.2
Exchange rate of ENLC common units to be issued for ENLK common units	1.15

ENLC common units to be issued for ENLK common units		300.4

Pro forma common units outstanding as of date of record		481.0
Non-vested ENLK restricted units to be converted to ENLC restricted units		2.3
Non-vested ENLC restricted units		1.9

Pro forma common units outstanding as of date of record		485.2

	Nine Months Ended September 30, 2018
ENLC historical common units		181.3
ENLK common units outstanding	353.1
Less: ENLK common units owned by ENLC	(88.5)

ENLK common units converted to ENLC common units	264.6
Exchange rate of ENLC common units to be issued for ENLK common units	1.15

ENLC common units to be issued for ENLK common units		304.3

Pro forma common units outstanding as of date of record		485.6
Non-vested ENLK restricted units to be converted to ENLC restricted units		3.0
Non-vested ENLC restricted units		2.5

Pro forma common units outstanding as of date of record		491.1

RISK FACTORS

        You should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this joint information statement/proxy statement/prospectus before deciding how to vote. In particular, please read Part I, Item 1A, "Risk Factors," in the Annual Reports on Form 10-K for the year ended December 31, 2017 for each of ENLC and ENLK, in each case, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein. This document also contains forward-looking statements that involve risks and uncertainties. Please read "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Transactions

Because the Exchange Ratio is fixed and because the market price of ENLC Common Units will fluctuate prior to the completion of the Merger, ENLK Public Unitholders cannot be sure of the market value of the ENLC Common Units they will receive as merger consideration relative to the value of ENLK Common Units they exchange.

        The market value of the consideration that ENLK Public Unitholders will receive in the Merger will depend on the trading price of ENLC Common Units at the closing of the Merger. The Exchange Ratio that determines the number of ENLC Common Units that ENLK Public Unitholders will receive in the Merger is fixed at 1.15 ENLC Common Units for each ENLK Common Unit. This means that there is no mechanism contained in the Merger Agreement that would adjust the number of ENLC Common Units that ENLK Public Unitholders will receive based on any decreases or increases in the trading price of ENLC Common Units or the ENLK Common Units. The potential diminution in value experienced by ENLK Public Unitholders in the Merger could be substantial. Unit price changes may result from a variety of factors (many of which are beyond ENLC's and ENLK's control), including:

  •
  changes in EnLink's business, operations, and prospects;

  •
  changes in market assessments of EnLink's business, operations, and prospects;

  •
  changes in market assessments of the likelihood that the Merger will be completed;

  •
  interest rates, commodity prices, general market, industry, and economic conditions and other factors generally affecting the price of ENLC Common Units or ENLK Common Units; and

  •
  federal, state, and local legislation, governmental regulation, and legal developments in the business in which EnLink operates.

        If the price of ENLC Common Units at the closing of the Merger is less than the price of ENLC Common Units on the days leading up to the signing of the Merger Agreement, then the market value of the merger consideration will be less than contemplated at the time the Merger Agreement was signed.

        In addition, the ENLK Public Unitholders will receive as Merger Consideration ENLC Common Units that are expected to receive, in the near term, lower distributions per unit, after giving effect to the Exchange Ratio, as compared to each ENLK Common Unit if the Merger were not consummated.

Under certain specified circumstances, ENLK may be responsible for ENLC's expenses or paying to ENLC a termination fee or ENLC may be required to pay ENLK's expenses.

        If the Merger Agreement is terminated (i) by ENLC due to a material uncured breach by EGP or ENLK of their respective representations, warranties, covenants, or agreements under the Merger Agreement, or (ii) by ENLC or ENLK due to a failure to obtain the ENLK Unitholder Approval when, prior to the ENLK Unitholder Meeting, a recommendation change occurred, ENLK will reimburse to ENLC certain expenses of the ENLC Group up to $5 million. In addition, if the Merger

Agreement is terminated (a) by ENLC following a recommendation change by the ENLK Board or the ENLK Conflicts Committee or (b) by ENLK as a result of receipt of a superior proposal, ENLK will be required to pay to ENLC a termination fee in cash in an amount equal to $55 million. See "The Merger Agreement—Termination Fee and Expense Reimbursement."

        If the Merger Agreement is terminated by ENLK due to a material uncured breach by EMM, ENLC, or Merger Sub of their respective representations, warranties, covenants, or agreements under the Merger Agreement, ENLC will reimburse to ENLK certain expenses of the ENLK Group up to $5 million.

ENLK is subject to provisions in the Merger Agreement that limit its ability to pursue alternatives to the Merger and that could discourage a potential competing acquirer from making a favorable alternative transaction proposal.

        Under the Merger Agreement, ENLK is restricted from pursuing acquisition proposals (as further described in "The Merger Agreement—No Solicitation by ENLK of Acquisition Proposals"). Under certain "no-shop" covenants, subject to certain exceptions, EGP has agreed that it will not, and will cause ENLK and its subsidiaries not to, and to use their respective reasonable best efforts to cause EGP's, ENLK's, and ENLK's subsidiaries directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives not to, directly or indirectly:

  •
  initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any acquisition proposal or any inquiries or proposals that could reasonably be expected to lead to an acquisition proposal;

  •
  participate in any discussions or negotiations regarding, or furnish to any person any non-public information regarding, ENLK in connection with any acquisition proposal;

  •
  approve, endorse, recommend, or enter into any confidentiality agreement, letter of intent, option agreement, agreement in principle, or other agreement or contract, whether written or oral, with any person (other than a member of the ENLC Group) concerning an acquisition proposal (except as permitted by the Merger Agreement);

  •
  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver, or request under, any standstill, confidentiality, or similar contract entered into in compliance with the Merger Agreement by EGP or any member of the ENLK Group in respect of or in contemplation of an acquisition proposal;

  •
  take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under state or federal law inapplicable to any transactions contemplated by any acquisition proposal; or

  •
  resolve or publicly propose or announce to do any of the foregoing.

        Subject to certain exceptions, EGP has also agreed to, and to cause ENLK and its subsidiaries to, and to use its reasonable best efforts to cause EGP's, ENLK's, and ENLK's subsidiaries' directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives to, (a) immediately cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the Merger Agreement regarding an acquisition proposal, and (b) immediately prohibit any access by any persons to any confidential information relating to an acquisition proposal.

        In addition, ENLK has agreed not to make a recommendation change except in accordance with the Merger Agreement. Under the Merger Agreement, in the event of a potential recommendation change (as described under "The Merger Agreement—EGP Recommendation and EGP

Recommendation Change"), the ENLK Board or the ENLK Conflicts Committee (as applicable) must provide ENLC with four days' notice to allow ENLC to propose an adjustment to the terms and conditions of the Merger.

        Further, as described above, under certain circumstances, ENLK will be required to pay ENLC a termination fee of $55 million. See "The Merger Agreement—Termination Fee and Expense Reimbursement."

        These provisions could discourage a third party that may have an interest in acquiring all or a significant part of ENLK from considering or proposing that acquisition.

Financial projections by EnLink may not prove accurate and unaudited pro forma financial statements included in this joint information statement/proxy statement/prospectus are presented for illustrative purposes only. Such projections and unaudited pro forma financial statements may not be an indication of ENLC's financial condition or results of operations following the Transactions. Any potential decline in the financial condition or results of operations of ENLC may cause significant variations in the price of ENLC Common Units and/or could have a material adverse effect on the price of ENLC Common Units and ENLC's ability to make distributions following the completion of the Transactions.

        In performing their financial analyses and rendering their respective fairness opinions, the respective financial advisors to the ENLK Conflicts Committee and the ENLC Conflicts Committee reviewed and relied on, among other things, internal financial analyses and forecasts for ENLC and ENLK, which were prepared by EnLink management. These financial projections include, among others, assumptions regarding future operating cash flows, capital expenditures, and the growth and timing of distributions. These financial projections were not prepared with a view to public disclosure, are subject to significant economic, competitive, industry, and other uncertainties, and may not be achieved in full, at all, or within projected timeframes. The failure of ENLK's or ENLC's businesses to achieve projected results, including projected cash flows, could have a material adverse effect on the price of ENLC Common Units, ENLC's financial position and ENLC's ability to maintain or increase its distributions following the completion of the Transactions. See "The Merger—Unaudited Projected Financial Information."

        In addition, the unaudited pro forma financial statements contained in this joint information statement/proxy statement/prospectus were not provided with a view to public disclosure, are subject to significant economic, competitive, industry, and other uncertainties, and may not be achieved in full, at all or within projected timeframes. The actual financial condition and results of operations of ENLC following the Merger may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the financial condition or results of operations of ENLC following the Transactions. Any potential decline in the financial condition or results of operations of ENLC could have a material adverse effect on the price of ENLC Common Units and ENLC's ability to make distributions following the completion of the Transactions.

        See "Unaudited Pro Forma Condensed Combined Financial Statements."

The Transactions are subject to conditions, including some conditions that may not be satisfied on a timely basis, if at all, and the Merger Agreement contains certain termination rights for both ENLK and ENLC. Failure to complete Transactions, or significant delays in completing the Transactions, could negatively affect EnLink's future business and financial results and the trading prices of ENLC Common Units and ENLK Common Units.

        The Transactions are subject to the satisfaction or waiver of certain conditions, including the approval of the Merger Agreement by the holders of a majority of the ENLK Voting Units. The Merger Agreement contains other conditions that, if not satisfied or waived, would result in the

Transactions not occurring, even though the ENLK Voting Unitholders may have approved the Merger Agreement. Satisfaction of some of these other conditions to the Transactions is not entirely in the control of ENLK or ENLC. The closing conditions to the Transactions may not be satisfied, and ENLK and ENLC may choose not to, or may be unable to, waive an unsatisfied condition, which may cause the Transactions not to occur. See "The Merger Agreement—Conditions to Completion of the Merger."

        The Merger Agreement also contains certain termination rights for both ENLK and ENLC, including, among others, (i) by the mutual written agreement of ENLK (duly authorized by the ENLK Conflicts Committee) and ENLC (duly authorized by the ENLC Board); (ii) by either ENLK or ENLC, if (A) the Merger has not been consummated on or before June 30, 2019; (B) a governmental authority has issued a non-appealable order, decree, or ruling or taken any other action (including the enactment of any law) permanently restraining, enjoining, or otherwise prohibiting the Transactions (provided that the party seeking to terminate the Merger Agreement on this basis must have complied with its obligations with respect to the holding of the ENLK Unitholder Meeting, the recommendation of the ENLK Board, the use of reasonable best efforts to cause the consummation of the Transactions, and cooperation to obtain required regulatory approvals); or (C) the requisite approval of the Merger Agreement is not obtained; (iii) by ENLC, if (A) the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee makes a recommendation change (as described herein) prior to the ENLK Unitholder Meeting or (B) if under certain conditions, there has been a material breach by ENLK of any of its representations, warranties, or covenants set forth in the Merger Agreement that is not cured within 30 days of notice of such breach; and (iv) by ENLK, if (A) subject to certain conditions, ENLK has received a superior proposal (as defined below) and the ENLK Board (upon recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee has determined in good faith that the failure to terminate the Merger Agreement would be inconsistent with their respective fiduciary duties, or (B) under certain conditions, there has been a material breach by ENLC of any of its representations, warranties, or covenants set forth in the Merger Agreement that is not cured within 30 days of notice of such breach. See "The Merger Agreement—Termination of the Merger Agreement."

        If the Transactions are not completed, or if there are significant delays in completing the Transactions, EnLink's business and financial results and the trading prices of ENLC Common Units and ENLK Common Units could be negatively affected, and each of the parties will be subject to several risks, including the following:

  •
  the parties may be liable for fees or expenses to one another under the terms and conditions of the Merger Agreement;

  •
  there may be negative reactions from the financial markets due to the fact that current prices of ENLC Common Units and ENLK Common Units may reflect a market assumption that the Transactions will be completed; and

  •
  the attention of management may be focused on the Transactions such that EnLink's operations and pursuit of other opportunities that could have been beneficial to EnLink's business may be negatively affected.

Maintaining credit ratings is under the control of ratings agencies, which are independent third parties. There can be no assurances that EnLink's credit ratings will be affirmed following the consummation of the Transactions, and changes to EnLink's credit ratings could negatively impact ENLC's access to capital and costs of doing business.

        In connection with the completion of the Merger, ratings agencies may reevaluate ENLC's and ENLK's credit ratings. Credit rating agencies perform independent analyses when assigning credit ratings and there can be no assurances that EnLink's credit ratings will be affirmed following the consummation of the Transactions or maintained in the future. The analyses include a number of criteria including, but not limited to, business composition, market, and operational risks, as well as various financial tests. Pro Forma ENLC's ratings upon completion of the Merger will reflect each rating organization's opinion of Pro Forma ENLC's financial strength, operating performance, and ability to meet the obligations associated with its securities. In addition, the trading market for ENLC's and ENLK's securities depends, in part, on the research and reports that third-party securities analysts publish about ENLC and ENLK and the industry in which they participate. In connection with the completion of the Merger, one or more of these analysts could downgrade ENLC or ENLK securities or issue other negative commentary about ENLC and ENLK and the industry in which they participate, which could cause the trading price of such securities to decline.

        The failure of EnLink's credit ratings to be affirmed following the consummation of the Transactions or a downgrade may increase ENLC's and ENLK's cost of borrowing, may negatively impact ENLC's and ENLK's ability to raise additional debt capital, may negatively impact ENLC's and ENLK's ability to successfully compete, and may negatively impact the willingness of counterparties to deal with ENLC and ENLK, each of which could have a material adverse effect on the business, financial condition, results of operations and cash flows of ENLC and ENLK, as well as the market price of their respective securities.

        Credit rating agencies continue to review the criteria for industry sectors and various debt ratings on an ongoing basis and may make changes to those criteria from time to time. Ratings are subject to revision or withdrawal at any time by the rating agencies. The credit rating of Pro Forma ENLC will be subject to ongoing evaluation by credit rating agencies, and downgrades in Pro Forma ENLC's ratings could adversely affect Pro Forma ENLC's business, cash flows, financial condition, operating results, and equity and debt prices.

ENLK and ENLC may be targets of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the Transactions.

        Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements in an effort to enjoin the merger or seek monetary relief from such parties. Even though we believe any such lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. ENLK and ENLC cannot predict the outcome of these lawsuits, or others, nor can they predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Transactions could delay or prevent their consummation. In addition, the costs of defending the litigation, even if resolved in ENLK's or ENLC's favor, could be substantial and such litigation could distract ENLK and ENLC from pursuing the consummation of the Transactions and other potentially beneficial business opportunities.

The date ENLK Public Unitholders will receive the merger consideration depends on the completion date of the Merger, which is uncertain.

        As described in this joint information statement/proxy statement/prospectus, completing the proposed merger is subject to several conditions, not all of which are controllable or waivable by ENLC or ENLK. Accordingly, even if the proposed Merger is approved by ENLK Voting Unitholders, the date on which ENLK Public Unitholders will receive merger consideration depends on the completion date of the Merger, which is uncertain and subject to several other closing conditions.

If the Merger does not occur, ENLC and ENLK will not benefit from the expenses they have incurred in the pursuit of the Merger.

        The Merger may not be completed. If the Merger is not completed, each of ENLC and ENLK will have incurred substantial expenses for which no ultimate benefit will have been received by it. ENLC and ENLK currently expect to incur several million dollars with respect to merger-related expenses, consisting of independent advisory, legal, and accounting fees, and financial printing and other related charges, much of which may be incurred even if the Merger is not completed.

Directors and executive officers of EMM and EGP have certain interests that are different from those of the ENLC Unitholders and ENLK Unitholders generally.

        Directors and executive officers of EMM and EGP are parties to agreements or participants in other arrangements that give them interests in the Merger that may be different from, or in addition to, your interests as an ENLC Unitholder or ENLK Unitholder, as applicable. In addition, certain of the directors and executive officers of EGP are also directors or executive officers at EMM. These and other different interests are described under "Certain Relationships; Interests of Certain Persons in the Merger." ENLK Voting Unitholders should consider these interests in voting on the ENLK Merger Proposal and/or the ENLK Adjournment Proposal.

The opinions rendered to the ENLC Conflicts Committee and the ENLK Conflicts Committee by their respective financial advisors on October 21, 2018, were based on the financial analysis performed by the applicable financial advisor, which were based on information made available to the financial advisor, as of the date of its opinion and financial, economic, monetary, market, regulatory, and other conditions as they existed and as could be evaluated on the date thereof. As a result, these opinions do not reflect changes in events or circumstances after the date of the opinions. The ENLC Conflicts Committee and ENLK Conflicts Committee have not requested, and do not expect to request, updated opinions from their respective financial advisors reflecting changes in circumstances that may have occurred since the signing of the Merger Agreement.

        The opinions rendered to the ENLC Conflicts Committee and the ENLK Conflicts Committee by Barclays and Evercore, respectively, were provided in connection with, and at the time of, the evaluation of the Transactions and the Transaction Documents by the ENLC Conflicts Committee and the ENLK Conflicts Committee. These opinions were based on the financial analysis performed by Barclays and Evercore, respectively, which were based on information made available to Barclays and Evercore, respectively, as of the date of their opinions and financial, economic, monetary, market, regulatory, and other conditions as they existed and as could be evaluated on the date thereof, which may have changed, or may change, after the date of the opinions. The ENLC Conflicts Committee and the ENLK Conflicts Committee have not requested updated opinions as of the date of this joint information statement/proxy statement/prospectus from their respective financial advisors, and they do not expect to request updated opinions prior to completion of the Transactions. Changes in the operations and prospects of ENLC or ENLK, general market and economic conditions, and other factors which may be beyond the control of ENLC or ENLK, and on which the opinions were based, may have altered the value of ENLC or ENLK or the prices of ENLC Common Units or ENLK Common Units since the date of such opinions, or may alter such values and prices by the time the Transactions are completed. The opinions do not speak as of any date other than the date of the applicable opinion.

        For a description of the opinion that the ENLC Conflicts Committee received from Barclays, please refer to "Opinion of Barclays—Financial Advisor to the ENLC Conflicts Committee." For a description of the opinion that the ENLK Conflicts Committee received from Evercore, please refer to "Opinion of Evercore—Financial Advisor to the ENLK Conflicts Committee."

Tax Risks Related to the Merger and the Ownership of ENLC Common Units

The Merger will be a taxable transaction to ENLK Common Unitholders and, in such case, the resulting tax liability of an ENLK Common Unitholder, if any, will depend on the unitholder's particular situation. ENLK Common Unitholders will receive no cash consideration with which to pay any potential U.S. federal income tax liability resulting from the Merger.

        ENLK Common Unitholders will receive solely ENLC Common Units as the Merger Consideration. Although ENLK Common Unitholders will receive no cash consideration, the Merger will be treated as a taxable sale by U.S. Holders (as defined in the section titled "Material U.S. Federal Income Tax Consequences") of ENLK Common Units for U.S. federal income tax purposes. As a result, a U.S. Holder will generally recognize (i) ordinary income to the extent of the U.S. Holder's share of depreciation recapture, other "unrealized receivables," and "inventory items" owned by ENLK and its subsidiaries and (ii) capital gain or capital loss equal to the difference between the U.S. Holder's amount realized and the sum of the U.S. Holder's tax basis in its ENLK Common Units and the amount of ordinary income recognized by the U.S. Holder as described in clause (i). The amount of ordinary income and capital gain or loss recognized by each ENLK Common Unitholder in the Merger will vary depending on each unitholder's particular situation, including the value of the ENLC Common Units received by each unitholder in the Merger, the amount of depreciation and amortization deductions previously passed-through from ENLK to the unitholder, the adjusted tax basis of the ENLK Common Units exchanged by each unitholder in the Merger, and the amount of any suspended passive losses that may be available to a particular unitholder to offset a portion of the gain recognized by the unitholder.

        For a more complete discussion of material U.S. federal income tax consequences of the Merger, see the section titled "Material U.S. Federal Income Tax Consequences."

The tax liability of an ENLK Common Unitholder as a result of the Merger could be more than expected.

        Because the fair market value of any ENLC Common Unit received in the Merger will not be known until the Effective Time, an ENLK Common Unitholder will not be able to determine its amount realized, and therefore its taxable gain or loss, until such time. In addition, because prior distributions in excess of an ENLK Common Unitholder's allocable share of ENLK's net taxable income decrease the unitholder's tax basis in its ENLK Common Units, the amount, if any, of the prior excess distributions with respect to such common units will, in effect, become taxable income to a unitholder if the aggregate value of the consideration received in the Merger is greater than the unitholder's adjusted tax basis in its ENLK Common Units, even if the aggregate value of the consideration received in the Merger is less than the unitholder's original cost basis in its ENLK Common Units. Furthermore, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to depreciation recapture, other "unrealized receivables," or "inventory items" owned by ENLK and its subsidiaries.

        For a more complete discussion of material U.S. federal income tax consequences of the Merger, see the section titled "Material U.S. Federal Income Tax Consequences."

The U.S. federal income tax treatment of owning and disposing of ENLC Common Units received in the Merger will be different than the U.S. federal income tax treatment of owning and disposing of the ENLK Common Units surrendered in the Merger.

        ENLK is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income taxes. Instead, each ENLK Common Unitholder is required to take into account its respective share of ENLK's items of income, gain, loss, and deduction in computing its federal income tax liability, even if no cash distributions are made by ENLK to the unitholder. A pro rata distribution of cash by ENLK to an ENLK Common Unitholder who is a U.S.

Holder (as defined in the section titled "Material U.S. Federal Income Tax Consequences") is generally not taxable for U.S. federal income tax purposes unless the amount of cash distributed is in excess of the unitholder's adjusted tax basis in its ENLK Common Units.

        In contrast, ENLC is classified as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax on its taxable income. A distribution of cash by ENLC to an ENLC Unitholder who is a U.S. Holder will generally be included in such unitholder's income as ordinary dividend income to the extent of ENLC's current or accumulated "earnings and profits," as determined under U.S. federal income tax principles. A portion of the cash distributed to ENLC Unitholders by ENLC after the Merger may exceed ENLC's current and accumulated earnings and profits. Cash distributions to an ENLC Unitholder who is a U.S. Holder in excess of ENLC's current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing the adjusted tax basis in the holder's ENLC Common Units and, to the extent the cash distribution exceeds the holder's adjusted tax basis, as capital gain from the sale or exchange of such ENLC Common Units.

        For a more complete discussion of material U.S. federal income tax consequences of the Merger, see the section titled "Material U.S. Federal Income Tax Consequences."

ENLC's ability to use net operating losses ("NOLs") to offset future income may be limited.

        As of December 31, 2017, ENLC had approximately $225 million of U.S. federal net operating loss carryforwards ("NOLs"), which expire beginning in 2034. NOLs generated after December 31, 2017 do not expire. Utilization of these NOLs depends on many factors, including ENLC's future income, which cannot be assured. In addition, Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382"), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income by a corporation that has undergone an "ownership change" (as determined under Section 382). In general, an "ownership change" occurs if ENLC's "5-percent shareholders," as defined under Section 382 of the Code, including certain groups of persons treated as "5-percent shareholders," collectively increased their ownership in ENLC Common Units by more than 50 percentage points over their lowest ownership during a rolling three-year period. An ownership change can occur as a result of a public offering of ENLC Common Units, as well as through secondary market purchases of ENLC Common Units and certain types of reorganization transactions. As a result of the exchange of ENLK Common Units for ENLC Common Units in the Merger, ENLC expects that the Merger will cause ENLC to experience an ownership change and, thus, that ENLC's ability to offset future taxable income with its pre-ownership change NOLs will be subject to limitation under Section 382. Such a limitation could, for any given year, have the effect of increasing the amount of ENLC's U.S. federal income tax liability, which would negatively impact the amount of after-tax cash available for distribution to ENLC Unitholders and ENLC's financial condition.

        For a more complete discussion of material U.S. federal income tax consequences of the Merger, see the section titled "Material U.S. Federal Income Tax Consequences."

ENLC's future tax liability may be greater than expected if it does not generate NOLs sufficient to offset taxable income or if tax authorities challenge certain of its tax positions.

        ENLC expects to generate deductions and NOL carryforwards that it can use to offset taxable income. As a result, ENLC does not expect to pay meaningful U.S. federal income tax through at least 2023. This estimate is based upon assumptions ENLC has made regarding, among other things, income, capital expenditures, and net working capital. Further, the Internal Revenue Service (the "IRS") or other tax authorities could challenge one or more tax positions ENLC takes, such as the classification of assets under the income tax depreciation rules, the characterization of expenses for income tax purposes, and the tax classification of the Merger. Further, any change in law may affect ENLC's tax position. While ENLC expects that its deductions and NOL carryforwards will be available to it as a future benefit, in the event that they are not generated as expected, are successfully challenged by the IRS (in a tax audit or otherwise), or are subject to future limitations as described below, ENLC's ability to realize these benefits may be limited.

        For a more complete discussion of material U.S. federal income tax consequences of the Merger, see the section titled "Material U.S. Federal Income Tax Consequences."

The recently passed comprehensive tax reform bill could adversely affect ENLC's business and financial condition.

        On December 22, 2017, tax legislation commonly known as the Tax Cuts and Jobs Act ("Tax Cuts and Jobs Act") was enacted. Among other things, the Tax Cuts and Jobs Act (i) reduces the U.S. corporate income tax rate from 35% to 21% (beginning in 2018), (ii) generally will limit ENLC's annual deductions for interest expense to no more than 30% of ENLC's "adjusted taxable income" (plus 100% of ENLC's business interest income) for the year, and (iii) will permit ENLC to offset only 80% (rather than 100%) of ENLC's taxable income with any NOLs ENLC generates after 2017. Currently ENLC does not expect the provisions of the Tax Cuts and Jobs Act, taken as a whole, to have any material adverse impact on ENLC's cash tax liabilities, financial condition, results of operations, or cash flows. However, it is possible in the future that the NOL and/or interest deductibility limitations could have the effect of causing ENLC to incur income tax liability sooner than ENLC otherwise would have incurred such liability or, in certain cases, could cause ENLC to incur income tax liability that ENLC might otherwise not have incurred, in the absence of these tax law changes.

Risks Related to ENLC's Business and an Investment in ENLC

        You should read and consider the risk factors specific to ENLC's business that will also affect Pro Forma ENLC after completion of the Transactions and the risk factors inherent in an investment in ENLC. These risks are described in ENLC's Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference into this joint information statement/proxy statement/prospectus, and in other documents that are incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" for the location of information incorporated by reference into this joint information statement/proxy statement/prospectus.

Risks Related to ENLK's Business

        You should read and consider the risk factors specific to ENLK's business that will also affect Pro Forma ENLC after completion of the Transactions. These risks are described in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference into this joint information statement/proxy statement/prospectus, and in other documents that are incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" for the location of information incorporated by reference into this joint information statement/proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint information statement/proxy statement/prospectus contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions, and expectations of EnLink management, the matters addressed herein involve certain assumptions, risks, and uncertainties that could cause actual activities, performance, outcomes, and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this joint information statement/proxy statement/prospectus constitute forward-looking statements, including but not limited to statements identified by the words "forecast," "may," "believe," "will," "should," "plan," "predict," "anticipate," "intend," "estimate," and "expect" and similar expressions. Such forward-looking statements include, but are not limited to,

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  the expected consideration to be received in connection with the consummation of the Transactions;

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  statements about the approval of the Merger Agreement and the consummation of the Transactions;

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  the satisfaction of the closing conditions to the Merger;

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  the timing of the consummation of the Transactions, if they will be consummated at all;

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  the expected impact of the Transactions, including with respect to the synergies, operating results, cost of capital, and other cost savings or tax benefits; and

  •
  the expected impact regarding EnLink's business and the ENLK Common Units and ENLC Common Units if the Transactions do not occur.

        Factors that could result in such differences or otherwise materially affect EnLink's financial condition, results of operations, or cash flows include:

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  the expected timing and likelihood of completion of the Transactions, including the ability to obtain requisite regulatory approval and the ENLK Unitholder Approval and the satisfaction of the other conditions to the consummation of the Transactions;

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  risks that the Transactions may not be consummated or the benefits contemplated therefrom may not be realized;

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  the diversion of EnLink management's attention to the Transactions and away from EnLink's operations and pursuit of other opportunities that could have been beneficial to EnLink's business;

  •
  risks that the cost savings, tax benefits, and any other synergies from the Transactions may not be fully realized or may take longer to realize than expected; and

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  the applicable uncertainties, factors, and risks described in EnLink's filings with the SEC, including ENLK's and ENLC's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

        The assumptions and estimates underlying the forecasted financial information included in this joint information statement/proxy statement/prospectus are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this joint information statement/proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

        Neither ENLK nor ENLC assumes any obligation to update any forward-looking statements.

 THE PARTIES TO THE MERGER

EnLink Midstream, LLC

        This section summarizes information from ENLC's Annual Report on Form 10-K for the year ended December 31, 2017 and the other filings incorporated into this joint information statement/proxy statement/prospectus by reference. For a more detailed discussion of ENLC's business, please read the "Business" section contained in ENLC's Annual Report on Form 10-K for the year ended December 31, 2017 and the other filings incorporated into this document by reference.

        ENLC is a publicly traded Delaware limited liability company formed in October 2013.

        ENLC's assets consist of equity interests in ENLK and EOGP. ENLK is a publicly traded limited partnership formed on July 12, 2002 and is engaged in the gathering, transmission, processing, and marketing of natural gas, NGLs, condensate, and crude oil, as well as providing crude oil, condensate, and brine services to producers. EOGP is a partnership held by ENLC and ENLK and is engaged in midstream services. As of December 4, 2018, ENLC's direct and indirect interests in ENLK and EOGP consisted of the following:

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  88,528,451 ENLK Common Units representing an aggregate 21.5% limited partner interest in ENLK, consisting of (i) 68,248,199 ENLK Common Units held by Acacia, a wholly-owned subsidiary of ENLC, and (ii) 20,280,252 ENLK Common Units held by EMI, a wholly-owned subsidiary of ENLC;

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  100% ownership interest in EGP (which is held by EMI), which owns a 0.4% general partner interest in ENLK and all of the Incentive Distribution Rights; and

  •
  16.1% limited partner interest in EOGP, which is held by EMI.

        On July 18, 2018, subsidiaries of Devon closed a transaction to sell all of their equity interests in ENLK, ENLC, and EMM to GIP Stetson. As a result of the GIP Acquisition:

  •
  GIP Stetson I acquired all of the equity interests held by subsidiaries of Devon in ENLK and EMM, which amount to 100% of the outstanding limited liability company interests in EMM and approximately 23.0% of the outstanding limited partner interests in ENLK as of December 4, 2018. Through this transaction, GIP acquired control of (i) EMM, (ii) ENLC, and (iii) ENLK, as a result of ENLC's indirect ownership of EGP;

  •
  GIP Stetson II acquired all of the equity interests held by subsidiaries of Devon in ENLC, which amount to approximately 63.7% of the ENLC Common Units in ENLC as of December 4, 2018; and

  •
  Through this transaction, GIP Stetson acquired control of (i) EMM, (ii) ENLC, and (iii) ENLK, as a result of ENLC's indirect ownership of EGP.

        The ENLC Common Units are traded on the NYSE under the symbol "ENLC."

EnLink Midstream Manager, LLC

        EMM is a Delaware limited liability company formed in October 2013 and is the managing member of ENLC. EMM is responsible for conducting ENLC's business and managing its operations.

EnLink Midstream Partners, LP

        This section summarizes information from ENLK's Annual Report on Form 10-K for the year ended December 31, 2017 and the other filings incorporated into this joint information statement/proxy statement/prospectus by reference. For a more detailed discussion of ENLK's business, please read the "Business"

section contained in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017 and the other filings incorporated into this document by reference.

        ENLK is a publicly traded Delaware limited partnership formed in 2002. ENLK's business activities are conducted through its subsidiary, the ENLK Operating Partnership, and the subsidiaries of the ENLK Operating Partnership.

        ENLK primarily focuses on providing midstream energy services, including:

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  gathering, compressing, treating, processing, transporting, storing, and selling natural gas;

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  fractionating, transporting, storing, and selling NGLs; and

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  gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate, in addition to brine disposal services.

        The ENLK Common Units are traded on the NYSE under the symbol "ENLK."

EnLink Midstream GP, LLC

        EGP is a Delaware limited liability company and is the general partner of ENLK and an indirect, wholly-owned subsidiary of ENLC. EGP is responsible for conducting ENLK's business and managing its operations.

NOLA Merger Sub, LLC

        Merger Sub is a Delaware limited liability company and wholly-owned subsidiary of ENLC. Merger Sub was formed by ENLC solely for the purposes of effecting the Merger.

Executive Offices of ENLC, ENLK, EMM, EGP, and Merger Sub

        The principal executive offices of ENLC, EMM, ENLK, EGP, and Merger Sub are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 and the telephone number of each of these entities is 214-953-9500.

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex A and incorporated into this joint information statement/proxy statement/prospectus by reference. You should read carefully the Merger Agreement in its entirety because it, and not this joint information statement/proxy statement/prospectus, is the legal document that governs the terms of the Transactions, including the Merger.

Effects of the Merger

        On October 21, 2018, ENLC, ENLK, Merger Sub, EGP, and EMM (ENLC, EMM, ENLK, and EGP collectively referred to as the "EnLink Parties") entered into the Merger Agreement, pursuant to which Merger Sub, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, will merge with and into ENLK, with ENLK surviving the Merger as a subsidiary of ENLC (referred to in this summary with respect to periods following the Effective Time, interchangeably, as "ENLK" or the "surviving entity"), and each outstanding ENLK Public Unit will be converted into the right to receive 1.15 ENLC Common Units.

        Concurrently with the entry into the Merger Agreement, in connection with the Preferred Restructuring Agreement, Enfield and the EnLink Parties agreed that (i) each ENLK Series B Unit issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding and represent a limited partner interest in ENLK, with terms and conditions modified in accordance with the Amended ENLK Partnership Agreement, including exchangeability of the ENLK Series B Units, under certain conditions, into ENLC Common Units instead of ENLK Common Units, subject to the election of ENLK to instead redeem for cash any such exchanged ENLK Series B Units, and no additional consideration will be delivered to any ENLK Series B Unitholder in respect of the Merger and the Preferred Restructuring Agreement and (ii) ENLC will issue to Enfield, for no additional consideration, a new class of non-economic common units representing limited liability company interests in ENLC (the "ENLC Class C Common Units") equal to the number of ENLK Series B Units held by Enfield immediately following the Effective Time in order to provide Enfield with certain voting rights at ENLC in accordance with the Amended ENLC Operating Agreement.

        Once the Merger is completed, former ENLK Public Unitholders who surrender their ENLK Public Units in accordance with the Merger Agreement will be eligible, in their capacity as ENLC Unitholders, to receive distributions on the ENLC Common Units declared by the ENLC Board, if any, with a record date after the Effective Time. For additional discussion of the eligibility of ENLK Unitholders to receive distributions on ENLC Common Units, please read "The Merger Agreement—Distributions." For a description of ENLK's distribution policy, please read "Comparison of the Rights of ENLC Unitholders and ENLK Unitholders."

        Based upon the 264,572,534 ENLK Public Units outstanding on October 21, 2018 and 1,141,062 ENLK Common Units that ENLK anticipates issuing with respect to ENLK Equity Awards which may vest prior to the Effective Time pursuant to the terms of the applicable award agreements, ENLC expects to issue approximately 305,570,636 ENLC Common Units in connection with the Merger. This number of ENLC Common Units will represent approximately 62.9% of the outstanding ENLC Common Units as of October 21, 2018. In connection with the closing of the Merger, the IDRs issued and outstanding immediately prior to the Effective Time and held by EGP will be cancelled and cease to exist. EGP will receive no consideration with respect to this cancellation of the IDRs. In addition, based upon the 58,728,994 ENLK Series B Units held by Enfield as of the date of this joint information statement/proxy statement/prospectus, ENLC expects to issue approximately 58,728,994 ENLC Class C Common Units at the Effective Time.

        Effective as of the Effective Time, each of the directors of the ENLK Board other than Barry E. Davis, the Executive Chairman of EGP, and Michael J. Garberding, the President and Chief Executive Officer of EGP, will resign. The executive officers of EGP and the executive officers of EMM prior to the Merger are expected to continue in such capacities following the Merger. Information about the current members of the ENLK Board and executive officers of EGP can be found in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint information statement/proxy statement/prospectus. Information about the current EMM executive officers can be found in ENLC's Annual Report on Form 10-K for the year ended December 31, 2017, which is also incorporated by reference into this joint information statement/proxy statement/prospectus. See "Where You Can Find More Information."

Background of the Merger

        The ENLC Board and the ENLK Board (collectively, the "EnLink Boards"), together with EnLink management, regularly review and assess operational and strategic opportunities to increase value for their respective investors and achieve long-term strategic goals. These reviews have included, among other things, potential opportunities for acquisitions and business combinations, capital projects, improvements to cost structure, operational improvements, capital raises, and other strategic alternatives. As more fully described in the section entitled "Certain Relationships; Interests of Certain Persons in the Merger," ENLC and ENLK are effectively under common control. However, each of the ENLC Board and the ENLK Board has also independently discussed various alternatives that could potentially complement, enhance, or improve both the strengths and strategic positions of ENLC and ENLK.

        In early 2017, EnLink management began specifically considering possible reorganization transactions involving ENLC, ENLK, and their subsidiaries to streamline and simplify the organizational structures of ENLC and ENLK, improve their cost of capital, and facilitate financing of growth opportunities, including, but not limited to, (i) the restructuring or elimination through various means of the incentive distribution rights (the "IDRs") of ENLK, which IDRs are held by EGP (an "IDR Restructuring"), (ii) a transaction pursuant to which ENLC would acquire all of the ENLK Common Units that are not already owned by ENLC or its subsidiaries (an "ENLC Simplification"), and (iii) a transaction pursuant to which ENLK would acquire all of the outstanding ENLC Common Units (an "ENLK Acquisition"), and, together with an ENLC Simplification and an IDR Restructuring, the "Restructuring Alternatives").

        In April 2017, EnLink management discussed possible Restructuring Alternatives with representatives of Citigroup Global Markets Inc. ("Citi"). These discussions focused particularly on an ENLC Simplification and an ENLK Acquisition. Representatives of Citi provided to EnLink management materials and information regarding precedent simplification transactions and general trends in the MLP industry.

        Also in April 2017, EnLink management met with representatives of Citi to discuss a potential strategic transaction involving EnLink and a third party ("Company A"). On April 24, 2017, EnLink management met with management of Company A to briefly discuss their mutual interest in a possible strategic combination between EnLink and Company A, including a merger of equals. Following this meeting, management of EnLink and Company A agreed to continue discussions regarding a potential transaction. On April 28, 2017, management of EnLink and Company A held a telephone conference and discussed an overview of a potential transaction, including potential synergies, organizational structure, and key issues for each company's owners and stakeholders. On April 29, 2017, management of EnLink and Devon, which, prior to July 18, 2018, held all of the membership interests in EMM and held ENLC Common Units representing approximately 63.7% of the outstanding ENLC Common Units, participated on a telephone conference to discuss the potential transaction. On this call, EnLink management described the discussions and meetings that had been held as of such time with Company A.

        In May 2017, EnLink management continued discussing certain Restructuring Alternatives with Citi, focusing specifically on an ENLC Simplification. EnLink management held multiple discussions with management of Devon in May 2017 regarding the several Restructuring Alternatives.

        Between May 2017 and August 2017, EnLink management continued to evaluate the potential transaction with Company A, including through conversations with management of Company A, meetings with the EnLink Boards, and discussions with management of Devon.

        In July 2017, EnLink and Devon executed a confidentiality agreement with Company A, and the parties exchanged diligence materials in connection with a potential transaction. However, in August 2017, given, among other things, the overall energy markets, the uncertainty of commodity prices, midstream activity levels, and the valuation of the respective parties, management of EnLink and Company A mutually determined that they were not interested in pursuing a potential transaction at such time. Consistent with past practice, EnLink management informed and updated the EnLink Boards and Devon management regarding its discussions and the termination of such discussions with Company A and other representatives.

        From August 2017 to November 2017, EnLink management continued to evaluate Restructuring Alternatives and met with several financial advisors and management of Devon to discuss the midstream market and the viability of the Restructuring Alternatives. In August and September 2017, these meetings involved both an ENLC Simplification and an IDR Restructuring. In October and November 2017, these discussions centered primarily on an ENLC Simplification.

        In November 2017, ENLC engaged Baker Botts L.L.P. (EnLink's outside legal counsel) ("Baker Botts") to assist with the evaluation of the legal implications of an ENLC Simplification. Throughout November and early December 2017, EnLink management continued to discuss the possibility of an ENLC Simplification, including at regularly scheduled executive team meetings with Devon management and in discussions with Citi.

        On December 8, 2017, the EnLink Boards held a joint meeting to discuss the Restructuring Alternatives. At such meeting, EnLink management addressed the implications of an ENLC Simplification and an ENLK Acquisition, including possible acquisition scenarios and benefits involved in eliminating one of the two public companies maintained by EnLink. At this meeting, the EnLink Boards discussed the potential conflicts of interest that could arise between ENLC and ENLK in any possible Restructuring Alternative, regardless of the ultimate structure of such a transaction, and EnLink management suggested that the EnLink Boards consider delegating certain authority to the existing ENLC Conflicts Committee and ENLK Conflicts Committee. At such meeting, the ENLC Board authorized the ENLC Conflicts Committee, and the ENLK Board authorized the ENLK Conflicts Committee, to engage legal counsel and financial advisors in connection with the evaluation of a potential transaction involving one or more of the Restructuring Alternatives. Following this meeting, EnLink management held several internal meetings in December 2017 to discuss the viability of the various Restructuring Alternatives and the process of pursuing a potential transaction.

        In December 2017, the ENLK Conflicts Committee engaged Morris Nichols Arsht & Tunnell ("MNAT") to act as its counsel in connection with a potential transaction. Also in December 2017, the ENLC Conflicts Committee engaged Richards, Layton & Finger, P.A. ("RLF") to act as its counsel in connection with a potential transaction.

        On December 27, 2017, the ENLC Conflicts Committee held a telephonic meeting with a representative of RLF. The ENLC Conflicts Committee discussed the process of selecting a financial advisor to assist in evaluating the merits of the potential transaction from the perspective of ENLC and the holders of ENLC Public Units. The ENLC Conflicts Committee also discussed materials provided at the request of the ENLC Conflicts Committee to the ENLC Conflicts Committee by three prospective financial advisors summarizing each advisor's prior relationships and engagements with ENLC, ENLK, and Devon.

        On January 3, 2018, EnLink, Baker Botts, and MNAT held a conference call to discuss the role of MNAT and general principles relating to a possible transaction.

        On January 8, 2018, the ENLC Conflicts Committee held an in-person meeting with representatives of RLF to discuss the potential transaction and interview potential financial advisors for the ENLC Conflicts Committee. The ENLC Conflicts Committee received a presentation from RLF regarding the duties and obligations of the ENLC Conflicts Committee in connection with the potential transaction. The ENLC Conflicts Committee separately interviewed representatives of three potential financial advisors. Throughout the interviews and the meeting, the ENLC Conflicts Committee discussed each advisor's knowledge of precedent simplification transactions, experience with conflicts committee assignments, relationships with ENLC, ENLK and Devon, and proposed fees for its work.

        On January 10, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of RLF. The ENLC Conflicts Committee discussed the recent interviews with potential financial advisors and evaluated the relative strengths of the potential financial advisors and the independence of each advisor. The ENLC Conflicts Committee unanimously determined that Barclays had the requisite expertise to provide high quality advice to the ENLC Conflicts Committee and determined to engage Barclays as its financial advisor, subject to negotiation of a mutually acceptable fee and engagement letter. The ENLC Conflicts Committee determined to wait to inform Barclays until the timing of a potential transaction was more clear.

        In December 2017, Devon informed EnLink management, and on January 12, 2018, Devon informed the EnLink Boards, that Devon was evaluating a potential disposition process of its ownership interest in EnLink (the "Devon Sale") in connection with Devon's previously announced objective to monetize approximately $5 billion of its assets. Due to the notice of the potential Devon Sale, and considering the uncertainty created by that process, EnLink management, and the ENLC Conflicts Committee and the ENLK Conflicts Committee (collectively, the "Conflicts Committees") paused work with legal counsel regarding the potential Restructuring Alternatives. Prior to this time, neither the ENLC Conflicts Committee nor the ENLK Conflicts Committee had engaged a financial advisor with respect to a potential transaction.

        On January 13, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of RLF and discussed the status of the potential transaction.

        At various meetings throughout January, February, and March 2018, EnLink management and Devon management met to discuss the potential Devon Sale, the process and timeline for such a transaction, potential acquirers, and the impact of such a transaction on EnLink's business and the various Restructuring Alternatives. During this time, EnLink management also met with Citi on multiple occasions to discuss the market for MLPs and other matters related to the various Restructuring Alternatives.

        On March 14, 2018, ENLC formally engaged Citi as its financial advisor in connection with a potential simplification transaction based on its reputation in the market, experience in the energy industry, and familiarity with EnLink from its experience acting as EnLink's financial advisor in several prior projects. Throughout April, May, and June 2018, EnLink management continued to meet with Citi to discuss Restructuring Alternatives, specifically focusing on an ENLC Simplification.

        On June 5, 2018, Devon and certain of its subsidiaries entered into a Purchase Agreement with GIP Stetson I and GIP Stetson II, each of which is an affiliate of GIP, pursuant to which GIP Stetson I and GIP Stetson II agreed to acquire, in the aggregate, all of the equity interests held by the Devon subsidiaries in ENLC, EMM, and ENLK for aggregate consideration of $3,125,000,000 in cash. On July 18, 2018, the Devon Sale was completed.

        On July 25, 2018, EnLink management met with representatives of GIP to discuss the Restructuring Alternatives and certain analyses prepared by Citi, including information regarding the process and general orientation with respect to the possible transactions to consummate the Restructuring Alternatives. On July 26, 2018, EnLink management discussed with representatives of Citi the impact of the possible Restructuring Alternatives on EnLink's credit rating.

        On August 1, 2018, EnLink held its earnings call for the second quarter of 2018, during which EnLink management noted that a "top priority" for ENLC was to evaluate the correct long-term organizational structure for EnLink that would provide a competitive cost of capital to fund its growth strategy.

        On August 13 and August 15, 2018, EnLink management met with representatives of Citi to discuss the Restructuring Alternatives, focusing specifically on an ENLC Simplification.

        On August 17, 2018, the EnLink Boards held a joint meeting to discuss the Restructuring Alternatives, focusing primarily on an ENLC Simplification, including the rationale for a potential transaction, the further analysis that would be required, and the anticipated next steps, timing, and processes. At this meeting, the ENLC Board and the ENLK Board re-authorized the ENLC Conflicts Committee and the ENLK Conflicts Committee, respectively, to engage a financial advisor in connection with the evaluation of a potential transaction involving the Restructuring Alternatives.

        On August 20, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of RLF. The ENLC Conflicts Committee discussed engaging a financial advisor to assist the ENLC Conflicts Committee in connection with its evaluation of a potential transaction. The ENLC Conflicts Committee discussed the relative strengths of the potential advisors it had interviewed in January 2018 and the independence of each advisor. The ENLC Conflicts Committee determined that it would request updated information from Barclays regarding its material relationships with GIP and the EnLink family of companies and, subject to an acceptable disclosure, engage Barclays as its financial advisor, subject to negotiation of a mutually acceptable fee and engagement letter. The ENLC Conflicts Committee subsequently received a relationship disclosure letter from Barclays describing its material relationships with GIP and EnLink. On September 12, 2018, the ENLC Conflicts Committee entered into an engagement letter with Barclays. The ENLC Conflicts Committee selected Barclays due to, among other factors, its experience in the energy industry, including with respect to other simplification transactions, reputation, and familiarity with ENLC.

        On August 23, 2018, ENLK engaged Gibson, Dunn & Crutcher LLP ("Gibson Dunn") to act as its outside legal counsel in connection with a potential transaction.

        On August 24, 2018, the ENLK Conflicts Committee determined to discontinue the engagement of MNAT as legal counsel for the ENLK Conflicts Committee in connection with a potential transaction due to potential conflicts related to MNAT's representation of GIP on other matters. Also on August 24, 2018, the Chairman of the ENLK Conflicts Committee, on behalf of the ENLK Conflicts Committee, held a call with a representative of Potter Anderson & Corroon LLP ("Potter Anderson") for the purpose of determining whether to engage Potter Anderson as legal counsel to the ENLK Conflicts Committee in connection with a potential transaction. Thereafter, based on, among things, Potter Anderson's qualifications, experience representing MLP conflicts committees, and independence with respect to EnLink and GIP, the ENLK Conflicts Committee determined to engage Potter Anderson as legal counsel in connection with a potential transaction. An engagement letter detailing the terms of Potter Anderson's engagement was subsequently executed.

        Also on August 24, 2018, the Chairman of the ENLK Conflicts Committee, on behalf of the ENLK Conflicts Committee, held a call with representatives of Evercore to discuss the potential engagement of Evercore as financial advisor to the ENLK Conflicts Committee. Thereafter, the ENLK Conflicts Committee determined, based on, among other things, Evercore's experience in the energy industry, experience with MLP simplification transactions, reputation and familiarity with EnLink, and in light of Evercore's prior engagements on behalf of the ENLK Conflicts Committee, to engage Evercore as financial advisor to the ENLK Conflicts Committee in connection with a potential transaction, subject to negotiation of a mutually acceptable fee and engagement letter. Evercore subsequently provided to the ENLK Conflicts Committee a relationship disclosure letter confirming Evercore's lack of material relationships with EnLink and GIP, other than Evercore's prior engagements by the ENLK Conflicts Committee. An engagement letter dated September 13, 2018 detailing the terms of Evercore's engagement was subsequently executed.

        On September 1, 2018, EnLink management called Christopher Ortega, a member of the ENLK Board who was designated by TPG, which, together with the Goldman Parties, are the owners of Enfield, the record holder of all of the ENLK Series B Units. During this call, EnLink management and Mr. Ortega discussed generally the possible treatment of the ENLK Series B Units in the potential transaction due to the fact that the ENLK Series B Units are convertible into ENLK Common Units, all of which would be exchanged for ENLC Common Units if the potential transaction involved an ENLC Simplification. Following this call on September 1, 2018, EnLink management sent to representatives of TPG and the Goldman Parties a draft term sheet reflecting a scenario in which all of the ENLK Series B Units would be converted into a new series of preferred units issued by ENLC in connection with the potential transaction. On September 7, 2018, EnLink management held a conference call with representatives of TPG and the Goldman Parties regarding the potential treatment of the ENLK Series B Units in connection with a potential transaction.

        In early September 2018, EnLink management, following a review of the potential financial impacts of the various Restructuring Alternatives and the pro forma impacts of any such transaction, determined that an ENLC Simplification was preferable to the IDR Restructuring and the ENLK Acquisition because the ENLC Simplification would provide a comprehensive solution to, among other things, reduce EnLink's overall cost of capital, simplify its organizational structure, improve trading liquidity, and generally improve access to the capital markets.

        On September 14, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore in attendance. Among other things discussed during the meeting, Potter Anderson reviewed with the ENLK Conflicts Committee the form of resolutions to be considered by the ENLK Board at a joint board meeting to be held on September 19, 2018 and the ENLK Conflicts Committee's possible mandate and responsibilities thereunder. During the meeting, the ENLK Conflicts Committee considered and affirmed each member's independence and disinterestedness with respect to a potential transaction and satisfaction of the independence requirements for service as a member of the ENLK Conflicts Committee. The ENLK Conflicts Committee and its advisors then discussed the anticipated process for evaluating and negotiating a potential transaction.

        On September 18, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of Barclays and RLF. The ENLC Conflicts Committee discussed organizational matters in anticipation of an ENLC Board meeting and management presentation scheduled for the following day regarding an ENLC Simplification (the "Proposed Transaction"). The RLF representatives explained the scope of draft ENLC Board resolutions that would delegate authority to the ENLC Conflicts Committee to review, evaluate, and negotiate the Proposed Transaction. Barclays presented information pertaining to the recent trend of simplification transactions in the midstream market. The ENLC Conflicts Committee discussed process and timing matters for evaluating the Proposed Transaction.

        On September 19, 2018, the EnLink Boards held a joint board meeting in Dallas, Texas to discuss the Restructuring Alternatives. In addition to EnLink management, representatives from Baker Botts, Citi, RLF, Barclays, Potter Anderson, Gibson Dunn, and Evercore attended this meeting in person. At this joint board meeting, representatives from Citi made a presentation regarding midstream market trends, including trends toward simplified organizational structures and governance, precedent simplification transactions, and the relative benefits and drawbacks of the various Restructuring Alternatives, including the financial impact on EnLink and the comprehensive solution provided by the Proposed Transaction. Citi's financial analysis applied an illustrative exchange ratio of 1.06 ENLC Common Units for each ENLK Common Unit for purposes of demonstrating the various financial impacts of the Proposed Transaction. The EnLink Boards and the advisors to ENLC, ENLK, and the Conflicts Committees reviewed and discussed Citi's presentation, in particular Citi's observation that the ENLK Common Units and ENLC Common Units, which previously traded in relative parity, experienced a decoupling in their relative trading values starting in early August 2018. EnLink management also proposed a process by which the Conflicts Committees and their advisors would continue their analysis and evaluation with respect to an appropriate exchange ratio assuming a potential transaction structured as an ENLC Simplification, following which the Conflicts Committees and their advisors would negotiate and finalize the material terms of a Proposed Transaction.

        At the September 19 meeting, each of the ENLC Board and the ENLK Board adopted resolutions (i) affirming that each of the members of the ENLC Conflicts Committee and the ENLK Conflicts Committee, respectively, satisfied the independence and other requirements to serve as members of the applicable Conflicts Committee and (ii) delegating to the ENLC Conflicts Committee and the ENLK Conflicts Committee, respectively, among other things, the power and authority to review, evaluate, and negotiate the terms and conditions, and determine the advisability of, a Proposed Transaction.

        Also at the September 19 meeting, EnLink management indicated that they intended to review the Proposed Transaction with credit ratings agencies to understand the agencies' perspective on such a transaction.

        Immediately following the joint board meeting, the ENLK Conflicts Committee held an in-person meeting with representatives of Potter Anderson and Evercore to discuss their impressions from the joint board meeting and their immediate reactions to Citi's presentation, as well as the role of the ENLK Conflicts Committee, the anticipated diligence process going forward and the appropriate level of oversight of negotiations regarding the treatment of the ENLK Series B Units.

        On September 20, 2018, EnLink management provided to each Conflicts Committee and its financial advisor certain financial information regarding ENLC and ENLK, including financial projections through fiscal year ended December 31, 2021 for ENLC, ENLK, and Pro Forma ENLC. See "—Unaudited Projected Financial Information."

        On September 21, 2018, EnLink management held a conference call with representatives of TPG and the Goldman Parties regarding the Proposed Transaction and the potential impact on the ENLK Series B Units.

        Also on September 21, 2018, representatives of Vinson & Elkins LLP ("V&E"), counsel to TPG, contacted Potter Anderson and expressed their view that the interests of the ENLK Series B Unitholders and the ENLK Common Unitholders were aligned with respect to the exchange ratio, and that, as the process moved forward, TPG wished to have the opportunity to provide input to the ENLK Conflicts Committee through communications between their respective bankers and through direct communications with the ENLK Conflicts Committee. Potter Anderson informed V&E that, subject to the ENLK Conflicts Committee's consideration of the request and further directions regarding the same, any such communications should first be arranged through Potter Anderson.

        On September 24, 2018, EnLink management held confidential meetings with the ratings agencies (S&P, Moody's, and Fitch) to determine the likely impact of the Proposed Transaction on the credit ratings of EnLink. In early October, each of the ratings agencies advised EnLink management of its expectation that EnLink's current ratings would be affirmed based upon the Proposed Transaction.

        In late September 2018, the financial advisors to the Conflicts Committees distributed due diligence requests and performed due diligence reviews of EnLink. An initial due diligence session was held with EnLink management and representatives of Evercore and Potter Anderson on September 26, 2018. EnLink management held a due diligence session with the ENLC Conflicts Committee and representatives of Barclays and RLF on September 28, 2018. During these diligence sessions, the parties discussed in detail various business, operating, and financial diligence matters, including key assumptions underlying EnLink management's projections. In the days following these sessions, EnLink management continued to provide representatives of Barclays and Evercore with additional requested due diligence information, and EnLink management and representatives of Barclays and Evercore each held follow-up due diligence calls.

        During the first week of October, EnLink management discussed several times the impact of the Proposed Transaction on the ENLK Series B Units (the "Series B Restructuring") with representatives of TPG and the Goldman Parties.

        On October 2, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore, during which the ENLK Conflicts Committee and its advisors discussed, among other things, Evercore's financial diligence, the status of negotiations of the Series B Restructuring and related legal issues regarding the treatment of the ENLK Series B Units in the Proposed Transaction, and TPG's request to provide input for consideration by the ENLK Conflicts Committee. Evercore also presented a preliminary analysis to the ENLK Conflicts Committee of the financial terms of the Proposed Transaction. After deliberation with its advisors, the ENLK Conflicts Committee determined to provide to EnLink management a preliminary indication that an exchange ratio of 1.14 ENLC Common Units for each ENLK Common Unit in an ENLC Simplification would be appropriate, subject to further diligence and analysis, including with respect to tax implications, and subject to input from TPG. The ENLK Conflicts Committee also directed Evercore to confer with TPG's financial advisor regarding the Proposed Transaction so long as Evercore was in "listen-only mode" during such conference, meaning that Evercore would hear the views of such financial advisor but would not provide any information. Later in the evening of October 2, 2018, at the direction of the ENLK Conflicts Committee, representatives of Evercore provided to EnLink management the preliminary indication discussed during the ENLK Conflicts Committee meeting held earlier that day.

        On October 3, 2018, EnLink management distributed a draft term sheet reflecting the proposed Series B Restructuring to representatives of TPG and the Goldman Parties. The draft term sheet contemplated that the ENLK Series B Units would remain outstanding at ENLK following the consummation of the Proposed Transaction and that Enfield would be issued a new class of common units, which represented a non-economic, voting membership interest in ENLC in order to provide Enfield with substantially equivalent voting rights at ENLC following the Proposed Transaction as Enfield currently has with respect to ENLK.

        Also on October 3, 2018, representatives of V&E contacted Potter Anderson and requested a meeting between Evercore and Jefferies LLC, financial advisor to TPG ("Jefferies").

        On October 4, 2018, representatives of Evercore met telephonically with representatives of Jefferies, during which Evercore participated in "listen-only mode" and Jefferies provided its views as to certain aspects of EnLink's business prospects, forecasts, and diligence matters.

        On October 5, 2018, the EnLink Boards held an optional informational board session for any directors who wished to participate. Among other things, EnLink management discussed certain assumptions and financial data underlying the Citi presentation discussed at the September 19 joint board meeting in Dallas, Texas.

        On October 5, 2018, EnLink management and a representative of Baker Botts conferenced telephonically with representatives of V&E to discuss the term sheet regarding the Series B Restructuring.

        On October 5, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of Barclays and RLF. Barclays made a presentation to the ENLC Conflicts Committee regarding, among other things, (i) the recent trend of simplification transactions in the MLP space, (ii) the recent trading performance of ENLC and ENLK, and (iii) certain potential alternatives for ENLC to the Proposed Transaction, including (1) maintaining the status quo, (2) the IDR Restructuring, and (3) the ENLK Acquisition. Barclays presented preliminary financial analysis of the Proposed Transaction and the ENLC Conflicts Committee discussed preliminary reactions regarding a potential exchange ratio for the Proposed Transaction.

        Also on October 5, 2018, the Chairman of the ENLC Conflicts Committee and EnLink management discussed the ENLC Conflicts Committee's and management's expectations regarding the process for negotiating the material terms of the Proposed Transaction.

        On October 6, 2018, representatives of Evercore and Jefferies held a telephonic meeting during which Jefferies conveyed TPG's perspective on certain of EnLink management's assumptions and financial data underlying the Citi presentation discussed at the September 19 joint board meeting in Dallas, Texas.

        On October 7 and October 8, 2018, EnLink management discussed, with representatives of Citi, EnLink management's preliminary view regarding valuation and potential transaction terms.

        On October 8, 2018, EnLink management held a telephonic diligence session with the members of the ENLK Conflicts Committee and representatives of Potter Anderson, Evercore, and Gibson Dunn. EnLink management reviewed the state of negotiations with TPG regarding the Series B Restructuring and related legal issues regarding the treatment of the ENLK Series B Units in the Proposed Transaction. EnLink management also discussed, among other things, the contemplated treatment of the ENLK Series C Units in the Proposed Transaction and related legal issues, federal income tax considerations, pending litigation, and current contractual and regulatory compliance matters with respect to EnLink. During the session, the ENLK Conflicts Committee requested additional information concerning EnLink management's consideration of alternative structures for the Proposed Transaction including conversion of ENLC to a corporation and the merger of both ENLC and ENLK into a new entity. EnLink management provided responses to such questions during such due diligence session and through follow-up correspondence after such session.

        Immediately after the diligence session, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore. Representatives of Evercore reviewed a list of questions and observations prepared by Jefferies with respect to EnLink management's assumptions and financial data discussed at the October 5 optional informational board session. The ENLK Conflicts Committee directed Evercore to conduct follow-up diligence on these points with EnLink management. Representatives of Evercore then presented a preliminary tax analysis of the Proposed Transaction. The ENLK Conflicts Committee discussed with its advisors the implication of the potential tax burden on the exchange ratio and the ENLK Conflict Committee's negotiating strategy moving forward.

        On October 9, 2018, the Chairman of the ENLC Conflicts Committee and representatives of Barclays and RLF held a telephonic meeting. During that meeting, the Chairman of the ENLC Conflicts Committee reported on his recent discussion with EnLink management, and Barclays presented an overview of a precedent simplification transaction that was announced that day. There was discussion during the meeting of potential negotiating dynamics for the Proposed Transaction.

        On October 9, 2018, Mr. Ortega of TPG requested a meeting with the ENLK Conflicts Committee to share TPG's perspectives on the Proposed Transaction and to walk through certain points previously raised by Jefferies with Evercore.

        On October 9, 2018, EnLink management conducted an additional due diligence session with the ENLK Conflicts Committee and representatives of Potter Anderson and Evercore. During this meeting, at the request of Evercore, EnLink management further explained the forecasts and financial data discussed at the October 5 optional informational board session.

        Immediately following the due diligence call, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore. Representatives of Evercore reviewed its revised tax analysis. The ENLK Conflicts Committee also discussed Mr. Ortega's request for a meeting and determined to schedule a call for such purpose later in the day.

        Later that day, the ENLK Conflicts Committee held a conference call with Mr. Ortega, with representatives of Potter Anderson and Evercore also in attendance. During the call, Mr. Ortega reviewed TPG's perspectives on the Proposed Transaction and walked through certain points previously raised by Jefferies with Evercore.

        Later on October 9, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore. Among other things, the ENLK Conflicts Committee discussed current unit prices, Evercore's preliminary analysis of the financial terms of the Proposed Transaction and financial due diligence sessions with EnLink management, and TPG's input. Following discussion, the ENLK Conflicts Committee determined that an updated indication of an appropriate exchange ratio should be provided to EnLink management. The ENLK Conflicts Committee then determined that an exchange ratio of 1.20 ENLC Common Units for each ENLK Common Unit would be appropriate. Subsequently on such date, at the direction of the ENLK Conflicts Committee, representatives of Evercore provided to EnLink management the indication discussed at the ENLK Conflicts Committee meeting held earlier that day.

        Also on October 9, 2018, V&E distributed a revised draft of the term sheet regarding the Series B Restructuring to Baker Botts.

        From October 1 to October 12, 2018, Baker Botts and EnLink management discussed, and Baker Botts revised, the draft Merger Agreement prepared by Baker Botts with respect to the Proposed Transaction.

        On October 12, 2018, the ENLC Board held a special board meeting. At the meeting, ENLC management discussed the Proposed Transaction with the ENLC Board, including market receptivity for the Proposed Transaction, and informed the ENLC Board of management's view that an appropriate transaction would involve an acquisition by ENLC of all of the ENLK Common Units not already owned by ENLC or its subsidiaries at an exchange ratio of 1.10 ENLC Common Units for each ENLK Common Unit and the cancellation of the IDRs. The ENLC Board did not take any action with respect to the Proposed Transaction or management's viewpoint with respect to an appropriate transaction at such meeting. Following the meeting, EnLink management called the Chairman of the ENLK Conflicts Committee and communicated the viewpoint of EnLink management that (i) a fixed exchange ratio of 1.10 ENLC Common Units for each ENLK Common Unit would be appropriate for the Proposed Transaction and (ii) ENLC was only interested in a "roll-up"-styled simplification transaction involving the cancellation of the IDRs. A member of EnLink management followed this conversation with an email to the Chairman of the ENLK Conflicts Committee, copying the other member of the ENLK Conflicts Committee and representatives of Evercore, Potter Anderson, and EnLink management. In this email, EnLink management reiterated management's viewpoint, attached an initial draft of the Merger Agreement, and requested that the ENLK Conflicts Committee commence direct negotiations with the ENLC Conflicts Committee and its advisors regarding the

Proposed Transaction. EnLink management also distributed the initial draft of the Merger Agreement to RLF.

        The initial draft of the Merger Agreement, among other things, (i) provided that the obligations of ENLK and ENLC to consummate the Proposed Transaction would be conditioned on, among other things, the approval of the Merger Agreement by the affirmative vote of the ENLK Voting Unitholders, and the approval of the issuance of the merger consideration by the affirmative vote or written consent of holders of a majority of the outstanding ENLC Common Units, (ii) included substantially reciprocal and customary representations and warranties, (iii) included substantially reciprocal restrictions on each party's business during the period between execution of the Merger Agreement and the closing of the merger (the "interim period"), (iv) included a "no-shop" covenant restricting ENLK's ability to pursue an alternative proposal and restricting the ENLK Board and ENLK Conflicts Committee from changing their recommendation of the Proposed Transaction to the ENLK Voting Unitholders, in each case, subject to certain exceptions, (v) included a "force the vote" provision that would require ENLK to submit the transaction for approval by the ENLK Voting Unitholders regardless of any change of recommendation by the ENLK Board or the ENLK Conflicts Committee, (vi) provided that ENLC could terminate the Merger Agreement to accept an alternative proposal for ENLC, (vii) provided for the reimbursement of expenses of ENLK or ENLC, as applicable, under specified circumstances and subject to a maximum amount, for each of ENLC and ENLK, of $5 million, and (viii) provided for a termination fee of $62.5 million payable by ENLK to ENLC under specified circumstances.

        Also on October 12, 2018, Baker Botts distributed to V&E initial drafts of the Amended ENLK Partnership Agreement and the Amended ENLC Operating Agreement (collectively, the "Amended Governing Documents"), which contained the material terms to govern the Series B Restructuring.

        On October 15, 2018, the Chairman of the ENLC Conflicts Committee and representatives of Barclays and RLF held a telephonic meeting. During this meeting, the Chairman of the ENLC Conflicts Committee reported on the exchange ratio discussions that occurred during the October 12, 2018 ENLC Board meeting and noted that management's viewpoint was expressed to the ENLK Conflicts Committee. Also during this meeting, the RLF representatives provided an overview of the draft Merger Agreement. There was discussion during this meeting regarding the expected timing for the ENLK Conflicts Committee to provide the ENLC Conflicts Committee with a response to management's viewpoint on the terms of the Proposed Transaction.

        Also on October 15, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson, Evercore, and Gibson Dunn in attendance for the purpose of discussing the terms of EnLink management's viewpoint, including the indicated 1.10 exchange ratio, and the draft Merger Agreement. Following consideration of ENLC management's viewpoints and certain key issues in the Merger Agreement, the ENLK Conflicts Committee determined to engage in negotiations with the ENLC Conflicts Committee for the purpose of coming to terms on a Proposed Transaction. The ENLK Conflicts Committee also determined to address key issues prior to submitting a revised draft of the Merger Agreement to Baker Botts and RLF. After further deliberations, the ENLK Conflicts Committee directed Evercore to provide to Barclays the ENLK Conflicts Committee's positions on the following material terms: (i) an exchange ratio of 1.20 ENLC Common Units for each ENLK Common Unit, (ii) a requirement that ENLK maintain its distribution levels with recent historical amounts for pre-closing periods and the continued payment to ENLK Common Unitholders of quarterly distributions through the quarter immediately preceding the quarter in which the closing occurs, (iii) the payment to ENLK Public Unitholders of a pro rata distribution for the quarter in which the closing occurs (the "special pro rata distribution"), (iv) complete resolution of the Series B Restructuring prior to signing, with the ENLK Conflicts Committee reserving the right to revisit economic terms if the ENLK Series B Unitholders are to receive consideration at the expense of the ENLK Common Unitholders, (v) a condition that the Merger Agreement be approved by a majority of the ENLK Unaffiliated Unitholders (the "majority of minority vote condition"), (vi) a requirement that

GIP Stetson II, in its capacity as the ENLC Majority Unitholder, execute and deliver an irrevocable written consent approving the ENLC Merger Issuance concurrently with the execution of the Merger Agreement, (vii) the elimination of the provision allowing ENLC to terminate the Merger Agreement to accept an alternative proposal for ENLC, and (viii) the inclusion of provisions allowing ENLK to change its recommendation in connection with an intervening event as well as a superior proposal, allowing ENLK to terminate the Merger Agreement upon a superior proposal for ENLK, and requiring the ENLK Conflicts Committee to authorize all consents and actions on behalf of ENLK under the Merger Agreement.

        Later on October 15, 2018, at the direction of the ENLK Conflicts Committee, representatives of Evercore communicated the terms discussed at the ENLK Conflicts Committee meeting held earlier that day to Barclays.

        On October 16, 2018, Baker Botts distributed to V&E an initial draft of the Preferred Restructuring Agreement, which contained the agreement of ENLC, ENLK, EMM, EGP, Enfield, TPG, and the Goldman Parties, with respect to (i) the treatment of the ENLK Series B Units in connection with the Proposed Transaction and (ii) the execution by the applicable parties, upon the consummation of the Merger, of the Amended Governing Documents, the Amended Board Representation Agreement, the Amended Board Information Rights Letter, and the Amended Registration Rights Agreement (collectively, together with the Preferred Restructuring Agreement, the "Series B Documents").

        Later on October 16, 2018, the Chairman of the ENLC Conflicts Committee and representatives of Barclays and RLF held a telephonic meeting. During this meeting, Barclays reported the ENLK Conflicts Committee's counterproposal that was communicated to Barclays the previous day. There was also discussion regarding the ENLK Conflicts Committee's counterproposal and potential responses. At the request of the ENLC Conflicts Committee, a management representative joined the telephone conference and, after Barclays had explained the ENLK Conflicts Committee's counterproposal, the management representative provided initial reactions to the exchange ratio proposal. After the management representative disconnected from the call, a counterproposal was discussed. As a result of this discussion, it was determined that an exchange ratio of 1.12 ENLC Common Units for each ENLK Common Unit would be proposed to the ENLK Conflicts Committee, the majority of minority vote condition would be rejected, and the ENLK Conflicts Committee would be requested to provide a markup of the Merger Agreement detailing all of their proposed changes. At the instruction of the ENLC Conflicts Committee, Barclays contacted Evercore on October 16, 2018, and delivered the counterproposal.

        On October 16, 2018, a representative of RLF called Potter Anderson for the purpose of clarifying certain of the terms communicated the prior evening by Evercore to Barclays.

        On October 16, 2018, representatives of Gibson Dunn, Potter Anderson, and EnLink management held a conference call to discuss the status of negotiations with TPG and the Goldman Parties regarding the Series B Restructuring.

        On October 17, 2018, representatives of Gibson Dunn, Potter Anderson, and EnLink management held a conference call to discuss the initial draft of the Merger Agreement and the negotiations of the Series B Restructuring. Subsequently, Baker Botts distributed to Potter Anderson drafts of the Preferred Restructuring Agreement, the Amended Governing Documents, a term sheet with respect to the Series B Restructuring, and the ENLK Support Agreement.

        On October 17, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson and Evercore to discuss the ENLC counterproposal. After deliberations, the ENLK Conflicts Committee determined to respond to the ENLC counterproposal with a revised proposal, the terms of which were an exchange ratio of 1.18 ENLC Common Units for each ENLK Common Unit and the same terms previously proposed by the ENLK Conflicts Committee, including (i) a majority of minority vote condition, (ii) a requirement that ENLK maintain its distribution levels with recent historical amounts for pre-closing periods and the continued payment to ENLK Common Unitholders of quarterly distributions through the quarter immediately preceding the quarter in which the closing occurs, and (iii) a special pro rata distribution. The ENLK Conflicts Committee also discussed material terms of the draft Merger Agreement and the related support agreements, and after such discussion, authorized Potter Anderson to work with Gibson Dunn to prepare and send a revised draft of the Merger Agreement to Baker Botts and RLF, incorporating the deal terms included in the ENLK Conflicts Committee's revised proposal and other revisions considered by the ENLK Conflicts Committee.

        Later on October 17, 2018, at the direction of the ENLK Conflicts Committee, representatives of Evercore provided the ENLK Conflicts Committee's revised proposal discussed at the ENLK Conflicts Committee meeting held earlier that day to Barclays.

        Later on October 17, 2018, the Chairman of the ENLC Conflicts Committee and representatives of Barclays and RLF held a telephonic meeting. Barclays explained the most recent counterproposal made by the ENLK Conflicts Committee and potential responses were discussed. Representatives of RLF presented legal issues in the Merger Agreement raised by the ENLK Conflicts Committee, including (i) the majority of minority vote condition, (ii) the authority of the ENLK Conflicts Committee to make a recommendation change in light of an intervening event, (iii) the ENLK Board's authority to terminate the Merger Agreement in connection with a superior proposal, (iv) GIP Stetson II's consent to the ENLC Merger Issuance, and (v) the procedure for amending the Merger Agreement. At the request of the ENLC Conflicts Committee, representatives of EnLink management joined the telephone conference to discuss and provide their reactions to the ENLK Conflicts Committee's counterproposal. After the representatives of EnLink management were disconnected from the call, next steps were discussed. After discussion, it was determined that Barclays would contact Evercore and explain that the ENLC Conflicts Committee was not willing to accept a majority of minority vote condition and to request clarification regarding the terms of the proposed special pro rata distribution.

        In the morning of October 18, 2018, at the instruction of the ENLC Conflicts Committee, representatives of Barclays contacted representatives of Evercore to discuss the ENLC Conflicts Committee's response to the ENLK Conflicts Committee's revised proposal.

        On October 18, 2018, Gibson Dunn delivered a revised draft of the Merger Agreement and a revised draft of the ENLK Support Agreement to RLF and Baker Botts, and copied EnLink management. The revised draft Merger Agreement, among other things, (i) included a majority of minority vote condition, (ii) required that GIP Stetson II execute and deliver, concurrently with the execution of the Merger Agreement, an irrevocable written consent, in its capacity as majority unitholder of ENLC, approving the ENLC Merger Issuance and enter into a support agreement with ENLK (the "GIP Support Agreement"), (iii) required payment of a special pro rata distribution, (iv) required that ENLK continue to declare and pay quarterly distributions in the ordinary course and consistent with past practice during the interim period in an amount per quarter of at least $0.39 per ENLK Common Unit outstanding, for each quarter preceding the quarter in which the closing occurs, (iv) included the ability of the ENLK Board or ENLK Conflicts Committee (a) to make a recommendation change in connection with certain intervening events as well as in connection with a superior proposal and (b) to terminate the Merger Agreement in connection with the receipt of a superior proposal, (v) eliminated the "force the vote" provision, (vi) eliminated the termination fee provisions, (vii) eliminated the expense reimbursement provisions other than the obligations of ENLK to reimburse ENLC for its expenses in the event of a termination by ENLC following a change of recommendation by the ENLK Board or ENLK Conflicts Committee or a termination by ENLK in connection with the receipt of a superior proposal, (viii) eliminated ENLC's ability to terminate the

Merger Agreement to accept an alternative proposal for ENLC, (ix) provided that ENLK Conflicts Committee approval would be required to authorize ENLK to agree to the termination of, any amendments to, any extensions of time and waivers relating to, and other consents with respect to, the Merger Agreement, and (x) imposed certain additional limitations on the conduct of ENLC's business during the interim period and removed substantially all of the itemized limitations on ENLK's conduct of business during the interim period. The revised draft of the ENLK Support Agreement, among other things, provided that the Supporting Common Unitholders would be obligated to vote their ENLK Voting Units in favor of the Merger Agreement except that, upon a change of recommendation by the ENLK Conflicts Committee or ENLK Board, the Supporting Common Unitholders would be obligated to vote their ENLK Voting Units in the same proportion as the vote of the ENLK Unaffiliated Unitholders. Later on October 18, 2018, Gibson Dunn also distributed to Baker Botts and RLF, copying EnLink management an initial draft of the GIP Support Agreement.

        Later on October 18, 2018, EnLink management, Baker Botts, and RLF held a telephonic meeting to discuss the revised drafts of the Merger Agreement and ENLK Support Agreement.

        Also on October 18, 2018, representatives of V&E distributed to Baker Botts revised drafts of the Amended Governing Documents with respect to the terms of the Series B Restructuring.

        The ENLC Conflicts Committee held two meetings on October 18, 2018. Early in the day, the ENLC Conflicts Committee held a telephonic meeting to discuss the status of the negotiations of the Proposed Transaction. Later that day, the ENLC Conflicts Committee held a telephonic meeting with representatives of Barclays and RLF. Barclays presented details of the proposed special pro rata distribution requested by the ENLK Conflicts Committee. RLF provided an overview of the issues raised by the ENLK Conflicts Committee's markup of the Merger Agreement. The ENLC Conflicts Committee and its advisors discussed making a counterproposal to the ENLK Conflicts Committee and directed RLF to initiate discussions with the various legal counsel regarding the terms of the Merger Agreement.

        In the morning of October 19, 2018, at the request of RLF, EnLink management, Baker Botts, and RLF held a telephonic meeting to discuss the revised draft of the Merger Agreement.

        Also in the morning of October 19, 2018, representatives of RLF, Gibson Dunn, and Potter Anderson held a conference call to discuss the special pro rata distribution requested by the ENLK Conflicts Committee.

        Later on October 19, 2018, representatives of Gibson Dunn, Potter Anderson, EnLink management, Baker Botts, and RLF met telephonically to discuss material issues reflected in the revised draft of the Merger Agreement and the related support agreements, including the special pro rata distribution and other distribution provisions, the majority of minority vote condition, and the parties' respective termination rights and effects of termination.

        During the afternoon of October 19, 2018, the ENLC Conflicts Committee held a telephonic meeting with representatives of RLF and Barclays. At the request of the ENLC Conflicts Committee, representatives of EnLink management joined the meeting. The ENLC Conflicts Committee explained that it had determined to offer an exchange ratio of 1.15 ENLC Common Units for each ENLK Common Unit. Management provided its reaction to such proposal.

        In the late afternoon of October 19, 2018, at the request of the ENLC Conflicts Committee, representatives of Barclays informed EnLink management and representatives of Evercore that, subject to negotiation of the Merger Agreement and related transaction documents and the delivery of the fairness opinion of Barclays, the members of the ENLC Conflicts Committee would support an exchange ratio of 1.15 ENLC Common Units for each ENLK Common Unit and such exchange ratio was a best and final offer.

        In the evening of October 19, 2018, the ENLK Conflicts Committee met telephonically with representatives of Potter Anderson and Evercore to discuss the ENLC Conflicts Committee's revised proposed exchange ratio of 1.15 ENLC Common Units for each ENLK Common Unit, which was conditioned on rejection of the majority of minority vote condition and the special pro rata distribution. After further consideration of the revised ENLC counterproposal, the ENLK Conflicts Committee determined that it would support a 1.15 exchange ratio and no longer insist on the majority of minority vote provision and the special pro rata distribution, subject to the satisfactory negotiation of open terms and finalization of the Merger Agreement and related transaction documents. The ENLK Conflicts Committee also discussed certain material provisions in the revised draft of the Merger Agreement with its advisors, and directed Gibson Dunn and Potter Anderson to, among other things, seek a reduction of the termination fee amount, attempt to obtain a GIP Support Agreement, and ensure that the Merger Agreement provides for declaration and payment of regular quarterly distributions by ENLK prior to the quarter in which the closing occurs. Subsequently, at the direction of the ENLK Conflicts Committee, representatives of Evercore contacted representatives of Barclays to communicate that the ENLK Conflicts Committee would support a 1.15 exchange ratio, subject to negotiation and documentation of open terms.

        On October 20, 2018, Baker Botts sent a revised draft of the Merger Agreement and the ENLK Support Agreement to Potter Anderson and Gibson Dunn, and copied EnLink management. The further revised draft of the Merger Agreement, among other things, (i) rejected the majority of minority vote condition, (ii) included a recital that GIP Stetson II would execute and deliver its irrevocable written consent concurrently with the execution of the Merger Agreement but rejected the requirement that GP Stetson II deliver the GIP Support Agreement, (iii) rejected the special pro rata distribution but retained the ENLK obligation to declare and pay quarterly distributions in the ordinary course and consistent with past practice during the interim period in an amount per quarter of at least $0.39 per ENLK Common Unit outstanding, for each quarter preceding the quarter in which the closing occurs, (iv) restored the obligation of the parties to reimburse the expenses of the other party in certain circumstances, (v) restored the force-the-vote provision, (vi) restored the obligation for ENLK to pay a $62.5 million termination fee for termination in connection with a change of recommendation and for a termination in connection with a superior proposal, and added an obligation of ENLK to pay the termination fee in the event the Merger Agreement is terminated by either party as a result of the failure to obtain the approval of the ENLK Voting Unitholders when prior to the ENLK Unitholder Meeting a recommendation change had occurred, and (vii) revised certain provisions requiring the ENLK Conflicts Committee approval to authorize ENLK actions under the Merger Agreement so that such provisions required only prior notice to the ENLK Conflicts Committee and provided the ENLK Conflicts Committee the ability to revoke its "Special Approval" of the Merger Agreement if ENLK takes action contrary to any recommendation of the ENLK Conflicts Committee. The revised draft of the ENLK Support Agreement deleted the requirement that, upon a change of recommendation by the ENLK Conflicts Committee or ENLK Board, the Supporting Common Unitholders would be obligated to vote their ENLK Voting Units in the same proportion as the vote of the ENLK Unaffiliated Unitholders.

        In the afternoon of October 20, 2018, Gibson Dunn, at the request of the ENLK Conflicts Committee, delivered a revised draft of the Merger Agreement to Baker Botts and RLF, and copied EnLink management. This revised draft of the Merger Agreement, among other things, (i) reduced the termination fee payable by ENLK in certain circumstances from $62.5 million to $50 million, (ii) removed the obligation of ENLK to pay a termination fee in the event the Merger Agreement is terminated by either party as a result of the failure to obtain the approval of the ENLK Voting Unitholders when prior to the ENLK Unitholder Meeting a recommendation change had occurred, and (iii) reinserted an obligation for GIP Stetson II to deliver the GIP Support Agreement concurrently with the execution of the Merger Agreement with respect to its written consent to the ENLC Merger Issuance.

        Also in the afternoon of October 20, 2018, the ENLK Conflicts Committee held a telephonic meeting with representatives of Potter Anderson, Evercore, and Gibson Dunn in attendance. At the meeting, among other things, representatives of Potter Anderson and Gibson Dunn updated the ENLK Conflicts Committee as to the status of negotiations regarding the Merger Agreement and the terms and conditions of the Proposed Transaction. Potter Anderson also provided an update to the ENLK Conflicts Committee on the status of EnLink management's negotiations relating to the Series B Restructuring, which were near completion according to EnLink management.

        Later in the afternoon on October 20, 2018, EnLink management met via conference call with representatives of Baker Botts, RLF, Potter Anderson, and Gibson Dunn to discuss the outstanding issues in the further revised Merger Agreement and the related support agreements, including, among other things, the amount of the termination fee and events triggering payment of the termination fee, and the execution by GIP Stetson II of a GIP Support Agreement.

        On the evening of October 20, 2018, representatives of Baker Botts distributed a revised draft of the Merger Agreement that, among other things, increased the termination fee to $55 million and provided for the delivery by GIP Stetson II of the GIP Support Agreement.

        Over the course of October 20, 2018 and October 21, 2018, representatives of EnLink management, Baker Botts, and RLF, in consultation with the ENLC Conflicts Committee, and representatives of Gibson Dunn, and Potter Anderson, in consultation with the ENLK Conflicts Committee, participated in multiple conference calls and exchanged emails to negotiate and finalize the terms of the proposed Merger Agreement, the ENLK Support Agreement, the GIP Support Agreement, and other transaction documents.

        Meanwhile, over the course of October 19, October 20, and October 21, 2018, representatives of V&E and Baker Botts, in consultation with EnLink management, participated in multiple conference calls and exchanged emails to negotiate and finalize the terms of the proposed Series B Documents. During this period, representatives of Baker Botts and EnLink management consistently provided updates to each Conflicts Committee and its advisors regarding the status of negotiations with TPG and the Goldman Parties regarding the Series B Restructuring and the Series B Documents.

        In the evening of October 20, 2018, Baker Botts distributed to V&E a draft of the Enfield Support Agreement. Pursuant to the Enfield Support Agreement, subject to the conditions set forth therein, Enfield would agree to vote its ENLK Series B Units in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal. During the day on October 21, 2018, representatives of V&E and Baker Botts met telephonically and negotiated the terms and conditions of the Preferred Restructuring Agreement and the Enfield Support Agreement.

        On October 21, 2018, the ENLC Conflicts Committee met telephonically with the representatives of RLF and Barclays to discuss the Proposed Transaction, including the terms and conditions of the Merger Agreement, the Series B Restructuring, and the other transaction documents. Prior to the meeting, substantially final versions of the Merger Agreement, the Support Agreements, and the Series B Documents, along with summaries of the transaction documents, were distributed to the ENLC Conflicts Committee. During the meeting, a representative of Baker Botts joined to summarize the terms of the Series B Restructuring and the Series B Documents. In addition, RLF presented to the ENLC Conflicts Committee an overview and update regarding the terms of the Merger Agreement and other transaction documents. Also at this meeting, Barclays reviewed its financial analysis of the proposed exchange ratio with the ENLC Conflicts Committee and, at the request of the ENLC Conflicts Committee, rendered an oral opinion to the ENLC Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated as of October 21, 2018, to the effect that, based upon and subject to the qualifications and assumptions set forth therein, as of the date thereof, from a financial point of view, the Exchange Ratio to be paid by ENLC in the Proposed Transaction is fair to ENLC. At this meeting, the ENLC Conflicts Committee unanimously

(i) determined that the Merger Agreement and the Merger are fair to, and in the best interests of ENLC and the holders of ENLC Common Units other than GIP Stetson II, (ii) approved the Merger and the Merger Agreement, which approval constitutes "Special Approval" under the ENLC Operating Agreement, and (iii) recommended that (A) the ENLC Board approve the Merger Agreement and the Merger, (B) the ENLC Board submit the issuance of ENLC Common Units as merger consideration and in connection with the Series B Restructuring for approval of the holders of the ENLC Common Units, and (C) the holders of ENLC Common Units approve such issuances. See "—Recommendation of the ENLC Conflicts Committee and Its Reasons for Recommending Approval of the Transactions."

        On October 21, 2018, the ENLK Conflicts Committee met telephonically to discuss the Proposed Transaction, including the terms and conditions of the Merger Agreement, the Series B Restructuring, and the other transaction documents. Prior to the meeting, substantially final versions of the Merger Agreement, the Support Agreements, and the Series B Documents, along with summaries of the transaction documents, were distributed to the ENLK Conflicts Committee. During the meeting, representatives of Potter Anderson summarized the terms of the Merger Agreement, the Support Agreements and the Series B Documents. Also at this meeting, representatives of Evercore presented its financial analysis of the Exchange Ratio and, at the request of the ENLK Conflicts Committee, rendered an oral opinion to the ENLK Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated as of October 21, 2018, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Evercore in rendering its opinion as set forth therein, the Exchange Ratio was fair, from a financial point of view, to the ENLK Unaffiliated Unitholders. After further deliberations, the ENLK Conflicts Committee unanimously (i) determined that the Merger Agreement and the Proposed Transaction are fair and reasonable to, and in the best interest of, ENLK and the ENLK Public Unitholders, (ii) approved (such approval constituting "Special Approval" for all purposes under the ENLK Partnership Agreement), and recommended that the ENLK Board approve, the Merger Agreement and the other transaction documents, and recommended that the ENLK Board submit the Merger Agreement for the approval of the ENLK Voting Unitholders, and (iii) resolved, and recommended that the ENLK Board resolve, to recommend approval of the Merger Agreement to the ENLK Voting Unitholders. See "—Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions."

        On October 21, 2018, the EnLink Boards held a joint telephonic meeting attended by EnLink management and representatives of Baker Botts, Citi, RLF, Barclays, Potter Anderson, Gibson Dunn, and Evercore. At this meeting, a representative of Citi gave a presentation regarding the financial impacts of the Proposed Transaction, including the accretion to unitholders, and the relative public valuation of ENLC and ENLK. A representative of Baker Botts described the material terms of the Merger Agreement, and EnLink management summarized the terms of the Series B Restructuring. The EnLink Boards generally discussed the Proposed Transaction and the relevant Transaction Documents and adjourned the joint meeting without taking any action with respect to the Proposed Transaction itself.

        At the telephonic meeting of the ENLK Board, the members of the ENLK Conflicts Committee reviewed the work completed to date by the financial and legal advisors to the ENLK Conflicts Committee and reported the results of the meeting of the ENLK Conflicts Committee described above, and the ENLK Board unanimously adopted resolutions approving the Proposed Transaction, including the Merger Agreement and the other Transaction Documents. Pursuant to the resolutions of the ENLK Board, among other things, the ENLK Board unanimously directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders.

        At the telephonic meeting of the ENLC Board, the members of the ENLC Conflicts Committee reviewed the work completed to date by the financial and legal advisors to the ENLC Conflicts

Committee and reported the results of the meeting of the ENLC Conflicts Committee described above, and the ENLC Board unanimously adopted resolutions approving the Proposed Transaction, including the Merger Agreement and the other Transaction Documents. Pursuant to the resolutions of the ENLC Board, among other things, the ENLC Board unanimously directed that the ENLC Unit Issuance be submitted for the approval of GIP Stetson II by written consent.

        Later on October 21, 2018, ENLC and ENLK executed the Merger Agreement.

        On October 22, 2018, ENLC and ENLK issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the ENLC Conflicts Committee and Its Reasons for Recommending Approval of the Transactions

        The ENLC Conflicts Committee consists of two independent directors: James C. Crain (Chair) and Rolf A. Gafvert, each of whom the ENLC Board determined satisfied the independence and other requirements set forth in the ENLC Operating Agreement to serve as a member of the ENLC Conflicts Committee. The ENLC Board delegated to the ENLC Conflicts Committee, among other things, the power and authority (i) to make such investigation of the Proposed Transaction, the other Restructuring Alternatives, and the alternative of maintaining the status quo, as the ENLC Conflicts Committee deemed necessary or appropriate, (ii) to review, evaluate, and negotiate (or to supervise and direct the negotiations on behalf of ENLC with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) to determine whether the Proposed Transaction is fair to, and in the best interest of, ENLC and the ENLC Public Unitholders, (iv) to determine whether to approve the Proposed Transaction (with such approval constituting "Special Approval" for all purposes under the ENLC Operating Agreement), and to make a recommendation to the ENLC Board whether to approve the Proposed Transaction, and (v) to make any recommendations to the ENLC Board regarding the Proposed Transaction as the ENLC Conflicts Committee determined to be appropriate.

        On October 21, 2018, the ENLC Conflicts Committee unanimously (i) determined in good faith that the Merger Agreement and the other Transaction Documents, and the Transactions, including the Merger, the ENLC Unit Issuance and the other transactions contemplated by the Merger Agreement and the other Transaction Documents, on the terms and conditions set forth in the Merger Agreement and the other Transaction Documents, are fair to, and in the best interests of, ENLC and the ENLC Public Unitholders, (ii) approved the Merger Agreement and the other Transaction Documents and the Transactions, including the Merger, the ENLC Unit Issuance and the other transactions contemplated by the Merger Agreement and the other Transaction Documents, upon the terms and conditions set forth in the Merger Agreement and the other Transaction Documents, (iii) recommended to the ENLC Board that the ENLC Board approve the Merger Agreement and the other Transaction Documents and the Transactions, including the Merger, the ENLC Unit Issuance and the other transactions contemplated by the Merger Agreement and the other Transaction Documents, upon the terms and conditions set forth in the Merger Agreement and the other Transaction Documents, and submit the ENLC Unit Issuance for the approval of the ENLC Unitholders in accordance with Section 312.03(c) of the Listed Company Manual of the New York Stock Exchange, (iv) recommended, and recommended to the ENLC Board to recommend, to the ENLC Unitholders that the ENLC Unitholders approve the ENLC Unit Issuance, upon the terms and conditions set forth in the Merger Agreement and the other Transaction Documents.

        The ENLC Conflicts Committee consulted with its financial and legal advisors and considered many factors in making its determination and approvals, and the related recommendation to the ENLC Board and the ENLC Unitholders. The ENLC Conflicts Committee considered the following factors to be generally positive or favorable in making its determination and approvals, and the related recommendation to the ENLC Board and the ENLC Unitholders:

  •
  The ENLC Conflicts Committee's belief that the Merger presents the best opportunity to maximize value for the ENLC Public Unitholders, which belief is based on an evaluation of alternative transaction structures (including maintaining the status quo).

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  The ENLC Conflicts Committee's belief that the Exchange Ratio of 1.15 ENLC Common Units for each ENLK Common Unit is the most favorable exchange ratio from the perspective of the ENLC Public Unitholders that the ENLK Conflicts Committee would be willing to accept.

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  The Merger is expected to be immediately accretive to the ENLC Unitholders with regard to distributable cash flow per unit.

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  The Merger is expected to improve ENLC's cash distribution coverage metrics, which will allow Pro Forma ENLC to fund growth projects with internally generated capital and reduce Pro Forma ENLC's reliance on equity markets to fund growth relative to the current ENLC and ENLK business.

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  Larger float should increase ENLC's ability to raise capital in the public equity markets and provide greater trading liquidity to the ENLC Unitholders.

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  The elimination of Incentive Distribution Rights will reduce ENLC's cost of equity capital relative to the current combined ENLK and ENLC business.

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  The Merger is intended to result in an increase in the tax basis of ENLC's assets that would generate a larger amount of depreciation and amortization deductions which, based on management's projections, are expected to fully shield ENLC from the cash payment of federal income taxes through at least 2023.

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  The financial analyses prepared by Barclays, as financial advisor to the ENLC Conflicts Committee, and the oral opinion of Barclays delivered to the ENLC Conflicts Committee on October 21, 2018, which was subsequently confirmed by delivery of a written opinion of Barclays, dated October 21, 2018, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio to be paid by ENLC in the Transactions is fair from a financial point of view to ENLC.

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  The Merger will meaningfully reduce the complexities of the organizational structure of ENLC and its subsidiaries, thereby streamlining corporate governance matters and reducing potential for conflicts of interests between ENLC and ENLK, and more closely aligning their interests over the long term.

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  The ENLC Conflicts Committee's belief that the combination of structural simplification and improved cost of equity capital created by the Merger will improve ENLC's competitiveness in the midstream oil and gas industry, increasing the potential for future growth.

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  The Exchange Ratio is fixed and therefore the number of ENLC Common Units to be issued by ENLC will not increase in the event that the market price of ENLC Common Units decreases prior to the closing of the Merger.

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  The terms and conditions of the Merger Agreement were determined through arm's-length negotiations among the ENLC Conflicts Committee and the ENLK Conflicts Committee and their respective representatives and advisors.

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  Certain terms of the Merger Agreement, principally:

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  Provisions requiring ENLK to submit the Merger Agreement for a vote of ENLK Voting Unitholders unless the Agreement is terminated in accordance with its terms.

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  Provisions restricting ENLK from soliciting alternative proposals during the interim period between signing of the Merger Agreement and closing of the Merger.

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  Provisions requiring ENLK to pay a termination fee in the event that ENLK changes or withdraws its recommendation to the ENLK Voting Unitholders in favor of the Merger in accordance with the Merger Agreement or terminates the Merger Agreement in connection with a superior proposal.

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  Provisions restricting the removal of the members of the ENLC Conflicts Committee between signing of the Merger Agreement and closing of the Merger.

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  Provisions requiring ENLC to refer to the ENLC Conflicts Committee amendments to, or waivers or consents with respect to provisions of, the Merger Agreement and providing the ENLC Conflicts Committee the ability to rescind its approval of the Merger Agreement, with such rescission resulting in the rescission of "Special Approval" (as defined in the ENLC Operating Agreement), if the ENLC Board takes or authorizes any such action that is counter to any recommendation by the ENLC Conflicts Committee.

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  Pursuant to the ENLK Support Agreement, GIP Stetson I, Acacia, and EMI have agreed to vote all of their ENLK Common Units in favor of the Merger.

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  Pursuant to the Enfield Support Agreement among Enfield, TPG, WSEP Egypt Holdings, LP, WSIP Egypt Holdings, LP, and ENLK, Enfield agreed to vote all of its ENLK Common Units in favor of the Merger.

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  The ENLC Conflicts Committee's retention of financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, MLPs, EnLink's industry generally, and ENLC and ENLK particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger.

        The ENLC Conflicts Committee considered the following factors to be generally negative or unfavorable in arriving at its determinations and approvals, and the related recommendation to the ENLC Board and the ENLC Unitholders:

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  ENLC Unitholders will be foregoing potential benefits that could be realized by remaining unitholders of a standalone entity that owns the Incentive Distribution Rights.

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  ENLK may not achieve its expected financial results.

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  Following 2023, based on management's projections, ENLC is expected to resume being a cash paying federal income taxpayer.

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  The Exchange Ratio is fixed and therefore the implied value of the consideration payable to the ENLK Public Unitholders will increase in the event that the market price of ENLC Common Units increases prior to the closing of the Merger.

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  The risk that the potential benefits sought in the Merger might not be fully realized.

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  GIP Stetson II has delivered the ENLC Written Consent, and, as a result, the holders of ENLC Public Units will not have the opportunity to vote for or against the ENLC Unit Issuance.

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  The Merger is subject to receiving ENLK Unitholder Approval; recognizing that GIP Stetson I, Acacia, EMI and Enfield jointly control approximately 58.8% of such vote and, pursuant to multiple support agreements, have agreed to vote in favor of the Merger.

  •
  Certain terms of the Merger Agreement, principally:

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  Provisions permitting the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) and the ENLK Conflicts Committee to change or withdraw their recommendation to the ENLK Voting Unitholders in favor of the Merger if the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) and/or the ENLK Conflicts Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, that an acquisition proposal that did not breach the terms of the Merger Agreement is a superior proposal or an intervening event has occurred, and, in either case, the failure to make a recommendation change would be inconsistent with their respective duties to the ENLK Unitholders under applicable law, as modified by the ENLK Partnership Agreement.

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  Provisions permitting ENLK to terminate the Merger Agreement in connection with a superior proposal.

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  Provisions restricting the operation of ENLC's business during the period between signing of the Merger Agreement and closing of the Merger.

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  Litigation may occur in connection with the Merger and such litigation may increase costs and result in a diversion of management focus.

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  The Merger may not be completed in a timely manner, or at all, which could result in a disruption to the business of ENLC and ENLK and a decline in the trading price of ENLC Common Units.

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  ENLC has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, whether or not the Merger is completed.

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  GIP and some of the executive officers and directors of EMM have interests in the Merger that are different from, or in addition to, the interests of the ENLC Public Unitholders generally.

        The foregoing discussion of the information and factors considered by the ENLC Conflicts Committee is not intended to be exhaustive, but includes material factors the committee considered. In view of the variety of factors considered in connection with its evaluation of the Transactions and the complexity of these matters, the ENLC Conflicts Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the ENLC Conflicts Committee may have given differing weights to different factors. Overall, the committee believed that the positive factors supporting the Transactions outweighed the negative factors it considered.

Opinion of Barclays—Financial Advisor to the ENLC Conflicts Committee

        The ENLC Conflicts Committee engaged Barclays to act as the ENLC Conflicts Committee's financial advisor with respect to the Transactions. On October 21, 2018, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the ENLC Conflicts Committee that, as of such date and based upon and subject to the qualifications, limitations, and assumptions stated in its opinion, from a financial point of view, the Exchange Ratio to be paid by ENLC in the Transactions is fair to ENLC.

        The full text of Barclays' written opinion, dated as of October 21, 2018, is attached to this joint information statement/proxy statement/prospectus as Annex F. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered, and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the ENLC Conflicts Committee, addresses only the fairness to ENLC, from a financial point of view, of the Exchange Ratio to be paid by ENLC in the Transactions and does not constitute a recommendation to any unitholder of ENLC or any other person as to how such unitholder or other person should vote with respect to the Transactions. The terms of the Transactions were determined through arm's-length negotiations between ENLC and ENLK and were approved unanimously by the ENLC Conflicts Committee. Barclays did not recommend that any specific form of consideration should be offered in the Transactions or that any specific form of consideration constituted the only appropriate consideration for the Transactions. Barclays was not requested to address, and its opinion does not in any manner address, the underlying business decision to proceed with or effect the Transactions or the likelihood of consummation of the Transactions or the relative merits of the Transactions as compared to any other transaction or business strategy in which ENLC might engage. In addition, Barclays expressed no view as to, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any parties to the Transactions, or any class of such persons, relative to the Exchange Ratio in the Transactions or otherwise. No limitations were imposed by the ENLC Conflicts Committee upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays reviewed and analyzed, among other things:

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  the Merger Agreement, dated as of October 21, 2018, and the specific terms of the Transactions;

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  publicly available information concerning ENLC and ENLK that Barclays believed to be relevant to its analysis, including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2018;

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  financial and operating information with respect to the business, operations, and prospects of ENLK, including financial projections of ENLK prepared by management of EnLink and approved for use by the ENLC Conflicts Committee (the "ENLK Projections");

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  financial and operating information with respect to the business, operations, and prospects of ENLC, including financial projections of ENLC prepared by management of EnLink and approved for use by the ENLC Conflicts Committee (the "ENLC Projections", and together with the ENLK Projections, the "Projections");

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  the pro forma impact of the Transactions on the future financial performance of Pro Forma ENLC;

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  a trading history of the ENLK Common Units and the ENLC Common Units from September 28, 2015 to October 19, 2018;

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  a comparison of the historical financial results and present financial condition of ENLC and ENLK with each other and with those of other companies that Barclays deemed relevant;

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  a comparison of the financial terms of the Transactions with the financial terms of certain other transactions that Barclays deemed relevant;

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  published estimates of independent research analysts with respect to the future financial performance and price targets of ENLC and ENLK; and

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  at the request of management of ENLC, certain alternatives identified by management of ENLC available to ENLC on a stand-alone basis to fund its future capital and operating requirements.

        In addition, Barclays has had discussions with management of ENLC concerning the business, operations, assets, liabilities, financial condition, and prospects of ENLC and ENLK and have undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information) and had further relied upon the assurances of ENLC that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, Barclays assumed (i) upon the advice of management of ENLC, that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of ENLC as to the future financial performance of ENLC and ENLK and (ii) that ENLC and ENLK would perform substantially in accordance with such projections. Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of ENLC or ENLK and did not make or obtain any evaluations or appraisals of the assets or liabilities of ENLC or ENLK. Barclays' opinion was necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of its letter. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after the date of its letter. Barclays expressed no opinion as to (i) the prices at which the ENLK Common Units or the ENLC Common Units would trade following the announcement of the Transactions or (ii) the prices at which the ENLC Common Units would trade following consummation of the Transactions.

        Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. Barclays also assumed, upon the advice of management of ENLC and at the instruction of the ENLC Conflicts Committee, that all material governmental, regulatory, and third party approvals, consents, and releases for the Transactions would be obtained within the constraints contemplated by the Merger Agreement and that the Transactions would be consummated in accordance with the terms of the Merger Agreement without waiver, modification, or amendment of any material term, condition, or agreement thereof and that the terms of the ENLK Series B Units would be amended substantially as set forth in the Amended ENLK Partnership Agreement and Preferred Restructuring Agreement, but Barclays expressed no opinion as to the fairness, from a financial point of view of such amendments, to any person. Barclays did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did its opinion address any legal, tax, regulatory, or accounting matters, as to which Barclays understood that the ENLC Conflicts Committee and ENLC had obtained such advice as they deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays performed certain financial, comparative, and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to ENLK Public Units or the ENLC Common Units but rather made its determination as to fairness, from a financial point of view, to ENLC of the Exchange Ratio to be paid by ENLC in the Transactions on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

        The following is a summary of the material financial analyses performed by Barclays with respect to ENLC and ENLK in preparing Barclays' opinion:

  •
  discounted distributable cash flows analysis;

  •
  selected comparable company analysis; and

  •
  selected precedent transactions analysis.

        Each of these methodologies was used to generate reference per unit equity value ranges for ENLK Common Units to the ENLC Common Units. In order to derive implied per unit values in the selected comparable company analysis and the selected precedent transactions analysis, the implied equity value range for ENLC and ENLK was then divided by an applicable estimate of the number of diluted units estimated to be outstanding. For purposes of the ENLK calculations, the number of diluted units outstanding at June 30, 2018, per ENLC management, was used to derive implied per unit values. The reference per unit equity value ranges were then also used to generate implied exchange ratios for each of these methodologies. In order to derive the implied exchange ratios in its analysis, the high end of the exchange ratio range was calculated by dividing the high value of the ENLK reference range by the low value of the ELNC reference range and the low end of the exchange ratio range was calculated by dividing the low value of the ENLK reference range and the high value of the ENLC reference range. For purposes of the ENLC calculations, the number of diluted units outstanding at June 30, 2018, per ENLC management, was used to derive implied per unit values. For each of the discounted distributable cash flow analysis, the selected comparable company analysis, the selected precedent transactions analysis, and the analysis of public third-party equity research analyst price targets, the implied exchange ratio ranges were then compared to the Exchange Ratio of 1.15 ENLC Common Units for each ENLK Public Unit in the Transactions.

        In addition to analyzing the value of ENLK Common Units and ENLC Common Units, to provide additional background and perspective to the ENLC Conflicts Committee, Barclays also analyzed and reviewed: (i) the daily historical closing prices of ENLK Common Units and ENLC Common Units and the exchange ratios implied by those closing unit prices for the period from October 19, 2015 to October 19, 2018; (ii) certain publicly available information related to selected affiliated MLP merger transactions to calculate the size of premiums paid by the acquirers to the acquired company's unitholders; (iii) the pro forma impact of the Transactions on the current and future financial performance of Pro Forma ENLC using projected estimates for 2019, 2020, and 2021 for distributable cash flow per unit and distributions per unit for Pro Forma ENLC based on the Projections and (iv) analysis of public third-party equity research analyst price targets of ENLC and ENLK.

        In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of ENLC and ENLK, and the particular circumstances of the Transactions, Barclays made qualitative judgments as to the significance and relevance of each analysis. In addition, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ENLC and ENLK. Such qualitative judgments and assumptions of Barclays were made following discussions with the management of ENLC. Accordingly, the methodologies and the implied common equity value ranges and implied exchange ratio ranges derived from there must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied common equity value ranges or the implied exchange ratio ranges without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Barclays' opinion.

        The summary of Barclays' analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays' opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

        For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of ENLC, ENLK or any other parties to the Transactions. No company, business or transaction considered in Barclays' analyses and reviews is identical to ENLC, ENLK, or the Transactions, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions considered in Barclays' analyses and reviews. None of the ENLC Conflicts Committee, ENLC, ENLK, Barclays, or any of their respective members, officers, employees, advisors, representatives, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses, or securities do not purport to be appraisals or reflect the prices at which the companies, businesses, or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays' analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays' analyses and reviews.

Discounted Distributable Cash Flow Analysis

        In order to estimate the present values of ENLK Common Units and ENLC Common Units, Barclays performed discounted distributable cash flow analyses for each of ENLC and ENLK. A discounted cash flow analysis is a traditional valuation methodology used to derive an intrinsic valuation of an asset by calculating the "present value" of estimated future cash flows of the asset; in this case, the "present value" of the estimated future distributable cash flows of ENLK Common Units and ENLC Common Units. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future distributable cash flows by a range of discount rates that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns, the time value of money, and other appropriate factors.

        Barclays performed the discounted distributable cash flow analysis for ENLK Common Units and ENLC Common Units using estimated EBITDA from 2019 through 2023 based on EnLink management's estimated EBITDA from 2019 through 2021 per the Projections, with 2022 and 2023 estimates extrapolated by Barclays from 2021 estimates assuming a 1.5% growth rate year-over-year. To calculate the estimated per ENLK Common Unit equity value ranges in the discounted distributable cash flow analysis, Barclays added (i) projected distributable cash flow per ENLK Common Unit for fiscal years 2019 through 2023 (with 2019 through 2021 being included in the Projections and Barclays extrapolating for 2022 and 2023) to (ii) the terminal value at the end of the forecast period, or the "terminal value" of ENLK Common Units, as of December 31, 2023 (as estimated by Barclays as described below), and discounted such distributable cash flows per ENLK Common Unit to their net present value as of January 1, 2019 using selected discount rates. Barclays used a nominal discount rate range of 11.0% to 13.0%. This discount rate range was selected by Barclays using its professional judgment and experience, taking into account projected cost of equity capital rates for ENLK and the comparable companies utilized in the Selected Comparable Companies Analysis described below. Barclays estimated the terminal value of ENLK Common Units by applying a range of assumed yields of 9.0% to 10.0% to the estimated distributable cash flow per ENLK Common Unit for 2023 as extrapolated by Barclays, as described above. The assumed yields were selected by Barclays based on Barclays' professional judgment and experience, taking into account the yields of ENLK and the selected comparable companies utilized in the Selected Comparable Companies Analysis described below. The reference equity value range per ENLK Common Unit determined based on the ENLK discounted distributable cash flow analysis implied an equity value range for ENLK Common Units of $17.00 to $20.00 per ENLK Common Unit, as compared to the closing ENLK Common Unit price of $18.26 on October 19, 2018.

        To calculate the estimated per ENLC Common Unit equity value ranges in the discounted distributable cash flow analysis for ENLC, Barclays added (i) projected distributable cash flow per ENLC Common Unit for fiscal years 2019 through 2023 (with 2019 through 2021 being included in the Projections and Barclays extrapolating for 2022 and 2023) to (ii) the terminal value of ENLC Common Units, as of December 31, 2023 (as estimated by Barclays as described below), and discounted such distributable cash flows per ENLC Common Unit to their net present value as of January 1, 2019 using a nominal discount rate range of 12.0% to 14.0%. This discount rate range was selected by Barclays using its professional judgment and experience, taking into account projected cost of equity capital rates for ENLC and the selected comparable companies utilized in the Selected Comparable Companies Analysis described below. Barclays estimated the terminal value of ENLC Common Units by applying a range of assumed yields of 8.50% to 9.50% to the estimated distributable cash flow per ENLC Common Unit for 2023 as extrapolated by Barclays, as described above. The assumed yields were selected by Barclays based on Barclays' professional judgment and experience, taking into account the yields of ENLC and the selected comparable companies utilized in the Selected Comparable Companies Analysis described below. The reference equity value range for ENLC Common Units determined based on the ENLC discounted distributable cash flow analysis implied an equity value range for ENLC of $16.00 to $19.00 per ENLC Common Unit, as compared to the closing ENLC Common Unit price of $16.05 on October 19, 2018.

        Using the implied reference equity value per unit ranges for each of ENLK Common Units and ENLC Common Units, Barclays derived reference implied exchange ratio ranges of 0.8947x to 1.2500x.

        Barclays noted that the Exchange Ratio of 1.15 to be offered by ENLC in the Transactions was within the implied exchange ratio range determined based on Barclays' discounted distributable cash flow analysis.

Selected Comparable Company Analysis

        In order to assess how the public market values units of similar publicly traded midstream corporations and MLPs and to provide a range of relative implied equity values per ENLC Common Unit and per ENLK Common Unit by reference to those companies, which could then be used to calculate implied exchange ratio ranges, Barclays reviewed and compared specific financial and operating data relating to ENLC and ENLK to that of midstream corporations and MLPs selected by Barclays based on Barclays' experience with midstream corporations and MLPs.

        The midstream corporations and MLPs selected with respect to ENLK were:

  •
  Crestwood Equity Partners LP

  •
  DCP Midstream LP

  •
  ONEOK, Inc.

  •
  Summit Midstream Partners, LP

  •
  Tallgrass Energy, LP

  •
  Targa Resources Corp.

  •
  Western Gas Partners, LP

        Barclays calculated and compared various financial multiples and ratios of ENLC and ENLK and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed latest quarter annualized ("LQA") distribution yield multiples using published estimates by third party equity research analysts for estimated distributable cash flow per unit and earnings before interest, taxes, depreciation, and amortization ("EBITDA") in 2019 and distribution yield in 2019 for each of the comparable companies selected and for ENLK using the Projections. All of these calculations were performed on 2019E provided by ENLC management, and based on publicly available financial data and closing prices, as of October 19, 2018, the last trading date prior to the delivery of Barclays' opinion. The results of the ENLK selected comparable company analysis are summarized below:

	Yield Range of Comparable MLPs of ENLK
LQA Distribution Yield:	Low	Median	High
LQA Yield	4.87%	7.66%	15.68%

        Barclays selected the comparable midstream corporations and MLPs listed above because their business and operating profiles are reasonably similar to that of ENLK. However, because of the inherent differences between the business, operations, and prospects of ENLK and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made certain qualitative judgments concerning differences between the business, financial, and operating characteristics and prospects of ENLK and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between ENLK and the selected midstream corporations and MLPs included in the selected comparable company analysis. The equity value range for ENLK Common Units determined based on the ENLK selected comparable company analysis implied a reference equity value range for ENLK of $18.00 to $22.00 per ENLK Common Unit.

        The general partners selected with respect to ENLC were:

  •
  Antero Midstream GP LP

  •
  EQGP Holdings, LP

  •
  Western Gas Equity Partners, LP

        Barclays calculated and analyzed the implied general partner value as a multiple of general partner ("GP") distributions using published estimates by third party equity research analysts for estimated general partner distributions in 2019 and 2020 for each of the comparable companies selected and for ENLC using the Projections. The selected range of multiples was applied to the 2019E and 2020E GP IDRs for ENLC as stated in the Projections. The results of the ENLC selected comparable company analysis are summarized below:

Multiple Range of Comparable General Partners of ENLC
General Partner Value as a multiple of:	Low	Median	High
2019E General Partner Distributions	11.5x	11.8x	19.8x
2020E General Partner Distributions	9.2x	10.0x	13.1x

        Barclays selected the comparable general partners listed above because their business and operating profiles are reasonably similar to that of ENLC. However, because of the inherent differences between the business, operations, and prospects of ENLC and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made certain qualitative judgments concerning differences between the business, financial, and operating characteristics and prospects of ENLC and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels, and degrees of operational risk between ENLC and the selected general partners included in the selected comparable company analysis. The equity value range for ENLC Common Units determined based on the ENLC comparable company analysis implied a reference equity value range for ENLC of $16.00 to $19.00 per ENLC Common Unit.

        Using the implied reference equity value per unit ranges for each of ENLC and ENLK, Barclays derived a reference implied exchange ratio range of 0.9474x to 1.3750x.

        Barclays noted that the Exchange Ratio of 1.15 to be offered by ENLC in the Transactions was within the implied exchange ratio range determined based on Barclays' selected comparable companies analysis.

Selected Precedent Transactions Analysis

        Barclays reviewed and compared the purchase prices and financial multiples paid in selected other MLP transactions that Barclays deemed relevant based on its experience with merger and acquisition transactions, particularly in the MLP industry. Barclays chose such MLP merger transactions based on, among other things, the similarity of the applicable companies to ENLC and ENLK with respect principally to size and operational focus. Each of the selected transactions was an acquisition of an MLP announced between June 2009 and October 2018. None of the transactions selected based on the criteria were subsequently excluded in conducting this analysis. The following list sets forth the transactions analyzed based on such characteristics:

Target / Acquirer	Announcement Date
• Valero Energy Partners LP / Valero Energy Corporation	October 2018
• Antero Midstream Partners / Antero Midstream GP LP	October 2018
• Energy Transfer Partners, LP / Energy Transfer Equity, L.P.	August 2018
• Williams Energy Partners, LP / Williams Companies Inc.	May 2018
• Rice Midstream Partners LP / EQT Midstream Partners, LP	April 2018
• Tallgrass Energy Partners, LP / Tallgrass Energy GP, LP	March 2018
• Southcross Energy Partners, L.P. / American Midstream Partners, LP	November 2017
• Arc Logistics Partners LP / Zenith Energy LP	August 2017
• PennTex Midstream Partners, LP / Energy Transfer Partners, L.P.	May 2017
• World Point Terminals, LP / World Point Terminals, Inc.	April 2017
• VTTI Energy Partners LP / VTTI B.V.	March 2017
• ONEOK Partners, L.P. / ONEOK, Inc.	February 2017
• Energy Transfer Partners, L.P. / Sunoco Logistics Partners L.P.	November 2016
• Columbia Pipeline Partners / TransCanada Corporation	November 2016
• JP Energy Partners LP / American Midstream Partners, LP	October 2016
• Rose Rock Midstream, L.P. / SemGroup Corporation	May 2016
• Targa Resources Partners LP / Targa Resources Corp.	November 2015
• Crestwood Midstream Partners LP / Crestwood Equity Partners LP	May 2015
• Regency Energy Partners LP / Energy Transfer Partners, L.P.	January 2015
• Duncan Energy Partners L.P. / Enterprise Products Partners L.P.	February 2011
• TEPPCO Partners, L.P. / Enterprise Products Partners L.P.	June 2009

        Using publicly available information, Barclays calculated and analyzed multiples of enterprise value ("EV") to last twelve month ("LTM") EBITDA ("LTM EBITDA") represented by the prices paid in the above selected precedent transactions. The selected range of multiples was applied to the 2019E EBITDA for ENLK as stated in the Projections. The results of the selected precedent transactions analysis are summarized below:

EV / LTM EBITDA
EV as a Multiple of:	Low	Median	Mean	High
LTM EBITDA	7.4x	11.1x	11.7x	26.0x

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions, and prospects of ENLK and the MLPs included in the selected precedent transactions analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transactions analysis would not be particularly meaningful in the context of considering the Transactions. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions which would affect the acquisition values of the selected target companies and ENLK. Based upon these judgments, Barclays' selected precedent transactions analysis yielded a reference equity value range for ENLK Common Units of $18.00 to $21.00 per ENLK Common Unit.

        Barclays also reviewed and compared the purchase prices and financial multiples paid in selected other transactions, specifically those transactions involving a general partner or the general partner's GP and IDR interests, that Barclays deemed relevant based on its experience with merger and acquisition transactions. Barclays chose such general partner merger transactions based on, among other things, the similarity of the applicable companies to ENLC with respect principally to size and operational focus and because the organizations involved are all structured as general partners. Each of the selected transactions was an acquisition of a general partner announced between June 2014 and February 2018. None of the transactions selected based on the criteria were subsequently excluded in conducting this analysis. The following list sets forth the transactions analyzed based on such characteristics:

Target / Acquirer	Announcement Date
• NuStar GP Holdings, LLC / NuStar Energy L.P.	February 2018
• Enbridge Inc. / Spectra Energy Partners, LP	January 2018
• CONE Midstream Partners LP / CNX Resources Corporation	December 2017
• Marathon Petroleum Corporation / MPLX LP	December 2017
• HollyFrontier Corporation / Holly Energy Partners, L.P.	October 2017
• Andeavor / Andeavor Logistics LP	August 2017
• Williams Companies, Inc. / Williams Partners L.P.	January 2017
• Plains GP Holdings / Plains All American, L.P.	July 2016
• TransMontaigne GP L.L.C. / ArcLight Capital Partners	January 2016
• Atlas Energy, L.P. / Targa Resources Corp.	October 2014
• Oiltanking Holding Americas, Inc. / Enterprise Products Partners L.P.	October 2014
• Global Infrastructure Partners / Williams Companies, Inc.	June 2014
• TransMontaigne Inc. / NGL Energy Partners LP	June 2014

        Using publicly available information, Barclays calculated and analyzed multiples of the value of the general partner to LQA distributions to the general partner represented by the prices paid in the selected precedent transactions. The selected range of multiples was applied to the 2019E GP IDRs for ENLC as stated in the Projections. The results of the selected precedent transactions analysis are summarized below:

General Partner Value / LQA GP Distribution
General Partner Value as a Multiple of:	Low	Median	Mean	High
LQA GP Distribution	8.8x	20.4x	37.2x	183.5x

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences between the businesses, operations, financial conditions and prospects of ENLC and the general partners included in the selected precedent transactions analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transactions analysis would not be particularly meaningful in the context of considering the Transactions. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions which would affect the acquisition values of the selected target companies and ENLC. Based upon these judgments, Barclays selected precedent transactions analysis yielded a reference equity value range for ENLC Common Units of $15.00 to $17.00 per ENLC Common Unit.

        Using the implied reference equity value per unit ranges for each of ENLK Common Units and ENLC Common Units, Barclays also derived a reference implied exchange ratio range of 1.0588x to 1.4000x.

        Barclays noted that the Exchange Ratio of 1.15 to be offered by ENLC in the Transactions was within the implied exchange ratio range determined based on Barclays' selected precedent transactions analysis.

Other Factors

  Analysis of Equity Research Analyst Price Targets

        To provide background information and perspective to the ENLC Conflicts Committee, Barclays reviewed and compared, as of October 19, 2018, the publicly available price targets of ENLK Common Units and ENLC Common Units published by equity research analysts associated with various Wall Street firms, of which there were 14 and 13, respectively (including Barclays' equity research analyst price targets for each of ENLC and ENLK). The research analysts' price targets per ENLC Common Unit ranged from $16.00 to $22.00 and per ENLK Common Unit ranged from $16.00 to $20.00. The publicly available unit price targets published by such equity research analysts do not necessarily reflect the current market trading prices for ENLK Common Units or ENLC Common Units and these estimates are subject to uncertainties, including future financial performance of ENLC and ENLK and future market conditions. Using the implied reference equity value per unit ranges for each of ENLK Common Units and ENLC Common Units, Barclays also derived a reference implied exchange ratio range of 0.7273x to 1.2500x. Barclays noted that the Exchange Ratio of 1.15 to be offered by ENLC in the Transactions was within the implied exchange ratio range determined based on Barclays' equity research analyst price targets.

  Premiums Analysis

        In order to provide background information and perspective to, and to assess the Exchange Ratio offered by ENLC in the Transactions, Barclays reviewed and analyzed the implied exchange ratio in the Transactions based on the "Heads-Up" exchange ratios, which reflects the implied exchange ratio of ENLK Common Units to the ENLC Common Unit trading prices without considering any adjustments, and the implied premium in the Transactions based on the historical unit price, each as of October 19, 2018 and the (i) 5-day, 10-day, 30-day and 60-day prior to current, (ii) 30-day, 60-day, 180-day and 1-year average, and (iii) 5-day, 10-day, and 30-day volume weighted average prices ("VWAP") of ENLK Common Units to the ENLC Common Units. The table below sets forth the summary results of the analysis:

	"Heads-Up" Exchange Ratio	Implied Premium to Historical "Heads-Up" Exchange Ratio
Transaction Exchange Ratio/Spot Premium	1.1500x	1%
Current Unit Price as of 10/19/18	1.1377x	1.1%
Suggested Unaffected Unit Price as of 8/1/18	0.9637x	19.3%
5 Days Prior to Current	1.1400x	0.9%
10 Days Prior to Current	1.1043x	4.1%
30 Days Prior to Current	1.0943x	5.1%
60 Days Prior to Current	1.0605x	8.4%
30-Day Average	1.1130x	3.3%
60-Day Average	1.0796x	6.5%
180-Day Average	1.0053x	14.4%
1-Year Average	0.9875x	16.5%
5-Day VWAP	1.1442x	0.5%
10-Day VWAP	1.1226x	2.4%
30-Day VWAP	1.1122x	3.4%

  Precedent Transaction Premiums Analysis

        Barclays also reviewed and analyzed the implied exchange ratio in the Transactions based on a review of precedent premiums paid from selected historical precedent transactions, whereby Barclays reviewed the unaffected and spot precedent premiums paid. The unaffected premiums paid analysis implied relative exchange ratios ranging from a low of 1.0119x to a high of 1.2528x ENLK Common Units per ENLC Common Unit and the spot precedent premiums paid analysis implied relative exchange ratios ranging from a low of 1.0808x to a high of 1.4221x ENLK Common Units per ENLC Common Unit. Barclays noted that the Exchange Ratio to be offered by ENLC in the Transactions was within the implied relative exchange ratio range.

  Simplification Accretion / Analysis

        Barclays reviewed and analyzed the pro forma impact of the transaction on projected distributable cash flow and distributions of Pro Forma ENLC for each of 2019, 2020, and 2021 using the Projections under two scenarios, one assuming 1.4000x coverage (the "1.40x Coverage Scenario") and a second assuming status quo coverage ratio of 1.2100x for 2019, 1.1600x for 2020 and 1.2000x for 2021 (the "Status Quo Coverage Scenario"). The table below sets forth the summary results of the accretion analysis:

	1.40x Coverage Scenario
Distributable Cash Flow of Pro Forma ENLC as compared to:	2019	2020	2021
ENLC Standalone	10.7%	14.5%	7.5%
ENLK Standalone	6.8%	11.8%	17.0%

	Status Quo Coverage Scenario
Distributable Cash Flow of Pro Forma ENLC as compared to:	2019	2020	2021
ENLC Standalone	10.5%	13.7%	6.2%
ENLK Standalone	5.7%	11.4%	16.1%

  General

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. The ENLC Conflicts Committee selected Barclays because of its familiarity with ENLC and ENLK, and because of Barclays' qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, knowledge of the industries in which ENLC and ENLK operate, as well as substantial experience in transactions comparable to the Transactions.

        Barclays is acting as financial advisor to the ENLC Conflicts Committee in connection with the Transactions. As compensation for its services in connection with the Transactions, ENLC will pay Barclays a fee of $2.5 million, conditioned upon and payable upon closing of the Transactions. In addition, ENLC paid Barclays a fee of $500,000 upon delivery of the opinion, which is referred to as the "Opinion Fee". The Opinion Fee was not contingent upon the conclusion of Barclays' opinion. In addition, Barclays may receive a discretionary fee of $500,000 based on the ENLC Conflict Committee's assessment of the quality and quantity of work completed by Barclays in connect with its engagement for the Transactions, which is referred to as the "Discretionary Fee". In addition, ENLC has agreed to reimburse Barclays for certain of its expenses incurred in connection with the Transactions and to indemnify Barclays for certain liabilities that may arise out of its engagement by the ENLC Conflicts Committee and the rendering of Barclays' opinion. Barclays has performed various investment banking services for ENLC and ENLK and their affiliates in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has performed the following investment banking and financial services: acting as (i) active bookrunner on ENLK's $500mm Senior Unsecured Notes in May 2017, (ii) sales agent on ENLK's $600mm ATM equity offering in August 2017 and (iii) lender under ENLK's existing revolving credit facility. In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to GIP, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to GIP and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner, and/or lender for GIP and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser, and placement agent for various equity and debt offerings undertaking by GIP and certain of its funds' portfolio companies and affiliates. During the past two years, the aggregate fees received by Barclays from ENLC, ENLK, and their respective affiliates, including GIP, were approximately $3 million.

        Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ENLC and ENLK for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Recommendation of the ENLK Conflicts Committee and the ENLK Board, and the Reasons of the ENLK Conflicts Committee for Recommending Approval of the Transactions

        The ENLK Conflicts Committee consists of two independent directors: Kyle D. Vann (Chair) and Scott A. Griffiths, each of whom the ENLK Board determined satisfied the independence and other requirements set forth in the ENLK Partnership Agreement to serve as a member of the ENLK Conflicts Committee. The ENLK Board delegated to the ENLK Conflicts Committee the power and authority (i) to make such investigation of the Proposed Transaction, the other Restructuring Alternatives, and the alternative of maintaining the status quo, as the ENLK Conflicts Committee deemed necessary or appropriate, (ii) to review, evaluate, and negotiate (or to supervise and direct the negotiations on behalf of ENLK with respect to) the terms and conditions, and determine the advisability, of the Proposed Transaction and related agreements and arrangements, (iii) to determine whether the Proposed Transaction is fair and reasonable to, and in the best interest of, ENLK and the ENLK Unaffiliated Unitholders, (iv) to determine whether to approve the Proposed Transaction (with such approval constituting "Special Approval" for all purposes under the ENLK Partnership Agreement), and to make a recommendation to the ENLK Board whether to approve the Proposed Transaction, and (v) to make any recommendations to the ENLK Board regarding the Proposed Transaction as the ENLK Conflicts Committee determined to be appropriate.

        On October 21, 2018, the ENLK Conflicts Committee unanimously determined that the Merger Agreement and Transactions, including the Merger, are fair and reasonable to, and in the best interest of, ENLK and the ENLK Unaffiliated Unitholders, and unanimously approved the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, which approval constituted "Special Approval" under the ENLK Partnership Agreement. The ENLK Conflicts Committee also recommended that the ENLK Board approve the Merger Agreement, the Transaction Documents, and the Transactions, including the Merger, and resolved, and recommended that the ENLK Board resolve, to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

        Later on October 21, 2018, the ENLK Board, acting upon the recommendation of the ENLK Conflicts Committee, unanimously (i) determined that the Merger Agreement, the other Transaction Documents, and the Transactions, including the Merger, are in the best interest of ENLK and the ENLK Unaffiliated Unitholders, (ii) approved the Merger Agreement, the other Transaction Documents, and the Transactions, and directed that the Merger Agreement be submitted to a vote of the ENLK Voting Unitholders, and (iii) determined to recommend that the ENLK Voting Unitholders approve the Merger Agreement.

        The ENLK Conflicts Committee consulted with its financial and legal advisors and considered many factors in making its determination and approvals, and the related recommendations to the ENLK Board and the ENLK Common Unitholders. The ENLK Conflicts Committee considered the following factors to be generally positive or favorable in making its determination and approvals, and the related recommendations to the ENLK Board and the ENLK Common Unitholders:

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  The ENLK Conflicts Committee's belief that the Merger presents the best available opportunity to maximize value for the ENLK Public Unitholders, which belief is based on consideration of maintaining the status quo and alternative transaction structures between ENLK and ENLC.

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  The consideration to be paid to the ENLK Public Unitholders of 1.15 ENLC Common Units for each ENLK Common Unit represents:

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  A 1.1% premium to ENLK's closing price on October 19, 2018 (the last trading day before the announcement of the Merger Agreement).

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  A 3.5% premium to ENLK based on the 30-day volume-weighted average closing prices for ENLK and ENLC for the period ending October 19, 2018.

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  A 19.3% premium to ENLK's closing price on August 1, 2018 (the last trading day before the announcement of the simplification transaction between Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P.).

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  A premium to the historic trading ratio between ENLK and ENLC (one and two-year averages for the period ending October 19, 2018 of 0.977 and 0.994 ENLC Common Units for each ENLK Common Unit, respectively).

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  ENLK Common Unitholders will be entitled to receive regular quarterly distributions of at least $0.39 per quarter up to and including the quarter immediately preceding the quarter in which the closing of the Merger occurs, and will be certain to receive such distributions in respect of the fourth quarter of 2018.

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  The Exchange Ratio is fixed and therefore the implied value of the consideration payable to ENLK Public Unitholders will increase in the event that the market price of ENLC Common Units increases prior to the closing of the Merger.

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  The expectation that the Merger will be immediately accretive to ENLK Public Unitholders on a distributable cash flow basis and will enhance accretion from additional growth projects and M&A transactions.

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  The Merger eliminates the burden on ENLK's cost of capital resulting from the level of incentive distributions payable to ENLC in respect of the Incentive Distribution Rights, which incentive distributions could from time to time make it more challenging for ENLK to pursue accretive acquisitions and relatively more expensive to fund its capital expenditure program.

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  The expectation that the Merger will strengthen and enhance the pro forma balance sheet of Pro Forma ENLC by utilizing higher retained cash flow to accelerate deleveraging or fund capital expenditures.

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  The expectation that Pro Forma ENLC's increased distribution coverage will provide financial flexibility, distribution stability, and long-term growth prospects, enhancing funding optionality and reducing reliance on capital markets.

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  The expectation of sustainable distribution growth by Pro Forma ENLC.

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  The prospect that Pro Forma ENLC's accelerated deleveraging, decreased cost of capital, and increased distribution coverage provide the potential for a future credit ratings uplift.

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  The "check the box" taxation of Pro Forma ENLC provides a number of potential benefits to ENLK Unitholders relative to ENLK's MLP structure, including that entities taxed as corporations generally attract a broader set of investors as compared to MLPs because, for example, certain types of institutional investors face prohibitions or limitations with respect to investing in MLPs.

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  The expectation that the greater trading volume of the "check the box" nature of Pro Forma ENLC will enhance trading liquidity, float, and access to debt and equity capital markets.

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  The Merger will provide a tax basis step-up to Pro Forma ENLC with respect to the assets of ENLK.

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  The expectation that Pro Forma ENLC will owe minimal income taxes through the year 2023.

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  The financial presentation and the opinion of Evercore, dated October 21, 2018, stating that as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Evercore in rendering its opinion as set forth therin (as more fully described below under "—Opinion of Evercore—Financial Advisor to the ENLK Conflicts Committee"), the Exchange Ratio was fair, from a financial point of view, to the ENLK Unaffiliated Unitholders.

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  The Merger will simplify the organizational structure of the EnLink companies, resulting in benefits to be received by the ENLK Unaffiliated Unitholders, including, among others:

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  streamlined corporate governance;

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  cost savings and other efficiencies as a result of maintaining one publicly listed company rather than two;

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  significantly reduced potential for conflicts of interests between ENLK and ENLC;

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  alignment of economic interests between ENLK and ENLC Unitholders; and

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  response to investor sentiment regarding structural evolution of the midstream space.

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  The strength of ENLK's and the ENLK Conflicts Committee's negotiations resulting in an Exchange Ratio of 1.15 ENLC Common Units for each ENLK Common Unit, representing an approximate 5% improvement over ENLC's management's expressed viewpoint of 1.1 ENLC Common Units for each ENLK Common Unit, and an approximate 3% improvement over the ENLC Conflict Committee's first counter-proposal of 1.12 ENLC Common Units for each ENLK Common Unit.

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  The following procedural safeguards involved in the negotiation of the Merger Agreement:

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  The ENLK Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of ENLC or its affiliates and who satisfied the requirements under the ENLK Partnership Agreement for service on the ENLK Conflicts Committee.

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    The ENLK Conflicts Committee was charged with evaluating and negotiating the terms and conditions of the proposed Merger on behalf of ENLK and the ENLK Unaffiliated Unitholders, with the power to decline to pursue a transaction.

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    The members of the ENLK Conflicts Committee will not personally benefit from completion of the Merger in a manner different from the ENLK Unaffiliated Unitholders.

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    The terms and conditions of the Merger Agreement and the Merger were determined through arm's-length negotiations between the ENLC Conflicts Committee and the ENLK Conflicts Committee and their respective representatives and advisors.

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    The ENLK Conflicts Committee retained and was advised by experienced and qualified financial and legal advisors.

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  The terms of the Merger Agreement, principally:

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  The provisions allowing the ENLK Conflicts Committee and the ENLK Board, subject to certain limitations, to withdraw or change their recommendation of the Merger Agreement in the event of a superior proposal from a third party (other than ENLC or its affiliates) or a change of circumstance if the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee makes a good faith determination that the failure to change its recommendation would be inconsistent with its duties to the ENLK Unitholders under applicable law, as modified by the ENLK Partnership Agreement, and complies with the terms of the Merger Agreement.

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  The provisions allowing ENLK, under certain circumstances, to provide information to, and participate in discussions and negotiations with, a third party (other than ENLC or its affiliates) in response to an unsolicited alternative proposal that constitutes, or is reasonably likely to result in, a superior proposal.

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  The operating covenants to which ENLC is subject in the Merger Agreement provide protection to ENLK Unitholders by restricting ENLC's ability to take certain actions prior to the closing of the Merger that could reduce the value of the ENLC Common Units received by ENLK Public Unitholders in the Merger.

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  Under the terms of the Merger Agreement, prior to the effective time, EGP is prohibited from revoking or diminishing the authority of the ENLK Conflicts Committee.

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  The Merger Agreement requires ENLK Conflicts Committee approval with respect to the mutual agreement by ENLC and ENLK to terminate the Merger Agreement, the approval of a change of recommendation, the termination of the Merger Agreement for a superior proposal, and the reduction of the quarterly distribution amount. Any other termination of the Merger Agreement by ENLK or amendment to, waiver of, or consent under the Merger Agreement by ENLK requires consultation with the ENLK Conflicts Committee, and, in the case of any such amendment, waiver, or consent, the ENLK Conflicts Committee is permitted to rescind its approval of the Merger Agreement, with such rescission resulting in the rescission of "Special Approval" (as defined in the ENLK Partnership Agreement), if the ENLK Board takes or authorizes any such action that is counter to any recommendation by the ENLK Conflicts Committee.

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  The requirement that GIP Stetson II provide its written consent as the majority unitholder of ENLC concurrently with the execution of the Merger Agreement and enter into the GIP Support Agreement.

        The ENLK Conflicts Committee considered the following factors to be generally negative or unfavorable in arriving at its determinations and approvals, and the related recommendations to the ENLK Board and the ENLK Common Unitholders:

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  The ENLK Public Unitholders will receive as Merger Consideration ENLC Common Units that are expected to receive, in the near term, lower distributions per unit, after giving effect to the Exchange Ratio, as compared to each ENLK Common Unit if the Merger were not consummated.

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  The Merger will be a taxable transaction to ENLK Unitholders for U.S. federal income tax purposes and accordingly ENLK Unitholders may recognize taxable gain in the Merger, and the ENLK Unitholders will receive no cash consideration with which to pay any potential U.S. federal income tax liability resulting from the Merger.

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  The consideration to be paid to the ENLK Public Unitholders of 1.15 ENLC Common Units for each ENLK Common Unit, represents a (0.2)%, (0.5)%, and (0.6)% discount to the 10-day, 20-day, and 30-day volume-weighted average closing price for ENLK for the period ended on October 19, 2018 (the last trading day before the announcement of the Merger Agreement), as compared to the implied value of the Merger Consideration based on the product of the closing price of the ENLC Common Units on October 19, 2018, multiplied by the Exchange Ratio.

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  The Exchange Ratio is fixed and therefore the number of ENLC Common Units to be issued by ENLC to the ENLK Public Unitholders will not increase in the event that the market price of ENLC Common Units decreases prior to the closing of the Merger.

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  The ENLK Public Unitholders will be foregoing the potential benefits that would be realized by remaining ENLK Unitholders on a standalone basis.

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  The absence of certain procedural safeguards, including:

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  ENLK Common Unitholders are not entitled to appraisal rights under the Merger Agreement, the ENLK Partnership Agreement, or Delaware law.

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  The ENLK Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of ENLK. Since ENLC controls ENLK, it was unrealistic to expect an unsolicited third-party acquisition proposal to acquire assets or control of ENLK, and it was unlikely that the ENLK Conflicts Committee could conduct a meaningful process to solicit interest in the acquisition of assets or control of ENLK.

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  Certain executive officers and directors of ENLC and ENLK have interests in the Merger that are different than, or in addition to, the interests of the ENLK Unaffiliated Unitholders.

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  The Merger is not conditioned on the approval of ENLK Common Unitholders excluding GIP Stetson I, ENLC and their respective affiliates.

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  Because the Merger is subject to the approval of holders of a majority of the outstanding ENLK Voting Units, and given that GIP Stetson I, ENLC, and Enfield collectively own a majority of the outstanding ENLK Voting Units and each has entered into a support agreement and agreed to vote in favor of the Merger, the receipt of the necessary approval of the ENLK Voting Units is virtually assured.

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  Certain terms of the Merger Agreement, principally:

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  The provisions limiting the ability of ENLK to solicit, or to consider unsolicited, offers from third parties for ENLK.

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    ENLK's obligation to pay a termination fee to ENLC in connection with termination of the Merger Agreement as a result of a superior proposal for ENLK or a result of a change in recommendation by the ENLK Board or ENLK Conflicts Committee.

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    ENLK's obligation to pay ENLC's expenses in certain circumstances.

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  ENLK has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed Merger, whether or not the Merger is completed.

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  There is a risk that the potential benefits to be realized in the Merger might not be fully realized, or might not be realized within the expected time period.

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  Litigation may occur in connection with the Merger and any such litigation may result in significant costs and a diversion of management focus.

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  There is risk that the Merger might not be completed in a timely manner, or that the Merger might not be consummated at all as a result of a failure to satisfy the conditions contained in the Merger Agreement, and a failure to complete the Merger could negatively affect the trading price of the ENLK Common Units or could result in significant costs and disruption to ENLK's normal business.

        The foregoing discussion of the information and factors considered by the ENLK Conflicts Committee is not intended to be exhaustive, but includes material factors the committee considered. In view of the variety of factors considered in connection with its evaluation of the Transactions and the complexity of these matters, the ENLK Conflicts Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the ENLK Conflicts Committee may have given differing weights to different factors. Overall, the ENLK Conflicts Committee believed that the positive factors supporting the Transactions outweighed the negative factors it considered.

Opinion of Evercore—Financial Advisor to the ENLK Conflicts Committee

        The ENLK Conflicts Committee retained Evercore to act as its financial advisor in connection with evaluating the proposed Merger. At the request of the ENLK Conflicts Committee, at a meeting of the ENLK Conflicts Committee held on October 21, 2018, Evercore rendered its oral opinion to the ENLK Conflicts Committee (subsequently confirmed in writing) that, as of October 21, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Evercore in rendering its opinion as set forth therein, the Exchange Ratio was fair, from a financial point of view, to the ENLK Unaffiliated Unitholders.

        The opinion speaks only as of the date it was delivered and not as of the time the Merger will be completed or any other date. The opinion does not reflect changes that may occur or may have occurred after October 21, 2018, which could alter the facts and circumstances on which Evercore's opinion was based. It is understood that subsequent developments or information of which Evercore is, or was, not aware may affect Evercore's opinion, but Evercore does not have any obligation to update, revise, or reaffirm its opinion.

        The full text of the written opinion of Evercore, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken in rendering its opinion, is attached hereto as Annex G. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was directed to the ENLK Conflicts Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, as of October 21, 2018, to the ENLK Unaffiliated Unitholders of the Exchange Ratio. Evercore's opinion did not address any other term, aspect, or implication of the Merger. Neither Evercore's opinion, the summary of such opinion, nor the related analyses set forth in this joint information statement/proxy statement/prospectus are intended to be, and they do not constitute, a recommendation to the ENLK Conflicts Committee, the ENLK Board, the ENLK Common Unitholders or any other persons in respect of the Merger, including as to how any ENLK Common Unitholder should vote or act in respect of the Merger or any other transaction. The summary of Evercore's opinion set forth in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion.

        In connection with rendering its opinion, Evercore, among other things:

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  reviewed certain publicly available historical business and financial information relating to ENLC and ENLK that Evercore deemed relevant, including, with respect to each of ENLC and ENLK, the Annual Report on Form 10-K for the year ended December 31, 2017, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, and certain Current Reports on Form 8-K, in each case as filed with or furnished to the SEC by ENLC and ENLK since January 1, 2018;

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  reviewed certain non-public historical and projected financial and operating data and assumptions relating to ENLC and ENLK, as prepared and furnished to Evercore by management of ENLC and ENLK;

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  discussed the past and current operations of ENLC and ENLK and the historical and projected financial and operating data and assumptions relating to ENLC and to ENLK with management of ENLC and ENLK (including their respective management's views of the risks and uncertainties of achieving such projections);

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  reviewed publicly available research analyst estimates for ENLC's and ENLK's future financial performance on a standalone basis;

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  performed discounted distribution analyses on ENLC and ENLK based on forecasts and other data provided by management of ENLC and ENLK;

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  compared the trading performance of ENLC and ENLK utilizing forecasts and other data provided by management of ENLC and ENLK with the trading performance (including equity market trading multiples) of other public issuers that Evercore deemed relevant;

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  reviewed the financial metrics of certain historical transactions that Evercore deemed relevant and compared them to the forecasts and other data relating to ENLC and ENLK provided by management of ENLC and ENLK;

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  performed discounted cash flow analyses on ENLK based on forecasts and other data provided by management of ENLK;

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  reviewed the premium paid in certain historical transactions that Evercore deemed relevant and compared such premia to those implied by the proposed Merger;

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  reviewed drafts of the Merger Agreement dated October 21, 2018, the Preferred Restructuring Agreement, the Amended ENLK Partnership Agreement, and the Amended ENLC Operating Agreement; and

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  performed such other analyses and examinations, held such other discussions, reviewed such other information, and considered such other factors that Evercore deemed appropriate for the purposes of providing the opinion.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial and operating data relating to ENLC and ENLK referred to above, Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of ENLC and ENLK, as applicable, as to the future financial performance of ENLC and ENLK under the assumptions reflected therein. Evercore expressed no view as to any projected financial or operating data or any judgments, estimates, or assumptions on which they were based.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the Merger Agreement would be executed and delivered (in the draft form reviewed by Evercore), that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by Evercore) were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without material waiver or modification thereof. Evercore assumed that any modification to the structure of the Merger would not vary in any respect material to its analysis. Evercore further assumed that all governmental, regulatory, or other consents, approvals, or releases necessary for the consummation of the Merger would be obtained without any material delay, limitation, restriction, or condition that would have an adverse effect on ENLC or ENLK or the consummation of the Merger or materially reduce the benefits of the Merger to ENLC, ENLK, or the ENLK Unaffiliated Unitholders. Evercore assumed that the final versions of all documents reviewed by it in draft form would not differ in any material respect from the drafts reviewed by it.

        Evercore did not make nor did it assume any responsibility for making any independent valuation or appraisal of any assets or liabilities of ENLC or ENLK, nor was Evercore furnished with any such appraisals, nor did it evaluate the solvency or fair value of ENLC or ENLK under any state or federal laws relating to bankruptcy, insolvency, or similar matters. Evercore's opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, monetary, market, regulatory, and other conditions as they existed and as could be evaluated on the date thereof. The opinion noted that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise, or reaffirm its opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, to the ENLK Unaffiliated Unitholders of the Exchange Ratio. Evercore did not express any view on, and its opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, any other person or the holders of any other securities, creditors or other constituencies of ENLK, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to ENLK or ENLC, nor did it address the underlying business decision of ENLC or ENLK to engage in the Merger or use the Exchange Ratio. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the ENLK Common Units or any business combination or other extraordinary transaction involving ENLK. Evercore's opinion did not constitute a recommendation to the ENLK Conflicts Committee or any other persons in respect of the Merger, including as to how any ENLK Common Unitholder should vote or act in respect of the Merger. Evercore expressed no opinion as to the price at which the ENLK Common Units or ENLC Common Units will trade at any time. The opinion noted that Evercore is not a legal, regulatory, accounting, or tax expert and that Evercore assumed the accuracy and completeness of assessments by ENLC, ENLK and their advisors with respect to legal, regulatory, accounting, and tax matters.

Summary Financial Analyses

        Set forth below is a summary of the material financial analyses performed by Evercore and reviewed with the ENLK Conflicts Committee on October 21, 2018, in connection with rendering Evercore's opinion to the ENLK Conflicts Committee. Each analysis was provided to the ENLK Conflicts Committee. However, the following summary does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data (including the closing prices for the ENLK Common Units and ENLC Common Units) that existed on October 21, 2018, and is not necessarily indicative of current market conditions.

        The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's financial analyses.

        Financial data for ENLC and ENLK utilized in the financial analyses described below were based on, among other things, financial projections of ENLC, on a standalone basis as prepared by the management of ENLC (which Evercore refers to in this section as the "ENLC forecast"), and financial projections of ENLK on a standalone basis, prepared by the management of ENLK (which Evercore refers to in this section as the "ENLK forecast").

        Evercore performed a series of analyses to derive indicative valuation ranges for ENLK Common Units and ENLC Common Units. Evercore subsequently utilized each of the resulting implied valuation ranges for ENLK and ENLC to derive a range of implied exchange ratios of ENLK Common Units to ENLC Common Units, and compared these ratios to the Exchange Ratio. The following is a summary of the material financial analyses performed by Evercore with respect to each of ENLC and ENLK in preparing Evercore's opinion:

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  discounted distributions analysis;

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  peer group trading analysis; and

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  precedent M&A transactions analysis.

        Evercore calculated the implied exchange ratio ranges reflected in the financial analyses described below by comparing (i) the low end of the valuation range for ENLK Common Units to the low end of the valuation range for ENLC Common Units and (ii) the high end of the valuation range for ENLK Common Units to the high end of the valuation range for ENLC Common Units. The resulting implied exchange ratio ranges were then compared with the Exchange Ratio.

        In addition, Evercore performed certain other analyses which were reviewed with the ENLK Conflicts Committee. As reference analyses, Evercore performed a discounted cash flow analysis for ENLK Common Units and a premiums paid analysis for ENLK Common Units and the Merger, as further described below.

Analysis of ENLK

  Discounted Distribution Analysis

        Evercore performed a discounted distribution analysis for the ENLK Common Units based on the present value of the future cash distributions to ENLK Common Unitholders. Evercore utilized a terminal yield range of 8.0% to 9.5% based on ENLK trading over the preceding 52 weeks. Evercore utilized a cost of equity of 9.5% to 11.5% based on a capital asset pricing model ("CAPM") analysis and a cost of equity of 10.0% to 14.0% based on total expected market return for the selected comparable partnerships listed under the heading "ENLK Peer Group Trading Analysis" below (the "Selected ENLK Peers"). Using the ENLK forecast and a cost of equity based on CAPM, Evercore determined an implied equity value per ENLK Common Unit range of $16.47 to $19.73. Using the ENLK forecast and a cost of equity based on total expected market return, Evercore determined an implied equity value per ENLC Common Unit range of $15.55 to $19.49.

  ENLK Peer Group Trading Analysis

        Evercore performed a peer group trading analysis of ENLK by reviewing and comparing the market values and trading multiples of the following publicly traded partnerships that Evercore deemed to have certain characteristics similar to those of ENLK:

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  CNX Midstream Partners LP

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  Crestwood Equity Partners LP

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  DCP Midstream Partners, LP

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  Enable Midstream Partners, LP

  •
  Hess Midstream Partners LP

  •
  Noble Midstream Partners LP

  •
  Summit Midstream Partners, LP

  •
  Western Gas Partners, LP

        Although the Selected ENLK Peers were compared to ENLK for purposes of this analysis, no partnership used in the peer group analysis is identical or directly comparable to ENLK. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and equity research analyst estimates.

        For each of the Selected ENLK Peers, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2018 EBITDA, which is defined as market value of equity based on closing prices as of October 19, 2018, plus debt, plus preferred equity, plus noncontrolling interests and less cash and cash equivalents ("Enterprise Value"), divided by EBITDA (per FactSet consensus, which may vary among the group) for the calendar year 2018;

  •
  Enterprise Value/2019 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA (per FactSet consensus, which may vary among the group) for the calendar year 2019;

  •
  2018 Distribution Yield, which is defined as the estimated 2018 annual distribution per ENLK Common Unit divided by the current price per ENLK Common Unit;

  •
  2019 Distribution Yield, which is defined as the estimated 2019 annual distribution per ENLK Common Unit divided by the current price per ENLK Common Unit; and

  •
  Price/2018 DCF per Unit, which is defined as the current price per ENLK Common Unit divided by the estimated 2018 distributable cash flow attributable to an ENLK Common Unit.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple reference ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of ENLK noted by Evercore.

Benchmark	Mean	Median
Enterprise Value/2018 EBITDA	11.0x	10.4x
Enterprise Value/2019 EBITDA	9.2x	9.0x
2018 Distribution Yield	8.2%	7.5%
2019 Distribution Yield	8.7%	7.9%
Price/2018 DCF per Unit	10.2x	10.6x

Benchmark	Reference Range
Enterprise Value/2018 EBITDA	10.0x - 12.0x
Enterprise Value/2019 EBITDA	9.0x - 10.5x
2018 Distribution Yield	7.5% - 8.5%
2019 Distribution Yield	8.0% - 9.0%
Price/2018 DCF per Unit	9.0x - 11.5x

        Evercore applied the relevant Enterprise Value to EBITDA multiple reference ranges to calendar year 2018 and calendar year 2019 EBITDA, per the ENLK forecast, to derive a relevant enterprise value range and further adjusted to derive an implied equity value per ENLK Common Unit range; the relevant Distribution Yield percentage reference ranges to a calendar year 2018 and calendar year 2019 estimated distribution per ENLK Common Unit to derive an implied equity value per ENLK Common Unit range; and the relevant Price to DCF per ENLK Common Unit multiple reference ranges to calendar year 2018 distributable cash flow per ENLK Common Unit to derive an implied equity value per ENLK Common Unit range. Evercore determined an implied equity value per ENLK Common Unit range of $10.10 to $20.80 based on the minimum and maximum values of equity value per ENLK Common Unit as derived by each of the methodologies.

  ENLK Precedent M&A Transaction Analysis

        Evercore reviewed publicly available information for selected transactions involving the acquisition of natural gas gathering and processing assets that Evercore deemed to have certain characteristics similar to those of ENLK's assets announced since January 1, 2017, and selected 25 transactions:

Date Announced	Acquirer	Target (Seller)
9/5/2018	EagleClaw Midstream Ventures, LLC; Blackstone Energy Partners	Caprock Midstream Holdings LLC (Energy Spectrum Capital)
8/8/2018	Kayne Anderson Acquisition Corp.; Apache Corporation	Altus Midstream Company
7/30/2018	Harvest Midstream and Four Corners	San Juan Basin assets (Williams Companies, Inc.)
7/30/2018	Williams Companies; Kohlberg Kravis Roberts & Co.	Discovery Midstream Partners LLC (TPG Growth)
7/4/2018	Brookfield Infrastructure Partners	Canadian natural gas G&P business (Enbridge Inc.)
5/9/2018	AL Midcoast Holdings (ArcLight Capital)	Midcoast Operating LP (Enbridge, Inc.)

Date Announced	Acquirer	Target (Seller)
4/26/2018	EQT Midstream Partners LP	25% interest in Strike Force Midstream (Gulfport Energy Corporation)
4/26/2018	EQT Midstream Partners LP	75% interest in Strike Force Midstream (EQT Corporation)
4/26/2018	EQT Midstream Partners LP	Rice Olympus Midstream Assets (EQT Corporation)
4/9/2018	Morgan Stanley Infrastructure	Brazos Midstream Holdings LLC (Old Ironsides Energy, LLC)
3/23/2018	SP Investor Holdings (OpTrust)	50% stake in Superior Pipeline Company LLC (Unit Corporation)
2/7/2018	CNX Midstream Partners LP	95% interest in the Shirley-Pennsboro Gathering System (CNX Resources Corporation)
1/8/2018	Riverstone Holdings LLC; Goldman Sachs	Delaware Basin gathering and processing assets (Lucid Energy Group II)
9/12/2017	Enable Midstream Partners, LP	Align Midstream, LLC
8/16/2017	Silver Run Acquisition II	Kingfisher Midstream LLC (HPS Investment Partners; ARM Energy Holdings LLC)
6/21/2017	Noble Midstream Partners LP	20% Interest in Colorado River DevCo and 15% Interest in Blanco River DevCo LP (Noble Energy, Inc.)
6/13/2017	Howard Energy Partners	Delaware Basin gathering and processing assets (WPX Energy Inc.)
5/24/2017	Crestwood Permian Basin Holdings LLC	Delaware Basin Willow Lake G&P (Crestwood Equity Partners LP)
5/18/2017	Energy Transfer Partners, LP	32.4% remaining interest in Penntex Midstream Partners, LP
5/18/2017	Wheeling Creek Midstream LLC	CONE Gathering, LLC and CONE Midstream Partners LP (Noble Energy, Inc.)
4/28/2017	Enbridge Energy Company	Midcoast Gas G&P business (Enbridge Energy Partners, LP)
4/17/2017	Blackstone Energy Partners	EagleClaw Midstream Ventures LLC (EnCap Flatrock Midstream)
3/15/2017	Enterprise Products Partners L.P.	Midstream assets via a 363 bankruptcy sale (Azure Midstream Partners, L.P.)
1/23/2017	Targa Resources Partners LP	Outrigger Energy (Outrigger Energy LLC / Silver Hill Energy JV)
1/4/2017	DCP Midstream Partners, LP	Permian Basin, Midcontinent and DJ Basin gathering and processing, marketing and logistics assets (DCP Midstream, LLC)

        Although the selected transactions were compared to the Merger for purposes of this analysis, no selected transaction used in the precedent M&A transaction analysis is identical or directly comparable to the Merger. Evercore reviewed the historical Enterprise Value to EBITDA observed in each of the selected transactions.

        The mean and median implied multiples of Enterprise Value to Current EBITDA are set forth below. The table also includes relevant multiple reference ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of ENLK noted by Evercore.

Benchmark	Mean	Median
Enterprise Value/EBITDA	12.0x	10.1x

Benchmark	Reference Range
Enterprise Value/EBITDA	10.0x - 12.5x

        Evercore applied the relevant ranges of selected multiples to fiscal year 2018 EBITDA per the ENLK forecast. Evercore determined an implied equity value per ENLK Common Unit range of $11.87 to $18.09.

  Other ENLK Analyses

        The analyses and data described below were presented to the ENLK Conflicts Committee for informational and reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Evercore's fairness opinion.

  Discounted Cash Flow Analysis

        Evercore performed a discounted cash flow analysis of ENLK by valuing the cash flows to be received by ENLK based on the ENLK forecast. Evercore calculated the value per ENLK Common Unit range by discounting, back to present value, ENLK's discrete unlevered free cash flows from January 1, 2019 through December 31, 2021, and estimated terminal values as of December 31, 2021, based on a range of estimated EBITDA exit multiples as well as perpetuity growth rates. Evercore selected a range of discount rates of 7.0% to 8.0% based on its professional judgment and expertise, including its analysis of the weighted average cost of capital for ENLK, taking into account a CAPM analysis for ENLK's cost of equity based on an analysis of characteristics of ENLK and the Selected ENLK Peers. Evercore selected a range of EBITDA exit multiples of 10.0x to 12.0x based on its professional judgment and expertise, taking into account relevant implied multiples of Enterprise Value to EBITDA of the Selected ENLK Peers, among other things. For the perpetuity growth rate assumption, Evercore selected a range of 1.75% to 2.25% based on its professional judgment and expertise, taking into consideration the long-term rate of inflation, among other factors. For both the EBITDA exit multiple approach and the perpetuity growth rate approach, Evercore calculated the implied equity value per ENLK Common Unit range.

        The Discounted Cash Flow Analysis utilizing the EBITDA exit multiple approach to calculate terminal value resulted in an implied equity value per ENLK Common Unit range of $14.49 to $20.08. The Discounted Cash Flow Analysis utilizing the perpetuity growth approach to calculate terminal value resulted in an implied equity value per ENLK Common Unit range of $14.39 to $22.90.

  Premiums Paid Analysis

        Evercore compared the premiums implied by the Exchange Ratio with premiums received in selected related-party merger transactions where the target was an MLP or a limited liability company. Evercore calculated the implied premiums received considering the implied per LP unit or per share offer value relative to the targets' prior 1-day closing price, 30-day volume-weighted average price ("VWAP"), 60-day VWAP and 90-day VWAP using publicly available information. Evercore considered that premiums paid in the selected precedent merger transactions have varied widely based on specific considerations with respect to each transaction and that there are inherent differences between each of the targets and transactions analyzed by Evercore relative to ENLK and the Merger, respectively. Evercore analyzed the following merger transactions:

Date Announced	Acquirer	Target
10/18/18	Valero Energy Corporation	Valero Energy Partners LP
10/09/18	Antero Midstream GP LP	Antero Midstream Partners LP
8/2018	Energy Transfer Equity, L.P.	Energy Transfer Partners, L.P.
6/2018	Cheniere Energy, Inc.	Cheniere Partners LP Holdings, LLC
5/2018	The Williams Companies, Inc.	Williams Partners L.P.
5/2018	Enbridge Inc.	Enbridge Energy Partners, L.P.
5/2018	Enbridge Inc.	Spectra Energy Partners, LP
3/2018	Tallgrass Energy GP, LP	Tallgrass Energy Partners, L.P.
2/2018	NuStar Energy L.P.	NuStar GP Holdings, LLC
1/2018	Archrock, Inc.	Archrock Partners, L.P.
6/2017	World Point Terminals, Inc.	World Point Terminals, LP
5/2017	Energy Transfer Partners, L.P.	PennTex Midstream Partners, LP
3/2017	VTTI B.V.	VTTI Energy Partners LP
2/2017	ONEOK, Inc.	ONEOK Partners, L.P.
1/2017	Enbridge Energy Co, Inc.	Midcoast Energy Partners, L.P.

        The median and mean premiums are set forth below:

Premium	Median	Mean
1-Day	8.7%	9.8%
30-Day VWAP	7.8%	10.7%
60-Day VWAP	8.5%	11.4%
90-Day VWAP	6.7%	10.4%

        Evercore reviewed the relevant merger premiums and derived a range of premiums to ENLK's relevant ENLK Common Unit price as of October 19, 2018, of 6.0% to 12.0%. Evercore determined an implied equity value per ENLK Common Unit range of $19.36 to $20.45, which implied an implied exchange ratio range of 1.21x to 1.27x.

Analysis of ENLC

  Discounted Distribution Analysis

        Evercore performed a discounted distribution analysis of ENLC Common Units based on the present value of the future cash distributions to ENLC Unitholders. The projected distributions used by Evercore were based on the ENLC forecast, a terminal yield range of 6.0% to 7.5% based on ENLC's distribution yield range during the preceding 52 weeks, a cost of equity of 10.0% to 11.5% based on a CAPM analysis utilizing the selected comparable publicly traded general partners ("GPs") listed under the heading "ENLC Peer Group Trading Analysis" below (the "Selected ENLC Peers") and cost of equity of 18.0% to 22.0% based on the total expected market return utilizing the Selected ENLC Peers. Using the ENLC forecast and a cost of equity based on CAPM, Evercore determined an implied equity value per ENLC Common Unit range of $17.15 to $21.41. Using the ENLC forecast and a cost of equity based on total expected market return, Evercore determined an implied equity value per ENLC Common Unit range of $13.46 to $17.65.

  ENLC Peer Group Trading Analysis

        Evercore performed a peer group trading analysis of ENLC by reviewing and comparing the market values and trading multiples of the Selected ENLC Peers, which consist of the following publicly traded GPs that Evercore deemed to have certain characteristics similar to those of ENLC:

  Publicly Traded GPs

  •
  EQT GP Holdings, LP

  •
  Western Gas Equity Partners, LP

        Although the companies and partnerships in the peer group were compared to ENLC for purposes of this analysis, no company or partnership used in the ENLC Peer Group Trading Analysis is identical or directly comparable to ENLC. In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC and other regulatory agencies and equity research analyst estimates.

        For each of the Selected ENLC Peers, Evercore calculated the following trading multiples:

  •
  Enterprise Value of GP/2018 GP IDR Cash Flow, which is defined as Enterprise Value of the GP only, divided by estimated incentive distribution right cash flow for the calendar year 2018, as determined based on Wall Street research estimates;

  •
  Enterprise Value of GP/2019 GP IDR Cash Flow, which is defined as Enterprise Value of the GP only, divided by estimated incentive distribution right cash flow for the calendar year 2019, as determined based on Wall Street research estimates;

        In addition, Evercore utilized the Selected ENLK Peers as comparable peer group for ENLC's 16.1% interest in EOGP.

        For each of the Selected ENLK Peers, Evercore calculated the following trading multiples:

  •
  Enterprise Value/2018 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2018, as determined based on Wall Street research estimates;

  •
  Enterprise Value/2019 EBITDA, which is defined as Enterprise Value divided by estimated EBITDA for the calendar year 2019, as determined based on Wall Street research estimates.

        The mean and median trading multiples are set forth below. The table also includes relevant multiple ranges selected by Evercore based on the resulting range of multiples and certain other considerations related to the specific characteristics of ENLC noted by Evercore.

Publicly Traded GPs Benchmark	Mean	Median
Enterprise Value of GP/2018 GP IDR Cash Flow	14.4x	14.4x
Enterprise Value of GP/2019 GP IDR Cash Flow	12.2x	12.2x

Publicly Traded GPs Benchmark	Reference Range
Enterprise Value of GP/2018 GP IDR Cash Flow	14.0x - 16.0x
Enterprise Value of GP/2019 GP IDR Cash Flow	12.0x - 13.5x

Gathering and Processing MLPs Benchmark	Mean	Median
Enterprise Value/2018 EBITDA	11.0x	10.4x
Enterprise Value/2019 EBITDA	9.2x	9.0x

Gathering and Processing MLPs Benchmark	Reference Range
Enterprise Value/2018 EBITDA	10.0x - 12.0x
Enterprise Value/2019 EBITDA	9.0x - 10.5x

        Evercore applied the selected Enterprise Value of GP to GP IDR Cash Flow multiple reference ranges to ENLC's GP and IDR cash flow and applied the selected Enterprise Value to EBITDA reference range to ENLC's EBITDA from its 16.1% interest in EOGP per the ENLC forecast for calendar year 2018 and calendar year 2019. In addition, Evercore utilized the valuation range from the ENLK Peer Group Trading Analysis to value ENLK Common Units owned by ENLC. Evercore determined an implied equity value per share range of $11.42 to $17.82.

  ENLC Precedent M&A Transaction Analysis

        Evercore performed a valuation analysis of ENLC Common Units based on multiples of transaction value to run-rate GP IDR Cash Flow paid in historical transactions involving publicly traded general partners with controlling interest in the highest tier since January 1, 2016, that Evercore deemed relevant based on its experience in the midstream sector and in mergers and acquisitions involving publicly traded general partners and partnerships. The following list sets forth the transactions analyzed based on such characteristics:

Date Announced	Acquirer	Target
8/1/18	Energy Transfer Partners LP	Energy Transfer Equity, L.P.
1/22/18	Spectra Energy Partners, LP	Enbridge Inc.
12/15/17	MPLX LP	MPLX GP LLC
10/19/17	Holly Energy Partners, L.P.	HEP Logistics Holdings, L.P.
8/14/17	Andeavor Logistics LP	Tesoro Logistics GP, LLC
1/9/17	Williams Partners LP	The Williams Companies, Inc.
7/11/16	Plains All American Pipeline, L.P.	Plains AAP, L.P.
2/1/16	ArcLight Capital Partners	TransMontaigne GP L.L.C.

        For each of the selected transactions, Evercore calculated and compared the Enterprise Value of the target as a multiple of the target's estimated Run-rate GP IDR cash flow. Evercore observed that the mean and median multiples of transaction value to run-rate GP IDR Cash Flow for the selected precedent transactions were 21.1x and 18.5x, respectively. Evercore derived a range of relevant implied multiples of transaction value to current calendar year GP IDR Cash Flow of 17.0x to 20.0x for its precedent transactions analysis and applied this range to estimated calendar year 2018 GP IDR Cash Flow per the ENLC forecast. Evercore determined the value of the asset EBITDA derived from ENLC's distributions from its 16.1% interest in EOGP using the selected transactions involving the acquisition of natural gas gathering and processing assets that Evercore deemed to have certain characteristics similar to those of ENLK's assets that were used to value the ENLK Common Units. In addition, Evercore utilized the valuation range from the ENLK Precedent M&A Transaction Analysis to value ENLK Common Units owned by ENLC. Evercore determined an implied equity value per ENLC Common Unit range of $13.29 to $17.78.

Exchange Ratio Summary

        Evercore analyzed the implied exchange ratios resulting from the discounted distribution analyses, peer group trading analyses and precedent M&A transactions analysis utilized to value the ENLK

Common Units and ENLC Common Units. The resulting implied exchange ratio reference ranges utilizing each applicable valuation methodology are summarized below.

Benchmark	Exchange Ratio
Discounted Distribution Analysis—CAPM	0.92x - 0.96x
Discounted Distribution Analysis—Total Expected Market Return	1.10x - 1.15x
Peer Group Trading Analysis	0.88x - 1.17x
Precedent M&A Transactions Analysis	0.89x - 1.02x

        Evercore compared the results of the exchange ratio analysis to the Exchange Ratio, noting that the Exchange Ratio was within or above each of the implied exchange ratio ranges derived by Evercore from the aforementioned analyses.

        Evercore also analyzed the implied exchange ratios resulting from the premiums paid analysis and presented such analysis to the ENLK Conflicts Committee for informational and reference purposes only. The results did not provide the basis for, and were not otherwise material to, the rendering of Evercore's fairness opinion. To derive the implied exchange ratio range based on the ENLK premiums paid analysis, Evercore compared the implied values per ENLK Common Unit with the ENLC closing share price on the NYSE as of October 19, 2018. The resulting implied exchange ratio reference range utilizing the valuation methodologies is summarized below.

Benchmark	Exchange Ratio
Premiums Paid Analysis	1.21x - 1.27x

General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. The ENLK Conflicts Committee selected Evercore to provide financial advice in connection with its evaluation of the proposed Merger because of, among other reasons, Evercore's experience, reputation, and familiarity with the industry and because its investment banking professionals have substantial experience in transactions similar to the Merger. In connection with the review of the Merger, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion to the ENLK Conflicts Committee. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, may have deemed various assumptions more or less probable than other assumptions and, as described above, utilized certain assumptions and assessments provided by ENLK without independent analysis. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the ENLK Common Units or ENLC Common Units. No company or partnership used in the above analyses as a comparison is directly comparable to ENLK or ENLC, and no precedent transaction used is directly comparable to the Merger. Furthermore, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, partnerships or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions, and other matters, many of which are beyond the control of ENLK or ENLC or their affiliates and their respective advisors.

        Evercore prepared these analyses for the information and benefit of the ENLK Conflicts Committee (in its capacity as such) and for the purpose of providing an opinion to the ENLK Conflicts Committee as to the fairness of the Exchange Ratio, from a financial point of view, to the ENLK Unaffiliated Unitholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the opinion was approved by an opinion committee of Evercore.

        Except as described above, the ENLK Conflicts Committee imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. The Exchange Ratio was determined through arm's-length negotiations between the ENLK Conflicts Committee and ENLC Conflicts Committee, and the ENLK Conflicts Committee approved the Merger Agreement and recommended the Merger Agreement to the ENLK Board for approval. Evercore provided advice to the ENLK Conflicts Committee during these negotiations. Evercore did not, however, recommend any specific Exchange Ratio to the ENLK Conflicts Committee, the ENLK Board, or ENLK or recommend that any specific Exchange Ratio constituted the only appropriate consideration for the Merger. Evercore's opinion was only one of many factors considered by the ENLK Conflicts Committee in evaluating the Merger and making its recommendation to the ENLK Board, and the opinion should not be viewed as determinative of the views of the ENLK Conflicts Committee with respect to the Merger.

        Under the terms of Evercore's engagement letter with the ENLK Conflicts Committee, ENLK paid Evercore an initial fee of $250,000 upon execution of its engagement letter with the ENLK Conflicts Committee and a fee of $1,250,000 (against which the initial fee was credited) upon Evercore's rendering its opinion, which opinion fee was not contingent upon the conclusion reached in Evercore's opinion. Evercore will be entitled to receive an additional fee of $1,250,000 from ENLK upon consummation of the Merger. Evercore may also receive an additional advisory fee, subject to the sole discretion of the ENLK Conflicts Committee. In addition, ENLK has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses, and disbursements) incurred in connection with its engagement. Such expenses are not to exceed $75,000 without the prior consent of the ENLK Conflicts Committee. ENLK also agreed to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates, and controlling persons, if any, against certain liabilities and expenses arising out of its engagement, or to contribute to payments which any of such persons might be required to make with respect to such liabilities.

        Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of their respective customers. In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of ENLK, ENLC, and their respective affiliates, for its own account and for the accounts of their respective customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        During the two-year period prior to October 21, 2018, no material relationship existed between Evercore and its affiliates and ENLK, ENLC or any of their respective affiliates, pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to ENLC, ENLK, or their respective affiliates in the future and in connection with any such services Evercore may receive compensation.

The Written Consent of Certain ENLC Unitholders

        Because ENLC Common Units are listed on the NYSE, ENLC is subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires unitholder approval prior to the issuance of common units, or securities convertible into or exercisable for common units, in any transaction or series of transactions if (i) the common units to be issued have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common units or of securities convertible into or exercisable for common units, or (ii) the number of common units to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of common units outstanding before the issuance of the common units or of securities convertible into or exercisable for common units.

        Upon completion of the Merger, the ENLC Common Units to be issued to ENLK Public Unitholders as consideration in the Merger would exceed 20% of both the voting power and number of ENLC Common Units outstanding before such issuance.

        As of October 21, 2018, ENLC had 181,294,967 ENLC Common Units issued and outstanding. Each ENLC Common Unit entitles its holder to one vote on each matter submitted to the ENLC Unitholders. As of the date of this joint information statement/proxy statement/prospectus, the ENLC Majority Holder was the record owner of approximately 63.7% of the total outstanding ENLC Common Units. Accordingly, the ENLC Majority Holder approved the ENLC Unit Issuance, which includes the issuance of all ENLC Common Units that are issuable as consideration in the Merger pursuant to the Merger Agreement, by executing the ENLC Written Consent.

        Because the ENLC Majority Holder, holding a majority of the outstanding ENLC Common Units as of the record date, consented to the ENLC Unit Issuance, no other unitholder votes, consents, or actions will be required or obtained in connection with this information statement or the ENLC Unit Issuance.

Unaudited Projected Financial Information

        EnLink does not, as a matter of course, publicly disclose long-term financial projections because of, among other reasons, the uncertainty of the underlying assumptions and estimates and the unpredictability of EnLink's business and competitive markets in which it operates. However, in connection with the evaluation of a potential transaction, EnLink management prepared and provided to the ENLC Board, the ENLC Conflicts Committee, the ENLK Board, and the ENLK Conflicts Committee certain internal projections (the "Projections") regarding the future financial performance of ENLC, ENLK, and Pro Forma ENLC with respect to 2018 through 2021. The Projections were used by the ENLC Board, the ENLC Conflicts Committee, the ENLK Board, and the ENLK Conflicts Committee for the purpose of evaluating the Transactions. The Projections also were provided to Barclays and Evercore for their use and reliance in connection with their respective financial analyses and opinions described in the sections entitled "—Opinion of Barclays—Financial Advisor to ENLC Conflicts Committee" and "—Opinion of Evercore—Financial Advisor to ENLK Conflicts Committee."

        A summary of the Projections is included below to give ENLC Unitholders and ENLK Unitholders access to certain unaudited projections that were made available on September 20, 2018 to the ENLC Board, the ENLC Conflicts Committee, the ENLK Board, the ENLK Conflicts Committee, and the ENLC Conflicts Committee's and the ENLK Conflicts Committee's respective advisors in connection with the Merger. EnLink management has not updated, and does not intend to update or otherwise revise, the Projections or the prospective financial information contained therein to reflect circumstances existing or arising since their preparation, including any changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events. In particular, the Projections, based on the date on which they were made available to the EnLink Boards and the Conflicts Committees, assume an illustrative exchange ratio of 1.06 ENLC Common Units per ENLK Common

Unit instead of the ultimate Exchange Ratio of 1.15 ENLC Common Units per ENLK Common Unit. The Projections and the prospective financial information contained therein do not necessarily reflect current estimates or assumptions that EnLink management may have about prospects for EnLink's business, changes in general business or economic conditions, or any other transaction, event, or circumstance that has occurred or that may occur and that was not anticipated, or that has occurred or that may occur differently than as anticipated, at the time the Projections or any of the prospective financial information contained therein were prepared.

        You should be aware that uncertainties are inherent in projections of any kind. None of ENLC, ENLK, or any of their respective affiliates, officers, directors, advisors, or other representatives has made or makes any representation or can give any assurance to any ENLC Unitholder or ENLK Unitholder regarding the ultimate performance of ENLC or ENLK compared to the summarized information set forth below or that any projected results will be achieved.

        The inclusion of the following Projections in this joint information statement/proxy statement/prospectus should not be regarded as an indication that ENLC, ENLK, or their respective advisors or other representatives considered or consider the Projections to be necessarily indicative of actual future performance or events, and the Projections set forth below should not be relied upon as such. Accordingly, ENLC Unitholders and ENLK Unitholders are cautioned not to place undue reliance on the Projections.

        The accompanying prospective financial information was not prepared with a view toward public disclosure or toward compliance with GAAP, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. In the view of EnLink management, the Projections were prepared on a reasonable basis, reflected the best available estimates and judgments based on the facts and circumstances existing at the time such projections were prepared, and presented, to the best of the knowledge and belief of EnLink's management, the expected future financial performance of (i) each of ENLC and ENLK on a stand-alone basis if the Transactions were not consummated and (ii) Pro Forma ENLC, giving effect to the Transactions as if they occurred on January 1, 2019.

        The Projections and the prospective financial information contained therein included in this joint information statement/proxy statement/prospectus have been prepared by, and are the responsibility of, EnLink. Neither KPMG LLP ("KPMG"), nor any other independent accountants, have audited, reviewed compiled, examined, or performed any procedures or any other form of assurance with respect thereto, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections and the prospective financial information contained therein. The KPMG reports incorporated by reference into this joint information statement/proxy statement/prospectus relate to historical financial information of ENLC and ENLK, respectively. Such reports do not extend to the prospective financial information and should not be read to do so.

        While presented with numerical specificity, the Projections reflect numerous estimates and assumptions made by EnLink management with respect to industry performance and competition, general business, economic, market, and financial conditions and matters specific to each of ENLC's and ENLK's businesses, all of which are difficult to predict and many of which are beyond ENLC's and ENLK's control. In developing the Projections, EnLink management made numerous material assumptions with respect to ENLC, ENLK, and the pro forma company for the periods covered by such Projections, including:

  •
  producer volumes, contractual fees, and rates on EnLink's assets;

  •
  the price of crude oil, natural gas, and NGLs;

  •
  the cash flow from existing assets and business activities;

  •
  organic growth and projected volume growth and the amounts and timing of related costs and potential economic returns;

  •
  the amount of maintenance and growth capital expenditures;

  •
  expected general and administrative expenses and shared services' costs;

  •
  the amount, growth, and timing of distributions by each of ENLC and ENLK;

  •
  the exchange ratio used in preparing the Projections;

  •
  outstanding equity and debt during applicable periods, and the availability and cost of capital; and

  •
  other general business, market, and financial assumptions.

        The summaries of the Projections provided to the ENLC Board, the ENLC Conflicts Committee, the ENLK Board, and the ENLK Conflicts Committee are not included in this joint information statement/proxy statement/prospectus in order to induce any ENLK Unitholder to vote in favor of any of the proposals at the ENLK Unitholder Meeting. By including in this joint information statement/proxy statement/prospectus a summary of certain of the Projections, none of ENLC, ENLK, or any of their respective advisors or other representatives have made or are making any representation to any person regarding the ultimate performance of ENLC, ENLK, or Pro Forma ENLC. The Projections cover multiple years and such information by its nature becomes less predictive with each succeeding year.

        The following table sets forth a summary of the Projections with respect to ENLC and ENLK for 2018 through 2021, and with respect to Pro Forma ENLC for 2019 through 2021:

($ in millions, except per unit data)	2018E	2019E	2020E	2021E
ENLK
ENLK Adjusted EBITDA(1)	$1,039	$1,072	$1,165	$1,244
ENLK Distributable Cash Flow (DCF)(2)	713	704	809	884
ENLK DCF / Unit	1.70	1.65	1.76	1.83
ENLC
ENLC Cash Available for Distribution (CAD)(3)	$233	$255	$275	$318
ENLC CAD / Unit(3)	1.26	1.38	1.49	1.73
Pro Forma ENLC
ENLC Adjusted EBITDA(1)(4)	—	$1,130	$1,234	$1,326
ENLC DCF(2)(4)	—	757	874	967
ENLC DCF / Unit(4)	—	1.59	1.82	1.99

(1)
Adjusted EBITDA is a non-GAAP financial measure. For additional information, see "Definitions of Certain Non-GAAP Financial Measures" below.

(2)
Distributable cash flow (DCF) is a non-GAAP financial measure. For additional information, see "Definitions of Certain Non-GAAP Financial Measures" below.

(3)
Cash available for distribution (CAD) is a non-GAAP financial measure. For additional information, see "Definitions of Certain Non-GAAP Financial Measures" below.

(4)
Assumes the Transactions, including the Merger, were effective January 1, 2018, except that these Projections assume an illustrative exchange ratio of 1.06 ENLC Common Units per ENLK Common Unit instead of the ultimate Exchange Ratio of 1.15 ENLC Common Units per ENLK Common Unit.

  Definitions of Certain Non-GAAP Financial Measures

        We define adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization expense, (iv) impairments, (v) unit-based compensation, (vi) (gain) loss on non-cash derivatives, (vii) (gain) loss on disposition of assets, (viii) (gain) loss on extinguishment of debt, (ix) successful acquisition transaction costs, (x) accretion expense associated with asset retirement obligations, (xi) reimbursed employee costs, (xii) non-cash rent, (xiii) cash collections under the secured term loan receivable, and (xiv) distributions from unconsolidated affiliate investments, less (a) payments under onerous performance obligations, (b) non-controlling interest, (c) (income) loss from unconsolidated affiliate investments, and (d) non-cash revenue from contract restructuring.

        We define distributable cash flow (DCF) as adjusted EBITDA, less (i) interest expense, (ii) litigation settlement adjustment, (iii) adjustments for the redeemable non-controlling interest, (iv) interest rate swaps, (v) current income taxes and other non-distributable cash flows, (vi) accrued cash distributions on ENLK Series B Units and ENLK Series C Units paid or expected to be paid, and (vii) maintenance capital expenditures, excluding maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest of consolidated entities.

        We define cash available for distribution (CAD) as net income (loss) of ENLC less the net income (loss) attributable to ENLK, which is consolidated into ENLC's net income (loss), plus ENLC's (i) share of distributions from ENLK, (ii) share of EOGP's non-cash expenses, (iii) deferred income tax expense (benefit), (iv) corporate goodwill impairment, if any, and (v) successful acquisition transaction costs, if any, less ENLC's interest in maintenance capital expenditures of EOGP, and less third-party non-controlling interest share of net income (loss) from consolidated entities.

Accounting Treatment

        The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation. As ENLC controls ENLK and will continue to control ENLK after the Merger, the changes in ENLC's ownership interests in ENLK will be accounted for as an equity transaction and no gain or loss on the Merger will be recognized in ENLC's consolidated statements of operations.

No Dissenters' or Appraisal Rights

        Under the Delaware LP Act and the ENLK Partnership Agreement, there are no dissenters' or appraisal rights for the ENLK Unitholders with respect to the Transactions.

Listing of ENLC Common Units to be Issued in the Merger; Delisting and Deregistration of ENLK Common Units

        ENLC expects to obtain approval to list on the NYSE the ENLC Common Units to be issued pursuant to the Merger Agreement, which approval (subject to official notice of issuance) is a condition to closing the Merger. Upon completion of the Transactions, ENLK Common Units currently listed on the NYSE will cease to be listed on the NYSE and will be subsequently deregistered under the Exchange Act.

Regulatory Approvals Required for the Merger

        In order to consummate the Transactions, a filing must be made under the HSR Act and the rules promulgated thereunder by the FTC, and the waiting period, and any extension thereof, must have expired or been terminated. During the waiting period, and any extension thereof, the FTC and the DOJ may request additional information or take such action under the antitrust laws as the agencies deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Transactions. ENLK and GIP Stetson II filed the requisite HSR Act notification forms on November 2, 2018, and early termination of the waiting period was granted on November 14, 2018. There are no other federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Transactions.

INFORMATION ABOUT THE ENLK UNITHOLDER MEETING AND VOTING

Date, Time, and Place

        The ENLK Unitholder Meeting will be held on January 23, 2019, at 10.00 a.m., Central Time, located at 1722 Routh Street, First Floor Conference Center, Dallas, Texas 75201. The meeting may be adjourned or postponed by EGP to another date or place for proper purposes, including for the purpose of soliciting additional proxies.

Purpose

        The ENLK Voting Unitholders will be asked to consider and vote upon the ENLK Merger Proposal and the ENLK Adjournment Proposal.

        ENLK will transact no other business at the ENLK Unitholder Meeting except such business as may properly be brought before the ENLK Unitholder Meeting or any adjournments or postponements thereof. At this time, ENLK knows of no other matters that will be presented for the consideration of the ENLK Voting Unitholders at the ENLK Unitholder Meeting.

Record Date and Quorum Requirement

        EGP has fixed December 18, 2018, as the record date for the ENLK Unitholder Meeting. ENLK Voting Unitholders at the close of business on the record date may vote at the ENLK Unitholder Meeting. We are commencing our solicitation of proxies on or about December 10, 2018, which is before the record date of December 18, 2018. We will continue to solicit proxies until the January 23, 2019 ENLK Unitholder Meeting. Each ENLK Voting Unitholder of record on December 18, 2018 who has not yet received a joint information statement/proxy statement/prospectus prior to that date will receive a joint information statement/proxy statement/prospectus and have the opportunity to vote on the matters described in the joint information statement/proxy statement/prospectus. Proxies delivered prior to the record date will be valid and effective so long as the ENLK Voting Unitholder providing the proxy is a holder of record on December 18, 2018, the record date. If you are not a holder of record on the record date, any proxy you deliver will be invalid and will not be counted at the ENLK Unitholder Meeting. If you deliver a proxy prior to the record date and remain a holder on the record date, you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of ENLK Voting Units you own on the record date even if that number is different from the number of ENLK Voting Units you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective. ENLK Voting Unitholders may cast one vote for each ENLK Voting Unit that the ENLK Voting Unitholder owned as of the close of business on the record date. Votes may be cast at the ENLK Unitholder Meeting in person or by proxy.

        The presence, in person or by proxy, at the ENLK Unitholder Meeting of a majority of the ENLK Voting Units, as of the record date, will constitute a quorum and will permit ENLK to conduct the proposed business at the ENLK Unitholder Meeting. ENLK Voting Units will be counted as present at the ENLK Unitholder Meeting if the ENLK Voting Unitholder is present in person at the meeting or has submitted and not revoked a properly executed proxy card or properly submitted and not revoked a proxy via telephone or the Internet. Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote will also be considered present at the meeting for purposes of determining the presence of a quorum but cannot be included in the vote. Abstentions and broker non-votes have the same effect as a vote against the merger for purposes of the vote required to approve the ENLK Merger Proposal and the ENLK Adjournment Proposal.

Submitting a Proxy Card

        ENLK Voting Unitholders holding ENLK Voting Units in their own name may submit their proxy by completing, signing, dating, and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting a proxy by this method will not affect your right to attend the ENLK Unitholder Meeting.

        ENLK Voting Unitholders holding ENLK Voting Units in "street name" by a bank, broker, or other nominee should follow the separate voting procedures, if any, provided by the bank, broker, or other nominee with this proxy statement.

Submitting a Proxy via Telephone or Internet

        Submitting a proxy via telephone or the Internet is fast and convenient. ENLK Voting Unitholders holding ENLK Voting Units in their own name who choose to submit their proxy via telephone or the Internet should follow the instructions set forth on the enclosed proxy card. The telephone and Internet proxy procedures are designed to authenticate proxies by use of a personal control number, which appears on the proxy card. These procedures, which comply with Delaware law, allow you to appoint a proxy to vote your ENLK Voting Units and to confirm that your instructions have been properly recorded. If you submit your proxy via telephone or the Internet, you do not have to mail in your proxy card, but your proxy must be received by 11:59 p.m., Central Time, on January 22, 2019, which may be extended in the sole discretion of EGP.

        ENLK Voting Unitholders holding ENLK Voting Units in "street name" by a bank, broker, or other nominee should follow the instructions provided with the proxy materials to determine if Internet or telephone proxy submission is available. If your bank, broker, or other nominee does make Internet or telephone proxy submission available, please follow the instructions provided on the voting form supplied by your bank, broker, or other nominee.

Revoking Your Proxy

        If your ENLK Voting Units are registered directly in your name with the transfer agent, you may revoke your proxy at any time before it is voted at the ENLK Unitholder Meeting by:

  •
  submitting a proxy again prior to the ENLK Unitholder Meeting through any of the methods available to you;

  •
  giving written notice of revocation to the General Counsel of EGP, which must be received by the time the ENLK Unitholder Meeting begins; or

  •
  attending the meeting and voting your ENLK Voting Units in person.

        If your ENLK Voting Units are held through a bank, broker, or other nominee, you should follow the instructions of your bank, broker, or other nominee regarding the revocation of proxies. If your bank, broker, or other nominee allows you to submit your proxy via telephone or Internet, you may be able to change your proxy by submitting a proxy again by telephone or Internet.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this joint information statement/proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact ENLK's proxy solicitor, MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free) or (212) 929-5500 (Call Collect) or via email at proxy@mackenziepartners.com.

Voting at the ENLK Unitholder Meeting

        Submitting a proxy now will not limit your right to vote at the ENLK Unitholder Meeting if you decide to attend in person. If you plan to attend the ENLK Unitholder Meeting and wish to vote in person, you will be given a ballot at the ENLK Unitholder Meeting. Please note, however, that if your ENLK Voting Units are held in "street name" by a bank, broker, or other nominee, and you wish to vote at the ENLK Unitholder Meeting, you must bring to the ENLK Unitholder Meeting a proxy from the bank, broker, or other nominee authorizing you to vote at the ENLK Unitholder Meeting. Please contact your bank, broker, or other nominee for specific instructions.

Vote Required; How ENLK Common Units are Voted

        Pursuant to the ENLK Partnership Agreement, holders of a majority of the outstanding ENLK Voting Units, voting as a single class, must affirmatively vote in favor of the ENLK Merger Proposal in order for it to be approved. Failures to vote, in addition to abstentions and broker non-votes, will have the same effect as a vote against the ENLK Merger Proposal for purposes of the vote required under the Merger Agreement and the ENLK Partnership Agreement.

        Pursuant to the ENLK Partnership Agreement, if a quorum is present at the ENLK Unitholder Meeting, holders of a majority of the ENLK Voting Units issued and outstanding and entitled to vote must affirmatively vote in favor of the ENLK Adjournment Proposal in order for it to be approved. If a quorum is not present, the ENLK Adjournment Proposal requires approval by the affirmative vote of holders of a majority of the outstanding ENLK Voting Units represented either in person or by proxy at the ENLK Unitholder Meeting.

        If you have timely and properly submitted your proxy, clearly indicated your vote, and have not revoked your proxy, your ENLK Voting Units will be voted as indicated on your proxy.

        If any other matters are properly presented for consideration at the ENLK Unitholder Meeting or any adjournment or postponement thereof, the persons named in the proxy will have the discretion to vote on these matters.

Units Beneficially Owned by EGP Directors and Officers

        EGP's directors and executive officers beneficially owned 1,385,231 ENLK Common Units on December 4, 2018. These ENLK Voting Units represent in total less than 0.4% percent of the total voting power of the ENLK Voting Units outstanding as of such date. ENLK currently expects that EGP's directors and executive officers will vote their ENLK Voting Units in favor of all the proposals to be voted on at the ENLK Unitholder Meeting, although none of them has entered into any agreements obligating them to do so.

Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by EGP on behalf of the ENLK Board. The expenses of such solicitation, including the expenses of preparing, printing, and mailing the proxy statement and materials used in the solicitation, will be borne 50% by ENLC and 50% by ENLK. In addition to the mailing of this joint information statement/proxy statement/prospectus, the directors, executive officers and employees of EGP or its Affiliates may also, without compensation other than their regular compensation, solicit proxies by mail, telephone, e-mail, the Internet, facsimile, or personal conversation. ENLK may also reimburse brokers, custodians, nominees, fiduciaries, and others for expenses incurred in forwarding proxy materials to the beneficial owners of ENLK Voting Units.

Adjournment

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. If a quorum exists, an adjournment may be made from time to time with approval of the holders of at least a majority of the outstanding ENLK Common Units. If a quorum does not exist, an adjournment may be made from time to time with the approval of the holders of at least a majority of the ENLK Common Units entitled to vote at such meeting and represented thereat either in person or by proxy. ENLK is not required to notify ENLK Common Unitholders of any adjournment of 45 days or less if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting, ENLK may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by ENLK Voting Unitholders for use at the ENLK Unitholder Meeting will be used at any adjournment or postponement of the meeting. References to the ENLK Unitholder Meeting in this joint information statement/proxy statement/prospectus are to such special meeting as adjourned or postponed.

 THE ENLK PROPOSALS

Proposal 1. The ENLK Merger Proposal

        (Item 1 of ENLK's Proxy Card)

        In the ENLK Merger Proposal, ENLK is asking the ENLK Voting Unitholders to approve the Merger Agreement. Approval of the Merger Agreement by the ENLK Voting Unitholders is required for completion of the Merger.

        THE ENLK CONFLICTS COMMITTEE AND THE ENLK BOARD EACH UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL (ITEM 1 ON ENLK'S PROXY CARD).

Proposal 2. The ENLK Adjournment Proposal

        (Item 2 of ENLK's Proxy Card)

        The ENLK Unitholder Meeting may be adjourned to another time or place from time to time, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the ENLK Unitholder Meeting to approve the ENLK Merger Proposal.

        If, at the ENLK Unitholder Meeting, the number of ENLK Voting Units present or represented and voting in favor of the ENLK Merger Proposal is insufficient to approve the ENLK Merger Proposal, ENLK intends to adjourn the ENLK Unitholder Meeting from time to time in order to enable the ENLK Board to solicit additional proxies.

        In the ENLK Adjournment Proposal, ENLK is asking the ENLK Voting Unitholders to authorize the holder of any proxy solicited by the ENLK Board to vote in favor of granting authority to the proxy holders, each of them individually, to adjourn the ENLK Unitholder Meeting to another time and place from time to time for the purpose of soliciting additional proxies. If the ENLK Voting Unitholders approve the ENLK Adjournment Proposal, ENLK could adjourn the ENLK Unitholder Meeting and any adjourned session of the ENLK Unitholder Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from ENLK Voting Unitholders who have previously voted.

        THE ENLK BOARD OF DIRECTORS UNANIMOULSY RECOMMENDS A VOTE "FOR" THE ENLK ADJOURNMENT PROPOSAL (ITEM 2 ON ENLK'S PROXY CARD).

 OTHER MATTERS

Other Matters for Action at the ENLK Unitholder Meeting

        As of the date of this joint information statement/proxy statement/prospectus, the ENLK Board knows of no other matters that will be presented for consideration at the ENLK Unitholder Meeting other than as described in this joint information statement/proxy statement/prospectus.

        In accordance with the ENLK Partnership Agreement and Delaware law, business transacted at the ENLK Unitholder Meeting will be limited to those matters set forth in the notice of special meeting or matters otherwise properly presented by EGP at the ENLK Unitholder Meeting. If any other matters are properly presented at the ENLK Unitholder Meeting, or any adjournments of the special meeting, and are voted upon, including matters incident to the conduct of the meeting, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the units represented by proxy as to any other matters so long as the ENLK Board is not aware of any such other matter a reasonable time before the ENLK Unitholder Meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on any such matter.

Householding of Joint Information Statement/Proxy Statement/Prospectus

        The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single notice or proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially provides extra convenience for security holders and cost savings for companies.

        As indicated in the notice provided by these banks, brokers, and other nominees to ENLK Voting Unitholders or ENLC Unitholders, as applicable, a single copy of this joint information statement/proxy statement/prospectus will be delivered to multiple ENLK Voting Unitholders or ENLC Unitholders, as applicable, sharing an address unless contrary instructions have been received from an affected ENLK Voting Unitholder or ENLC Unitholder, as applicable. Once you have received notice from your bank, broker, or other nominee that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you would prefer to receive separate copies of the joint information statement/proxy statement/prospectus either now or in the future, please contact your bank, broker, or other nominee, or contact ENLK or ENLC by written or oral request to ENLK or ENLC, as applicable, at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 or by telephone at 214-953-9500, or, if you are an ENLK Voting Unitholder, contact MacKenzie Partners, Inc., ENLK's proxy solicitor.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the Merger Agreement. The provisions of the Merger Agreement are extensive and not easily summarized. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex A and is incorporated into this joint information statement/proxy statement/prospectus by reference. You should read carefully the Merger Agreement in its entirety because it, and not this joint information statement/proxy statement/prospectus, is the legal document that governs the terms of the Transactions.

        The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about ENLC, EMM, Merger Sub, ENLK, or EGP, or their respective subsidiaries or affiliates or equity holders. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by certain disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. You should be aware that these representations, warranties, and covenants or any description thereof alone may not describe the actual state of affairs of ENLC, EMM, Merger Sub, ENLK, or EGP or their respective subsidiaries, affiliates, businesses, or equity holders as of the date they were made or at any other time. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ENLC's or ENLK's public disclosures.

        In the following summary of the material terms of the Merger Agreement, in each case unless explicitly stated otherwise: (a) all references to affiliates of ENLC or any other member of the ENLC Group exclude the members of the ENLK Group; (b) all references to affiliates of ENLK or any other member of the ENLK Group exclude the members of the ENLC Group and EMM; and (c) all references to subsidiaries of ENLC or any other member of the ENLC Group exclude the members of the ENLK Group.

The Merger; Effective Time; Closing

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the Effective Time, Merger Sub will merge with and into ENLK, the separate existence of Merger Sub will cease, and ENLK will continue as the surviving limited partnership in the Merger and a subsidiary of ENLC. ENLK is sometimes referred to herein as the "surviving entity".

        At the Effective Time, (a) the certificate of limited partnership of ENLK in effect immediately prior to the Effective Time will remain unchanged and will be the certificate of limited partnership of the surviving entity from and after the Effective Time, until duly amended in accordance with applicable law, and (b) the ENLK Partnership Agreement will be amended and restated in its entirety pursuant to the Amended ENLK Partnership Agreement, which will be the limited partnership agreement of ENLK from and after the Effective Time, until duly amended in accordance with its terms and applicable law.

        The Effective Time will occur at such time as ENLC and ENLK cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the parties to the Merger Agreement in writing and specified in the certificate of merger.

        The closing of the Merger and the other Transactions (the "closing") will take place on the second business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that would normally be satisfied at the closing, but subject to the satisfaction or waiver (other than those conditions that are not legally permitted to be waived) of those conditions), or at such other place, date, and time as may be mutually agreed by the parties to the Merger Agreement in writing, provided that the parties have agreed in the Merger Agreement that the closing will not occur prior to January 1, 2019. For further discussions of the conditions to the completion of the Merger and the other Transactions, see "—Conditions to the Completion of the Merger."

Conditions to Completion of the Merger

        The obligations of the parties to the Merger Agreement to proceed with the closing are subject to the satisfaction or waiver (to the extent legally permissible) by all the parties in writing of the following conditions:

  •
  the ENLK Unitholder Approval must have been obtained;

  •
  the ENLC Unitholder Approval must remain in effect in the form of the ENLC Written Consent, which was executed and delivered by GIP Stetson II concurrently with the execution of the Merger Agreement, and such ENLC Unitholder Approval in the form of the ENLC Written Consent must not have been amended, modified, withdrawn, terminated, or revoked;

  •
  any waiting period (and any extensions thereof) applicable to the Transactions under the HSR Act must have expired or been terminated and all filings applicable to the Transactions required to be made with, or consents, approvals, permits, and authorizations applicable to the Transactions required to be obtained from, any governmental authority prior the Effective Time must have been made or obtained;

  •
  no order, decree, or injunction of any court or agency of competent jurisdiction can be in effect, and no law can have been enacted or adopted, that enjoins, prohibits, or makes illegal consummation of any of the Transactions, and no action, proceeding, or investigation by any governmental authority with respect to the Transactions can be pending that seeks to restrain, enjoin, prohibit, delay, or make illegal the consummation of the Merger or the other Transactions or to impose any material restrictions or requirements thereon or on ENLC or ENLK with respect thereto;

  •
  this joint information statement/proxy statement/prospectus must have been distributed to ENLC Unitholders (in accordance with Regulation 14C promulgated under the Exchange Act) at least 20 calendar days prior to the closing;

  •
  the registration statement of which this joint information statement/proxy statement/prospectus forms a part must have become effective under the Securities Act, no stop order suspending the effectiveness of such registration statement can have been issued and no proceedings for that purpose can have been initiated or threatened by the SEC or any other governmental authority; and

  •
  the ENLC Common Units to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        The obligations of EMM, ENLC, and Merger Sub to proceed with the closing are subject to the satisfaction or waiver (to the extent legally permissible) in their sole discretion of the following additional conditions:

  •
  (a) the representations and warranties of EGP and ENLK that (i) EGP and ENLK have the authority to enter into the Merger Agreement and other Transaction Documents to which they are party, and the Merger Agreement and such other Transaction Documents are enforceable against EGP and ENLK, (ii) no material adverse effect (as described below) has occurred with respect to the ENLK Group from December 31, 2017 through the closing date, and (iii) the ENLK Unitholder Approval is the only vote or approval of holders of equity interests in ENLK necessary to approve the Merger Agreement, in each case, must be true and correct in all respects, both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date); (b) the representations and warranties of EGP and ENLK regarding the capitalization of ENLK must be true and correct in all respects, other than immaterial misstatements or omissions, both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date); and (c) all other representations and warranties of EGP and ENLK set forth in the Merger Agreement must be true and correct both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except, with respect to the representations and warranties referred to in clause (c), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in any such individual representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the ENLK Group;

  •
  each of EGP and ENLK must have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement on or prior to the closing date;

  •
  ENLC must have received a certificate signed by an executive officer of EGP, dated as of the closing date, certifying as to the preceding conditions; and

  •
  EGP must have executed and delivered the Amended ENLK Partnership Agreement (as described in "The Preferred Restructuring Agreement—Amended ENLK Partnership Agreement"), such Amended ENLK Partnership Agreement to be effective as of the Effective Time.

        The obligations of EGP and ENLK to proceed with the closing are subject to the satisfaction or waiver (to the extent legally permissible) in their sole discretion of the following additional conditions:

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  (a) the representations and warranties of EMM, ENLC, and Merger Sub that (i) EMM, ENLC, and Merger Sub have the authority to enter into the Merger Agreement and other Transaction Documents to which they are party, and the Merger Agreement and such other Transaction Documents are enforceable against EMM, ENLC, and Merger Sub, (ii) no material adverse effect has occurred with respect to the ENLC Group from December 31, 2017 through the closing date, and (iii) the ENLC Unitholder Approval is the only vote or approval of holders of equity interests in ENLC necessary in connection with the Transactions must be true and correct in all respects, in each case, both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date); (b) the representations and warranties of EMM, ENLC, and Merger Sub regarding the capitalization of ENLC must be true and correct in all respects, other than immaterial misstatements or omissions, both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date); and (c) all other representations and warranties of EMM, ENLC, and Merger Sub set forth in the Merger Agreement must be true and correct both when made and as of the closing date, as if made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except, with respect to the representations and warranties referred to in clause (c), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in any such individual representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the ENLC Group;

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  each of EMM, ENLC, and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed by it hereunder on or prior to the closing date;

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  ENLK must have received a certificate signed by an executive officer of EMM, dated as of the closing date, certifying as to the preceding conditions; and

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  EMM must have executed and delivered the Amended ENLC Operating Agreement (as described in "The Preferred Restructuring Agreement—Amended ENLC Operating Agreement"), such Amended ENLC Operating Agreement to be effective as of the Effective Time.

        For the purposes of the Merger Agreement, the term "material adverse effect" means, with respect to a party to the Merger Agreement, any change, effect, event, circumstance, or occurrence that, individually or in the aggregate, (a) prevents, delays, or impairs, or has a material adverse effect on, the ability of such party to perform its obligations under the Merger Agreement or to consummate the Transactions or (b) has a material adverse effect on or causes a material adverse change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that none of the following changes, effects, events, circumstances, or occurrences (either alone or in combination) will be taken into account for purposes of determining whether or not a material adverse effect has occurred: (i) changes, effects, events, circumstances, or occurrences that impact the natural gas gathering, processing, treating, transportation, and storage industries generally, the NGL fractionation, transportation, storage, exportation, and marketing industries generally, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries generally (including any change in the prices of natural gas, NGL, crude oil, or other hydrocarbon products, or industry margins, or any regulatory changes), (ii) changes, effects, events, circumstances, or occurrences in United States or global political or economic conditions or financial markets in general, (iii) acts of war, sabotage, or terrorism, military actions or the escalation thereof, weather conditions or other force majeure events or acts of God, including any material worsening of any of the foregoing conditions threatened or existing as of the date of execution of the Merger Agreement, (iv) any changes in the applicable laws or accounting rules or principles, including changes required by GAAP or interpretations thereof, (v) any failure of a such party or any of its subsidiaries to meet any internal or published projections, estimates, or expectations of such party's or its subsidiary's revenue, earnings, or other financial performance or results of operations for any period, or any failure by such party to meet its internal budgets, plans, or forecasts of its revenue, earnings, or other financial performance of results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a material adverse effect may be taken into account), (vi) any changes in (A) the market price or trading volume of the such party's publicly-traded equity interests (and the associated costs of capital) or (B) the credit rating of such party or any of its subsidiaries (it being understood, in each case, that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a material adverse effect may be taken into account), or (vii) the announcement (in accordance with the terms of the Merger Agreement) of the Transactions and the taking of any actions contemplated by the Merger Agreement, provided that (x) the exception referred to in clause (vii) will not apply in connection with any representation or warranty of such party regarding any violations of corporate documents, applicable law, or other agreements resulting from, or required consents of governmental authorities or other parties in connection with, the execution, delivery, and performance of the Merger Agreement and other Transaction Documents to which such party is a party, and the consummation of the transactions contemplated thereby, including the Transactions, or any condition insofar as it relates to any such representation or warranty; and (y) in respect of the exceptions referred to in clauses (i), (ii), (iii), and (iv), the impact on such party or any of its subsidiaries is not materially disproportionate to the impact on similarly situated persons in the natural gas gathering, processing, treating, transportation, and storage industries, the NGL fractionation, transportation, storage, exportation, and marketing industries, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries.

ENLC Unitholder Approval

        GIP Stetson II, which holds a majority of the ENLC Common Units issued and outstanding and entitled to vote on the ENLC Unit Issuance pursuant to the Merger, executed and delivered the ENLC Written Consent approving the ENLC Unit Issuance pursuant to the Merger concurrently with the execution of the Merger Agreement. See "The Written Consent of Certain ENLC Unitholders."

ENLK Voting Unitholder Approval

        EGP has agreed to hold the ENLK Unitholder Meeting as soon as practicable following the date of execution of the Merger Agreement for the purpose of obtaining the ENLK Unitholder Approval. See "Information about the ENLK Unitholder Meeting and Voting." Unless the Merger Agreement is terminated in accordance with its terms, this obligation is not affected by any recommendation change (as described below). EGP is also obligated to use its reasonable best efforts to obtain the ENLK Unitholder Approval from the ENLK Voting Unitholders, unless either or both of the ENLK Board, upon the recommendation of the ENLK Conflicts Committee, or the ENLK Conflicts Committee has made a recommendation change in accordance with the Merger Agreement.

No Solicitation by ENLK of Acquisition Proposals

        The Merger Agreement contains detailed provisions prohibiting EGP and ENLK from seeking an acquisition proposal (as described below). Under these "no solicitation" provisions, EGP has agreed that it will not, and will cause ENLK and its subsidiaries not to, and to use their respective reasonable best efforts to cause EGP's, ENLK's, and ENLK's subsidiaries' directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives not to, directly or indirectly:

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  initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any acquisition proposal or any inquiries or proposals that could reasonably be expected to lead to an acquisition proposal;

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  participate in any discussions or negotiations regarding, or furnish to any person any non-public information regarding, ENLK in connection with any acquisition proposal;

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  approve, endorse, recommend, or enter into any confidentiality agreement, letter of intent, option agreement, agreement in principle, or other agreement or contract, whether written or oral, with any person (other than a member of the ENLC Group) concerning an acquisition proposal (except as permitted by the Merger Agreement);

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  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver, or request under, any standstill, confidentiality, or similar contract entered into in compliance with the Merger Agreement by EGP or any member of the ENLK Group in respect of or in contemplation of an acquisition proposal;

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  take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under state or federal law inapplicable to any transactions contemplated by any acquisition proposal; or

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  resolve or publicly propose or announce to do any of the foregoing;

provided, that to the extent any such action or failure to act was taken or committed solely (x) by ENLC, its affiliates, or its directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives acting solely on behalf of, or solely at the direction of, ENLC, or (y) by EGP or ENLK at the direction of ENLC, its affiliate, or its directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives acting solely on behalf of, or solely at the direction of, ENLC, such action or failure to act will not constitute a breach or violation of these "no solicitation" obligations by EGP or ENLK.

        In addition, the Merger Agreement requires EGP to, and to cause ENLK and its subsidiaries to, and to use its reasonable best efforts to cause EGP's, ENLK's, and ENLK's subsidiaries' directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives to, (a) immediately cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the Merger Agreement regarding an acquisition proposal, and (b) immediately prohibit any access by any persons (other than members of the ENLC Group and their respective directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives) to any confidential information relating to an acquisition proposal.

        If EGP, any member of the ENLK Group, or any of their respective directors, officers, employees, counsel, investment bankers, financial advisors, or other representatives receives an unsolicited, written, bona fide acquisition proposal that was not received or obtained in material violation of the "no solicitation" restrictions, EGP will, or will cause such person to, promptly deliver such acquisition proposal to the ENLK Board and the ENLK Conflicts Committee.

        For the purposes of the Merger Agreement, the term "acquisition proposal" means any inquiry, proposal, or offer from, or indication of interest in seeking a proposal or offer by, any person or "group" (as defined in Section 13(d) of the Exchange Act), other than any member of the ENLC Group or its affiliates, relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of (i) assets of the ENLK Group equal to 20% or more of the consolidated assets of the ENLK Group as of June 30, 2018 or (ii) assets representing 20% or more of the Adjusted EBITDA (as defined in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017) of the ENLK Group on a consolidated basis for the year ended December 31, 2017, in each case, as reported in ENLK's Annual Report on Form 10-K for the year ended December 31, 2017, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of any class of equity interests in ENLK, whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution, or other similar transaction; provided that an inquiry, proposal, or offer involving the direct or indirect acquisition of beneficial ownership of (x) equity interests of ENLC not involving the direct acquisition of equity interests in ENLK, (y) equity interests of ENLK held by GIP Stetson I, Acacia, or EMI, or (z) ENLK Series B Units, ENLK Series C Units, or ENLK Common Units issued to the ENLK Series B Unitholders upon conversion thereof shall not constitute an "acquisition proposal."

        Notwithstanding these restrictions, the Merger Agreement provides that, at any time prior to obtaining the ENLK Unitholder Approval, EGP, for and on behalf of ENLK, may furnish any information to or enter into or participate in discussions or negotiations with, any person that makes an unsolicited, written, bona fide acquisition proposal that was not received or obtained in material violation of the "no solicitation" restrictions (such person making such proposal, a "receiving party") if:

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  the ENLK Board and the ENLK Conflicts Committee, after consultation with their respective outside legal counsels and financial advisors, determine in good faith that (a) such acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as described below) and (b) failure to permit EGP to furnish information to, or enter into or participate in discussions or negotiations with, such receiving party would be inconsistent with their respective duties to the holders of ENLK Common Units, ENLK Series B Units, and ENLK Series C Units under applicable law, as modified by the ENLK Partnership Agreement; and

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  prior to EGP furnishing any non-public information or data pertaining to the ENLK Group, ENLK receives from such receiving party an executed confidentiality agreement with customary terms and conditions, furnishes a copy of such executed confidentiality agreement to ENLC, and notifies ENLC of the identity of such receiving party.

        For the purposes of the Merger Agreement, a "superior proposal" means an unsolicited, written, bona fide acquisition proposal (provided that such acquisition proposal must relate to 50% of the assets of the ENLK Group, assets representing 50% of the Adjusted EBITDA of the ENLK Group, or 50% of the equity interests of ENLK, in each case, rather than 20% as provided in the definition of "acquisition proposal") that was not received or obtained in material violation of the "no solicitation" restrictions that either or both of the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee has determined in good faith, after consultation with its outside financial and legal advisors, (a) is reasonably likely to be consummated in accordance with its terms, taking into account legal, regulatory, financial, financing, and timing aspects of the proposal, and (b) if consummated, would be more favorable to the ENLK Unaffiliated Unitholders from a financial point of view than the Merger, taking into account, at the time of determination, any changes to the terms of the Merger Agreement that, as of that time, have been proposed in writing by ENLC in connection with the procedures described in "—EGP Recommendation and EGP Recommendation Change."

        EGP has also agreed to advise ENLC orally and in writing, for and on behalf of ENLK, as promptly as practicable (and in any event within 24 hours of receipt) if any proposal, offer, inquiry, or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, ENLK in respect of any acquisition proposal, and, in any such notice, indicate the identity of the person making such proposal, offer, inquiry, or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and to include with such notice copies of any written materials received from or on behalf of such person relating to such proposal, offer, inquiry, or request). ENLK agrees to thereafter keep ENLC informed on a reasonably current basis of all material developments affecting the status and terms of any such proposals, offers, inquiries, or requests (and to promptly provide ENLC with copies of any additional material written materials received by ENLK or that ENLK has delivered to any third party making an acquisition proposal that relate to such proposals, offers, inquiries, or requests), and of the status of any such discussions or negotiations.

        ENLK has also agreed that any violation of these "no solicitation" restrictions by the ENLK Board or the ENLK Conflicts Committee, or any of their respective directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives at their direction, will constitute a breach by ENLK except to the extent any such directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives are also directors, officers, employees, counsel, investment bankers, financial advisors, and other representatives of ENLC and are acting solely on behalf of, or at the direction of, ENLC.

        The Merger Agreement permits ENLK, EGP, the ENLK Board, and the ENLK Conflicts Committee to issue "stop, look and listen" communications pursuant to Rule 14d-9(f) or comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an acquisition proposal if the ENLK Board or the ENLK Conflicts Committee determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to constitute a violation of applicable law. The EGP Recommendation (as described below) must be expressly reaffirmed in any such communication unless a recommendation change has been made in accordance with the Merger Agreement.

EGP Recommendation and EGP Recommendation Change

        The ENLK Board and the ENLK Conflicts Committee have agreed to recommend that the ENLK Voting Unitholders vote in favor of approval of the Merger Agreement (the "EGP Recommendation"), and have agreed not to: (a) withdraw, modify, or qualify, or propose publicly to withdraw, modify, or qualify, in a manner adverse to ENLC, the EGP Recommendation, (b) if any acquisition proposal has been made public, fail to issue a press release recommending against such acquisition proposal and reaffirming the EGP Recommendation, if requested by ENLC in writing, within the earlier of (x) five business days after such written request and (y) two business days before the ENLK Unitholder Meeting (provided that ENLC may only make such request once with respect to a particular acquisition proposal unless such acquisition proposal is materially modified, in which case ENLC may make such request once with respect to each such material modification), (c) fail to announce publicly, within ten business days after a tender offer or exchange offer relating to any securities of ENLK has been commenced, that the ENLK Board and the ENLK Conflicts Committee recommend rejection of such tender or exchange offer, (d) fail to include the EGP Recommendation in this joint information statement/proxy statement/prospectus, or (e) resolve or publicly propose to do any of the foregoing. Each of the foregoing actions is referred to as a "recommendation change."

        The above-described agreements and restrictions notwithstanding, at any time prior to obtaining the ENLK Unitholder Approval, either or both of the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee may make a recommendation change if, after consultation with its or their respective outside legal counsel(s) and financial advisor(s), the ENLK Board (upon the recommendation of the ENLK Conflicts Committee), and/or the ENLK Conflicts Committee (as the case may be) determines in good faith that the failure to make a recommendation change would be inconsistent with their respective duties to the holders of ENLK Common Units, ENLK Series B Units, and ENLK Series C Units under applicable law, as modified by the ENLK Partnership Agreement. The foregoing notwithstanding, (a) no such adverse recommendation change may be made other than in response to a superior proposal that did not result from a breach of the restrictions described in "—No Solicitation by ENLK of Acquisition Proposal" or an intervening event (as described below) and (b) neither the ENLK Board nor the ENLK Conflicts Committee may exercise its right to make a recommendation change unless:

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  the ENLK Board or the ENLK Conflicts Committee (as the case may be) has provided prior written notice to ENLC specifying in reasonable detail the reasons for making a recommendation change (including, in the case of a superior proposal, the material terms of such superior proposal, the identity of the person making such superior proposal, and complete copies of any written proposal or offer (including proposed agreements), and in the case of an intervening event, a reasonably detailed description of such intervening event) at least four days in advance of its intention to take action with respect to a recommendation change, unless at the time such notice is required to be given there are less than four days prior to the ENLK Unitholder Meeting, in which case, the ENLK Board or the ENLK Conflicts Committee (as the case may be) shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "notice period"); and

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  during the notice period, the ENLK Board and/or the ENLK Conflicts Committee (as the case may be) has (i) negotiated with ENLC and the ENLC Conflicts Committee in good faith (to the extent they desire to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the failure to effect such recommendation change would not be inconsistent with the respective duties of the ENLK Board and the ENLK Conflicts Committee to ENLK Unaffiliated Unitholders under applicable law, as modified by the ENLK Partnership Agreement, and (ii) kept ENLC and the ENLC Conflicts Committee reasonably informed with respect to, (x) if such recommendation change is made in response to a superior proposal, the status and changes in the material terms and conditions of such superior proposal (it being understood that any change in the purchase price in such superior proposal shall be deemed a material amendment), and (y) if such recommendation change is made in response to an intervening event, any changes in circumstances related to such intervening event.

        Any material amendment to the terms of a superior proposal, if applicable, will require a new notice and notice period, except that such new notice period in connection with any material amendment shall be for two days from the time ENLC receives such notice (as opposed to four days).

        For the purposes of the Merger Agreement, an "intervening event" means any material event, development, or change in circumstances that arises or occurs after the date of execution of the Merger Agreement and (a) was not known by or reasonably foreseeable to the ENLK Board or the ENLK Conflicts Committee, as the case may be, as of the date of execution of the Merger Agreement (or if known, the magnitude or material consequences of which were not known by the ENLK Board or the ENLK Conflicts Committee, as the case may be, as of such date), and (b) becomes known to or by the ENLK Board or the ENLK Conflicts Committee, as the case may be, prior to obtaining the ENLK Unitholder Approval, except that the following events, developments, or changes in circumstances will not constitute an "intervening event": (i) the receipt, existence, or terms of an acquisition proposal or any matter relating thereto or consequence thereof, (ii) any event, development, or change in circumstances resulting from any action taken or omitted by the members of the ENLK Group that is required to be taken or omitted by the members of the ENLK Group pursuant to this Agreement, and (iii) any matters generally affecting the industry in which ENLK operates as a whole, except where the impact on the members of the ENLK Group, taken as a whole, is not materially disproportionate to the impact on similarly situated parties.

Merger Consideration

        The Merger Agreement provides that, at the Effective Time, each ENLK Public Unit issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.15 ENLC Common Units (the "Merger Consideration").

        ENLC will not issue any fractional units in the Merger. Instead, all fractional ENLC Common Units that an ENLK Public Unitholder would otherwise be entitled to receive as consideration in the Merger will be aggregated and then, if a fractional ENLC Common Unit results from that aggregation, be rounded up to the nearest whole ENLC Common Unit.

Other Effects of the Merger

Treatment of ENLK Series B Units and ENLK Series C Units

        The Merger Agreement provides that, at the Effective Time, (a) all of the ENLK Series B Units issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding and represent limited partner interests in the surviving entity, and the terms thereof will be amended as set forth in the Amended ENLK Partnership Agreement, and (b) all of the ENLK Series C Units issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding and represent limited partner interests in the surviving entity. No consideration will be delivered by the holders of such ENLK Series B Units and ENLK Series C Units in respect thereof.

Treatment of ENLK-Owned and ENLC-Owned Interests

        The Merger Agreement provides that, at the Effective Time, (a) any ENLK Common Units that are owned immediately prior to the Effective Time by ENLK will automatically be cancelled and cease to exist, (b) all of the (i) ENLK Common Units owned immediately prior to the Effective Time by the ENLC Group and (ii) the general partner interest in ENLK owned immediately prior to the Effective

Time by EGP, in each case, will be unaffected by the Merger and will remain outstanding in the surviving entity as set forth in the Amended ENLK Partnership Agreement, and such ENLK Common Units and general partner interest will continue to represent partnership interests in the surviving entity, and (c) the Incentive Distribution Rights will be cancelled and cease to exist.

Treatment of ENLK Equity Awards

        The Merger Agreement provides that, at the Effective Time, each ENLK Equity Award will automatically be converted, without any action on the part of the holder thereof, into the right to receive a comparable award with respect to ENLC Common Units as follows:

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  Each ENLK Equity Award consisting of ENLK Restricted Incentive Units will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement RIU Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that such ENLC Replacement RIU Award will relate to a number of ENLC Common Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded up to the nearest whole unit.

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  Each ENLK Equity Award consisting of ENLK Performance Units will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement PU Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that (a) such ENLC Replacement PU Award will relate to a number of ENLC Common Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded up to the nearest whole unit, and (b) the performance metric applicable to such ENLK Equity Award will be modified such that the performance metric, as modified, will, on a weighted average basis, relate to the average TSR performance of ENLK and ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective Time and relate solely to the TSR performance of ENLC relative to the Peer Companies with respect to periods on and after the Effective Time.

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  Each ENLK Equity Award consisting of EnLink Unit Options, will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement Option Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that such ENLC Replacement Option Award will (a) relate to a number of ENLC Common Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded down to the nearest whole unit, and (b) have an exercise price per each applicable ENLC Common Unit equal to the exercise price in respect of an ENLK Common Unit under such ENLK Equity Award divided by the Exchange Ratio, rounded up to the nearest whole cent.

Treatment of Certain ENLC Equity Awards

        The Merger Agreement provides that, at the Effective Time, each ENLC Equity Award consisting of ENLC Performance Units will automatically be modified, without any action on the part of the holder thereof, in respect of the performance metric applicable thereto. The performance metric, as modified, will, on a weighted average basis, relate to the average TSR performance of ENLK and ENLC relative to a designated set of Peer Companies in respect of periods preceding the Effective Time and relate solely to the TSR performance of ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective Time and relate solely to the TSR performance of ENLC relative to the Peer Companies with respect to periods on and after the Effective Time.

Effect of the Merger on the ENLK Long-Term Incentive Plan and ENLC Long-Term Incentive Plan

        At the Effective Time, ENLC will assume all obligations under the ENLK Long-Term Incentive Plan (including all obligations with respect to the ENLC Replacement RIU Awards, ENLC Replacement PU Awards, and ENLC Replacement Option Awards). Upon assumption of the ENLK Long-Term Incentive Plan, such plan will relate to ENLC Common Units and no additional grants of awards will be made thereunder. The remaining ENLK Common Units available for grant under the ENLK Long-Term Incentive Plan will be included among the ENLC Common Units available for grant under the ENLC Long-Term Incentive Plan. Accordingly, such number of remaining ENLK Common Units will relate to ENLC Common Units at the Effective Time, which number of ENLC Common Units will be determined by multiplying the number of such remaining ENLK Common Units by the Exchange Ratio and, if necessary, rounding the resulting number down to the nearest whole unit.

Adjustments to Prevent Dilution

        Prior to the Effective Time, the Exchange Ratio will be appropriately adjusted to reflect fully the effect of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units, or similar transaction and to provide the ENLK Public Unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

Withholding

        ENLC, ENLK, and the exchange agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any person pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of applicable U.S. federal, state, local, or non-U.S. tax law. To the extent such deduction and withholding is required, such deduction and withholding may be taken in ENLC Common Units. To the extent amounts are so withheld and timely paid over to the appropriate tax authority, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person with respect to whom such withholding was made. If such withholding is taken in ENLC Common Units, ENLC or the exchange agent will be treated as having sold such ENLC Common Units for an amount of cash equal to the fair market value of such ENLC Common Units at the time of such deemed sale and paid cash proceeds to the appropriate tax authority.

Distributions

        The Merger Agreement provides that no distributions declared or made with respect to ENLC Common Units issued in the Merger will be paid to the holder of any unsurrendered certificates or book-entry units until such certificates or book-entry units are surrendered. Following such surrender, subject to the effect of escheat, tax, or other applicable law, ENLC will (a) cause the exchange to pay, without interest, promptly after the time of such surrender, the amount of all distributions, if any, not previously paid to the holder of such certificates or book-entry units that are payable in respect of ENLC Common Units issued with respect thereto that have a record date after the Effective Time and a payment date on or prior to the date of such surrender, and (b) at the appropriate payment date, pay to the holder of ENLC Common Units issuable with respect to such certificates or book-entry units the amount of distributions payable in respect of such ENLC Common Units that have a record date after the Effective Time and prior to the date of surrender but with a payment date subsequent to such surrender. For purposes of distributions in respect of ENLC Common Units, all ENLC Common Units to be issued pursuant to the Merger shall be entitled to distributions as if issued and outstanding as of the Effective Time.

        The Merger Agreement further provides that, prior to the Effective Time, ENLK will deposit with its transfer agent the aggregate amount of all declared but unpaid distributions payable in respect of ENLK Public Units that have a record date prior to the Effective Time but have a payment date after the Effective Time, and ENLC will cause the transfer agent to pay such distributions to the applicable ENLK Public Unitholder on the payment date of such distributions.

        In addition, the parties have agreed that from the date of execution of the Merger Agreement until the Effective Time, EGP will (and ENLC will cause its representatives on the ENLK Board to) determine, declare, and cause ENLK to pay regular quarterly cash distributions on ENLK Common Units for each quarter in accordance with the ENLK Partnership Agreement and in the ordinary course of business consistent with past practice (including with respect to record and payment dates), and such regular quarterly cash distributions shall not be less than $0.39 per ENLK Common Unit without a separate determination and approval from the ENLK Conflicts Committee. The parties have agreed that EGP will (and ENLC will cause its representatives on the ENLK Board to), for the quarterly cash distribution relating to the quarter immediately prior to the quarter in which the closing occurs, designate as the record date a date preceding the Effective Time.

        Subject to the foregoing agreements, ENLC and ENLK have agreed that, from the date of execution of the Merger Agreement until the Effective Time, to coordinate with one another regarding the declaration of distributions in respect of ENLC Common Units and ENLK Common Units, and the record and payment dates relating thereto, so that ENLK Common Unitholders will not receive, for any quarter, distributions in respect of both ENLK Common Units and ENLC Common Units that they receive in exchange therefor in the Merger, but instead will receive either distributions in respect of ENLK Common Units only or distributions of ENLC Common Units received in exchange therefor in the Merger only.

Conduct of Business Prior to Closing

        Under the Merger Agreement, each of ENLC and ENLK has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of execution of the Merger Agreement until the Effective Time. In general, each of the parties has agreed to, and to cause each member of the ENLC Group and the ENLK Group, as applicable, to conduct its business in the ordinary course consistent with past practice.

        EGP has also agreed, during such period, not to, and not to permit ENLK to, take any action to cause the amendment of the ENLK Partnership Agreement or the EGP LLC Agreement, in each case, to the extent that any such change or amendment would reasonably be expected to (a) prohibit, prevent, or materially hinder, impede, or delay the ability of the parties to satisfy any conditions to, or the consummation of, the Transactions, or (b) adversely impact the ENLK Public Unitholders in any material respect.

        ENLC has also agreed, during such period, not to, and not to permit any member of the ENLC Group to, undertake any of the following actions:

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  amend ENLC's certificate of formation or the ENLC Operating Agreement (whether by merger, consolidation, conversion, or otherwise) in any manner;

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  declare, authorize, set aside, or pay any distribution payable in cash, equity interests, or property in respect of any ENLC Common Units, other than (a) regular quarterly cash distributions in respect of the ENLC Common Units in the ordinary course of business and (b) distributions with a record date after the Effective Time;

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  merge, consolidate, or enter into any other business combination transaction or agreement with any person;

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  solely with respect to ENLC, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, or a plan or agreement of reorganization under any bankruptcy or similar law or effect any other similar transaction;

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  split, combine, divide, subdivide, reverse split, reclassify, recapitalize, or effect any other similar transaction with respect to any of ENLC's equity interests;

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  issue, deliver, or sell any equity interests of ENLC for cash, provided that the ability of ENLC to make equity-based grants to its employees, officers, and directors pursuant to its employee benefit plans is not restricted or limited and the vesting, settlement, and/or payment, or the acceleration of the vesting, settlement, and/or payment, of any awards in respect of ENLC Common Units or other equity-based awards in accordance with the terms of any existing equity-based, bonus, incentive, performance, or other compensation plan or arrangement or employee benefit plan (including, without limitation, in connection with any equity-based award holder's termination of service) is not restricted;

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  waive, release, assign, settle, or compromise any proceedings seeking damages or an injunction or other equitable relief where such waivers, releases, assignments, settlements, or compromises would, in the aggregate, reasonably be expected to have a material adverse effect with respect to the ENLC Group; or

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  (a) agree, in writing or otherwise, to take any of the foregoing actions, or (b) take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation, or acquisition, in each case, that would reasonably be expected to prohibit, prevent, or materially hinder, impede, or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the Transactions.

        The obligations of the parties pursuant to the covenants described above are subject to (x) the provisions of the Merger Agreement or any material contract binding a member of the ENLK Group (and, with respect to ENLC, a member of the ENLC Group) in effect as of the date of execution of the Merger Agreement, (y) the requirements of applicable law, or (z) the consent in writing of the other parties (which consent shall not be unreasonably withheld, delayed, or conditioned).

Regulatory Approvals

        See "The Merger—Regulatory Approvals Required for the Merger" for a description of the material regulatory requirements for completion of the Transactions.

        The parties have agreed to cooperate fully with respect to any filing, submission, or communication with any governmental authority having jurisdiction over the Transactions, including filings pursuant to the HSR Act with respect to the Transactions.

Indemnification and Insurance

        The Merger Agreement provides that, from and after the Effective Time, to the maximum extent permitted by applicable law, ENLC and ENLK (in its capacity as the surviving entity) have agreed to, and have agreed to cause the subsidiaries of the surviving entity to, indemnify and hold harmless against, and provide advancement of expenses for, (a) the reasonable costs or expenses (including reasonable attorneys' fees and all other reasonable costs, expenses, and obligations) paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, defend, be a witness in, or participate in, any proceeding arising from acts or omissions occurring at or prior to the Effective Time, and (b) judgments, fines, losses, claims, damages, or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened proceeding arising from acts or omissions occurring at or prior to the Effective Time, to, any person who is, was, or becomes at any time prior to the Effective Time, an officer, director, or manager of any member of the ENLK Group or EGP, or who is serving, served, or at any time prior to the Effective Time serves, as an officer, director, member, general partner, fiduciary, or trustee of any other legal entity at the request of any member of the ENLK Group or EGP (any such person, together with their heirs, executors, or administrators, an "indemnified party").

        In addition, ENLC and ENLK (in its capacity as the surviving entity) have agreed to, and have agreed to cause the subsidiaries of the surviving entity to, (a) honor all indemnification, advancement of expenses, elimination of liability, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the Transactions) existing in favor of the indemnified parties on the date of execution of the Merger Agreement as provided in the organization documents of the members of the ENLK Group, under applicable law, or otherwise, and (b) ensure that the organizational documents of ENLK and EGP (or their successors) will, for a period of six years from the Effective Time, contain provisions substantially no less advantageous with respect to matters than are set forth in the organizational documents of ENLK and EGP as of the date of execution of the Merger Agreement.

        ENLC and ENLK (in its capacity as the surviving entity) agree to maintain in effect for six years from the Effective Time directors' and officers' liability insurance on terms substantially no less advantageous to the indemnified parties than existing policies as of the date of execution of the Merger Agreement, covering acts or omissions occurring at or prior to the Effective Time with respect to the indemnified parties, provided that in no event will ENLC or ENLK (in its capacity as the surviving entity) be required to pay an annual premium in excess of 300% of the annual premium paid as of the date of execution of the Merger Agreement. ENLC and ENLK (in its capacity as the surviving entity) may purchase a six-year "tail" policy in satisfaction of these obligations.

Certain Tax Matters

        For U.S. federal income tax purposes (and for purposes of any applicable state, local, or foreign tax that follows the U.S. federal income tax treatment), the parties have agreed to treat the Merger (a) with respect to ENLK Public Unitholders, as a taxable sale of such ENLK Public Units to ENLC and (b) with respect to ENLC, as a purchase by ENLC of such ENLK Public Units from the holders thereof. The parties have agreed to prepare and file all tax returns consistent with the foregoing and have agreed not to take any inconsistent position on any tax return, or during the course of any proceeding with respect to taxes, except as otherwise required by applicable law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant governmental authority.

Section 16 Matters

        Prior to the Effective Time, ENLK and ENLC have agreed to take all steps as may be necessary or appropriate to cause the Transactions, including any dispositions or acquisitions of ENLK Common Units (including derivative securities with respect to ENLK Common Units) resulting from the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ENLK, or will become subject to such reporting requirements with respect to ENLC, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Other Covenants and Agreements

        The Merger Agreement also contains other covenants relating to cooperation in the preparation of this joint information statement/proxy statement/prospectus and additional agreements relating to, among other things, access to information, confidentiality; cooperation in respect of securityholder litigation relating to the Merger Agreement or the Transactions; public announcements; the parties' use of reasonable best efforts to cause the consummation of the Transactions; the listing on the NYSE of the ENLC Common Units to be issued as the Merger Consideration; the termination of trading, delisting, and deregistration under the Exchange Act of the ENLK Common Units; the registration of ENLC Common Units issuable in respect of the ENLC Replacement RIU Awards, ENLC Replacement PU Awards, and ENLC Replacement Option Awards described in "—Treatment of ENLK Equity Awards" and the additional ENLC Common Units available for grant under the ENLC Long-Term Incentive Plan described in "—Effect of the Merger on the ENLK Long-Term Incentive Plan and ENLC Long-Term Incentive Plan;" the applicability of takeover statutes; and the allocation of expenses among the parties.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of (a) ENLK, duly authorized by the ENLK Conflicts Committee, and (b) ENLC, duly authorized by the ENLC Board.

        The Merger Agreement may be terminated at any time prior to the Effective Time by ENLK or ENLC if:

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  the Effective Time has not occurred on or before June 30, 2019 (the "outside date"); provided that the right to terminate the Merger Agreement on this basis will not be available (a) to ENLK if EGP or ENLK fails to perform or observe in any material respect, or to ENLC if EMM, ENLC, or Merger Sub fails to perform or observe in any material respect, any of their respective obligations under the Merger Agreement in any manner that is the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (b) to any party if any other party has filed (and is then pursuing) an action seeking specific performance in accordance with the Merger Agreement;

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  a governmental authority has issued an order, decree, or ruling or taken any other action (including the enactment of any law) permanently restraining, enjoining, or otherwise prohibiting the Transactions and such order, decree, ruling, or other action (including the enactment of any law) shall have become final and non-appealable; provided that the party seeking to terminate the Merger Agreement on this basis must have complied with its obligations with respect to the holding of the ENLK Unitholder Meeting, the EGP Recommendation, the use of reasonable best efforts to cause the consummation of the Transactions, and cooperation to obtain required regulatory approvals; or

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  the ENLK Unitholder Meeting has concluded, a vote upon the approval of the Merger Agreement has been taken, and the ENLK Unitholder Approval has not been obtained.

        The Merger Agreement may be terminated at any time prior to the Effective Time by ENLK if:

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  there is a breach by EMM, ENLC, or Merger Sub of any of their respective representations, warranties, covenants, or agreement in the Merger Agreement, which breach or failure (a) would (if it occurred or was continuing as of the closing date) result in a failure of the conditions to closing relating to the truthfulness and correctness of the representations and warranties of, or compliance with their respective covenants and agreements under the Merger Agreement by, EMM, ENLC, and Merger Sub, and (b) is incapable of being cured or is not cured within 30 days following the receipt of notice of such breach, provided that ENLK may not terminate the Merger Agreement on this basis if, at such time, the conditions to closing relating to the truthfulness and correctness of the representations and warranties of, and compliance with their respective covenants and agreements under the Merger Agreement by, EGP and ENLK cannot be satisfied (with or without the passage of time); or

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  at any time prior to obtaining the ENLK Unitholder Approval, if ENLK has received an acquisition proposal that, (a) constitutes a superior proposal and (b) the ENLK Board (upon the recommendation of the ENLK Conflicts Committee) or the ENLK Conflicts Committee determines in good faith, after consultation with its or their respective outside legal counsel(s) and financial advisor(s), that the failure to terminate the Merger Agreement would be inconsistent with its or their respective duties to the ENLK Unaffiliated Unitholders under applicable law, provided that ENLK must have complied in all material respects with the terms of the Merger Agreement in connection therewith, including the covenants regarding "no solicitation" (as described above in "—No Solicitation by ENLK of Acquisition Proposals") and the EGP Recommendation and any recommendation changes (as described above in "—EGP Recommendation and EGP Recommendation Change"), and must have paid, or must concurrently with termination pay, the termination fee (as described below).

        The Merger Agreement may be terminated at any time prior to the Effective Time by ENLC if:

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  a recommendation change has occurred and not been withdrawn, provided that ENLC may only terminate the Merger Agreement on this basis prior to the conclusion of the ENLK Unitholder Meeting; or

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  there is a breach by EGP or ENLK of any of its representations, warranties, covenants, or agreement in the Merger Agreement, which breach or failure (a) would (if it occurred or was continuing as of the closing date) result in a failure of the conditions to closing relating to the truthfulness and correctness of the representations and warranties of, or compliance with their respective covenants and agreements under the Merger Agreement by, EGP and ENLK, and (b) is incapable of being cured or is not cured within 30 days following the receipt of notice of such breach, provided that ENLC may not terminate the Merger Agreement on this basis if, at such time, the conditions to closing relating to the truthfulness and correctness of the representations and warranties of, and compliance with their respective covenants and agreements under the Merger Agreement by, EMM, ENLC, and Merger Sub cannot be satisfied (with or without the passage of time).

Effect of Termination

        If the Merger Agreement is validly terminated, except for the provisions of the Merger Agreement relating to confidentiality, the allocation of expenses among the parties, the effect of termination of the Merger Agreement, the payment of transactions fees and expense reimbursement, and the miscellaneous provisions of the Merger Agreement including, among other things, the specification of governing law and venue, waiver of jury trial, and remedies, the Merger Agreement will become null and void and the rights and obligations of the parties under the Merger Agreement will terminate, except that no party will be relieved of any liability for any intentional or willful and material breach of its representations, warranties, covenants, or agreements under the Merger Agreement, and all rights and remedies of a non-breaching party hereunder, at law, or in equity in respect of such breach shall be preserved.

Termination Fee and Expense Reimbursement

        The Merger Agreement provides that ENLK is required to pay to ENLC a termination fee in cash in an amount equal to $55 million, less any expenses previously reimbursed by ENLK to ENLC, as described below, if the Merger Agreement is terminated (a) by ENLC following a recommendation change or (b) by ENLK as a result of receipt of a superior proposal.

        Generally, the Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement, including legal fees, accounting fees, financial advisory fees, and other professional and non-professional fees and expenses, will be the obligation of the party incurring such costs and expenses, except that (a) the filing fees with respect to the registration statement of which this joint information statement/proxy statement/prospectus forms a part and the costs of printing and mailing this joint information statement/proxy statement/prospectus shall be paid one-half by each of ENLC and ENLK, and (b) ENLC shall pay for any filing fees and other costs and expenses relating to the preparation and filing of any filing with a governmental authority required in connection with the Merger Agreement and the Transactions, including any filings required under the HSR Act.

        The foregoing notwithstanding, the Merger Agreement also provides that ENLK and ENLC are required to reimburse one another for out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees, and other professional and non-professional fees and expenses) incurred in connection with, or related to the authorization, preparation, negotiation, execution, and performance of the Merger Agreement and the Transactions, including the (x) the preparation and filing of the registration statement of which this joint information statement/proxy statement/prospectus forms a part, (y) the printing and mailing of this joint information statement/proxy statement/prospectus, and (z) the solicitation of the approval of the ENLK Voting Unitholders, and all other matters relating to the Transactions, up to a maximum of $5 million (with respect to either ENLK or ENLC, such party's "reimbursable expenses"), as follows:

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  ENLK is required to reimburse to ENLC an amount equal to its reimbursable expenses if the Merger Agreement is terminated (a) by ENLC due to a material uncured breach by EGP or ENLK of its representations, warranties, covenants, or agreements under the Merger Agreement, or (b) by ENLC or ENLK due to a failure to obtain the ENLK Unitholder Approval when, prior to the ENLK Unitholder Meeting, a recommendation change occurred; and

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  ENLC is required to reimburse to ENLK an amount equal to its reimbursable expenses if the Merger Agreement is terminated by ENLK due to a material uncured breach by EMM, ENLC, or Merger Sub of its representations, warranties, covenants, or agreement under the Merger Agreement.

        Any payment or reimbursement required to be made pursuant to the provisions of the Merger Agreement described in this section "—Termination Fee and Expense Reimbursement" shall be made by wire transfer of immediately available funds to an account designated by the party to be paid or reimbursed within three business days after the occurrence of the event triggering such payment or reimbursement.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by the parties. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and: (a) may be intended not as statements of fact or of the condition of the parties or their respective subsidiaries, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) are qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement and may not be publicly available; (c) may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

        The representations and warranties made by all parties relate to, among other things:

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  organization, standing, and other similar organizational matters;

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  approval and authorization of the Merger Agreement, the other Transaction Documents to which the applicable party is a party, and the transactions contemplated thereby;

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  any conflicts created by the Merger Agreement, the other Transaction Documents to which the applicable party is a party, and the transactions contemplated thereby;

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  required consents and approvals of governmental authorities in connection with the Merger Agreement, the other Transaction Documents, and the transactions contemplated thereby, including the Transactions;

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  capital structure;

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  ownership and capital structure of the applicable party's subsidiaries;

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  compliance with applicable laws;

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  documents filed with the SEC, financial statements included in those documents, and the applicable party's internal control over financial reporting;

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  undisclosed liabilities of the applicable party;

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  absence of certain changes or events from December 31, 2017 through the date of execution of the Merger Agreement and from the date of execution of the Merger Agreement through the closing date;

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  information supplied in connection with this joint information statement/proxy statement/prospectus;

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  title to properties and assets;

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  material contracts of the applicable party;

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  legal proceedings;

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  tax matters;

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  employee benefit matters;

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  labor matters;

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  the Investment Company Act of 1940;

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  brokers and other advisors;

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  opinion of the applicable party's financial advisor (if any); and

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  absence of additional representation and warranties.

        Additional representations and warranties made only by ENLK relate to, among other things:

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  intellectual property;

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  environmental matters;

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  compliance with, and maintenance of, applicable permits;

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  insurance; and

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  the required vote of the ENLK Voting Unitholders.

        Additional representations and warranties made only by ENLC relate to, among other things, the due authorization, valid issuance, and fully paid and nonassessable nature of the ENLC Common Units to be issued in the Merger, and the required vote of the ENLC Unitholders.

Actions with Respect to Conflicts Committees

        Prior to the Effective Time, the parties have agreed that, (a) without the consent of the ENLK Conflicts Committee, neither EGP nor any member of the ENLK Group is permitted to eliminate the ENLK Conflicts Committee, revoke or diminish its authority, or remove or cause the removal of any director of the ENLK Board that is a member of the ENLK Conflicts Committee either as a member of the ENLK Board or such committee, and (b) without the consent of the ENLC Conflicts Committee, neither EMM nor any member of the ENLC Group is permitted to eliminate the ENLC Conflicts Committee, revoke or diminish its authority, or remove or cause the removal of any director of the ENLC Board that is a member of the ENLC Conflicts Committee either as a member of the ENLC Board or such committee. These restrictions will not apply to the filling of vacancies caused by the death, incapacity, or resignation of any director in accordance with the provisions of the applicable organizational documents.

Amendment and Supplement; Waiver

        Subject to compliance with applicable law, prior to the closing, any party may (a) waive compliance by any other party with any of the agreements contained in the Merger Agreement, waive any of such party's conditions, or waive any inaccuracies in the representations and warranties of such party, (b) agree to amend, modify, or supplement the Merger Agreement at any time, which such amendment, modification, or supplement must be by an agreement in writing among the parties, (c) extend the time for the performance of the obligations or acts of any other party, or (d) make or grant any consent under the Merger Agreement, provided, that the ENLC Board and the ENLK Board may not take or authorize any such action unless it has first referred such action to the ENLC Conflicts Committee or ENLK Conflicts Committee, as applicable, for their consideration, and permitted the ENLC Conflicts Committee or ENLK Conflicts Committee, as applicable, not less than two business days to make a recommendation to the ENLC Board or the ENLK Board, as applicable, with respect thereto. The ENLC Board and the ENLK Board will in no way be obligated to follow the recommendation of the ENLC Conflicts Committee or the ENLK Conflicts Committee, as applicable, and the ENLC Board or the ENLK Board, as applicable, will be permitted to take action following the expiration of such two-business day period, provided that, in the event the ENLC Board or the ENLK Board, as applicable, takes or authorizes any action under the provision of the Merger Agreement described above that is counter to any recommendation by the ENLC Conflicts Committee or the ENLK Conflicts Committee, as applicable, then the ENLC Conflicts Committee or the ENLK Conflicts Committee, as applicable, may rescind its approval of the Merger Agreement, with such rescission resulting in the rescission of "Special Approval" under Section 7.9(d) of the ENLC Operating Agreement or Section 7.9(a) of the ENLK Partnership Agreement, as applicable. Following the ENLK Unitholder Approval, there will be no amendment or change to the provisions of the Merger Agreement which by law would require further approval by the ENLK Voting Unitholders without such approval.

        Unless otherwise expressly set forth in the Merger Agreement, whenever a determination or decision of ENLC or the ENLC Board or of ENLK or the ENLK Board is required pursuant to the Merger Agreement, such determination or decision must be authorized by the ENLC Board or the ENLK Board, as applicable, and the ENLC Board or the ENLK Board, as applicable, may not take or authorize any such action unless it has first referred such action to the ENLC Conflicts Committee or ENLK Conflicts Committee, as applicable, for their consideration, and permitted the ENLC Conflicts Committee or ENLK Conflicts Committee, as applicable, not less than two business days to make a recommendation to the ENLC Board or the ENLK Board, as applicable, with respect thereto. The ENLC Board and the ENLK Board will in no way be obligated to follow the recommendation of the ENLC Conflicts Committee or ENLK Conflicts Committee, as applicable, and the ENLC Board or the ENLK Board, as applicable, will be permitted to take action following the expiration of such two-business day period.

Remedies; Specific Performance

        The parties to the Merger Agreement have agreed that each party will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which the parties are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided in the Merger Agreement on the basis that (a) any party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (provided that the parties may raise other defenses to a claim for specific performance or other equitable relief under the Merger Agreement). Each party further agrees that no party will be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any injunction, specific performance, or other equitable remedy, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        The Merger Agreement also provides that the payment of a termination fee or reimbursement of reimbursable expenses as and when required by the Merger Agreement, as described in "—Termination Fee and Expense Reimbursement" will be the sole and exclusive remedy of the party receiving such payment or reimbursement, and the party making such payment or reimbursement shall have no further liability to the receiving party in respect of the Merger Agreement or the Transactions, except that the foregoing will not relieve any party from liability or damages for failure to consummate the Transactions when required pursuant to the Merger Agreement, any willful breach of the Merger Agreement, or any fraudulent act or omission or willful misconduct. The Merger Agreement provides that, the foregoing notwithstanding, no party will be liable for remote, exemplary, or punitive damages, or any special, consequential, incidental, or indirect damages or lost profits (except as recoverable under applicable law in an action for breach of contract).

Governing Law

        The Merger Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware.

THE SUPPORT AGREEMENTS

        The following is a summary of the material terms of the Support Agreements. The provisions of the Support Agreements are extensive and not easily summarized. The following summary does not purport to be complete and is qualified in its entirety by reference to the GIP Support Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex B, the ENLK Support Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex C, and the Enfield Support Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex D, and each of which is incorporated into this joint information statement/proxy statement/prospectus by reference. You should read carefully each Support Agreement in its entirety because it, and not this joint information statement/proxy statement/prospectus, is the legal document that governs the arrangements described below.

GIP Support Agreement

        On October 21, 2018, concurrently with the execution of the Merger Agreement, GIP Stetson II and ENLK entered into the GIP Support Agreement. Pursuant to the GIP Support Agreement, GIP Stetson II agreed to, among other things, vote the 115,495,669 ENLC Common Units (representing approximately 63.7% of the outstanding ENLC Common Units) held of record and beneficially by GIP Stetson II (a) in favor of the adoption of the ENLC Unit Issuance and any related matter that must be approved by the ENLC Unitholders in order for the Transactions, including the ENLC Unit Issuance, to be consummated in accordance with the terms of the Merger Agreement, and (b) against, and not consent to, any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions.

        GIP Stetson II has executed and delivered the ENLC Written Consent. Pursuant to the GIP Support Agreement, GIP Stetson II agreed that it will not amend, modify, withdraw, terminate, or revoke the ENLC Written Consent.

        The GIP Support Agreement terminates upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated for any reason in accordance with its terms; (b) the Effective Time; and (c) the mutual written agreement of the parties to the GIP Support Agreement to terminate the GIP Support Agreement, provided that, in the case of ENLK, such written agreement is approved by ENLK Conflicts Committee.

ENLK Support Agreement

        Concurrently with the execution and delivery of the Merger Agreement, ENLC, GIP Stetson I, Acacia, and EMI entered into the ENLK Support Agreement with ENLK. Pursuant to the ENLK Support Agreement, GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed to, among other things, vote the 94,660,600 ENLK Common Units, 68,248,199 ENLK Common Units, and 20,280,252 ENLK Common Units (representing, in the aggregate, approximately 44.5% of the outstanding ENLK Voting Units) held of record and beneficially by each of the Supporting Common Unitholders, respectively, (a) in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal, and (b) against, and not consent to, any acquisition proposal, superior proposal, or any transaction in respect thereof, or any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions.

        The Supporting Common Unitholders have agreed not to, while the ENLK Support Agreement remains in effect, cause or permit any transfer of any ENLK Common Units owned by them (except that each of Acacia and EMI may merge with and into ENLC upon which merger ENLC shall, by operation of law, be deemed a successor in interest to all rights and obligations of Acacia and EMI, as applicable, under the ENLK Support Agreement. Additionally, each Supporting Common Unitholder has agreed not to deposit (or permit the deposit of) any ENLK Common Units owned by them in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Supporting Common Unitholders under the ENLK Support Agreement with respect to any ENLK Common Units owned by them. The ENLK Support Agreement does not prohibit a transfer of ENLK Common Units held by a Supporting Common Unitholder to its affiliate, provided that, except with respect to a merger of Acacia and/or EMI with and into ENLC, such transfer will be permitted only if, as a precondition to such transfer, the person becoming the owner of ENLK Common Units in any such transfer agrees in a writing, reasonably satisfactory in form and substance to ENLK, to be bound by all of the terms of the ENLK Support Agreement.

        The ENLK Support Agreement terminates upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated for any reason in accordance with its terms; (b) the Effective Time; and (c) the mutual written agreement of the parties to the ENLK Support Agreement to terminate the ENLK Support Agreement, provided that, in the case of ENLK, such written agreement is approved by ENLK Conflicts Committee.

Enfield Support Agreement

        On October 21, 2018, concurrently with the execution of the Merger Agreement, the Enfield Parties and ENLK entered into the Enfield Support Agreement. Pursuant to the Enfield Support Agreement, Enfield agreed to, among other things and while the Enfield Support Agreement remains in effect, vote the ENLK Series B Units that it held as of such time and any additional ENLK Series B Units it acquired (a) in favor of the ENLK Merger Proposal, and (b) against, and not consent to, any acquisition proposal, superior proposal, or any transaction in respect thereof, or any action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions. As of the date of this joint information statement/proxy statement/prospectus, Enfield holds 58,728,994 ENLK Series B Units of record (representing approximately 14.3% of the outstanding ENLK Voting Units).

        Enfield has agreed not to, while the Enfield Support Agreement remains in effect, cause or permit any transfer of any ENLK Series B Units owned by it. Additionally, Enfield has agreed not to deposit (or permit the deposit of) any ENLK Series B Units owned by it in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Enfield under the Enfield Support Agreement with respect to any ENLK Series B Units owned by it.

        The Enfield Support Agreement terminates upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated for any reason in accordance with its terms; (b) the Effective Time; (c) the mutual written agreement of the parties to the Enfield Support Agreement to terminate the Enfield Support Agreement, provided that, in the case of ENLK, such written agreement is approved by ENLK Conflicts Committee, (d) June 30, 2019, and (e) upon a recommendation change by the ENLK Conflicts Committee.

 THE PREFERRED RESTRUCTURING AGREEMENT

        The following is a summary of the material terms of the Preferred Restructuring Agreement. The provisions of the Preferred Restructuring Agreement are extensive and not easily summarized. The following summary does not purport to be complete and is qualified in its entirety by reference to the Preferred Restructuring Agreement, a copy of which is attached to this joint information statement/proxy statement/prospectus as Annex E and is incorporated into this joint information statement/proxy statement/prospectus by reference. You should read carefully the Preferred Restructuring Agreement in its entirety because it, and not this joint information statement/proxy statement/prospectus, is the legal document that governs the arrangements described below.

Restructuring of the ENLK Series B Units

        On October 21, 2018, simultaneously with the execution of the Merger Agreement, EMM, ENLC, EGP, ENLK, and the Enfield Parties entered into the Preferred Restructuring Agreement, pursuant to which, among other things, the parties agreed to amend and modify the terms of the ENLK Series B Units in connection with the Merger, as further described below.

        The Preferred Restructuring Agreement provides that, in connection with the consummation of the Merger:

  •
  EGP will cause the ENLK Partnership Agreement to be amended and restated pursuant to the Amended ENLK Partnership Agreement, which is attached as an exhibit to the Preferred Restructuring Agreement and described below in "—Amended ENLK Partnership Agreement";

  •
  EMM will cause the ENLC Operating Agreement to be amended and restated pursuant to the Amended ENLC Operating Agreement, which is attached as an exhibit to the Preferred Restructuring Agreement and described below in "—Amended ENLC Operating Agreement," pursuant to which a new class of common units representing limited liability company interests in ENLC, referred to in the Amended ENLC Operating Agreement as "Class C Common Units", will be created and authorized for issuance, which such ENLC Class C Common Units will provide Enfield with certain voting rights at ENLC; and

  •
  ENLC will issue to Enfield a number of ENLC Class C Common Units equal to the number of ENLK Series B Units held by Enfield as of the Restructuring Effective Time for no additional consideration.

        The parties to the Preferred Restructuring Agreement acknowledged and agreed that each ENLK Series B Unit issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding and represent a limited partner interest in ENLK, with terms and conditions modified in accordance with the Amended ENLK Partnership Agreement, and no additional consideration will be delivered to any ENLK Series B Unitholder in respect of the Merger, the Transactions, or the Preferred Restructuring Agreement. Following the Effective Time, for each additional ENLK Series B Unit issued by ENLK pursuant to the Amended ENLK Partnership Agreement, ENLC will issue an additional ENLC Class C Common Unit to the applicable ENLK Series B Unitholder pursuant to the Amended ENLC Operating Agreement.

        In addition, in connection with the consummation of the Merger:

  •
  ENLC and Enfield have agreed to execute and deliver an Amended and Restated Registration Rights Agreement in the form attached to the Preferred Restructuring Agreement and described below in "—Amended Registration Rights Agreement" (the "Amended Registration Rights Agreement"), pursuant to which the Registration Rights Agreement, dated as of January 7, 2016, by and between Enfield and ENLK, will be amended and restated in its entirety, in order to, among other things, provide Enfield with certain registration rights described therein with respect to the ENLC Common Units issuable upon the exchange of ENLK Series B Units following the Merger;

  •
  EMM, ENLC, and TPG have agreed to execute and deliver an Amended and Restated Board Representation Agreement in the form attached to the Preferred Restructuring Agreement and described below in "—Amended Board Representation Agreement" (the "Amended Board Representation Agreement"), pursuant to which the Board Representation Agreement, dated as of January 7, 2016, by and among ENLK, EGP, EMI, and TPG will be amended and restated in its entirety, in order to, among other things, provide TPG with the right to appoint one member of the ENLC Board; and

  •
  EMM, ENLC, and the Goldman Parties have agreed to execute and deliver an Amended and Restated Board Information Rights Letter Agreement in the form attached to the Preferred Restructuring Agreement and described below in "—Amended Board Information Rights Letter Agreement" (the "Amended Board Information Rights Letter Agreement"), pursuant to which the Board Information Rights Letter Agreement, dated January 6, 2016, by and among ENLK, EGP, EMI, and the Goldman Parties will be amended and restated in its entirety, in order to, among other things, provide the Goldman Parties certain information rights with respect to materials provided to the ENLC Board.

        The Preferred Restructuring Agreement will terminate upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated for any reason in accordance with its terms, (ii) the mutual written agreement of the parties to terminate the Preferred Restructuring Agreement, (iii) the conversion of all of ENLK Series B Units into ENLK Common Units pursuant to the terms and conditions of the ENLK Partnership Agreement, (iv) at the election of Enfield, the effective date of any amendment to the Merger Agreement to which Enfield has not consented in writing and that disproportionately adversely impacts the ENLK Series B Units in any material respect or reduces the Exchange Ratio; and (v) at the election of EMM, ENLC, EGP, and ENLK, the effective date of any amendment to the Merger Agreement that increases the Exchange Ratio if any of Enfield, TPG, or the Goldman Parties has caused or materially contributed to such increase.

        By its execution of the Preferred Restructuring Agreement, and pursuant to the provisions of the Preferred Restructuring Agreement, Enfield approved the amendments contemplated by the Amended ENLK Partnership Agreement and the Amended ENLC Operating Agreement, in each case, as required by the ENLK Partnership Agreement and the ENLC Operating Agreement, as applicable.

        The Preferred Restructuring Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Delaware.

Amended ENLK Partnership Agreement

        At the Effective Time, the ENLK Partnership Agreement will be amended and restated to, among other things, modify the terms of the ENLK Series B Units. Pursuant to the ENLK Partnership Agreement, the ENLK Series B Units are convertible, under certain conditions, into ENLK Common Units on a one-for-one basis (subject to certain adjustments). The Amended ENLK Partnership Agreement will provide, among other things, that the ENLK Series B Units will be exchangeable, for a number of ENLC Common Units equal to the product of the number of ENLK Series B Units being exchanged, multiplied by the Exchange Ratio (subject to certain adjustments), subject to the election of ENLK to instead redeem for cash any such exchanged ENLK Series B Units. In addition, the Amended ENLK Partnership Agreement will reflect certain modifications related to the in-kind distributions on the ENLK Series B Units, which currently are based in part on the amount of distributions that would have been payable if the ENLK Series B Units had been converted into ENLK Common Units. Pursuant to the Amended ENLK Partnership Agreement, the calculation of such distributions will relate to distributions that would have been payable if the ENLK Series B Units had been exchanged for ENLC Common Units, with a portion of such distribution being made in cash based on the difference between the determination of such deemed distribution applying the Exchange Ratio and the determination of such deemed distribution applying the one-for-one conversion ratio that is in effect prior to the Effective Time (in each case, subject to certain adjustments).

Amended ENLC Operating Agreement

        At the Effective Time, the ENLC Operating Agreement will be amended and restated to, among other things, create the ENLC Class C Common Units as a new class of common units representing limited partner interests in ENLC, to authorize the issuance thereof to the ENLK Series B Unitholders at the Effective Time and from time to time in connection with the issuance by ENLK of additional ENLK Series B Units, and to define the rights and obligations with respect to the ENLC Class C Common Units, in each case, as described below.

Creation and Issuance of ENLC Class C Common Units

        The Amended ENLC Operating Agreement will provide for the creation of, and will define the rights and obligations of holders of, ENLC Class C Common Units. ENLC will issue to the ENLK Series B Unitholder(s) a number of ENLC Class C Common Units equal to the number of ENLK Series B Units held by the ENLK Series B Unitholder(s) as of the Effective Time for no additional consideration. Following the Effective Time, for each additional ENLK Series B Unit issued by ENLK pursuant to the Amended ENLK Partnership Agreement, ENLC will issue an additional ENLC Class C Common Unit to the applicable ENLK Series B Unitholder pursuant to the Amended ENLC Operating Agreement, so that the number of ENLC Class C Common Units issued and outstanding will always equal the number of ENLK Series B Units issued and outstanding. In addition, upon any exchange of ENLK Series B Units for ENLC Common Units, a number of ENLC Class C Common Units equal to the number of ENLK Series B Units subject to such exchange will be cancelled.

Distributions

        The holders of ENLC Class C Common Units are not entitled to distributions thereon of any kind.

Voting

        The holders of ENLC Class C Common Units will vote as a single class with the holders of ENLC Common Units on all matters on which ENLC Unitholders are entitled to vote. In addition, the holders of ENLC Class C Common Units are entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the ENLC Class C Common Units in relation to any other class of equity interests in ENLC or as required by law. The approval of a majority of the ENLC Class C Common Units is required to approve any matter for which the holders of ENLC Class C Common Units are entitled to vote as a separate class.

        Each ENLC Class C Common Unit will be entitled to the number of votes equal to the number of ENLC Common Units into which an ENLK Series B Unit is then exchangeable (i.e., the product of the number of ENLK Series B Units being exchanged, multiplied by the Exchange Ratio (subject to certain adjustments)).

        In addition, the Amended ENLC Operating Agreement provides that the ENLC Class C Common Unitholders have certain minority protections, including approval rights with respect to substantially the same matters for which the ENLK Series B Unitholders have approval rights under the ENLK Partnership Agreement.

Amended Registration Right Agreement

        Immediately following the Effective Time (the "Restructuring Effective Time"), ENLC and Enfield will enter into the Amended Registration Rights Agreement. Pursuant to the Amended Registration Rights Agreement, Enfield will be provided with certain registration rights with respect to the ENLC Common Units issuable upon exchange of ENLK Series B Units, as described below.

        As soon as practicable following receipt of a written request from the holders of a majority of the Registrable Securities (as defined in the Amended Registration Rights Agreement to include the ENLK Series B Units, including any additional ENLK Series B Units issued as in-kind distributions pursuant to the Amended ENLK Partnership Agreement), ENLC will be obligated to prepare and file an initial registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act. Enfield will be entitled to request that ENLC file no more than four such registration statements during the period beginning on the date of the Amended Registration Rights Agreement and ending on January 7, 2023, subject to certain thresholds, delay rights, and other customary provisions. ENLC will not be obligated to file any such registration statement from and after January 7, 2023. Enfield will also have customary piggyback registration rights to participate in underwritten public offerings with ENLC and to offer and sell Registrable Securities in such offerings.

        The registration rights contemplated by the Amended Registration Rights Agreement will expire when the Registrable Securities cease to collectively represent at least 1.5% of the then-outstanding ENLC Common Units (on an as-converted basis).

Amended Board Representation Agreement

        At the Restructuring Effective Time, EMM, ENLC, and TPG will enter into the Amended Board Representation Agreement. Pursuant to the Amended Board Representation Agreement, TPG will have the right to appoint one member to the ENLC Board at all times from the date of execution of the Amended Board Representation Agreement until the earliest to occur of the following: (a) Enfield and its affiliates holding a number of ENLK Series B Units and ENLC Common Units issued upon the exchange of ENLK Series B Units that is less than 25% of the number of ENLK Series B Units initially issued to Enfield on January 7, 2016; (b) the sum of (i) the number of ENLC Common Units into which ENLK Series B Units collectively held by Enfield and its affiliates are exchangeable pursuant to the Amended ENLC Operating Agreement and (ii) the number of ENLC Common Units issued upon the exchange of ENLK Series B Units held by Enfield and its affiliates, representing less than the quotient of 7.5% divided by the Exchange Ratio of the ENLC Common Units then outstanding; and (c) Enfield ceasing to be an affiliate of TPG Capital, L.P.

Amended Board Information Rights Letter Agreement

        At the Restructuring Effective Time, EMM, ENLC, and the Goldman Parties will enter into the Amended Board Information Rights Letter Agreement. Pursuant to the Amended Board Information Rights Letter Agreement, the Goldman Parties will be provided with rights to require EMM and ENLC to provide the Goldman Parties with copies of all materials, including notices, minutes, and consents, distributed to the members of the ENLC Board, subject to certain exceptions.

        The Amended Board Information Rights Letter Agreement will terminate on the earliest to occur of: (a) the Goldman Parties and their affiliates holding a number of ENLK Series B Units and ENLC Common Units issued upon the exchange of ENLK Series B Units that is less than 25% of the number of ENLK Series B Units initially issued to Enfield on January 7, 2016; and (b) the sum of (i) the number of ENLC Common Units into which ENLK Series B Units collectively held by the Goldman Parties and its affiliates are exchangeable pursuant to the Amended ENLC Operating Agreement and (ii) the number of ENLC Common Units issued upon the exchange of ENLK Series B Units held by the Goldman Parties and its affiliates, representing less than the quotient of 7.5% divided by the Exchange Ratio of the ENLC Common Units then outstanding.

        Each of the foregoing descriptions of the Amended ENLK Partnership Agreement, the Amended ENLC Operating Agreement, the Amended Registration Rights Agreement, the Amended Board Representation Agreement, and the Amended Board Information Rights Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended ENLK Partnership Agreement, the Amended ENLC Operating Agreement, the Amended Registration Rights Agreement, the Amended Board Representation Agreement, or the Amended Board Information Rights Letter Agreement, as applicable, a copy of each of which is attached as an exhibit to the Preferred Restructuring Agreement attached hereto as Annex E and is incorporated herein by reference.

 POST-MERGER GOVERNANCE AND MANAGEMENT

Board of Directors of EMM

        EMM's directors and executive officers manage ENLC's operations and activities. ENLC expects that the directors and executive officers of EMM prior to the Merger will continue as directors and executive officers of EMM after the Merger. However, GIP Stetson I, the sole owner of EMM, is entitled to appoint all of the members of the ENLC Board in its sole discretion, and may determine to remove or replace any member of the ENLC Board, or appoint one or more additional members of the ENLC Board, in connection with the consummation of the Merger or otherwise. As of the date of this joint information statement/proxy statement/prospectus, GIP Stetson I has not taken any action under the EMM LLC Agreement to effect any such changes to the composition of the ENLC Board. ENLC will disclose any change to the composition of the ENLC Board in the public filings that ENLC makes with the SEC pursuant to the applicable rules and regulations of the Exchange Act. In addition, pursuant to the Preferred Restructuring Agreement and the Amended and Restated Board Representation Agreement to be entered into upon consummation of the Merger, Mr. Ortega or another designee of TPG will be appointed as a member of the ENLC Board.

        For further information regarding EMM's existing directors and executive officers, please refer to ENLC's Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference into this joint information statement/proxy statement/prospectus, and in other documents that are incorporated by reference into this joint information statement/proxy statement/prospectus. For further information regarding Mr. Ortega, please refer to ENLK's Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this joint information statement/proxy statement/prospectus.

CERTAIN RELATIONSHIPS; INTERESTS OF CERTAIN PERSONS IN THE MERGER

Relationship of ENLC and ENLK

        ENLC's assets consist of equity interests in ENLK and EOGP. As of December 4, 2018, ENLC's direct and indirect interests in ENLK consisted of 88,528,451 ENLK Common Units representing an aggregate 21.5% limited partner interest in ENLK, consisting of (i) 68,248,199 ENLK Common Units held by Acacia, a wholly-owned subsidiary of ENLC, and (ii) 20,280,252 ENLK Common Units held by EMI, a wholly-owned subsidiary of ENLC, and 100% ownership interest in EGP (which is held by EMI), which owns a 0.4% general partner interest and all of the Incentive Distribution Rights. In addition, ENLC owns (through EMI) a 16.1% limited partner interest in EOGP, a partnership held by ENLC and ENLK that is engaged in the gathering and processing of natural gas.

        On July 18, 2018, subsidiaries of Devon closed a transaction to sell all of their equity interests in ENLK, ENLC, and EMM to GIP Stetson. As a result of the GIP Acquisition:

  •
  GIP Stetson I acquired all of the equity interests held by subsidiaries of Devon in ENLK and EMM, which amount to 100% of the outstanding limited liability company interests in EMM and approximately 23.0% of the outstanding limited partner interests in ENLK as of December 4, 2018. Through this transaction, GIP acquired control of (i) EMM, (ii) ENLC, and (iii) ENLK, as a result of ENLC's indirect ownership of EGP;

  •
  GIP Stetson II acquired all of the equity interests held by subsidiaries of Devon in ENLC, which amount to approximately 63.7% of the ENLC Common Units in ENLC as of December 4, 2018; and

  •
  Through this transaction, GIP Stetson acquired control of (i) EMM, (ii) ENLC, and (iii) ENLK, as a result of ENLC's indirect ownership of EGP.

        In addition, some of the directors of EMM are also directors of EGP, and the executive officers of ENLC are also executive officers of ENLK.

Interests of Directors and Executive Officers in the Merger

General

        The directors and executive officers of EGP and EMM have interests in the Merger that are or may be different from, or in addition to, the interests of the ENLK Unitholders and ENLC Unitholders generally. The members of the ENLK Board and ENLC Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to ENLK's Voting Unitholders, that the ENLK Merger Proposal be approved and recommending to the ENLC Unitholders that the ENLC Unit Issuance be approved, as applicable. These interests include:

  •
  certain members of the ENLK Board and the executive officers of EGP and EMM hold ENLK Equity Awards, which (as with all holders of such ENLK Equity Awards) will be converted into awards with respect to ENLC Common Units, without any action on the part of the holder thereof, that will be subject to substantially the same terms as were applicable to such ENLK Equity Awards immediately prior to the Effective Time;

  •
  certain executive officers of EGP and EMM hold ENLK Equity Awards comprised of ENLK Performance Units and ENLC Equity Awards comprised of ENLC Performance Units, which will be modified in connection with the Merger, such that, the performance metric with respect to such awards will, on a weighted average basis, (i) continue to apply to the average TSR performance of ENLK and ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective

    Time, and (ii) apply solely to the TSR performance of ENLC relative to the TSR performance of the Peer Companies with respect to periods on and after the Effective Time;

  •
  all of the officers of EGP are also officers of EMM and are compensated, in part, based on the performance of ENLC and are expected to continue to serve as officers of EMM following the Merger;

  •
  all of the directors and executive officers of EGP have the right to indemnification under the organizational documents of EGP, the ENLK Partnership Agreement, and the Merger Agreement, and will receive continued indemnification for their actions as directors and executive officers;

  •
  certain members of the ENLK Board, none of whom is a member of the ENLK Conflicts Committee, own ENLC Common Units;

  •
  certain members of the ENLK Board, none of whom is a member of the ENLK Conflicts Committee, also serve as officers of EMM, have certain duties to the members of ENLC and are compensated, in part, based on the performance of ENLC;

  •
  Barry E. Davis, William J. Brilliant, Leldon E. Echols, Michael J. Garberding, Matthew C. Harris, and William A. Woodburn, each of whom is a member of the ENLK Board, also are members of the ENLC Board; and

  •
  Christopher Ortega, a member of the ENLK Board, was designated by TPG as a member of the ENLK Board pursuant to a Board Representation Agreement, dated January 7, 2016, among TPG, EGP, EMI, and ENLK. Pursuant to the Preferred Restructuring Agreement and the Amended and Restated Board Representation Agreement to be entered into upon consummation of the Merger, Mr. Ortega or another designee of TPG will be appointed as a member of the ENLC Board. TPG and the Goldman Parties are the owners of Enfield, the record holder of all of the ENLK Series B Units. See "The Preferred Restructuring Agreement" for a description of the treatment of the ENLK Series B Units in connection with the Transactions.

Equity Interests of Directors and Executive Officers in ENLC and ENLK

        Certain EMM and EGP officers and directors own ENLK Common Units, which will be converted into ENLC Common Units in connection with the Merger. The following table sets forth the beneficial ownership of the directors and executive officers of EMM and EGP in the equity of (i) ENLK prior to the Merger, (ii) ENLC prior to the Merger, and (iii) ENLC after giving effect to the Merger, each as of December 4, 2018:

Name	Positions with EMM	Positions with EGP	ENLK Common Units Beneficially Owned Prior to the Merger(1)		ENLC Common Units Beneficially Owned Prior to the Merger(1)		ENLC Common Units Beneficially Owned After the Merger(1)
Barry E. Davis	Director and Executive Chairman of the Board	Director and Executive Chairman of the Board	756,871	(2)	2,022,286	(6)	2,892,688
Michael J. Garberding	President and Chief Executive Officer and Director	President and Chief Executive Officer and Director	315,608	(3)	311,895	(7)	674,845
Eric D. Batchelder	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer	12,331		10,769		24,950
Benjamin D. Lamb	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer	141,896	(4)	122,254	(8)	285,435
Alaina K. Brooks	Executive Vice President, Chief Legal and Administrative Officer, and Secretary	Executive Vice President, Chief Legal and Administrative Officer, and Secretary	40,287	(5)	42,858	(9)	89,189
James C. Crain	Director, Chairman of the Conflicts Committee, Member of the Audit Committee	N/A	—		77,306		77,306
Leldon E. Echols	Director and Chairman of the Audit Committee	Director and Member of the Audit Committee	31,697		34,903		71,355
Rolf A. Gafvert	Director, Chairman of the Governance and Compensation Committee, Member of the Conflicts Committee, Member of the Audit Committee	N/A	—		20,910		20,910
Scott A. Griffiths	N/A	Director and Member of the Compensation, Conflicts, and Audit Committees	21,148		—		24,321
Kyle D. Vann	N/A	Director and Member of the Conflicts and Audit Committees	65,393		—		75,202
Christopher Ortega	N/A	Director	—		—		—
William J. Brilliant	Director	Director and Member of the Compensation Committee	—		—		—
Matthew C. Harris	Director	Director	—		—		—
William A. Woodburn	Director	Director	—		—		—

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)
Includes 512,230 common units owned of record by Mr. Davis and 244,641 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units. Of these common units owned, 50,042 are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)
Includes 165,328 common units owned of record by Mr. Garberding and 150,280 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units.

(4)
Includes 88,308 common units owned of record by Mr. Lamb and 53,588 restricted incentive units that are deemed beneficially owned.

(5)
Includes no common units owned of record by Ms. Brooks and 40,287 restricted incentive units that are deemed beneficially owned by Ms. Brooks assuming maximum payout of performance-based restricted incentive units.

(6)
Includes 1,810,933 common units owned of record by Mr. Davis and 211,353 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units. Of these common units owned, 1,025,000 are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(7)
Includes 182,064 common units owned of record by Mr. Garberding and 129,831 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units.

(8)
Includes 75,958 common units owned of record by Mr. Lamb and 46,296 restricted incentive units that are deemed beneficially owned.

(9)
Includes no common units owned of record by Ms. Brooks and 42,858 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units.

Treatment of Equity Awards

        The directors and executive officers of EGP and EMM hold outstanding ENLK Equity Awards and ENLC Equity Awards that have not yet vested. Pursuant to the Merger Agreement, each ENLK Equity Award will automatically be converted, without any action on the part of the holder thereof, into the right to receive a comparable award with respect to ENLC Common Units as follows:

  •
  Each ENLK Equity Award consisting of ENLK Restricted Incentive Units will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement RIU Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that such ENLC Replacement RIU Award will relate to a number of ENLC Common Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded up to the nearest whole unit.

  •
  Each ENLK Equity Award consisting of ENLK Performance Units will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement PU Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that (a) such ENLC Replacement PU Award will relate to a number of ENLC Common Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded up to the nearest whole unit, and (b) the performance metric applicable to such ENLK Equity Award will be modified such that the performance metric, as modified, will, on a weighted average basis, relate to the average total shareholder return (or "TSR" (as defined in the applicable award agreements)) performance of ENLK and ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective Time and relate solely to the TSR performance of ENLC relative to the Peer Companies with respect to periods on and after the Effective Time.

  •
  Each ENLK Equity Award consisting of ENLK Unit Options will be converted into an award with respect to ENLC Common Units (i.e., as an ENLC Replacement Option Award) with substantially the same terms as were in effect immediately prior to the Effective Time, provided that such ENLC Replacement Option Award will (a) relate to a number of ENLC Common

    Units equal to the number of ENLK Common Units subject to such ENLK Equity Award multiplied by the Exchange Ratio, rounded down to the nearest whole unit, and (b) have an exercise price per each applicable ENLC Common Unit equal to the exercise price in respect of an ENLK Common Unit under such ENLK Equity Award divided by the Exchange Ratio, rounded up to the nearest whole cent.

  •
  Each ENLC Equity Award consisting of ENLC Performance Units will automatically be modified, without any action on the part of the holder thereof, in respect of the performance metric applicable thereto. The performance metric, as modified, will, on a weighted average basis, relate to the average total shareholder return (or "TSR" (as defined in the applicable award agreements)) performance of ENLK and ENLC relative to the TSR performance of the "Peer Companies" (as defined in the applicable award agreements) with respect to periods preceding the Effective Time and relate solely to the TSR performance of ENLC relative to the Peer Companies in respect of periods on and after the Effective Time.

        Although there will be no acceleration of vesting of any of the outstanding and unvested ENLK Equity Awards and ENLC Equity Awards in connection with the Merger, as described further below, certain provisions currently applicable to such awards will remain in effect for periods on and after the Effective Time, which could, under certain circumstances, result in the accelerated vesting of such awards. In particular, certain outstanding ENLK Equity Awards and ENLC Equity Awards that were granted prior to July 18, 2018 include accelerated vesting features that may apply in connection with the change of control that occurred for purposes of such awards as a result of the GIP Acquisition. As a result of such change of control, accelerated vesting may be triggered upon the holder's "Qualifying Termination" or "Retirement", as each such term is defined in the applicable award agreements that are applicable to such ENLK Equity Awards and ENLC Equity Awards. For these purposes, a qualifying termination will occur if the holder (i) is involuntarily terminated without "Cause" as such term is defined in the applicable long-term incentive plans or (ii) voluntarily terminates his or her employment for "Good Reason" as such term is defined in the applicable award agreements. In addition, a Retirement will occur if the holder (A) agrees to comply with certain restrictive covenants (and complies with such covenants) and (B) voluntarily terminates his or her employment after attaining the requisite age and years of continuous service with ENLC, ENLK, and/or their affiliates.

        The following table sets forth (i) the number of ENLK Common Units that relate to each ENLK Equity Award held by each director and executive officer of EGP and EMM as of December 4, 2018 and (ii) the resulting number of ENLC Common Units that will relate to ENLC Equity Awards (i.e., as

ENLC Replacement RIU Awards and ENLC Replacement PU Awards (assuming a target payout)) as a result of the conversion of such ENLK Equity Awards described above:

Name	Positions with EMM	Positions with EGP	ENLK Equity Awards Prior to the Merger	ENLC Equity Awards After the Merger
Barry E. Davis	Director and Executive Chairman of the Board	Director and Executive Chairman of the Board	386,467	444,438
Michael J. Garberding	President and Chief Executive Officer and Director	President and Chief Executive Officer and Director	433,499	498,524
Eric D. Batchelder	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer	78,273	90,014
Benjamin D. Lamb	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Operating Officer	194,887	224,121
Alaina K. Brooks	Executive Vice President, Chief Legal and Administrative Officer, and Secretary	Executive Vice President, Chief Legal and Administrative Officer, and Secretary	116,366	133,821
James C. Crain	Director, Chairman of the Conflicts Committee, Member of the Audit Committee	N/A	—	—
Leldon E. Echols	Director and Member of the Audit Committee	Director and Member of the Audit Committee	3,741	4,303
Rolf A. Gafvert	Director, Chairman of the Governance and Compensation Committee, Member of the Conflicts Committee, Member of the Audit Committee	N/A	—	—
Scott A. Griffiths	N/A	Director and Member of the Compensation, Conflicts, and Audit Committees	7,482	8,605
Kyle D. Vann	N/A	Director and Member of the Conflicts and Audit Committees	7,482	8,605
Christopher Ortega	N/A	Director	—	—
William J. Brilliant	Director and Member of the Compensation Committee	Director and Member of the Compensation Committee	—	—
Matthew C. Harris	Director	Director	—	—
William A. Woodburn	Director	Director	—	—

Support Agreements

        Concurrently with the execution and delivery of the Merger Agreement, ENLC, GIP Stetson I, Acacia, and EMI entered into the ENLK Support Agreement with ENLK, pursuant to which GIP Stetson I, Acacia, and EMI, the Supporting Common Unitholders, agreed to, among other things and while the ENLK Support Agreement remains in effect, vote the 94,660,600 ENLK Common Units, 68,248,199 ENLK Common Units, and 20,280,252 ENLK Common Units (representing, in the aggregate, approximately 44.5% of the outstanding ENLK Voting Units) held of record and beneficially by each of the Supporting Common Unitholders, respectively, in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

        Additionally, concurrently with the execution of the Merger Agreement, the Enfield Parties and ENLK entered into the Enfield Support Agreement, pursuant to which, among other things and while the Enfield Support Agreement remains in effect, Enfield agreed to vote the ENLK Series B Units that it held as of such time and any additional ENLK Series B Units it acquired in favor of the approval of the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal. Enfield holds 58,728,994 ENLK Series B Units of record (representing approximately 14.3% of the outstanding ENLK Voting Units).

        Additionally, concurrently with the execution of the Merger Agreement, GIP Stetson II and ENLK entered into the GIP Support Agreement, pursuant to which GIP Stetson II agreed to, among other things, vote the 115,495,669 ENLC Common Units (representing approximately 63.7% of the outstanding ENLC Common Units) held of record and beneficially by GIP Stetson II in favor of the adoption of the ENLC Unit Issuance and any related matter that must be approved by the ENLC Unitholders in order for the Transactions, including the ENLC Unit Issuance, to be consummated. GIP Stetson II has executed and delivered the ENLC Written Consent. Pursuant to the GIP Support Agreement, GIP Stetson II agreed that it will not amend, modify, withdraw, terminate, or revoke the ENLC Written Consent.

        The Supporting Voting Unitholders collectively own ENLK Voting Units representing approximately 58.8% of the outstanding ENLK Voting Units. As a result, the affirmative vote by the Supporting Voting Unitholders will be sufficient to approve the ENLK Merger Proposal and, if necessary, the ENLK Adjournment Proposal.

        For more information, please read "The Support Agreements."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of EnLink Midstream, LLC

        The following table shows the beneficial ownership of ENLC Common Units as of December 4, 2018 owned by:

  •
  each person who is known to ENLC to beneficially own more than 5% of the ENLC Common Units (calculated in accordance with Rule 13d-3);

  •
  all of the directors of EMM;

  •
  each named executive officer of EMM; and

  •
  all the directors and executive officers of EMM as a group.

        The percentage of total ENLC Common Units beneficially owned is based on a total of 181,728,915 ENLC Common Units (including 430,338 ENLC restricted incentive units that are deemed beneficially owned) as of December 4, 2018.

Name of Beneficial Owner(1)	ENLC Common Units Beneficially Owned(2)	Percentage of ENLC Common Units Beneficially Owned
GIP Stetson II(3)	115,495,669	63.55%
Chicksaw Capital Management, LLC	15,341,583	8.44%
Barry E. Davis(4)	2,022,286	1.11%
Michael J. Garberding(5)	311,895	*
Eric D. Batchelder	10,769	*
Benjamin D. Lamb(6)	122,254	*
James C. Crain(7)	77,306	*
Leldon E. Echols	34,903	*
Rolf A. Gafvert	20,910	*
William J. Brilliant	—	—
Matthew C. Harris	—	—
William A. Woodburn	—	—
All directors and executive officers of EMM as a group (11 persons)	2,643,181	1.45%

*
Less than 1%.

(1)
The address of each person listed above is 1722 Routh Street, Suite 1300, Dallas, Texas 75201, except for (i) GIP Stetson II, whose address is 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, and (ii) Chickasaw Capital Management, LLC, whose address is 6075 Poplar Avenue, Suite 720, Memphis, Tennessee, 38119.

(2)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(3)
GIP Stetson II is the record holder of 115,495,669 ENLC Common Units. Global Infrastructure Investors III, LLC is the sole general partner of Global Infrastructure GP III, L.P., which is the general partner of each of GIP III Stetson Aggregator I, L.P. and GIP III Stetson Aggregator II, L.P., which are the managing members of GIP III Stetson GP, LLC, which is the general partner of GIP Stetson II. As a result, Global

  Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Stetson Aggregator I, L.P., GIP III Stetson Aggregator II, L.P. and GIP III Stetson GP, LLC may be deemed to share beneficial ownership of the ENLC Common Units held by GIP Stetson II.

(4)
Includes 1,810,933 ENLC Common Units owned of record by Mr. Davis and 211,353 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units. Of these ENLC Common Units owned, 1,025,000 are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(5)
Includes 182,064 ENLC Common Units owned of record by Mr. Garberding and 129,831 restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units.

(6)
Includes 75,958 ENLC Common Units owned of record by Mr. Lamb and 46,296 restricted incentive units that are deemed beneficially owned.

(7)
1,000 of these ENLC Common Units are held by the James C. Crain Trust, and Mr. Crain disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

Ownership of EnLink Midstream Partners, LP

        The following table shows the beneficial ownership of ENLK Common Units and ENLK Series B Units as of December 4, 2018 owned by:

  •
  each person who is known to ENLK to beneficially own more than 5% of the ENLK Common Units (calculated in accordance with Rule 13d-3);

  •
  all of the directors of EGP;

  •
  each named executive officer of EGP; and

  •
  all the directors and executive officers of EGP as a group.

        The percentage of total ENLK Common Units and ENLK Series B Units beneficially owned is based on a total of 353,594,303 ENLK Common Units (including 488,796 ENLK restricted incentive units that are deemed beneficially owned) and 58,728,994 ENLK Series B Units as of December 4, 2018. ENLK Series C Units are perpetual preferred units that are not convertible into ENLK Common Units and therefore are not factored into the percentage ownership calculations. None of the named beneficial owners set forth in the table below owns any of the 400,000 outstanding ENLK Series C Units as of December 4, 2018.

Name of Beneficial Owner(1)	ENLK Common Units Beneficially Owned(2)	Percentage of ENLK Common Units Beneficially Owned(3)	Series B Preferred Units Beneficially Owned(2)	Percentage of Series B Preferred Units Beneficially Owned	Total Units Beneficially Owned(2)	Percentage of Total Units Beneficially Owned(4)
GIP Stetson I(5)	183,189,051	51.81%	—	—%	183,189,051	44.43%
Enfield Holdings, L.P.(6)	58,728,994	*	—	100%	58,728,994	14.24%
Barry E. Davis(7)	756,871	*	—	—%	756,871	*
Michael J. Garberding(8)	315,608	*	—	—%	351,608	*
Eric D. Batchelder	12,331	*	—	—%	12,331	*
Benjamin D. Lamb(9)	141,896	*	—	—%	141,896	*
Leldon E. Echols	31,697	*	—	—%	31,697	*
Scott A. Griffiths	21,148	*	—	—%	21,148	*
Kyle D. Vann	65,393	*	—	—%	65,393	*
Christopher Ortega	—	—%	—	—%	—	—%
William J. Brilliant	—	—%	—	—%	—	—%
Matthew C. Harris	—	—%	—	—%	—	—%
William A. Woodburn	—	—%	—	—%	—	—%
All directors and executive officers as a group (12 persons)	1,385,231	*	—	—%	1,385,231	*

*
Less than 1%.

(1)
The address of each person listed above is 1722 Routh Street, Suite 1300, Dallas, Texas 75201 except for (i) GIP Stetson I, whose address is 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, and (ii) Enfield Holdings, L.P., whose address is 301 Commerce Street, Fort Worth, Texas 76102.

(2)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(3)
The percentages reflected in the column below are based on a total of 353,594,303 ENLK Common Units, including 488,796 ENLK restricted incentive units that are deemed beneficially owned.

(4)
The percentages reflected in the column below are based on a total of 412,323,297 ENLK Common Units, which includes the ENLK Common Units described in (3) above, and 58,728,994 ENLK Series B Units, which are convertible into ENLK Common Units on a one-for-one basis, subject to certain adjustments. ENLK Series C Units are perpetual preferred units that are not convertible into ENLK Common Units and therefore are not factored into the percent ownership calculations.

(5)
GIP Stetson I is the record holder of 94,660,600 ENLK Common Units; EMI is the record holder of 20,280,252 ENLK Common Units; and Acacia is the record holder of 68,248,199 ENLK Common Units. EMM is the managing member of ENLC, which is the sole shareholder of Acacia and EMI. As a result, each of EMM and ENLC may be deemed to share beneficial ownership of the ENLK Common Units held by EMI and Acacia. GIP Stetson I is the sole member of EMM and may be deemed to share beneficial ownership of the ENLK Common Units beneficially owned by EMM. Further, with respect to GIP Stetson I, Global Infrastructure Investors III, LLC is the sole general partner of Global Infrastructure GP III, L.P., which is the general partner of each of GIP III Stetson Aggregator I, L.P. and GIP III Stetson Aggregator II, L.P., which are the managing members of GIP III Stetson GP, LLC, which is the general partner of GIP Stetson I. As a result, Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Stetson Aggregator I, L.P., GIP III Stetson Aggregator

  II, L.P. and GIP III Stetson GP, LLC may be deemed to share beneficial ownership of the ENLK Common Units beneficially owned by GIP Stetson I.

(6)
Reflects 58,728,994 ENLK Common Units issuable upon the conversion of 58,728,994 ENLK Series B Units. The ENLK Series B Units are convertible on a one-for-one basis as described herein.

(7)
Includes 512,230 ENLK Common Units owned of record by Mr. Davis and 244,641 ENLK restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units. Of these ENLK Common Units owned, 50,042 are held by MK Holdings, LP, a family limited partnership, which Mr. Davis controls, and Mr. Davis disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)
Includes 165,328 ENLK Common Units owned of record by Mr. Garberding and 150,280 ENLK restricted incentive units that are deemed beneficially owned assuming maximum payout of performance-based restricted incentive units.

(9)
Includes 88,308 ENLK Common Units owned of record by Mr. Lamb and 53,588 ENLK restricted incentive units that are deemed beneficially owned.

COMPARISON OF THE RIGHTS OF ENLC UNITHOLDERS AND ENLK UNITHOLDERS

        ENLC is a limited liability company and ENLK is a limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a limited liability company. The rights of ENLC Unitholders are governed by the ENLC certificate of formation, the ENLC Operating Agreement, and the DLLCA. The rights of ENLK Voting Unitholders are governed by the ENLK certificate of limited partnership, the ENLK Partnership Agreement, and the Delaware LP Act. If the Merger is completed, the rights of former ENLK Common Unitholders as ENLC Unitholders and the rights of ENLK Series B Unitholders as ENLC Class C Common Unitholders will be governed by the ENLC certificate of formation, the Amended ENLC Operating Agreement and the DLLCA. Unless the context otherwise requires, (i) the summary of the rights of ENLC Unitholders appearing in this section describe the rights provided for in the Amended ENLC Operating Agreement and (ii) references in this section to the ENLC Operating Agreement will be deemed to refer to the Amended ENLC Operating Agreement.

        There are many differences between the rights of ENLC Unitholders and the rights of ENLK Common Unitholders. The following description summarizes the material differences that may affect the rights of ENLC Unitholders and ENLK Common Unitholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. ENLK Common Unitholders should read carefully the relevant provisions of the ENLC certificate of formation, the ENLC Operating Agreement, the Amended ENLC Operating Agreement, the ENLK certificate of limited partnership, and the ENLK Partnership Agreement. Copies of the documents referred to in this summary may be obtained as described under "Where You Can Find More Information," other than the Amended ENLC Operating Agreement, a form of which is attached as an exhibit to the Preferred Restructuring Agreement attached hereto as Annex E. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Amended ENLC Operating Agreement and the ENLK Partnership Agreement, as applicable.

Purpose and Term of Existence

ENLC	ENLK
ENLC's purpose under the ENLC Operating Agreement is limited to any business activity that is approved by EMM, in its sole discretion, and that lawfully may be conducted by a limited liability company organized under Delaware law.

Although EMM has the ability to cause ENLC and its subsidiaries to engage in activities other than the business of owning, operating, developing, and acquiring crude oil and natural gas gathering and processing assets and the owning of equity securities in ENLK, EMM may decline to do so in its sole discretion. EMM is generally authorized to perform all acts it determines to be necessary or appropriate to carry out the purposes of, and to conduct, ENLC's business.

ENLC was organized on October 16, 2013 and will have a perpetual existence unless terminated pursuant to the terms of the ENLC Operating Agreement.

ENLK's purpose under the ENLK Partnership Agreement is limited to serving as a partner of the Operating Partnership and engaging in any business activities that may be engaged in by the Operating Partnership or that are approved by EGP. The partnership agreement of the Operating Partnership provides that the Operating Partnership may, directly or indirectly, engage in:

•

operations of the assets owned by it immediately before ENLK's initial public offering and any similar assets or properties acquired by it;

•

any business activity approved by EGP; or

•

any activity that enhances the operations of an activity that is described in either of the two preceding clauses or any other activity, provided such activity does not affect the Operating Partnership's treatment as a partnership for federal income tax purposes.

EGP is authorized in general to perform all acts deemed necessary to carry out the purposes and to conduct the business of ENLK.

ENLK was organized on July 12, 2002 and will have a perpetual existence unless terminated pursuant to the terms of the ENLK Partnership Agreement.

Issued Capital

ENLC	ENLK
ENLC's membership interests consist of ENLC Common Units.

As of the date of this joint information statement/proxy statement/prospectus, there were 181,298,577 ENLC Common Units outstanding.

At the Effective Time, the ENLC Operating Agreement will be amended and restated pursuant to the Amended ENLC Operating Agreement, among other things, to create the ENLC Class C Common Units as a new class of common units representing membership interests in ENLC. ENLC will issue to Enfield a number of Class C Common Units equal to the number of ENLK Series B Units held by Enfield as of the Effective Time for no additional consideration. Following the Effective Time, for each additional ENLK Series B Unit issued by ENLK pursuant to the Amended ENLK Partnership Agreement, ENLC will issue an additional ENLC Class C Common Unit to the applicable ENLK Series B Unitholder pursuant to the Amended ENLC Operating Agreement, so that the number of ENLC Class C Common Units issued and outstanding will always equal the number of ENLK Series B Units issued and outstanding.

ENLK's partnership interests consist of ENLK Common Units, ENLK Series B Units, ENLK Series C Units, the Incentive Distribution Rights, and the general partner interest.

As of the date of this joint information statement/proxy statement/prospectus, there were 353,105,507 ENLK Common Units, 58,728,994 ENLK Series B Units, 400,000 ENLK Series C Units, the Incentive Distribution Rights, and the 0.4% general partner interest outstanding.

At the Effective Time, the Incentive Distribution Rights will be cancelled and cease to exist.

Issuance of Additional Securities

ENLC	ENLK
The ENLC Operating Agreement authorizes ENLC to issue an unlimited number of additional membership interests for the consideration and on the terms and conditions determined by EMM without the approval of the ENLC Unitholders, except that the Amended ENLC Operating Agreement will restrict ENLC's ability to issue any membership interests senior to or on parity with the ENLK Series B Units with respect to distributions on such membership interests or upon liquidation without the affirmative vote of the holders of a majority of the outstanding ENLC Class C Common Units, voting separately as a class.

It is possible that ENLC will fund acquisitions through the issuance of additional ENLC Common Units or other membership interests. Holders of any additional ENLC Common Units issued by ENLC will be entitled to share equally with the then-existing ENLC Unitholders in distributions. In addition, the issuance of additional ENLC Common Units or other membership interests may dilute the value of the interests of the then-existing ENLC Unitholders in ENLC's net assets.

In accordance with Delaware law and the provisions of the ENLC Operating Agreement, ENLC may also issue additional membership interests that, as determined by EMM, may have rights to distributions or special voting rights to which ENLC Common Units are not entitled. In addition, the ENLC Operating Agreement does not prohibit ENLC's subsidiaries from issuing equity interests, which may effectively rank senior to ENLC Common Units.

See also "—Preemptive Rights."

The ENLK Partnership Agreement authorizes ENLK to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by EGP in its sole discretion without the approval of the ENLK Unitholders, except that the ENLK Partnership Agreement restricts ENLK's ability to issue any partnership interests senior to or on parity with the ENLK Series B Units with respect to distributions on such partnership interests or upon liquidation without the affirmative vote of the holders of a majority of the outstanding ENLK Series B Units, voting separately as a class.

It is possible that ENLK will fund acquisitions through the issuance of additional ENLK Common Units or other equity securities. Holders of any additional ENLK Common Units that ENLK issues will be entitled to share equally with the then-existing ENLK Common Unitholders in distributions of available cash. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing ENLK Common Unitholders in ENLK's net assets.

In accordance with Delaware law and the provisions of the ENLK Partnership Agreement, ENLK may also issue additional partnership interests that, in the sole discretion of EGP, have special voting rights to which ENLK Common Unitholders are not entitled.

See also "—Preemptive Rights."

Distributions of Available Cash

ENLC	ENLK
ENLC makes cash distributions, if any, to ENLC Unitholders on a pro rata basis. ENLC intends to pay distributions to its unitholders on a quarterly basis equal to the cash ENLC receives, if any, from distributions from ENLK and EOGP less reserves for expenses, future distributions, and other uses of cash, including:

•

federal income taxes, which ENLC is required to pay because it is taxed as a corporation;

•

the expenses of being a public company;

•

other general and administrative expenses;

•

capital contributions to ENLK upon the issuance by it of additional partnership securities in order to maintain EGP's then-current general partner interest, to the extent the ENLK Board exercises its option to do so; and

•

cash reserves the ENLC Board believes are prudent to maintain.

ENLC's ability to pay distributions is limited by the DLLCA, which provides that a limited liability company may not pay distributions if, after giving effect to the distribution, the company's liabilities would exceed the fair value of its assets. While ENLC's ownership of equity interests in EGP, ENLK, and its other subsidiaries are included in ENLC's calculation of net assets, the value of these assets may decline to a level where ENLC's liabilities would exceed the fair value of its assets if it were to pay distributions, thus prohibiting ENLC from paying distributions under Delaware law.

In addition, for so long as the ENLK Series B Units remain outstanding, if ENLK fails to pay in full the quarterly cash distribution on the ENLK Series B Units when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages with respect to any such quarterly cash distributions, ENLC will not be permitted to declare or make any distributions in respect of the ENLC Common Units or any other membership interests that rank junior to the ENLK Series B Units.

General. Within approximately 45 days after the end of each quarter, ENLK will distribute all of its available cash to the partners of record on the applicable record date.

Definition of Available Cash. "Available Cash" means, for any quarter ending prior to liquidation:

the sum of:

•

all cash and cash equivalents of the ENLK Group on hand at the end of that quarter; and

•

all additional cash and cash equivalents of the ENLK Group on hand on the date of determination of available cash for that quarter resulting from working capital borrowings made after the end of that quarter;

less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of EGP to:

•

provide for the proper conduct of the business of the ENLK Group (including reserves for future capital expenditures and for future credit needs of the ENLK Group) after that quarter;

•

comply with applicable law or any debt instrument or other agreement or obligation to which a member of the ENLK Group is a party or its assets are subject;

•

provide funds for Series C Distributions; and

•

provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters;

provided, however, that disbursements made by any member of the ENLK Group or cash reserves established, increased, or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased, or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

Operating Surplus and Capital Surplus. All cash distributed to ENLK Common Unitholders will be characterized either as "operating surplus" or

ENLC	ENLK
The holders of ENLC Class C Common Units (in their capacities as such) will not be entitled to distributions thereon of any kind.	"capital surplus." ENLK distributes available cash from operating surplus differently than available cash from capital surplus.
Definition of Operating Surplus. For any period, operating surplus generally means:
• the ENLK Group's cash balance of $7.2 million at the closing of ENLK's initial public offering; plus
• $8.9 million; plus

•

all of the ENLK Group's cash receipts since the initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities, and sales or other dispositions of assets outside the ordinary course of business; plus

• working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•

all of the ENLK Group's operating expenditures since the initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; and less

• the amount of cash reserves that EGP deems in its reasonable discretion as necessary or advisable to provide funds for future operating expenditures.
Definition of Capital Surplus. Capital surplus will generally be generated only by:
• borrowings other than working capital borrowings;
• sales of debt and equity securities; and

•

sales or other disposition of assets for cash, other than inventory, accounts receivable, and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions. ENLK will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since ENLK began operations equals the operating surplus as of the most recent

ENLC	ENLK
date of determination of available cash. ENLK will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. While ENLK does not anticipate that it will make any distributions from capital surplus in the near term, ENLK may determine that the sale or disposition of an asset or business owned or acquired by ENLK may be beneficial to ENLK Unitholders. If ENLK distributes to ENLK Unitholders the equity ENLK owns in a subsidiary or the proceeds from the sale of one of ENLK's businesses, such a distribution would be characterized as a distribution from capital surplus.

Distributions of Available Cash from Operating Surplus. ENLK will make distributions of available cash from operating surplus (after giving effect to distributions on the ENLK Series B Units described below and distributions on the ENLK Series C Units) in the following manner:

•

First, 100% to EGP and the ENLK Common Unitholders in accordance with their respective then-current percentage interests until ENLK distributes for each outstanding ENLK Common Unit an amount equal to $0.25 (the "Minimum Quarterly Distribution") for that quarter;

•

Second, (i) to EGP in accordance with its then-current percentage interest, (ii) 13% to EGP in respect of the Incentive Distribution Rights, and (iii) to all ENLK Common Unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (i) and (ii) until each ENLK Common Unitholder receives a total of the excess of $0.3125 per ENLK Common Unit (the "first target distribution") over the Minimum Quarterly Distribution for that quarter;

•

Third, (i) to EGP in accordance with its then-current percentage interest, (ii) 23% to EGP in respect of the Incentive Distribution Rights, and (iii) to all ENLK Common Unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (i) and (ii) until each ENLK Common Unitholder receives a total of the excess of $0.375 per ENLK Common Unit over the first target distribution for that quarter; and

ENLC	ENLK

•

Thereafter, (i) to EGP in accordance with its then-current percentage interest, (ii) 48% to EGP in respect of the Incentive Distribution Rights, and (iii) to all ENLK Common Unitholders, pro rata, a percentage equal to 100% less the sum of the percentages specified under subclauses (i) and (ii).

How Distributions from Capital Surplus will be Made. ENLK will make distributions of available cash from capital surplus (after giving effect to distributions on the ENLK Series B Units described below and the ENLK Series C Units) in the following manner:

•

First, (i) to EGP in accordance with its then-current percentage interest and (ii) to ENLK Common Unitholders, pro rata, a percentage equal to 100% less EGP's percentage interest, until an ENLK Common Unit that was issued in the initial public offering has received, during the period since the closing date of ENLK's initial public offering through such date, an amount of available cash from capital surplus equal to the initial public offering price; and

• Thereafter, ENLK will make all distributions of available cash from capital surplus as if they were from operating surplus.

Effect of a Distribution from Capital Surplus. The ENLK Partnership Agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per ENLK Common Unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels. In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if ENLK combines the ENLK Common Units into fewer units or subdivides the ENLK Common Units into a greater number of

ENLC	ENLK
units, ENLK will proportionately adjust the minimum quarterly distribution, the target distribution levels, and the unrecovered initial unit price.

Distributions on Incentive Distribution Rights

ENLC	ENLK
Not applicable.	Incentive Distribution Rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the Minimum Quarterly Distribution and certain target distribution levels have been achieved. See "—Distributions of Available Cash—Distributions of Available Cash from Operating Surplus." EGP currently holds the Incentive Distribution Rights.

ENLK Series B Units

ENLC	ENLK
Not applicable.	On January 7, 2016, ENLK completed its offering of ENLK Series B Units. Under the terms of the ENLK Partnership Agreement, the ENLK Series B Units are convertible into ENLK Common Units on a one-for-one basis, subject to certain adjustments (a) in full, at the option of ENLK, if the volume weighted average price ("VWAP") of an ENLK Common Unit over the 30-trading day period ending two trading days prior to the date ENLK delivers a notice of conversion (the "Conversion VWAP") is greater than 150% of the $15 issue price of the ENLK Series B Units (the "ENLK Series B Issue Price") or (b) in full or in part, at the option of the ENLK Series B Unitholder, which currently is Enfield. In addition, upon certain events involving a change of control of EGP or EMM, all of the ENLK Series B Units will automatically convert into a number of ENLK Common Units equal to the greater of (i) the number of ENLK Common Units into which the ENLK Series B Units would then convert and (ii) the number of ENLK Series B Units to be converted multiplied by an amount equal to (x) 140% of the ENLK Series B Issue Price divided by (y) the Conversion VWAP.
ENLK Series B Unit distributions are payable quarterly in cash at an amount equal to $0.28125 per ENLK Series B Unit (the "Cash Distribution

ENLC	ENLK
Component") plus an in-kind distribution equal to the greater of (A) 0.0025 ENLK Series B Units per ENLK Series B Unit and (B) an amount equal to (i) the excess, if any, of the distribution that would have been payable had the ENLK Series B Units converted into common units over the Cash Distribution Component, divided by (ii) the ENLK Series B Issue Price.

The ENLK Series B Units have voting rights that are identical to the voting rights of the ENLK Common Units and vote with the ENLK Common Units as a single class, with each ENLK Series B Unit entitled to one vote for each ENLK Common Unit into which such ENLK Series B Unit is convertible. The ENLK Series B Units also have class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects any of the rights, preferences, and privileges of the ENLK Series B Units or that amends or modifies any of the terms of the ENLK Series B Units, as described in more detail below.

If ENLK fails to pay in full the cash portion of any quarterly distribution on the ENLK Series B Units when due, ENLK is not permitted to pay distributions on the ENLK Common Units or any other partnership interest that ranks junior to the ENLK Series B Units until such preferred distribution is paid in full. Cash distributions on the ENLK Series B Units are paid out of Available Cash (as described above in "—Distributions of Available Cash") prior to any distribution described in "—Distributions of Available Cash."

Prior to the consummation of a transaction in which (i) ENLC becomes the beneficial owner of 60% or more of the ENLK Common Units and (ii) the ENLC Common Units continue to be listed on a national securities exchange, ENLK is required to make appropriate provision to ensure that the holders of ENLK Series B Units receive in such transaction a preferred security, issued by ENLC, containing provisions substantially equivalent to those of the ENLK Series B Units. Pursuant to the Preferred Restructuring Agreement, EMM, ENLC, EGP, ENLK, and the Enfield Parties (a) agreed to cause the ENLK Series B Units to continue to remain outstanding

ENLC	ENLK
and represent limited partner interests in ENLK following the Transactions, with terms and conditions modified pursuant to the Amended ENLK Partnership Agreement and (b) acknowledged that such treatment of the ENLK Series B Units satisfies any obligation of ENLK under the ENLK Partnership Agreement with respect to the Merger.

Please see "Preferred Restructuring Agreement—Amended ENLK Partnership Agreement" for a summary of the modifications to the terms of the ENLK Series B Units to be effected pursuant to the Amended ENLK Partnership Agreement.

ENLK Series C Units

ENLC	ENLK
Not applicable.	On September 21, 2017, ENLK issued 400,000 of its ENLK Series C Units at a price to the public of $1,000 per ENLK Series C Unit. The ENLK Series C Units rank (i) senior to the ENLK Common Units and (ii) junior to the ENLK Series B Units, in each case, as to the payment of distributions and amounts payable upon a liquidation event. The ENLK Series C Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by ENLK, as described below. The ENLK Series C Units will remain outstanding as limited partner interests in ENLK following the Merger.

Distributions on the ENLK Series C Units accrue and are cumulative from the date of original issue and payable semi-annually in arrears on the 15th day of June and December of each year through and including December 15, 2022 and, thereafter, quarterly in arrears on the 15th day of March, June, September, and December of each year, in each case, if and when declared by EGP out of legally available funds for such purpose. The initial distribution rate for the ENLK Series C Units from and including the date of original issue to, but not including, December 15, 2022 is 6.0% per annum. On and after December 15, 2022, distributions on the ENLK Series C Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference per unit equal to an annual

ENLC	ENLK
floating rate of the three-month LIBOR plus a spread of 4.11%.

The ENLK Series C Units may be redeemed by ENLK at its option (i) following the occurrence of certain ratings agency events, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per ENLK Series C Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared, or (ii) at any time on or after December 15, 2022, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per ENLK Series C Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.

Holders of ENLK Series C Units generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the ENLK Partnership Agreement that would have a material adverse effect on the existing terms of the ENLK Series C Units, (ii) the creation or issuance of any securities on parity with the Series C Preferred Units if the cumulative distributions payable on then outstanding ENLK Series C Units are in arrears, and (iii) the creation or issuance of any securities of ENLK that rank senior to the ENLK Series C Units (other than payments-in-kind on ENLK's Series B Units).

Distributions Upon Liquidation

ENLC	ENLK
If ENLC dissolves in accordance with the ENLC Operating Agreement, unless ENLC's business is continued, the liquidator authorized to wind up ENLC's affairs will, acting with all of the powers of EMM that are necessary or appropriate, liquidate ENLC's assets. The liquidator will first apply the proceeds of liquidation to the payment of ENLC's creditors and, thereafter, ENLC Unitholders would be entitled to share ratably in the distribution of any remaining proceeds.	If ENLK dissolves in accordance with the ENLK Partnership Agreement, unless ENLK is continued under an election to reconstitute and continue, the liquidator will sell or otherwise dispose of ENLK's assets in a process called a liquidation. The liquidator will first apply the proceeds of liquidation to the payment of its creditors. The ENLK Series B Unitholders are entitled to receive, prior to and in preference to any distribution to other partnership interests, the positive value in each such holders' capital account balance. After the ENLK Series B Unitholders receive the full amount of their distributions, the holders of the Series C Preferred Units are entitled to receive, prior to and in preference to any distribution to other partnership interests (other than the ENLK Series B Units), first any accumulated and unpaid distributions on the Series C Preferred Units (regardless of whether previously declared) and then, any positive value in each such holders' capital account balance. The liquidator will then distribute any remaining proceeds to the ENLK Common Unitholders and EGP, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of ENLK's assets in liquidation.

Merger, Sale, or Other Disposition of Assets

ENLC	ENLK
A merger, consolidation, or conversion of ENLC requires the prior consent of EMM. However, EMM will have no duty or obligation to consent to any merger, consolidation, or conversion and may decline to do so in its sole discretion.

In addition, the ENLC Operating Agreement generally prohibits EMM from causing ENLC to sell, exchange, or otherwise dispose of all or substantially all of (i) the assets of ENLC and its subsidiaries, taken as a whole, or (ii) for so long as the ENLC Class C Common Units remain outstanding, the assets of ENLK and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, without the prior approval of the holders of a majority of ENLC units (which includes ENLC Common Units and, after the Effective Time, ENLC Class C Common Units) ("ENLC Units"). EMM may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of ENLC and its subsidiaries or the assets of ENLK and its subsidiaries, taken as a whole, without such approval. EMM may also sell all or substantially all of the assets of ENLC and its subsidiaries of the assets or ENLK and its subsidiaries, taken as a whole, under a foreclosure or other realization upon those encumbrances without such approval. Finally, EMM may consummate any merger without the prior approval of ENLC's members if (i) ENLC is the surviving entity in the transaction, (ii) EMM has received an opinion of counsel regarding limited liability matters, (iii) the transaction would not result in an amendment to the ENLC Operating Agreement (other than an amendment that EMM could adopt without the consent of ENLC's members), (iv) each of the ENLC units would be an identical unit of ENLC following the transaction, and (v) the membership securities to be issued in the transaction do not exceed 20% of the outstanding membership interests immediately prior to the transaction.

The ENLK Partnership Agreement generally prohibits EGP, without the prior approval of the holders of a majority of ENLK Voting Units, from causing ENLK to, among other things, sell, exchange, or otherwise dispose of all or substantially all of ENLK's assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on ENLK's behalf the sale, exchange, or other disposition of all or substantially all of the assets of ENLK's subsidiaries as a whole. EGP may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of ENLK's or its subsidiaries' assets without that approval. EGP may also sell all or substantially all of ENLK's or its subsidiaries' assets under a foreclosure or other realization upon those encumbrances without that approval.

If conditions specified in the ENLK Partnership Agreement are satisfied, EGP may merge ENLK or any of its subsidiaries into, or convey all of ENLK's assets to, a newly formed entity that has no assets, liabilities, or operations if the sole purpose of that merger or conveyance is to change ENLK's legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under the ENLK Partnership Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of ENLK's assets, or any other transaction or event.

ENLC	ENLK
If the conditions specified in the ENLC Operating Agreement are satisfied, EMM may convert ENLC or any of its subsidiaries into a new limited liability entity or merge ENLC or any of its subsidiaries into, or convey all of ENLC's assets to, a newly formed entity that has no assets, liabilities, or operations, if (i) the sole purpose of that conversion, merger, or conveyance is to effect a mere change in ENLC's legal form into another limited liability entity, (ii) ENLC has received an opinion of counsel regarding limited liability matters, and (iii) EMM determines that the governing instruments of the new entity provide the non-managing members and EMM with substantially the same rights and obligations as contained in the ENLC Operating Agreement. Holders of ENLC units will not be entitled to dissenters' rights of appraisal under the ENLC Operating Agreement or applicable Delaware law in the event of a conversion, merger, or consolidation, a sale of substantially all of ENLC's assets or any other similar transaction or event.

Management by Managing Member; General Partner

ENLC	ENLK
In accordance with the DLLCA and the ENLC Operating Agreement, ENLC's business and affairs are managed by EMM.

Pursuant to the EMM LLC Agreement, EMM's business and affairs are managed by the ENLC Board. The EMM LLC Agreement provides that the number of directors will be fixed exclusively by, and the directors will be elected and appointed by, GIP Stetson I, in its capacity as the sole member of EMM. As of the date of this joint information statement/proxy statement/prospectus, the ENLC Board has eight directors.

Following the Restructuring Effective Time, the right of GIP Stetson I to elect and appoint the directors serving on the ENLC Board will be subject to the terms of the Amended Board Representation Agreement, which provides TPG the right to appoint one member of the ENLC Board, subject to certain limitations.

EGP conducts, directs, and manages all activities of ENLK. Except as expressly provided in the ENLK Partnership Agreement, all management powers over the business and affairs of ENLK are exclusively vested in EGP, and no limited partner has any management power over the business and affairs of ENLK. EGP has full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of ENLK, exercise all powers and effectuate all purposes set forth in the ENLK Partnership Agreement.

The foregoing notwithstanding, without the approval of the holders of a majority of ENLK Voting Units, EGP is prohibited from consenting on ENLK's behalf, as the limited partner of the Operating Partnership, to any amendment to the partnership agreement of the Operating Partnership or the taking of any action on ENLK's behalf permitted to be taken by a limited partner of the Operating Partnership, in each case, that would adversely affect ENLK's limited partners (or any particular class of limited partners relative to other classes of limited partners) in any material respect.

Nomination and Election of Managing Member; General Partner

ENLC	ENLK
ENLC's unitholders have no right to elect the managing member of ENLC unless EMM has been removed or withdrawn, as described below, and have no right to elect the directors of the ENLC Board.	ENLK Unitholders have no right to elect the general partner of ENLK unless EGP has been removed or withdrawn, as described below, and have no right to elect the directors of the ENLK Board.

Withdrawal or Removal of Managing Member; General Partner

ENLC	ENLK

EMM may withdraw as managing member without first obtaining approval of any ENLC unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the ENLC Operating Agreement. In addition, the ENLC Operating Agreement permits EMM, in some instances, to sell or otherwise transfer all of its managing member interest in ENLC without the approval of the unitholders. See "—Transfer of Interest of EMM."

EMM may not be removed unless (i) that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding ENLC Units, including ENLC Units held by EMM and its affiliates, and (ii) ENLC receives an opinion of counsel regarding limited liability matters. Any removal of EMM is also subject to the approval of a successor managing member by the vote of the holders of a majority of ENLC's outstanding ENLC Units, voting as a class, including ENLC Units held by EMM and its affiliates. The ownership of more than 33 1/3% of ENLC Units by EMM and its affiliates gives them the ability to prevent EMM's removal. As of the date of this joint information statement/proxy statement/prospectus, EMM and its affiliates owned approximately 63.7% of the outstanding ENLC Common Units.

In the event of the removal of EMM under circumstances where cause exists or withdrawal of EMM where that withdrawal violates the ENLC Operating Agreement, a successor managing member will have the option to purchase the managing member interest of the departing managing member and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where EMM withdraws or is removed by the members, the departing managing member will have the option to require the successor managing member to purchase the managing member interest of the departing managing member and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing managing member and the successor managing member. If no agreement is reached, an independent investment banking firm

EGP may withdraw as general partner without first obtaining approval of any ENLK Unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the ENLK Partnership Agreement. In addition, the ENLK Partnership Agreement permits EGP to sell or otherwise transfer all of its general partner interest in ENLK without the approval of the ENLK Unitholders.

EGP may not be removed unless (i) that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding ENLK Voting Units, including ENLK Voting Units held by EGP and its affiliates, and (ii) ENLK receives an opinion of counsel regarding limited liability and tax matters. Any removal of EGP is also subject to the approval of a successor general partner by the vote of holders of a majority of ENLK's outstanding ENLK Voting Units, voting as a class, including ENLK Voting Units held by EGP and its affiliates. The ownership of more than 33 1/3% of the outstanding ENLK Voting Units by EGP and its affiliates gives them the ability to prevent EGP's removal. As of the date of this joint information statement/proxy statement/prospectus, EGP and its affiliates (including GIP Stetson I) owned approximately 44.5% of the outstanding ENLK Voting Units.

In the event of removal of EGP under circumstances where cause exists or withdrawal of EGP where that withdrawal violates the ENLK Partnership Agreement, a successor general partner will have the option to purchase the general partner interest and Incentive Distribution Rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where EGP withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its Incentive Distribution Rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment

ENLC	ENLK

or other independent expert selected by the departing managing member and the successor managing member will determine the fair market value. Or, if the departing managing member and the successor managing member cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing managing member or the successor managing member, the departing managing member's managing member interest will automatically convert into ENLC Common Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, ENLC will be required to reimburse the departing managing member for all amounts due the departing managing member, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for ENLC's benefit by the departing managing member or its affiliates.

banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its Incentive Distribution Rights will automatically convert into ENLK Common Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, ENLK will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for ENLK's benefit.

EGP and its affiliates may at any time transfer partnership interests in ENLK ("ENLK Units") to one or more persons, without ENLK Unitholder approval.

Replacing Managing Member; General Partner

ENLC	ENLK
Replacement Following Withdrawal of EMM. Upon withdrawal of EMM under any circumstances, other than as a result of a transfer by EMM of all or a part of its managing member interest in ENLC, the holders of a majority of ENLC Units may select a successor. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability matters cannot be obtained, ENLC will be dissolved, wound up, and liquidated, unless within a specified period after that withdrawal, the holders of a majority of ENLC Units (an "ENLC Unit Majority") agree in writing to continue the business of ENLC and to appoint a successor managing member. See "—Dissolution."	Replacement Following Withdrawal of EGP. Upon the voluntary withdrawal of EGP, other than as a result of a transfer by EGP of all or a part of its general partner interest in ENLK, the holders of a majority of ENLK Voting Units may select a successor. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, ENLK will be dissolved, wound up, and liquidated, unless within 90 days after that withdrawal, the holders of a majority of ENLK Voting Units (an "ENLK Unit Majority") agree in writing to continue ENLK's business and to appoint a successor general partner. See "—Dissolution."

Replacement Following Removal of EMM. Any removal of EMM is also subject to the approval of a successor managing member by the vote of holders of a majority of ENLC's outstanding ENLC Units, voting as a class, including ENLC Units held by EMM and its affiliates.	Replacement Following Removal of EGP. Any removal of EGP is also subject to the approval of a successor general partner by the ENLK Unit Majority.

Transfer of Interest of EMM; EGP

ENLC	ENLK
Transfer of Managing Member Interest. At any time, EMM may transfer all or any part of its managing member interest in ENLC to another person without the approval of any other member. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of EMM, agree to be bound by the provisions of the ENLC Operating Agreement, and furnish an opinion of counsel regarding limited liability matters.

Transfer of Ownership Interests in EMM. At any time, the owner of EMM may sell or transfer all or part of its ownership interests in EMM to an affiliate or third party without the approval of the ENLC Unitholders.

Transfer of General Partner Interest. At any time, EGP may sell or transfer all or part of its general partner interest in ENLK without the approval of ENLK Unitholders. As a condition of this transfer, the transferee must assume the rights and duties of EGP, agree to be bound by the provisions of the ENLK Partnership Agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Transfer of Incentive Distribution Rights. EGP, or any subsequent holder of the Incentive Distribution Rights, may transfer the Incentive Distribution Rights separately from the general partner interest without the approval of ENLK Unitholders. As a condition of this transfer, the transferee must agree to be bound by the provisions of the ENLK Partnership Agreement.

Transfer of Ownership Interests in EGP. At any time, the members of EGP may sell or transfer all or part of their membership interests in EGP without the approval of the ENLK Unitholders.

Change of Management Provisions

ENLC	ENLK
The ENLC Operating Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove EMM or from otherwise changing ENLC's management. If any person or group, other than EMM and its affiliates, acquires beneficial ownership of 20% or more of any class of ENLC Units, that person or group loses voting rights on all of its ENLC Units. This loss of voting rights does not apply to any person or group that acquires the ENLC Units from EMM or its affiliates and any transferees of that person or group approved by EMM or to any person or group who acquires the ENLC Units with the prior approval of the ENLC Board.	The ENLK Partnership Agreement contains specific provisions that are intended to discourage a person or group from attempting to remove EGP as ENLK's general partner or otherwise change management. If any person or group other than EGP and its affiliates acquires beneficial ownership of 20% or more of any class of ENLK Units, that person or group loses voting rights on all of its ENLK Units. This loss of voting rights does not apply to any person or group that acquires the ENLK Units from EGP or its affiliates and any transferees of that person or group approved by EGP or to any person or group who acquires the ENLK Units with the prior approval of the ENLK Board.

Call Rights

ENLC	ENLK
If at any time EMM and its affiliates own more than 90% of the then-issued and outstanding membership interests of any class, EMM will have the right, which it may assign in whole or in part to any of its affiliates or to EMM, to acquire all, but not less than all, of the membership interests of the class held by unaffiliated persons, as of a record date to be selected by EMM, on at least 10, but not more than 60, days' notice. The purchase price in the event of this purchase is the greater of:

•

the highest price paid by EMM or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which EMM first mails notice of its election to purchase those membership interests; and

•

the average of the daily closing prices of the membership interests of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

As a result of EMM's right to purchase outstanding membership interests, a holder of membership interests may have his membership interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than

If at any time EGP and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, EGP will have the right, which it may assign in whole or in part to any of its affiliates or to ENLK, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by EGP, on at least ten but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by EGP or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which EGP first mails notice of its election to purchase those partnership securities; and

•

the average of the daily closing prices of the limited partner interests of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

As a result of EGP's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to an ENLK Unitholder of the exercise of this call right are the same as a sale by that ENLK Unitholder of its ENLK Units in the market.

ENLC	ENLK
a unitholder may anticipate the market price to be in the future. The tax consequences to an ENLC Unitholder of the exercise of this call right are the same as a sale by that ENLC Unitholder of its ENLC Units in the market.

Preemptive Rights

ENLC	ENLK
EMM has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase membership interests from ENLC whenever, and on the same terms that, ENLC issues membership interests to persons other than EMM and its affiliates, to the extent necessary to maintain the percentage interest of EMM and its affiliates, including such interest represented by ENLC Common Units, that existed immediately prior to such issuance.

The ENLC Unitholders do not have preemptive rights under the ENLC Operating Agreement to acquire additional ENLC Common Units or other membership interests.

Upon the issuance of additional partnership securities, EGP has the right, but will not be required to, make additional capital contributions to maintain its then current general partner interest in ENLK. Moreover, EGP has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase ENLK Common Units or other equity securities whenever, and on the same terms that, ENLK issues those securities to persons other than EGP and its affiliates, to the extent necessary to maintain its then current percentage interest, including its interest represented by ENLK Common Units or other equity securities that existed immediately prior to each issuance.

The ENLK Common Unitholders do not have preemptive rights under the ENLK Partnership Agreement to acquire additional ENLK Common Units or other partnership securities.

Amendment of Governing Documents

ENLC	ENLK
General. Amendments to the ENLC Operating Agreement may be proposed only by EMM. However, to the fullest extent permitted by law, EMM will have no duty or obligation to propose or approve any amendment and may decline to do so in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, EMM is required to seek written approval of the holders of the number of ENLC Units required to approve the amendment or to call a meeting of the members to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by an ENLC Unit Majority.	General. Amendments to the ENLK Partnership Agreement may be proposed only by or with the consent of EGP, which consent may be given or withheld in its sole discretion. In order to adopt a proposed amendment, other than the amendments discussed below, EGP must seek written approval of the holders of the number of ENLK Units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by an ENLK Unit Majority.

Prohibited Amendments. No amendment may be made that would:

•

enlarge the obligations of any limited partner without its consent, unless approved by at least

ENLC	ENLK

Prohibited Amendments. No amendment may be made that would:

•

enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of non-managing membership interests so affected; or

•

enlarge the obligations of, restrict, change, or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to EMM or any of its affiliates without the consent of EMM, which consent may be given or withheld at its option.

The provision of the ENLC Operating Agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding ENLC Units, voting together as a single class (including ENLC Units owned by EMM and its affiliates).

Without Unitholder Approval. EMM may generally make amendments to the ENLC Operating Agreement without the approval of any member to reflect:

•

a change in the name of ENLC, the location of ENLC's principal place of business, ENLC's registered agent, or ENLC's registered office;

•

the admission, substitution, withdrawal, or removal of members in accordance with the ENLC Operating Agreement;

•

a change that EMM determines to be necessary or appropriate to qualify or continue ENLC's qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state;

•

an amendment that is necessary, in the opinion of ENLC's legal counsel, to prevent ENLC or EMM, or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed;

a majority of the type or class of limited partner interests so affected;

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to EGP or any of its affiliates without the consent of EGP, which may be given or withheld in its sole discretion;

•

change the term of ENLK's partnership;

•

provide that ENLK's partnership is not dissolved upon an election to dissolve the ENLK partnership by EGP that is approved by an ENLK Unit Majority; or

•

give any person the right to dissolve ENLK's partnership other than EGP's right to dissolve ENLK's partnership with the approval of an ENLK Unit Majority.

The provision of the ENLK Partnership Agreement preventing the amendments having the effects described in any of the clauses above can only be amended upon the approval of the holders of at least 90% of the outstanding ENLK Voting Units, voting together as a single class (including ENLK Units owned by EGP and its affiliates).

Without Unitholder Approval. EGP may generally make amendments to the ENLK Partnership Agreement without the approval of any limited partner or assignee to reflect:

•

a change in ENLK's name, the location of ENLK's principal place of business, ENLK's registered agent, or ENLK's registered office;

•

the admission, substitution, withdrawal, or removal of partners in accordance with the ENLK Partnership Agreement;

•

a change that, in the sole discretion of EGP, is necessary or advisable for ENLK to qualify or to continue ENLK's qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither ENLK, the Operating Partnership, nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

ENLC	ENLK

•

an amendment that EMM determines to be necessary or appropriate in connection with the creation, authorization, or issuance of additional membership interests or derivative instruments related to, convertible into, or exchangeable for additional membership interests;

•

any amendment expressly permitted in the ENLC Operating Agreement to be made by EMM acting alone;

•

an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the ENLC Operating Agreement;

•

any amendment that EMM determines to be necessary or appropriate to reflect and account for the formation by ENLC of, or its investment in, any corporation, partnership, or other entity, in connection with conduct otherwise permitted by the ENLC Operating Agreement;

•

a change in ENLC's fiscal year or taxable period and related changes;

•

conversions into, mergers with, or conveyances to another limited liability entity that is newly formed and has no assets, liabilities, or operations at the time of the conversion, merger, or conveyance other than those it receives by way of the conversion, merger, or conveyance; or

•

any other amendments substantially similar to any of the matters described in the clauses above or in the clauses that immediately follow.

In addition, EMM may make amendments to the ENLC Operating Agreement, without the approval of any member, if EMM determines that those amendments:

•

do not adversely affect the non-managing members, including any particular class of non-managing members, in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

an amendment that is necessary, in the opinion of ENLK's counsel, to prevent ENLK or EGP or its directors, officers, agents, or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or plan asset regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•

subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of EGP is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

•

any amendment expressly permitted in the ENLK Partnership Agreement to be made by EGP acting alone;

•

an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of the ENLK Partnership Agreement;

•

any amendment that, in the discretion of EGP, is necessary or advisable for the formation by ENLK of, or ENLK's investment in, any corporation, partnership, or other entity, as otherwise permitted by the ENLK Partnership Agreement;

•

mergers into or conveyances to another limited liability entity that is newly formed and has no assets, liabilities, or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance;

•

a change in ENLK's fiscal year or taxable year and related changes; or

•

any other amendments substantially similar to any of the matters described in the preceding clauses or in the clauses that immediately follow.

In addition, EGP may make amendments to the ENLK Partnership Agreement without the approval of any limited partner or assignee if those amendments, in the discretion of EGP:

ENLC	ENLK

•

are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the membership interests are or will be listed or admitted to trading;

•

are necessary or appropriate in connection with any action taken by EMM relating to splits or combinations of units under the provisions of the ENLC Operating Agreement; or

•

are required to effect the intent of the provisions of the ENLC Operating Agreement or are otherwise contemplated by the ENLC Operating Agreement.

With Unitholder Approval. In addition to the above restrictions:

•

any amendment that EMM determines adversely affects, in any material respect, one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that EMM determines are not adversely affected in any material respect;

•

any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding ENLC Units in relation to other classes of ENLC Units will require the approval of at least a majority of the type or class of ENLC Units so affected;

•

any amendment that would reduce the voting percentage required to take any action other than to remove EMM or call a meeting of ENLC Unitholders is required to be approved by the affirmative vote of members whose aggregate outstanding ENLC Units constitute not less than the voting requirement sought to be reduced; and

•

any amendment that would increase the percentage of ENLC Units required to remove EMM or call a meeting of ENLC Unitholders must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be increased.

•

do not adversely affect the limited partners (or any particular class of limited partners as compared to other classes of limited partners) in any material respect;

•

are necessary or advisable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or advisable to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the limited partner interests are or will be listed for trading, compliance with any of which EGP deems to be in the best interests of ENLK and its limited partners;

•

are necessary or advisable for any action taken by EGP relating to splits or combinations of ENLK Units under the provisions of the ENLK Partnership Agreement; or

•

are required to effect the intent of the provisions of the ENLK Partnership Agreement or are otherwise contemplated by the ENLK Partnership Agreement.

With Unitholder Approval. In addition to the above restrictions:

•

any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected; and

•

any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

ENLC	ENLK
Opinion of Counsel. For amendments of the type not requiring ENLC Unitholder approval, EMM will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members in connection with any of the amendments. No other amendments to the ENLC Operating Agreement will become effective without the approval of holders of at least 90% of the outstanding ENLC Units, voting as a single class, unless ENLC first obtains an opinion of counsel to the effect that the amendment will not affect the limited liability of any of its members under applicable law.	Further, the affirmative vote of the holders of a majority of the outstanding ENLK Series B Units is necessary (i) on any matter that adversely affects the rights, preferences, or privileges of the ENLK Series B Units, (ii) for the amendment or modification of the terms of the ENLK Series B Units, (iii) in order for ENLK to make a distribution from capital surplus, (iv) on any amendment or modification of any organizational document of any subsidiary of ENLK except for amendments that EGP determines will not materially adversely affect ENLK's ability to pay distributions on the ENLK Series B Units, or (v) for the incurrence of indebtedness above certain specified levels, among other matters.

Opinion of Counsel. EGP will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in ENLK being treated as an entity for federal income tax purposes if one of the amendments described above under "—Without Unitholder Approval" should occur. No other amendments to the ENLK Partnership Agreement will become effective without the approval of holders of at least 90% of the ENLK Voting Units unless ENLK obtains an opinion of counsel to the effect that the amendment will not affect the limited liability of any of ENLK's limited partners under applicable law.

Voting Rights; Meetings; Actions by Written Consent

ENLC	ENLK
Except as described below regarding a person or group owning 20% or more of any class of ENLC Units, record holders of ENLC Units on the record date will be entitled to notice of, and to vote at, meetings of ENLC's members and to act upon matters for which approvals may be solicited.

Any action that is required or permitted to be taken by ENLC Unitholders may be taken either at a meeting of ENLC Unitholders or, if authorized by EMM, without a meeting if consents in writing describing the action so taken are signed by holders of the number of ENLC Units necessary to authorize or take that action at a meeting. Meetings of ENLC Unitholders may be called by EMM or by ENLC Unitholders owning at least 20% of the outstanding ENLC Units of the class for which a meeting is proposed. ENLC Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding ENLC Units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by ENLC Unitholders requires approval by holders of a greater percentage of ENLC Units, in which case the quorum will be the greater percentage.

Each record holder of an ENLC Unit will have a vote according to such holder's percentage interest in ENLC, although additional membership interests having special voting rights could be issued. However, if at any time any person or group, other than EMM and its affiliates, or a direct or subsequently approved transferee of EMM or its affiliates and purchasers specifically approved by EMM, acquires, in the aggregate, beneficial ownership of 20% or more of any class of ENLC Units, that person or group will lose voting rights on all of its ENLC Units and its ENLC Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of ENLC Unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. ENLC Common Units held in nominee or street name account will be voted by the broker or other nominee in

Except as described below regarding a person or group owning 20% or more of any class of ENLK Units, record holders of ENLK Units on the record date will be entitled to notice of, and to vote at, meetings of ENLK's limited partners and to act upon matters for which approvals may be solicited. ENLK Common Units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by EGP at the written direction of the record holder. Absent direction of this kind, the ENLK Common Units will not be voted, except that, in the case of ENLK Common Units held by EGP on behalf of non-citizen assignees, EGP will distribute the votes on those ENLK Common Units in the same ratios as the votes of partners (including EGP) on other ENLK Units are cast.

Any action that is required or permitted to be taken by the ENLK Unitholders may be taken either at a meeting of the ENLK Unitholders or, if authorized by EGP, without a meeting if consents in writing describing the action so taken are signed by holders of the number of ENLK Units necessary to authorize or take that action at a meeting. Meetings of the ENLK Unitholders may be called by EGP or by ENLK Unitholders owning at least 20% of the outstanding ENLK Units of the class for which a meeting is proposed. ENLK Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding ENLK Units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the ENLK Unitholders requires approval by holders of a greater percentage of the ENLK Units, in which case the quorum will be the greater percentage.

Each ENLK Voting Unitholder of record has a vote according to such holder's percentage interest in ENLK, although additional limited partner interests having special voting rights could be issued. If at any time any person or group, other than EGP and its affiliates, or a direct or subsequently approved transferee of EGP or its affiliates, acquires, in the aggregate, beneficial

ENLC	ENLK
accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Each ENLC Class C Common Unit will be entitled to the number of votes equal to the number of ENLC Common Units into which an ENLK Series B Unit is then exchangeable. In addition, the holders of ENLC Class C Common Units will have separate approval rights on any matter that adversely affects the rights or preferences of the ENLC Class C Common Units in relation to other classes of ENLC membership interests (including as a result of merger or consolidation) and with respect to certain matters for which the ENLK Series B Unitholders have approval rights under the Amended ENLK Partnership Agreement.

Any notice, demand, request, report, or proxy material required or permitted to be given or made to ENLC Unitholders of record under the ENLC Operating Agreement will be delivered to the record holder by ENLC or by ENLC's transfer agent.

ownership of 20% or more of any class of ENLK Units then outstanding, that person or group will lose voting rights on all of its ENLK Units and the ENLK Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of ENLK Unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. ENLK Common Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report, or proxy material required or permitted to be given or made to ENLK Common Unitholders of record under the ENLK Partnership Agreement will be delivered to the record holder by ENLK or by ENLK's transfer agent.

Indemnification

ENLC	ENLK
Under the ENLC Operating Agreement, in most circumstances, ENLC will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•

EMM;

•

any departing managing member;

•

any person who is or was an affiliate of EMM or any departing managing member;

•

any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary, or trustee of ENLC, any ENLC subsidiary (which does not include, for these purposes, ENLK and its subsidiaries), or EMM, or any departing managing member or any affiliate of the foregoing;

Under the ENLK Partnership Agreement, in most circumstances, ENLK will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•

EGP;

•

any departing general partner;

•

any person who is or was an affiliate of EGP or any departing general partner;

•

any person who is or was a member, partner, officer, director, employee, agent, fiduciary, or trustee of ENLK, any ENLK subsidiary, EGP, or any departing general partner, or any affiliate of ENLK or any ENLK subsidiary; or

•

any person who is or was serving as an officer, director, employee, member, partner, agent, fiduciary, or trustee of another person at the request of a EGP, any departing general partner, or any of their affiliates.

ENLC	ENLK

•

any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary, or trustee of another person owing a fiduciary duty to ENLC or any ENLC subsidiary (which does not include, for these purposes, ENLK and its subsidiaries); and

•

any person designated by EMM because of such person's status in relation to ENLC or any ENLC subsidiary.

ENLC must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the indemnitees acted in bad faith, or, in the case of a criminal matter, acted with knowledge that the indemnittee's conduct was unlawful. Any determination, other action, or failure to act by the indemnitee will be considered to be in bad faith only if the indemnitee subjectively believed such determination, other action, or failure was adverse to the interest of ENLC.

Any indemnification under these provisions will only be out of ENLC's assets. EMM will not be personally liable for, or have any obligation to contribute or lend monies or properties to ENLC to enable ENLC to effectuate, indemnification. ENLC may purchase insurance against liabilities asserted against and expenses incurred by persons for ENLC's activities, regardless of whether ENLC would have the power to indemnify the person against liabilities under the ENLC Operating Agreement.

This indemnification is only available if the indemnitee acted in good faith and in a manner that such indemnitee reasonably believed to be in, or, in the case of a person other than EGP, not opposed to, the best interests of ENLK. Any indemnification under these provisions will only be out of ENLK's assets. EGP will not be personally liable for, or have any obligation to contribute or loan funds or assets to ENLK to enable ENLK to effectuate, indemnification. ENLK may purchase insurance against liabilities asserted against and expenses incurred by persons for ENLK's activities, regardless of whether ENLK would have the power to indemnify the person against liabilities under the ENLK Partnership Agreement.

Conflicts of Interest

ENLC	ENLK
Conflicts of interest exist and may arise in the future as a result of the relationships between EMM or its affiliates, on the one hand, and ENLC, its members, or its subsidiaries, on the other hand. The directors and officers of EMM have fiduciary duties to manage EMM in a manner that is in the best interests of GIP Stetson I, in its capacity as the sole member of EMM. At the same time, EMM has a duty to manage	Conflicts of interest exist and may arise in the future as a result of the relationships between EGP or its affiliates, on the one hand, and ENLK, its limited partners, or its subsidiaries, on the other hand. The ENLK Partnership Agreement specifically defines the remedies available to ENLK Unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under

ENLC	ENLK
ENLC in a manner it subjectively believes is in, or not opposed to, ENLC's best interests. The ENLC Operating Agreement specifically defines the remedies available to ENLC Unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict, or eliminate the fiduciary duties otherwise owed by the manager to the members and the company, but such agreements may not eliminate the implied contractual covenant of good faith and fair dealing.

Whenever a conflict arises between EMM or its affiliates, on the one hand, and ENLC, its members, or its subsidiaries, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by ENLC and all its members and shall not constitute a breach of the ENLC Operating Agreement, of any agreement contemplated thereby, or of any duty, if the resolution or course of action in respect of such conflict of interest is:

•

approved by the conflicts committee of the ENLC Board; or

•

approved by the holders of a majority of the outstanding ENLC Units, excluding any such ENLC Units owned by EMM and its affiliates.

EMM may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of the ENLC Board or from the holders of a majority of the outstanding ENLC Units as described above. Unless the resolution of a conflict is specifically provided for in the ENLC Operating Agreement, the ENLC Board or the conflicts committee of the ENLC Board may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under the ENLC Operating Agreement, a determination, other action, or failure to act by EMM, the ENLC Board, or any committee thereof (including the conflicts committee) will be deemed to be in "good faith" if EMM, the ENLC Board, or any committee thereof (including the conflicts applicable Delaware law. The Delaware LP Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to the limited partners and the partnership, but such agreements may not eliminate the implied contractual covenant of good faith and fair dealing.

Whenever a conflict arises between EGP or its affiliates, on the one hand, and ENLK, its limited partners, or its subsidiaries, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all its partners and shall not constitute a breach of the ENLK Partnership Agreement, of any agreement contemplated thereby, or of any duty, if the resolution or course of action in respect of such conflict of interest is, or by operation of the ENLK Partnership Agreement is deemed to be, fair and reasonable to ENLK. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed to be fair and reasonable to ENLK if it is:

•

approved by the conflicts committee of the ENLK Board (as long as the material facts known to EGP or any of its affiliates regarding any proposed transaction were disclosed to the conflicts committee at the time it gave its approval);

•

on terms no less favorable to ENLK than those generally provided to or available from unrelated third parties; or

•

fair to ENLK, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to ENLK).

EGP may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of the ENLK Board. EGP may also adopt a resolution or course of action that has not received the approval of the conflicts committee of the ENLK Board. In connection with the determination of what is fair and reasonable to ENLK, EGP (including the conflicts committee of the ENLK Board) may

ENLC	ENLK
committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, ENLC's best interests. In any proceeding brought by or on behalf of ENLC or any ENLC Unitholder, the person bringing or prosecuting such proceeding will have the burden of proving that such determination, other action, or failure to act was not in good faith.	consider: (i) the relative interests of any party to such conflict, agreement, transaction, or situation and the benefits and burdens relating to such interest, (ii) any customary or accepted industry practices and any customary or historical dealings with a particular person, (iii) any applicable generally accepted accounting practices or principles, and (iv) such additional factors as EGP (or the conflicts committee) determines in its sole discretion to be relevant, reasonable, or appropriate under the circumstances, provided that EGP (or the conflicts committee) is not required to consider the interests of any person other than ENLK. In the absence of bad faith by EGP, the resolutions, action, or terms so made, taken, or provided by EGP with respect to such matter shall not constitute a breach of the ENLK Partnership Agreement or any other agreement contemplated therein, or, to the extent permitted by law, under the Delaware LP Act or other applicable law.

Taxation

ENLC	ENLK
ENLC has elected to be treated as a corporation for U.S. federal income tax purposes. As a result, ENLC is subject to tax as a corporation and distributions on the ENLC Common Units will be treated as distributions on corporate stock for federal income tax purposes. No Schedule K-1 will be issued with respect to ENLC Common Units, but instead ENLC Unitholders will receive a Form 1099 with respect to distributions received on ENLC Common Units. See "Material U.S. Federal Income Tax Consequences."	ENLK is classified as a partnership for U.S. federal income tax purposes and, generally, is not subject to entity-level U.S. federal income taxes.

Each ENLK Unitholder receives a Schedule K-1 from ENLK reflecting such ENLK Unitholder's share of ENLK's items of income, gain, loss, and deduction for each taxable year following the end of such taxable year.

Dissolution

ENLC	ENLK
ENLC will continue as a limited liability company until dissolved under the terms of the ENLC Operating Agreement. ENLC will dissolve upon:

•

the election by EMM to dissolve ENLC, if approved by the holders of ENLC Units representing an ENLC Unit Majority;

ENLK will continue as a limited partnership until terminated under the ENLK Partnership Agreement. ENLK will dissolve upon:

•

the election of EGP to dissolve ENLK, if approved by the holders of ENLK Units representing an ENLK Unit Majority;

ENLC	ENLK

•

there being no members, unless ENLC is continued without dissolution in accordance with applicable Delaware law;

•

the entry of a decree of judicial dissolution of ENLC; or

•

the withdrawal or removal of EMM or any other event that results in its ceasing to be ENLC's manager other than by reason of a transfer of its managing member interest in accordance with the ENLC Operating Agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of ENLC Units representing an ENLC Unit Majority may also elect, within specific time limitations, to continue ENLC's business on the same terms and conditions described in the ENLC Operating Agreement by appointing as a successor managing member an entity approved by the holders of ENLC Units representing an ENLC Unit Majority, subject to the receipt by ENLC of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any member.

•

the sale of all or substantially all of ENLK's assets and properties and ENLK's subsidiaries;

•

the entry of a decree of judicial dissolution of ENLK; or

•

the withdrawal or removal of EGP or any other event that results in its ceasing to be ENLK's general partner other than by reason of a transfer of its general partner interest in accordance with the ENLK's Partnership Agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause, the holders of ENLK Units representing an ENLK Unit Majority may also elect, within specific time limitations, to reconstitute ENLK and continue ENLK's business on the same terms and conditions described in the ENLK Partnership Agreement by forming a new limited partnership on terms identical to those in the ENLK Partnership Agreement and having as general partner an entity approved by the holders of ENLK Units representing an ENLK Unit Majority, subject to ENLK's receipt of an opinion of counsel to the effect that:

•

the action would not result in the loss of limited liability of any limited partner; and

•

neither ENLK's partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Transfer of Common Units

ENLC	ENLK
See "Description of the ENLC Common Units—Transfer of Common Units."	Each transferee of ENLK Units must execute a transfer application. By executing and delivering a transfer application, such transferee:

•

becomes the record holder of the ENLK Units and is an assignee until admitted into ENLK as a substituted limited partner;

•

automatically requests admission as a substituted limited partner in ENLK;

ENLC	ENLK

•

agrees to comply with and be bound by the terms and conditions of, and to execute, the ENLK Partnership Agreement;

•

represents that the transferee has the right, capacity, power and authority to enter into the ENLK Partnership Agreement;

•

grants powers of attorney to officers of EGP and any liquidator of ENLK as specified in the ENLK Partnership Agreement; and

•

gives the consents and approvals and makes the consents and waivers contained in the ENLK Partnership Agreement.

A transferee will become a substituted limited partner of ENLK for the transferred ENLK Units upon the consent of EGP and the recording of the name of the transferee on ENLK's books and records. EGP may withhold its consent in its sole discretion.

A transferee's broker, agent, or nominee may complete, execute, and deliver a transfer application. ENLK is entitled to treat the nominee holder of an ENLK Unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

ENLK Units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the assignor gives the assignee the right to request admission as a substituted limited partner in ENLK for the transferred ENLK Units. A purchaser or transferee of ENLK Units who does not execute and deliver a transfer application obtains only:

•

the right to assign the ENLK Unit to a purchaser or transferee; and

•

the right to transfer the right to seek admission as a substituted limited partner in ENLK for the transferred ENLK Units.

ENLC	ENLK

Thus, a purchaser or transferee of ENLK Units who does not execute and deliver a transfer application:

•

will not receive cash distributions or federal income tax allocations, unless the ENLK Units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application; and

•

may not receive some federal income tax information or reports furnished to record holders of ENLK Units.

The transferor of ENLK Units has a duty to provide the transferee with all information that may be necessary to transfer the ENLK Units. The transferor does not have a duty to ensure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent.

Until an ENLK Unit has been transferred on ENLK's books, ENLK and the transfer agent may treat the record holder of the ENLK Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF ENLC COMMON UNITS

General

        ENLC Common Units represent non-managing membership interests in ENLC. ENLC Unitholders are entitled to participate in cash distributions and exercise the rights and privileges available to non-managing members under the ENLC Operating Agreement. The following summary of the ENLC Common Units, certificate of formation of ENLC and the ENLIC Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the certificate of formation of ENLC and the ENLC Operating Agreement which are filed as exhibits to the registration statement of which this joint information statement/proxy statement/prospectus is a part. The ENLC Common Units are traded on the NYSE under the symbol "ENLC."

Transfer Agent and Registrar

Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for the ENLC Common Units. ENLC pay all fees charged by the transfer agent for transfers of ENLC Common Units except the following, which must be paid by ENLC Unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes, and other governmental charges;

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  special charges for services requested by an ENLC Unitholder; and

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  other similar fees or charges.

        There will be no charge to ENLC Unitholders for disbursements of cash distributions by ENLC. ENLC will indemnify the transfer agent, its agents, and each of their stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may resign by notice to ENLC or be removed by ENLC. The resignation or removal of the transfer agent will become effective upon appointment by ENLC of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, EMM may act as the transfer agent and registrar until a successor is appointed.

Transfer of ENLC Common Units

        By transfer of ENLC Common Units in accordance with the ENLC Operating Agreement, each transferee of ENLC Common Units will be admitted as a non-managing member with respect to ENLC Common Units transferred when such transfer is reflected in ENLC's books and records and such transferee becomes the record holder of the ENLC Common Units transferred. Each transferee:

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  represents that the transferee has the capacity, power and authority to become bound by the ENLC Operating Agreement;

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  automatically becomes bound by the terms of the ENLC Operating Agreement; and

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  gives the consents, acknowledgements, and waivers contained in the ENLC Operating Agreement, such as the approval of all transactions and agreements entered into in connection with ENLC's formation.

        The ENLC Board will cause any transfers to be recorded on ENLC's books and records from time to time as necessary to ensure their accuracy.

        ENLC may, at its discretion, treat the nominee holder of any of the ENLC Common Units as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        ENLC Common Units are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred ENLC Common Units.

        Until any ENLC Common Unit has been transferred on ENLC's books, ENLC and the transfer agent may treat the record holder of the ENLC Common Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Summary of ENLC Operating Agreement

        A summary of the important provisions of the ENLC Operating Agreement, as amended and restated in connection with the completion of the Merger pursuant to the Amended ENLC Operating Agreement, is included above in "Comparison of the Rights of ENLC Unitholders and ENLK Unitholders" in this joint information statement/proxy statement/prospectus. In addition, please see "The Preferred Restructuring Agreement—Amended ENLC Operating Agreement" for a summary of the terms of the ENLC Class C Common Units.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the Merger and of owning and disposing of ENLC Common Units received in the Merger. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations (the "Treasury Regulations") promulgated under the Code, and current judicial authority and administrative interpretations, all of which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No ruling has been or is expected to be sought from the IRS with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court will not sustain, a position contrary to any of the conclusions set forth below.

        This discussion is limited to U.S. Holders that hold their ENLK Common Units, and will hold their ENLC Common Units received in the Merger, as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any tax treaty or U.S. federal laws other than those pertaining to income taxes (e.g., estate or gift tax or the Medicare tax on net investment income). Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

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  banks, financial institutions, or insurance companies;

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  regulated investment companies or mutual funds;

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  "controlled foreign corporations" or "passive foreign investment companies";

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  dealers and brokers in stocks and securities, or currencies;

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  traders in securities that use a mark-to-market method of tax accounting;

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  tax-exempt entities;

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  certain former citizens or long-term residents of the United States;

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  persons that received ENLK Common Units through the exercise of an employee option pursuant to a retirement plan, or otherwise as compensation for the performance of services;

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  holders of options, restricted units, or bonus units granted under any ENLK benefit plan;

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  persons that hold ENLK Common Units or ENLC Common Units as part of a hedge, straddle, appreciated financial position, conversion, or other "synthetic security" or integrated investment or risk reduction transaction for U.S. federal income tax purposes;

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  persons whose "functional currency" is not the U.S. Dollar;

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  "qualified foreign pension funds" as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; or

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  persons subject to special tax accounting rules as a result of any item of gross income with respect to the ENLK Common Units or ENLC Common Units being taken into account in an applicable financial statement.

        If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds ENLK Common Units, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding ENLK Common Units should consult its own tax advisor.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of ENLK Common Units or ENLC Common Units that is for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration, and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR THE RECEIPT, OWNERSHIP, AND DISPOSITION OF ENLC COMMON UNITS RECEIVED IN THE MERGER. EACH ENLK COMMON UNITHOLDER IS STRONGLY URGED TO CONSULT WITH AND RELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER AND THE RECEIPT, OWNERSHIP, AND DISPOSITION OF ENLC COMMON UNITS RECEIVED IN THE MERGER, TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to U.S. Holders of ENLK Common Units

        Tax Characterization of the Merger.    The receipt of ENLC Common Units in exchange for ENLK Common Units pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, the Merger will be treated as a taxable sale of a U.S. Holder's ENLK Common Units in exchange for ENLC Common Units received in the Merger. The remainder of this discussion assumes that the Merger will be treated as a taxable transaction.

        Amount and Character of Gain or Loss Recognized.    A U.S. Holder who receives ENLC Common Units in exchange for ENLK Common Units pursuant to the Merger will recognize total net gain or loss in an amount equal to the difference between (i) the sum of (A) the fair market value of the ENLC Common Units received and (B) such U.S. Holder's share of ENLK's nonrecourse liabilities immediately prior to the Merger, and (ii) such U.S. Holder's adjusted tax basis in the ENLK Common Units exchanged therefor (which includes such U.S. Holder's share of ENLK's nonrecourse liabilities immediately prior to the Merger).

        A U.S. Holder's initial tax basis in ENLK Common Units purchased with cash equaled, at the time of such purchase, the amount such holder paid for the ENLK Common Units plus the U.S. Holder's share of ENLK's nonrecourse liabilities. Over time that basis would have (i) increased by the U.S. Holder's share of ENLK's income and by any increases in the U.S. Holder's share of ENLK's nonrecourse liabilities, and (ii) decreased, but not below zero, by distributions from ENLK, by the U.S. Holder's share of ENLK's losses, by any decreases in the U.S. Holder's share of ENLK's nonrecourse liabilities, and by the U.S. Holder's share of ENLK's expenditures that are not deductible in computing taxable income and are not required to be capitalized. The discussion in this paragraph does not apply if the U.S. Holder acquired its ENLK Common Units by gift, by devise or descent, or in a tax-free exchange.

        Except as noted below, gain or loss recognized by a U.S. Holder on the exchange of ENLK Common Units in the Merger will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which could be substantial, will be separately computed and taxed as ordinary income to the extent attributable to depreciation recapture, other "unrealized receivables," or "inventory items" owned by ENLK and its subsidiaries. Under Section 199A of the Code, subject to certain limitations and restrictions, an individual unitholder may be entitled to a deduction equal to 20% of any such ordinary income. Ordinary income attributable to unrealized receivables, depreciation recapture, and inventory items may exceed total net taxable gain realized upon the exchange of an ENLK Common Unit pursuant to the Merger and may be recognized even if a total net taxable loss is realized on the exchange of such U.S. Holder's ENLK Common Units pursuant to the Merger. Consequently, a U.S. Holder may recognize both ordinary income and capital loss upon the exchange of ENLK Common Units in the Merger.

        Capital gain or loss recognized by a U.S. Holder will generally be long-term capital gain or loss if the U.S. Holder has held its ENLK Common Units for more than one year as of the Effective Time. If the U.S. Holder is an individual, such long-term capital gain will generally be eligible for reduced rates of taxation. Capital losses recognized by a U.S. Holder may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income. Capital losses recognized by U.S. Holders that are corporations (including entities treated as corporations for U.S. federal income tax purposes) may be used to offset only capital gains.

        The amount of ordinary income and capital gain or loss recognized by each U.S. Holder in the Merger will vary depending on such U.S. Holder's particular situation, including the fair market value of the ENLC Common Units received by such U.S. Holder in the Merger, the adjusted tax basis of the ENLK Common Units exchanged by such U.S. Holder in the Merger, the amount of depreciation and amortization deductions previously passed-through from ENLK to the unitholder, and the amount of any suspended passive losses that may be available to such U.S. Holder to offset a portion of the gain recognized by such U.S. Holder. A U.S. Holder's passive losses in respect of its ENLK Common Units that were not deductible by a U.S. Holder in prior taxable periods may be deducted in full upon the U.S. Holder's taxable disposition of its entire investment in ENLK pursuant to the Merger. Each U.S. Holder is strongly urged to consult its own tax advisor with respect to the unitholder's specific tax consequences of the Merger, taking into account its own particular circumstances.

        ENLK Items of Income, Gain, Loss, and Deduction for the Taxable Period Ending on the Date of the Merger.    A U.S. Holder of ENLK Common Units will be allocated its share of ENLK's items of income, gain, loss, and deduction for the taxable period of ENLK ending on the date of the Merger. These allocations will be made in accordance with the terms of the ENLK Partnership Agreement. A U.S. Holder will be subject to U.S. federal income taxes on any such allocated income and gain even if such U.S. Holder does not receive a cash distribution from ENLK attributable to such allocated income and gain. Any such income and gain allocated to a U.S. Holder will increase the U.S. Holder's tax basis in the ENLK Common Units held and, therefore, will reduce the gain, or increase the loss, recognized by such U.S. Holder resulting from the Merger. Any losses or deductions allocated to a U.S. Holder will decrease the U.S. Holder's tax basis in the ENLK Common Units held and, therefore, will increase the gain, or reduce the loss, recognized by such U.S. Holder resulting from the Merger.

        Tax Basis and Holding Period in ENLC Common Units Received in the Merger.    A U.S. Holder's initial tax basis in ENLC Common Units received in the Merger will equal the fair market value of such common units. A U.S. Holder's holding period in ENLC Common Units received in the Merger will begin on the day after the date of the Merger.

Tax Consequences to U.S. Holders of Owning and Disposing of ENLC Common Units Received
in the Merger

        Corporate Status.    Although ENLC is a Delaware limited liability company, it has elected to be treated as a corporation for U.S. federal income tax purposes. Thus, ENLC is obligated to pay U.S. federal income tax on its net taxable income for U.S. federal income tax purposes. Currently, the corporate U.S. federal income tax rate is 21%. In addition, no Schedule K-1s are issued with respect to ENLC Common Units, but instead U.S. Holders of ENLC Common Units received in the Merger will receive a Form 1099 with respect to distributions received on such ENLC Common Units.

        Distributions on ENLC Common Units.    For U.S. federal income tax purposes, distributions by ENLC to a U.S. Holder with respect to ENLC Common Units received in the Merger will generally be included in the U.S. Holder's income as ordinary dividend income to the extent of ENLC's current or accumulated "earnings and profits," as determined under U.S. federal income tax principles. A portion of the distributions to ENLC Unitholders by ENLC after the Merger may exceed ENLC's current and accumulated earnings and profits. Distributions in excess of ENLC's current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing a U.S. Holder's adjusted tax basis in such U.S. Holder's ENLC Common Units and, to the extent the distribution exceeds such U.S. Holder's adjusted tax basis, as capital gain from the sale or exchange of such ENLC Common Units. Such gain will be long-term capital gain provided that the U.S. Holder has held such ENLC Common Units for more than one year as of the time of the distribution, and generally will be eligible for reduced rates of taxation for non-corporate U.S. Holders. Non-corporate U.S. Holders that receive a distribution treated as a dividend for U.S. federal income tax purposes may be taxed at the lower applicable long-term capital gains rate if such distribution is "qualified dividend income" within the meaning of Section 1 of the Code. Corporate U.S. Holders that receive a distribution treated as a dividend for U.S. federal income tax purposes may be eligible for the corporate dividends received deduction (subject to certain limitations).

        You are urged to consult your own tax advisor as to the tax consequences of receiving distributions on ENLC Common Units that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of corporate holders, the inability to claim the corporate dividends received deduction with respect to such distributions.

        Sale, Exchange, Certain Redemptions, or Other Taxable Dispositions of ENLC Common Units.    Upon the sale, exchange, or other taxable dispositions of ENLC Common Units received in the Merger, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any other property received upon such taxable disposition of ENLC Common Units, and (ii) the U.S. Holder's adjusted tax basis in such ENLC Common Units. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period in the ENLC Common Units disposed of is more than one year at the time of such taxable disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at reduced rates. The deductibility of net capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information returns may be required to be filed with the IRS in connection with the Merger and generally will be filed in connection with distributions made with respect to, or dispositions of, ENLC Common Units received in the Merger. A U.S. Holder may be subject to U.S. backup withholding on payments of ENLC Common Units made pursuant to the Merger or on distributions made with respect to, or on payments made pursuant to dispositions of, ENLC Common Units received in the Merger unless such U.S. Holder furnishes the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. Holder's U.S. federal income tax liability provided that the required information is timely furnished to the IRS. U.S. Holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

 LEGAL MATTERS

        The validity of the ENLC Common Units to be issued in the Merger will be passed upon for ENLC by Baker Botts L.L.P., Dallas, Texas. Baker Botts L.L.P. has provided legal services to ENLC in the past regarding matters unrelated to the Merger.

EXPERTS

        The consolidated financial statements of EnLink Midstream, LLC and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of EnLink Midstream Partners, LP and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        ENLC and ENLK file annual, quarterly, and other reports and other information with the SEC. You may read and copy any document ENLC or ENLK files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. ENLC and ENLK's SEC filings are available on the SEC's website at http://www.sec.gov.

        ENLC has filed a registration statement on Form S-4 with the SEC under the Securities Act to register the ENLC Common Units to be issued in the Merger. This joint information statement/proxy statement/prospectus constitutes the prospectus of ENLC filed as part of the registration statement. This joint information statement/proxy statement/prospectus does not contain all of the information that ENLC Unitholders and ENLK Unitholders can find in the registration statement or the exhibits to the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits contain important information about ENLC and ENLK and their respective businesses, financial conditions, and results of operations and are available for inspection and copying as indicated above.

        The SEC allows ENLC and ENLK to "incorporate by reference" the information that ENLC and ENLK have filed with the SEC into this joint information statement/proxy statement/prospectus. This means that ENLC and ENLK can disclose important information to you without actually including the specific information in this joint information statement/proxy statement/prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about ENLC and ENLK and the financial condition and results of operations of each of ENLC and ENLK. The information incorporated by reference is an important part of this joint information statement/proxy statement/prospectus. Any information that ENLC and ENLK file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this joint information statement/proxy statement/prospectus forms a part and up until the date of the ENLK Unitholder Meeting will be deemed to be incorporated by reference into this joint information statement/proxy statement/prospectus and will automatically update and may replace information in this joint information statement/proxy statement/prospectus and information previously filed with the SEC. Therefore, before you vote to approve the Merger Proposal and/or the ENLK Adjournment Proposal, you should always check for reports ENLC and ENLK may have filed with the SEC after the date of this joint information statement/proxy statement/prospectus.

        This joint information statement/proxy statement/prospectus incorporates by reference the documents listed below that ENLC and ENLK have previously filed with the SEC, excluding any information in any Current Report on Form 8-K furnished pursuant to Item 2.02 or 7.01 (unless otherwise indicated), which is not deemed filed under the Exchange Act.

ENLC's Filings

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  Annual Report on Form 10-K for the year ended December 31, 2017;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018;

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  Current Reports on Form 8-K as filed with the SEC on January 3, 2018, February 21, 2018, June 6, 2018, June 25, 2018, July 23, 2018, August 3, 2018, and October 22, 2018; and

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  The description of the ENLC Common Units in ENLC's registration statement on Form 8-A (File No. 001-36336) filed pursuant to the Exchange Act on March 6, 2014.

        You may request a copy of these filings at no cost, by writing or telephoning ENLC at the following address:

EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

        ENLC also makes available free of charge on its internet website at www.enlink.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on ENLC's website is not part of this joint information statement/proxy statement/prospectus.

ENLK's Filings

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  Annual Report on Form 10-K for the year ended December 31, 2017;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018;

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  Current Reports on Form 8-K as filed with the SEC on January 3, 2018, February 21, 2018, June 6, 2018, June 25, 2018, July 23, 2018, August 3, 2018, and October 22, 2018; and

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  The description of the ENLK Common Units in ENLK's registration statement on Form 8-A (File No. 001-36340) filed pursuant to the Exchange Act on March 7, 2014.

        You may request a copy of these filings at no cost, by writing or telephoning ENLK at the following address:

EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

        ENLK also makes available free of charge on its internet website at www.enlink.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on ENLK's website is not part of this joint information statement/proxy statement/prospectus.

UNAUDITED ENLINK MIDSTREAM, LLC
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        At the Effective Time, each issued and outstanding ENLK Public Unit will be converted into the right to receive 1.15 ENLC Common Units.

        The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on September 30, 2018; the unaudited pro forma condensed consolidated statements of operations give effect to the Merger as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with (i) ENLC's Annual Report on Form 10-K for the year ended December 31, 2017, (ii) ENLC's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, (iii) ENLK's Annual Report on Form 10-K for the year ended December 31, 2017; and (iv) ENLK's Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are all incorporated by reference into this joint information statement/proxy statement/prospectus.

        The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this joint information statement/proxy statement/prospectus.

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2018

(In millions)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
ASSETS
Current Assets	$1,248.3	$(20.0)	(a)	$1,228.3
Property and equipment, net	6,875.7			6,875.7
Intangible assets, net	1,404.5			1,404.5
Goodwill	1,542.2			1,542.2
Other assets	127.6	332.0	(f)	459.6

Total assets	$11,198.3	312.0		$11,510.3

LIABILITIES AND MEMBERS' EQUITY
Current liabilities	$1,075.8			$1,075.8
Current maturities of long-term debt	500.9			500.9
Long-term debt	3,835.9			3,835.9
Other long-term liabilities	404.1	(361.8)	(f)	42.3
				—
Redeemable non-controlling interest	6.2			6.2
				—
Members' equity:
Members' equity	1,838.4	2,625.3	(a), (e), (f)	4,463.7
Accumulated other comprehensive loss	(2.0)			(2.0)
Non-controlling interest	3,539.0	(1,951.5)	(e)	1,587.5

Total members' equity	5,375.4	673.8		6,049.2

Total liabilities and members' equity	$11,198.3	$312.0		$11,510.3

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(In millions, except per unit data)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues:
Product sales	$4,766.5			$4,766.5
Product sales—related parties	41.0			41.0
Midstream services	476.1			476.1
Midstream services—related parties	377.2			377.2
Loss on derivative activity	(20.1)			(20.1)

Total revenues	5,640.7			5,640.7

Operating costs and expenses:
Cost of sales	4,403.7			4,403.7
Operating expenses	337.3			337.3
General and administrative	99.8			99.8
Depreciation and amortization	430.1			430.1
Other operating expenses	25.9			25.9

Total operating costs and expenses	5,296.8			5,296.8

Operating income	343.9			343.9
Other income (expense):
Interest expense, net of interest income	(134.3)			(134.3)
Other income	12.0			12.0

Total other expense	(122.3)			(122.3)

Income before non-controlling interest and income taxes	221.6			221.6
Income tax provision	(17.3)	(15.1)	(c)	(32.4)

Net income	204.3	(15.1)		189.2
Net income attributable to non-controlling interest	156.2	(64.0)	(b)	92.2

Net income attributable to ENLC	$48.1	$48.9		$97.0

Net income attributable to ENLC per unit:
Basic common unit	$0.27			$0.20

Diluted common unit	$0.26			$0.20

Weighted average common units outstanding:
Basic common unit	181.1		(d)	482.6

Diluted common unit	182.2		(d)	485.4

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(In millions, except per unit data)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues:
Product sales	$4,358.4			$4,358.4
Product sales—related parties	144.9			144.9
Midstream services	552.3			552.3
Midstream services—related parties	688.2			688.2
Gain (loss) on derivative activity	(4.2)			(4.2)

Total revenues	5,739.6			5,739.6

Operating costs and expenses:
Cost of sales	4,361.5			4,361.5
Operating expenses	418.7			418.7
General and administrative	128.6			128.6
Depreciation and amortization	545.3			545.3
Other operating expenses	(8.9)			(8.9)

Total operating costs and expenses	5,445.2			5,445.2

Operating income	294.4			294.4
Other income (expense):
Interest expense, net of interest income	(190.4)			(190.4)
Other income	19.2			19.2

Total other expense	(171.2)			(171.2)

Income before non-controlling interest and income taxes	123.2			123.2
Income tax benefit	196.8	(3.2)	(c)	193.6

Net income (loss)	320.0	(3.2)		316.8
Net income (loss) attributable to non-controlling interest	107.2	(13.4)	(b)	93.8

Net income attributable to EnLink Midstream, LLC	$212.8	$10.2		$223.0

Net income attributable to EnLink Midstream, LLC per unit (2):
Basic common unit	$1.18			$0.47

Diluted common unit	$1.17			$0.46

Weighted average common units outstanding:
Basic common unit	180.5		(d)	477.7

Diluted common unit	181.8		(d)	480.6

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information

        The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this joint information statement/proxy statement/prospectus.

Pro Forma Adjustments

        Following is a description of the pro forma adjustments made to the historical financial statements of ENLC:

  (a)
  Represents estimated transaction costs of $20 million of advisory and legal services, and other expenses expected to be paid in connection with the Merger. Such fees and expenses will be recognized in the statement of operations when incurred; however, the estimated expenses are not reflected in the pro forma statements of operations included herein.

  (b)
  Represents the allocation of net income from non-controlling interests related to ENLK net income attributable to ENLC due to ENLC's acquisition of the ENLK Public Units. The remaining pro forma net income from non-controlling interests represents net income allocated to the ENLK Series B Preferred Units, the ENLK Series C Preferred Units, NGP Natural Resources XI, LP's 49.9% share of net income from Delaware G&P LLC, and Marathon Petroleum Corporation's 50% share of net income from Ascension Pipeline Company, LLC.

  (c)
  Represents estimated income tax expense using ENLC's statutory federal and blended state income tax rate of 23.5% due to additional net income allocated from ENLK to ENLC (per (b) above).

  (d)
  Pro forma weighted average common units outstanding reflects (i) ENLC's weighted average common units outstanding for the respective periods, plus (ii) the assumed conversion of ENLK Public Units into ENLC common units, based on the sum of the weighted average of ENLK common units outstanding during the respective periods less ENLK common units owned by ENLC, multiplied by the Exchange Ratio of 1.15 ENLC common units for each ENLK Public Unit. Pro forma diluted weighted average common units outstanding reflects the dilutive impact of non-vested restricted units currently outstanding under the long-term

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information (Continued)

    incentive plans of ENLK and ENLC. A summary of weighted average units outstanding (in millions):

	Nine months ended September 30, 2018		Year Ended December 31, 2017
ENLC historical weighted average common units		181.1		180.5

ENLK weighted average common units outstanding	350.7		346.9
Less: ENLK common units owned by ENLC	(88.5)		(88.5)

ENLK Public Units converted to ENLC common units	262.2		258.4
Exchange Ratio units	1.15		1.15

ENLC common units issued for ENLK Public Units		301.5		297.2

Pro forma basic weighted average number of common units outstanding		482.6		477.7
Dilutive effect of non-vested ENLC restricted units		1.1		1.3
Dilutive effect of non-vested ENLK restricted units converted to ENLC restricted units		1.7		1.6

Pro forma diluted weighted average number of ENLC common units outstanding		485.4		480.6

  (e)
  Represents the conversion of ENLK Public Units into ENLC Common Units.

  (f)
  Reflects the estimated impact on deferred income taxes resulting from the Merger using ENLC's statutory federal and state tax rate of 23.5 percent. The deferred income tax impact reflects a net adjustment of $693.8 million to deferred income taxes, resulting in a reduction of deferred tax liabilities of $361.8 million and a deferred tax asset of $332.0 million. The deferred income tax impact primarily relates to the effects of the change in ownership and the related increase in the depreciable and amortizable basis in ENLK's assets for tax purposes, which is based on the closing price of $16.05 for ENLC common units on October 19, 2018 and the ENLC common units to be issued for ENLK Public Units based on ENLK's common units outstanding as of September 30, 2018.

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information (Continued)

	Nine months ended September 30, 2018	Year Ended December 31, 2017
Historical—ENLK
Income from continuing operations per common unit—basic	$0.24		$0.05
Income from continuing operations per common unit—diluted	$0.24		$0.05
Distributions per common unit declared for the period	$1.17		$1.56
Book value per common unit(1)	$7.14		$7.98
Historical—ENLC
Income from continuing operations per common unit—basic	$0.27		$1.18
Income from continuing operations per common unit—diluted	$0.26		$1.17
Distributions per common unit declared for the period	$0.801		$1.024
Book value per common unit(1)	$10.14		$10.65
Pro forma combined—ENLC
Income from continuing operations per common unit—basic(2)	$0.20		$0.47
Income from continuing operations per common unit—diluted(2)	$0.20		$0.46
Distributions per common unit declared for the period(3)	$0.942		$1.257
Book value per common unit(4)	$9.19
Equivalent pro forma combined—ENLK(5)
Income from continuing operations per common unit—basic	$0.23		$0.54
Income from continuing operations per common unit—diluted	$0.23		$0.54
Distributions per common unit declared for the period	$1.083		$1.446
Book value per common unit	$10.57	$

(1)
Book value per common unit is calculated based on the balance of common equity at the end of the period, divided by the number of units outstanding at the end of the period.

(2)
Amounts are from the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(3)
Pro forma combined distributions per common unit for the periods presented are assumed to be consistent with historical ENLC distributions declared per common unit.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ENLINK MIDSTREAM, LLC,

ENLINK MIDSTREAM MANAGER, LLC,

NOLA MERGER SUB, LLC,

ENLINK MIDSTREAM PARTNERS, LP,

and

ENLINK MIDSTREAM GP, LLC

Dated as of October 21, 2018

A-i

A-ii

Exhibits
Exhibit A—Form of Support Agreement
Exhibit B—Form of Parent Written Consent
Exhibit C—Form of GIP Support Agreement
Exhibit D—Form of Preferred Restructuring Agreement
Exhibit E—Form of Series B Support Agreement
Exhibit F—Form of Amended and Restated Partnership Agreement
Exhibit G—Form of Amended and Restated Parent Operating Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 21, 2018 (the "Execution Date"), is entered into by and among EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Parent Managing Member"), NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Merger Sub"), EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"). Parent, Parent Managing Member, Merger Sub, the Partnership, and the General Partner are referred to herein collectively as the "Parties" and each individually as a "Party." Certain capitalized terms used in this Agreement are defined in Section 1.1.

WITNESSETH:

        WHEREAS, the Conflicts Committee (the "Partnership Conflicts Committee") of the Board of Directors of the General Partner (the "General Partner Board") has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger (collectively, the "Transactions"), are fair and reasonable to, and in the best interest of, the Partnership and the Holders of Partnership Unaffiliated Units, (b) approved (such approval constituting "Special Approval" for all purposes under the Partnership Agreement, including Section 7.9(a) thereof), and recommended that the General Partner Board approve, this Agreement, and recommended that the General Partner Board submit this Agreement for the approval of the Holders of Partnership Voting Units, and (c) resolved, and recommended that the General Partner Board resolve, to recommend approval of this Agreement to the Holders of Partnership Voting Units;

        WHEREAS, the General Partner Board, acting upon the recommendation of the Partnership Conflicts Committee, has unanimously (a) determined that this Agreement and the Transactions are in the best interest of the Partnership and the Holders of Partnership Unaffiliated Units, (b) approved this Agreement, and resolved to submit this Agreement for the approval of the Holders of Partnership Voting Units, and (c) resolved to recommend approval of this Agreement to the Holders of Partnership Voting Units;

        WHEREAS, the Conflicts Committee (the "Parent Conflicts Committee") of the Board of Directors of Parent Managing Member (the "Parent Board") has unanimously (a) determined that this Agreement and the Transactions are fair to, and in the best interest of, Parent and the Holders of Parent Public Units, (b) approved (such approval constituting "Special Approval" for all purposes under the Parent Operating Agreement, including Section 7.9(d) thereof), and recommended that the Parent Board approve, this Agreement and the issuance of Parent Common Units pursuant to the Merger (the "Parent Unit Issuance"), and recommended that the Parent Board submit the Parent Unit Issuance for the approval of the Holders of Parent Common Units, and (c) resolved, and recommended that the Parent Board resolve, to recommend approval of the Parent Unit Issuance to the Holders of Parent Common Units;

        WHEREAS, the Parent Board, acting upon the recommendation of the Parent Conflicts Committee, has unanimously (a) determined that this Agreement and the Transactions are in the best interest of Parent and the Holders of Parent Public Units, (b) approved this Agreement and the Parent Unit Issuance, and resolved to submit the Parent Unit Issuance for the approval of the Holders of Parent Common Units, and (c) resolved to recommend approval of the Parent Unit Issuance to the Holders of Parent Common Units;

        WHEREAS, concurrently with the execution of this Agreement, the Partnership, GIP III Stetson I, L.P., a Delaware limited partnership ("GIP Stetson I"), Parent, Acacia, and EMI, are entering into a Support Agreement, dated as of the Execution Date, in the form attached hereto as Exhibit A

(the "Support Agreement"), pursuant to which, among other things, each of GIP Stetson I, Acacia, and EMI agrees, in its capacity as a holder of Partnership Voting Units, to vote in favor of this Agreement on the terms and subject to the conditions provided for in the Support Agreement;

        WHEREAS, concurrently with the execution of this Agreement, GIP III Stetson II, L.P., a Delaware limited partnership ("GIP Stetson II"), which holds a majority of the Parent Common Units issued and outstanding and entitled to vote on the Parent Unit Issuance (the "Parent Majority Holder") is executing and delivering (a) an irrevocable written consent in the form attached hereto as Exhibit B (the "Parent Written Consent") approving the Parent Unit Issuance and (b) a Support Agreement, dated as of the Execution Date, in the form attached hereto as Exhibit C (the "GIP Support Agreement"), pursuant to which, among other things, the Parent Majority Holder agrees, in its capacity as a holder of Parent Common Units, not to amend, modify, withdraw, terminate, or revoke the Parent Written Consent on the terms and subject to the conditions provided for in the GIP Support Agreement;

        WHEREAS, concurrently with the execution of this Agreement, all of the Holders of Partnership Series B Units issued and outstanding have entered into a Preferred Restructuring Agreement, dated as of the Execution Date, in the form attached hereto as Exhibit D (the "Preferred Restructuring Agreement"), pursuant to which, among other things, all of the Holders of Partnership Series B Units have approved the Amended and Restated Partnership Agreement; and

        WHEREAS, concurrently with the execution of this Agreement, the Partnership, Enfield Holdings, L.P., a Delaware limited partnership ("Enfield"), as the Holder of all of the issued and outstanding Partnership Series B Units, TPG VII Management, LLC, a Delaware limited liability company, WSEP Egypt Holdings, LP, a Delaware limited partnership, and WSIP Egypt Holdings, LP, a Delaware limited partnership, have entered into a Support Agreement, dated as of the Execution Date, in the form attached hereto as Exhibit E (the "Series B Support Agreement"), pursuant to which, among other things, Enfield, has agreed, in its capacity as a Holder of Partnership Series B Units, to vote in favor of this Agreement on the terms and subject to the conditions provided for in the Series B Support Agreement.

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions contained herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.     In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

        "Acacia" has the meaning set forth in Section 4.11(a)(i).

        "Acquisition Proposal" means any inquiry, proposal, or offer from, or indication of interest in seeking a proposal or offer by, any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than any Parent Party or its Affiliates, relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of (i) assets of the Partnership Group Entities equal to 20% or more of the consolidated assets of the Partnership Group Entities as of June 30, 2018 or (ii) assets representing 20% or more of the Adjusted EBITDA of the Partnership Group Entities on a consolidated basis for the year ended December 31, 2017, in each case, as reported in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2017, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of any class of Equity Interests of the Partnership, whether through a tender offer, exchange offer, merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution, or other similar transaction; provided, however, that an inquiry, proposal, or offer involving the direct or indirect acquisition of beneficial ownership of (x) Equity Interests of Parent not involving the direct acquisition of Equity Interests of the Partnership, (y) Equity Interests of the Partnership held by GIP Stetson I, Acacia, or EMI, or (z) Partnership Series B Units, Partnership Series C Units, or Partnership Common Units issued to the Holders of Partnership Series B Units upon conversion thereof shall not constitute an "Acquisition Proposal."

        "Adjusted EBITDA" has the meaning set forth in the Partnership's Quarterly Report on Form 10-K for the year ended December 31, 2017.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; provided, however, that prior to the Closing (a) with respect to the Parent Group Entities, the term "Affiliate" shall exclude each of the Partnership Group Entities, and (b) with respect to the Partnership Group Entities, the term "Affiliate" shall exclude each of the Parent Group Entities, and GIP Stetson I and GIP III Stetson II, L.P., a Delaware limited partnership, and their respective controlling Affiliates. For the purposes of this definition, "control" (including, with its correlative meanings, "controlling", "controlled by", and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (which, in the case of a partnership, means such power and authority with respect to the general partner thereof).

        "Agreement" has the meaning set forth in the preamble of this Agreement.

        "Amended and Restated Parent Operating Agreement" has the meaning set forth in Section 6.3(c).

        "Amended and Restated Partnership Agreement" has the meaning set forth in Section 2.2(b).

        "Bona Fide Acquisition Proposal" means an unsolicited, written, bona fide Acquisition Proposal that was not received or obtained in material violation of Section 5.5(a).

        "Book-Entry Common Unit" has the meaning set forth in Section 2.2(a)(i)(B).

        "Business Day" means any day on which commercial banks are generally open for business in Dallas, Texas or New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Dallas, Texas or New York, New York under the Laws of the State of Texas, the Laws of the State of New York, or the federal Laws of the United States of America, as applicable.

        "Certificate of Merger" has the meaning set forth in Section 2.1(c).

        "Closing" has the meaning set forth in Section 2.1(a).

        "Closing Date" has the meaning set forth in Section 2.1(a).

        "Code" has the meaning set forth in Section 2.3(l).

        "Commitments" means, with respect to a Person, (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts or agreements that could require such Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable, or exercisable for, or representing the right to subscribe for any Equity Interest of such Person or owned by such Person; (c) statutory preemptive rights or preemptive rights granted under such Person's organizational documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to such Person.

        "Common Unit Certificate" has the meaning set forth in Section 2.2(a)(i)(B).

        "Confidentiality Agreement" means a confidentiality agreement containing customary provisions, including, for the avoidance of doubt, provisions limiting the use and disclosure of the confidential information to be provided thereunder.

        "Contract" means any written or oral agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument, or other legally binding arrangement.

        "Courts" has the meaning set forth in Section 8.3(b).

        "D&O Insurance" has the meaning set forth in Section 5.17(b).

        "DLLCA" means the Delaware Limited Liability Company Act, as amended.

        "DRULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended.

        "Effective Time" has the meaning set forth in Section 2.1(c).

        "EMI" has the meaning set forth in Section 4.11(a)(i).

        "Enfield" has the meaning set forth in the recitals to this Agreement.

        "EnLink Oklahoma Gas" has the meaning set forth in Section 4.11(a)(ii).

        "Environmental Laws" means any Laws relating to protection of the environment or relating to health and safety matters, including the following laws in effect as of the Closing Date, in each case, as amended: (a) the Resource Conservation and Recovery Act; (b) the Clean Air Act; (c) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; (d) the Federal Water Pollution Control Act; (e) the Safe Drinking Water Act; (f) the Toxic Substances Control Act; (g) the Emergency Planning and Community Right-to Know Act; (h) the National Environmental Policy Act; (i) the Pollution Prevention Act of 1990; (j) the Oil Pollution Act of 1990; (k) the Hazardous Materials Transportation Act; (l) the Occupational Safety and Health Act; and (m) all Laws promulgated or issued with respect to the foregoing Environmental Laws by Governmental Authorities with jurisdiction in the premises and any other federal, state, or local Laws that regulate or otherwise pertain to the protection of human health, safety, or the environment, including but not limited to the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, permitting, abatement, migration, storage, release, transportation, disposal, remediation response, manufacture, processing, or distribution of Hazardous Substances that present a threat to human health or the environment.

        "Equity Interests" means, with respect to a Person, (a) if such Person is a corporation, any and all shares of capital stock of such Person and any Commitments with respect thereto, (b) if such Person is a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership or limited liability company interests of such Person and any Commitments with respect thereto, and (c) any other direct or indirect ownership or participation in such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means with respect to a Person, any corporation or other trade or business that would be treated as a single employer with such Person pursuant to Section 414(b) or (c) of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Agent" has the meaning set forth in Section 2.3(a).

        "Exchange Fund" has the meaning set forth in Section 2.3(c).

        "Exchange Ratio" has the meaning set forth in Section 2.2(a)(i)(A).

        "Execution Date" has the meaning set forth in the preamble of this Agreement.

        "GAAP" has the meaning set forth in Section 1.2.

        "General Partner" has the meaning set forth in the preamble of this Agreement.

        "General Partner Board" has the meaning set forth in the recitals of this Agreement.

        "General Partner LLC Agreement" means the Fourth Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of July 18, 2018, and as further amended from time to time after the Execution Date in accordance with this Agreement.

        "General Partner Membership Interest" means the 100% limited liability company interest in the General Partner.

        "General Partner Recommendation" has the meaning set forth in Section 5.4(b).

        "GIP Stetson I" has the meaning set forth in the recitals of this Agreement.

        "GIP Stetson II" has the meaning set forth in the recitals of this Agreement.

        "GIP Support Agreement" has the meaning set forth in the recitals of this Agreement.

        "Governmental Authority" means any federal, state, tribal, provincial, municipal, foreign, or other government, governmental court, department, commission, board, bureau, regulatory, or administrative agency or instrumentality.

        "Hazardous Substances" means any substance in any physical state, including solid, liquid, or gaseous: (a) which is listed, defined, or regulated as a "hazardous material," "hazardous waste," "solid waste," "hazardous substance," "toxic substance," "pollutant," or "contaminant," or words of similar meaning or import found in any applicable Environmental Law; (b) which is or contains asbestos, polyfluorinated compounds, sulfolane, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; (c) any petroleum, petroleum hydrocarbons, petroleum substances, petroleum or petrochemical products, natural gas, crude oil and any components, fractions, or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas, and any mixtures thereof; (d) radioactive material, including naturally occurring radioactive materials, waste and pollutants, radiation, radionuclides and their progeny, or nuclear waste including used nuclear fuel; or (e) which causes or poses a threat to cause contamination or nuisance on any properties, or any adjacent property, or a hazard to the environment or to the health or safety of persons on or about any properties.

        "Holders" means, when used with reference to Partnership Common Units, Partnership Series B Units, Partnership Series C Units, and/or Parent Common Units, the holders of such units shown from time to time in the registers maintained by or on behalf of the Partnership or Parent, as applicable.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Incentive Distribution Right" means an "Incentive Distribution Right," as defined in the Partnership Agreement.

        "Intellectual Property" means trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents, applications and registrations, and trade secrets.

        "Intervening Event" means any material event, development, or change in circumstances that arises or occurs after the date of this Agreement and (a) was not known by or reasonably foreseeable to the General Partner Board or the Partnership Conflicts Committee, as the case may be, as of the Execution Date (or if known, the magnitude or material consequences of which were not known by the General Partner Board or the Partnership Conflicts Committee, as the case may be, as of the Execution Date), and (b) becomes known to or by the General Partner Board or the Partnership Conflicts Committee, as the case may be, prior to obtaining the Partnership Unitholder Approval; provided, however, that in no event shall the following events, developments, or changes in circumstances constitute an "Intervening Event": (i) the receipt, existence, or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) any event, development, or change in circumstances resulting from any action taken or omitted by the Partnership Group Entities that is required to be taken or omitted by the Partnership Group Entities pursuant to this Agreement, and (iii) any matters generally affecting the industry in which the Partnership operates as a whole, except where the impact on the Partnership Group Entities, taken as a whole, is not materially disproportionate to the impact on similarly situated parties.

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" as used in this Agreement with respect to a Party, means the actual knowledge of that Party's designated personnel. The designated personnel for the Parent Parties are set forth on Schedule 1.1(a) of the Parent Disclosure Letter. The designated personnel for the Partnership Parties are set forth on Schedule 1.1(a) of the Partnership Disclosure Letter.

        "Laws" means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the NYSE).

        "Letter of Transmittal" has the meaning set forth in Section 2.3(d).

        "Liens" means any mortgage, restriction (including restrictions on voting or transfer), deed of trust, lien, security interest, preemptive right, option, right of first offer or refusal, lease or sublease, claim, pledge, conditional sales contract, charge, encroachment, or encumbrance.

        "Merger" means the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity.

        "Merger Consideration" has the meaning set forth in Section 2.2(a)(i)(A).

        "Merger Sub" has the meaning set forth in the preamble of this Agreement.

        "Merger Sub Membership Interest" means the 100% limited liability company interest in Merger Sub.

        "NGLs" means natural gas liquids.

        "Non-Public Information" has the meaning set forth in Section 5.5(a)(ii).

        "Notice" has the meaning set forth in Section 8.2.

        "NYSE" means the New York Stock Exchange.

        "Organizational Documents" means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders' agreement, and all other similar documents, instruments, or certificates executed, adopted or filed in connection with the creation, formation, or organization of such Person, including any amendments thereto.

        "Parent" has the meaning set forth in the preamble of this Agreement.

        "Parent Benefit Plan" means each (a) "employee benefit plan" as defined in Section 3(3) of ERISA; and (b) personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity based compensation arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, retiree welfare benefit plan, policy, or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, retention agreement, change of control agreement and each other employee benefit or compensation plan, program, policy, agreement or arrangement which is not described in clause (a) above, in each case, that is sponsored, maintained, or contributed to, or required to be contributed to, by Parent or any of its ERISA Affiliates.

        "Parent Board" has the meaning set forth in the recitals of this Agreement.

        "Parent Common Units" means the "Common Units," as such term is defined in the Parent Operating Agreement.

        "Parent Conflicts Committee" has the meaning set forth in the recitals of this Agreement.

        "Parent Disclosure Letter" means the disclosure letter prepared by the Parent Parties and delivered to the Partnership Parties concurrently herewith.

        "Parent Equity Award" has the meaning set forth in Section 2.4(b).

        "Parent Fairness Opinion" has the meaning set forth in Section 4.19.

        "Parent Financial Advisor" has the meaning set forth in Section 4.19.

        "Parent Group Entities" means the Parent Parties and the Parent Subsidiaries.

        "Parent Legacy PU Award" has the meaning set forth in Section 2.4(b).

        "Parent Long-Term Incentive Plan" means the EnLink Midstream, LLC 2014 Long-Term Incentive Plan, as amended from time to time.

        "Parent LTIP Responsible Parties" means the Parent Board, or, if appropriate, the Governance and Compensation Committee of the Parent Board or any other committee of the Parent Board designated under the Parent Long-Term Incentive Plan to serve as the plan's administrative committee.

        "Parent Majority Holder" has the meaning set forth in the recitals of this Agreement.

        "Parent Managing Member" has the meaning set forth in the preamble of this Agreement.

        "Parent Managing Member Interest" has the meaning set forth in Section 4.5(a)(i).

        "Parent Material Adverse Effect" means any change, effect, event, circumstance, or occurrence that, individually or in the aggregate, (a) prevents, delays, or impairs, or has a material adverse effect on, the ability of the Parent Parties to perform their respective obligations under this Agreement or to consummate the Transactions, or (b) has a material adverse effect on or causes a material adverse change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent Group Entities, taken as a whole; provided, however, that none of the following changes, effects, events, circumstances, or occurrences (either alone or in combination) shall be taken into account for purposes of determining whether or not a Parent Material Adverse Effect has occurred: (i) changes, effects, events, circumstances, or occurrences that impact the natural gas gathering, processing, treating, transportation, and storage industries generally, the NGL fractionation, transportation, storage, exportation, and marketing industries generally, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries generally (including any change in the prices of natural gas, NGL, crude oil, or other hydrocarbon products, or industry margins, or any regulatory changes), (ii) changes, effects, events, circumstances, or occurrences in United States or global political or economic conditions or financial markets in general, (iii) acts of war, sabotage, or terrorism, military actions or the escalation thereof, weather conditions or other force majeure events or acts of God, including any material worsening of any of the foregoing conditions threatened or existing as of the date of this Agreement, (iv) any changes in the applicable Laws or accounting rules or principles, including changes required by GAAP or interpretations thereof, (v) any failure of a Parent Group Entity to meet any internal or published projections, estimates, or expectations of such Parent Group Entity's revenue, earnings, or other financial performance or results of operations for any period, or any failure by Parent to meet its internal budgets, plans, or forecasts of its revenue, earnings, or other financial performance of results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account), (vi) any changes in (A) the market price or trading volume of the Parent Common Units (and the associated costs of capital) or (B) the credit rating of any Parent Group Entity (it being understood, in each case, that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account), or (vii) the announcement (in accordance with the terms of this Agreement) of the Transactions and the taking of any actions contemplated by this Agreement; provided that the exception set forth in this clause (vii) shall not apply in connection with any representation or warranty set forth in Section 4.3 or Section 4.4, or any condition insofar as it relates to any such representation or warranty; and provided, further, that, in the case of clauses (i), (ii), (iii), and (iv) the impact on any such Parent Group Entity is not materially disproportionate to the impact on similarly situated Persons in the natural gas gathering, processing, treating, transportation, and storage industries, the NGL fractionation, transportation, storage, exportation, and marketing industries, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries.

        "Parent Material Contract" has the meaning set forth in Section 4.12(a).

        "Parent Operating Agreement" means the First Amended and Restated Operating Agreement of Parent, dated as of March 7, 2014, as further amended from time to time after the Execution Date in accordance with this Agreement.

        "Parent Parties" means Parent, Parent Managing Member and Merger Sub.

        "Parent Performance Unit" means a performance-based "Restricted Incentive Unit," as defined in the Parent Long-Term Incentive Plan.

        "Parent Public Units" means Parent Common Units other than the Parent Common Units held directly or indirectly by GIP Stetson II.

        "Parent Reimbursement Amount" means all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees, and other professional and non-professional fees and expenses) incurred by the Parent Group Entities and the Parent Conflicts Committee in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and the Transactions, including (a) the preparation and filing of the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof, (b) the printing and mailing of the joint Proxy/Information Statement, and (c) the preparation and filing of any filings with a Governmental Authority required in connection with the Transactions, including any filings required under the HSR Act, and all other matters related to the Transactions; provided, however, that the expenses for which Parent may be reimbursed pursuant to Section 7.6 shall not exceed $5,000,000.00.

        "Parent Replacement Award" has the meaning set forth in Section 2.4(a).

        "Parent Replacement Option Award" has the meaning set forth in Section 2.4(a)(iii).

        "Parent Replacement PU Award" has the meaning set forth in Section 2.4(a)(ii).

        "Parent Replacement RIU Award" has the meaning set forth in Section 2.4(a)(i).

        "Parent Restricted Incentive Unit" means a "Restricted Incentive Unit," as defined in the Parent Long-Term Incentive Plan, other than a Parent Performance Unit.

        "Parent SEC Documents" has the meaning set forth in Section 4.8(a).

        "Parent Subsidiaries" means the Subsidiaries of Parent, excluding the Partnership and the Partnership Subsidiaries.

        "Parent Unit Issuance" has the meaning set forth in the recitals of this Agreement.

        "Parent Unitholder Approval" has the meaning set forth in Section 4.17.

        "Parent Written Consent" has the meaning set forth in the recitals of this Agreement.

        "Partially-Owned Partnership Subsidiaries" means, collectively, EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership, EnLink Ohio Compression, LLC, a Delaware limited liability company, Delaware G&P LLC, a Delaware limited liability company, Delaware Processing LLC, a Delaware limited liability company, Cedar Cove Midstream LLC, a Delaware limited liability company, Ascension Pipeline Company, LLC, a Delaware limited liability company, and Gulf Coast Fractionators, a Texas general partnership.

        "Partnership" has the meaning set forth in the preamble of this Agreement.

        "Partnership Agreement" means the Ninth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 21, 2017, as amended by Amendment No. 1 to the Ninth Amendment and Restated Agreement of Limited Partnership of the Partnership, dated as of December 12, 2017, and as further amended from time to time after the Execution Date in accordance with this Agreement.

        "Partnership Benefit Plan" means each (a) "employee benefit plan" as defined in Section 3(3) of ERISA; and (b) personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity based compensation arrangement, bonus plan or arrangement, incentive award plan or arrangement, retiree welfare benefit plan, policy, or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, retention agreement, change of control agreement, and each other employee benefit or compensation plan, program, policy, agreement, or arrangement which is not described in clause (a) above, in each case, that is sponsored, maintained, or contributed to, or required to be contributed to, by the Partnership or any of its ERISA Affiliates.

        "Partnership Common Units" means the "Common Units," as defined in the Partnership Agreement.

        "Partnership Conflicts Committee" has the meaning set forth in the recitals of this Agreement.

        "Partnership Disclosure Letter" means the disclosure letter prepared by the Partnership Parties and delivered to the Parent Parties concurrently herewith.

        "Partnership Equity Award" has the meaning set forth in Section 2.4(a).

        "Partnership Fairness Opinion" has the meaning set forth in Section 3.22.

        "Partnership Financial Advisor" has the meaning set forth in Section 3.22.

        "Partnership General Partner Interest" has the meaning set forth in Section 3.5(a).

        "Partnership Group Entities" means the Partnership and the Partnership Subsidiaries.

        "Partnership Indemnified Party" means (a) any Person (together with such Person's heirs, executors and administrators) who is or was, or at any time prior to the Effective Time becomes, an officer, director, or manager of any Partnership Group Entity or the General Partner and (b) any Person (together with such Person's heirs, executors, and administrators) who is or was serving, or at any time prior to the Effective Time serves, at the request of any Partnership Group Entity or the General Partner as an officer, director, member, general partner, fiduciary, or trustee of another Person;

provided that a Person shall not be a Partnership Indemnified Party solely by reason of providing, on a fee-for-services basis, trustee, fiduciary, or custodial services.

        "Partnership Insurance Policies" has the meaning set forth in Section 3.19.

        "Partnership Long-Term Incentive Plan" means the EnLink Midstream GP, LLC Long-Term Incentive Plan, as amended from time to time.

        "Partnership LTIP Responsible Parties" means the General Partner Board or, if appropriate, the Compensation Committee of the General Partner Board or other committee of the General Partner designated under the Partnership Long-Term Incentive Plan to serve as the plan's administrative committee.

        "Partnership Material Adverse Effect" means any change, effect, event, circumstance, or occurrence that, individually or in the aggregate, (a) prevents, delays, or impairs, or has a material adverse effect on, the ability of the Partnership Parties to perform their respective obligations under this Agreement or to consummate the Transactions or (b) has a material adverse effect on or causes a material adverse change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Partnership Group Entities, taken as a whole; provided, however, that none of the following changes, effects, events, circumstances, or occurrences (either alone or in combination) shall be taken into account for purposes of determining whether or not a Partnership Material Adverse Effect has occurred: (i) changes, effects, events, circumstances, or occurrences that impact the natural gas gathering, processing, treating, transportation, and storage industries generally, the NGL fractionation, transportation, storage, exportation, and marketing industries generally, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries generally (including any change in the prices of natural gas, NGL, crude oil, or other hydrocarbon products, or industry margins, or any regulatory changes), (ii) changes, effects, events, circumstances, or occurrences in United States or global political or economic conditions or financial markets in general, (iii) acts of war, sabotage, or terrorism, military actions or the escalation thereof, weather conditions or other force majeure events or acts of God, including any material worsening of any of the foregoing conditions threatened or existing as of the date of this Agreement, (iv) any changes in the applicable Laws or accounting rules or principles, including changes required by GAAP or interpretations thereof, (v) any failure of a Partnership Group Entity to meet any internal or published projections, estimates, or expectations of such Partnership Group Entity's revenue, earnings, or other financial performance or results of operations for any period, or any failure by the Partnership to meet its internal budgets, plans, or forecasts of its revenue, earnings, or other financial performance of results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account), (vi) any changes in (A) the market price or trading volume of the Partnership Common Units (and the associated costs of capital) or (B) the credit rating of any Partnership Group Entity (it being understood, in each case, that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account), or (vii) the announcement (in accordance with the terms of this Agreement) of the Transactions and the taking of any actions contemplated by this Agreement; provided that the exception set forth in this clause (vii) shall not apply in connection with any representation or warranty set forth in Section 3.3 or Section 3.4, or any condition insofar as it relates to any such representation or warranty; and provided, further, that, in the case of clauses (i), (ii), (iii), and (iv), the impact on any such Partnership Group Entity is not materially disproportionate to the impact on similarly situated Persons in the natural gas gathering, processing, treating, transportation, and storage industries, the NGL fractionation, transportation, storage, exportation, and marketing industries, or the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries.

        "Partnership Material Contract" has the meaning set forth in Section 3.13(a).

        "Partnership Notice Period" has the meaning set forth in Section 5.5(b)(i).

        "Partnership Parties" means the Partnership and the General Partner.

        "Partnership Performance Unit" means a performance-based "Restricted Incentive Unit," as defined in the Partnership Long-Term Incentive Plan.

        "Partnership Public Units" means the Partnership Common Units other than the Partnership Common Units held directly or indirectly by the Parent Group Entities or by the Partnership.

        "Partnership Reimbursement Amount" means all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees, and other professional and non-professional fees and expenses) incurred by Partnership Group Entities and the Partnership Conflicts Committee in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and the Transactions, including (a) the preparation and filing of the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof, (b) the printing and mailing of the joint Proxy/Information Statement, and (c) the solicitation of the approval of the Holders of Partnership Voting Units, and all other matters related to the Transactions; provided, however, that the expenses for which the Partnership may be reimbursed pursuant to Section 7.6 shall not exceed $5,000,000.00.

        "Partnership Restricted Incentive Unit" means a "Restricted Incentive Unit," as defined in the Partnership Long-Term Incentive Plan, other than a Partnership Performance Unit.

        "Partnership SEC Documents" has the meaning set forth in Section 3.7.

        "Partnership Series B Units" means the "Series B Preferred Units," as defined in the Partnership Agreement.

        "Partnership Series C Units" means the "Series C Preferred Units," as defined in the Partnership Agreement.

        "Partnership Subsidiaries" means the Subsidiaries of the Partnership.

        "Partnership Termination Fee" means an amount in cash equal to $55,000,000.

        "Partnership Unaffiliated Units" means the Partnership Public Units other than the Partnership Common Units held by GIP Stetson I and its Affiliates.

        "Partnership Unit Option" means an "Option," as defined in the Partnership Long-Term Incentive Plan.

        "Partnership Unitholder Approval" has the meaning set forth in Section 3.20.

        "Partnership Unitholder Meeting" has the meaning set forth in Section 5.4(a).

        "Partnership Units" means, collectively, the Partnership Common Units, the Partnership Series B Units, and the Partnership Series C Units.

        "Partnership Voting Units" means, collectively, the Partnership Common Units and the Partnership Series B Units.

        "Party" or "Parties" has the meaning set forth in the preamble of this Agreement.

        "Payee" has the meaning set forth in Section 7.6(d).

        "Performance Metric Adjustment" means, with respect to any Parent Replacement PU Award or Parent Legacy PU Award, the modification of the performance metric that shall apply to such award, such that, the performance metric, as modified thereunder, shall, on a weighted average basis,

(a) continue to relate to the average TSR (as defined in the applicable Parent Replacement PU Award or Parent Legacy PU Award) performance of the Partnership and Parent relative to the TSR performance of Peer Companies (as defined in the applicable Parent Replacement PU Award or Parent Legacy PU Award) in respect of periods preceding the Effective Time; and (b) relate solely to the TSR performance of Parent relative to the TSR performance of such Peer Companies in respect of periods on and after the Effective Time.

        "Permits" means, with respect to any Person, all licenses, franchises, tariffs, grants, easements, variances, exceptions, permits, and authorizations issued or granted by Governmental Authorities that are necessary for the conduct of such Person's business as now being conducted, or any waivers therefrom.

        "Permitted Liens" means all: (a) mechanics', materialmen's, repairmen's, employees' contractors' operators', carriers', workmen's, or other like Liens or charges arising by operation of law, in the ordinary course of business or incident to the construction or improvement of any of the assets of the Partnership Group Entities, in each case, for amounts not yet delinquent (including any amounts being withheld as provided by Law); (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (c) immaterial defects and irregularities in title, encumbrances, exceptions and other matters that, singularly or in the aggregate, will not materially interfere with the ownership, use, value, operation, or maintenance of the assets of the Partnership Group Entities to which they pertain or the Partnership Parties' ability to perform their respective obligations hereunder; (d) Liens for Taxes that are not yet due and payable; (e) pipeline, utility, and similar easements and other rights in respect of surface operations; (f) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the Partnership Group Entities' businesses; and (g) all rights to consent, by required notices to, filings with, or other actions by Governmental Authorities or third parties in connection with the sale or conveyance of easements, rights of way, licenses, facilities, or interests therein if they are customarily obtained subsequent to the sale or conveyance.

        "Person" means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

        "Preferred Restructuring Agreement" has the meaning set forth in the recitals of this Agreement.

        "Proceeding" means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority, arbitral body, or mediator.

        "Proxy/Information Statement" has the meaning set forth in Section 5.3(a).

        "Receiving Party" has the meaning set forth in Section 5.5(a)(ii).

        "Recommendation Change" has the meaning set forth in Section 5.4(b).

        "Registration Statement" has the meaning set forth in Section 5.3(a).

        "Representatives" means, with respect to any Person, such Person's directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

        "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, releasing, migrating, injecting, dispersal, escaping, leaching, dumping, or disposing.

        "Remaining Available Units" means the number of Partnership Common Units that would remain eligible for future grants of awards under the Partnership Long-Term Incentive Plan immediately prior to the Effective Time, assuming all outstanding Partnership Equity Awards that were previously granted thereunder became vested and payable, as and when applicable, to the fullest extent possible (e.g., performance conditions are satisfied at the maximum level) in accordance with the terms of such Partnership Equity Awards.

        "Rollover Units" has the meaning set forth in Section 2.4(d).

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Series B Support Agreement" has the meaning set forth in the recitals to this Agreement.

        "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (b) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (c) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.

        "Superior Proposal" means a Bona Fide Acquisition Proposal that either or both of the General Partner Board (upon the recommendation of the Partnership Conflicts Committee) or the Partnership Conflicts Committee has determined in good faith, after consultation with its outside financial and legal advisors, (a) is reasonably likely to be consummated in accordance with its terms, taking into account legal, regulatory, financial, financing, and timing aspects of the proposal, and (b) if consummated, would be more favorable to the Holders of Partnership Unaffiliated Units from a financial point of view than the Merger, taking into account, at the time of determination, any changes to the terms of this Agreement that, as of that time, have been proposed in writing by Parent; provided, however, that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%."

        "Support Agreement" has the meaning set forth in the recitals of this Agreement.

        "Surviving Entity" has the meaning set forth in Section 2.1(b).

        "Takeover Law" means any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under state or federal Law.

        "Tax" or "Taxes" means any and all U.S. federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital stock, profits, license, license fee, environmental, customs duty, unclaimed property, or escheat payments, alternative fuels, mercantile, lease, service, withholding, payroll, employment, unemployment, social security, disability, excise, severance, registration, stamp, occupation, premium, property (real or personal), windfall profits, fuel, value added, alternative, or add on minimum, estimated, or other similar taxes, duties, levies, customs, tariffs, imposts, or assessments (including public utility commission property tax assessments) imposed by any Governmental Authority, together with any interest, penalties, or additions thereto payable to any Governmental Authority in respect thereof.

        "Tax Return" means any return, declaration, report, statement, election, claim for refund, or other written document, together with all attachments, amendments, and supplements thereto, filed with or provided to, or required to be filed with or provided to, a Governmental Authority in respect of Taxes.

        "Termination Date" has the meaning set forth in Section 7.2(a).

        "Transaction Agreements" means this Agreement, the Amended and Restated Partnership Agreement, the Amended and Restated Parent Operating Agreement, the Support Agreement, the GIP Support Agreement, the Series B Support Agreement, and the Preferred Restructuring Agreement.

        "Transactions" has the meaning set forth in the recitals of this Agreement.

        "Transfer Agent" means American Stock Transfer & Trust Company, LLC.

        "Willful Breach" means, with respect to any breach or failure by a Party to perform any of the covenants or other agreements contained in this Agreement, a material breach or failure to perform that is a consequence of an act or intentional omission undertaken by the breaching Party (or in the case of Section 5.5(a)(i) with respect to the Partnership, the consequence of an act or omission of a Subsidiary of the Partnership, or of a Representative of any Partnership Group Entity at the direction of such Partnership Group Entity) with the Knowledge of such Party that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of such covenant or agreement.

        Section 1.2    Rules of Construction.     The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein," and "hereunder" and similar expressions refer to this Agreement (including the Partnership Disclosure Letter and the Parent Disclosure Letter) and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, (c) "include," "includes," and "including" shall be deemed to be followed by the words "without limitation," and (d) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"). In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party's permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an "Exhibit" followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
MERGER

        Section 2.1    Closing; The Merger.

        (a)    Closing Date.     Subject to the satisfaction or waiver of the conditions (other than those conditions that are not legally permitted to be waived) to closing set forth in Article VI, the closing (the "Closing") of the Merger and the transactions contemplated by this Section 2.1 shall be held at the offices of Parent at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 on the second Business Day following the satisfaction or waiver (other than those conditions that are not legally permitted to be waived) of all of the conditions set forth in Article VI (other than conditions that would normally be satisfied on the Closing Date, but subject to satisfaction or waiver (other than those conditions that are not legally permitted to be waived) of those conditions) commencing at 9:00 a.m. Central Time, or such other place, date, and time as may be mutually agreed upon in writing by the Parties; provided, that the Closing shall not occur prior to January 1, 2019. The "Closing Date," as referred to herein, shall mean the date on which the Closing actually occurs.

        (b)    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease, and the Partnership shall continue as the surviving limited partnership in the Merger (the "Surviving Entity").

        (c)    Effective Time.     Concurrently with or as soon as practicable following the Closing, Parent and the Partnership shall cause a certificate of merger effecting the Merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware, duly executed in accordance with the relevant provisions of the DRULPA and the DLLCA, as applicable. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the Parties in writing and specified in the Certificate of Merger (the effective time of the Merger, the "Effective Time").

        Section 2.2    Effects of the Merger.

        (a)    Effect of the Merger on Equity Securities.     Subject in each case to Section 2.3(j), and Section 2.5, at the Effective Time, by virtue of the Merger and without any action on the part of any Party, any Holder of Partnership Common Units, Partnership Series B Units, Partnership Series C Units, or Parent Common Units, or any other Person:

          (i)    Conversion of Partnership Public Units.

            (A)  Each of the Partnership Public Units outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.15 Parent Common Units, each of which, when issued, shall be validly issued, fully paid, and nonassessable (the "Merger Consideration" and such ratio, the "Exchange Ratio").

            (B)  Each Partnership Public Unit, upon being converted into the right to receive the Merger Consideration pursuant to this Section 2.2(a)(i)(A), shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each Holder of such Partnership Public Units immediately prior to the Effective Time shall thereafter cease to be a limited partner of the Partnership or have any rights with respect to such Partnership Public Units, except the right to receive the Merger Consideration and any distributions to which such former Holder of Partnership Public Units becomes entitled pursuant to Section 2.3(h), and

    Section 2.3(i) upon the surrender of (1) a certificate that immediately prior to the Effective Time represented such Holder's Partnership Public Units (a "Common Unit Certificate"), if any, or (2) such Holder's uncertificated Partnership Public Units represented by book-entry ("Book-Entry Common Units"), in each case, together with a properly completed and duly executed Letter of Transmittal and such other documents as are required in accordance with Section 2.3.

          (ii)    Treatment of Partnership Series B Units.    All of the Partnership Series B Units issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding and represent a limited partner interest in the Surviving Entity and the terms thereof shall be amended as set forth in the Amended and Restated Partnership Agreement. No consideration shall be delivered to the Holders of such Partnership Series B Units in respect thereof.

          (iii)    Treatment of Partnership Series C Units.    All of the Partnership Series C Units issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding and represent a limited partner interest in the Surviving Entity. No consideration shall be delivered to the Holders of such Partnership Series C Units in respect thereof.

          (iv)    Treatment of Partnership-Owned and Parent-Owned Partnership Interests.

            (A)  Any Partnership Common Units that are owned immediately prior to the Effective Time by the Partnership shall be automatically canceled and shall cease to exist. No consideration shall be delivered to the Partnership in respect thereof.

            (B)  All of (1) the Partnership Common Units that are owned immediately prior to the Effective Time by the Parent Group Entities and (2) the Partnership General Partner Interest shall be unaffected by the Merger and shall remain outstanding in the Surviving Entity as set forth in the Amended and Restated Partnership Agreement, and such Partnership Common Units and Partnership General Partner Interest shall continue to represent partnership interests in the Surviving Entity. No consideration shall be delivered to the Parent Group Entities or the General Partner in respect thereof.

            (C)  The Incentive Distribution Rights that are owned immediately prior to the Effective Time by the General Partner shall be cancelled and cease to exist. No consideration shall be delivered to the General Partner in respect thereof.

          (v)    Conversion of Equity of Merger Sub.    The Merger Sub Membership Interest issued and outstanding immediately prior to the Effective Time shall be converted into an aggregate number of common units of the Surviving Entity equal to the number of Partnership Public Units that are converted into the right to receive the Merger Consideration pursuant to Section 2.2(a)(i), and Parent or its designated wholly owned Subsidiary shall be admitted as, or continue as, a limited partner of the Surviving Entity.

  At the Effective Time, the books and records of the Partnership shall be revised to reflect (x) the cancellation and retirement of all Partnership Public Units and (y) the conversion of the Merger Sub Membership Interest to common units of the Surviving Entity, and the existence of the Partnership shall continue without dissolution.

        (b)    Governing Documents of the Surviving Entity.     At the Effective Time, (i) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Law, and (ii) the Partnership Agreement shall be amended and restated in its entirety as set forth in the Tenth Amended and

Restated Agreement of Limited Partnership of the Partnership, in the form attached hereto as Exhibit F (the "Amended and Restated Partnership Agreement") and the Amended and Restated Partnership Agreement shall be the limited partnership agreement of the Partnership from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law.

        (c)    Other Effects of the Merger.     The Merger shall be conducted in accordance with and shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA.

        Section 2.3    Exchange of Partnership Public Units.

        (a)    Exchange Agent.     Prior to the Closing Date, Parent shall appoint an exchange agent reasonably acceptable to the Partnership (the "Exchange Agent") for the purpose of exchanging Common Unit Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Common Units for the Merger Consideration. Parent shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process.

        (b)    Exchange Procedures.     Promptly, but in no event more than five Business Days following, the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each Holder of Partnership Public Units as of the Effective Time a Letter of Transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Common Unit Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Common Units to the Exchange Agent) in customary form, with such other provisions as Parent and the Partnership may reasonably agree prior to the Effective Time, including instructions for use in effecting the surrender of Common Unit Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Common Units to the Exchange Agent in exchange for the Merger Consideration.

        (c)    Deposit.     At or prior to the Closing, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the Holders of the Partnership Public Units, an amount of Parent Common Units (which shall be in non-certificated book-entry form) issuable upon due surrender of the Common Unit Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units, as applicable, pursuant to the provisions of this Article II. Following the Effective Time, Parent agrees to deposit with the Exchange Agent, from time to time as needed, cash in U.S. dollars sufficient to pay any distributions pursuant to Section 2.3(h) and any Parent Common Units sufficient to pay any Merger Consideration, in each case, that may be payable from time to time following the Effective Time. All book-entry units representing Parent Common Units deposited with, and cash made available to, the Exchange Agent (including pursuant to Section 2.3(j)) shall be referred to in this Agreement as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II and such distributions as any Holder of Partnership Public Units may be entitled to receive pursuant to Section 2.3(h) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or losses thereon shall affect the Merger Consideration payable to Holders of the Partnership Public Units and Parent shall promptly cause to be provided additional funds to the Exchange Agent for the benefit of the Holders of the Partnership Public Units in the amount of any such losses.

        (d)    Exchange.     Each Holder of Partnership Public Units that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto (a "Letter of Transmittal"), Common Unit Certificates (or effective affidavits of loss in lieu thereof), if any, or Book-Entry Common Units and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor (i) the number of Parent Common Units representing, in the aggregate, the whole number of Parent Common Units that such Holder has the right to receive in accordance with the provisions of this Article II and (ii) a check in the amount of such distributions as such Holder has the right to receive pursuant to Section 2.3(h). The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid to each Holder of Partnership Public Units as promptly as practicable after receipt by the Exchange Agent of the Common Unit Certificates (or effective affidavits of loss in lieu thereof), if any, or Book-Entry Common Units and Letter of Transmittal from such Holder in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration or on unpaid distributions payable to Holders of Partnership Public Units pursuant to Section 2.3(h). Until so surrendered, each such Partnership Public Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. The Merger Consideration paid upon surrender of a Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit shall be deemed to have been paid in full satisfaction of all rights pertaining to the Partnership Public Unit represented thereby.

        (e)    Other Payees.     If any payment is to be made to a Person other than the Person in whose name the applicable surrendered Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such payment to a Person other than the registered Holder of the surrendered Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit or shall establish to the satisfaction of Parent and the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit is registered, it shall be a condition to the registration thereof that any surrendered certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered Holder of such Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit or establish to the satisfaction of Parent and the Exchange Agent that such Tax has been paid or is not payable.

        (f)    No Further Transfers.     From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Partnership Public Units. From and after the Effective Time, the Holders of Common Unit Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Partnership Public Units represented thereby except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Common Unit Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.

        (g)    Termination of Exchange Fund.     Any portion of the Exchange Fund that remains unclaimed by the Holders of Partnership Public Units 12 months after the Effective Time shall be returned to Parent, upon demand, and any such Holder who has not exchanged such Holder's Partnership Public Units for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such Holder's Partnership Public Units. Anything to the contrary in this Section 2.3(g) notwithstanding, Parent, the Partnership, and the Surviving Entity shall not be liable to any Holder of Partnership Public Units for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by any Holder of Partnership Public Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        (h)    Distributions.     No distributions declared or made with respect to Parent Common Units issued in the Merger shall be paid to the Holder of any unsurrendered Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit until such Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Common Unit is surrendered as provided in this Section 2.3. Following such surrender, subject to the effect of escheat, Tax, or other applicable Law, Parent shall (i) cause the Exchange Agent to pay to each Holder of a Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Unit, without interest, promptly after the time of such surrender, the amount of all distributions, if any, not previously paid to such Holder that are payable in respect of Parent Common Units issued with respect thereto that have a record date after the Effective Time and a payment date on or prior to the date of such surrender, and (ii) at the appropriate payment date, pay to each Holder of Parent Common Units issuable with respect to such Common Unit Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Unit the amount of distributions payable in respect of such Parent Common Units that have a record date after the Effective Time and prior to the date of surrender but with a payment date subsequent to such surrender. For purposes of distributions in respect of Parent Common Units, all Parent Common Units to be issued pursuant to the Merger shall be entitled to distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

        (i)    No Further Rights in Partnership Public Units.     All Merger Consideration issued upon the surrender of Common Unit Certificates (or effective affidavit of loss in lieu thereof) or Book-Entry Units in accordance with the terms of this Section 2.3 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Partnership Public Units represented thereby, subject, however, to Parent's obligation, with respect to Partnership Public Units outstanding immediately prior to the Effective Time, to pay any distributions with a record date prior to the Effective Time that were declared on or prior to the Effective Time by the Partnership in respect of such Partnership Public Units in accordance with the terms of this Agreement and that remain unpaid at the Effective Time. Prior to the Effective Time, the Partnership shall deposit with the Transfer Agent the aggregate amount of all declared but unpaid distributions payable in respect of Partnership Public Units that have a record date prior to the Effective Time but that have a payment date after the Effective Time, and Parent shall cause the Transfer Agent to pay such distributions to the Partnership Public Unitholder on the payment date of such distributions.

        (j)    No Fractional Units.     No certificates or scrip representing fractional Parent Common Units shall be issued upon the surrender for exchange of Common Unit Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units. Anything to the contrary in this Article II notwithstanding, all fractional Parent Common Units that a Holder of Partnership Public Units converted pursuant to the Merger would otherwise be entitled to receive as Merger Consideration in the Merger (after taking into account all Common Unit Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units held by such Holder) will be aggregated and then, if a fractional Parent Common Unit results from that aggregation, be rounded up to the nearest whole Parent Common Unit.

        (k)    Lost, Stolen or Destroyed Certificates.     If any Common Unit Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Unit Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Common Unit Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed certificate the Merger Consideration to be paid in respect of the Partnership Public Unit(s) represented by such Common Unit Certificate as contemplated by this Article II and pay any distributions pursuant to Section 2.3(h).

        (l)    Withholding Taxes.     Parent, the Partnership and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, or under any provision of applicable state, local, or non-U.S. Tax Law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Common Units). To the extent amounts are so withheld and timely paid over to the appropriate Tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. If withholding is taken in Parent Common Units, Parent or the Exchange Agent shall be treated as having sold such Parent Common Units for an amount of cash equal to the fair market value of such Parent Common Units at the time of such deemed sale and paid such cash proceeds to the appropriate Tax authority.

        (m)    No Dissenters' or Appraisal Rights.     No dissenters' or appraisal rights shall be available with respect to the Transactions.

        Section 2.4    Equity Incentive Award Matters.

        (a)    Conversion of Partnership Equity Awards, Etc.     Each award with respect to Partnership Common Units that is outstanding under the Partnership Long-Term Incentive Plan immediately prior to the Effective Time ("Partnership Equity Award") shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into the right to receive a comparable award ("Parent Replacement Award") with respect to Parent Common Units in accordance with the following:

            (i)  Each Partnership Equity Award consisting of Partnership Restricted Incentive Units shall, as of the Effective Time, be converted into an award with respect to Parent Common Units pursuant to a Parent Replacement Award ("Parent Replacement RIU Award") with substantially the same terms that were in effect immediately prior to the Effective Time; provided that such Parent Replacement RIU Award shall relate to a number of Parent Common Units based on the product obtained by multiplying the number of Partnership Common Units subject to such Partnership Equity Award by the Exchange Ratio, rounded up to the nearest whole Parent Common Unit.

           (ii)  Each Partnership Equity Award consisting of Partnership Performance Units shall, as of the Effective Time, be converted into an award with respect to Parent Common Units pursuant to a Parent Replacement Award ("Parent Replacement PU Award") with substantially the same terms that were in effect immediately prior to the Effective Time; provided that such Parent Replacement PU Award shall (A) relate to a number of Parent Common Units based on the product obtained by multiplying the number of Partnership Common Units subject to such Partnership Equity Award by the Exchange Ratio, rounded up to the nearest whole Parent Common Unit; and (B) be subject to the Performance Metric Adjustment.

          (iii)  Each Partnership Equity Award consisting of Partnership Unit Options shall, as of the Effective Time, be converted into an award with respect to Parent Common Units pursuant to a Parent Replacement Award ("Parent Replacement Option Award") with substantially the same terms that were in effect immediately prior to the Effective Time; provided that such Parent Replacement Option Award shall (A) relate to a number of Parent Common Units based on the product obtained by multiplying the number of Partnership Common Units subject to such Partnership Equity Award by the Exchange Ratio, rounded down to the nearest whole Parent Common Unit; and (B) have an exercise price per each applicable Parent Common Unit based on the quotient obtained by dividing the exercise price in respect of a Partnership Common Unit under such Partnership Equity Award by the Exchange Ratio, rounded up to the nearest whole cent.

          (iv)  To the extent applicable with respect to Partnership Equity Awards described in Section 2.4(a)(i) and (ii) and pursuant to this Section 2.4(a)(iv), holders of such Partnership Equity Awards shall, for periods on and after the Effective Time, remain eligible to receive payment of certain Distribution Equivalent Payments (as defined in the applicable award agreements that govern such Partnership Equity Awards) in respect of such Partnership Equity Awards. Such eligibility shall apply with respect to any Distribution Equivalent Payments which (A) have accrued in respect of any General Distributions (as defined in the applicable award agreements that govern such Partnership Equity Awards) that are declared or made prior to the Effective Time, and (B) remain unpaid as of the Effective Time. The payment, if any, of such Distribution Equivalent Payments shall be subject to the terms and conditions of the applicable award agreements that govern such Partnership Equity Awards to the extent such terms and conditions relate to the calculation, vesting, and payment of such Distribution Equivalent Payments, it being understood that, for periods on and after the Effective Time, such Partnership Equity Awards shall be converted into Parent Replacement Awards in accordance with Section 2.4(a)(i) and (ii), as applicable.

        (b)    Adjustment of Parent Legacy PU Awards.     Each award with respect to Parent Common Units that is outstanding immediately prior to the Effective Time under the Parent Long-Term Incentive Plan ("Parent Equity Award") and consisting of Parent Performance Units ("Parent Legacy PU Award") shall, as of the Effective Time, be subject to substantially the same terms that were in effect immediately prior to the Effective Time; provided that such Parent Legacy PU Award shall be subject to the Performance Metric Adjustment.

        (c)    Adoption and Restatement of the Partnership Long-Term Incentive Plan.     Prior to the Effective Time, the applicable Partnership LTIP Responsible Parties and Parent LTIP Responsible Parties shall cause Parent to adopt and restate the Partnership Long-Term Incentive Plan, such that, for periods on and after the Effective Time, (i) the Partnership Long-Term Incentive Plan shall be continued by Parent, all obligations thereunder (including the Partnership Equity Awards as converted pursuant to Section 2.4(a)) shall be assumed by Parent, and, subject to this Section 2.4, such plan shall continue in effect in accordance with its terms; (ii) all references to Partnership Common Units in the Partnership Long-Term Incentive Plan shall be substituted with references to Parent Common Units; (iii) all references relating to the Partnership and the General Partner in the Partnership Long-Term Incentive Plan shall, as appropriate, be substituted with references relating to Parent and Parent Managing Member, respectively; (iv) the Partnership Long-Term Incentive Plan shall be frozen, such that no additional grants with respect to the Remaining Available Units, whether in respect of Partnership Common Units or Parent Common Units, shall be made on or after the Effective Time under the Partnership Long-Term Incentive Plan (but may be made in respect of the Parent Long-Term Incentive Plan as further described in Section 2.4(d) below); (v) no participant in the Partnership Long-Term Incentive Plan shall have any right to acquire Partnership Common Units under the Partnership Long-Term Incentive Plan from and after the Effective Time; and (vi) other appropriate provisions are updated in, or added to, the Partnership Long-Term Incentive Plan to reflect, and give effect to, the transactions contemplated by this Section 2.4.

        (d)    Restatement of the Parent Long-Term Incentive Plan.     Prior to the Effective Time, the applicable Parent LTIP Responsible Parties shall cause Parent to restate the Parent Long-Term Incentive Plan, such that, for periods on and after the Effective Time, (i) the Remaining Available Units shall be converted into, and included among the, Parent Common Units that are available for new grants of Parent Equity Awards under the Parent Long-Term Incentive Plan, which Remaining Available Units shall relate to such number of Parent Common Units that is based on the product obtained by multiplying the number of the Remaining Available Units by the Exchange Ratio, rounded down to the nearest whole Parent Common Unit ("Rollover Units"); (ii) all references relating to the Partnership and the General Partner in the Parent Long-Term Incentive Plan shall, as appropriate, be removed or substituted with references relating to Parent and Parent Managing Member, respectively; and (iii) other appropriate provisions are updated in, or added to, the Parent Long-Term Incentive Plan to reflect, and give effect to, the transactions contemplated by this Section 2.4.

        (e)    Other Required Actions.     The applicable Partnership LTIP Responsible Parties and Parent LTIP Responsible Parties shall adopt resolutions and take, or cause to be taken, all other actions as and when appropriate, necessary, or required in accordance with applicable Law, NYSE rules, and the terms and conditions of the Partnership Long-Term Incentive Plan and Parent Long-Term Incentive Plan (including, the award agreements in respect of awards granted thereunder) to give effect to the transactions described in this Section 2.4.

        Section 2.5    Certain Adjustments.     Anything to the contrary in this Article II notwithstanding (but without in any way limiting the covenants in Section 5.1), if between the date of this Agreement and the Effective Time the number of outstanding the Partnership Common Units or Parent Common Units shall have been changed into a different number of units or a different class or series by reason of the occurrence or record date of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect fully the effect of such unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units, or similar transaction and to provide the Holders of Partnership Public Units the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE PARTNERSHIP PARTIES

        The Partnership Parties hereby represent and warrant to the Parent Parties, except as set forth in (x) the Partnership SEC Documents filed with or furnished to the SEC on or after December 31, 2017 and prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading "Risk Factors" or "Disclosure Regarding Forward-Looking Statements" or similar heading (other than any factual information set forth under such headings)) or (y) the Partnership Disclosure Letter (it being understood that any information set forth on any Schedule of the Partnership Disclosure Letter shall be deemed to be disclosed with respect to any other section or subsection of this Agreement to which it is reasonably apparent on its face that such information is relevant to other sections or subsections of this Agreement), as follows:

        Section 3.1    Organization; Qualification.

          (a)   The Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The Partnership is duly qualified, registered, or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

          (b)   The General Partner is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The General Partner is duly qualified, registered, or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

          (c)   Each of the Partnership Subsidiaries is a corporation, limited liability company, or limited partnership, as applicable, duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate, limited liability company, or limited partnership, as applicable, power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Each of the Partnership Subsidiaries is duly qualified, registered, or licensed to do business as a foreign corporation, limited liability company, or limited partnership, as applicable, and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

        Section 3.2    Authority; Enforceability.

          (a)   Each of the Partnership Parties has full limited liability company or limited partnership, as applicable, power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and, subject to receipt of the Partnership Unitholder Approval, to consummate the Transactions and the transactions contemplated by such other Transaction Agreements and to perform all of the obligations to be performed by it hereunder and thereunder. Subject to receipt of the Partnership Unitholder Approval, the execution and delivery of this Agreement and the other Transaction Agreements to which such Partnership Party is a party and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements and the performance of all of the obligations hereunder and thereunder to be performed by such Partnership Party have been duly and validly authorized by such Partnership Party, and except for the Partnership Unitholder Approval, no other limited liability company or limited partnership, as applicable, proceedings on behalf of such Partnership Party are necessary to authorize this Agreement and the other Transaction Agreements to which it is a party, to consummate the Transactions and the transactions contemplated by such other Transaction Agreements or to perform all of the obligations to be performed by it hereunder and thereunder. The General Partner Board has (i) determined that this Agreement and the Transactions are in the best interest of the Partnership and the Holders of Partnership Unaffiliated Units, (ii) approved this Agreement, and (iii) resolved to recommend that the Holders of Partnership Voting Units vote to approve this Agreement.

          (b)   This Agreement has been, and the other Transaction Agreements to which each Partnership Party is a party, when executed, have been or will be, duly executed and delivered by or on behalf of such Partnership Party, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding agreement of such Partnership Party, enforceable against it in accordance with its and their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          (c)   The General Partner, for and on behalf of the Partnership, has taken all necessary action so that any Takeover Laws applicable to any Partnership Group Entity do not, and will not, apply to this Agreement or the other Transaction Agreements or the consummation of the Transactions or the transactions contemplated by the other Transaction Agreements.

        Section 3.3    Non-Contravention.     The execution, delivery, and performance by the Partnership Parties of this Agreement and the other Transaction Agreements to which any Partnership Party is a party, and the consummation by the Partnership Parties of the Transactions and the transactions contemplated by such other Transaction Agreements, does not and will not: (a) subject to obtaining the Partnership Unitholder Approval, violate, conflict with, result in any breach of, or require the consent of any Person under any provision of the Organizational Documents of any Partnership Group Entity; (b) conflict with or violate any applicable Law; (c) conflict with, result in a breach of, constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give rise to any right of termination, cancellation, suspension, or amendment under (whether with notice or lapse of time or both), or require any consent, authorization or approval under, any of the terms, conditions or provisions of any Contract to which any Partnership Group Entity is a party or by which any property or asset of any Partnership Group Entity is bound or affected; or (d) constitute (whether with notice or lapse of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of any Partnership Group Entity, except, in the cases of clauses (b), (c) and (d), for those items which, individually or in the aggregate, would not reasonably be expected to have a Partnership Material Adverse Effect.

        Section 3.4    Consents.     No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by any Partnership Party in connection with the execution, delivery and performance of this Agreement and the other Transaction Agreements to which such Partnership Party is a party, or the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements, except (a) the filing of the Registration Statement, including the Proxy/Information Statement constituting a part thereof, with the SEC, (b) such filings as may be required under applicable state and federal securities Laws, (c) the filing of a Notification and Report Form pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and any other filings required under the HSR Act, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (e) such notices, consents, approvals, licenses, permits, orders, or authorizations as have been waived or obtained or with respect to which the time for asserting such right has expired, or (f) for those notices, consents, approvals, licenses, permits, orders, or authorizations which, individually or in the aggregate, would not reasonably be expected to have a Partnership Material Adverse Effect (including such consents, approvals, licenses, permits, orders, or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).

        Section 3.5    Capitalization.

          (a)    Capitalization of the Partnership.

              (i)  As of September 30, 2018, there were issued and outstanding (A) 353,098,287 Partnership Common Units, (B) 57,886,596 Partnership Series B Units, (C) 400,000 Partnership Series C Units, (D) the general partner interest in the Partnership (the "Partnership General Partner Interest"), (E) the Incentive Distribution Rights, (F) 2,596,627 Partnership Restricted Incentive Units, (G) 451,669 Partnership Performance Units (assuming, for purposes of this Section 3.5(a)(i), that any vesting and payout thereof would correspond with the attainment of the target performance level (as described in the applicable award agreements that relate to such Partnership Performance Units)), and (H) 50,939 Partnership Unit Options. As of September 30, 2018, there were 3,400,120 Partnership Common Units remaining available with respect to which additional awards may be granted under the General Partner Long-Term Incentive Plan (assuming, for purposes of this Section 3.5(a)(i), that any vesting and payout of the Partnership Performance Units described in clause (G) above would correspond with the attainment of the target performance level (as described in the applicable award agreements that relate to such Partnership Performance Units)). All of such Partnership Common Units, Partnership Series B Units, Partnership Series C Units, and Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA). The Partnership General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

             (ii)  Except (x) as set forth above in this Section 3.5(a), and (y) for the vesting and/or settlement, or the acceleration of the vesting and/or settlement, of Partnership Restricted Incentive Units, Partnership Performance Units, and Partnership Unit Options set forth above in this Section 3.5(a), there are (A) no authorized or outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) to purchase or otherwise acquire from the Partnership any partnership interests of the Partnership, (B) no commitments on the part of the Partnership to issue partnership interests, subscriptions, warrants, options, convertible securities, or other similar rights, and (C) no partnership interests of the Partnership reserved for issuance for any such purpose. The Partnership has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its partnership interests. Except as set forth on Schedule 3.5(a) of the Partnership Disclosure Letter or in this Agreement, the Support Agreement, the Series B Support Agreement, or the Partnership Agreement, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any partnership interests of the Partnership.

          (b)    Capitalization of the General Partner.    As of the Execution Date, the only issued and outstanding limited liability company interest of the General Partner is the General Partner Membership Interest. The limited liability company interest represented by the General Partner Membership Interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). Except as set forth above in this Section 3.5(b), there are (i) no authorized or outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) to purchase or otherwise acquire from the General Partner any limited liability company interests of the General Partner, (ii) no commitments on the part of the General Partner to issue limited liability company interests, subscriptions, warrants, options, convertible securities, or other similar rights, and (iii) no limited liability company interests of the General Partner reserved for issuance for any such purpose. The General Partner has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its limited liability company interests. Except as set forth on Schedule 3.5(b) of the Parent Disclosure Letter or in this Agreement, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any limited liability company interests of the General Partner.

          (c)    Ownership and Capitalization of the Partnership Subsidiaries.    As of the Execution Date:

              (i)  the Partnership owns, directly or indirectly, beneficially and of record, 100% of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each of the Partnership Subsidiaries other than the Partially-Owned Partnership Subsidiaries. The Partnership's ownership, whether direct or indirect and whether beneficially or of record, of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each Partially-Owned Partnership Subsidiary is set forth on Schedule 3.5(c) of the Partnership Disclosure Letter, along with the names of each other Person owning issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each such Partially-Owned Partnership Subsidiary, and the ownership of each such other Person in such Partially-Owned Partnership Subsidiary;

             (ii)  all of the capital stock, limited liability company interests or partnership interests, as applicable, of each Partnership Subsidiary owned, directly or indirectly, by the Partnership, have been duly authorized and validly issued in accordance with the Organizational Documents of such Partnership Subsidiary, and are fully paid (to the extent required under the Organizational Documents of such Partnership Subsidiary) and nonassessable (except (x) in the case of a limited liability company interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, (y) in the case of a limited partner interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA, and (z) in the case of a limited liability company interest or limited partner interest in a limited liability company or limited partnership, as applicable, formed under the Laws of another domestic state, as such nonassessability may be affected by similar provisions of such state's limited liability company or limited partnership, as applicable, statute); and

            (iii)  (A) there are (1) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire from any Partnership Subsidiary any capital stock, limited liability company interests, or partnership interests, as applicable, of such Partnership Subsidiary, (2) no commitments on the part of any Partnership Subsidiary to issue capital stock, limited liability company interests, or partnership interests, as applicable, subscriptions, warrants, options, convertible securities, or other similar rights, and (3) no capital stock, limited liability company interests, or partnership interests, as applicable, of any Partnership Subsidiary reserved for issuance for any such purpose; (B) no Partnership Subsidiary has any obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its capital stock, limited liability company interests, or partnership interests, as applicable; and (C) there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any capital stock, limited liability company interests, or partnership interests, as applicable, of any Partnership Subsidiary.

          (d)    Ownership of Partnership General Partner Interest and Incentive Distribution Rights.    As of the Execution Date, the General Partner owns, beneficially and of record, the Partnership General Partner Interest and the Incentive Distribution Rights. The General Partner owns no Equity Interests in any other Person other than the Partnership General Partner Interest and the Incentive Distribution Rights.

        Section 3.6    Compliance with Laws.     Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit, Tax matters, Laws relating to employee benefits, employment, and labor matters, and Laws relating to regulatory matters, which are the subject of Section 3.12, Section 3.15, Section 3.16, Section 3.17, and Section 3.18, respectively, each Partnership Group Entity is in compliance with all applicable Laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

        Section 3.7    Partnership SEC Documents; Financial Statements.

          (a)   The Partnership has furnished or filed all reports, schedules, forms, statements, certifications, and other documents (including exhibits, amendments, and supplements thereto) required to be furnished or filed by it with the SEC since December 31, 2017 (such reports, schedules, forms, statements, certifications and other documents filed since December 31, 2017 and prior to the Execution Date, the "Partnership SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Partnership SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing), none of the Partnership SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Partnership SEC Documents.

          (b)   The audited and unaudited consolidated financial statements (including any related notes thereto) included in the Partnership SEC Documents have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Partnership Group Entities at the respective dates thereof and the results of their operations and cash flows for the periods indicated.

          (c)   The Partnership maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to the Partnership, including its consolidated Subsidiaries, is made known to the principal executive officer and the principal financial officer of the Partnership by others within those entities; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms. The Partnership maintains internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Partnership's principal executive officer and principal financial officer have disclosed, based on their most recent evaluation, to the Partnership's auditors and the audit committee of the General Partner Board (x) all significant deficiencies in the designation or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize and report financial data and have identified for the Partnership's auditors any material weakness in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

        Section 3.8    Undisclosed Liabilities.     Except as set forth in the Partnership SEC Documents, there are no liabilities or obligations of any Partnership Group Entity of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative, or permitting agency proceedings, or arising under contract, or otherwise, other than those liabilities and/or obligations (or such facts and circumstances) (i) incidental to the existence and status of any such Partnership Group Entity as a corporation, limited partnership, or limited liability company, as applicable, under the applicable Laws of its state of organization, such as annual fees owed to such state and fees owed to any registered agent, or (ii) which, individually or in the aggregate, would not reasonably be expected to have a Partnership Material Adverse Effect.

        Section 3.9    Absence of Certain Changes.     Except as expressly contemplated by this Agreement, since December 31, 2017 (a) through the Execution Date, the Partnership Group Entities have operated their respective businesses only in the ordinary course of business in all material respects and consistent with past practice (except as contemplated by this Agreement) and (b) there has been no Partnership Material Adverse Effect.

        Section 3.10    Title to Properties and Assets.     Each of the Partnership Group Entities has good (and with respect to real property, indefeasible) title to, or valid leasehold or other interests in, as applicable, all real and personal property described in the Partnership SEC Documents, as owned, leased, or used and occupied by such Partnership Group Entity, free and clear of all Liens, except (a) as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect or (b) Permitted Liens. At and immediately following the Closing, the assets owned or held for use by the Partnership Group Entities will constitute all of the material assets and properties used to enable the Partnership Group Entities to conduct their respective businesses in substantially the same manner as conducted by the Partnership Group Entities as of the Execution Date.

        Section 3.11    Intellectual Property.     Except as would not reasonably be expected to have a Partnership Material Adverse Effect, (a) the Partnership Group Entities own or have the right to use pursuant to a license, sublicense, agreement, or otherwise all material items of Intellectual Property required in the operation of their business as presently conducted; (b) no third party has asserted against any Partnership Group Entity an unresolved claim that any Partnership Group Entity is infringing on the Intellectual Property of such third party; (c) to the Knowledge of the Partnership, the operation of the business of the Partnership Group Entities as presently conducted does not infringe on the Intellectual Property owned by any third party; (d) no Partnership Group Entity has asserted against any Person an unresolved claim that such third party is infringing on the Intellectual Property owned by the Partnership Group Entities; and (e) to the Knowledge of the Partnership, no third party is infringing on the Intellectual Property owned by the Partnership Group Entities.

        Section 3.12    Environmental Matters.     Except for matters that would not reasonably be expected to have a Partnership Material Adverse Effect: (a) each of the Partnership Group Entities is and, during the relevant time periods specified in all applicable statutes of limitations, has been, in compliance with all applicable Environmental Laws; (b) none of the Partnership Group Entities nor any of their properties or operations is subject to any pending or, to the Knowledge of the Partnership, threatened Proceeding arising under any Environmental Law, nor has any Partnership Group Entity received any pending notice, order, or complaint from any Governmental Authority alleging a violation of or liability arising under any Environmental Law; and (c) there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties owned by the Partnership Group Entities, from or in connection with the Partnership Group Entities' operations or for which any of the Partnership Group Entities have assumed contractual liability, in each case in a manner that would reasonably be expected to give rise to any uninsured liability pursuant to any Environmental Law.

        Section 3.13    Material Contracts.

          (a)   Except for this Agreement or as publicly filed or furnished with the SEC prior to the Execution Date, none of the Partnership Group Entities is a party to or bound by, as of the Execution Date, any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) to the Partnership (each Contract described in this Section 3.13(a), a "Partnership Material Contract").

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, with respect to each Partnership Group Entity: (i) each Partnership Material Contract to which such Partnership Group Entity is a party is legal, valid, and binding on and enforceable against such entity, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity), and in full force and effect; (ii) each Partnership Material Contract to which such Partnership Group Entity is a party will continue to be legal, valid, and binding on and enforceable against such entity, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity), and in full force and effect on identical terms following the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements; (iii) such Partnership Group Entity that is a party to each Partnership Material Contract is not in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by such Partnership Group Entity, or permit the cancellation, termination, modification, amendment, acceleration, or suspension of such Partnership Material Contract; and (iv) to the Knowledge of such Partnership Group Entity, no other party to any Partnership Material Contract is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by such other party, or permit the cancellation, termination, modification, amendment, acceleration, or suspension of such Partnership Material Contract nor has any other party repudiated any provision of such Partnership Material Contract.

        Section 3.14    Legal Proceedings.     Except with respect to Proceedings (x) arising under Environmental Laws which are the subject of Section 3.12 or (y) arising with respect to Tax matters which are the subject of Section 3.16, there are no Proceedings pending or, to the Knowledge of the Partnership, threatened against the Partnership Group Entities, except such Proceedings as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

        Section 3.15    Permits.     The Partnership Group Entities have all Permits (including Permits issued pursuant to or required by Environmental Laws) as are necessary to use, own and operate their assets and businesses in the manner in which such assets or businesses, as the case may be, are currently used, owned and operated by the Partnership Group Entities, except where the failure to have such Permits would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. All Permits are held by the Partnership Group Entities and are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The Partnership Group Entities have complied with all terms and conditions of the Permits held by them, and no suspension or cancellation of any Permit is pending or, to the Knowledge of the Partnership, threatened, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. The Permits held by the Partnership Group Entities will not be subject to suspension, modification, revocation, or non-renewal as a result of the execution and delivery of this Agreement or the other Transaction Agreements or the consummation of the Transactions or the transactions contemplated by the other Transaction Agreements, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. No Proceeding is pending or, to the Knowledge of the Partnership, threatened with respect to any alleged failure by the Partnership Group Entities to have any Permit necessary for the operation of any asset or the conduct of their businesses or to be in compliance therewith.

        Section 3.16    Taxes.     Except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect:

          (a)   All Tax Returns required to be filed with respect to each of the Partnership Group Entities have been filed and all Tax Returns of each of the Partnership Group Entities are complete and correct in all material respects and all Taxes due relating to each of the Partnership Group Entities have been paid in full. There is no claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any Partnership Group Entity for any Taxes, and no assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of or with respect to any of the Partnership Group Entities.

          (b)   All Taxes required to be withheld, collected, or deposited by or with respect to each of the Partnership Group Entities have been timely withheld, collected, or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

          (c)   There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for payment or assessment of any Tax of, or any Taxes associated with the ownership or operation of the assets of, any Partnership Group Entity.

          (d)   None of the Partnership Group Entities has engaged in a transaction that would be reportable by or with respect to any Partnership Group Entity pursuant to Treasury Regulation Section 1.6011-4 or any predecessor thereto.

          (e)   There are no Liens on any of the assets of any Partnership Group Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f)    None of the Partnership Group Entities has been a member of or is a successor to an entity that has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

          (g)   The Partnership has not elected to be treated as a corporation for federal Tax purposes. The Partnership qualifies as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and at least 90% of the gross income of the Partnership for each taxable year since its formation has been from sources that are treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        Section 3.17    Employee Benefits; Employment and Labor Matters.

          (a)   Except for matters that would not reasonably be expected to have a Partnership Material Adverse Effect:

              (i)  each Partnership Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code, and all other applicable Laws, and the terms of all applicable collective bargaining agreements;

             (ii)  there do not now exist, nor do any circumstances exist that could result in, any liabilities under or arising with respect to (A) Title IV of ERISA, (B) Section 302 of ERISA, or (C) Sections 412 and 4971 of the Code; and

            (iii)  as to any Partnership Benefit Plan intended to be qualified under Section 401 of the Code, such Plan has received a favorable determination letter, advisory letter, or opinion letter, as applicable, from the IRS to such effect and, to the Knowledge of the Partnership, no fact, circumstance, or event has occurred or exists since the date of such letter that would reasonably be expected to adversely affect the qualified status of any such Partnership Benefit Plan.

          (b)   Except as would not reasonably be expected to have a Partnership Material Adverse Effect, neither the consummation of the Transactions nor the consummation of the transactions contemplated by the other Transaction Agreements will result in a nondeductible expense of the Partnership or any of its Affiliates under Section 280G of the Code. Further, no gross-up tax payment shall be owed or made by the Partnership or any of its Affiliates with respect to any tax payment due under Section 4999 of the Code as a result of the Transactions or the transactions contemplated by the other Transaction Agreements.

          (c)   Neither the execution and delivery of this Agreement or any other Transaction Agreement to which the Partnership or any of its Affiliates is a party nor the consummation of the

  Transactions or the transactions contemplated by the other Transaction Agreements will (i) result in any payment (including severance, unemployment compensation, retention, parachute, bonus, or otherwise) becoming due to any officer, director, employee, or consultant of any Partnership Group Entity or Affiliate thereof; (ii) materially increase any benefits otherwise payable by any Partnership Group Entity or Affiliate thereof; or (iii) result in the acceleration of the time of payment or vesting of any awards or benefits or give rise to any additional service credits.

          (d)   Except as would not reasonably be expected to have a Partnership Material Adverse Effect, each of the Partnership Group Entities (i) is in compliance with all applicable Laws regarding labor and employment, including all Laws relating to employment discrimination, labor relations, payment of wages and overtime, leaves of absence, employment tax and social security, classification of employees and independent contractors, occupational health and safety, data privacy, and immigration; (ii) is not subject to any material disputes or audits pending, or, to the Knowledge of the Partnership, threatened, by any of its prospective, current, or former employees, independent contractors, or any Governmental Authority relating to the engagement of employees or independent contractors by any Partnership Group Entity or related to any Partnership Benefit Plan (except for routine undisputed claims for benefits); and (iii) is not subject to any material judgment, order, or decree with or relating to any present or former employee, independent contractor, or any Governmental Authority relating to claims of discrimination, wage, or hour practices, or other claims in respect to employment or labor practices and policies.

          (e)   Except as would not reasonably be expected to have a Partnership Material Adverse Effect, (i) none of the Partnership Group Entities is a party to or bound by or negotiating any collective bargaining agreement or other agreement with any labor union, nor has any of them experienced any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past two years, and (ii) to the Knowledge of the Partnership, there are no current union representation questions or petitions or organizing campaigns involving employees of any Partnership Group Entity.

        Section 3.18    Regulatory Matters.     No Partnership Group Entity is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        Section 3.19    Insurance.     Except as would not reasonably be expected to have a Partnership Material Adverse Effect, (a) the businesses and assets of the Partnership Group Entities are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverage and related limits and deductibles that are customary in the natural gas gathering, processing, treating, transportation, and storage industries, the NGL fractionation, transportation, storage, exportation, and marketing industries, and the crude oil and condensate gathering, transportation, stabilization, storage, trans-loading, and marketing industries, (b) each such insurance policy under which any Partnership Group Entity is an insured or otherwise the principal beneficiary of coverage (collectively, the "Partnership Insurance Policies") is in full force and effect, all premiums due thereon have been paid in full and such Partnership Group Entity is in compliance with the terms and conditions of such Partnership Insurance Policy; (c) no Partnership Group Entity is in breach or default under any Partnership Insurance Policy; (d) no event has occurred which, with notice or lapse of time or both, would constitute such breach of default, or permit termination or modification, under any Partnership Insurance Policy; and (e) no notice of cancellation, material premium increase of, or indication of an intention not to renew, any Partnership Insurance Policy has been received by the Partnership Group Entities other than in the ordinary course of business.

        Section 3.20    Required Vote of the Partnership Unitholders.     The affirmative vote of the Holders of at least a majority of the Partnership Common Units and the Partnership Series B Units issued and outstanding and entitled to vote on the approval of this Agreement, voting together as a single class (the "Partnership Unitholder Approval"), is the only vote or approval of holders of Equity Interests in the Partnership necessary to approve this Agreement.

        Section 3.21    Brokers' Fee.     No broker, investment banker, financial advisor, or other Person is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Partnership Parties.

        Section 3.22    Opinion of Financial Advisor.     The Partnership Conflicts Committee has received the opinion of Evercore Group L.L.C. (the "Partnership Financial Advisor") to the effect that, as of the Execution Date, based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by the Partnership Financial Advisor in rendering such opinion, the Exchange Ratio is fair, from a financial point of view, to the Holders of Partnership Common Units other than the General Partner, Parent, GIP Stetson I, and their respective Affiliates (the "Partnership Fairness Opinion"). The Partnership has been authorized by the Partnership Financial Advisor to reproduce the Partnership Fairness Opinion in the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof.

        Section 3.23    Waivers and Disclaimers.     ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTNERSHIP PARTIES IN THIS AGREEMENT, SUCH PARTIES HAVE NOT MADE, AND DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

        The Parent Parties hereby represent and warrant to the Partnership Parties, except as set forth in (x) the Parent SEC Documents filed with or furnished to the SEC on or after December 31, 2017 and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading "Risk Factors" or "Disclosure Regarding Forward-Looking Statements" or similar heading (other than any factual information set forth under such headings)) or (y) the Parent Disclosure Letter (it being understood that any information set forth on any Schedule of the Parent Disclosure Letter shall be deemed to be disclosed with respect to any other section or subsection of this Agreement to which it is reasonably apparent on its face that such information is relevant to other sections or subsections of this Agreement), as follows:

        Section 4.1    Organization; Qualification.

          (a)   Parent is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Parent is duly qualified, registered, or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Parent Managing Member is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now conducted. Parent Managing Member is duly qualified, registered, or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (c)   Each of the Parent Subsidiaries, including Merger Sub, is a corporation or limited liability company, as applicable, duly organized, validly existing, and in good standing under the laws of its state of organization and has all requisite corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of the Parent Subsidiaries, including Merger Sub, is duly qualified, registered, or licensed to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered, or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.2    Authority; Enforceability.

          (a)   Each of the Parent Parties has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and, after giving effect to the Parent Written Consent, to consummate the Transactions and the transactions contemplated by such other Transaction Agreements and to perform all of the obligations to be performed by it hereunder and thereunder. After giving effect to the Parent Written Consent, the execution and delivery of this Agreement and the other Transaction Agreements to which such Parent Party is a party and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements and the performance of all of the obligations hereunder and thereunder to be performed by such Parent Party have been duly and validly authorized by such Parent Party, and no other limited liability company proceedings on behalf of such Parent Party are necessary to authorize this Agreement and the other Transaction Agreements to which it is a party, to consummate the Transactions and the transactions contemplated by such other Transaction Agreements or to perform all of the obligations to be performed by it hereunder and thereunder. The Parent Board has (i) determined that this Agreement and the Transactions are in the best interest of Parent and the Holders of Parent Public Units, (ii) approved this Agreement and the Parent Unit Issuance, (iii) resolved to recommend that the Holders of Parent Common Units vote or consent to approve the Parent Unit Issuance, and (iv) authorized the taking of action by written consent of the Holders of the Parent Common Units with respect to the Parent Unit Issuance pursuant to Section 13.11 of the Parent Operating Agreement. Concurrently with the execution of this Agreement, the Parent Written Consent is being executed and delivered by the Parent Majority Holder, and such Parent Written Consent is effective and irrevocable for all purposes of applicable Law and the Parent Operating Agreement. Pursuant to the Parent Written Consent, the Parent Majority Holder, which holds a majority of the Parent Common Units issued and outstanding and entitled to vote on the Parent Unit Issuance, is approving the issuance of the Merger Consideration for purposes of Rule 312.03(c) of the NYSE Listed Company Manual.

          (b)   This Agreement has been, and the other Transaction Agreements to which each Parent Party is a party, when executed, have been or will be, duly executed and delivered by or on behalf of such Parent Party, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding agreement of such Parent Party, enforceable against it in accordance with its and their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          (c)   Parent Managing Member, for and on behalf of Parent, has taken all necessary action so that any Takeover Laws applicable to any Parent Group Entity do not, and will not, apply to this Agreement or the other Transaction Agreements or the consummation of the Transactions or the transactions contemplated by the other Transaction Agreements.

        Section 4.3    Non-Contravention.    The execution, delivery, and performance by the Parent Parties of this Agreement and the other Transaction Agreements to which any Parent Party is a party, and the consummation by the Parent Parties of the Transactions and the transactions contemplated by such other Transaction Agreements, does not and will not: (a) subject to obtaining the Parent Unitholder Approval, violate, conflict with, result in any breach of, or require the consent of any Person under any provision of the Organizational Documents of any Parent Group Entity; (b) conflict with or violate any applicable Law; (c) conflict with, result in a breach of, constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give rise to any right of termination, cancellation, suspension, or amendment under (whether with notice or lapse of time or both), or require any consent, authorization, or approval under, any of the terms, conditions, or provisions of any Contract to which any Parent Group Entity is a party or by which any property or asset of any Parent Group Entity is bound or affected; or (d) constitute (whether with notice or lapse of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of any Parent Group Entity, except, in the cases of clauses (b), (c) and (d), for those items which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4    Consents.    No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by any Parent Party in connection with the execution, delivery, and performance of this Agreement and the other Transaction Agreements to which such Parent Party is a party, or the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements, except (a) the filing of the Registration Statement, including the Proxy/Information Statement constituting a part thereof, with the SEC, (b) such filings as may be required under applicable state and federal securities Laws, (c) the filing of a Notification and Report Form pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder and any other filings required under the HSR Act, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (e) such notices, consents, approvals, licenses, permits, orders, or authorizations as have been waived or obtained or with respect to which the time for asserting such right has expired or (f) for those notices, consents, approvals, licenses, permits, orders, or authorizations which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect (including such consents, approvals, licenses, permits, orders, or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).

        Section 4.5    Capitalization.

          (a)    Capitalization of Parent.

              (i)  As of September 30, 2018, there were issued and outstanding (A) 181,294,450 Parent Common Units, (B) the non-economic management interest in Parent held by Parent Managing Member (the "Parent Managing Member Interest"), (C) 2,463,553 Parent Restricted Incentive Units (assuming, for purposes of this Section 4.5(a)(i), that any vesting and payout thereof would correspond with the attainment of the target performance level (as described in the applicable award agreements that relate to such Parent Performance Units)), and (D) 418,149 Parent Performance Units. As of September 30, 2018, there were 6,725,275 Parent Common Units remaining available with respect to which additional awards may be granted under the Parent Long-Term Incentive Plan (assuming, for purposes of this Section 4.5(a)(i), that any vesting and payout of the Parent Performance Units described in clause (D) above would correspond with the attainment of the target performance level (as described in the applicable award agreements that relate to such Parent Performance Units)). All of such Parent Common Units, and the limited liability company interests represented thereby, have been duly authorized and validly issued in accordance with the Parent Operating Agreement and are fully paid (to the extent required under the Parent Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). The Parent Managing Member Interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

             (ii)  Except (x) as set forth above in this Section 4.5(a), and (y) for the vesting and/or settlement, or the acceleration of the vesting and/or settlement, of Parent Restricted Incentive Units and Parent Performance Units set forth above in this Section 4.5(a), there are (A) no authorized or outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) to purchase or otherwise acquire from Parent any limited liability company interests of Parent, (B) no commitments on the part of Parent to issue limited liability company interests, subscriptions, warrants, options, convertible securities, or other similar rights, and (C) no limited liability company interests of Parent reserved for issuance for any such purpose. Parent has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its limited liability company interests. Except as set forth in this Agreement, GIP Support Agreement, or the Parent Operating Agreement, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any limited liability company interests of Parent.

          (b)    Capitalization of Merger Sub.    As of the Execution Date, the only issued and outstanding limited liability company interest of Merger Sub is the Merger Sub Membership Interest. The limited liability company interest represented by the Merger Sub Membership Interest has been duly authorized and validly issued in accordance with the Organizational Documents of Merger Sub and are fully paid (to the extent required under the Organizational Documents of Merger Sub) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA). Except as set forth above in this Section 4.5(b), there are (a) no authorized or outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) to purchase or otherwise acquire from Merger Sub any limited liability company interests of Merger Sub, (b) no commitments on the part of Merger Sub to issue limited liability company interests, subscriptions, warrants, options, convertible securities, or other similar rights, and (c) no limited liability company interests of Merger Sub reserved for issuance for any such purpose. Merger Sub has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its limited liability company interests. Except for the Organizational Documents of Merger Sub and this Agreement, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any limited liability company interests of Merger Sub.

        (c)    Ownership of the Parent Managing Member Interest.     As of the Execution Date, the Parent Managing Member owns, beneficially and of record, the Parent Managing Member Interest. The Parent Managing Member owns no Equity Interests in any other Person other than the Parent Managing Member Interest.

        Section 4.6    Issuance of Parent Common Units.

          (a)   (i) The issuance by Parent of the Parent Common Units to be issued in connection with the Merger pursuant to this Agreement, and the limited liability company interests represented thereby, as of the Closing, will have been duly authorized by or on behalf of Parent pursuant to the Parent Operating Agreement; (ii) such Parent Common Units, when issued and delivered at the Closing in accordance with the terms of this Agreement and the Parent Operating Agreement, will be validly issued, fully paid (to the extent required by the Parent Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and (iii) such Parent Common Units will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Parent Operating Agreement, the DLLCA, and applicable state and federal securities Laws.

          (b)   On the Closing Date, the Parent Common Units to be issued in connection with the Merger will have those rights, preferences, privileges and restrictions governing the Parent Common Units as set forth in the Parent Operating Agreement.

        Section 4.7    Compliance with Laws.    Except for Tax matters, Laws relating to employee benefits matters, employment, and labor matters, and Laws relating to regulatory matters, which are the subject of Section 4.14, Section 4.15 and Section 4.16, respectively, each Parent Group Entity is in compliance with all applicable Laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.8    Parent SEC Documents; Financial Statements.

          (a)   Parent has furnished or filed all reports, schedules, forms, statements, certifications and other documents (including exhibits, amendments and supplements thereto) required to be furnished or filed by it with the SEC since December 31, 2017 (such reports, schedules, forms, statements, certifications and other documents filed since December 31, 2017 and prior to the Execution Date, the "Parent SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents.

          (b)   The audited and unaudited consolidated financial statements (including any related notes thereto) included in the Parent SEC Documents have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Parent Group Entities at the respective dates thereof and the results of their operations and cash flows for the periods indicated.

          (c)   Parent maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the principal executive officer and the principal financial officer of Parent by others within those entities; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC's rules and forms. Parent maintains internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent's principal executive officer and principal financial officer have disclosed, based on their most recent evaluation, to Parent's auditors and the audit committee of the Parent Board (x) all significant deficiencies in the designation or operation of internal controls which could adversely affect

  Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weakness in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

        Section 4.9    Undisclosed Liabilities.    Except as set forth in the Parent SEC Documents, there are no liabilities or obligations of any Parent Group Entity of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative, or permitting agency proceedings, or arising under contract, or otherwise, other than those liabilities and/or obligations (or such facts and circumstances) (i) incidental to the existence and status of any such Parent Group Entity as a corporation or limited liability company, as applicable, under the applicable Laws of its state of organization, such as annual fees owed to such state and fees owed to any registered agent, or (ii) which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.10    Absence of Certain Changes.    Except as expressly contemplated by this Agreement, since December 31, 2017, (a) through the Execution Date, the Parent Group Entities have operated their respective businesses only in the ordinary course of business in all material respects and consistent with past practice (except as contemplated by this Agreement) and (b) there has been no Parent Material Adverse Effect.

        Section 4.11    Title to Assets.

          (a)   As of the Execution Date:

              (i)  Parent owns, beneficially and of record, (A) 100% of the issued and outstanding capital stock of EnLink Midstream, Inc., a Delaware corporation ("EMI"), (B) 100% of the issued and outstanding capital stock of Acacia Natural Gas Corp I, Inc. ("Acacia"), and (C) 100% of the issued and outstanding membership interests in Merger Sub.

             (ii)  EMI owns, beneficially and of record, (A) 20,280,252 Partnership Common Units, (B) the General Partner Membership Interest and (C) a 16.1% limited liability company interest in EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership ("EnLink Oklahoma Gas").

            (iii)  Acacia owns, beneficially and of record, 68,248,199 Partnership Common Units.

Except as set forth in this Section 4.11(a), neither the Parent, EMI, nor Acacia (i) directly or indirectly owns any Equity Interests in any other Person (other than the Partnership Group Entities) or (ii) has any material assets or material operations.

          (b)   All of the capital stock, limited liability company interests or partnership interests, as applicable, of each Parent Subsidiary owned, directly or indirectly, by Parent, have been duly authorized and validly issued in accordance with the Organizational Documents of such Parent Subsidiary, and are fully paid (to the extent required under the Organizational Documents of such Parent Subsidiary) and nonassessable (except (x) in the case of a limited liability company interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, and (y) in the case of a limited partner interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

          (c)   Except as set forth in the Organizational Documents of the applicable Parent Subsidiary or pursuant to applicable federal or state securities Laws, (A) there are (1) no authorized or outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) to purchase or otherwise acquire from any Parent Subsidiary any capital stock, limited liability company interests, or partnership interests, as applicable, of such Parent Subsidiary, (2) no commitments on the part of any Parent Subsidiary to issue capital stock, limited liability company interests, or partnership interests, as applicable, subscriptions, warrants, options, convertible securities, or other similar rights, and (3) no capital stock, limited liability company interests, or partnership interests, as applicable, of any Parent Subsidiary reserved for issuance for any such purpose; (B) no Parent Subsidiary has any obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its capital stock, limited liability company interests, or partnership interests, as applicable; and (C) there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, or proxy relating to any capital stock, limited liability company interests, or partnership interests, as applicable, of any Parent Subsidiary.

          (d)   Merger Sub was formed solely for the purpose of engaging in the Merger and the other Transactions. Merger Sub has not incurred, directly or indirectly, any obligations or conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other Transactions.

        Section 4.12    Material Contracts.

          (a)   Except for this Agreement or as publicly filed or furnished with the SEC prior to the Execution Date, none of the Parent Group Entities is a party to or bound by, as of the Execution Date, any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) to Parent (other than any Partnership Material Contract) (each Contract described in this Section 4.12(a), a "Parent Material Contract").

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, with respect to each Parent Group Entity: (i) each Parent Material Contract to which such Parent Group Entity is a party is legal, valid, and binding on and enforceable against such entity, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity), and in full force and effect; (ii) each Parent Material Contract to which such Parent Group Entity is a party will continue to be legal, valid, and binding on and enforceable against such entity, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity), and in full force and effect on identical terms following the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements; (iii) such Parent Group Entity that is a party to each Parent Material Contract is not in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by such Parent Group Entity, or permit the cancellation, termination, modification, amendment, acceleration, or suspension of such Partnership Material Contract; and (iv) to the Knowledge of such Parent Group Entity, no other party to any Parent Material Contract is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by such other party, or permit the cancellation, termination, modification, amendment, acceleration, or suspension of such Parent Material Contract nor has any other party repudiated any provision of such Parent Material Contract.

        Section 4.13    Legal Proceedings.     Except with respect to Proceedings arising with respect to Tax matters which are the subject of Section 4.14, there are no Proceedings pending or, to the Knowledge of Parent, threatened against the Parent Group Entities, except such Proceedings as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.14    Taxes.     Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:

          (a)   All Tax Returns required to be filed with respect to each of the Parent Group Entities have been filed and all Tax Returns of each of the Parent Group Entities are complete and correct in all material respects and all Taxes due relating to each of the Parent Group Entities have been paid in full. There is no claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any Parent Group Entity for any Taxes, and no assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of or with respect to any of the Parent Group Entities.

          (b)   No Tax audits or administrative or judicial Proceedings are being conducted or are pending with respect to any of the Parent Group Entities.

          (c)   All Taxes required to be withheld, collected or deposited by or with respect to each of the Parent Group Entities have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

          (d)   There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for payment or assessment of any Tax of, or any Taxes associated with the ownership or operation of the assets of, any Parent Group Entity.

          (e)   None of the Parent Group Entities has engaged in a transaction that would be reportable by or with respect to any Parent Group Entity pursuant to Treasury Regulation Section 1.6011-4 or any predecessor thereto.

          (f)    There are no Liens on any of the assets of any Parent Group Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

          (g)   None of the Parent Group Entities has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the Execution Date or in a distribution which could otherwise constitute part of a "plan" or series of related "transactions" (with the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

        Section 4.15    Employee Benefits; Employment and Labor Matters.

          (a)   Except for matters that would not reasonably be expected to have a Parent Material Adverse Effect:

              (i)  each Parent Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code, and all other applicable Laws and the terms of all applicable collective bargaining agreements;

             (ii)  there do not now exist, nor do any circumstances exist that could result in, any liabilities under or arising with respect to (A) Title IV of ERISA, (B) Section 302 of ERISA, or (C) Sections 412 and 4971 of the Code; and

            (iii)  as to any Parent Benefit Plan intended to be qualified under Section 401 of the Code, such Plan has received a favorable determination letter, advisory letter, or opinion letter, as applicable, from the IRS to such effect and, to the Knowledge of Parent, no fact, circumstance, or event has occurred or exists since the date of such letter that would reasonably be expected to adversely affect the qualified status of any such Parent Benefit Plan.

          (b)   Except as would not reasonably be expected to have a Parent Material Adverse Effect, neither the consummation of the Transactions nor the consummation of the transactions contemplated by the other Transaction Agreements will result in a nondeductible expense of Parent or any of its Affiliates under Section 280G of the Code. Further, no gross-up tax payment shall be owed or made by Parent or any of its Affiliates with respect to any tax payment due under Section 4999 of the Code as a result of the Transactions or the transactions contemplated by the other Transaction Agreements.

          (c)   Neither the execution and delivery of this Agreement or any other Transaction Agreement to which Parent or any of its Affiliates is a party nor the consummation of the Transactions or the transactions contemplated by the other Transaction Agreements will (i) result in any payment (including severance, unemployment compensation, retention, parachute, bonus, or otherwise) becoming due to any officer, director, employee, or consultant of any Parent Group Entity or Affiliate thereof; (ii) materially increase any benefits otherwise payable by any Parent Group Entity or Affiliate thereof; or (iii) result in the acceleration of the time of payment or vesting of any awards or benefits or give rise to any additional service credits.

          (d)   Except as would not reasonably be expected to have a Parent Material Adverse Effect, each of the Parent Group Entities (i) is in compliance with all applicable Laws regarding labor and employment, including all Laws relating to employment discrimination, labor relations, payment of wages and overtime, leaves of absence, employment tax and social security, classification of employees and independent contractors, occupational health and safety, data privacy, and immigration; (ii) is not subject to any material disputes or audits pending, or, to the Knowledge of Parent, threatened, by any of its prospective, current, or former employees, independent contractors, or any Governmental Authority relating to the engagement of employees or independent contractors by any Parent Group Entity or related to any Parent Benefit Plan (except for routine undisputed claims for benefits); and (iii) is not subject to any material judgment, order, or decree with or relating to any present or former employee, independent contractor, or any Governmental Authority relating to claims of discrimination, wage, or hour practices, or other claims in respect to employment or labor practices and policies.

          (e)   Except as would not reasonably be expected to have a Parent Material Adverse Effect, (i) none of the Parent Group Entities is a party to or bound by or negotiating any collective bargaining agreement or other agreement with any labor union, nor has any of them experienced any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past two years, and (ii) to the Knowledge of Parent, there are no current union representation questions or petitions or organizing campaigns involving employees of any Parent Group Entity.

        Section 4.16    Regulatory Matters.     No Parent Group Entity is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        Section 4.17    Required Vote of the Parent Unitholders.     The affirmative vote or written consent of at least a majority of the votes cast on the Parent Unit Issuance (the "Parent Unitholder Approval") is the only vote or approval of holders of Equity Interests in Parent necessary in connection with the Transactions.

        Section 4.18    Brokers' Fee.     Except as set forth on Schedule 4.18 of the Parent Disclosure Letter, no broker, investment banker, financial advisor, or other Person is entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent Parties.

        Section 4.19    Opinion of Financial Advisor.     The Parent Conflicts Committee has received the opinion of Barclays Capital Inc. (the "Parent Financial Advisor") to the effect that, as of the Execution Date and based upon and subject to the qualifications and assumptions set forth therein, from a financial point of view, the Exchange Ratio to be paid by Parent in the Merger is fair to Parent (the "Parent Fairness Opinion"). Parent has been authorized by the Parent Financial Advisor to permit the inclusion of the Parent Fairness Opinion in the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof.

        Section 4.20    Waivers and Disclaimers.     ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARENT PARTIES IN THIS AGREEMENT, SUCH PARTIES HAVE NOT MADE, AND DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT.

ARTICLE V
ADDITIONAL AGREEMENTS, COVENANTS,
RIGHTS AND OBLIGATIONS

        Section 5.1    Conduct of Business.

        (a)    Conduct of the Partnership.     Except (x) as provided in this Agreement or any Partnership Material Contract in effect as of the Execution Date, (y) as required by applicable Law, or (z) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed, or conditioned), during the period from the Execution Date to the Effective Time, (i) the General Partner shall cause the Partnership to, and cause each Partnership Group Entity to, conduct its business in the ordinary course consistent with past practice, and (ii) the General Partner shall not, and shall not permit the Partnership to, take any action to cause the amendment of the Partnership Agreement or the General Partner LLC Agreement, in each case, to the extent that any such change or amendment would reasonably be expected to (A) prohibit, prevent or materially hinder, impede, or delay the ability of the Parties to satisfy any conditions to, or the consummation of, the Transactions, or (B) adversely impact the Holders of Partnership Public Units in any material respect.

        (b)    Conduct of Parent.     Except (x) as provided in this Agreement, any Parent Material Contract, or any Partnership Material Contract in effect as of the Execution Date, (y) as required by applicable Law, or (z) as consented to in writing by the Partnership (such consent shall not be unreasonably withheld, delayed or conditioned), during the period from the Execution Date to the Effective Time, the Parent shall, and shall cause each Parent Group Entity to, conduct its business in the ordinary course consistent with past practice. Additionally, without limiting the generality of the foregoing, except (x) as provided in this Agreement, any Parent Material Contract, or any Partnership Material Contract in effect as of the Execution Date, (y) as required by applicable Law, or (z) as consented to in writing by the Partnership (such consent shall not be unreasonably withheld, delayed or conditioned), during the period from the Execution Date to the Effective Time, Parent shall not, and shall not permit any Parent Group Entity to:

              (i)  amend Parent's certificate of formation or the Parent Operating Agreement (whether by merger, consolidation, conversion, or otherwise) in any manner;

             (ii)  declare, authorize, set aside, or pay any distribution payable in cash, Equity Interests, or property in respect of any Parent Common Units, other than (A) regular quarterly cash distributions in respect of the Parent Common Units in the ordinary course of business and (B) distributions with a record date after the Effective Time;

            (iii)  merge, consolidate, or enter into any other business combination transaction or agreement with any Person;

            (iv)  solely with respect to Parent, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, or a plan or agreement of reorganization under any bankruptcy or similar Law or effect any other similar transaction;

             (v)  split, combine, divide, subdivide, reverse split, reclassify, recapitalize, or effect any other similar transaction with respect to any of Parent's Equity Interests;

            (vi)  issue, deliver, or sell any Equity Interests of Parent for cash; provided, however, that this Section 5.1(b)(vi) shall not restrict or limit the ability of Parent to make equity-based grants to its employees, officers, and directors pursuant to its employee benefit plans; and provided, further, that nothing in this Section 5.1(b)(vi) shall be deemed to restrict the vesting, settlement, and/or payment, or the acceleration of the vesting, settlement, and/or payment, of any awards in respect of Parent Common Units or other equity-based awards in accordance with the terms of any existing equity-based, bonus, incentive, performance, or other compensation plan or arrangement or employee benefit plan (including, without limitation, in connection with any equity-based award holder's termination of service);

           (vii)  waive, release, assign, settle, or compromise any Proceedings seeking damages or an injunction or other equitable relief where such waivers, releases, assignments, settlements, or compromises would, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; or

          (viii)  (A) agree, in writing or otherwise, to take any of the foregoing actions, or (B) take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation, or acquisition, in each case, that would reasonably be expected to prohibit, prevent, or materially hinder, impede, or delay the ability of the Parties to satisfy any of the conditions to, or the consummation of, the Transactions.

        Section 5.2    Access to Information; Confidentiality.

        (a)    Access to Information.     Upon reasonable notice, from the Execution Date to the Closing Date, each Party shall, and shall cause its Subsidiaries to, (i) afford the other Parties and their respective Representatives, reasonable access, during normal business hours, to all of its properties, books, Contracts, commitments, and records and to its Representatives and (ii) if applicable, furnish promptly to each other Party (A) a copy of each material report, schedule, and other document filed by it pursuant to the requirements of applicable federal or state securities Laws (other than reports or documents such Party and its Subsidiaries, as the case may be, are not permitted to disclose under applicable Law) and (B) all other information concerning the business, properties, and personnel of such Party as such other Party may reasonably request. No Party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, fiduciary duty, or binding agreement entered into prior to the date of this Agreement. The Parties shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions referred to in the preceding sentence apply.

        (b)    Confidentiality.     Each Party agrees that it (i) shall not use any information obtained pursuant to this Section 5.2 or Section 5.5 for any purpose unrelated to (A) the consummation of the Merger and the other Transactions or (B) the matters contemplated by Section 5.5, in accordance with the terms thereof, and (ii) shall hold all information and documents obtained pursuant to this Section 5.2 and Section 5.5 in confidence; provided, however, the foregoing restrictions shall not apply to any information obtained pursuant to this Section 5.2 or Section 5.5 which such Party was, prior to the Execution Date, entitled to receive pursuant to applicable Law or any Contract other than this

Agreement. No investigation by any Party of the business and affairs of another Party shall affect, or be deemed to modify or waive, any representation, warranty, covenant, or other agreement in this Agreement, or the conditions to any Party's obligation to consummate the Merger and the other Transactions.

        Section 5.3    Registration Statement.

        (a)    Preparation of the Registration Statement.     Each of the Parties agrees to cooperate in the preparation of the registration statement on Form S-4 to be filed with the SEC by Parent with respect to the issuance of Parent Common Units in connection with the Merger (as amended or supplemented from time to time, the "Registration Statement"), including a joint proxy statement/information statement of the Partnership and Parent, other proxy solicitation materials of the Partnership, and prospectus of Parent constituting a part thereof (the "Proxy/Information Statement"), and all related documents. Provided each of the other Parties has cooperated in the preparation of the Registration Statement as provided in this Section 5.3(a), Parent shall use its reasonable best efforts to file the Registration Statement with the SEC as promptly as reasonably practicable following the Execution Date. Each of Parent and the Partnership shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and to maintain the Registration Statement in effect until the earlier of the consummation of the Transactions or the termination of this Agreement in accordance with Article VII. Each of the Parties also agrees to use its reasonable best efforts to obtain all necessary state securities Law or "Blue Sky" permits and approvals required to consummate the Transactions; provided, however, that no such filings shall be required in any jurisdiction where, as a result thereof, Parent would become subject to general service of process or to taxation or qualification to do business as a foreign corporation doing business in such jurisdiction solely as a result of such filing. Each of the Parties agrees to furnish to the other Parties all information concerning the Partnership Group Entities or the Parent Group Entities, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of, or amendment or supplement to, the Registration Statement or the joint Proxy/Information Statement will be made by Parent or the Partnership, in each case, without providing the other Parties a reasonable opportunity to review and comment thereon.

        (b)    Information Supplied.     Each of the Parties agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof, will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the joint Proxy/Information Statement constituting a part of the Registration Statement, and any amendment or supplement thereto, will, at the date such joint Proxy/Information Statement is mailed to the Holders of Partnership Voting Units and the Holders of Parent Common Units, and at the time of the Partnership Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Parties further agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof, to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not false or misleading, it will promptly inform the other Parties of such information and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement, including the joint Proxy/Information Statement constituting a part thereof, as applicable.

        (c)    SEC Correspondence.     Each of Parent and the Partnership shall (i) promptly notify the other Party of receipt of any comments from the SEC or its staff regarding, and any requests by the SEC or its staff for amendments or supplements to or additional information regarding, the Registration Statement and (ii) promptly supply the other Party with copies of all correspondence between such Party and its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect thereto. Parent and the Partnership shall use their respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Registration Statement as promptly as practicable following receipt thereof from the SEC or its staff.

        (d)    Distribution of Proxy/Information Statement.     As promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) the Partnership shall distribute, or cause the distribution of, the joint Proxy/Information Statement to the Holders of Partnership Voting Units and (ii) Parent shall distribute, or cause the distribution of, the joint Proxy/Information Statement to the Holders of Parent Common Units.

        (e)    Registration of Parent Common Units for Parent Replacement Awards and Rollover Units.     On the Closing Date, Parent shall use reasonable best efforts to register the issuance of (i) such number of Parent Common Units equal to the number of Parent Common Units that may be available for delivery, if at all, under the Partnership Long-Term Incentive Plan under the Parent Replacement Awards from and after the Effective Time; and (ii) such number of Parent Common Units equal to the number of Rollover Units that may be available for awards under the Parent Long-Term Incentive Plan from and after the Effective Time. Parent shall use its reasonable best efforts to file with the SEC one or more registration statements on Form S-8 or one or more post-effective amendments to any Form S-8 that Parent has filed with the SEC (or any successor form, or if Form S-8 is not available, other appropriate forms, including Form S-3), in each case, in order to register the issuance of such Parent Common Units. Parent shall use its reasonable best efforts to maintain in effect any such registration statement, including any related prospectus or prospectuses, for so long as such Parent Replacement Awards continue to be outstanding and such Rollover Units remain available for awards under the Parent Long-Term Incentive Plan.

        Section 5.4    Partnership Unitholder Meeting.

        (a)    Partnership Unitholder Meeting.     Subject to the terms and conditions of this Agreement, the General Partner shall take, for and on behalf of the Partnership, in accordance with the Partnership Agreement, applicable Law and NYSE rules, and as soon as practicable following the Execution Date, all action necessary to call, set a record date for, give notice of, hold, and convene an appropriate meeting of the holders of Partnership Voting Units to consider and vote upon the approval of this Agreement (including any adjournment or postponement, the "Partnership Unitholder Meeting").

          (b)    General Partner Recommendation.    Subject to Section 5.5(b), the General Partner Board and the Partnership Conflicts Committee shall recommend approval of this Agreement to the Holders of Partnership Voting Units (the "General Partner Recommendation") and shall not (i) withdraw, modify, or qualify, or propose publicly to withdraw, modify, or qualify, in a manner adverse to Parent, the General Partner Recommendation, (ii) if any Acquisition Proposal has been made public, fail to issue a press release recommending against such Acquisition Proposal and reaffirming the General Partner Recommendation, if requested by Parent in writing, within the earlier of (x) five Business Days after such written request and (y) two Business days before the Partnership Unitholder Meeting; provided, however, that Parent may only make such request once with respect to a particular Acquisition Proposal unless such Acquisition Proposal is materially modified, in which case Parent may make such request once with respect to each such material modification, (iii) fail to announce publicly, within ten Business Days after a tender offer or exchange offer relating to any securities of the Partnership has been commenced, that the General Partner Board and the Partnership Conflicts Committee recommend rejection of such tender or exchange offer, (iv) fail to include such General Partner Recommendation in the joint Proxy/Information Statement, or (v) resolve or publicly propose to do any of the foregoing (any such action, a "Recommendation Change"). Unless the General Partner Board and the Partnership Conflicts Committee shall have made a Recommendation Change pursuant to Section 5.5, the General Partner shall use reasonable best efforts to obtain from the holders of Partnership Voting Units the Partnership Unitholder Approval. Anything to the contrary in this Agreement notwithstanding, the General Partner may postpone or adjourn the Partnership Unitholder Meeting (A) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (B) in the absence of quorum, or (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Partnership has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Partnership Voting Units prior to the Partnership Unitholder Meeting; provided, however, that in each case, without the prior written consent of Parent, the Partnership shall not be permitted to postpone or adjourn the Partnership Unitholder Meeting for more than ten Business Days later than the most recently adjourned meeting or to a date after the date that is two Business Days prior to the Termination Date. Anything to the contrary in this Agreement notwithstanding, unless this Agreement is validly terminated in accordance with Article VII, the Partnership shall submit this Agreement for approval at the Partnership Unitholder Meeting even if the General Partner Board and the Partnership Conflicts Committee shall have effected a Recommendation Change.

        Section 5.5    Acquisition Proposals; Recommendation Change.

          (a)    Acquisition Proposals.

              (i)  The General Partner shall, and shall cause the Partnership and its Subsidiaries to, and shall use its reasonable best efforts, and cause the Partnership and its Subsidiaries to use their reasonable best efforts to, cause their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Acquisition Proposal and immediately prohibit any access by any Person (other than the Parent Group Entities and their respective Representatives) to any confidential information relating to an Acquisition Proposal. The General Partner shall not, and shall cause the Partnership and its Subsidiaries not to, and shall use its reasonable best efforts to, and cause the Partnership and its Subsidiaries to use their reasonable best efforts to, cause their respective Representatives not to, directly or indirectly, (A) initiate, solicit, or knowingly encourage or knowingly facilitate, the submission of any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal, (B) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information regarding, the Partnership in connection with any Acquisition Proposal, (C) approve, endorse, recommend, or enter into any confidentiality agreement, letter of intent, option agreement, agreement in principle, or other agreement or contract, whether written or oral, with any Person (other than a Parent Group Entity) concerning an Acquisition Proposal (except in compliance with Section 5.5(a)(ii)), (D) terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver, or request under, any standstill, confidentiality, or similar contract entered into in compliance with Section 5.5(a)(ii) by the General Partner or one or more Partnership Group Entities in respect of or in contemplation of an Acquisition Proposal, (E) take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Acquisition Proposal, or (F) resolve or publicly propose or announce to do any of the foregoing; provided, however, that to the extent any such action or failure to act was taken or committed solely (x) by Parent or its Affiliates or its Representatives acting solely on behalf of, or solely at the direction of, Parent, or (y) by the General Partner or the Partnership at the direction of Parent or its

    Affiliates or its Representatives acting solely on behalf of, or solely at the direction of, Parent, such action or failure to act shall not constitute a violation or breach of this Section 5.5(a) by the Partnership or the General Partner.

             (ii)  If the General Partner, any Partnership Group Entity, or any of their respective Representatives receives a Bona Fide Acquisition Proposal, the General Partner shall, or shall cause such Person, as applicable, to, promptly deliver such Bona Fide Acquisition Proposal to the General Partner Board and the Partnership Conflicts Committee. Anything to the contrary in Section 5.5(a)(i) notwithstanding, prior to obtaining Partnership Unitholder Approval, the General Partner, for and on behalf of the Partnership, may furnish any information to and enter into or participate in discussions or negotiations with, any Person that makes a Bona Fide Acquisition Proposal (such Person making such a proposal, a "Receiving Party"), if (A) the General Partner Board and the Partnership Conflicts Committee, after consultation with their respective outside legal counsel(s) and financial advisors, determine in good faith (1) that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (2) that failure to permit the General Partner to furnish information to, or enter into or participate in discussions or negotiations with, such Receiving Party would be inconsistent with their respective duties to the holders of Partnership Units under applicable Law, as modified by the Partnership Agreement, (B) prior to the General Partner furnishing any non-public information or data pertaining to the Partnership or any of its Subsidiaries (the "Non-Public Information") to such Receiving Party, (1) the Partnership receives from such Receiving Party an executed Confidentiality Agreement, (2) the Partnership furnishes a copy of such executed Confidentiality Agreement to Parent, and (3) the Partnership notifies Parent of the identity of such Receiving Party, and (C) such Bona Fide Acquisition Proposal was not the result of a breach of Section 5.5(a)(i).

            (iii)  The Partnership agrees that any breach of the restrictions or obligations set forth in this Section 5.5(a) by the General Partner Board or the Partnership Conflicts Committee or, to the extent directed by the General Partner Board or the Partnership Conflicts Committee, as applicable, any of their respective Representatives, shall constitute a breach of this Section 5.5(a) by the Partnership, unless such Representative is also a Representative of Parent and is acting solely on behalf of, or at the direction of, Parent.

            (iv)  The General Partner, for and on behalf of the Partnership, shall, as promptly as practicable (and in any event within 24 hours of receipt) advise Parent orally and in writing if any proposal, offer, inquiry, or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Partnership in respect of any Acquisition Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry, or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry, or request). The Partnership shall thereafter keep Parent informed on a reasonably current basis of all material developments affecting the status and terms of any such proposals, offers, inquiries, or requests (and the Partnership shall promptly provide Parent with copies of any additional material written materials received by the Partnership or that the Partnership has delivered to any third party making an Acquisition Proposal that relate to such proposals, offers, inquiries, or requests) and of the status of any such discussions or negotiations.

          (b)    Recommendation Change.    Anything to the contrary in this Agreement notwithstanding, at any time prior to obtaining the Partnership Unitholder Approval, either or both of the General Partner Board (upon the recommendation of the Partnership Conflicts Committee) or the Partnership Conflicts Committee may make a Recommendation Change if, after consultation with its or their respective outside legal counsel(s) and financial advisor(s), the General Partner Board (upon the recommendation of the Partnership Conflicts Committee) and/or the Partnership Conflicts Committee (as the case may be) determines in good faith that the failure to make a Recommendation Change would be inconsistent with their respective duties to the holders of Partnership Units under applicable Law, as modified by the Partnership Agreement. Notwithstanding the foregoing, (x) no such Recommendation Change shall be made other than in response to (1) a Superior Proposal that did not result from a breach of this Section 5.5 or (2) an Intervening Event and (y) neither the General Partner Board nor the Partnership Conflicts Committee, as the case may be, shall be entitled to exercise its right to make a Recommendation Change pursuant to this Section 5.5(b) unless:

              (i)  the General Partner Board or the Partnership Conflicts Committee (as the case may be) has provided prior written notice to Parent specifying in reasonable detail the reasons for making a Recommendation Change (including, in the case of a Superior Proposal, the material terms of such Superior Proposal, the identity of the Person making such Superior Proposal, and complete copies of any written proposal or offer (including proposed agreements), and in the case of an Intervening Event, a reasonably detailed description of such Intervening Event) at least four days in advance of its intention to take action with respect to a Recommendation Change, unless at the time such notice is required to be given there are less than four days prior to the Partnership Unitholder Meeting, in which case, the General Partner Board or the Partnership Conflicts Committee (as the case may be) shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Partnership Notice Period"); and

             (ii)  during the Partnership Notice Period, the General Partner Board and/or the Partnership Conflicts Committee (as the case may be) has (A) negotiated with Parent and the Parent Conflicts Committee in good faith (to the extent Parent and the Parent Conflicts Committee desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Recommendation Change would not be inconsistent with the respective duties of the General Partner Board and the Partnership Conflicts Committee to holders of Partnership Unaffiliated Units under applicable Law, as modified by the Partnership Agreement, and (B) kept Parent and the Parent Conflicts Committee reasonably informed with respect to, (1) if such Recommendation Change is made in response to a Superior Proposal, the status and changes in the material terms and conditions of such Superior Proposal (it being understood that any change in the purchase price in such Superior Proposal shall be deemed a material amendment), and (2) if such Recommendation Change is made in response to an Intervening Event, any changes in circumstances related to such Intervening Event ; provided, however, that any material amendment to the terms of a Superior Proposal, if applicable, shall require a new notice pursuant to this Section 5.5 and a new Partnership Notice Period, except that such new Partnership Notice Period in connection with any material amendment shall be for two days from the time Parent receives such notice (as opposed to four days).

          (c)   Nothing contained in this Agreement shall prevent the Partnership, the General Partner, the General Partner Board, or the Partnership Conflicts Committee from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal if the General Partner Board or the Partnership Conflicts Committee determines in good faith (after consultation with its outside legal counsel(s)) that its failure to do so would be reasonably likely to constitute a violation of applicable Law; provided, however, that the General Partner Recommendation is expressly reaffirmed in any such communication unless a Recommendation Change has occurred in accordance with Section 5.5(b).

        Section 5.6    Reasonable Best Efforts; Further Assurances.     From and after the Execution Date, but subject to Article VII, upon the terms and subject to the conditions hereof, each of the Parties shall use its reasonable best efforts to (a) take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable and (b) defend any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Transactions. Without limiting the foregoing but subject to the other terms of this Agreement, the Parties agree that, from time to time, whether before, at, or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction, or authorization as may be necessary to consummate and make effective the Transactions.

        Section 5.7    Public Announcement.     On the Execution Date or prior to the commencement of trading of the Partnership Common Units and the Parent Common Units on the Business Day following the Execution Date, the Partnership and Parent shall issue a joint press release with respect to the execution of this Agreement and the Transactions, which press release shall be reasonably satisfactory to the Partnership and Parent. Except in connection with a Recommendation Change, if any, no Party shall issue any other press release or make any other public announcement concerning this Agreement or the Transactions (to the extent not previously issued or made in accordance with this Agreement) (other than as may be required by applicable Law or pursuant to the rules of the NYSE, in which event the Party making the public announcement or press release shall, to the extent practicable, notify the other Parties in advance of such public announcement or press release) without the prior approval of Parent, if such Party is a Partnership Party, or the Partnership, if such Party is a Parent Party, which approval shall not be unreasonably withheld, delayed or conditioned.

        Section 5.8    Expenses.     Except as otherwise provided in Section 2.3(a), whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement, including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses, shall be paid by the Party incurring such expenses, except that Parent and the Partnership shall each pay for one-half of (a) any filing fees with respect to the Registration Statement and the joint Proxy/Information Statement constituting a part thereof and (b) the costs of printing and mailing of the joint Proxy/Information Statement, and Parent shall pay for any filing fees and other costs and expenses relating to the preparation and filing of any filing with a Governmental Authority required in connection with this Agreement and the Transactions, including any filings required under the HSR Act.

        Section 5.9    Regulatory Issues.

          (a)   The Parties shall cooperate fully with respect to any filing, submission or communication with a Governmental Authority having jurisdiction over the Transactions. Such cooperation shall include each of the Parties: (i) providing, in the case of oral communications with a Governmental Authority, advance notice of any such communication and, to the extent permitted by applicable Law, an opportunity for each other Party to participate; (ii) providing, in the case of written communications, an opportunity for each other Party to comment on any such communication and provide the other with a final copy of all such communications; and (iii) complying promptly with any request for information from a Governmental Authority (including an additional request for information and documentary material), unless directed not to do so by any other Party. All cooperation shall be conducted in such a manner so as to preserve all applicable privileges.

          (b)   In furtherance and not in limitation of the foregoing, the Parties shall cooperate fully to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within ten Business Days after the Execution Date (unless a later date is mutually agreed to by the Parties) and (ii) supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.9(b) necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as promptly as practicable (and in any event no later than the Termination Date).

        Section 5.10    Tax Matters.     For U.S. federal income tax purposes (and for purposes of any applicable state, local, or foreign Tax that follows the U.S. federal income tax treatment), the Parties agree to treat the Merger (a) with respect to Holders of Partnership Public Units, as a taxable sale of such Partnership Public Units to Parent and (b) with respect to Parent, as a purchase by Parent of such Partnership Public Units from the Holders thereof. The Parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any Proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

        Section 5.11    Listing of Parent Common Units.     Parent shall use its reasonable best efforts to cause the Parent Common Units to be issued as Merger Consideration pursuant to this Agreement to be approved for listing on the NYSE (subject, if applicable, to notice of issuance) prior to the Effective Time.

        Section 5.12    Termination of Trading and Deregistration of Partnership Common Units.     The Partnership shall cooperate with Parent, and shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law and rules of the NYSE to cause (a) the delisting of the Partnership Common Units on the NYSE and the termination of trading of the Partnership Common Units on the Closing Date and prior to the Effective Time and (b) the deregistration of the Partnership Common Units under the Exchange Act as promptly as practicable after the Effective Time.

        Section 5.13    Distributions.     After the date of this Agreement and until the Effective Time, the General Partner shall (and the Parent shall, directly or indirectly, cause its Representatives on the General Partner Board to) determine, declare, and cause the Partnership to pay regular quarterly cash distributions on the Partnership Common Units for each quarter in accordance with the Partnership Agreement and in the ordinary course of business consistent with past practice, including with respect to the timing of record dates and payment dates; provided, however, that, subject to applicable Law, any such regular quarterly distribution shall not be less than $0.39 per Partnership Common Unit without the separate determination and approval of the Partnership Conflicts Committee. The General Partner shall (and the Parent shall, directly or indirectly, cause its Representatives on the General Partner Board to) designate the record date for the quarterly cash distribution related to the quarter immediately prior to the quarter in which the Closing occurs so that such record date precedes the Effective Time so as to permit the payment of such quarterly distribution to the Holders of the Partnership Common Units. From the Execution Date until the Effective Time, subject to the foregoing, each of Parent and the Partnership shall coordinate with the other regarding the declaration of any distributions in respect of Parent Common Units and Partnership Common Units, and the record dates and payment dates relating thereto. It is the intention of the Parties that Holders of Partnership Public Units shall not receive, for any quarter, distributions in respect of both Partnership Public Units and Parent Common Units that they receive upon conversion thereof in the Merger, but that instead they shall receive, for any such quarter, either: (a) only distributions in respect of Partnership Public Units or (b) only distributions in respect of Parent Common Units that they receive upon conversion thereof in the Merger.

        Section 5.14    Section 16 Matters.     Prior to the Effective Time, the Partnership and Parent shall take all such steps as may be necessary or appropriate to cause the Transactions, including any dispositions of Partnership Common Units (including derivative securities with respect to such Partnership Common Units) or acquisitions of Parent Common Units (including derivative securities with respect to such Parent Common Units) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.15    Conflicts Committee.

          (a)   Prior to the Effective Time, neither the General Partner nor any Partnership Group Entity is permitted to, without the consent of the Partnership Conflicts Committee, eliminate the Partnership Conflicts Committee, or revoke or diminish the authority of the Partnership Conflicts Committee, or remove or cause the removal of any director of the General Partner Board that is a member of the Partnership Conflicts Committee either as a member of such board or such committee. For the avoidance of doubt, this Section 5.15(a) shall not apply to the filling (in accordance with the provisions of the applicable Partnership Agreement and/or the General Partner LLC Agreement) of any vacancies caused by the death, incapacity, or resignation of any director.

          (b)   Prior to the Effective Time, neither Parent Managing Member nor any Parent Group Entity is permitted to, without the consent of the Parent Conflicts Committee, eliminate the Parent Conflicts Committee, or revoke or diminish the authority of the Parent Conflicts Committee, or remove or cause the removal of any director of the Parent Board that is a member of the Parent Conflicts Committee either as a member of such board or such committee. For the avoidance of doubt, this Section 5.15(b) shall not apply to the filling (in accordance with the provisions of the applicable Parent Operating Agreement and/or the Organizational Documents of Parent Managing Member) of any vacancies caused by the death, incapacity, or resignation of any director.

        Section 5.16    Takeover Statutes.     No Party shall take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each Party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary challenge the validity or applicability of, any rights plan adopted by such Party or any applicable Takeover Law, as now or hereafter in effect, including, without limitation, Takeover Laws of any state that purport to apply to this Agreement or the Transactions.

        Section 5.17    Director Indemnification; Insurance.

          (a)   From and after the Effective Time, to the fullest extent permitted under applicable Laws, Parent and the Surviving Entity shall, and shall cause the Partnership Group Entities to:

              (i)  (A) indemnify and hold harmless each Partnership Indemnified Party against (1) any reasonable costs or expenses (including reasonable attorneys' fees and all other reasonable costs, expenses, and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges)) paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, defend, be a witness in, or participate in, any Proceeding arising from acts or omissions occurring at or prior to the Effective Time (including the Transactions), including any Proceeding relating to a claim for indemnification or advancement brought by a Partnership Indemnified Party, and (2) judgments, fines, losses, claims, damages, or liabilities, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection therewith or in respect of any thereof) in connection with any actual or threatened Proceeding arising from acts or omissions occurring at or prior to the Effective Time (including the Transactions), and (B) upon receipt by Parent of an undertaking by or on behalf of such Partnership Indemnified Party to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Partnership Indemnified Party is not entitled to be indemnified, provide advancement of expenses with respect to each of the foregoing to, all Partnership Indemnified Parties; and

             (ii)  honor all rights to indemnification, advancement of expenses, elimination of liability, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the Transactions) now existing in favor of the Partnership Indemnified Parties as provided in the Organizational Documents of any Partnership Group Entity, under applicable Law, or otherwise, and shall ensure that the Organizational Documents of the Partnership and the General Partner (or their successor entities) shall, for a period of six years following the Effective Time, contain provisions substantially no less advantageous with respect to indemnification, advancement of expenses, elimination of liability, and exculpation of their present and former directors than are set forth in the Organizational Documents of the Partnership and the General Partner as of the Execution Date.

  Any right of a Partnership Indemnified Party pursuant to this Section 5.17(a) shall not be amended, repealed, terminated, or otherwise modified at any time in a manner that would adversely affect the rights of such Partnership Indemnified Party as provided herein, and shall be enforceable by such Partnership Indemnified Party and their respective heirs and representatives against Parent and its respective successors and assigns.

          (b)   For a period of six years after the Effective Time, Parent or the Surviving Entity shall maintain officers' and directors' liability insurance with a nationally reputable carrier covering each Partnership Indemnified Party who is or at any time prior to the Effective Time was covered by the existing officers' and directors' liability insurance applicable to the Partnership Group Entities ("D&O Insurance"), on terms substantially no less advantageous to the Partnership Indemnified Parties, as applicable, than such existing insurance with respect to acts or omissions, or alleged acts or omissions, at or prior to the Effective Time (whether claims, actions or other Proceedings relating thereto are commenced, asserted, or claimed before or after the Effective Time); provided, however, that Parent or the Surviving Entity, as applicable, shall not be required to pay an annual premium for the D&O Insurance for the Partnership Indemnified Parties in excess of 300% of the current annual premium currently paid by the Partnership Group Entities for such insurance, but shall purchase as much of such coverage as possible for such applicable amount. Parent or the Surviving Entity shall have the right to cause such coverage to be extended under the applicable D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less advantageous to the Partnership Indemnified Parties than the existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 5.17.

          (c)   The provisions of this Section 5.17 shall survive the consummation of the Merger and the other Transactions for a period of six years and expressly are intended to benefit each of the Partnership Indemnified Parties; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.17 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. The rights of any Partnership Indemnified Party under this Section 5.17 shall be in addition to any other rights such Partnership Indemnified Party may have under the Organizational Documents of any Partnership Group Entity or applicable Law.

          (d)   In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, Parent shall cause proper provision to be made so that its successors and assigns, as the case may be, shall assume the obligations set forth in this Section 5.17.

        Section 5.18    Securityholder Litigation.     Each of Parent and the Partnership shall give the other the opportunity to participate in the defense or settlement of any securityholder litigation against any such Party and/or its officers and directors relating to this Agreement or the Transactions; provided that the Party subject to the litigation shall in any event control such defense and/or settlement (subject to Section 5.1(b)(vii)) and shall not be required to provide information if doing so would reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.

ARTICLE VI
CONDITIONS TO CLOSING

        Section 6.1    Conditions to Each Party's Obligations.     The obligation of the Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part (to the extent legally permissible), by all of the Parties in writing:

          (a)    Partnership Unitholder Approval.    The Partnership Unitholder Approval shall have been obtained.

          (b)    Parent Unitholder Consent.    The Parent Unitholder Approval shall remain in effect in the form of the Parent Written Consent, dated as of the Execution Date, in accordance with Section 13.11 of the Parent Operating Agreement and applicable Law and filed with the minutes of proceedings of Parent, and such Parent Unitholder Approval in the form of the Parent Written Consent shall not have been amended, modified, withdrawn, terminated, or revoked; provided, however, that this Section 6.1(b) shall not be deemed to imply that the Parent Unitholder Approval or the Parent Written Consent is permitted by the Parent Operating Agreement or applicable Law to be amended, modified, withdrawn, terminated, or revoked following its execution by the Holders of the Parent Common Units.

          (c)    Governmental Approvals.    (i) Any waiting period (and any extensions thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated and (ii) all filings required to be made prior to the Effective Time with, and all other consents, approvals, permits, and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the Transactions, by the Parties or their Affiliates shall have been made or obtained, except where the failure to make such filings or obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Partnership Material Adverse Effect or Parent Material Adverse Effect.

          (d)    No Actions.    No order, decree, or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits, or makes illegal consummation of any of the Transactions, and no action, proceeding, or investigation by any Governmental Authority with respect to the Transactions shall be pending that seeks to restrain, enjoin, prohibit, delay, or make illegal the consummation of the Merger or the other Transactions or to impose any material restrictions or requirements thereon or on Parent or the Partnership with respect thereto.

          (e)    Information Statement.    The joint Proxy/Information Statement shall have been distributed to Holders of Parent Common Units (in accordance with Regulation 14C promulgated under the Exchange Act) at least 20 calendar days prior to the Closing.

          (f)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

          (g)    NYSE Listing.    The Parent Common Units to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        Section 6.2    Conditions to the Parent Parties' Obligations.     The obligation of the Parent Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Parent Parties (in their sole discretion):

          (a)    Representations and Warranties; Performance.

              (i)  (A) The representations and warranties of the Partnership Parties contained in Section 3.2, Section 3.9(b), and Section 3.20 shall be true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date); (B) the representations and warranties of the Partnership Parties contained in Section 3.5(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date); and (C) all other representations and warranties of the Partnership Parties set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date), except, in the case of this clause (C), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Partnership Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

             (ii)  Each of the Partnership Parties shall have performed or complied in all material respects with all agreements and covenants required to be performed by it hereunder on or prior to the Closing Date.

          (b)    Certificate.    Parent shall have received a certificate signed by an executive officer of the General Partner, dated as of the Closing Date, certifying as to the matters set forth in Section 6.2(a).

          (c)    Amended and Restated Partnership Agreement.    The General Partner shall have executed and delivered the Amended and Restated Partnership Agreement, such Amended and Restated Partnership Agreement to be effective as of the Effective Time.

        Section 6.3    Conditions to the Partnership Parties' Obligations.     The obligation of the Partnership Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Partnership Parties (in their sole discretion):

          (a)    Representations and Warranties; Performance.

              (i)  (A) The representations and warranties of the Parent Parties contained in Section 4.2, Section 4.10(b), and Section 4.17 shall be true and correct in all respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date); (B) the representations and warranties of the Parent Parties contained in Section 4.5(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date); and (C) all other representations and warranties of the Parent Parties set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date), except, in the case of this clause (C), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

             (ii)  Each of the Parent Parties shall have performed or complied in all material respects with all agreements and covenants required to be performed by it hereunder on or prior to the Closing Date.

          (b)    Certificate.    The Partnership shall have received a certificate signed by an executive officer of Parent Managing Member, dated as of the Closing Date, certifying as to the matters set forth in Section 6.3(a).

          (c)    Amended and Restated Parent Operating Agreement.    The Parent Managing Member shall have executed and delivered the Second Amended and Restated Operating Agreement of Parent, in the form attached hereto as Exhibit G (the "Amended and Restated Parent Operating Agreement"), such Amended and Restated Parent Operating Agreement to be effective as of the Effective Time.

        Section 6.4    Frustration of Conditions.     None of Parties may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party's failure to act in good faith or such Party's failure to observe in any material respect any of its obligations under this Agreement.

ARTICLE VII
TERMINATION

        Section 7.1    Termination by Mutual Consent.     This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of (i) the Partnership, duly authorized by the Partnership Conflicts Committee, and (ii) Parent, duly authorized by the Parent Board.

        Section 7.2    Termination by the Partnership or Parent.     This Agreement may be terminated at any time prior to the Effective Time by the Partnership (subject to Section 8.6) or Parent (subject to Section 8.6) if:

          (a)    Termination Date.    The Effective Time shall not have occurred on or before June 30, 2019 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available (i) to the Partnership if any Partnership Party fails to perform or observe in any material respect, or to Parent if any Parent Party fails to perform or observe in any material respect, any of their respective obligations under this Agreement in any manner that shall have been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) to any Party if any other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.4.

          (b)    Order of Governmental Authority.    A Governmental Authority shall have issued an order, decree, or ruling or taken any other action (including the enactment of any Law) permanently restraining, enjoining, or otherwise prohibiting the Transactions and such order, decree, ruling, or other action (including the enactment of any Law) shall have become final and non-appealable; provided, however, that the Person seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have complied with Section 5.4, Section 5.6, and Section 5.9.

          (c)    No Partnership Unitholder Approval.    The Partnership Unitholder Meeting shall have concluded, a vote upon the approval of this Agreement shall have been taken, and the Partnership Unitholder Approval shall not have been obtained.

        Section 7.3    Termination by the Partnership.     This Agreement may be terminated at any time prior to the Effective Time by the Partnership (subject to Section 8.6) if:

          (a)    Breach.    Any of the Parent Parties shall have breached or failed to perform any of their respective representations, warranties, covenants, or agreements set forth in this Agreement (or if any of their respective representations or warranties set forth in this Agreement shall have failed to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a)(i) or Section 6.3(a)(ii) (with or without the passage of time) and (ii) is incapable of being cured, or is not cured by the breaching Party within 30 days following the receipt of written notice from any other Party of such breach; provided that the right to terminate this Agreement pursuant to this Section 7.3 shall not be available to the Partnership if, at such time, the condition set forth in Section 6.2(a)(i) or Section 6.2(a)(ii) cannot be satisfied (with or without the passage of time) or

          (b)    Superior Proposal.    At any time prior to obtaining the Partnership Unitholder Approval, if the Partnership shall have received an Acquisition Proposal that, (i) constitutes a Superior Proposal and (ii) the General Partner Board (upon recommendation of the Partnership Conflicts Committee) or the Partnership Conflicts Committee determines in good faith, after consultation with its or their respective outside legal counsel(s) and financial advisor(s) that the failure to terminate this Agreement would be inconsistent with its or their respective duties to the holders of Partnership Unaffiliated Units under applicable Law; provided that the Partnership shall have complied in all material respects with the terms of this Agreement in connection therewith, including the requirements of Section 5.5 and shall have paid, or shall concurrently with termination pay, the Partnership Termination Fee in accordance with Section 7.6.

        Section 7.4    Termination by Parent.     This Agreement may be terminated at any time prior to the Effective Time by Parent (subject to Section 8.6) if:

          (a)    Recommendation Change.    A Recommendation Change shall have occurred and not been withdrawn; provided, however, that Parent may only terminate the Agreement pursuant to this Section 7.4(a) prior to the conclusion of the Partnership Unitholder Meeting at which a vote of the Holders of the Partnership Common Units is taken in accordance with this Agreement.

          (b)    Breach.    Any of the Partnership Parties shall have breached or failed to perform any of their respective representations, warranties, covenants, or agreements set forth in this Agreement (or if any of their respective representations or warranties set forth in this Agreement shall have failed to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a)(i) or Section 6.2(a)(ii) (with or without the passage of time) and (ii) is incapable of being cured, or is not cured, by the breaching Party within 30 days following the receipt of written notice from any other Party of such breach; provided that the right to terminate this Agreement pursuant to this Section 7.4(b) shall not be available to Parent if, at such time, the condition set forth in Section 6.3(a)(i) or Section 6.3(a)(ii) cannot be satisfied (with or without the passage of time).

        Section 7.5    Effect of Certain Terminations.     In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given to each Party, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement, except for Section 5.2(b), Section 5.8, this Section 7.5, Section 7.6, and Article VIII, shall forthwith become null and void and there shall be no liability on the part of any Party and all rights and obligations of the Parties under this Agreement shall terminate, except for Section 5.2(b), Section 5.8, this Section 7.5, Section 7.6, and Article VIII, which shall survive such termination; provided, however, that nothing herein shall relieve any Party from any liability for any intentional or willful and material breach by such Party of any of its representations, warranties, covenants, or agreements set forth in this Agreement and all rights and remedies of a non-breaching Party under this Agreement in the case of such intentional or willful and material breach, at law or in equity, shall be preserved.

        Section 7.6    Termination Fees and Expenses.     Anything to the contrary in this Agreement notwithstanding:

          (a)    Termination Fees.    The Partnership shall pay to Parent an amount equal to the Partnership Termination Fee in accordance with Section 7.6(c) if: (i) this Agreement is terminated by Parent pursuant to Section 7.4(a) (Recommendation Change); or (ii) this Agreement is terminated by the Partnership pursuant to Section 7.3(b) (Superior Proposal).

          (b)    Expense Reimbursement.

              (i)  The Partnership shall reimburse to Parent an amount equal to the Parent Reimbursement Amount if this Agreement is terminated (A) by Parent pursuant to Section 7.4(b) (Breach) or (B) by Parent or the Partnership pursuant to Section 7.2(c) (No Partnership Unitholder Approval) when prior to the Partnership Unitholder Meeting a Recommendation Change occurred.

             (ii)  Parent shall reimburse to the Partnership an amount equal to the Partnership Reimbursement Amount if this Agreement is terminated by the Partnership pursuant to Section 7.3(a) (Breach).

          (c)    Payment of Reimbursement.    Any payment or reimbursement required to be made pursuant to this Section 7.6 shall be made by wire transfer of immediately available funds to an account designated by the Party to be paid or reimbursed within three Business Days after the occurrence of the event triggering such payment or reimbursement.

          (d)    Liquidated Damages.    The Parties acknowledge that the agreements contained in this Section 7.6 are an integral part of the Transactions, and that, without these agreements, none of the Parties would enter into this Agreement. The Parties acknowledge that the payment of the Partnership Termination Fee, the Parent Reimbursement Amount, or the Partnership Reimbursement Amount by a Party, if, as, and when required pursuant to this Section 7.6, shall not constitute a penalty but shall be liquidated damages, in a reasonable amount that will compensate the Party receiving such payment and its Affiliates party hereto (collectively, the "Payee") in the circumstances in which it is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Subject to Section 8.4, the Parties agree that the payment of the Partnership Termination Fee, the Parent Reimbursement Amount, or the Partnership Reimbursement Amount, as applicable, by a Party shall constitute the sole and exclusive remedy of the Payee in respect of this Agreement and the Transactions, and the Party making such payment and its Affiliates party hereto shall have no further liability to the Payee of any kind in respect of this Agreement and the Transactions. The Parties further agree that (i) in no event shall the Partnership be required to pay the Partnership Termination Fee on more than one occasion and

  (ii) the amount of the Partnership Termination Fee payable by the Partnership pursuant to this Section 7.6 shall be reduced by the amount of the Parent Reimbursement Amount, if any, previously paid to the Parent.

          (e)   For the avoidance of doubt, this Section 7.6 shall survive any termination of this Agreement.

        Section 7.7    Survival.     None of the representations, warranties, agreements, covenants, or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except as expressly provided in this Agreement and except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

ARTICLE VIII
MISCELLANEOUS

        Section 8.1    Acknowledgements.    Each Party acknowledges that it has relied on the representations and warranties of the other Parties expressly and specifically set forth in this Agreement, including the Partnership Disclosure Schedule and the Parent Disclosure Schedule attached hereto. As further provided in Section 3.23 with respect to the Partnership Parties and Section 4.20 with respect to the Parent Parties, such representations and warranties constitute the sole and exclusive representations and warranties of the Parties in connection with the Transactions. Each of the Parties represents and warrants that it is not relying upon, and will not rely upon, (a) any representation or warranty, expressed or implied, at law or in equity, oral or written, past or present, made by any Person in respect of the respective businesses, assets (including with respect to merchantability or fitness for any particular purpose of any assets), liabilities (including the nature and extent of any liabilities), operations (including the effective or success of any operations), prospects, or condition (financial or otherwise) of the other Parties hereto, or the accurateness or completeness of any confidential information memoranda, documents, projections, materials, or other information (financial or otherwise) regarding such other parties made available by the partnership parties in any "data rooms," "virtual data rooms," management presentations, or in any other form in expectation of, or in connection with, the Transactions or in respect of any other matter or thing whatsoever, and (b) any Person providing or not providing any information not specifically required to be provided or disclosed pursuant to the specific representations and warranties of such party set forth in this Agreement.

        Section 8.2    Notices.    Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to another Party (each, a "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile or e-mail, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

  If to Parent Managing Member, Parent or Merger Sub, addressed to:

    c/o EnLink Midstream Manager, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

    with copies (which shall not constitute notice) to:

    Baker Botts L.L.P.
    2001 Ross Avenue, Suite 900
    Dallas, Texas 75201
    Attention: Preston Bernhisel
    Joshua Davidson

    Tel: (214) 953-6783
    Fax: (214) 661-4783

    Richards, Layton & Finger, PA
    One Rodney Square
    920 North King Street
    Wilmington, Delaware 19801
    Attention: Srinivas M. Raju
    Tel: (302) 651-7748
    Fax: (302) 651-7701

  If to the General Partner or the Partnership, addressed to:

    c/o EnLink Midstream GP, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

    with copies (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue, Suite 1100
    Dallas, Texas 75201 Attention: Doug Rayburn
    Tel: (214) 698-3342
    Fax: (214) 571-2948

    Potter Anderson & Corroon LLP
    1313 North Market Street, 6th Floor
    Wilmington, Delaware 19801
    Attention: Thomas A. Mullen
    Tel: (302) 984-6204
    Fax: (302) 658-1192

        Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile or e-mail shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

        Section 8.3    Governing Law; Venue; No Jury Trial.

          (a)   This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

          (b)   Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the "Courts"), for the purposes of any Proceeding arising out of or relating to this Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 8.2 to such Party's address set forth in Section 8.2 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the other Transaction Agreements or the Transactions or the transactions contemplated by the other Transaction Agreements in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 8.3(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

          (c)   Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

          (d)   WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

        Section 8.4    Specific Performance; Remedies.

          (a)   The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 8.3, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any remedy referred to in this Section 8.4(a), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          (b)   Without limiting the rights of the Parties under Section 7.6, the Parties agree that (i) no Party shall have any liability for monetary damages for any breach of this Agreement, or any inaccuracy in any representation or warranty made by such Party hereunder, except as provided in Section 7.6, and (ii) (A) the enforcement of this Agreement in accordance with Section 8.4(a) and (B) termination of this Agreement in accordance with Article VII and any receipt of any Partnership Termination Fee, Parent Reimbursement Amount, or Partnership Reimbursement Amount in connection therewith pursuant to Section 7.6 shall be the sole and exclusive remedies of the Parties for a breach of this Agreement or any inaccuracy in any representation or warranty made by a Party hereunder; provided, however, that nothing in this Section 8.4(b) shall relieve any Party from any liability or damages for any failure to consummate the Transactions when required pursuant to this Agreement, any Willful Breach by such Party, or any fraudulent act or omission or willful misconduct of such Party. None of the provisions set forth in this Agreement shall be deemed to be a waiver by or release of any Party of any right or remedy that such Party may have at law or in equity based on any other Party's failure to consummate the Transactions when required pursuant to this Agreement, any Willful Breach by such other Party, or any fraudulent act or omission or willful misconduct of such other Party, nor shall any such provisions limit, or be deemed to limit, (1) the amounts of recovery sought or awarded in any such claim for any such failure, Willful Breach, fraudulent conduct, or willful misconduct, (2) the time period during which a claim for any such failure, Willful Breach, fraudulent conduct, or willful misconduct may be brought, or (3) the recourse that any such Party may seek against another Party with respect to a claim for any such failure, Willful Breach, fraudulent conduct, or willful misconduct. Anything to the contrary in this Agreement notwithstanding, in no event shall a party be liable hereunder for (x) any remote, exemplary or punitive damages or (y) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (y), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

        Section 8.5    Entire Agreement.     This Agreement and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

        Section 8.6    Amendment; Supplement; Extension of Time; Waiver; Etc.     Subject to compliance with applicable Law, prior to the Closing, any Party may (a) waive compliance by any other Party with any of the agreements contained herein, waive any of such Party's conditions, or waive any inaccuracies in the representations and warranties of such Party, (b) agree to amend, modify, or supplement this Agreement at any time, which such amendment, modification, or supplement must be by an agreement in writing among the Parties, (c) extend the time for the performance of the obligations or acts of any other Party, or (d) make or grant any consent under this Agreement; provided, however, that, the Parent Board and the General Partner Board may not take or authorize any such action unless it has first referred such action to the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, for their consideration, and permitted the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, not less than two Business Days to make a recommendation to the

Parent Board or the General Partner Board, as applicable, with respect thereto (for the avoidance of doubt, the Parent Board and the General Partner Board shall in no way be obligated to follow the recommendation of the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, and the Parent Board and the General Partner Board, as applicable, shall be permitted to take action following the expiration of such two business day period); provided, however, that in the event the Parent Board or the General Partner Board, as applicable, takes or authorizes any action under this Section 8.6 that is counter to any recommendation by the Parent Conflicts Committee or the Partnership Conflicts Committee, as applicable, then the Parent Conflicts Committee or the Partnership Conflicts Committee, as applicable, may rescind its approval of this Agreement, with such rescission resulting in the rescission of "Special Approval" under Section 7.9(d) of the Parent Operating Agreement or Section 7.9(a) of the Partnership Agreement, as applicable; and provided, further, that following the Partnership Unitholder Approval, there shall be no amendment or change to the provisions of this Agreement which by Law would require further approval by the Holders of Partnership Common Units without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination or decision of Parent or the Parent Board or of the Partnership or the General Partner Board is required pursuant to this Agreement, such determination or decision must be authorized by the Parent Board or the General Partner Board, as applicable; provided, however, that the Parent Board and the General Partner Board may not take or authorize any such action unless it has first referred such action to the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, for their consideration, and permitted the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, not less than two Business Days to make a recommendation to the Parent Board or the General Partner Board, as applicable, with respect thereto (for the avoidance of doubt, the Parent Board and the General Partner Board shall in no way be obligated to follow the recommendation of the Parent Conflicts Committee or Partnership Conflicts Committee, as applicable, and the Parent Board or the General Partner Board, as applicable, shall be permitted to take action following the expiration of such two business day period). The foregoing provisions of this Section 8.6 notwithstanding, (i) no failure or delay by the Partnership, the General Partner, Parent Managing Member, Parent, or Merger Sub in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder and (ii) no waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Any agreement on the part of a Party to any extension, waiver, or consent hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

        Section 8.7    Binding Effect and Assignment.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits, or obligations hereunder shall be assigned or transferred, by operation of law or otherwise. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns any rights, benefits, or obligations hereunder, except for (a) the rights of the Holders of Partnership Public Units to receive the Merger Consideration (as well as any distributions pursuant to Section 2.3(h)) after the Closing and (b) the rights of third parties under Section 5.17.

        Section 8.8    Severability.     If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law or public policy, all other conditions or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions are consummated as originally contemplated to the fullest extent possible.

        Section 8.9    Multiple Counterparts.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.10    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative, or affiliate of any Party or any of their respective Affiliates (unless such Affiliate is expressly a party hereto) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with, or related to this Agreement or for any claim based on, in respect of, or by reason of, the Transactions; provided, however, that nothing in this Section 8.10 shall limit any liability of the Parties for breaches of the terms and conditions of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

PARENT MANAGING MEMBER:
ENLINK MIDSTREAM MANAGER, LLC
By:	/s/ MICHAEL J. GARBERDING
Michael J. Garberding President and Chief Executive Officer
PARENT:
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its Managing Member
By:	/s/ MICHAEL J. GARBERDING
Michael J. Garberding President and Chief Executive Officer
MERGER SUB:
NOLA MERGER SUB, LLC
By:	/s/ MICHAEL J. GARBERDING
Michael J. Garberding President and Chief Executive Officer

        [Signature Page to Agreement and Plan of Merger]

GENERAL PARTNER:
ENLINK MIDSTREAM GP, LLC
By:	/s/ MICHAEL J. GARBERDING Michael J. Garberding President and Chief Executive Officer
PARTNERSHIP:
ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its General Partner
By:	/s/ MICHAEL J. GARBERDING Michael J. Garberding President and Chief Executive Officer

        [Signature Page to Agreement and Plan of Merger]

 Annex B

Execution Version

PARENT SUPPORT AGREEMENT

        This PARENT SUPPORT AGREEMENT (this "Agreement"), dated as of October 21, 2018, is made and entered into by and between GIP III Stetson II, L.P., a Delaware limited partnership ("GIP"), and EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"). GIP and the Partnership are referred to herein individually as a "Party" and collectively as the "Parties."

R E C I T A L S

        WHEREAS, concurrently with the execution of this Agreement, EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Parent Managing Member"), NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), the Partnership, and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the "Merger");

        WHEREAS, as of the date hereof, GIP is the owner of record of the number of common units representing membership interests in Parent ("Common Units"), as set forth next to GIP's name on Exhibit A attached hereto (the "Existing Units");

        WHEREAS, concurrently with the execution of this Agreement, GIP is executing and delivering an irrevocable written consent in the form attached as Exhibit B to the Merger Agreement (the "Parent Written Consent") approving the Parent Unit Issuance; and

        WHEREAS, as an inducement to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the transactions contemplated by the Merger Agreement, including the Merger (the "Transactions"), the Parties are entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Business Day" means any day on which commercial banks are generally open for business in Dallas, Texas or New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Dallas, Texas or New York, New York under the Laws of the State of Texas, the Laws of the State of New York, or the federal Laws of the United States of America, as applicable.

          (b)   "Covered Units" means (i) the Existing Units of GIP and (ii) all additional Common Units of which GIP acquires sole or shared voting power during the period from the date hereof through the Expiration Time.

          (c)   "Expiration Time" means the earliest to occur of: (i) such date and time as the Merger Agreement shall have been terminated for any reason in accordance with its terms; (ii) the Merger Effective Time; and (iii) the mutual written agreement of the Parties to terminate this Agreement, provided that, in the case of the Partnership, such written agreement is approved by the Partnership Conflicts Committee.

          (d)   "Governmental Authority" means any federal, state, tribal, provincial, municipal, foreign, or other government, governmental court, department, commission, board, bureau, regulatory, or administrative agency or instrumentality.

          (e)   "Laws" means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

          (f)    "Merger Effective Time" means the effective time of the consummation of the Merger under the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended.

          (g)   "Partnership Conflicts Committee" means the Conflicts Committee of the Board of Directors of the General Partner.

          (h)   "Parent Unit Issuance" shall have the meaning given to such term in the Merger Agreement.

          (i)    "Person" means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

          (j)    "Proceeding" means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

          (k)   "Proxy Designee" means a Person designated by the Partnership Conflicts Committee by written notice to each of the Parties hereto, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

          (l)    "Representatives" means, with respect to any Person, such Person's directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

          (m)  "Transfer" means, directly or indirectly: (i) to sell (including short sales), pledge, encumber, assign, grant an option with respect to, transfer, or dispose of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise or to undertake any other action that results in (or could result in) a Person other than GIP owning any of the Covered Units, either voluntarily or involuntarily; (ii) to grant any proxy or power of attorney with respect to Covered Units other than pursuant to this Agreement; or (iii) to enter into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, or disposition of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise. For the avoidance of doubt, the term "Transfer" shall not include any existing pledges or security interests issued by GIP in connection with a bona fide loan, indenture, or other contract for indebtedness.

        1.2    Other Definitional and Interpretative Provisions.

          (a)   The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein," and "hereunder" and similar expressions refer to this

  Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to "dollars" or "$" mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) "include," "includes," and "including" shall be deemed to be followed by the words "without limitation."

          (b)   In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party's permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an "Exhibit" followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
SUPPORT AGREEMENT

        2.1    Agreement to Vote Covered Units.

          (a)   Prior to the Expiration Time, at any meeting of the unitholders of Parent that is called and at which action is to be taken with respect to the Parent Unit Issuance, and at every adjournment or postponement thereof, and on every action or approval by written consent of unitholders of Parent with respect to the approval of the Parent Unit Issuance, GIP (solely in GIP's capacity as a holder of Covered Units, and not in any other capacity) shall, or shall cause the holder of record of the applicable Covered Units or any applicable record date to, (i) appear at each such meeting and its Covered Units to be counted as present thereat for purposes of calculating a quorum; and (ii) (A) in the case of a meeting, vote (or cause to be voted), in person or by proxy, all of GIP's Covered Units, or (B) in the case of a proposed action by consent in lieu of a meeting, duly deliver (or cause to be duly delivered) promptly (and in any event within 48 hours after the receipt of the proposed action by consent) a consent in respect of all GIP's Covered Units, in each case, in favor of (x) the adoption of the Parent Unit Issuance and (y) any related matter that must be approved by unitholders of Parent in order for the Transactions, including the Parent Unit Issuance, to be consummated in accordance with the terms of the Merger Agreement.

          (b)   From and after the date hereof until the Expiration Time, GIP agrees not to vote any Covered Units in favor of, or consent to, and will vote against and not consent to, the approval of any other action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions.

          (c)   GIP represents and hereby confirms that is has duly executed and delivered the Parent Written Consent as of the date hereof. GIP agrees that it shall not amend, modify, withdraw, terminate, or revoke the Parent Written Consent; provided, that the foregoing shall not be deemed to imply that the Parent Written Consent may be amended, modified, withdrawn, terminated, or revoked following its execution by GIP.

        2.2    Voting Rights.    From and after the date hereof until the Expiration Time, except with respect to Transfers permitted by Section 4.1, GIP will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Units.

        2.3    Grant of Irrevocable Proxy.    FROM AND AFTER THE DATE HEREOF UNTIL THE EXPIRATION TIME, GIP IRREVOCABLY AND UNCONDITIONALLY APPOINTS MICHAEL J. GARBERDING AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS GIP'S PROXY AND ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE AT ANY MEETING OF THE UNITHOLDERS OF PARENT AT WHICH ANY OF THE MATTERS DESCRIBED IN SECTION 2.1 ARE TO BE CONSIDERED OR EXECUTE WRITTEN CONSENTS WITH RESPECT TO ANY SUCH MATTERS, WITH RESPECT TO GIP'S COVERED UNITS AS OF THE APPLICABLE RECORD DATE, IN EACH CASE SOLELY TO THE EXTENT AND IN THE MANNER SPECIFIED IN SECTION 2.1. THIS PROXY IS IRREVOCABLE (UNTIL THE EXPIRATION TIME AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE PARTNERSHIP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND GIP WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH FURTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY GIP WITH RESPECT TO ITS COVERED UNITS (AND GIP HEREBY REPRESENTS TO PARENT THAT ANY SUCH OTHER PROXY IS REVOCABLE).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GIP

        GIP represents and warrants to the Partnership that:

        3.1    Organization.    GIP is an entity duly organized, validly existing, and in good standing under the applicable Laws of the State of Delaware.

        3.2    Authorization.    GIP has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

        3.3    Due Execution and Delivery.    This Agreement has been duly and validly executed and delivered by GIP and, assuming due authorization, execution, and delivery hereof by the Partnership, constitutes a legal, valid, and binding agreement of GIP, enforceable against GIP in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

        3.4    No Conflict or Default.    No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by GIP in connection with the execution, delivery, and performance of this Agreement. None of the execution, delivery, or performance of this Agreement by GIP, the consummation by GIP of the transactions contemplated hereby or compliance by GIP with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration, or entitlement) under, any of the terms, conditions, or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, unitholders agreement, or voting trust, to which GIP is a party or by which GIP or any of GIP's properties or assets (including the Covered Units) may be bound; (b) result in the creation of a lien on GIP's assets or property (including the Covered Units), except as created pursuant to this Agreement; or (c) constitute a violation by GIP of any applicable Law, in each case, except for such violations, breaches, or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay (i) the consummation of the Merger, the other Transactions, and the transactions contemplated by this Agreement and (ii) GIP from performing its obligations under this Agreement.

        3.5    Ownership of Existing Units.    Except with respect to Transfers permitted by Section 4.1, GIP is the owner of the Existing Units as provided on Exhibit A attached hereto. None of GIP's Existing Units are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Units, other than pursuant to this Agreement.

        3.6    No Litigation.    There is no Proceeding pending or, to the knowledge of GIP, threatened against or affecting GIP, or GIP's assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair the ability of GIP to perform its obligations hereunder or consummate the transactions contemplated hereby. GIP is not subject to any outstanding order, writ, injunction, judgment, decree, or arbitration ruling, settlement, award, or other finding that would reasonably be expected to impair the ability of GIP to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS

        4.1    Transfer Restrictions and Certain Other Actions.    GIP agrees not to, from and after the date hereof until the Expiration Time, cause or permit any Transfer of any Covered Units. GIP agrees not to deposit (or permit the deposit of) any Covered Units in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of GIP under this Agreement with respect to any Covered Units. This Section 4.1 shall not prohibit a Transfer of the Covered Units by GIP to an affiliate thereof; provided, however, that such Transfer shall be permitted only if, as a precondition to such Transfer, the Person becoming the owner the Covered Units in any such Transfer agrees in a writing, reasonably satisfactory in form and substance to the Partnership, to be bound by all of the terms of this Agreement.

        4.2    Further Assurances.    The Partnership and GIP will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        4.3    No Inconsistent Agreements.    Except as contemplated by this Agreement, GIP shall not (i) enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Units or (ii) grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with GIP's obligations pursuant to this Agreement.

ARTICLE V
MISCELLANEOUS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in the Partnership any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units owned by GIP. All rights, ownership, and economic benefits of and relating to the Covered Units shall remain vested in, and belong to, GIP, and the Partnership shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of GIP or exercise any power or authority to direct GIP in the voting of any of the Covered Units owned by GIP, except as otherwise provided herein.

        5.2    Publicity.    GIP consents to and authorizes Parent and the Partnership to include and disclose in any registration statement, proxy statement, or information statement that is filed with the Securities and Exchange Commission (the "SEC") in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the SEC or otherwise publicly disclosed, as Parent and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, this Agreement, GIP's identity, the ownership of the Covered Units, and the nature of such GIP's commitments, arrangements, and understandings pursuant to this Agreement.

        5.3    Notices.    Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

  If to GIP, addressed to:

    GIP III Stetson II, L.P.
    c/o Global Infrastructure Management, LLC
    1345 Avenue of the Americas
    New York, New York 10105
    Attention: Associate General Counsel
    Telephone: (212) 315-8159
    Fax: (877) 601-6879

  with copies (which shall not constitute notice) to:

    Latham & Watkins LLP
    811 Main Street, Suite 3700
    Houston, Texas 77019
    Attention: William N. Finnegan IV
    Debbie P. Yee

    Telephone: (713) 546-5400
    Fax: (713) 546-5401

  If to the Partnership, addressed to:

    c/o EnLink Midstream GP, LLC
    EnLink Midstream Partners, LP
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue, Suite 1100
    Dallas, Texas 75201
    Attention: Doug Rayburn
    Tel: (214) 698-3342
    Fax: (214) 571-2948

    Potter Anderson & Corroon LLP
    1313 North Market Street, 6th Floor
    Wilmington, Delaware 19801
    Attention: Thomas A. Mullen
    Tel: (302) 984-6204
    Fax: (302) 658-1192

        Notice given by personal delivery, courier service, or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any Party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

        5.4    Amendments.    This Agreement may be amended, modified, or supplemented only by a written instrument executed and delivered by the Parties. The consent or approval of the Partnership for any purpose under this Agreement shall require the prior approval or consent of the Partnership Conflicts Committee.

        5.5    Waiver.    No failure or delay any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, provided that, in the case of the Partnership, such extension or waiver is approved by the Partnership Conflicts Committee.

        5.6    Termination.    This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

        5.7    Expenses.    Each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no Party shall be entitled to any reimbursement for such expenses from any other Party.

        5.8    Entire Agreement.    This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

        5.9    Assignment.    Except for a Transfer permitted under Section 4.1, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

        5.10    Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

        5.11    Governing Law and Venue; Consent to Jurisdiction.

          (a)   This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

          (b)   Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the "Courts"), for the purposes of any Proceeding arising out of or relating to this Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 5.3 to such Party's address set forth in Section 5.3 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 5.11(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

          (c)   Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

          (d)   WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

        5.12    Facsimiles; Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        5.13    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

        5.14    Specific Performance.    The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 5.11, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any remedy referred to in this Section 5.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.15    Damages.    Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its General Partner
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

        [Signature Page to GIP Support Agreement]

GIP III STETSON II, L.P.
By:	GIP III Stetson GP, LLC, its general partner
By:	/s/ WILLIAM BRILLIANT
	Name:	William Brilliant
	Title:	Manager

        [Signature Page to GIP Support Agreement]

 Exhibit A
Common Units Held by the Unitholders

        GIP III Stetson II, L.P.: 115,495,669 Common Units

 Annex C

Execution Version

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of October 21, 2018, is made and entered into by and among GIP III Stetson I, L.P., a Delaware limited partnership ("GIP"), EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), Acacia Natural Gas Corp I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acacia"), EnLink Midstream, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("EMI" and, together with GIP, Acacia, and EMI, the "Unitholders"), and EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"). GIP, Parent, Acacia, EMI, and the Partnership are referred to herein individually as a "Party" and collectively as the "Parties."

R E C I T A L S

        WHEREAS, concurrently with the execution of this Agreement, Parent, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Parent Managing Member"), NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), the Partnership, and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the "Merger");

        WHEREAS, as of the date hereof, the Unitholders are the owners of record of the number of common units representing limited partner interests in the Partnership ("Common Units"), as set forth next to such Unitholder's name on Exhibit A attached hereto (the "Existing Units"); and

        WHEREAS, as an inducement to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the transactions contemplated by the Merger Agreement, including the Merger (the "Transactions"), the Parties are entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

            (a)   "Acquisition Proposal" shall have the meaning given to such term in the Merger Agreement.

            (b)   "Business Day" means any day on which commercial banks are generally open for business in Dallas, Texas or New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Dallas, Texas or New York, New York under the Laws of the State of Texas, the Laws of the State of New York, or the federal Laws of the United States of America, as applicable.

            (c)   "Covered Units" means, with respect to each Unitholder at any time: (i) the Existing Units of such Unitholder and (ii) all additional Common Units of which such Unitholder acquires sole or shared voting power during the period from the date hereof through the Expiration Time.

            (d)   "Expiration Time" means the earliest to occur of: (i) such date and time as the Merger Agreement shall have been terminated for any reason in accordance with its terms; (ii) the Merger Effective Time; and (iii) the mutual written agreement of the Parties to terminate this Agreement; provided that, in the case of the Partnership, such written agreement is approved by the Partnership Conflicts Committee.

            (e)   "Governmental Authority" means any federal, state, tribal, provincial, municipal, foreign, or other government, governmental court, department, commission, board, bureau, regulatory, or administrative agency or instrumentality.

            (f)    "Laws" means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

            (g)   "Merger Effective Time" means the effective time of the consummation of the Merger under the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended.

            (h)   "Partnership Conflicts Committee" means the Conflicts Committee of the Board of Directors of the General Partner.

            (i)    "Partnership Unitholder Meeting" means the meeting of the holders of Partnership Voting Units to consider and vote upon the approval of the Merger Agreement (including any adjournment or postponement thereof).

            (j)    "Partnership Voting Units" means, collectively, the Common Units and the Series B Cumulative Convertible Preferred Units of the Partnership.

            (k)   "Person" means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

            (l)    "Proceeding" means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

            (m)  "Proxy Designee" means a Person designated by the Partnership Conflicts Committee by written notice to each of the Parties hereto, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

            (n)   "Representatives" means, with respect to any Person, such Person's directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

            (o)   "Superior Proposal" shall have the meaning given to such term in the Merger Agreement.

            (p)   "Transfer" means, with respect to any Unitholder, directly or indirectly: (i) to sell (including short sales), pledge, encumber, assign, grant an option with respect to, transfer, or dispose of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise or to undertake any other action that results in (or could result in) a Person other than such Unitholder owning any of the Covered Units, either voluntarily or involuntarily; (ii) to grant any proxy or power of attorney with respect to Covered Units other than pursuant to this Agreement; or (iii) to enter into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, or disposition of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise. For the avoidance of doubt, the term "Transfer" shall not include any existing pledges or security interests issued by such Unitholder in connection with a bona fide loan, indenture, or other contract for indebtedness.

        1.2    Other Definitional and Interpretative Provisions.

          (a)   The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein," and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to "dollars" or "$" mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) "include," "includes," and "including" shall be deemed to be followed by the words "without limitation."

          (b)   In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party's permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an "Exhibit" followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
SUPPORT AGREEMENT

        2.1    Agreement to Vote Covered Units.

          (a)   Prior to the Expiration Time, at the Partnership Unitholder Meeting and every other meeting of the unitholders of the Partnership that is called and at which action is to be taken with respect to approval of the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of unitholders of the Partnership with respect to approval of the Merger Agreement, each Unitholder (solely in each Unitholder's capacity as such, and not in any other capacity such as an officer or director) shall, or shall cause the holder of record of the applicable Covered Units on any applicable record date to, (i) appear at each such meeting and cause such Unitholder's Covered Units to be counted as present thereat for purposes of calculating a quorum; and (ii) (A) in the case of a meeting, vote (or cause to be voted), in person or by proxy, all of such Unitholder's Covered Units, or (B) in the case of a proposed action by consent in lieu of a meeting, duly deliver (or cause to be duly delivered) promptly (and in any event within 48 hours after the receipt of the proposed action by consent) a consent in respect of all of such Unitholder's Covered Units, in each case, in favor of (x) the adoption of the Merger Agreement and (y) any related matter that must be approved by unitholders of the Partnership in order for the Transactions to be consummated in accordance with the terms of the Merger Agreement.

          (b)   From and after the date hereof until the Expiration Time, each Unitholder agrees not to vote any Covered Units in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, Superior Proposal, or any transaction in respect thereof, or (ii) any other action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions;

        2.2    Voting Rights.    From and after the date hereof until the Expiration Time, except with respect to Transfers permitted by Section 4.1, each Unitholder will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Units.

        2.3    Grant of Irrevocable Proxy.    FROM AND AFTER THE DATE HEREOF UNTIL THE EXPIRATION TIME, EACH UNITHOLDER IRREVOCABLY AND UNCONDITIONALLY APPOINTS MICHAEL J. GARBERDING AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS SUCH UNITHOLDER'S PROXY AND ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE AT ANY MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AT WHICH ANY OF THE MATTERS DESCRIBED IN SECTION 2.1 ARE TO BE CONSIDERED OR EXECUTE WRITTEN CONSENTS WITH RESPECT TO ANY SUCH MATTERS, WITH RESPECT TO SUCH UNITHOLDER'S COVERED UNITS AS OF THE APPLICABLE RECORD DATE, IN EACH CASE SOLELY TO THE EXTENT AND IN THE MANNER SPECIFIED IN SECTION 2.1. THIS PROXY IS IRREVOCABLE (UNTIL THE EXPIRATION TIME AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE PARTNERSHIP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND EACH UNITHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH FURTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH UNITHOLDER WITH RESPECT TO ITS COVERED UNITS (AND EACH UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

        Each Unitholder represents and warrants to the Partnership, severally and not jointly, that:

        3.1    Organization.    Such Unitholder is an entity duly organized, validly existing, and in good standing under the applicable Laws of the State of Delaware.

        3.2    Authorization.    Such Unitholder has all requisite power and authority to execute and deliver this Agreement, to perform such Unitholder's obligations hereunder, and to consummate the transactions contemplated hereby.

        3.3    Due Execution and Delivery.    This Agreement has been duly and validly executed and delivered by such Unitholder and, assuming due authorization, execution, and delivery hereof by the other Parties hereto, constitutes a legal, valid, and binding agreement of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

        3.4    No Conflict or Default.    No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by such Unitholder in connection with the execution, delivery, and performance of this Agreement. None of the execution, delivery, or performance of this Agreement by such Unitholder, the consummation by such Unitholder of the transactions contemplated hereby or compliance by such Unitholder with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration, or entitlement) under, any of the terms, conditions, or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, unitholders agreement, or voting trust, to which such Unitholder is a party or by which such Unitholder or any of such Unitholder's properties or assets (including the Covered Units) may be bound; (b) result in the creation of a Lien on such Unitholder's assets or property (including the Covered Units), except as created pursuant to this Agreement; or (c) constitute a violation by such Unitholder of any applicable Law, in each case, except for such violations, breaches, or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay (i) the consummation of the Merger, the other Transactions, and the transactions contemplated by this Agreement and (ii) such Unitholder from performing its obligations under this Agreement.

        3.5    Ownership of Existing Units.    Except with respect to Transfers permitted by Section 4.1, such Unitholder is the owner of the Existing Units as provided with respect to such Unitholder on Exhibit A attached hereto. None of the Existing Units of such Unitholder are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Units, other than pursuant to this Agreement.

        3.6    No Litigation.    There is no Proceeding pending or, to the knowledge of such Unitholder, threatened against or affecting such Unitholder, or such Unitholder's assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair the ability of such Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby. Such Unitholder is not subject to any outstanding order, writ, injunction, judgment, decree, or arbitration ruling, settlement, award, or other finding that would reasonably be expected to impair the ability of such Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS

        4.1    Transfer Restrictions and Certain Other Actions.    Each Unitholder agrees not to, from and after the date hereof until the Expiration Time, cause or permit any Transfer of any Covered Units; provided, however, that each of Acacia and EMI shall be permitted to merge with and into Parent upon which merger Parent shall, by operation of law, be deemed a Unitholder, as the successor in interest to all rights and obligations of Acacia and EMI, as applicable, hereunder (each, a "Parent Affiliate Merger"). Each Unitholder agrees not to deposit (or permit the deposit of) any Covered Units in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of such Unitholder under this Agreement with respect to any Covered Units. This Section 4.1 shall not prohibit a Transfer of the Covered Units by any Unitholder to an Affiliate of such Unitholder; provided, however, that, except for a Parent Affiliate Merger, such Transfer shall be permitted only if, as a precondition to such Transfer, the Person becoming the owner the Covered Units in any such Transfer agrees in a writing, reasonably satisfactory in form and substance to the Partnership, to be bound by all of the terms of this Agreement.

        4.2    Further Assurances.    The Partnership and each Unitholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        4.3    No Inconsistent Agreements.    Except as contemplated by this Agreement, no Unitholder shall (i) enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Units or (ii) grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Unitholder's obligations pursuant to this Agreement.

        4.4    Capacity.    Each of Acacia and EMI has entered into this Agreement solely in its capacity as a record or beneficial owner of Covered Units. None of the provisions of this Agreement shall be construed to prohibit, limit, or restrict any Representative of Acacia or EMI who is an officer or director of the Parent Managing Member or the General Partner from exercising his or her duties to Parent or the General Partner by taking any action whatsoever in his or her capacity as an officer or director, including with respect to the Merger Agreement and the Transactions.

ARTICLE V
MISCELLANEOUS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in the Partnership any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units owned by any Unitholder. All rights, ownership, and economic benefits of and relating to the Covered Units shall remain vested in, and belong to, each Unitholder, and the Partnership shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of any Unitholder or exercise any power or authority to direct any Unitholder in the voting of any of the Covered Units owned by such Unitholder, except as otherwise provided herein.

        5.2    Publicity.    Each Unitholder consents to and authorizes Parent and the Partnership to include and disclose in any registration statement, proxy statement, or information statement that is filed with the Securities and Exchange Commission (the "SEC") in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the SEC or otherwise publicly disclosed, as Parent and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, this Agreement, each Unitholder's identity, the ownership of the Covered Units, and the nature of such Unitholder's commitments, arrangements, and understandings pursuant to this Agreement.

        5.3    Notices.    Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

  If to GIP, addressed to:

    GIP III Stetson I, L.P.
    c/o Global Infrastructure Management, LLC
    1345 Avenue of the Americas
    New York, New York 10105
    Attention: Associate General Counsel
    Telephone: (212) 315-8159
    Fax: (877) 601-6879

  with copies (which shall not constitute notice) to:

    Latham & Watkins LLP
    811 Main Street, Suite 3700
    Houston, Texas 77019
    Attention: William N. Finnegan IV
    Debbie P. Yee

    Telephone: (713) 546-5400
    Fax: (713) 546-5401

  If to Parent, Acacia or EMI, addressed to such Party:

    c/o EnLink Midstream Manager, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Baker Botts L.L.P.
    2001 Ross Avenue, Suite 900
    Dallas, Texas 75201
    Attention: Preston Bernhisel
    Joshua Davidson

    Tel: (214) 953-6783
    Fax: (214) 661-4783

  If to the Partnership, addressed to:

    c/o EnLink Midstream GP, LLC
    EnLink Midstream Partners, LP
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500 Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue, Suite 1100
    Dallas, Texas 75201
    Attention: Doug Rayburn
    Tel: (214) 698-3342
    Fax: (214) 571-2948

    Potter Anderson & Corroon LLP
    1313 North Market Street, 6th Floor
    Wilmington, Delaware 19801
    Attention: Thomas A. Mullen
    Tel: (302) 984-6204
    Fax: (302) 658-1192

        Notice given by personal delivery, courier service, or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any Party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

        5.4    Amendments.    This Agreement may be amended, modified, or supplemented only by a written instrument executed and delivered by all Parties. The consent or approval of the Partnership for any purpose under this Agreement shall require the prior approval or consent of the Partnership Conflicts Committee.

        5.5    Waiver.    No failure or delay any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, provided that, in the case of the Partnership, such extension or waiver is approved by the Partnership Conflicts Committee.

        5.6    Termination.    This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

        5.7    Expenses.    Each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no Party shall be entitled to any reimbursement for such expenses from any other Party.

        5.8    Entire Agreement.    This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

        5.9    Assignment.    Except for a Transfer permitted under Section 4.1, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

        5.10    Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

        5.11    Governing Law and Venue; Consent to Jurisdiction.

          (a)   This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

          (b)   Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the "Courts"), for the purposes of any Proceeding arising out of or relating to this

  Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 5.3 to such Party's address set forth in Section 5.3 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 5.10(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

          (c)   Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

          (d)   WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

        5.12    Facsimiles; Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        5.13    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

        5.14    Specific Performance.    The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any remedy referred to in this Section 5.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.15    Damages.    Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its General Partner
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its Managing Member
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ACACIA NATURAL GAS CORP I, INC.
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM, INC.
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

GIP III STETSON I, L.P.
By:	GIP III Stetson GP, LLC its general partner
By:	/s/ WILLIAM BRILLIANT
	Name:	William Brilliant
	Title:	Manager

[Signature Page to Support Agreement]

 Exhibit A
Common Units Held by the Unitholders

GIP III Stetson I, L.P.: 94,660,600 Common Units
Acacia Natural Gas Corp I, Inc.: 68,248,199 Common Units
EnLink Midstream, Inc.: 20,280,252 Common Units

Annex D

Execution Version

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of October 21, 2018, is made and entered into by and among EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), Enfield Holdings, L.P., a Delaware limited partnership (the "Unitholder"), TPG VII Management, LLC, a Delaware limited liability company ("TPG"), WSEP Egypt Holdings, LP, a Delaware limited partnership ("WSEP Egypt Holdings"), and WSIP Egypt Holdings, LP, a Delaware limited partnership ("WSIP Egypt Holdings" and, together with TPG and WSEP Egypt Holdings, the "Enfield Affiliate Parties"). The Partnership, the Unitholder, and the Enfield Affiliate Parties are referred to herein individually as a "Party" and collectively as the "Parties."

R E C I T A L S

        WHEREAS, concurrently with the execution of this Agreement, EnLink Midstream, LLC, a Delaware limited liability company (the "Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Parent Managing Member"), NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), the Partnership, and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the "Merger");

        WHEREAS, as of the date hereof, the Unitholder is the owner of record of the number of Series B Cumulative Convertible Preferred Units of the Partnership (the "Series B Preferred Units"), as set forth next to the Unitholder's name on Exhibit A attached hereto (the "Existing Series B Preferred Units");

        WHEREAS, pursuant to the Ninth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 21, 2017, as amended (the "Partnership Agreement"), the Series B Preferred Units have voting rights that are identical to the voting rights of the common units representing limited partner interests in the Partnership ("Common Units") and vote with the Common Units as a single class, such that each Series B Preferred Unit is entitled to one vote for each Common Unit into which such Series B Preferred Unit is then convertible on each matter with respect to which each Common Unit is entitled to vote; and

        WHEREAS, as an inducement to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the transactions contemplated by the Merger Agreement, including the Merger (the "Transactions"), the Parties are entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Acquisition Proposal" shall have the meaning given to such term in the Merger Agreement.

          (b)   "Business Day" means any day on which commercial banks are generally open for business in Dallas, Texas or New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Dallas, Texas or New York, New York under the Laws of the State of Texas, the Laws of the State of New York, or the federal Laws of the United States of America, as applicable.

          (c)   "Covered Units" means, with respect to the Unitholder at any time: (i) the Existing Series B Preferred Units of such Unitholder, and (ii) all additional Series B Preferred Units and all Common Units (including Common Units issued upon conversion of any Series B Preferred Units), in each case, of which such Unitholder acquires sole or majority voting power during the period from the date hereof through the Expiration Time.

          (d)   "Expiration Time" means the earliest to occur of: (i) such date and time as the Merger Agreement shall have been terminated for any reason in accordance with its terms; (ii) the Merger Effective Time; (iii) the mutual written agreement of the Parties to terminate this Agreement, provided that, in the case of the Partnership, such written agreement is approved by the Partnership Conflicts Committee; (iv) June 30, 2019; and (v) upon a Recommendation Change (as defined in the Merger Agreement) by the Partnership Conflicts Committee (as defined in the Merger Agreement).

          (e)   "Governmental Authority" means any federal, state, tribal, provincial, municipal, foreign, or other government, governmental court, department, commission, board, bureau, regulatory, or administrative agency or instrumentality.

          (f)    "Laws" means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

          (g)   "Merger Effective Time" means the effective time of the consummation of the Merger under the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended.

          (h)   "Partnership Conflicts Committee" means the Conflicts Committee of the Board of Directors of the General Partner.

          (i)    "Partnership Unitholder Meeting" means the meeting of the holders of Partnership Voting Units to consider and vote upon the approval of the Merger Agreement (including any adjournment or postponement thereof).

          (j)    "Partnership Voting Units" means, collectively, the Common Units and the Series B Preferred Units.

          (k)   "Person" means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

          (l)    "Proceeding" means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

          (m)  "Proxy Designee" means a Person designated by the Partnership Conflicts Committee by written notice to each of the Parties hereto, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

          (n)   "Representatives" means, with respect to any Person, such Person's directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

          (o)   "Superior Proposal" shall have the meaning given to such term in the Merger Agreement.

          (p)   "Transfer" means, with respect to the Unitholder, directly or indirectly: (i) to sell (including short sales), pledge, encumber, assign, grant an option with respect to, transfer, or dispose of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise or to undertake any other action that results in (or could result in) a Person other than such Unitholder owning any of the Covered Units, either voluntarily or involuntarily; (ii) to grant any proxy or power of attorney with respect to Covered Units other than pursuant to this Agreement; or (iii) to enter into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, or disposition of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise. For the avoidance of doubt, the term "Transfer" shall not include any existing pledges or security interests issued by such Unitholder in connection with a bona fide loan, indenture, or other contract for indebtedness.

        1.2    Other Definitional and Interpretative Provisions.

          (a)   The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein," and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to "dollars" or "$" mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) "include," "includes," and "including" shall be deemed to be followed by the words "without limitation."

          (b)   In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party's permitted successors and assigns. Any agreement or commitment defined or referred to herein (or in any agreement or commitment that is referred to herein or any attachments thereto or instruments incorporated therein) means such agreement or instrument as of the date hereof and not as same may be amended, modified, or supplemented after the date hereof, including by waiver or consent. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an "Exhibit" followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
SUPPORT AGREEMENT

        2.1    Agreement to Vote Covered Units.

          (a)   Prior to the Expiration Time, at the Partnership Unitholder Meeting and every other meeting of the unitholders of the Partnership that is called and at which action is to be taken with respect to approval of the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of unitholders of the Partnership with respect to approval of the Merger Agreement, the Unitholder (solely in the Unitholder's capacity as such, and not in any other capacity such as an officer or director) shall, or shall cause the holder of record of the applicable Covered Units on any applicable record date to, (i) appear at each such meeting and cause the Unitholder's Covered Units to be counted as present thereat for purposes of calculating a quorum; and (ii) (A) in the case of a meeting, vote (or cause to be voted), in person or by proxy, all of the Unitholder's Covered Units, or (B) in the case of a proposed action by consent in lieu of a meeting, duly deliver (or cause to be duly delivered) promptly (and in any event within 48 hours after the receipt of the proposed action by consent) a consent in respect of all of the Unitholder's Covered Units, in each case, in favor of (x) the adoption of the Merger Agreement and (y) any related matter that must be approved by unitholders of the Partnership in order for the Transactions to be consummated in accordance with the terms of the Merger Agreement.

          (b)   From and after the date hereof until the Expiration Time, the Unitholder agrees not to vote any Covered Units in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, Superior Proposal, or any transaction in respect thereof, or (ii) any other action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions;

        2.2    Voting Rights.    From and after the date hereof until the Expiration Time, except with respect to Transfers permitted by Section 4.1, the Unitholder will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Units.

        2.3    Grant of Irrevocable Proxy.    FROM AND AFTER THE DATE HEREOF UNTIL THE EXPIRATION TIME, THE UNITHOLDER IRREVOCABLY AND UNCONDITIONALLY APPOINTS MICHAEL J. GARBERDING AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS SUCH UNITHOLDER'S PROXY AND ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE AT ANY MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AT WHICH ANY OF THE MATTERS DESCRIBED IN SECTION 2.1 ARE TO BE CONSIDERED OR EXECUTE WRITTEN CONSENTS WITH RESPECT TO ANY SUCH MATTERS, WITH RESPECT TO THE UNITHOLDER'S COVERED UNITS AS OF THE APPLICABLE RECORD DATE, IN EACH CASE SOLELY TO THE EXTENT AND IN THE MANNER SPECIFIED IN SECTION 2.1. THIS PROXY IS IRREVOCABLE (UNTIL THE EXPIRATION TIME AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE PARTNERSHIP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND THE UNITHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH FURTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH UNITHOLDER WITH RESPECT TO ITS COVERED UNITS (AND THE UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

        The Unitholder represents and warrants to the Partnership, severally and not jointly, that as of the date hereof:

        3.1    Organization.    The Unitholder is an entity duly organized, validly existing, and in good standing under the applicable Laws of the State of Delaware.

        3.2    Authorization.    The Unitholder has all requisite power and authority to execute and deliver this Agreement, to perform the Unitholder's obligations hereunder, and to consummate the transactions contemplated hereby.

        3.3    Due Execution and Delivery.    This Agreement has been duly and validly executed and delivered by the Unitholder and, assuming due authorization, execution, and delivery hereof by the other Parties hereto, constitutes a legal, valid, and binding agreement of the Unitholder, enforceable against the Unitholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

        3.4    No Conflict or Default.    No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by the Unitholder in connection with the execution, delivery, and performance of this Agreement. None of the execution, delivery, or performance of this Agreement by the Unitholder, the consummation by the Unitholder of the transactions contemplated hereby or compliance by the Unitholder with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration, or entitlement) under, any of the terms, conditions, or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, unitholders agreement, or voting trust, to which the Unitholder is a party or by which the Unitholder or any of the Unitholder's properties or assets (including the Covered Units) may be bound; (b) result in the creation of a Lien on the Unitholder's assets or property (including the Covered Units), except as created pursuant to this Agreement; or (c) constitute a violation by the Unitholder of any applicable Law, in each case, except for such violations, breaches, or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay (i) the consummation of the Merger, the other Transactions, and the transactions contemplated by this Agreement and (ii) the Unitholder from performing its obligations under this Agreement.

        3.5    Ownership of Existing Series B Preferred Units.    Except with respect to Transfers permitted by Section 4.1, the Unitholder is the record owner of the Existing Series B Preferred Units as provided with respect to the Unitholder on Exhibit A attached hereto. None of the Existing Series B Preferred Units of the Unitholder are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Series B Preferred Units, other than pursuant to this Agreement.

        3.6    No Litigation.    There is no Proceeding pending or, to the knowledge of the Unitholder, threatened against or affecting the Unitholder, or the Unitholder's assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair the ability of the Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby. The Unitholder is not subject to any outstanding order, writ, injunction, judgment, decree, or arbitration ruling, settlement, award, or other finding that would reasonably be expected to impair the ability of the Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS

        4.1    Transfer Restrictions and Certain Other Actions.    The Unitholder agrees not to, from and after the date hereof until the Expiration Time, cause or permit any Transfer of any Covered Units unless as a precondition to such Transfer, the Person becoming the owner the Covered Units in any such Transfer agrees in a writing, reasonably satisfactory in form and substance to the Partnership, to be bound by all of the terms of this Agreement. The Unitholder agrees not to deposit (or permit the deposit of) any Covered Units in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Unitholder under this Agreement with respect to any Covered Units.

        4.2    Further Assurances.    The Partnership, the Unitholder, and each of the Enfield Affiliate Parties will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        4.3    No Inconsistent Agreements.    Except as contemplated by this Agreement, the Unitholder shall not (i) enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Units or (ii) grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with the Unitholder's obligations pursuant to this Agreement.

        4.4    Capacity.    The Unitholder has entered into this Agreement solely in its capacity as a record owner of Covered Units. None of the provisions of this Agreement shall be construed to prohibit, limit, or restrict any Representative of the Unitholder who is an officer or director of the General Partner from exercising his or her duties to the General Partner by taking any action whatsoever in his or her capacity as an officer or director, including with respect to the Merger Agreement and the Transactions.

ARTICLE V
MISCELLANEOUS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in the Partnership any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units owned by the Unitholder. All rights, ownership, and economic benefits of and relating to the Covered Units shall remain vested in, and belong to, the Unitholder, and the Partnership shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Unitholder or exercise any power or authority to direct the Unitholder in the voting of any of the Covered Units owned by the Unitholder, except as otherwise provided herein.

        5.2    Publicity.    The Unitholder consents to and authorizes Parent and the Partnership to include and disclose in any registration statement, proxy statement, or information statement that is filed with the Securities and Exchange Commission (the "SEC") in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the SEC or otherwise publicly disclosed, as Parent and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, this Agreement, the Unitholder's identity, the ownership of the Covered Units, and the nature of the Unitholder's commitments, arrangements, and understandings pursuant to this Agreement.

        5.3    Notices.    Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

  If to the Partnership, addressed to:

    c/o EnLink Midstream GP, LLC
    EnLink Midstream Partners, LP
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue, Suite 1100
    Dallas, Texas 75201
    Attention: Doug Rayburn
    Tel: (214) 698-3342
    Fax: (214) 571-2948

    Potter Anderson & Corroon LLP
    1313 North Market Street, 6th Floor
    Wilmington, Delaware 19801
    Attention: Thomas A. Mullen
    Tel: (302) 984-6204
    Fax: (302) 658-1192

  If to the Unitholder or an Enfield Affiliate Party, addressed to such Party:

    301 Commerce Street
    Suite 3300
    Fort Worth, TX 76102
    Attention: General Counsel
    Fax: (817) 871-4010

  with copies (which shall not constitute notice) to:

    Vinson & Elkins LLP
    1001 Fannin Street
    Suite 2500
    Houston, Texas 77002
    Attention: David Oelman
    Tel: (713) 758-3708
    Fax: (713) 615-5861

        Notice given by personal delivery, courier service, or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any Party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

        5.4    Amendments.    This Agreement may be amended, modified, or supplemented only by a written instrument executed and delivered by all Parties. The consent or approval of the Partnership for any purpose under this Agreement shall require the prior approval or consent of the Partnership Conflicts Committee.

        5.5    Waiver.    No failure or delay any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, provided that, in the case of the Partnership, such extension or waiver is approved by the Partnership Conflicts Committee.

        5.6    Termination.    This Agreement shall terminate and shall have no further force or effect as of the Expiration Time. Notwithstanding the preceding sentence, this Article V shall survive any termination of this Agreement.

        5.7    Expenses.    Each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no Party shall be entitled to any reimbursement for such expenses from any other Party.

        5.8    Entire Agreement.    This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

        5.9    Assignment.    Except for a Transfer permitted under Section 4.1, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

        5.10    Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

        5.11    Governing Law and Venue; Consent to Jurisdiction.

          (a)   This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

          (b)   Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the "Courts"), for the purposes of any Proceeding arising out of or relating to this Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 5.3 to such Party's address set forth in Section 5.3 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 5.10(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

          (c)   Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

          (d)   WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

        5.12    Facsimiles; Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        5.13    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

        5.14    Specific Performance.    The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any remedy referred to in this Section 5.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.15    Damages.    Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its General Partner
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ENFIELD HOLDINGS, L.P.
By:	Enfield Holdings Advisors, Inc., its general partner
By:	/s/ ADAM FLISS
	Name:	Adam Fliss
	Title:	Vice President
TPG VII MANAGEMENT, LLC
By:	/s/ ADAM FLISS
	Name:	Adam Fliss
	Title:	Vice President
WSIP EGYPT HOLDINGS, LP
By:	Broad Street Infrastructure Advisors III, L.L.C., its General Partner
By:	/s/ SCOTT LEBOVITZ
	Name:	Scott Lebovitz
	Title:	Vice President
WSEP EGYPT HOLDINGS, LP
By:	Broad Street Energy Advisors AIV-1, L.L.C. its General Partner
By:	/s/ SCOTT LEBOVITZ
	Name:	Scott Lebovitz
	Title:	Vice President

[Signature Page to Support Agreement]

 Annex E

Execution Version

PREFERRED RESTRUCTURING AGREEMENT

        This PREFERRED RESTRUCTURING AGREEMENT (this "Agreement"), dated as of October 21, 2018, is made and entered into by and among Enfield Holdings, L.P., a Delaware limited partnership ("Enfield"), TPG VII Management, LLC, a Delaware limited liability company ("TPG"), WSEP Egypt Holdings, LP, a Delaware limited partnership ("WSEP"), WSIP Egypt Holdings, LP, a Delaware limited partnership ("WSIP" and, together with WSIP, the "Goldman Parties" and, together with Enfield and TPG, the "Enfield Parties"), EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Managing Member" and, together with Parent, the "ENLC Parties"), EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner" and, together with the Partnership, the "ENLK Parties" and, together with the ENLC Parties, the "EnLink Parties"). Enfield, TPG, WSIP, WSEP, Parent, the Managing Member, the Partnership, and the General Partner are referred to herein individually as a "Party" and collectively as the "Parties." All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Partnership Agreement (as defined below).

R E C I T A L S

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Managing Member, NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), the Partnership, and the General Partner, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the "Merger");

        WHEREAS, upon consummation of the Merger: (i) Parent will become the Beneficial Owner of 100% of the Outstanding Common Units and (ii) the common units representing limited liability company interests in Parent (the "Parent Common Units") will continue to be listed on the New York Stock Exchange, a National Securities Exchange;

        WHEREAS, the Parties have agreed that the Series B Preferred Units will remain outstanding as limited partner interests in the Partnership following the Merger, as amended and modified as described herein and in the Amended Partnership Agreement (as hereinafter defined) and the Amended Operating Agreement (as hereinafter defined) (the "Restructuring"); and

        WHEREAS, the Parties are entering into this Agreement to reflect the agreements between the Parties in connection with the Restructuring.

        NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Affiliate" means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          (b)   "Governmental Authority" means any federal, state, provincial, local or foreign court, tribunal, arbitrator, administrative body or other governmental or quasi-governmental entity, including any head of a government department, body or agency, with competent jurisdiction.

          (c)   "Laws" means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

          (d)   "Merger Effective Time" means the effective time of the consummation of the Merger under the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended.

          (e)   "Parent Operating Agreement" means the First Amended and Restated Operating Agreement of Parent, dated as of March 7, 2014, as further amended from time to time after the date hereof.

          (f)    "Partnership Agreement" means the Ninth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 21, 2017, as amended by Amendment No. 1 to the Ninth Amendment and Restated Agreement of Limited Partnership of the Partnership, dated as of December 12, 2017, and as further amended from time to time after the date hereof.

          (g)   "Person" means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

          (h)   "Proceeding" means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

          (i)    "Representatives" means, with respect to any Person, such Person's directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

          (j)    "Restructuring Documents" means this Agreement, the Amended Operating Agreement (as defined below), the Amended Partnership Agreement (as defined below), the Amended Board Representation Agreement (as defined below), the Amended Board Information Letter Agreement (as defined below), and the Amended Registration Rights Agreement (as defined below).

        1.2    Other Definitional and Interpretative Provisions.

          (a)   The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein," and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to "dollars" or "$" mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) "include," "includes," and "including" shall be deemed to be followed by the words "without limitation."

          (b)   In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

  Reference to any Party is also a reference to such Party's permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an "Exhibit" followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions. Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
SERIES B RESTRUCTURING

        2.1    Series B Preferred Units.

          (a)   The Parties hereby acknowledge and agree that, immediately following the Merger Effective Time (the "Restructuring Effective Time"): (i) the General Partner shall cause the Partnership Agreement to be amended and restated pursuant to the Tenth Amended and Restated Limited Partnership Agreement of the Partnership, substantially in the form attached hereto as Exhibit A (the "Amended Partnership Agreement"), (ii) the Managing Member shall cause the Parent Operating Agreement to be amended and restated pursuant to the Second Amended and Restated Operating Agreement of Parent, substantially in the form attached hereto as Exhibit B (the "Amended Operating Agreement"), and (iii) Parent shall issue to Enfield a number of Class C Common Units (as defined in the Amended Operating Agreement) equal to the number of Series B Preferred Units held by Enfield as of the Restructuring Effective Time for no additional consideration.

          (b)   Enfield hereby (i) approves the amendments contemplated by the Amended Partnership Agreement, including the amendments and modifications to the terms of the Series B Preferred Units, which approval constitutes a unanimous affirmative vote of the Record Holders of the Outstanding Series B Preferred Units under Section 5.10(b)(v)(B) of the Partnership Agreement with respect to the amendments contemplated by the Amended Partnership Agreement, and (ii) in connection with the Restructuring, approves the amendments contemplated by the Amended Operating Agreement and agrees to receive and hold such Class C Common Units in accordance with the Amended Operating Agreement.

        2.2    Registration Rights Agreement.    At the Restructuring Effective Time, Parent and Enfield shall execute and deliver an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Amended Registration Rights Agreement"), pursuant to which that certain Registration Rights Agreement, dated as of January 7, 2016, by and between Enfield and the Partnership shall be amended and restated in its entirety.

        2.3    Board Representation Agreement.    At the Restructuring Effective Time, the Managing Member, Parent, and TPG shall execute and deliver an Amended and Restated Board Representation Agreement, substantially in the form attached hereto as Exhibit D (the "Amended Board Representation Agreement"), pursuant to which that certain Board Representation Agreement, dated as of January 7, 2016, by and among the Partnership, the General Partner, EnLink Midstream, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("EMI"), and TPG shall be amended and restated in its entirety.

        2.4    Board Information Rights Letter.    At the Restructuring Effective Time, the Managing Member, Parent, and the Goldman Parties shall execute and deliver an Amended and Restated Board Information Rights Letter Agreement, substantially in the form attached hereto as Exhibit E (the "Amended Board Information Letter Agreement"), pursuant to which that certain Board Information Rights Letter Agreement, dated January 6, 2016, by and among the Partnership, the General Partner, EMI, and the Goldman Parties shall be amended and restated in its entirety.

        2.5    Treatment in the Merger.

          (a)   The Parties hereby acknowledge and agree that: (i) in connection with the Restructuring, each Series B Preferred Unit issued and outstanding immediately prior to the Merger Effective Time shall, at the Merger Effective Time, continue to be issued and outstanding and represent a limited partner interest in the Partnership (with terms and conditions modified in accordance with Section 2.1 as of the Restructuring Effective Time), and no additional consideration shall be delivered to any holder of Series B Preferred Units in respect of the Merger, this Agreement, or the transactions contemplated by the Merger Agreement and (ii) the Restructuring, including as described in the foregoing clause (i), satisfies any obligation of the Partnership under the Partnership Agreement with respect to the Merger. Without limiting the generality of the foregoing, each of the Enfield Parties, on behalf of itself and its Affiliates, and its and its Affiliates' respective equityholders and Representatives, hereby waives all of its rights (and any obligation of the Partnership or any other EnLink Party) under the Partnership Agreement with respect to the Merger, other than the compliance by each of the Partnership and each other EnLink Party with respect to its obligations hereunder.

          (b)   In connection with the waiver set forth in Section 2.5(a), each Enfield Party represents to each EnLink Party that: (i) such Enfield Party has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, (ii) this Agreement is a valid and legally binding agreement of such Enfield Party, (iii) Enfield is the Record Holder of all of the Series B Preferred Units, (iv) TPG, WSIP, and WSEP collectively own all of the equity interests in Enfield, and (v) Enfield is an Affiliate of TPG Capital, L.P.

ARTICLE III
MISCELLANEOUS

        3.1    Further Assurances.    The Parties will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

        3.2    Publicity.    Enfield consents to and authorizes Parent and the Partnership to include and disclose in any registration statement, proxy statement, or information statement that is filed with the Commission in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the Commission or otherwise publicly disclosed, as Parent and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Merger, this Agreement, the identity of the Enfield Parties, the ownership of the Series B Preferred Units and the nature of the Parties' respective commitments, arrangements, and understandings pursuant to this Agreement and the other Restructuring Documents.

        3.3    Notices.    Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

  If to the Enfield Parties, addressed to:

    c/o Enfield Holdings, L.P. 301 Commerce Street
    Suite 3300
    Fort Worth, Texas 76102
    Attention: General Counsel
    Fax: (817) 871-4010

  with copies (which shall not constitute notice) to:

    Vinson & Elkins LLP
    1001 Fannin Street, Suite 2500
    Houston, Texas 77002
    Attention: David Oelman
    Tel: (713) 758-3708
    Fax: (713) 615-5861

  If to Parent or the Managing Member, addressed to:

    EnLink Midstream Manager, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Baker Botts L.L.P.
    2001 Ross Avenue, Suite 900
    Dallas, Texas 75201
    Attention: Preston Bernhisel
    Joshua Davidson

    Tel: (214) 953-6783
    Fax: (214) 661-4783

  If to the Partnership or the General Partner, addressed to:

    EnLink Midstream GP, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Tel: (214) 953-9500
    Fax: (214) 721-9299

  with copies (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    2100 McKinney Avenue, Suite 1100
    Dallas, Texas 75201
    Attention: Doug Rayburn
    Tel: (214) 698-3342
    Fax: (214) 571-2948

        Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

        3.4    Amendments.    This Agreement may be amended, modified, or supplemented only by a written instrument executed and delivered by all Parties.

        3.5    Termination.    This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated for any reason in accordance with its terms; (ii) the mutual written agreement of the Parties to terminate this Agreement; (iii) the conversion of all Series B Preferred Units into Partnership Common Units, pursuant to the terms and conditions of the Partnership Agreement; (iv) at the election of Enfield, as set forth in a written notice to the EnLink Parties, the effective date of any amendment to the Merger Agreement entered into by the parties thereto in accordance with the terms thereof to which Enfield has not consented in writing, and that (a) disproportionately adversely impacts the Series B Preferred Units in any material respect or (b) reduces the Common Unit Exchange Ratio (as defined in the Amended Partnership Agreement); and (v) at the election of the EnLink Parties, as set forth in a written notice to Enfield, the effective date of any amendment to the Merger Agreement entered into by the parties thereto in accordance with the terms thereof that increases the Common Unit Exchange Ratio if any of the Enfield Parties has caused or materially contributed to such increase.

        3.6    Expenses.    Each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no Party shall be entitled to any reimbursement for such expenses from any other Party.

        3.7    Entire Agreement.    This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

        3.8    Assignment; Transfer of Series B Units.    Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void. Enfield shall not, directly or indirectly, transfer, assign, sell, or dispose of any Series B Preferred Units, whether by merger, operation of law, or otherwise or undertake any action that results in (or could result in) a Person other than Enfield owning the Series B Preferred Units (collectively, a "Transfer") unless, as a precondition to any such Transfer, the Person becoming the owner of the Series B Preferred Units in any such Transfer agrees in a writing, reasonably satisfactory in form and substance to the Managing Member and the General Partner, to be bound by all of the terms of this Agreement that apply to Enfield.

        3.9    Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

        3.10    Governing Law and Venue; Consent to Jurisdiction.

          (a)   This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

          (b)   Each Party hereby agrees that service of summons, complaint, or other process in connection with any Proceedings contemplated hereby may be made in accordance with Section 3.3 addressed to such Party at the address specified pursuant to Section 3.3. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the "Courts"), for the purposes of any Proceeding arising out of or relating to this Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 3.3 to such Party's address set forth in Section 3.3 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 3.10(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

          (c)   Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

          (d)   WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

        3.11    Facsimiles; Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        3.12    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this

Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

        3.13    Damages.    Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

[Signature page follows.]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its General Partner
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM GP, LLC
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its Managing Member
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM MANAGER, LLC
By:	/s/ MICHAEL J. GARBERDING
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Signature Page to Preferred Restructuring Agreement]

ENFIELD HOLDINGS, L.P.
By:	Enfield Holdings Advisors, Inc., its general partner
By:	/s/ ADAM FLISS
	Name:	Adam Fliss
	Title:	Vice President
TPG VII MANAGEMENT, LLC
By:	/s/ ADAM FLISS
	Name:	Adam Fliss
	Title:	Vice President
WSIP EGYPT HOLDINGS, LP
By:	Broad Street Infrastructure Advisors III, L.L.C., its General Partner
By:	/s/ SCOTT LEBOVITZ
	Name:	Scott Lebovitz
	Title:	Vice President
WSEP EGYPT HOLDINGS, LP
By:	Broad Street Energy Advisors AIV-1, L.L.C. its General Partner
By:	/s/ SCOTT LEBOVITZ
	Name:	Scott Lebovitz
	Title:	Vice President

[Signature Page to Preferred Restructuring Agreement]

 Exhibit A

Form of Amended Partnership Agreement

(See attached.)

 TENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ENLINK MIDSTREAM PARTNERS, LP

ii

iii

iv

 TENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENLINK MIDSTREAM PARTNERS, LP

        THIS TENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENLINK MIDSTREAM PARTNERS, LP dated as of            , is entered into by and among EnLink Midstream GP, LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions, and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

        "Adjusted Capital Account" of a Partner means the Capital Account maintained for such Partner adjusted as provided herein. The balance of an Adjusted Capital Account at any time is the balance of the Capital Account at such time (a) increased by any amounts that such Partner is obligated at such time to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of losses and deductions that are reasonably expected at such time to be allocated to such Partner in subsequent taxable periods of the Partnership under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that are reasonably expected at such time to be made to such Partner in subsequent taxable periods to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" in respect of a General Partner Interest, a Common Unit, a Series B Preferred Unit, a Series C Preferred Unit, or any other Partnership Interest shall be the amount which the Adjusted Capital Account of a Partner would be if such Partnership Interest were the only interest in the Partnership held by that Partner from and after the date on which such Partnership Interest was first issued.

        "Adjusted Series B Issue Price" means $14.625 per Series B Preferred Unit.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

        "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss, or deduction pursuant to the provisions of Section 6.1.

        "Agreed Value" of any item of property means the fair market value of such item of property as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to

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allocate the aggregate Agreed Value of one or more properties that are contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each such item of property.

        "Agreement" means this Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, as it may be amended, supplemented, or restated from time to time.

        "Applicable Period" means, with respect to determining the amount of Available Cash for distribution to (a) the Unitholders, any Quarter, month, or other period, as applicable, ending prior to the Liquidation Date as determined by the General Partner, provided that, with respect to any distribution made during any such other period, the Partnership shall make appropriate provision to pay the Series B Quarterly Distribution for the Quarter in which such other period is within, and (b) the holders of Series B Preferred Units or Series C Preferred Units, any Quarter ending prior to the Liquidation Date.

        "Arrears" means that the full cumulative Series C Distributions through the most recent Series C Distribution Payment Date have not been paid on all Outstanding Series C Preferred Units.

        "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Available Cash" means, with respect to any Applicable Period ending prior to the Liquidation Date:

          (a)   the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Applicable Period, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Applicable Period resulting from Working Capital Borrowings made subsequent to the end of such Applicable Period, less

          (b)   the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Applicable Period, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series C Distributions, and (iv) provide funds for further distributions; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Applicable Period but on or before the date of determination of Available Cash with respect to such Applicable Period shall be deemed to have been made, established, increased, or reduced, for purposes of determining Available Cash, within such Applicable Period if the General Partner so determines.

        Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

        "BBA" has the meaning assigned to such term in Section 9.3(a).

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        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

        "Calculation Agent" means Wells Fargo Bank, National Association, acting in its capacity as calculation agent for the Series C Preferred Units, and its successors and assigns or any other calculation agent appointed by the General Partner.

        "Capital Account" of a Partner is maintained as provided in Section 5.3. The "Capital Account" in respect of a General Partner Interest, a Common Unit, a Series B Preferred Unit, a Series C Preferred Unit, or other Partnership Interest is the Capital Account that would be maintained if such Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such Partnership Interest was first issued.

        "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution Agreements.

        "Capital Stock" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited), or membership interests; and (iv) any other equity interest or participation in an entity that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Carrying Value" of an item of Partnership property immediately after the Closing Date is the fair market value of such item of Partnership property as determined by the General Partner using such reasonable method of valuation as it may adopt. For purposes hereof, the Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership or is disregarded for federal income tax purposes. The Carrying Value of any item of Partnership property shall be adjusted from time to time as provided in Section 5.3(b) and Section 5.3(d). The Carrying Value of an item of property that is acquired by the Partnership after the Closing Date shall be the amount that would be the adjusted basis for federal income tax purposes of such property in the hands of the Partnership immediately after its acquisition if the adjusted basis for federal income tax purposes of each asset of the Partnership at that time were equal to its Carrying Value at that time.

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as a general partner of the Partnership.

        "Certificate" means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

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        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented, or restated from time to time.

        "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

        "Closing Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership, EnLink Midstream, Inc., and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

        "Closing Date" means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

        "Closing Price" has the meaning assigned to such term in Section 15.1(a).

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" has the meaning assigned to such term in Section 11.3(a).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not include (i) a Series B Preferred Unit or (ii) a Series C Preferred Unit.

        "Common Unit Exchange Ratio" means 1.15(1).

        "Conflicts Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers, or employees of the General Partner, (b) officers, directors, or employees of any Affiliate of the General Partner, or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the National Securities Exchange on which the Common Units are listed for trading.

        "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.

        "Contribution Agreements" means, collectively, the First Contribution Agreement, the Closing Contribution Agreement, and the 2013 Contribution Agreement.

        "Credit Agreement" means the Credit Agreement dated as of February 20, 2014, among the Partnership, as borrower, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for the lenders, as such agreement was in effect on the Series B Issuance Date (it being understood that, although the Credit Agreement has been amended or terminated, or may be amended or terminated at any time by the Partnership in the sole discretion of the General Partner, this Agreement refers to the definitions of such Credit Agreement as in effect on the Series B Issuance Date).

(1)
To be adjusted to the extent the Exchange Ratio (as defined in the Merger Agreement) is adjusted prior to Closing.

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        "Curative Allocation" means any allocation of an item of income, gain, deduction, loss, or credit pursuant to Section 6.1(d)(ix).

        "Current Market Price" has the meaning assigned to such term in Section 15.1(a).

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented, or restated from time to time, and any successor to such statute.

        "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

        "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

        "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

        "Eighth Amended and Restated Agreement" has the meaning assigned to such term in Section 2.1.

        "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

        "Eligible Series B Unitholder" means a Series B Unitholder holding a number of Series B Preferred Units with a value that is equal to or more than $200 million calculated by multiplying the number of Series B Preferred Units being transferred by the Series B Issue Price.

        "ENLC" means EnLink Midstream, LLC, a Delaware limited liability company, and any successors thereto.

        "ENLC Class C Common Unit" means a "Class C Common Unit" as such term is defined in the ENLC Operating Agreement.

        "ENLC Common Unit" means a "Common Unit" as such term is defined in the ENLC Operating Agreement.

        "ENLC Manager" means EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of ENLC, and its successors and permitted assigns as the managing member of ENLC, as set forth in the ENLC Operating Agreement.

        "ENLC Merger Agreement" means the Agreement and Plan of Merger, dated as of October 21, 2018, among ENLC Manager, ENLC, NOLA Merger Sub, LLC, a Delaware limited liability company, the General Partner, and the Partnership.

        "ENLC Operating Agreement" means the Second Amended and Restated Operating Agreement of EnLink Midstream, LLC, as it may be amended, supplemented, or restated from time to time.

        "ENLC Unit Majority" means "Unit Majority" as defined in the ENLC Operating Agreement.

        "EnLink Midstream, Inc." means EnLink Midstream, Inc., a Delaware corporation.

        "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "First Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of November 27, 2002, among the General Partner, the Partnership, the Operating Partnership, EnLink Midstream, Inc., and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

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        "General Partner" means EnLink Midstream GP, LLC and its successors and permitted assigns as general partner of the Partnership.

        "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

        "GIP Stetson I" means GIP III Stetson I, L.P., a Delaware limited partnership, and any successors thereto.

        "GIP Stetson II" means GIP III Stetson II, L.P., a Delaware limited partnership, and any successors thereto.

        "Gross Income Allocation Cap" means an amount of gross income equal to 100% of the aggregate amount of Net Income of the Partnership for the current taxable period or portion thereof.

        "Group" means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

        "Group Member" means a member of the Partnership Group.

        "Imputed Underpayment" has the meaning assigned to such term in Section 9.4(a).

        "Indemnitee" means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent, fiduciary, or trustee of any Group Member, the General Partner, or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary, or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary, or custodial services.

        "Initial Limited Partners" has the meaning assigned to such term in Section 1.1 of the Original Agreement.

        "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

        "Limited Partner" means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner, and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII, and IX, each Assignee; provided, however, that when the term "Limited Partner" is used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(b) and (c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b) and (c)) and XIV, such term shall not, solely for such purpose, include a Series C Unitholder with respect to its Series C Preferred Units.

        "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Series B Preferred Units, Series C Preferred

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Units, or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term "Limited Partner Interest" is used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b) and (c)) and XIV, such term shall not, solely for such purpose, include a Series C Unitholder with respect to its Series C Preferred Units.

        "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

        "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        "Merger Agreement" has the meaning assigned to such term in Section 14.1.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

        "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed by the Partnership, the Partnership's Carrying Value in such property assuming that the adjustment permitted by Section 5.3(d)(ii) is made immediately before the time such property is distributed, reduced by any indebtedness either assumed by the distributee or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

        "Net Income" for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss and deduction that are recognized by the Partnership during such taxable period and on or before the Liquidation Date. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) but shall not include any items allocated under Section 6.1(d).

        "Net Loss" for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss, or deduction that are recognized by the Partnership during such taxable period of the Partnership and on or before the Liquidation Date. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) but shall not include any items allocated under Section 6.1(d).

        "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss, or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.3(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

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        "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss, or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group). The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.3(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

        "Non-citizen Assignee" means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner pursuant to Section 4.9.

        "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

        "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

        "Notice of Election to Purchase" has the meaning assigned to such term in Section 15.1(b).

        "Notional General Partner Units" means notional units used solely to calculate the General Partner's Percentage Interest. Notional General Partner Units shall not constitute "Units" for any purpose of this Agreement. As of [    •    ], there are [    •    ] Notional General Partner Units (resulting in the General Partner's Percentage Interest being [    •    ]% as of such date). If a Pro Rata distribution or a subdivision or combination of Units is made in accordance with Section 5.6, the number of Notional General Partner Units shall be proportionally increased or decreased, as applicable, to reflect the maintenance of such Percentage Interest.

        "Operating Partnership" means EnLink Midstream Operating, LP, a Delaware limited partnership, and any successors thereto.

        "Operating Partnership Agreement" means the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

        "Organizational Limited Partner" means EnLink Midstream, Inc. in its capacity as the organizational limited partner of the Partnership pursuant to the Original Agreement.

        "Original Agreement" has the meaning assigned to such term in Section 2.1.

        "Outstanding" means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iii) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation

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shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner. For the avoidance of doubt, the board of directors of the General Partner has approved the issuance of the Series B Preferred Units to the Series B Purchaser pursuant to the Series B Purchase Agreement in accordance with clause (iii) of the immediately preceding sentence, and any Series B PIK Preferred Units shall be deemed to be approved by the board of directors of the General Partner in accordance with clause (iii) of the immediately preceding sentence, and the foregoing limitations of the immediately preceding sentence shall not apply to the Series B Purchaser with respect to their ownership (beneficially or of record) of the Series B Preferred Units or Series B PIK Preferred Units.

        "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" means any and all items of loss or deduction determined in accordance with Section 5.3(b) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

        "Partners" means the General Partner and the Limited Partners.

        "Partnership" means EnLink Midstream Partners, LP, a Delaware limited partnership, and any successors thereto.

        "Partnership Group" means the Partnership, the Operating Partnership, and any Subsidiary of any such entity, treated as a single consolidated entity.

        "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

        "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

        "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including, without limitation, Common Units, Series B Preferred Units, and Series C Preferred Units.

        "Paying Agent" means the Transfer Agent, acting in its capacity as paying agent for the Series C Preferred Units, and its respective successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for the Series C Preferred Units, the General Partner shall act in such capacity.

        "Percentage Interest" means as of any date of determination (a) as to the General Partner with respect to its General Partner Interest (in its capacity as General Partner without reference to any Limited Partner Interests held by it and calculated based upon the number of Notional General Partner Units then deemed held by the General Partner), and as to any Unitholder or Assignee holding Units, the product obtained by multiplying (x) 100% less the percentage applicable to clause (b) below times (y) the quotient obtained by dividing (A) the number of Notional General Partner Units deemed held by the General Partner or the number of Units held by such Unitholder or Assignee, as the case may be, by (B) the sum of the total number of all Outstanding Units and Notional General Partner Units deemed owned by the General Partner, and (b) as to the holders of additional Partnership Securities

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issued by the Partnership in accordance with Section 5.4, the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose) as determined by the General Partner as a part of such issuance. The Percentage Interest with respect to a Series B Preferred Unit, and a Series C Preferred Unit shall at all times be zero.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency, or political subdivision thereof or other entity.

        "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, (c) solely when modifying Series B Unitholders, apportioned equally among all Series B Unitholders in accordance with the relative number or percentage of Series B Preferred Units held by each such Series B Unitholder, and (d) solely when modifying Series C Unitholders, apportioned equally among all Series C Unitholders in accordance with the relative number or percentage of Series C Preferred Units held by each such Series C Unitholder.

        "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

        "Rating Agency" means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Partnership.

        "Recapture Income" means any gain recognized by the Partnership for federal income tax purposes (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property.

        "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

        "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

        "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-97779) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

        "Required Allocations" means (a) any limitation imposed on the allocation of Net Losses or Net Termination Losses under Section 6.1(b) that is identified therein as a Required Allocation and (b) any

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allocation of an item of income, gain, loss, or deduction pursuant to Section 6.1(d) that is identified therein as a Required Allocation.

        "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Series B Cash Payment Amount" means an amount per Quarter per Series B Preferred Unit equal to (i) $0.28125 plus (ii) the Series B Excess Cash Payment Amount.

        "Series B Change of Control" means the (i) consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation, or business combination), the result of which is that any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), excluding (a) the Series B Purchaser and its Affiliates and (b) GIP Stetson I, GIP Stetson II, ENLC, the Partnership, or any of their respective Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of either the General Partner or the ENLC Manager, measured by voting power rather than number of units, or otherwise acquires a right to designate members of the board of directors who have a majority of the voting power of such board of directors, in each case, of either the General Partner or ENLC Manager or (ii) consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that GIP Stetson I, GIP Stetson II or any of their respective Subsidiaries becomes the Beneficial Owner, directly or indirectly, of seventy-five percent (75%) or more of the outstanding ENLC Common Units. Notwithstanding the foregoing, a Series B Change of Control shall not result solely from a sale by GIP Stetson I, GIP Stetson II, or any of their respective Subsidiaries, directly or indirectly, of the Capital Stock held by any such entity in the Partnership, the General Partner, ENLC, and/or the ENLC Manager, so long as all previously outstanding ENLC Common Units remain outstanding immediately after such sale.

        "Series B Change of Control Exchange Election Notice" has the meaning assigned to such term in Section 5.10(b)(viii)(F).

        "Series B Change of Control Units" has the meaning assigned to such term in Section 5.10(b)(viii)(F).

        "Series B Deemed ENLC Distribution Amount" means, for each Quarter of the Partnership for which this definition is applicable, the aggregate amount of distributions in cash paid by ENLC in respect of the corresponding quarter of ENLC (or applicable periods within the quarter to the extent ENLC distributions are not paid quarterly) that are, or would have been, payable with respect to the applicable Series B Exchange Units if a Series B Preferred Unit had been exchanged at the beginning of such Quarter, using the number of ENLC Common Unit(s) for which such Series B Preferred Unit would then be exchangeable pursuant to Section 5.10(b)(viii) as of the date of such determination; provided, that, for purposes of determining the amount of such distributions, the hypothetical number of ENLC Common Unit(s) for which such Series B Preferred Unit is exchanged shall be determined by multiplying such Series B Preferred Unit to be exchanged by the Series B Distribution Exchange Rate and not the Series B Exchange Ratio. To the extent ENLC declares distributions subsequent to the declaration for the comparable ENLK Quarter which would result in a Series B Excess Cash Payment Amount, then such amount will be payable with respect to the Series B Preferred Units with the next Series B Quarterly Distribution.

        "Series B Deemed Votes" has the meaning assigned to such term in Section 5.10(b)(v)(A).

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        "Series B Distribution Exchange Rate" means 1.0 until such rate is adjusted as set forth in Section 5.10(b)(viii)(E).

        "Series B Distribution Payment Date" has the meaning assigned to such term in Section 5.10(b)(ii)(A).

        "Series B ENLC Exchange Ratio Distribution Amount" means, for each Quarter of the Partnership for which this definition is applicable, the aggregate amount of distributions in cash paid by ENLC in respect of the corresponding quarter of ENLC (or applicable periods within the quarter to the extent ENLC distributions are not paid quarterly) that are, or would have been, payable with respect to the applicable Series B Exchange Units if a Series B Preferred Unit had been exchanged at the beginning of such Quarter, using the number of ENLC Common Unit(s) for which such Series B Preferred Unit would then be exchangeable pursuant to Section 5.10(b)(viii) as of the date of such determination. For the avoidance of doubt, for purposes of determining the amount of such distributions, the hypothetical number of ENLC Common Unit(s) for which such Series B Preferred Unit is exchanged shall be determined by multiplying such Series B Preferred Unit to be exchanged by the Series B Exchange Ratio. To the extent ENLC declares distributions subsequent to the declaration for the comparable ENLK Quarter which would result in a Series B Excess Cash Payment Amount, then such amount will be payable with respect to the Series B Preferred Units with the next Series B Quarterly Distribution.

        "Series B Excess Cash Payment Amount" means the product of (A) the excess of (i) the Series B PIK Exchange Ratio Payment Amount over (ii) the Series B PIK Payment Amount multiplied by (B) the Series B Issue Price; provided, however, that if the foregoing clause (A) does not result in any excess, then the "Series B Excess Cash Payment Amount" shall be $0.

        "Series B Exchange Date" has the meaning assigned to such term in Section 5.10(b)(viii)(D).

        "Series B Exchange Election Notice" has the meaning assigned to such term in Section 5.10(b)(viii)(C).

        "Series B Exchange Notice" has the meaning assigned to such term in Section 5.10(b)(viii)(C).

        "Series B Exchange Notice Date" has the meaning assigned to such term in Section 5.10(b)(viii)(C).

        "Series B Exchange Ratio" means the number of ENLC Common Units issuable upon the exchange of each Series B Preferred Unit (including any accrued and unpaid Series B PIK Preferred Units), which shall equal the product of (i) the Series B Distribution Exchange Rate at the applicable time, multiplied by (ii) the Common Unit Exchange Ratio.

        "Series B Exchange Unit" means an ENLC Common Unit issued upon the exchange of a Series B Preferred Unit pursuant to Section 5.10(b)(viii).

        "Series B Exchanging Unitholder" means a Person entitled to receive ENLC Common Units or cash equal to the Series B Redemption Amount upon the exchange of any Series B Preferred Units.

        "Series B Forced Exchange Notice" has the meaning assigned to such term in Section 5.10(b)(viii)(C).

        "Series B Forced Exchange Notice Date" has the meaning assigned to such term in Section 5.10(b)(viii)(C).

        "Series B Issuance Date" means January 7, 2016.

        "Series B Issue Price" means $15.00 per Series B Preferred Unit.

        "Series B Junior Securities" means (i) the Series C Preferred Units and (ii) any other class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series B Preferred Units, including

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but not limited to Common Units, but excluding any Series B Parity Securities and Series B Senior Securities.

        "Series B Liquidation Value" means, with respect to each Series B Preferred Unit Outstanding as of the date of such determination, an amount equal to the sum of (i) the Series B Issue Price, plus (ii) all Series B Unpaid Cash Distributions and any accrued and unpaid Series B PIK Preferred Units, plus (iii) all accrued but unpaid distributions on such Series B Preferred Unit (including distributions payable in Series B PIK Preferred Units) with respect to the Quarter in which the liquidation occurs.

        "Series B Parity Securities" means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with the Series B Preferred Units.

        "Series B PIK Exchange Ratio Payment Amount" means the number of Series B PIK Preferred Units equal to the quotient of (i) the excess (if any) of (a) the Series B ENLC Exchange Ratio Distribution Amount over (b) $0.28125, divided by (ii) the Series B Issue Price.

        "Series B PIK Payment Amount" means the greater of (i) 0.00250 Series B PIK Preferred Units and (ii) the number of Series B PIK Preferred Units equal to the quotient of (a) the excess (if any) of (x) the Series B Deemed ENLC Distribution Amount over (y) $0.28125, divided by (b) the Series B Issue Price.

        "Series B PIK Preferred Payment Date" has the meaning assigned to such term in Section 5.10(b)(ii)(B).

        "Series B PIK Preferred Units" has the meaning assigned to such term in Section 5.10(a).

        "Series B Preferred Units" has the meaning assigned to such term in Section 5.10(a).

        "Series B Purchase Agreement" means the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, by and between the Partnership and the Series B Purchaser.

        "Series B Purchaser" means Enfield Holdings, L.P., a Delaware limited partnership, and its permitted assigns in accordance with the Series B Purchase Agreement.

        "Series B Quarterly Distribution" has the meaning assigned to such term in Section 5.10(b)(ii)(A).

        "Series B Redemption Amount" means cash in an amount equal to the product of (i) the Series B Unit Exchange Amount, multiplied by (ii) the daily volume-weighted average closing trading price of ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing ten (10) Trading Days ending two (2) Trading Days before the Series B Exchange Notice Date or the Series B Forced Exchange Notice Date, as applicable.

        "Series B Senior Securities" means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series B Preferred Units.

        "Series B Unit Exchange Amount" has the meaning assigned to such term in Section 5.10(b)(viii)(A).

        "Series B Unitholder" means a Record Holder of Series B Preferred Units.

        "Series B Unpaid Cash Distributions" has the meaning assigned to such term in Section 5.10(b)(ii)(C).

        "Series C Base Liquidation Preference" means a liquidation preference for each Series C Preferred Unit initially equal to $1,000 per unit.

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        "Series C Current Criteria" means the equity credit criteria of a Rating Agency for securities such as the Series C Preferred Units, as such criteria are in effect as of the Series C Original Issue Date.

        "Series C Distribution Payment Date" means (i) during the Series C Fixed Rate Period, the 15th day of each June and December of each year and (ii) during the Series C Floating Rate Period, the 15th day of March, June, September, and December of each year; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day.

        "Series C Distribution Period" means a period of time from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to, but excluding, the next Series C Distribution Payment Date for such Series C Distribution Period.

        "Series C Distribution Rate" means an annual rate equal to (i) during the Series C Fixed Rate Period, 6.000% of the Series C Liquidation Preference and (ii) during the Series C Floating Rate Period, a percentage of the Series C Liquidation Preference equal to the sum of (a) the Series C Three-Month LIBOR, as calculated on each applicable Series C LIBOR Determination Date, and (b) 4.11%.

        "Series C Distribution Record Date" has the meaning assigned to such term in Section 5.11(b)(ii)(B).

        "Series C Distributions" means distributions with respect to Series C Preferred Units pursuant to Section 5.11(b)(ii).

        "Series C Fixed Rate Period" means the period from and including the Series C Original Issue Date to, but not including, December 15, 2022.

        "Series C Floating Rate Period" means the period from and including December 15, 2022 and thereafter until such time as all of the Outstanding Series C Preferred Units are redeemed in accordance with Section 5.11(b)(iv).

        "Series C Junior Securities" means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series C Preferred Units, including but not limited to Common Units, but excluding any Series C Parity Securities and Series C Senior Securities.

        "Series C LIBOR Determination Date" means the London Business Day immediately preceding the first day in each relevant Series C Distribution Period.

        "Series C Liquidation Preference" means a liquidation preference for each Series C Preferred Unit initially equal to $1,000 per unit (subject to adjustment for any splits, combinations or similar adjustments to the Series C Preferred Units), which liquidation preference shall be subject to increase by the per Series C Preferred Unit amount of any accumulated and unpaid Series C Distributions (whether or not such distributions shall have been declared).

        "Series C Original Issue Date" means September 21, 2017.

        "Series C Parity Securities" means any class or series of Partnership Interests established after the Series C Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks on parity with the Series C Preferred Units as to distributions and amounts payable upon a dissolution or liquidation pursuant to Article XII.

        "Series C Preferred Unit" has the meaning assigned to such term in Section 5.11(a).

        "Series C Rating Event" means a change by any Rating Agency to the Series C Current Criteria, which change results in (i) any shortening of the length of time for which the Series C Current Criteria

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are scheduled to be in effect with respect to the Series C Preferred Units or (ii) a lower equity credit being given to the Series C Preferred Units than the equity credit that would have been assigned to the Series C Preferred Units by such Rating Agency pursuant to its Series C Current Criteria.

        "Series C Redemption Date" has the meaning assigned to such term in Section 5.11(b)(iv)(A).

        "Series C Redemption Notice" has the meaning assigned to such term in Section 5.11(b)(iv)(B).

        "Series C Redemption Price" has the meaning assigned to such term in Section 5.11(b)(iv)(A).

        "Series C Senior Securities" means (a) the Series B Preferred Units and (b) any class or series of Partnership Interests established after the Series C Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series C Preferred Units as to distributions and amounts payable upon a dissolution or liquidation pursuant to Article XII.

        "Series C Three-Month LIBOR" has the meaning assigned to such term in Section 5.11(b)(ii)(C).

        "Series C Unitholder" means a Record Holder of Series C Preferred Units.

        "Special Approval" means approval by a majority of the members of the Conflicts Committee.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

        "Surviving Business Entity" has the meaning assigned to such term in Section 14.2(b).

        "Taxable Period of the Partnership" or "taxable period of the Partnership" has the meaning assigned thereto in Section 5.3(b)(viii).

        "Trading Day" has the meaning assigned to such term in Section 15.1(a).

        "Transfer" has the meaning assigned to such term in Section 4.4(a).

        "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Securities; provided that if no Transfer Agent is specifically designated for any class of Partnership Securities, the General Partner shall act in such capacity. The Transfer Agent and registrar for the Series C Preferred Units shall be American Stock Transfer & Trust Company, LLC, and its successors and assigns, or any other transfer agent and registrar appointed by the General Partner for the Series C Preferred Units.

        "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

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        "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

        "Underwriting Agreement" means the Underwriting Agreement dated December 11, 2002 among the Underwriters, the Partnership, and certain other parties, providing for the purchase of Common Units by such Underwriters.

        "Unit" means a Partnership Security that is designated as a "Unit" and shall include Common Units, Series B Preferred Units, and Series C Preferred Units but shall not include Notional General Partner Units or the General Partner Interest represented thereby.

        "Unitholders" means the holders of Units.

        "Unit Majority" means at least a majority of the Outstanding Units, including the Series B Preferred Units as described in Section 5.10(b)(v)(A) but excluding the Series C Preferred Units.

        "Unit Split" has the meaning assigned to such term in Section 2.1.

        "Unrealized Gain" of any item of Partnership property at any time means the excess, if any, of (a) the fair market value of such property at such time (prior to any adjustment to be made pursuant to Section 5.3(d) as of the time) over (b) the Carrying Value of such property as of such time prior to any adjustment to be made pursuant to Section 5.3(d) as of such time.

        "Unrealized Loss" of any item of Partnership property at any time means the excess, if any, of (a) the Carrying Value of such property as of such time (prior to any adjustment to be made pursuant to Section 5.3(d) as of such time) over (b) the fair market value of such property as of such time.

        "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers, or trustees of such Person.

        "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

        "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year for an economically meaningful period of time.

        "2013 Contribution Agreement" means the Contribution Agreement by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc., the Partnership, and the Operating Partnership, dated as of October 21, 2013.

        Section 1.2    Construction.

        Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

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ARTICLE II
ORGANIZATION

        Section 2.1    Formation.

        The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners have previously entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 17, 2002 (the "Original Agreement"). On March 29, 2004, the General Partner and the Limited Partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership (i) to reflect the various numerical changes resulting from the two-for-one split in Common Units and certain Units denominated as "Subordinated Units" (the "Unit Split") declared on February 26, 2004, having a record date of March 16, 2004 and a distribution date of March 29, 2004 (ii) and make other miscellaneous revisions. The Unit Split was effected in accordance with Section 5.6 of this Agreement, and all such numerical changes are reflected as if the Unit Split had occurred at the beginning of the Partnership's existence. On June 24, 2005, the General Partner and the Limited Partners entered into that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership (i) to establish the rights and obligations of certain Units denominated as "Senior Subordinated Units" in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions. On November 1, 2005, the General Partner and the Limited Partners entered into that certain Fourth Amended and Restated Agreement of Limited Partnership (i) to establish the rights and obligations of certain Units denominated as "Senior Subordinated Series B Units" in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions. On June 29, 2006, the General Partner and the Limited Partners entered into that certain Fifth Amended and Restated Agreement of Limited Partnership (i) to establish the rights and obligations of certain Units denominated as "Senior Subordinated Series C Units" in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions. On March 23, 2007, the General Partner and the Limited Partners entered into that certain Sixth Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, dated as of December 20, 2007, Amendment No. 2, effective as of January 1, 2007, Amendment No. 3, dated as of January 19, 2010, Amendment No. 4, dated as of September 13, 2012, Amendment No. 5, dated as of February 27, 2014, and Amendment No. 6, dated as of March 7, 2014, (i) to establish the rights and obligations of certain Units denominated as "Senior Subordinated Series D Units," "Series A Convertible Preferred Units" and "Class B Common Units" in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions. On July 7, 2014, the General Partner and the Limited Partners entered into that certain Seventh Amended and Restated Agreement of Limited Partnership, as amended by Amended No. 1, dated as of February 17, 2015, Amendment No. 2, dated as of March 16, 2015, and Amendment No. 3, dated as of May 27, 2015 (i) to establish the rights and obligations of certain Units denominated as "Class C Common Units," "Class D Common Units" and "Class E Common Units" in connection with the issuance of such Partnership Securities, (ii) to delete certain provisions that were no longer applicable to the Partnership, and (iii) to make other miscellaneous revisions. On January 7, 2016, the General Partner and the Limited Partners entered into that certain Eighth Amended and Restated Agreement of Limited Partnership (the "Eighth Amended and Restated Agreement") (i) to consolidate the previous amendments into one document and (ii) to establish the rights and obligations of the Series B Preferred Units in connection with the issuance of such Partnership Securities. On September 21, 2017, the General Partner and the Limited Partners entered into that certain Ninth Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, dated as of December 12, 2017, (i) to establish the rights and obligations of the Series C Preferred Units in connection with the issuance of such Partnership Securities, (ii) to make certain revisions in response to certain changes to the Code enacted by the BBA relating to partnership

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audit and adjustment procedures, and to facilitate the General Partner's obligations as the "Partnership Representative" under the BBA, (iii) to delete certain provisions that were no longer applicable to the Partnership, and (iv) to make other miscellaneous revisions. The purpose of this Tenth Amended and Restated Agreement of Limited Partnership is (i) to modify the rights and obligations of the Series B Preferred Units in connection with the transactions contemplated by the ENLC Merger Agreement, (ii) to delete certain provisions that are no longer applicable to the Partnership as a result of the consummation of the transactions contemplated by the ENLC Merger Agreement, and (iii) to make other miscellaneous revisions. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities, and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

        Section 2.2    Name.

        The name of the Partnership shall be "EnLink Midstream Partners, LP". The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "LP," "Ltd.," or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices

        Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 1722 Routh Street, Suite 1300, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

        Section 2.4    Purpose and Business.

        The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything

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necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner reasonably determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

        Section 2.5    Powers.

        The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

        Section 2.6    Power of Attorney.

          (a)   Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

              (i)  execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (A) all certificates, documents, and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents, and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification, or restatement of this Agreement; (C) all certificates, documents, and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents, and other instruments relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI, or XII; (E) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any class or series of Partnership Securities issued pursuant to Section 5.4; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

             (ii)  execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement, or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after

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    the necessary vote, consent, or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

  Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

          (b)   The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

        Section 2.7    Term.

        The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

        Section 2.8    Title to Partnership Assets.

        Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

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ARTICLE III
RIGHTS OF LIMITED PARTNERS

        Section 3.1    Limitation of Liability.

        The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.

        No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent, or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent, or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

        Section 3.3    Outside Activities of the Limited Partners.

        Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

        Section 3.4    Rights of Limited Partners.

          (a)   In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

              (i)  to obtain true and full information regarding the status of the business and financial condition of the Partnership;

             (ii)  promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

            (iii)  to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

            (iv)  to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

             (v)  to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

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            (vi)  to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

          (b)   The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group, or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

        Section 4.1    Certificates.

        Upon the Partnership's issuance of Common Units to any Person, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the General Partner's request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership and the Underwriters. Notwithstanding the above provisions, Common Units may be uncertificated. With respect to the issuance of any Series B Preferred Units and Series C Preferred Units, the Partnership shall issue such Certificates in accordance with Section 5.10(b)(vii) and Section 5.11(b)(i)(B), respectively.

        Section 4.2    Mutilated, Destroyed, Lost, or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate or issue uncertificated Units evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

          (b)   The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued or issue uncertificated Units if the Record Holder of the Certificate:

              (i)  makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

             (ii)  requests the issuance of a new Certificate or the issuance of uncertificated Units before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify

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    the Partnership, the Partners, the General Partner and the Transfer Agent, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the General Partner.

        If a Limited Partner or Assignee fails to notify the General Partner within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate or uncertificated Units.

          (c)   As a condition to the issuance of any new Certificate or uncertificated Units under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        Section 4.3    Record Holders.

        The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading.

        Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application, and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

        Section 4.4    Transfer Generally.

          (a)   The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the general partner of the Partnership, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise.

          (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

          (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any partner or other owner of the General Partner of any or all of the partnership interests or other ownership interests of the General Partner.

        Section 4.5    Registration and Transfer of Limited Partner Interests.

          (a)   The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of

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  Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests or uncertificated Common Units unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates, or evidence of the issuance of uncertificated Common Units, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon receipt of proper transfer instructions from the registered owner of uncertificated Common Units, such uncertificated Common Units shall be cancelled, issuance of new equivalent uncertificated Common Units or Certificates shall be made to the holder of Common Units entitled thereto and the transaction shall be recorded upon the books of the Partnership.

          (b)   Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by a Certificate until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer, or any evidence of uncertificated Common Units is surrendered together with proper transfer instructions, as applicable, and such Certificates or transfer instructions are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate, or issuance of uncertificated Common Units, under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

          (c)   Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

          (d)   Until admitted as a Substituted Limited Partner pursuant to Section 10.1, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

          (e)   A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement, and (v) given the consents and approvals and made the waivers contained in this Agreement.

          (f)    The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

        Section 4.6    Transfer of the General Partner's General Partner Interest.

          (a)   Subject to Section 4.6(b) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

          (b)   Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the

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  transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

        Section 4.7    [Reserved.]

        Section 4.8    Restrictions on Transfers.

          (a)   Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

          (b)   The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of any Group Member becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

          (c)   Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

        Section 4.9    Citizenship Certificates; Non-citizen Assignees.

          (a)   If any Group Member is or becomes subject to any federal, state, or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within thirty (30) days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship, or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a

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  Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned thirty (30) day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

          (b)   The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

          (c)   Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

          (d)   At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, and upon his admission pursuant to Section 10.1, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

        Section 4.10    Redemption of Partnership Interests of Non-citizen Assignees.

          (a)   If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the thirty (30) day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

              (i)  The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that (if applicable) payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests or, if such Redeemable Interests are uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

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             (ii)  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

            (iii)  Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

            (iv)  After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

          (b)   The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

          (c)   Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

        Section 5.1    [Reserved.]

        Section 5.2    Interest and Withdrawal.

        No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

        Section 5.3    Capital Accounts.

          (a)   The Partnership shall maintain for each Partner (or a Beneficial Owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with

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  respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be increased by (i) the amount of cash and the Net Agreed Value of property contributed to the Partnership by such Partner pursuant to this Agreement and (ii) all items of Partnership income and gain allocated to such Partner pursuant to Section 6.1, and it shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property (other than Series B PIK Preferred Units) made to such Partner pursuant to this Agreement (provided that the Capital Account of a Unitholder holding Series C Preferred Units shall not be reduced by any Series C Distributions it receives) and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Section 6.1. The General Partner may in connection with the issuance of Partnership Interests adjust the balance of the Capital Account of any Partner so as to preserve the agreed economic relationship between the Partnership Interests that are so issued and the Partnership Interests that were outstanding prior to such issuance; provided that the economic relationships between the Partnership Interests that were outstanding prior to such issuance are not changed thereby. Any such adjustment shall be recorded in the records of the Partnership. For the avoidance of doubt, each holder of a Series B Preferred Unit will be treated as a partner in the Partnership. The initial Capital Account balance in respect of each Series B Preferred Unit issued on the Series B Issuance Date shall be the Adjusted Series B Issue Price, and the initial Capital Account balance in respect of each Series B PIK Preferred Unit shall be zero. The Capital Account balance of each holder of Series B Preferred Units in respect of its Series B Preferred Units shall not be increased or decreased as a result of the accrual and accumulation of an unpaid distribution pursuant to Section 5.10(b)(ii)(C) or Section 5.10(b)(ii)(D) in respect of such Series B Preferred Units except as otherwise provided in this Agreement. The initial Capital Account balance in respect of each Series C Preferred Unit issued on the Series C Original Issue Date shall be the Series C Liquidation Preference on such date.

          (b)   The items of income, gain, loss, or deduction that are recognized by the Partnership for federal income tax purposes during a taxable period of the Partnership shall be adjusted as is set out in this Section 5.3(b) and shall then be allocated among the Partners as is provided in Section 6.1.

              (i)  The Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is, in each case, classified as a partnership or is disregarded for federal income tax purposes.

             (ii)  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that cannot either be deducted or amortized under Section 709 of the Code shall be treated as an item of deduction at the time such fees and other expenses are incurred.

            (iii)  The computation of items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code; provided that if an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Section 734(b) or 743(b) of the Code, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of income or deduction, as the case may be, at the time of the adjustment, and the Carrying Value of each Partnership asset in respect of which there was such an adjustment shall also be adjusted at that time.

            (iv)  Any income, gain, deduction, or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property were equal to the Partnership's Carrying Value for such property as of the date of disposition.

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             (v)  Any deductions for depreciation, cost recovery, or amortization that are attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value thereof and by using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes and appropriately taking into account the length of any short taxable period of the Partnership; provided, however, that, if the Partnership property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using any reasonable method that the General Partner may adopt. Any deduction for depreciation, cost recovery, or amortization in respect of Partnership property that is determined pursuant to this Section 5.3(b) shall reduce the Carrying Value of that Partnership property as of the end of the taxable period of the Partnership in which such deduction was recognized. Notwithstanding the foregoing portion of this Section 5.3(b)(v), such deductions for depreciation, cost recovery, or amortization shall be determined with respect to any portion of such Carrying Value with respect to which Treasury Regulation Section 1.704-3(d) remedial allocations are to be made (including reverse section 704(c) allocations that are to be made as Treasury Regulation Section 1.704-3(d) remedial allocations) pursuant to provisions hereof in accordance with a method that is permitted by such Treasury Regulation Section 1.704-3(d) and that is selected by the General Partner.

            (vi)  If the Partnership's adjusted basis in property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be an additional depreciation or cost recovery deduction in the year such property is placed in service at the time of such reduction and shall be treated as a reduction in the Carrying Value of such property. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be an item of income at the time of such restoration and shall be treated as an increase in the Carrying Value of such property at the time of such restoration.

           (vii)  Any items of gain and loss that are determined pursuant to Section 5.3(d) hereof shall be treated as items of income and deduction, respectively, that are recognized in the taxable period of the Partnership that ends with the event that causes the determination of such gain or loss. An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.3(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.3(b).

          (viii)  A taxable period of the Partnership includes a taxable year of the Partnership. The portion of a taxable period of the Partnership that ends with the Closing Date or with an event in respect of which there is an adjustment to Carrying Values pursuant to Section 5.3(d) hereof shall be treated as the end of a taxable period of the Partnership. The portion of such taxable year of the Partnership that begins immediately thereafter shall be treated as a taxable period for purposes of the preceding sentence with the result that each taxable year of the Partnership may contain one or more taxable periods of the Partnership. The items of income, gain, loss and deduction of the Partnership that are recognized for federal, state or local income tax purposes prior to the Closing Date shall not be allocated pursuant to this Agreement.

          (c)   A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

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          (d)   (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance, or immediately after such conversion, shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance or on the date of such conversion. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated among the Unitholders pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

             (ii)  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to each Partnership property to be recognized, and allocated in the same manner as that provided in Section 5.3(d)(i), as if there had been a sale of such property immediately prior to such distribution in which event the Carrying Value of each Partnership property shall be adjusted as of the beginning of the next taxable period to an amount equal to the fair market value thereof. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4 be determined and allocated in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

        Section 5.4    Issuances of Additional Partnership Securities.

          (a)   Subject to any approvals required by Section 5.10(b)(vi) or Section 5.11(b)(iii)(C), the Partnership may issue additional Partnership Securities and options, rights, warrants, and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

          (b)   Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers, and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions (the specification of which may include an amendment of Section 6.1); (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of

30

  conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose); and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences, and privileges of such Partnership Security.

          (c)   The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants, and appreciation rights relating to Partnership Securities pursuant to this Section 5.4, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners, and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers, and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

          (d)   No fractional Units shall be issued by the Partnership.

        Section 5.5    Limited Preemptive Right.

        Except as provided in this Section 5.5 and in Section 5.1, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

        Section 5.6    Splits and Combinations.

          (a)   Subject to Sections 5.6(d), 6.6, and 6.8 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities (other than a distribution of Series B Preferred Units or Series C Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

          (b)   Whenever such a distribution, subdivision, or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision, or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not less than ten (10) days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision, or combination. The General Partner shall be

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  entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision, or combination, the Partnership may issue Certificates or uncertificated Partnership Securities to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate or uncertificated Partnership Securities, as applicable, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Partnership shall not issue fractional Units upon any distribution, subdivision, or combination of Units. If a distribution, subdivision, or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        Section 5.7    Fully Paid and Non-Assessable Nature of Limited Partner Interests.

        All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

        Section 5.8    [Reserved].

        Section 5.9    [Reserved].

        Section 5.10    Establishment of Series B Preferred Units.

          (a)    General.    The Partnership has designated and created a series of Units designated as "Series B Cumulative Convertible Preferred Units" and consisting of a total of 50,000,000 Series B Preferred Units, plus any additional Series B Preferred Units issued in kind as a distribution pursuant to Section 5.10(b)(ii) ("Series B PIK Preferred Units" and, together with such Series B Preferred Units issued on a Series B Issuance Date, the "Series B Preferred Units"), having the same rights, preferences, and privileges, and subject to the same duties and obligations, as the Common Units, except as set forth in this Section 5.10 and in Sections 5.3, 6.9, and 12.4. Other than with respect to the Series B PIK Preferred Units, immediately following the Series B Issuance Date and thereafter no additional Series B Preferred Units shall be designated, created, or issued without the prior written approval of the General Partner and the holders of a majority of the Outstanding Series B Preferred Units.

          (b)    Rights of Series B Preferred Units.    The Series B Preferred Units shall have the following rights, preferences, and privileges and shall be subject to the following duties and obligations:

            (i)    Allocations.

              Notwithstanding anything to the contrary in Section 6.1(a), following any allocation made pursuant to Section 6.1(d) and prior to any allocation made pursuant to any other subsection of Section 6.1, items of Partnership gross income shall be allocated to all Unitholders in respect of Series B Preferred Units, Pro Rata, until the aggregate of such items allocated to such Unitholders pursuant to this Section 5.10(b)(i) for the current and all previous taxable periods since the issuance of the Series B Preferred Units is equal to the lesser of (x) the sum of (I) the aggregate amount of cash (but, for the avoidance of doubt, not Series B PIK Preferred Units) distributed with respect to such Series B

32

      Preferred Units for the current and previous taxable periods and (II) aggregate Net Loss allocated to the Unitholders in respect of Series B Preferred Units pursuant to Section 5.10(b)(i)(B), for the current and all previous taxable periods or (y) the Gross Income Allocation Cap.

            (ii)    Distributions.

              (A)  For each Quarter ending after the date of this Agreement, the holders of the Series B Preferred Units as of an applicable Record Date shall be entitled to receive cumulative distributions (each, a "Series B Quarterly Distribution") in the amount set forth in this Section 5.10(b)(ii)(A) in respect of each Outstanding Series B Preferred Unit. All such distributions shall be paid Quarterly within forty-five (45) days after the end of each Quarter (each such payment date, a "Series B Distribution Payment Date"). The Series B Quarterly Distribution on each Outstanding Series B Preferred Unit shall be equal to the sum of (i) the Series B Cash Payment Amount, (ii) any accrued Series B Unpaid Cash Distributions, (iii) the Series B PIK Payment Amount, and (iv) any accrued and unpaid Series B PIK Preferred Units. The General Partner shall establish a Record Date in its reasonable discretion with respect to each Series B Quarterly Distribution. Unless otherwise expressly provided, references in this Agreement to Series B Preferred Units shall include all Series B PIK Preferred Units Outstanding as of any date of such determination.

              (B)  When any Series B PIK Preferred Units are payable to a Record Holder of Series B Preferred Units pursuant to this Section 5.10, the Partnership shall issue the Series B PIK Preferred Units to such Record Holder no later than the applicable Series B Distribution Payment Date (the date of issuance of such Series B PIK Preferred Units, the "Series B PIK Preferred Payment Date"). On each applicable Series B PIK Preferred Payment Date, the Partnership shall issue to such Series B Unitholder a Certificate or Certificates for the number of Series B PIK Preferred Units to which such Series B Unitholder shall be entitled on such Series B PIK Preferred Payment Date. If the Partnership fails to pay in full any Series B PIK Preferred Units required to be issued pursuant to a Series B Quarterly Distribution when due, then the holders entitled to the unpaid Series B PIK Preferred Units shall be entitled to (I) receive Series B Quarterly Distributions in subsequent Quarters on such unpaid Series B PIK Preferred Units, (II) receive the Series B Liquidation Value in accordance with Section 5.10(b)(iv) in respect of such unpaid Series B PIK Preferred Units, and (III) all other rights under this Agreement as if such unpaid Series B PIK Preferred Units had in fact been distributed on the date due. Fractional Series B PIK Preferred Units shall not be issued to any person (each fractional Series B PIK Preferred Unit shall be rounded to the nearest whole Series B PIK Preferred Unit (and a 0.5 Series B PIK Preferred Unit shall be rounded to the next higher Series B PIK Preferred Unit)).

              (C)  The Partnership shall be entitled to make cash distributions pursuant to Section 6.4; provided, however, that, if the Partnership fails to pay in full the Series B Cash Payment Amount of any Series B Quarterly Distribution when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages with respect to any Series B Quarterly Distribution, (y) the amount of such unpaid cash distributions unless and until paid ("Series B Unpaid Cash Distributions") will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (z) the Partnership shall not be permitted to, and shall not, declare or make any distributions in respect of any Series B Junior Securities.

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              (D)  The aggregate Series B Cash Payment Amount to be so distributed in respect of the Series B Preferred Units Outstanding as of the Record Date for a Series B Quarterly Distribution shall be paid out of Available Cash or appropriate provision shall be made therefor prior to making any distribution pursuant to Section 6.4. To the extent that any portion of a Series B Quarterly Distribution to be paid in cash with respect to any Quarter exceeds the amount of Available Cash for such Quarter, an amount of cash equal to the Available Cash for such Quarter will be paid to the Series B Unitholders Pro Rata and the balance of such Series B Quarterly Distribution shall be unpaid and shall constitute an arrearage and shall accrue and accumulate as set forth in Section 5.10(b)(ii)(C).

              (E)  Notwithstanding anything in this Section 5.10(b)(ii) to the contrary, with respect to any Series B Preferred Unit that is exchanged for an ENLC Common Unit, the holder thereof shall not be entitled to a distribution in respect of such Series B Preferred Unit and a distribution in respect of such ENLC Common Unit with respect to the same period, but shall be entitled only to the distribution to be paid in respect of the Series B Preferred Units or ENLC Common Units held as of the close of business on the Record Date for the Series B Quarterly Distribution or the record date established by ENLC Manager for payment of a distribution on the ENLC Common Units pursuant to the ENLC Operating Agreement, as applicable. For the avoidance of doubt, if a Series B Exchange Date occurs prior to the close of business on a record date established by ENLC Manager for payment of a distribution on the ENLC Common Units, the applicable holder of Series B Preferred Units shall receive, with respect to any Series B Preferred Units that have been exchanged for ENLC Common Units, only the distribution in respect of such ENLC Common Units with respect to such period.

              (F)  Notwithstanding anything in this Agreement to the contrary, no later than the fifth anniversary of the date on which any Series B Unpaid Cash Distributions have first accrued, the Partnership shall pay to the Series B Unitholders all Series B Unpaid Cash Distributions that have accrued as of such date. Following payment in full of all such accrued Series B Unpaid Cash Distributions, the Partnership shall be permitted, subject to continued compliance with this Section 5.10(b)(ii)(F), to cause Series B Unpaid Cash Distributions to accrue with respect to the Series B Preferred Units.

              (G)  Notwithstanding anything in Article VI to the contrary, the holder of the General Partner Interest shall not be entitled to receive distributions or allocations of income or gain that correspond or relate to amounts distributed or allocated to Unitholders in respect of Series B Preferred Units.

            (iii)    Issuance of the Series B Preferred Units.    The Series B Preferred Units (excluding Series B PIK Preferred Units) have been issued by the Partnership pursuant to the terms and conditions of the Series B Purchase Agreement.

            (iv)    Liquidation Value.    In the event of any liquidation, dissolution and winding up of the Partnership under Section 12.4 or a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Record Holders of the Series B Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests, the positive value in each such holder's Capital Account in respect of such Series B Preferred Units. If in the year of such liquidation and winding up, or sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, any such Record Holder's Capital Account in respect of such Series B Preferred Units is less

34

    than the aggregate Series B Liquidation Value of such Series B Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit is equal to the Series B Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution, or winding up any such Record Holder's Capital Account in respect of such Series B Preferred Units is less than the aggregate Series B Liquidation Value of such Series B Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series B Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series B Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such allocations have been made to the Outstanding Series B Preferred Units (and then to the Outstanding Series C Preferred Units pursuant to Section 5.11(b)(v), if applicable), any remaining Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d), as the case may be. At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series B Preferred Units shall become entitled to receive any distributions in respect of the Series B Preferred Units that are accrued and unpaid as of the date of such distribution, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership, and such entitlement of the Record Holders of the Series B Preferred Units to such accrued and unpaid distributions shall have priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees; provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any Record Holder(s) of Series B Preferred Units.

            (v)    Voting Rights.

              (A)  Except as provided in Section 5.10(b)(v)(B) below, the Outstanding Series B Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each holder of Outstanding Series B Preferred Units will be entitled to a number of votes equal to the product of (i) the number of Outstanding Series B Preferred Units held by such holder, multiplied by (ii) the Series B Distribution Exchange Rate (the "Series B Deemed Votes"), on each matter with respect to which each Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the holders of Common Units and Series B Preferred Units (based on the number of Series B Deemed Votes), and the definition of "Unit Majority" shall correspondingly be construed to mean at least a majority of the Common Units and the Series B Preferred Units (based on the number of Series B Deemed Votes), voting together as a single class during any period in which any Series B Preferred Units are Outstanding.

              (B)  Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the Record Holders of a majority of the Outstanding

35

      Series B Preferred Units, voting separately as a class based upon one vote per Series B Preferred Unit, shall be necessary on any matter that (i) adversely affects any of the rights, preferences, and privileges of the Series B Preferred Units or (ii) amends or modifies any of the terms of the Series B Preferred Units. Without limiting the generality of the preceding sentence, any action (including any action by merger, consolidation, or other business combination) shall be deemed to adversely affect the holders of the Series B Preferred Units if such action would:

                (1)   reduce the Series B Cash Payment Amount or Series B PIK Payment Amount, change the form of payment of distributions on the Series B Preferred Units, defer the date from which distributions on the Series B Preferred Units will accrue, cancel accrued and unpaid distributions on the Series B Preferred Units or any interest accrued thereon (including any accrued Series B Unpaid Cash Distributions or Series B PIK Preferred Units), or change the seniority rights of the Series B Unitholders as to the payment of distributions in relation to the Unitholders of any other class or series of Units;

                (2)   reduce the amount payable or change the form of payment to the holders of the Series B Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the holders of the Series B Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Units;

                (3)   make the Series B Preferred Units redeemable, convertible or exchangeable at the option of the Partnership other than as set forth herein;

                (4)   amend or modify any organizational or governing document of any Subsidiary of the Partnership except for amendments or modifications that the General Partner determines will not materially adversely affect the Partnership's ability to pay Series B Quarterly Distributions; or

                (5)   result in incurrence by the Partnership and its Subsidiaries of any funded debt if, immediately after the incurrence thereof and giving pro forma effect to the use of proceeds thereof, the Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the end of the most recently ended Quarter for which financial statements are available would exceed (i) 5.50 to 1.00 if such debt is not incurred during an Acquisition Period (as defined in the Credit Agreement) or (ii) 6.00 to 1.00 if such debt is incurred during an Acquisition Period. For purposes of this Agreement, the Consolidated Leverage Ratio and components thereof shall be calculated in accordance with the Credit Agreement, including the inclusion of Material Project EBITDA Adjustments and pro forma concepts to the extent permitted by the Credit Agreement.

            (vi)    No Series B Parity Securities or Series B Senior Securities.    Other than Series B PIK Preferred Units issued in connection with the Series B Quarterly Distribution, the Partnership shall not, without the affirmative vote of the holders of a majority of the Outstanding Series B Preferred Units, issue any Series B Parity Securities or Series B Senior Securities (or amend the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Series B Parity Securities or Series B Senior Securities); provided, however, that the Partnership may, without the affirmative vote of the holders of Outstanding Series B Preferred Units, create (by reclassification or otherwise) and issue Series B Junior Securities in an unlimited amount.

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            (vii)    Certificates.

              (A)  The Series B Preferred Units shall be evidenced by Certificates in such form as the General Partner may approve and, subject to the satisfaction of (i) any applicable legal or regulatory requirements and (ii) any applicable contractual requirements governing the transfer by a Series B Unitholder of Series B Preferred Units, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the General Partner determines to assign the responsibility to another Person, the Partnership will act as the registrar and transfer agent for the Series B Preferred Units. The Certificates evidencing Series B Preferred Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units.

              (B)  The certificate(s) representing the Series B Preferred Units may be imprinted with a legend in substantially the following form:

        "NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE TENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF [    •    ], A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES."

              (C)  The Partnership and the Series B Unitholder agree to coordinate with the Depository to qualify the Series B Preferred Units for DTC eligibility, at the sole cost of the Series B Unitholder.

            (viii)    Exchange and Redemption.

              (A)    At the Option of the Series B Unitholder.    The Series B Preferred Units owned by any Series B Unitholder shall be exchangeable, in whole or in part (together with the cancellation of a corresponding number of ENLC Class C Common Units in accordance with the ENLC Operating Agreement), at any time and from time to time upon the request of the Series B Unitholder, for either, at the sole and absolute discretion of the Partnership, (i) a number of ENLC Common Units determined by multiplying the number of Series B Preferred Units that are the subject of the exchange by the Series B Exchange Ratio (the "Series B Unit Exchange Amount") or (ii) an amount of cash equal to the Series B Redemption Amount.

              (B)    At the Option of the Partnership.    The Partnership shall have the option at any time to exchange or redeem all, but not less than all (together with the cancellation of a corresponding number of ENLC Class C Common Units in accordance with the ENLC Operating Agreement), of the Series B Preferred Units then Outstanding either, at the sole and absolute discretion of the Partnership, (i) for the Series B Unit Exchange

37

      Amount or (ii) for the Series B Redemption Amount; provided that, in order for the Partnership to exercise such option, the daily volume-weighted average closing trading price of the ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are then listed or admitted to trading must be greater than the quotient of (x) one hundred fifty percent (150%) of the Series B Issue Price for the trailing thirty (30) Trading Days ending two (2) Trading Days before the date the Partnership furnishes the Series B Forced Exchange Notice, divided by (y) the Common Unit Exchange Ratio.

              (C)    Exchange Notice and Exchange Election Notice.    To exchange Series B Preferred Units pursuant to Section 5.10(b)(viii)(A), the Series B Exchanging Unitholder shall give written notice (a "Series B Exchange Notice") to the Partnership stating that such Series B Unitholder elects to so exchange Series B Preferred Units and shall state or include therein with respect to Series B Preferred Units to be exchanged pursuant to Section 5.10(b)(viii)(A) the following: (a) the number of Series B Preferred Units to be exchanged, (b) the Certificate(s) evidencing the Series B Preferred Units to be exchanged and duly endorsed, (c) the name or names in which such Series B Unitholder wishes the Certificate or Certificates for Series B Exchange Units to be issued, if applicable, and (d) such Series B Unitholder's computation of the number of Series B Exchange Units and the applicable Series B Redemption Amount with respect to the Series B Preferred Units to be exchanged. The date any Series B Exchange Notice is received by the Partnership shall hereinafter be referred to as a "Series B Exchange Notice Date." Within three (3) Business Days following the Series B Exchange Notice Date, the Partnership shall deliver to such Series B Exchanging Unitholder a written notice (the "Series B Exchange Election Notice") stating whether the Partnership will exchange the applicable Series B Preferred Units for the applicable Series B Unit Exchange Amount or Series B Redemption Amount, in either case, upon the Series B Exchange Date. To exchange Series B Preferred Units for ENLC Common Units or to redeem Series B Preferred Units for the Series B Redemption Amount, in either case, pursuant to Section 5.10(b)(viii)(B), the Partnership shall give written notice (a "Series B Forced Exchange Notice," and the date such notice is received, a "Series B Forced Exchange Notice Date") to each holder of Series B Preferred Units stating (x) that the Partnership elects to force the exchange of such Series B Preferred Units pursuant to Section 5.10(b)(viii)(B) and (y) whether the Partnership will exchange or redeem the applicable Series B Preferred Units for the applicable Series B Unit Exchange Amount or Series B Redemption Amount, in either case, upon the Series B Exchange Date. In addition, if a Series B Exchanging Unitholder does not provide written notice to the Partnership of the name or names in which such Series B Exchanging Unitholder wishes the Certificate or Certificates for Series B Exchange Units to be issued, if applicable, within seven (7) Business Days after receipt of the Series B Forced Exchange Notice, then the Certificate or Certificates for Series B Exchange Units, if applicable, shall be issued to the Record Holder of such Series B Preferred Units.

              (D)    Timing; Certificates.    If a Series B Exchange Notice is delivered by a Series B Unitholder to the Partnership in accordance with Section 5.10(b)(viii)(C) or a Series B Forced Exchange Notice is delivered by the Partnership to a Series B Unitholder pursuant to Section 5.10(b)(viii)(C), pursuant to the election of the Partnership set forth in the Series B Exchange Election Notice or Series B Forced Exchange Notice, as applicable, either (i) ENLC shall issue the Series B Exchange Units or (ii) the Partnership shall deliver the Series B Redemption Amount, in either case, no later than seven (7) Business Days after the Series B Exchange Notice Date or the Series B Forced Exchange Notice Date, as the case may be (any date of issuance of such ENLC Common Units, a "Series B

38

      Exchange Date"). Immediately upon any exchange or redemption of Series B Preferred Units, all rights of the Series B Exchanging Unitholder in respect thereof shall cease, including, without limitation, any further accrual of distributions. Fractional ENLC Common Units shall not be issued to any person pursuant to this Section 5.10(b)(viii) (each fractional ENLC Common Unit shall be rounded to the nearest whole ENLC Common Unit (and a 0.5 ENLC Common Unit shall be rounded to the next higher ENLC Common Unit)).

              (E)    Distributions, Combinations, Subdivisions, and Reclassifications.    If, after the Series B Issuance Date, ENLC (i) makes a distribution on its ENLC Common Units payable in ENLC Common Units or another security representing a portion of ENLC's business, (ii) subdivides or splits its outstanding ENLC Common Units into a greater number of ENLC Common Units, (iii) combines or reclassifies its ENLC Common Units into a smaller number of ENLC Common Units, or (iv) issues by reclassification of its ENLC Common Units any membership interests in ENLC (including any reclassification in connection with a merger, consolidation, or business combination in which ENLC is the surviving Person), in each case other than in connection with a Series B Change of Control (which shall be governed by Section 5.10(b)(viii)(F)), then the Series B Distribution Exchange Rate in effect at the time of the record date established by the ENLC Manager for such distribution pursuant to the ENLC Operating Agreement or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the exchange of the Series B Preferred Units after such time shall entitle each Series B Unitholder to receive the aggregate number of ENLC Common Units (or any ENLC membership interests into which such ENLC Common Units would have been combined, consolidated, merged, or reclassified pursuant to clauses (iii) and (iv) above) that such Series B Unitholder would have been entitled to receive if the Series B Preferred Units had been exchanged for ENLC Common Units immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation, or business combination in which the Partnership is the surviving Person, in each case other than in connection with a Series B Change of Control (which shall be governed by Section 5.10(b)(viii)(F)), the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.10 relating to the Series B Preferred Units shall not be abridged or amended and that the Series B Preferred Units shall thereafter retain the same powers, preferences, and relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereon, that the Series B Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.10(b)(viii)(E) shall become effective immediately after applicable record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation, or business combination in which the Partnership is the surviving Person), or split. Such adjustment shall be made successively whenever any event described above shall occur.

              (F)    Series B Change of Control.    Immediately prior to a Series B Change of Control, all Series B Preferred Units then outstanding shall be exchanged or redeemed (as described in this paragraph (F)), as applicable, for either, at the sole and absolute discretion of the Partnership, (1) a number of ENLC Common Units equal to the greater of (i) the Series B Unit Exchange Amount and (ii) the number of Series B Preferred Units to be exchanged multiplied by the quotient of (A) an amount equal to the quotient of (x) 140% of the Series B Issue Price divided by (y) the Common Unit Exchange Ratio, divided by (B) the daily volume-weighted average closing trading price of the ENLC

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      Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing thirty (30) Trading Days ending two (2) Trading Days before the date of such exchange (such number of ENLC Common Units calculated pursuant to this clause (1), the "Series B Change of Control Units") or (2) cash in an amount equal to (i) the number of Series B Change of Control Units multiplied by (ii) the daily volume-weighted average closing trading price of ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing ten (10) Trading Days ending two (2) Trading Days before the date of such redemption. Seven (7) Business Days prior to a Series B Change of Control, the Partnership shall deliver a written notice to each Series B Unitholder (the "Series B Change of Control Exchange Election Notice") stating whether the Partnership will exchange all Series B Preferred Units for Series B Change of Control Units or the cash amount set forth in clause (2) above, in either case, immediately prior to such Series B Change of Control. If the Partnership elects to deliver the Series B Change of Control Units, and a Series B Unitholder does not provide written notice to the Partnership of the name or names in which such Series B Unitholder wishes the Certificate or Certificates for the Series B Change of Control Units to be issued within seven (7) Business Days after receipt of the Series B Change of Control Election Notice, then the Certificate or Certificates for the Series B Change of Control Units of such Series B Unitholder shall be issued to the Record Holder of such Series B Preferred Units. Immediately upon any exchange or redemption of Series B Preferred Units pursuant to this Section 5.10(b)(viii)(F), all rights of the Series B Exchanging Unitholder in respect thereof shall cease, including, without limitation, any further accrual of distributions. Fractional ENLC Common Units shall not be issued to any person pursuant to this Section 5.10(b)(viii)(F), if applicable (each fractional ENLC Common Unit shall be rounded to the nearest whole ENLC Common Unit (and a 0.5 ENLC Common Unit shall be rounded to the next higher ENLC Common Unit)).

              (G)    No Adjustments for Certain Items.    Notwithstanding any of the other provisions of this Section 5.10(b)(viii), no adjustment shall be made to the Series B Distribution Exchange Rate pursuant to Section 5.10(b)(viii)(E) as a result of any of the following:

                (1)   The issuance of Series B PIK Preferred Units or additional Partnership Securities issued in connection with distributions paid in-kind;

                (2)   the grant of ENLC Common Units or options, warrants, or rights to purchase ENLC Common Units or the issuance of ENLC Common Units upon the exercise of any such options, warrants, or rights to employees, officers, or directors of ENLC Manager, ENLC, the General Partner, the Partnership, or the Subsidiaries of ENLC or the Partnership in respect of services provided to or for the benefit of any such entity, under compensation plans and agreements approved in good faith by the board of directors of ENLC Manager or the General Partner (including any long term incentive plan), as applicable;

                (3)   the issuance of any ENLC Common Units as all or part of the consideration to effect (i) the closing of any acquisition by ENLC, the Partnership, or any of their respective Subsidiaries of assets or equity interests of a third party in an arm's-length transaction or (ii) the consummation of a merger, consolidation, or other business combination of ENLC, the Partnership, or any of their respective Subsidiaries with another entity in which ENLC, the Partnership or such Subsidiary survives and the ENLC Common Units remain Outstanding to the extent any such transaction set forth in clause (i) or (ii) above is validly approved by the vote or consent of the board of directors ENLC Manager; or

40

                (4)   the issuance of membership interests in ENLC for which an adjustment is made under another provision of this Section 5.10(b)(viii).

            (ix)    Fully Paid and Nonassessable.    Any Series B PIK Preferred Units and Series B Exchange Unit(s) delivered pursuant to this Section 5.10 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act), free and clear of any liens, claims, rights, or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

            (x)    Transfer of Series B Preferred Units.    A holder of Series B Preferred Units shall be prohibited from transferring any of its Series B Preferred Units unless such holder simultaneously transfers to the transferee of such Series B Preferred Units the same number of ENLC Class C Common Units in accordance with the applicable terms of the ENLC Operating Agreement, including compliance with any transfer or other restrictions. If, for any reason, the transfer of such ENLC Class C Common Units does not occur simultaneously with the transfer of Series B Preferred Units, then the transfer of Series B Preferred Units shall be null and void and of no force and effect. In connection with the proposed transfer by an Eligible Series B Unitholder to a prospective transferee, the Partnership agrees to reasonably assist the relevant Eligible Series B Unitholder (if requested to do so in writing) in responding to reasonable due diligence requests so long as any information provided to the relevant prospective transferee is made subject to a confidentiality agreement in form and substance reasonably satisfactory to the Partnership; provided, however, that (i) the Eligible Series B Unitholder shall bear all out-of-pocket, documented, costs and expenses incurred by the Partnership in connection with the procurement, preparation, and delivery of any due diligence responses, (ii) any such assistance provided by the Partnership and its personnel shall not unreasonably disrupt or interfere with the normal operation of the business of the Partnership, (iii) the Partnership shall not be obligated to prepare any reports or materials that it does not already have in its files or its books and records, and (iv) the Partnership shall only be obligated to provide such assistance one time per 365-day period (it being understood that the limitation in clause (iv) applies such that all of the Series B Unitholders in the aggregate can make a request one time per 365-day period).

        Section 5.11    Establishment of Series C Preferred Units.

          (a)    General.    The Partnership has designated and created a series of Units designated as "6.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units" (the "Series C Preferred Units"), having the preferences, rights, powers, and duties set forth herein, including this Section 5.11. Each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit, except as to the respective dates from which the Series C Liquidation Preference shall increase or from which Series C Distributions may begin accruing, to the extent such dates may differ. The Series C Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the Partnership or a Series C Unitholder for conversion or, except as set forth in Section 5.11(b)(iv), redemption thereof at a particular date.

          (b)    Rights of Series C Preferred Units.    The Series C Preferred Units shall have the following rights, preferences, and privileges and shall be subject to the following duties and obligations:

            (i)    Series C Preferred Units.

              (A)  The authorized number of Series C Preferred Units shall be unlimited. Series C Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

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              (B)  The Series C Preferred Units shall be represented by one or more global Certificates registered in the name of the Depositary or its nominee, and no Series C Unitholder shall be entitled to receive a definitive Certificate evidencing its Series C Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Series C Preferred Units and the Partnership shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series C Preferred Units, payments and communications made by the Partnership to Series C Unitholders shall be made by making payments to, and communicating with, the Depositary.

            (ii)    Distributions.

              (A)  Distributions on each Outstanding Series C Preferred Unit shall be cumulative and shall accumulate at the applicable Series C Distribution Rate from and including the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, from and including the Series C Distribution Payment Date immediately preceding the issue date of such Series C Preferred Units) until such time as the Partnership pays the Series C Distribution or redeems such Series C Preferred Unit in accordance with Section 5.11(b)(iv), whether or not such Series C Distributions shall have been declared. Series C Unitholders shall be entitled to receive Series C Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series C Distribution Rate per Series C Preferred Unit when, as, and, if declared by the General Partner. Series C Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 5.11(b)(ii), shall be paid, in arrears, on each Series C Distribution Payment Date; provided, however, that, so long as any Series B Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series C Preferred Units unless full cumulative distributions in respect of the Outstanding Series B Preferred Units in accordance with Section 5.10(b)(ii) have been paid through the most recent Series B Distribution Payment Date. Series C Distributions shall accumulate in each Series C Distribution Period from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to, but not including, the next Series C Distribution Payment Date for such Series C Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series C Distributions at the Series C Distribution Rate. If any Series C Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series C Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. During the Series C Fixed Rate Period, Series C Distributions shall be payable based on a 360-day year consisting of twelve 30 day months. During the Series C Floating Rate Period, Series C Distributions shall be computed by multiplying the Series C Distribution Rate by a fraction, the numerator of which will be the actual number of days elapsed during that Series C Distribution Period (determined by including the first day of such Series C Distribution Period and excluding the last day, which is the Series C Distribution Payment Date), and the denominator of which will be 360, and by multiplying the result by the aggregate Series C Liquidation Preference of all Outstanding Series C Preferred Units. All Series C Distributions payable by the Partnership pursuant to this Section 5.11(b)(ii) shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code. The guaranteed payment with respect to any Series C

42

      Distribution Period shall be for the account of the holders of Series C Preferred Units as of the applicable Series C Distribution Record Date.

              (B)  Not later than 5:00 p.m., New York City time, on each Series C Distribution Payment Date, the Partnership shall pay those Series C Distributions, if any, that shall have been declared by the General Partner to Series C Unitholders on the Record Date for the applicable Series C Distribution. The Record Date (the "Series C Distribution Record Date") for the payment of any Series C Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series C Distribution Payment Date, except that in the case of payments of Series C Distributions in Arrears, the Series C Distribution Record Date with respect to a Series C Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Section 5.11. So long as any Series C Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series C Junior Securities (other than a distribution payable solely in Series C Junior Securities) unless full cumulative Series C Distributions have been or contemporaneously are being paid or set apart for payment on all Outstanding Series C Preferred Units (and distributions on any other Series C Parity Securities) through the most recent respective Series C Distribution Payment Date (and distribution payment date with respect to such Series C Parity Securities, if any). Accumulated Series C Distributions in Arrears for any past Series C Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series C Distribution Payment Date, to Series C Unitholders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series C Distributions in Arrears on all Outstanding Series C Preferred Units and all accumulated distributions in arrears on any Series C Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series C Preferred Units and accumulated distributions in arrears on any such Series C Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Units and any other Series C Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series C Preferred Units and any such other Series C Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series C Preferred Units and such other Series C Parity Securities at such time. Subject to Sections 12.4 and Section 5.11(b)(v), Series C Unitholders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series C Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series C Distributions as described in Section 5.11(b)(ii)(A), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series C Preferred Units. So long as the Series C Preferred Units are held of record by the Depositary or its nominee, declared Series C Distributions shall be paid to the Depositary in same-day funds on each Series C Distribution Payment Date or other distribution payment date in the case of payments for Series C Distributions in Arrears.

              (C)  The "Series C Three-Month LIBOR" for each Series C Distribution Period during the Series C Floating Rate Period shall be determined by the Calculation Agent, as of the

43

      applicable Series C LIBOR Determination Date, in accordance with the following provisions:

                (1)   The Series C Three-Month LIBOR shall be the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series C Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Series C LIBOR Determination Date.

                (2)   If the Series C Three-Month LIBOR cannot be determined as described in Section 5.11(b)(ii)(C)(1), the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series C Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series C LIBOR Determination Date for such Series C Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Partnership's judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the rates quoted on the Series C LIBOR Determination Date for such Series C Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Series C Distribution Period. The rates quoted must be based on an amount that, in the Partnership's judgment, is representative of a single transaction in U.S. dollars in that market at the time. If no quotation is provided as described above in this Section 5.11(b)(ii)(C)(2), the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the Series C Three-Month LIBOR Rate, shall determine the Series C Three-Month LIBOR Rate in its sole discretion.

                (3)   All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.9876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

              (D)  Unless otherwise determined by the General Partner, Series C Distributions shall be deemed to have been paid out of deductions from Available Cash with respect to the Quarter ended immediately preceding the Quarter in which the Series C Distribution is made.

            (iii)    Voting Rights.

              (A)  Notwithstanding anything to the contrary in this Agreement, the Series C Preferred Units shall not have any voting rights or rights to consent or approve any action or matter, except as set forth in Section 13.3(c), this Section 5.11(b)(iii) or as otherwise required by the Delaware Act.

44

              (B)  Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties, or special rights of the Series C Preferred Units; provided, however, that (i) subject to Section 5.11(b)(iii)C), the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.11(b)(iii)(B) and (ii) for purposes of this Section 5.11(b)(iii)(B), no amendment of this Agreement in connection with a merger or other transaction in which the Series C Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series C Unitholders shall be deemed to materially and adversely affect the powers, preferences, duties, or special rights of the Series C Preferred Units.

              (C)  Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a class together with holders of any other Series C Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Series C Parity Securities (including any additional Series C Preferred Units) if the cumulative distributions payable on Outstanding Series C Preferred Units (or any Series C Parity Securities, if the holders of such Series C Parity Securities vote as a class together with the Series C Unitholders pursuant to this Section 5.11(b)(iii)(C)) are in Arrears or (y) create or issue any Series C Senior Securities (other than Series B PIK Preferred Units).

              (D)  For any matter described in this Section 5.11(b)(iii) in which the Series C Unitholders are entitled to vote as a class (whether separately or together with the holders of any Series C Parity Securities), such Series C Unitholders shall be entitled to one vote per Series C Preferred Unit. Any Series C Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

              (E)  Notwithstanding Sections 5.11(b)(iii)(B) and 5.11(b)(iii)(C), no vote of the Series C Unitholders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series C Preferred Units at the time Outstanding.

            (iv)    Optional Redemption; Series C Rating Event.

              (A)  The Partnership shall have the right (i) at any time, and from time to time, on or after December 15, 2022 or (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Series C Rating Event, in each case, to redeem the Series C Preferred Units, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 5.11(b)(iv)(A) which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the "Series C Redemption Date"). The Partnership shall effect any such redemption by paying cash for each Series C Preferred Unit to be redeemed equal to 100% (in the case of a redemption described in clause (i) of this Section 5.11(b)(iv)(A)), or 102% (in the case of a redemption described in clause (ii) of this Section 5.11(b)(iv)(A)), of the Series C Liquidation Preference for such Series C Preferred Unit on such Series C Redemption Date plus an amount equal to all unpaid Series C Distributions thereon from the Series C Original Issue Date to, but not including, the Series C Redemption Date (whether or not such distributions shall have been declared) (the "Series C Redemption Price"). So long as the Series C Preferred Units

45

      to be redeemed are held of record by the nominee of the Depositary, the Series C Redemption Price shall be paid by the Paying Agent to the Depositary on the Series C Redemption Date.

              (B)  The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series C Redemption Date to the Series C Unitholders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series C Preferred Units to be redeemed as such Series C Unitholders' names appear on the books of the Transfer Agent and at the address of such Series C Unitholders shown therein. Such notice (the "Series C Redemption Notice") shall state, as applicable: (1) the Series C Redemption Date, (2) the number of Series C Preferred Units to be redeemed and, if less than all Outstanding Series C Preferred Units are to be redeemed, the number (and in the case of Series C Preferred Units in certificated form, the identification) of Series C Preferred Units to be redeemed from such Series C Unitholder, (3) the Series C Redemption Price, (4) the place where any Series C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series C Redemption Price therefor (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depositary or its nominee), and (5) that distributions on the Series C Preferred Units to be redeemed shall cease to accumulate from and after such Series C Redemption Date.

              (C)  If the Partnership elects to redeem less than all of the Outstanding Series C Preferred Units, the number of Series C Preferred Units to be redeemed shall be determined by the General Partner, and such Series C Preferred Units shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series C Preferred Units. The aggregate Series C Redemption Price for any such partial redemption of the Outstanding Series C Preferred Units shall be allocated correspondingly among the redeemed Series C Preferred Units. The Series C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.11.

              (D)  If the Partnership gives or causes to be given a Series C Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series C Preferred Units as to which such Series C Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series C Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series C Redemption Price to the Series C Unitholder whose Series C Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series C Redemption Notice. If the Series C Redemption Notice shall have been given, from and after the Series C Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series C Redemption Notice, all Series C Distributions on such Series C Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units to be redeemed shall cease, except the right to receive the Series C Redemption Price, and such Series C Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series C Unitholders shall have no claim to the interest income, if any, earned on such

46

      funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series C Preferred Units, that remain unclaimed or unpaid after one year after the applicable Series C Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series C Unitholders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series C Redemption Notice, there shall be no redemption of any Series C Preferred Units called for redemption until funds sufficient to pay the full Series C Redemption Price of such Series C Preferred Units shall have been deposited by the Partnership with the Paying Agent.

              (E)  Any Series C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series C Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series C Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series C Unitholders a new Certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered Certificate that have not been called for redemption.

              (F)  Notwithstanding anything to the contrary in this Section 5.11, in the event that full cumulative distributions on the Series C Preferred Units and any Series C Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Series C Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series C Unitholders and holders of any Series C Parity Securities. Subject to Section 4.10, so long as any Series C Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Series C Junior Securities unless full cumulative distributions on the Series C Preferred Units and any Series C Parity Securities for all prior and the then-ending Series C Distribution Periods, with respect to the Series C Preferred Units, and all prior and then ending distribution periods, with respect to any such Series C Parity Securities, shall have been paid or declared and set aside for payment.

            (v)    Liquidation Rights.

              In the event of any liquidation, dissolution, and winding up of the Partnership under Section 12.4 or a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Record Holders of the Series C Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests other than the Series B Preferred Units, (i) first, any accumulated and unpaid distributions on the Series C Preferred Units (regardless of whether previously declared) and (ii) then, any positive value in each such holder's Capital Account in respect of such Series C Preferred Units; provided, however, that so long as any Series B Preferred Units are Outstanding, no liquidating distribution shall be paid or set aside for payment on any Series C Preferred Units unless and until the full amount of the Series B Liquidation Value has been distributed in respect of Outstanding Series B Preferred Units in accordance with Section 5.10(b)(iv). If in the year of such liquidation and winding up, or sale, exchange, or other disposition of all or substantially

47

      all of the assets of the Partnership, any such Record Holder's Capital Account in respect of such Series C Preferred Units is less than the aggregate Series C Base Liquidation Preference of such Series C Preferred Units, then, after the allocations specified in Section 5.10(b)(iv) have been made, but otherwise notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series C Preferred Unit is equal to the Series C Base Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution, or winding up any such Record Holder's Capital Account in respect of such Series C Preferred Units is less than the aggregate Series C Base Liquidation Preference of such Series C Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and after making any allocations required under Section 5.10(b)(iv), but otherwise notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series C Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series C Base Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such allocations have been made to the Outstanding Series C Preferred Units, any remaining Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d), as the case may be. At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series C Preferred Units shall become entitled to receive any distributions in respect of the Series C Preferred Units that are accrued and unpaid as of the date of such distribution, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership, and such entitlement of the Record Holders of the Series C Preferred Units to such accrued and unpaid distributions shall have priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees except for distributions in respect of Series B Preferred Units pursuant to Section 5.10(b)(iv); provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any Record Holder(s) of Series C Preferred Units.

            (vi)    Rank.

              The Series C Preferred Units shall each be deemed to rank:

                (A)  senior to any Series C Junior Securities;

                (B)  on a parity with any Series C Parity Securities;

                (C)  junior to (i) the Series B Preferred Units and (ii) any other Series C Senior Securities; and

                (D)  junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

            (vii)    No Sinking Fund.

              The Series C Preferred Units shall not have the benefit of any sinking fund.

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            (viii)    Record Holders.

              To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent, and the Paying Agent may deem and treat any Series C Unitholder as the true, lawful, and absolute owner of the applicable Series C Preferred Units for all purposes, and neither the General Partner, the Partnership, nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series C Preferred Units may be listed or admitted to trading, if any.

            (ix)    Notices.

              All notices or communications in respect of the Series C Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Section 5.11, this Agreement or by applicable law.

            (x)    Other Rights; Fiduciary Duties.

              The Series C Preferred Units and the Series C Unitholders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to Series C Unitholders, other than the implied contractual covenant of good faith and fair dealing.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

        Section 6.1    Allocations for Capital Account Purposes.

        Except as otherwise provided in this Agreement, for purposes of maintaining the balances of Capital Accounts, the Partnership's items of income, gain, loss and deduction for a taxable period of the Partnership (such items are computed in accordance with Section 5.3(b)) shall be allocated among the Partners first to the extent provided in Section 6.1(d) and then the balance of such items shall be aggregated into Net Income, Net Loss, Net Termination Gain and Net Termination Loss, as the case may be, which shall then be allocated as follows:

          (a)    Net Income.    Net Income for a taxable period of the Partnership shall be allocated as follows:

              (i)  First, 100% to the General Partner, until the aggregate Net Income allocated pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(i) for all previous taxable periods of the Partnership.

             (ii)  Second, to all Unitholders holding Series B Preferred Units, in proportion to, and to the extent of the Net Loss allocated to such Unitholders holding Series B Preferred Units pursuant to Section 6.1(b)(iii) for all previous taxable periods, until the aggregate amount of Net Income allocated to such Unitholders holding Series B Preferred Units pursuant to this Section 6.1(a)(ii) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to such Unitholder holding Series B Preferred Units pursuant to Section 6.1(b)(iii) for all previous taxable periods; provided that in no event shall Net

49

    Income be allocated to any such Unitholder holding Series B Preferred Units to cause its Capital Account in respect of a Series B Preferred Unit to exceed the Series B Liquidation Value in respect of such Series B Preferred Units.

            (iii)  Third, to all Unitholders holding Series C Preferred Units, in proportion to, and to the extent of the Net Loss allocated to such Unitholders holding Series C Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods, until the aggregate amount of Net Income allocated to such Unitholders holding Series C Preferred Units pursuant to this Section 6.1(a)(iii) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to such Unitholder holding Series C Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods; provided that in no event shall Net Income be allocated to any such Unitholder holding Series C Preferred Units to cause its Capital Account in respect of a Series C Preferred Unit to exceed the Series C Base Liquidation Preference in respect of such Series C Preferred Units.

            (iv)  Thereafter, 100% to the General Partner and the Unitholders holding Common Units, in accordance with their respective Percentage Interests.

  The items of income, gain, loss and deduction that are included in Net Income for a taxable period of the Partnership shall be allocated in the ratio in which Net Income for such taxable period is allocated.

          (b)    Net Loss.    Net Loss for a taxable period of the Partnership shall be allocated as follows:

              (i)  First, 100% to the General Partner and the Unitholders holding Common Units, in accordance with their respective Percentage Interests; provided, that Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause any such Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period of the Partnership (or increase any existing deficit balance in its Adjusted Capital Account). The limitation on the allocation of Net Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

             (ii)  Second, to all Unitholders holding Series C Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series C Preferred Unit then Outstanding has been reduced to zero.

            (iii)  Third, to all Unitholders holding Series B Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series B Preferred Unit then Outstanding has been reduced to zero.

            (iv)  Thereafter, the balance, if any, 100% to the General Partner.

  The items of income, gain, loss and deduction that are included in Net Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Loss for such taxable period is allocated.

          (c)    Net Termination Gains and Losses.    Allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 for the current and prior taxable periods of the Partnership and for distributions that have been made pursuant to Sections 6.4 and 6.5 but not for distributions made pursuant to Section 12.4.

              (i)  Any Net Termination Gain for a taxable period of the Partnership shall be allocated among the Partners in the following manner and the Capital Accounts of the Partners shall be

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    increased by the amount so allocated in each subclause, before an allocation is made pursuant to the next subclause:

              (A)  First, to each Partner having a deficit balance in its Capital Account, in proportion to such deficit balances until each Partner has been allocated Net Termination Gain equal to any such deficit balance.

              (B)  Second, to all Unitholders holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit equals the Series B Liquidation Value or, if greater, the amount per Series B Preferred Unit that reflects the value of the ENLC Common Units into which each such Series B Preferred Unit is exchangeable pursuant to Section 5.10(b)(viii)(A).

              (C)  Third, to all Unitholders holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series C Preferred Unit equals the Series C Base Liquidation Preference.

              (D)  Thereafter, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner's Percentage Interest.

             (ii)  Any Net Termination Loss for a taxable period of the Partnership shall be allocated among the Partners in the following manner:

              (A)  First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner's Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero. The limitation on the allocation of Net Termination Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

              (B)  Second, to all Unitholders holding Series C Preferred Units, in proportion to their Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series C Preferred Unit then Outstanding has been reduced to zero.

              (C)  Third, to all Unitholders holding Series B Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series B Preferred Unit then Outstanding has been reduced to zero.

              (D)  Thereafter, the balance, if any, 100% to the General Partner.

    The items of income, gain, loss and deduction that are included in Net Termination Gain or Net Termination Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Termination Gain or Net Termination Loss for such taxable period is allocated.

          (d)    Special Allocations.    Prior to making any allocation pursuant to another portion of this Section 6.1 for a taxable period of the Partnership, the following allocations shall be made in the order stated:

            (i)    Partnership Minimum Gain Chargeback.    If there is a net decrease in Partnership Minimum Gain during the taxable period of the Partnership, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f) or any successor provision. This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. The allocations in this

51

    portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (ii)    Partner Nonrecourse Debt Minimum Gain Chargeback.    If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any taxable period of the Partnership, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) or any successor provision. This Section 6.1(d)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (iii)    [Reserved]

            (iv)    Qualified Income Offset.    In the event any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (v)    Gross Income Allocations.    In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period of the Partnership in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be allocated items of income and gain in the amount of such excess; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (vi)    Nonrecourse Deductions.    Nonrecourse Deductions for the taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in good faith that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner may, upon notice to the other Partners, revise the prescribed ratio in order to satisfy such safe harbor requirements. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (vii)    Partner Nonrecourse Deductions.    Partner Nonrecourse Deductions for the taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated among such Partners in accordance with the manner in which they share such Economic Risk of Loss. The

52

    allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

            (viii)    Nonrecourse Liabilities.    The portion of the Nonrecourse Liabilities of the Partnership that are allocable pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Partners in accordance with their Percentage Interests. The allocations of Nonrecourse Liabilities that may be made as provided in Treasury Regulation Section 1.752-3(a)(2) are to be made as determined by the General Partner in its sole discretion.

            (ix)    Curative Allocation.

              (A)  Allocations are to be made pursuant to this Section 6.1(d)(ix)(A) so that the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to Section 6.1 (including allocations made pursuant to this Section 6.1(d)(ix)) is equal to the net amount of such items that would have been allocated to each such Partner under this Section 6.1 if the Required Allocations had not been included in this Section 6.1; provided that Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain and shall then in either case be taken into account only to the extent the General Partner reasonably determines that such allocations are not likely to be offset by subsequent Required Allocations.

              (B)  The General Partner shall have reasonable discretion, with respect to each taxable period of the Partnership, to (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

              (C)  For purposes of identifying the Agreed Allocations, the provisions of this Section 6.1(d)(ix) are a Required Allocation.

            (x)    Allocation to Reverse Deemed Capital Contributions.    Any items of loss or deduction resulting from or relating to the grant of options to acquire stock, or the issuance of stock, by EnLink Midstream, Inc., or from the transfer of any other property by the General Partner or EnLink Midstream, Inc., to or for the benefit of any employee or other service provider of the Partnership, the Operating Partnership, or any of their respective Subsidiaries shall be specially allocated to the General Partner if and to the extent such grant of options, issuance of stock, or transfer of property was treated under applicable tax law as an actual or deemed capital contribution by the General Partner which resulted in an increase to the General Partner's Capital Account.

  The items of income, gain, loss and deduction that are included in an aggregate that is allocated pursuant to a provision of this Section 6.1(d) for a taxable period of the Partnership shall be allocated in the ratio that such aggregate was allocated.

        Section 6.2    Allocations for Tax Purposes.

          (a)   Except as otherwise provided in this Section 6.2, each item of income, gain, loss and deduction that is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners with reference to the allocations of the corresponding items pursuant to Section 6.1.

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          (b)   The Partnership shall make the allocations that are required by Section 704(c) of the Code with respect to the difference between the fair market value and adjusted basis for federal income tax purposes of any asset that the Partnership holds on the Closing Date using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) and in respect of the difference between fair market value and adjusted tax basis of such assets the Partnership shall use the recovery periods and depreciation methods that are used in the calculations that are identified in the records of the Partnership as the basis of the estimates that are reported in the "Material Tax Consequences-Tax Consequences of Unit Ownership—Ratio of taxable income to distributions" section of the prospectus that is part of the Registration Statement except as may be provided in the Contribution Agreements. The Partnership shall, at any other time that it acquires property with respect to which it must make allocations for federal income tax purposes pursuant to Section 704(c) of the Code, make such allocations using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion. The Partnership shall make any "reverse section 704(c) allocations", within the meaning of Treasury Regulation Section 1.704-3(a)(6), that may be made upon an adjustment in Carrying Values pursuant to Section 5.3(d) or at any other time that the General Partner determines in its sole discretion that the Partnership should make "reverse section 704(c) allocations" as "remedial allocations" as set out in Treasury Regulation Section 1.704-3(d) or under any other method that the General Partner determines in its sole discretion that the Partnership should use. The General Partner may cause the Partnership to make agreements as to the manner in which Section 704(c) allocations shall be made upon the acquisition by the Partnership of property in exchange for a Partnership Interest or reverse Section 704(c) allocations shall be made with respect to the assets of the Partnership upon the issuance by the Partnership of a Partnership Interest.

          (c)   For the proper administration of the Partnership and to facilitate the calculation of the items of income, gain, loss and deduction that are allocated to the Partners for federal, state or local income tax purposes and to take into account the effect of the Section 754 election that the Partnership is to make, the General Partner shall have sole discretion (i) to adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) to make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) to amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) or to facilitate the calculation of such adjustments that are required by the Section 754 election from the information that is known by the Partnership, such as the date of the purchase of a Limited Partner Interest and the amount that is paid therefor.

          (d)   The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code that is attributable to unrealized appreciation in any Partnership property (to the extent of the unamortized difference between Carrying Value and adjusted basis for federal income tax purposes or if more than one adjustment to Carrying Value has been made to the extent of any unamortized increment between Carrying Value and the immediately prior Carrying Value) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate

54

  method, the General Partner may use any other depreciation and amortization conventions that it determines are appropriate.

          (e)   Any gain allocated to a Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible be characterized as Recapture Income to the same extent as such Partner (or its predecessor in interest) has been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (f)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (g)   Each item of Partnership income, gain, loss and deduction that is allocated to a Partner Interest that is transferred during a calendar year shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

        Section 6.3    Requirement and Characterization of Distributions; Distributions to Record Holders.

          (a)   Available Cash with respect to any Applicable Period may (in the discretion of the General Partner), subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the applicable Partners described in Section 6.4 as of the Record Date selected by the General Partner in its reasonable discretion. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

          (b)   Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

          (c)   The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

          (d)   Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

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        Section 6.4    Distributions of Available Cash.

        To the extent Available Cash is distributed pursuant to Section 6.3, such Available Cash shall, subject to Section 17-607 of the Delaware Act, and except as otherwise required by Section 5.10(b)(ii), Section 5.11(b)(ii), or Section 5.4(b) in respect of additional Partnership Securities issued pursuant thereto, be distributed (a) to the General Partner in accordance with its Percentage Interest and (b) to all holders of Common Units, Pro Rata, a percentage equal to 100% less the sum of the percentage specified under subclause (a) of this Section 6.4.

        Section 6.5    [Reserved.]

        Section 6.6    [Reserved.]

        Section 6.7    [Reserved.]

        Section 6.8    [Reserved.]

        Section 6.9    [Reserved.]

        Section 6.10    Special Provisions Relating to Series C Unitholders.

        Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series C Preferred Units (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (B) have a Capital Account as a Partner pursuant to Section 5.3 and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in Section 5.11(b)(iii) or as required by applicable law, or (B) be entitled to any distributions other than as provided in Section 5.11(b)(ii).

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory, and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Partnership or the merger or other combination of

56

    the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

            (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

             (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi)  the distribution of Partnership cash;

           (vii)  the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary," and "treasurer") and agents, outside attorneys, accountants, consultants, and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

             (x)  the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

          (xiii)  the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

          (xiv)  the undertaking of any action in connection with the Partnership's participation in any Group Member as a member or partner.

          (b)   Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule, or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto

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  of the Underwriting Agreement, the Contribution Agreements, the Operating Partnership Agreement, any other limited liability company or partnership agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

        Section 7.2    Certificate of Limited Partnership

          The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification, and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

        Section 7.3    Restrictions on the General Partner's Authority.

          (a)   The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

          (b)   Except as provided in Articles XII and XIV, the General Partner may not sell, exchange, or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange, or other disposition of all or substantially all of the assets of the Operating Partnership and its Subsidiaries taken as a whole without the approval of holders of a Unit Majority and, so long as the ENLC Class C Common Units are outstanding, an ENLC Unit Majority; provided, however, that this provision shall not preclude or

58

  limit the General Partner's ability to mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership or their Subsidiaries and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership or their Subsidiaries pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to any other class of Partnership Interests) in any material respect or (ii) except as permitted under Sections 4.6, 11.1, and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

        Section 7.4    Reimbursement of the General Partner.

          (a)   Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

          (b)   The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

          (c)   The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs, and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants, or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program, or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs, and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs, and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to

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  Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

        Section 7.5    Outside Activities.

          (a)   After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Operating Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning, or disposing of debt or equity securities in any Group Member.

          (b)   Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreements of any other Group Member or the partnership relationship established hereby in any business ventures of any Indemnitee.

          (c)   Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

          (d)   The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

          (e)   The term "Affiliates" when used in Section 7.5(a) and Section 7.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

          (f)    Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10, or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

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        Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

          (a)   The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

          (b)   The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

          (c)   The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

          (d)   The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

          (e)   Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Contribution Agreements and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to

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  the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

          (f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

          (g)   Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

        Section 7.7    Indemnification.

          (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreements (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

          (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

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          (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e)   For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

          (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification, or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

        Section 7.8    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

          (b)   Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

          (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify

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  the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

          (d)   Any amendment, modification, or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Resolution of Conflicts of Interest.

          (a)   Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or the limited liability company or partnership agreement of any other Group Member, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any other Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

          (b)   Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or

64

  under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any other Group Member, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreement of any other Group Member, any other agreement contemplated hereby or under the Delaware Act or any other law, rule, or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner's Percentage Interest of the total amount distributed to all partners.

          (c)   Whenever a particular transaction, arrangement, or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement, or resolution shall be considered in the context of all similar or related transactions.

          (d)   The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

        Section 7.10    Other Matters Concerning the General Partner.

          (a)   The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

          (d)   Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule, or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority

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  prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

        Section 7.11    Purchase or Sale of Partnership Securities

        The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

        Section 7.12    [Reserved].

        Section 7.13    Reliance by Third Parties.

        Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING, AND REPORTS

        Section 8.1    Records and Accounting.

        The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics, or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

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        Section 8.2    Fiscal Year.

        The fiscal year of the Partnership shall be a fiscal year ending December 31.

        Section 8.3    Reports.

          (a)   As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity, and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

          (b)   As soon as practicable, but in no event later than ninety (90) days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX
TAX MATTERS

        Section 9.1    Tax Returns and Information.

        The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on a taxable year ending on December 31 or such other period as may be required by law, as determined by the General Partner in good faith. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within ninety (90) days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

        Section 9.2    Tax Elections.

          (a)   The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

          (b)   The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

          (c)   Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

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        Section 9.3    Tax Controversies.

          (a)   For taxable years beginning on or before December 31, 2017, the General Partner is designated as the "tax matters partner" (as defined in Section 6231(a)(7) of the Code, prior to amendment by the Bipartisan Budget Act of 2015 (the "BBA")). For each taxable year beginning after December 31, 2017, the General Partner shall be or shall designate the "partnership representative" (as defined in Section 6223 of the Code, as amended by the BBA) and any other Persons necessary to conduct proceedings under Subchapter C of Chapter 63 of the Code (as amended by the BBA) for such year. Any such designated Person or Persons shall serve at the pleasure of, and act at the direction of, the General Partner. The partnership representative, as directed by the General Partner, shall exercise any and all authority of the "partnership representative" under the Code (as amended by the BBA), including, without limitation, (i) binding the Partnership and its Partners with respect to actions taken under Subchapter C of Chapter 63 of the Code (as amended by the BBA) and (ii) determining whether to make any available election under Section 6226 of the Code (as amended by the BBA).

          (b)   The General Partner (acting through the partnership representative to the extent permitted by Section 9.3(a)) is authorized and required to act on behalf of and represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and the General Partner is authorized to expend Partnership funds for professional services and costs associated therewith.

          (c)   Each Partner agrees to cooperate with the General Partner (or its designee) and to do or refrain from doing any or all things reasonably requested by the General Partner (or its designee) in its capacity as the "tax matters partner" or the "partnership representative," or as a person otherwise authorized and required to act on behalf of and represent the Partnership pursuant to Section 9.3(b).

          (d)   Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the General Partner if the Partnership has either (i) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis, and Retrieval system and such information is publicly available on such system or (ii) made the information for which notice is required available on any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available. Notwithstanding anything herein to the contrary, nothing in this provision shall obligate the Partnership Representative to provide notice to the Partners other than as required by the Code.

          (e)   The General Partner is authorized to amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations implementing or interpreting the partnership audit, assessment, and collection rules adopted by the BBA, including any amendments to those rules.

        Section 9.4    Withholding.

          (a)   If taxes and related interest, penalties, or additions to tax are paid by the Partnership on behalf of all or less than all the Partners or former Partners (including, without limitation, any payment by the Partnership of an imputed underpayment under Section 6225 of the Code (as amended by the BBA) (an "Imputed Underpayment")), the General Partner may treat such payment as a distribution of cash to such Partners, treat such payment as a general expense of the Partnership, or, in the case of an Imputed Underpayment, require that persons who were Partners of the Partnership in the taxable year to which the payment relates (including former Partners) indemnify the Partnership upon request for their allocable share of that payment, in each case as

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  determined appropriate under the circumstances by the General Partner. The amount of any such indemnification obligation of, or deemed distribution of cash to, a Partner or former Partner in respect of an Imputed Underpayment shall be reduced to the extent that the Partnership receives a reduction in the amount of the Imputed Underpayment which, in the determination of the General Partner, is attributable to actions taken by, the tax status or attributes of, or tax information provided by or attributable to, such Partner or former Partner pursuant to or described in Section 6225(c) of the Code (as amended by the BBA).

          (b)   The General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to the then applicable provision of this Agreement in the amount of such withholding from such Partner.

ARTICLE X
ADMISSION OF PARTNERS

        Section 10.1    Admission of Substituted Limited Partner.

        By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest or of uncertificated Limited Partner Interests shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate or uncertificated Limited Partner Interests to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

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        Section 10.2    Admission of Successor General Partner.

        A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

        Section 10.3    Admission of Additional Limited Partners.

          (a)   A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

              (i)  evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

             (ii)  such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

          (b)   Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

        Section 10.4    Amendment of Agreement and Certificate of Limited Partnership.

        To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

        Section 11.1    Withdrawal of the General Partner.

          (a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

              (i)  The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

             (ii)  The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

            (iii)  The General Partner is removed pursuant to Section 11.2;

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            (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

             (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi)  (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or ninety (90) days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

  If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C), or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within thirty (30) days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

          (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iii) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent

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  not previously treated as such), the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

        Section 11.2    Removal of the General Partner.

        The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

        Section 11.3    Interest of Departing Partner and Successor General Partner.

          (a)   In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.

  For purposes of this Section 11.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within thirty (30) days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within forty-five (45) days

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  after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

          (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

          (c)   If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing Partner and (y) the Net Agreed Value of the Partnership's assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be its Percentage Interest.

        Section 11.4    Withdrawal of Limited Partners.

        No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.

        The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and

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such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

          (b)   an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority and, so long as the ENLC Class C Common Units are outstanding, an ENLC Unit Majority;

          (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (d)   the sale of all or substantially all of the assets and properties of the Partnership Group.

        Section 12.2    Continuation of the Business of the Partnership After Dissolution.

        Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within ninety (90) days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor General partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i)  the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

           (ii)  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii)  all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership or any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

        Section 12.3    Liquidator.

        Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units voting as a single class. The Liquidator (if other than the

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General Partner) shall agree not to resign at any time without fifteen (15) days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of at least a majority of the Outstanding Common Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

        Section 12.4    Liquidation.

        The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b)   Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) and that required to satisfy liquidation preferences of the Series B Preferred Units provided for under Section 5.10(b)(iv) and the Series C Liquidation Preference provided for under Section 5.11(b)(v) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within ninety (90) days after said date of such occurrence).

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        Section 12.5    Cancellation of Certificate of Limited Partnership.

        Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        Section 12.6    Return of Contributions.

        The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

        Section 12.7    Waiver of Partition.

        To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

        Section 12.8    Capital Account Restoration.

        No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within ninety (90) days after the date of such liquidation.

ARTICLE XIII.
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

        Section 13.1    Amendment to be Adopted Solely by the General Partner.

        Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c)   a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

          (d)   subject to Section 5.11(b)(iii), a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any

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  rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.5 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e)   a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees, or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g)   subject to Sections 5.10(b)(v) and 5.11(b)(iii), an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.4;

          (h)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (j)    an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

          (k)   a merger or conveyance pursuant to Section 14.3(d); or

          (l)    any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.

        Except as provided in Sections 5.11(b)(iii), 13.1, and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

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        Section 13.3    Amendment Requirements

          (a)   Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed, or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

          (b)   Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

          (c)   Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

          (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

        Section 13.4    Special Meetings.

        All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within sixty (60) days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than ten (10) days nor more than sixty (60) days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

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        Section 13.5    Notice of a Meeting.

        Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        Section 13.6    Record Date.

        For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than sixty (60) days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

        Section 13.7    Adjournment.

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.

        The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

        Section 13.9    Quorum.

        The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of

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the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

        Section 13.10    Conduct of a Meeting.

        The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.

        If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership, and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

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        Section 13.12    Voting and Other Rights.

          (a)   Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

          (b)   Only those Record Holders of the Series C Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of "Outstanding" and the limitations set forth in Section 5.11(b)(iii)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series C Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series C Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series C Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series C Preferred Units.

          (c)   With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(c) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER

        Section 14.1    Authority.

        The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

        Section 14.2    Procedure for Merger or Consolidation.

        Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a)   the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b)   the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

          (c)   the terms and conditions of the proposed merger or consolidation;

          (d)   the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests,

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  securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e)   a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g)   such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

        Section 14.3    Approval by Limited Partners of Merger or Consolidation.

          (a)   Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

          (b)   Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

          (c)   Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

          (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause the Partnership or any Group Member to be treated as an

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  association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

        Section 14.4    Certificate of Merger.

        Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

        Section 14.5    Effect of Merger.

          (a)   At the effective time of the certificate of merger:

              (i)  all of the rights, privileges, and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

             (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b)   A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

        Section 15.1    Right to Acquire Limited Partner Interests.

          (a)   Notwithstanding any other provision of this Agreement, if at any time more than 80% of the total Limited Partner Interests of any class then Outstanding is held by the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three (3) days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the twenty (20) consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular

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  way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

          (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least ten (10), but not more than sixty (60), days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three (3) consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests or uncertificated Limited Partner Interests, as applicable, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten (10) days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or uncertificated Limited Partner Interests shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests or uncertificated Limited Partner Interests, as applicable, and such

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  Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI, and XII).

          (c)   At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest or uncertificated Limited Partner Interests, as applicable, to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI
GENERAL PROVISIONS

        Section 16.1    Addresses and Notices.

        Except as otherwise provided in Section 5.11(ix) with respect to the Series C Preferred Units, any notice, demand, request, report, or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

        Section 16.2    Further Action.

        The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

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        Section 16.3    Binding Effect.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

        Section 16.4    Integration.

        This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 16.5    Creditors.

        None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 16.6    Waiver.

        No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 16.7    Counterparts.

        This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

        Section 16.8    Applicable Law.

        This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        Section 16.9    Invalidity of Provisions.

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        Section 16.10    Consent of Partners.

        Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
ENLINK MIDSTREAM GP, LLC
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

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LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

By:	EnLink Midstream GP, LLC
General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

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 EXHIBIT A
to the Tenth Amended and Restated
Agreement of Limited Partnership of
EnLink Midstream Partners, LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
EnLink Midstream Partners, LP

No. Common Units

        In accordance with Section 4.1 of the Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), hereby certifies that                                    (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	EnLink Midstream Partners, LP
Countersigned and Registered by:	By:	EnLink Midstream GP, LLC, its General Partner
as Transfer Agent and Registrar	By:
Name:
By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties	Custodian
(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD
Minors Act (State)

        Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
in
ENLINK MIDSTREAM PARTNERS, LP

        FOR VALUE RECEIVED,            hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

        Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint           as its attorney-in-fact with full power of substitution to transfer the same on the books of EnLink Midstream Partners, LP.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15		(Signature) (Signature)

        No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

 APPLICATION FOR TRANSFER OF COMMON UNITS

        The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

        The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number	Signature of Assignee
Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation
☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity
☐	Foreign Corporation	☐	Non-resident Alien

        If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

        Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.
Individual Interestholder

1.
I am not a non-resident alien for purposes of U.S. income taxation.

2.
My U.S. taxpayer identification number (Social Security Number) is                        .

3.
My home address is .

B.
Partnership, Corporation or Other Interestholder

1.
is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

  2.
  The interestholder's U.S. employer identification number is                        .

  3.
  The interestholder's office address and place of incorporation (if applicable) is        .

        The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

        The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

        Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

        Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

 Exhibit B

Form of Amended Operating Agreement

(See attached.)

 SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ENLINK MIDSTREAM, LLC

 SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF ENLINK MIDSTREAM, LLC

        THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT of EnLink Midstream, LLC (the "Company"), dated as of [    •    ], 2018, is entered into by EnLink Midstream Manager, LLC, a Delaware limited liability company, as the Managing Member, and any other Persons who become Members in the Company or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.    The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" means this Second Amended and Restated Operating Agreement of EnLink Midstream, LLC, as it may be amended, supplemented or restated from time to time.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Board of Directors" means the board of directors of the Managing Member.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

        "Capital Contribution" means any cash, cash equivalents or the fair market value of property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

ENLINK MIDSTREAM, LLC
SECOND AMENDED AND RESTATED OPERATING AGREEMENT

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the Managing Member is liable to the Company or any Non-Managing Member for actual fraud or willful misconduct in its capacity as a managing member of the Company.

        "Certificate" means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more Membership Interests.

        "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.

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        "Class C Common Unit" means a Membership Interest having the rights and obligations specified with respect to Class C Common Units in this Agreement.

        "Closing Price" means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading or, if such Non-Managing Member Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Non-Managing Member Interests of such class, or, if on any such day such Non-Managing Member Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Non-Managing Member Interests of such class selected by the Managing Member, or if on any such day no market maker is making a market in such Non-Managing Member Interests of such class, the fair value of such Non-Managing Member Interests on such day as determined by the Managing Member.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" is defined in Section 11.3(a).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not refer to or include any Class C Common Unit.

        "Company" means EnLink Midstream, LLC, a Delaware limited liability company.

        "Company Group" means, collectively, the Company and its Subsidiaries.

        "Conflicts Committee" means a committee of the Board of Directors composed entirely of two or more directors, each of whom (a) is not an officer or employee of the Managing Member, (b) is not an officer or employee of any Affiliate of the Managing Member or a director of any Affiliate of the Managing Member (other than any Group Member), (c) is not a holder of any ownership interest in the Managing Member or any of its Affiliates, including any Group Member, other than Common Units and awards that are granted to such director under the LTIP and (d) is determined by the Board of Directors of the Managing Member to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Membership Interests is listed or admitted to trading (or, if the Membership Interests are not listed or admitted on any National Securities Exchange, the New York Stock Exchange).

        "Credit Agreement" means the Credit Agreement dated as of [    •    ], among the Company, as borrower, the lenders party thereto from time to time, and [    •    ], as administrative agent for the lenders, as such agreement is in effect on the date of this Second Amended and Restated Operating Agreement of the Company.

        "Current Market Price" means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the average of the daily Closing Prices per Non-Managing Member Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

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        "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing Managing Member" means a former Managing Member from and after the effective date of any withdrawal or removal of such former Managing Member pursuant to Section 11.1 or 11.2.

        "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

        "Derivative Instruments" means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments (other than equity interests in the Company) relating to, convertible into or exchangeable for Membership Interests; provided that Class C Common Units are not Derivative Instruments.

        "Enfield Holdings" means Enfield Holdings, L.P., a Delaware limited partnership, and any successors thereto.

        "EnLink Midstream Group Member" means each of the Company and its Subsidiaries, but excluding ENLK and its Subsidiaries (other than EnLink Oklahoma Gas Processing, LP for so long as the Company owns an equity interest thereof).

        "ENLK" means EnLink Midstream Partners, LP, and any successors thereto.

        "ENLK Merger Agreement" means the Agreement and Plan of Merger, dated as of October 21, 2018, among the Managing Member, the Company, NOLA Merger Sub, LLC, a Delaware limited liability company, ENLK, and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of ENLK.

        "ENLK Partnership Agreement" means the Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of [    •    ], as it may be amended, supplemented, or restated from time to time.

        "ENLK Series B Cash Payment Amount" means the "Series B Cash Payment Amount" as such term is defined in the ENLK Partnership Agreement.

        "ENLK Series B Junior Securities" means (i) Common Units and (ii) any other class or series of Membership Interests that, with respect to distributions on such Membership Interests and distributions upon liquidation of the Company, ranks junior to the ENLK Series B Preferred Units.

        "ENLK Series B Parity Securities" means any class or series of Membership Interests that, with respect to distributions on such Membership Interests or distributions upon liquidation of the Company, ranks pari passu with the ENLK Series B Preferred Units.

        "ENLK Series B Preferred Unit" means a partnership interest in EnLink Midstream Partners, LP having the rights and obligations specified with respect to the "Series B Preferred Units" in the ENLK Partnership Agreement.

        "ENLK Series B Quarterly Distribution" means a "Series B Quarterly Distribution" as such term is defined in the ENLK Partnership Agreement.

        "ENLK Series B Senior Securities" means any class or series of Membership Interests that, with respect to distributions on such Membership Interests or distributions upon liquidation of the Company, ranks senior to the ENLK Series B Preferred Units.

        "ENLK Unitholders" means a Person who receives the Merger Consideration (as defined in the ENLK Merger Agreement) in exchange for one or more Partnership Common Units (as defined in the ENLK Merger Agreement) pursuant to the ENLK Merger Agreement.

        "Event of Withdrawal" is defined in Section 11.1(a).

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        "Group" means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.

        "Group Member" means a member of the Company Group.

        "Group Member Agreement" means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

        "Indemnitee" means (a) any Managing Member, (b) any Departing Managing Member, (c) any Person who is or was an Affiliate of the Managing Member or any Departing Managing Member, (d) any Person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any (i) EnLink Midstream Group Member, a Managing Member or any Departing Managing Member or (ii) any Affiliate of any EnLink Midstream Group Member, a Managing Member or any Departing Managing Member, (e) any Person who is or was serving at the request of a Managing Member, any Departing Managing Member or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any EnLink Midstream Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (f) any Person the Managing Member designates as an "Indemnitee" for purposes of this Agreement because such Person's service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the business and affairs of any EnLink Midstream Group Member.

        "Initial Non-Managing Members" means each Person who holds Common Units as of the date of this Agreement.

        "Liquidator" means one or more Persons selected by the Managing Member to perform the functions described in Section 12.4 as liquidating trustee of the Company within the meaning of the Delaware Act.

        "LTIP" means benefit plans, programs and practices adopted by the Managing Member pursuant to Section 7.5(c).

        "Managing Member" means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Company as managing member of the Company, in their capacities as managing member of the Company (except as the context otherwise requires).

        "Managing Member Interest" means the non-economic management interest of the Managing Member in the Company (in its capacity as a managing member and without reference to any Non-Managing Member Interest held by it) and includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement. The Managing Member Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Company.

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        "Members" means the Managing Member and the Non-Managing Members.

        "Membership Interest" means any class or series of equity interest (or, in the case of the Managing Member, management interest) in the Company, which shall include any Managing Member Interest and Non-Managing Member Interests but shall exclude all Derivative Instruments.

        "Merger Agreement" is defined in Section 14.1.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section).

        "Non-Managing Member" means, unless the context otherwise requires, each Initial Non-Managing Member and each additional Person that becomes a Non-Managing Member pursuant to the terms of this Agreement, in each case, in such Person's capacity as a member (other than a managing member) of the Company.

        "Non-Managing Member Interest" means the ownership interest of a Non-Managing Member in the Company, which may be evidenced by Common Units, Class C Common Units, or other Membership Interests (other than the Managing Member Interest) or a combination thereof or interest therein, and includes any and all benefits to which such Non-Managing Member is entitled as provided in this Agreement, together with all obligations of such Non-Managing Member to comply with the terms and provisions of this Agreement.

        "Notice of Election to Purchase" is defined in Section 15.1(b).

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Company or the Managing Member or any of its Affiliates) acceptable to the Managing Member.

        "Outstanding" means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Managing Member or its Affiliates) beneficially owns 20% or more of the Membership Interests of any class, none of the Membership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Non-Managing Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Membership Interests shall not, however, be treated as a separate class of Membership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Membership Interests of any class directly from the Managing Member or its Affiliates (other than the Company), (ii) any Person or Group who acquired 20% or more of the Membership Interests of any class directly or indirectly from a Person or Group described in clause (i) provided that the Managing Member shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Membership Interests issued by the Company with the written approval of the Managing Member. For the avoidance of doubt, the Board of Directors has approved (A) the issuance of Common Units as Merger Consideration (as defined in the ENLK Merger Agreement) pursuant to the ENLK Merger Agreement, and (B) the issuance of the Class C Common Units to Enfield Holdings in accordance with clause (iii) of the immediately preceding sentence, and any additional Class C Common Units issued pursuant to Section 5.10 or Common Units issued upon the exchange of ENLK Series B Preferred Units pursuant to the terms hereof and of the ENLK Partnership Agreement shall be deemed to be approved by the Board of Directors in accordance with clause (iii) of the immediately preceding sentence, and the foregoing limitations of the immediately preceding sentence shall not apply to Enfield Holdings with respect to its ownership (beneficially or of record) of the Class C Common Units or Common Units issued or issuable upon the exchange of

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ENLK Series B Preferred Units pursuant to the terms hereof and of the ENLK Partnership Agreement.

        "Percentage Interest" means, as of any date of determination, as to any Unitholder with respect to Units, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units. The Percentage Interest with respect to the Managing Member Interest shall at all times be zero.

        "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.

        "Purchase Date" means the date determined by the Managing Member as the date for purchase of all Outstanding Non-Managing Member Interests of a certain class (other than Non-Managing Member Interests owned by the Managing Member and its Affiliates) pursuant to Article XV.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

        "Record Date" means the date established by the Managing Member or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Non-Managing Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means (a) with respect to any class of Membership Interests for which a Transfer Agent has been appointed, the Person in whose name a Membership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Membership Interests, the Person in whose name any such other Membership Interest is registered on the books that the Managing Member has caused to be kept as of the closing of business on such Business Day.

        "Registration Statement" means the Registration Statement on Form S-4 (Registration No. 333-[    •    ] as it has been or as it may be amended or supplemented from time to time, as filed by the Company with the Commission, under the Securities Act to register the offering of Common Units pursuant to the ENLK Merger Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

        "Special Approval" means approval by a majority of the members of the Conflicts Committee, acting pursuant to Section 7.9(a).

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person,

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directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination, or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Surviving Business Entity" is defined in Section 14.2(b)(ii).

        "Trading Day" means a day on which the principal National Securities Exchange on which the referenced Membership Interests of any class are listed or admitted to trading is open for the transaction of business or, if such Membership Interests are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

        "transfer" is defined in Section 4.4(a).

        "Transfer Agent" means such bank, trust company, or other Person (including the Managing Member or one of its Affiliates) as may be appointed from time to time by the Managing Member to act as registrar and transfer agent for any class of Membership; provided, that if no such Person is appointed as registrar and transfer agent for any class of Membership Interests, the Managing Member shall act in such capacity.

        "Unit" means a Membership Interest that is designated as a "Unit" and shall include Common Units and Class C Common Units but shall not include the Managing Member Interest.

        "Unitholders" means the Record Holders of Units.

        "Unit Majority" means a majority of the Units.

        "Unrestricted Person" means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Managing Member or any Departing Managing Member, or any Affiliate of any Group Member, a Managing Member or any Departing Managing Member, and (d) any Person the Managing Member designates as an "Unrestricted Person" for purposes of this Agreement.

        "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        "Withdrawal Opinion of Counsel" is defined in Section 11.1(b).

        Section 1.2    Construction.    Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including," and words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein," and "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

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ARTICLE II
ORGANIZATION

        Section 2.1    Formation.    The Managing Member has previously formed the Company as a limited liability company pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

        Section 2.2    Name.    The name of the Company shall be "EnLink Midstream, LLC." The Company's business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words "Limited Liability Company," "L.L.C.," or "LLC," or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.    Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at1722 Routh Street, Suite 1300, Dallas, Texas 75201, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate.

        Section 2.4    Purpose and Business.    The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold, and dispose of any corporation, partnership, joint venture, limited liability company, or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Company Group of any business.

        Section 2.5    Powers.    The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

        Section 2.6    Term.    The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

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        Section 2.7    Title to Company Assets.    Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company's designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Member. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III
RIGHTS OF MEMBERS

        Section 3.1    Limitation of Liability.    The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.    No Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company's business, transact any business in the Company's name, or have the power to sign documents for or otherwise bind the Company.

        Section 3.3    Outside Activities of the Non-Managing Members.    Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Non-Managing Members, each Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member.

        Section 3.4    Rights of Non-Managing Members.

          (a)   Each Non-Managing Member shall have the right, for a purpose that is reasonably related, as determined by the Managing Member, to such Non-Managing Member's interest as a Non-Managing Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Non-Managing Member's own expense, to obtain:

              (i)  true and full information regarding the status of the business and financial condition of the Company (provided that the requirements of this Section 3.4(a)(i) shall be satisfied to the extent the Non-Managing Member is furnished the Company's most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Commission pursuant to Section 13 of the Exchange Act);

             (ii)  a current list of the name and last known business, residence, or mailing address of each Record Holder; and

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            (iii)  a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation, and all amendments thereto have been executed.

          (b)   The rights to information granted the Non-Managing Members pursuant to Section 3.4(a) and Section 8.3 replace in their entirety any rights to information provided for in Section 18-305(a) of the Delaware Act and each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Sections 18-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

          (c)   The Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member deems reasonable, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

          (d)   Notwithstanding any other provision of this Agreement or Section 18-305 of the Delaware Act, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS; REDEMPTION OF MEMBERSHIP INTERESTS

        Section 4.1    Certificates.    Notwithstanding anything to the contrary herein, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Any Certificates that are issued shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President, or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Managing Member. No Certificate for a class of Membership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Membership Interests; provided, however, that if the Managing Member elects to cause the Company to issue Membership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Membership Interests have been duly registered in accordance with the directions of the Company.

        Section 4.2    Mutilated, Destroyed, Lost, or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Managing Member on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests as the Certificate so surrendered.

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          (b)   The appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

              (i)  makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed, or stolen;

             (ii)  requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Members, the Managing Member, and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the Managing Member or the Transfer Agent.

  If a Non-Managing Member fails to notify the Managing Member within a reasonable period of time after such Non-Managing Member has notice of the loss, destruction, or theft of a Certificate, and a transfer of the Non-Managing Member Interests represented by the Certificate is registered before the Company, the Managing Member or the Transfer Agent receives such notification, the Non-Managing Member shall be precluded from making any claim against the Company, the Managing Member or the Transfer Agent for such transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        Section 4.3    Record Holders.    The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company or the Managing Member shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline, or requirement of any National Securities Exchange on which such Membership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company, or clearing corporation, or an agent of any of the foregoing) is acting as nominee, agent, or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Membership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

        Section 4.4    Transfer Generally.

          (a)   The term "transfer," when used in this Agreement with respect to a Membership Interest, shall mean a transaction (i) by which the Managing Member assigns its Managing Member Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person who is or becomes a Non-Managing Member, and includes a sale, assignment, gift, exchange, or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation, or

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  mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation, or mortgage.

          (b)   No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

          (c)   Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner, or other owner of any Member of any or all of the shares of stock, membership interests, partnership interests, or other ownership interests in such Member and the term "transfer" shall not mean any such disposition.

        Section 4.5    Registration and Transfer of Non-Managing Member Interests.

          (a)   The Managing Member shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Non-Managing Member Interests.

          (b)   The Company shall not recognize any transfer of Non-Managing Member Interests evidenced by Certificates until the Certificates evidencing such Non-Managing Member Interests are surrendered for registration of transfer. No charge shall be imposed by the Managing Member for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Non-Managing Member Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Managing Member Interests as was evidenced by the Certificate so surrendered.

          (c)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Non-Managing Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Managing Member, and (vi) provisions of applicable law including the Securities Act, Non-Managing Member Interests shall be freely transferable.

        Section 4.6    Transfer of the Managing Member's Managing Member Interest.

          (a)   Subject to Section 4.6(b), the Managing Member may at its option transfer all or any part of its Managing Member Interest without approval from any other Member.

          (b)   Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement and (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Managing Member effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.

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        Section 4.7    Restrictions on Transfers.

          (a)   Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission, or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation.

          (b)   Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.

          (c)   A Member shall be prohibited from transferring any of its Class C Common Units unless such Member simultaneously transfers to the transferee of such Class C Common Units the same number of ENLK Series B Preferred Units in accordance with the applicable terms of the ENLK Partnership Agreement, including compliance with any transfer or other restrictions. If for any reason the transfer of such ENLK Series B Preferred Units does not occur simultaneously with the Class C Common Unit transfer, then the Class C Common Unit transfer shall be null and void and of no force and effect.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

        Section 5.1    Prior Contributions.    In connection with the formation of the Company under the Delaware Act, the Managing Member contributed $1,000 to the Company and was admitted as the sole Member of the Company.

        Section 5.2    [Reserved.]

        Section 5.3    Interest and Withdrawal.    No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses, or distributions.

        Section 5.4    Issuances of Additional Membership Interests and Derivative Instruments.

          (a)   The Company may issue additional Membership Interests and Derivative Instruments for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Members.

          (b)   Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers, and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (iv) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred;

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  (vi) the method for determining the Percentage Interest as to such Membership Interest; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences, and privileges of such Membership Interest.

          (c)   The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Instruments pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Non-Managing Members in the books and records of the Company as the Record Holders of such Non-Managing Member Interests, and (iv) all additional issuances of Membership Interests. The Managing Member shall determine the relative rights, powers, and duties of the holders of the Units or other Membership Interests being so issued. The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency or any National Securities Exchange on which the Units or other Membership Interests are listed or admitted to trading.

          (d)   No fractional Units shall be issued by the Company.

        Section 5.5    Limited Preemptive Right.    Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential, or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created. The Managing Member shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the Managing Member and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Managing Member and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests. The determination by the Managing Member to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity.

        Section 5.6    Splits and Combinations.

          (a)   The Company may make a distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event (subject to the effect of Section 5.6(d)), and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

          (b)   Whenever such a distribution, subdivision, or combination of Membership Interests is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision, or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision, or combination, the Company may issue Certificates to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the

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  Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Company shall not issue fractional Units upon any distribution, subdivision, or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        Section 5.7    Fully Paid and Non-Assessable Nature of Membership Interests.

        All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act.

        Section 5.8    [Reserved.]

        Section 5.9    Establishment of Class C Common Units.

        (a)    General.    The Managing Member hereby designates and creates a class of Units to be designated as "Class C Common Units" and consisting of a total of [    •    ](1) Class C Common Units, and fixes the designations, preferences, and relative, participating, optional, or other special rights, powers, and duties of holders of the Class C Common Units as set forth in this Section 5.9. In the event that a holder of Class C Common Units becomes the record holder of any additional ENLK Series B Preferred Units in accordance with Section 5.10(b)(ii) of the ENLK Partnership Agreement, the Company shall issue additional Class C Common Units to such Member such that the number of Class C Common Units held by such Member is equal to the number of ENLK Series B Preferred Units held by such Member.

        (b)    No Rights to Distributions.    The Class C Common Units shall not have any rights to profits or losses or any rights to receive any distributions hereunder, whether from operations or upon the liquidation or winding-up of the Company.

        (c)   Voting Rights.

            (i)  The Class C Common Units shall be entitled to vote as a single class with the holders of Common Units on any matters on which Unitholders are entitled to vote, and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class C Common Units in relation to other classes of Membership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class C Common Units shall be required to approve any matter for which the holders of the Class C Common Units are entitled to vote as a separate class. Each Class C Common Unit will be entitled to the number of votes equal to the number of Common Units for which an ENLK Series B Preferred Unit is exchangeable pursuant to Section 5.10(b)(viii) of the ENLK Partnership Agreement at the time of the Record Date for the vote or written consent on the matter.

           (ii)  Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, for so long as Class C Common Units remain Outstanding, the affirmative vote of the Record Holders of a majority of the Outstanding Class C Common Units, voting separately as a class

(1)
This will be the number of ENLK Series B Preferred Units outstanding on the closing date of the ENLK Merger Agreement.

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  based upon one vote per Class C Common Unit, shall be necessary on any action by the Company that (A) adversely affects any of the rights, preferences, and privileges of the ENLK Series B Preferred Units or Class C Common Units or (B) amends or modifies any of the terms of the ENLK Series B Preferred Units or Class C Common Units. Without limiting the generality of the preceding sentence, any action taken by the Company shall be deemed to adversely affect the holders of the ENLK Series B Preferred Units if such action would:

              (A)  result in any of the matters set forth in clauses (1) through (3) of Section 5.10(b)(v)(B) of the ENLK Partnership Agreement;

              (B)  amend or modify any organizational or governing document of any Subsidiary of the Company, including by merger, consolidation or other business combination, except for amendments or modifications that the Managing Member determines will not materially adversely affect ENLK's ability to pay Series B Quarterly Distributions; or

              (C)  result in the incurrence by the Company or any of its Subsidiaries of any funded debt if, immediately after the incurrence thereof and giving pro forma effect to the use of proceeds thereof, the Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the end of the most recently ended Quarter for which financial statements of the Company are available would exceed (i) if such debt is not incurred during an Acquisition Period (as defined in the Credit Agreement), a ratio that is 0.5 (i.e., a half turn) higher than the applicable ratio in the Credit Agreement, or (ii) if such debt is incurred during an Acquisition Period, a ratio that is 0.5 (i.e., a half turn) higher than the applicable ratio in the Credit Agreement. For purposes of this Agreement, the Consolidated Leverage Ratio and components thereof shall be calculated in accordance with the Credit Agreement, including the inclusion of Material Project EBITDA Adjustments (as defined in the Credit Agreement) and pro forma concepts to the extent permitted by the Credit Agreement.

            (iii)  The Company shall not, without the affirmative vote of the Record Holders of a majority of the Outstanding Class C Common Units, voting separately as a class based upon one vote per Class C Common Unit, issue any ENLK Series B Parity Securities or ENLK Series B Senior Securities (or amend the provisions of any class of Membership Interests to make such class of Membership Interests a class of ENLK Series B Parity Securities or ENLK Series B Senior Securities); provided, however, that the Company may, without the affirmative vote of the holders of Outstanding Class C Common Units, create (by reclassification or otherwise) and issue ENLK Series B Junior Securities in an unlimited amount.

        Section 5.10    Exchange of ENLK Series B Preferred Units.

          (a)   Upon any exchange of any ENLK Series B Preferred Units for Common Units pursuant to the ENLK Partnership Agreement (subject to the right of ENLK to elect to exchange such ENLK Series B Preferred Units for cash pursuant to the applicable provisions of Section 5.10(b)(viii) of the ENLK Partnership Agreement), (i) the Company shall issue to the holder of such ENLK Series B Preferred Units a number of Common Units as determined pursuant to the applicable provision of Section 5.10(b)(viii) of the ENLK Partnership Agreement and (ii) such holder thereafter shall be treated for all purposes as the owner of Common Units hereunder. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.10(a) (each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit)). Upon any exchange or redemption of any ENLK Series B Preferred Units for Common Units or cash, as applicable, pursuant to the ENLK Partnership Agreement, a number of outstanding Class C Common Units beneficially owned by the applicable holder of Series B Preferred Units equal to the number of ENLK Series B Preferred Units exchanged or redeemed shall be deemed cancelled

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  without any action on the part of any Person, including the Company, and all rights of the holder of Class C Common Units in respect thereof shall cease.

          (b)   Promptly following the issuance of Common Units pursuant to Section 5.10(a), the Company shall issue to such Unitholder (or designated recipient(s)) a Certificate or Certificates for the number of Common Units to which such holder shall be entitled. In lieu of delivering physical Certificates representing the Common Units issuable upon exchange of ENLK Series B Preferred Units, provided the Transfer Agent is participating in the Depository's Fast Automated Securities Transfer program, upon request of the such Unitholder, the Company shall use its commercially reasonable efforts to cause its Transfer Agent to electronically transmit the Common Units issuable upon exchange of ENLK Series B Preferred Units to such Unitholder (or designated recipient(s)), by crediting the account of the prime broker of the Unitholder (or designated recipient(s)) with the Depository through its Deposit Withdrawal Agent Commission system. The Company and such Unitholder agree to coordinate with the Depository to accomplish this objective.

          (c)   The Company covenants that all Common Units that shall be issued upon an exchange or redemption pursuant to Section 5.10(a) shall, upon issuance thereof, be validly issued, fully paid and non-assessable.

ARTICLE VI
DISTRIBUTIONS

        Section 6.1    Distributions.

          (a)   The Board of Directors may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement.

          (b)   The Company will make distributions, if any, to the holders of Common Units Pro Rata; provided, however, that, if ENLK fails to pay in full the ENLK Series B Cash Payment Amount of any Series B Quarterly Distribution when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages with respect to any ENLK Series B Quarterly Distribution, the Company shall not be permitted to, and shall not, declare or make any distributions in respect of any ENLK Series B Junior Securities. For the avoidance of doubt, the Unitholders of Class C Common Units are not entitled to any distributions in their capacities as such.

          (c)   All distributions required to be made under this Agreement or otherwise made by the Company shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

          (d)   Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Company, all Company assets shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

          (e)   Each distribution in respect of a Membership Interest, if any, shall be paid by the Company, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

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ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The Managing Member shall conduct, direct, and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Managing Member to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no other Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted to a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Membership Interests, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory, and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

            (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

            (iv)  the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

             (v)  the negotiation, execution, and performance of any contracts, conveyances, or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company;

            (vi)  the distribution of cash or cash equivalents by the Company;

           (vii)  the selection, employment, retention, and dismissal of employees (including employees having titles such as "president," "vice president," "secretary," and "treasurer") and agents, outside attorneys, accountants, consultants, and contractors of the Managing Member or the Company Group and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies, or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

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             (x)  the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange;

          (xiii)  the purchase, sale, or other acquisition or disposition of Membership Interests, or the issuance of Derivative Instruments;

          (xiv)  the undertaking of any action in connection with the Company's participation in the management of any Group Member; and

           (xv)  the entering into of agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as Managing Member of the Company.

          (b)   Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule, or regulation, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person who is otherwise bound by this Agreement hereby (i) approves, ratifies, and confirms the execution, delivery and performance by the parties thereto of this Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the Managing Member (on its own behalf or on behalf of the Company) is authorized to execute, deliver, and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions, and matters described in or contemplated by the Registration Statement without any further act, approval or vote of the Members, the other Persons who acquire a Membership Interest and the Persons who are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Managing Member, any Group Member, or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing Member or any Affiliate of the Managing Member of the rights accorded pursuant to Article XV) shall not constitute a breach by the Managing Member of any fiduciary or other duty existing at law, in equity or otherwise that the Managing Member may owe the Company, the Non-Managing Members, the other Persons who acquire a Membership Interest or the Persons who are otherwise bound by this Agreement.

        Section 7.2    Replacement of Fiduciary Duties.    Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest, or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement.

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        Section 7.3    Certificate of Formation.    The Managing Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document, or any amendment thereto to any Member.

        Section 7.4    Restrictions on the Managing Member's Authority.    Except as provided in Article XII and Article XIV, the Managing Member may not sell, exchange, or otherwise dispose of all or substantially all of (i) the assets of the Company Group, taken as a whole, or (ii) for so long as Class C Common Units remain Outstanding, the assets of ENLK and its Subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the Managing Member's ability to mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of the Company Group or ENLK and its Subsidiaries, taken as a whole, and shall not apply to any forced sale of any or all of the assets of the Company Group or ENLK and its Subsidiaries, taken as a whole, pursuant to the foreclosure of, or other realization upon, any such encumbrance. For so long as the Class C Common Units remain Outstanding, the Managing Member shall not take any action to cause the general partner of ENLK to elect to dissolve ENLK unless such election is approved by a Unit Majority.

        Section 7.5    Reimbursement of the Managing Member.

          (a)   Except as provided in this Section 7.5, the Managing Member shall not be compensated for its services as Managing Member or as a general partner or managing member of any Group Member.

          (b)   The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation, and other amounts paid to any Person (including Affiliates of the Managing Member) to perform services for the Company Group or for the Managing Member in the discharge of its duties to the Company Group), and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member in connection with operating the Company Group's business (including expenses allocated to the Managing Member by its Affiliates). The Managing Member shall determine the expenses that are allocable to any Group Member. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7. The Managing Member and its Affiliates may charge any Group Member a management fee to the extent necessary to allow the Company Group to reduce the amount of any state franchise or income tax or any tax based upon revenues or gross margin of any Group Member if the tax benefit produced by the payment for such management fee exceeds the amount of such fee.

          (c)   The Managing Member, without the approval of the Non-Managing Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company benefit plans, programs, and practices (including plans, programs, and practices involving the issuance of Membership Interests), or cause the Company to issue Membership Interests in

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  connection with, or pursuant to, any benefit plan, program, or practice maintained or sponsored by the Managing Member or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of employees, officers, consultants, and directors of the Managing Member or its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Managing Member or any of its Affiliates any Membership Interests that the Managing Member or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs, or practices. Expenses incurred by the Managing Member in connection with any such plans, programs and practices (including the net cost to the Managing Member or such Affiliates of Membership Interests purchased by the Managing Member or such Affiliates, from the Company or otherwise, to fulfill awards under such plans, programs, and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the Managing Member under any benefit plans, programs, or practices adopted by the Managing Member as permitted by this Section 7.5(c) shall constitute obligations of the Managing Member hereunder and shall be assumed by any successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member's Managing Member Interest pursuant to Section 4.6.

        Section 7.6    Outside Activities.

          (a)   The Managing Member, for so long as it is the Managing Member of the Company agrees that (i) its sole business will be to act as a general partner or managing member, as the case may be, of the Company and other entities of which the Company is, directly or indirectly, a partner or member and (ii) that it shall not engage in any other business or activity or incur any debts or liabilities, provided that the Managing Member may engage in any business or activity or incur any debts or liabilities in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members, (B) the acquiring, owning, or disposing of debt securities or equity interests in any Group Member or (C) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.

          (b)   Each Unrestricted Person (other than the Managing Member) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Company or other Group Member, to another Member, to any Person who acquires an interest in a Membership Interest or any Person who is otherwise bound by this Agreement.

          (c)   Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the Managing Member). No Unrestricted Person (including, subject to Section 7.6(a), the Managing Member) who acquires knowledge of a potential transaction, agreement, arrangement, or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the Managing Member) shall not be liable to the Company or any other Group Member, to another Member, to any Person who acquires a Membership Interest or any other Person who is otherwise bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the Managing Member) pursues or

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  acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.

          (d)   The Managing Member and each of its Affiliates may acquire Units or other Membership Interests in addition to those acquired on the Closing Date and, except as otherwise expressly provided in Section 7.11, shall be entitled to exercise, at their option, all rights relating to all such Units or other Membership Interests acquired by them.

        Section 7.7    Indemnification.

          (a)   To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements, or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. For purposes of this Agreement, any determination, other action or failure to act by any Indemnitee will be considered to be in bad faith only if such Indemnitee subjectively believed such determination, other action or failure to act was adverse to the interest of the Company. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

          (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

          (d)   The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of an Indemnitee and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Indemnitee in connection with the Company's activities or such Indemnitee's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

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          (e)   For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

          (f)    In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors, and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification, or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present, or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.8    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in a Membership Interest or is otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. In the case where an Indemnitee is liable for damages, those damages shall only be direct damages and shall not include punitive damages, consequential damages, or lost profits.

          (b)   The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

          (c)   To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Membership Interest, or is otherwise bound by this Agreement, the Managing Member and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, the Members, any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, for its reliance on the provisions of this Agreement.

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          (d)   Any amendment, modification, or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Standards of Conduct and Modification of Duties.

          (a)   Whenever the Managing Member, acting in its capacity as the managing member of the Company, makes a determination or takes or declines to take any action in such capacity (or the Board of Directors or any committee of the Board of Directors (including the Conflicts Committee) or any Affiliates of the Managing Member cause the Managing Member to make a determination or take or decline to take any action in such capacity), whether under this Agreement, any Group Member Agreement, or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Managing Member (or the Board of Directors, such committee or such Affiliates), shall make such determination or take or decline to take such other action in good faith. The foregoing is the sole and exclusive standard governing any such determinations, actions, and omissions of the Managing Member, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), and any Affiliate of the Managing Member and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations, and standards are hereby waived and disclaimed), under this Agreement any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. A determination, other action or failure to act by the Managing Member, the Board of Directors of the Managing Member, or any committee thereof (including the Conflicts Committee) will be deemed to be in good faith so long as the Managing Member, the Board of Directors of the Managing Member, or any committee thereof (including the Conflicts Committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, the best interests of the Company. In any proceeding brought by the Company, any Non-Managing Member, or any Person who acquires an interest in a Non-Managing Member Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

          (b)   Whenever the Managing Member makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity or its sole discretion as opposed to in its capacity as the managing member of the Company, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Managing Member, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any fiduciary duty or other duty existing at law, in equity or otherwise or obligation whatsoever to the Company, any Non-Managing Member, any other Person who acquires an interest in a Membership Interest or any other Person who otherwise is bound by this Agreement, and the Managing Member, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

          (c)   For purposes of Sections 7.9(a) and (b) of this Agreement, "acting in its capacity as the managing member of the Company" means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is "acting

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  in its individual capacity or its sole discretion." For purposes of this Agreement, "acting in its individual capacity or its sole discretion" means: (A) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (B) any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by: (i) the phrase "at the option of the Managing Member," (ii) the phrase "in its sole discretion" or "in its discretion" or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the Managing Member acquires or votes (or refrains from voting) Non-Managing Member Interests or transfers (or refrains from transferring) its Membership Interests, it shall be and be deemed to be "acting in its individual capacity or its sole discretion."

          (d)   Whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates, on the one hand, and the Company, any Group Member or any Member, any other Person who acquires an interest in a Membership Interest, or any other Person who is bound by this Agreement on the other hand, the Managing Member may in its sole discretion submit any resolution, course of action with respect to or causing such conflict of interest or transaction (i) for Special Approval or (ii) for approval by the vote of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates). If any resolution, course of action or transaction: (i) receives Special Approval; or (ii) receives approval of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall be and be deemed to be duly authorized, legal, and binding and to be fair to the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise or obligation of any type whatsoever.

          (e)   Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be in its sole discretion.

          (f)    The Members, each Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.9.

          (g)   For the avoidance of doubt, whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), the officers of the Managing Member or any Affiliates of the Managing Member make a determination on behalf of the Managing Member, or cause the Managing Member to take or omit to take any action, whether in the Managing Member's capacity as the Managing Member or in its individual capacity or its sole discretion, the standards of care applicable to the Managing Member shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the Managing Member hereunder, including waivers and modifications of duties, protections, and presumptions, as if such Persons were the Managing Member hereunder.

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        Section 7.10    Other Matters Concerning the Managing Member and Indemnitees.

          (a)   The Managing Member and any other Indemnitee may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The Managing Member and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such other Indemnitee, as applicable, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

          (c)   The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member.

        Section 7.11    Purchase or Sale of Membership Interests.    The Managing Member may cause the Company to purchase or otherwise acquire Membership Interests. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be entitled to any vote and shall not be considered Outstanding for any purpose.

        Section 7.12    Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Managing Member authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company's sole party in interest, both legally and beneficially. Each Non-Managing Member, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Member to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document, or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document, or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document, or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (c) such certificate, document, or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

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ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING, AND REPORTS

        Section 8.1    Records and Accounting.    The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including all books and records necessary to provide to the Non-Managing Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, photographs, micrographics, or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        Section 8.2    Fiscal Year.    The fiscal year of the Company shall be a fiscal year ending December 31.

        Section 8.3    Reports.

          (a)   As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Company, the Managing Member shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit or other Membership Interest as of a date selected by the Managing Member, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Managing Member.

          (b)   As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the Managing Member shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Membership Interest, as of a date selected by the Managing Member, a report containing unaudited financial statements of the Company.

          (c)   The Managing Member shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE IX
TAX MATTERS

        Section 9.1    Tax Elections and Information.

          (a)   The Company is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

          (b)   Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.

          (c)   The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes shall be furnished to Record Holders on or before the date required under the Code and treasury regulations thereunder, but in any event no later than 90 days after the close of each calendar year.

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        Section 9.2    Withholding.    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount with respect to a distribution or payment to or for the benefit of any Member, the Managing Member may treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Member.

ARTICLE X
ADMISSION OF MEMBERS

        Section 10.1    Admission of Non-Managing Members.

          (a)   A Person shall be admitted as a Non-Managing Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Non-Managing Member Interest and becomes the Record Holder of such Non-Managing Member Interests in accordance with the provisions hereof. Upon the issuance by the Company of Common Units to ENLK Unitholders pursuant to the ENLK Merger Agreement, such parties were automatically admitted to the Company as Non-Managing Members in respect of Common Units issued to them.

          (b)   By acceptance of the transfer of any Non-Managing Member Interests in accordance with Article IV or the acceptance of any Non-Managing Member Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and each transferee of, or other such Person acquiring, a Non-Managing Member Interest (including any nominee holder or an agent or representative acquiring such Non-Managing Member Interests for the account of another Person) (i) shall be admitted to the Company as a Non-Managing Member with respect to the Non-Managing Member Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company and such Non-Managing Member becomes the Record Holder of the Non-Managing Member Interests so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements, and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Non-Managing Member Interests and the admission of any new Non-Managing Member shall not constitute an amendment to this Agreement. A Person may become a Non-Managing Member or Record Holder of a Non-Managing Member Interest without the consent or approval of any of the Members. A Person may not become a Non-Managing Member without acquiring a Non-Managing Member Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Non-Managing Member Interest.

          (c)   The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Managing Member shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

          (d)   Any transfer of a Non-Managing Member Interest shall not entitle the transferee to distributions or to any other rights to which the transferor was entitled until the transferee becomes a Non-Managing Member pursuant to Section 10.1(b).

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        Section 10.2    Admission of Successor Managing Member.    A successor Managing Member approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately prior to the withdrawal or removal of the predecessor or transferring Managing Member, pursuant to Section 11.1 or 11.2 or the transfer of the Managing Member Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Company Group without dissolution.

        Section 10.3    Amendment of Agreement and Certificate of Formation.    To effect the admission to the Company of any Member, the Managing Member shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing Member shall prepare and file an amendment to the Certificate of Formation.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS

        Section 11.1    Withdrawal of the Managing Member.

          (a)   The Managing Member shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

              (i)  The Managing Member voluntarily withdraws from the Company by giving written notice to the other Members;

             (ii)  The Managing Member transfers all of its Managing Member Interest pursuant to Section 4.6;

            (iii)  The Managing Member is removed pursuant to Section 11.2;

            (iv)  The Managing Member (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing Member in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Managing Member or of all or any substantial part of its properties;

             (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing Member; or

            (vi)  (A) if the Managing Member is a corporation, a certificate of dissolution or its equivalent is filed for the Managing Member, or 90 days expire after the date of notice to the Managing Member of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the Managing Member is a partnership or a limited liability company, the dissolution and commencement of winding up of the Managing Member; (C) if the Managing Member is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the Managing Member is a natural person, his

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    death or adjudication of incompetency; and (E) otherwise upon the termination of the Managing Member.

  If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C), or (E) occurs, the withdrawing Managing Member shall give notice to the Non-Managing Members within 30 days after such occurrence. The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing Member from the Company.

          (b)   Withdrawal of the Managing Member from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the Managing Member withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the Managing Member ceases to be the Managing Member pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. If the Managing Member gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority may, prior to the effective date of such withdrawal, elect a successor Managing Member. If, prior to the effective date of the Managing Member's withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Company does not receive an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor Managing Member) would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, the Company shall be dissolved in accordance with Section 12.1 unless the business of the Company is continued pursuant to Section 12.2. Any successor Managing Member elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

        Section 11.2    Removal of the Managing Member.    The Managing Member may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the Managing Member and its Affiliates) voting as a single class. Any such action by such holders for removal of the Managing Member must also provide for the election of a successor Managing Member by the Unitholders holding a majority of the Outstanding Units (including Units held by the Managing Member and its Affiliates). Such removal shall be effective immediately following the admission of a successor Managing Member pursuant to Section 10.2. The removal of the Managing Member shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. If a Person is elected as a successor Managing Member in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. The right of the holders of Outstanding Units to remove the Managing Member shall not exist or be exercised unless the Company has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor Managing Member elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

        Section 11.3    Interest of Departing Managing Member and Successor Managing Member.

          (a)   In the event of (i) withdrawal of the Managing Member under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing Member by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Managing Member shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member, to require its successor to purchase its Managing Member Interest and its or its Affiliates' managing member interest (or equivalent

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  interest), if any, in the other Group Members (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the Managing Member is removed by the Unitholders under circumstances where Cause exists or if the Managing Member withdraws under circumstances where such withdrawal violates this Agreement, and if a successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Managing Member is not the former Managing Member), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member (or, in the event the business of the Company is continued, prior to the date the business of the Company is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing Managing Member shall be entitled to receive all reimbursements due such Departing Managing Member pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Managing Member or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.

            For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Managing Member and its successor or, failing agreement within 30 days after the effective date of such Departing Managing Member's withdrawal or removal, by an independent investment banking firm, or other independent expert selected by the Departing Managing Member and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing Managing Member shall designate an independent investment banking firm or other independent expert, the Departing Managing Member's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Company's assets, the rights and obligations of the Departing Managing Member, and other factors it may deem relevant.

          (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Managing Member (and its Affiliates, if applicable) shall become a Non-Managing Member and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor Managing Member shall indemnify the Departing Managing Member as to all debts and liabilities of the Company arising on or after the date on which the Departing Managing Member becomes a Non-Managing Member. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing Managing Member (and its Affiliates, if applicable) contributed the Combined Interest to the Company in exchange for the newly issued Common Units.

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        Section 11.4    Withdrawal of Non-Managing Members.    No Non-Managing Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Non-Managing Member's Non-Managing Member Interest becomes a Record Holder of the Non-Managing Member Interest so transferred, such transferring Non-Managing Member shall cease to be a Non-Managing Member with respect to the Non-Managing Member Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.    The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Managing Member, if a successor Managing Member is elected pursuant to Section 11.1, Section 11.2, or Section 12.2, the Company shall not be dissolved and such successor Managing Member is hereby authorized to, and shall, continue the business of the Company. Subject to Section 12.2, the Company shall dissolve, and its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the Managing Member as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Company pursuant to this Agreement;

          (b)   an election to dissolve the Company by the Managing Member that is approved by a Unit Majority;

          (c)   the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

          (d)   at any time there are no Non-Managing Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

        Section 12.2    Continuation of the Business of the Company After Dissolution.    Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the Managing Member as provided in Section 11.1(a)(i) or (iii) and the failure of the Members to select a successor to such Departing Managing Member pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v), or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as a successor Managing Member a Person approved by a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Company shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i)  the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

           (ii)  if the successor Managing Member is not the former Managing Member, then the interest of the former Managing Member shall be treated in the manner provided in Section 11.3; and

          (iii)  the successor Managing Member shall be admitted to the Company as Managing Member, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of a Unit Majority to approve a successor Managing Member and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member.

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        Section 12.3    Liquidator.    Upon dissolution of the Company, unless the business of the Company is continued pursuant to Section 12.2, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Units. The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

        Section 12.4    Liquidation.    The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

          (b)   Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional, or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed 100% to the Members Pro Rata.

        Section 12.5    Cancellation of Certificate of Formation.    Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

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        Section 12.6    Return of Contributions.    The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Non-Managing Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

        Section 12.7    Waiver of Partition.    To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII
AMENDMENT OF OPERATING AGREEMENT; MEETINGS; RECORD DATE

        Section 13.1    Amendments to be Adopted Solely by the Managing Member.    Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

          (b)   admission, substitution, withdrawal, or removal of Members in accordance with this Agreement;

          (c)   a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or other entity in which the Non-Managing Members have limited liability under the laws of any state;

          (d)   a change that the Managing Member determines (i) does not adversely affect the Non-Managing Members (including any particular class of Membership Interests as compared to other classes of Membership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline, or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Managing Member pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e)   a change in the fiscal year or taxable period of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Company including, if the Managing Member shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Company;

          (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Managing Member or its directors, officers, trustees, or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

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          (g)   an amendment that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Membership Interests and Derivative Instruments pursuant to Section 5.4;

          (h)   any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;

          (i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (j)    an amendment that the Managing Member determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 7.1(a);

          (k)   a merger, conveyance, or conversion pursuant to Section 14.3(d); or

          (l)    any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.    Amendments to this Agreement may be proposed only by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion. An amendment shall be effective upon its approval by the Managing Member and, except as otherwise provided by Section 13.1 or 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Managing Member shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Managing Member shall notify all Record Holders upon final adoption of any amendments. The Managing Member shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (ii) made such amendment available on the Company's website.

        Section 13.3    Amendment Requirements.

          (a)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement (other than Section 11.2 or Section 13.4) that establishes a percentage of Outstanding Units (including Units deemed owned by the Managing Member) or requires a vote or approval of Members (or a subset of Members) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Members whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

          (b)   Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of (including requiring any holder of a class of Membership Interests to make additional Capital Contributions to the Company) any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change, or modify in any way any action by or rights of, or reduce in

35

  any way the amounts distributable, reimbursable, or otherwise payable to, the Managing Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.

          (c)   Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected. If the Managing Member determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interests of all Non-Managing Members voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Managing Member under applicable limited liability company law of the state under whose laws the Company is organized.

          (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Members (including the Managing Member and its Affiliates) holding at least 90% of the Percentage Interests of all Non-Managing Members.

        Section 13.4    Special Meetings.    All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Non-Managing Members may be called by the Managing Member or by Non- Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Non-Managing Members shall call a special meeting by delivering to the Managing Member one or more requests in writing stating that the signing Non-Managing Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Non-Managing Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Non-Managing Members shall not vote on matters that would cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members' limited liability under the Delaware Act or the law of any other state in which the Company is qualified to do business.

        Section 13.5    Notice of a Meeting.    Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        Section 13.6    Record Date.    For purposes of determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11 the Managing Member may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on

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which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Non-Managing Members are requested in writing by the Managing Member to give such approvals. If the Managing Member does not set a Record Date, then (x) the Record Date for determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members shall be the close of business on the day next preceding the day on which notice is given, and (y) the Record Date for determining the Non-Managing Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Managing Member in accordance with Section 13.11.

        Section 13.7    Adjournment.    Prior to the date upon which any meeting of Non-Managing Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Non-Managing Member entitled to vote at the meeting so postponed of the place, date, and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Non-Managing Members may be adjourned by the Managing Member one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Non-Managing Member vote shall be required for any adjournment. A meeting of Non-Managing Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.    The transaction of business at any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

        Section 13.9    Quorum and Voting.    The holders of a majority, by Percentage Interest, of Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member) represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Membership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Membership Interests that in the aggregate represent at least such greater or different percentage shall be required; provided, however,

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that if, as a matter of law or provision of this Agreement, approval by plurality vote of Members (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by Members holding the required Percentage Interest specified in this Agreement.

        Section 13.10    Conduct of a Meeting.    The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.    If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage, by Percentage Interest, of the Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member), as the case may be, that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing. The Managing Member may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Membership Interests held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Membership Interests that were not voted. If approval of the taking of any action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Managing Member, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Managing Member and (b) an Opinion of Counsel is delivered to the Managing Member to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members. Nothing contained in this Section 13.11 shall be deemed to require the Managing Member to solicit all Non-Managing Members in connection with a matter approved by the holders of the requisite percentage of Membership Interests acting by written consent without a meeting.

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        Section 13.12    Right to Vote and Related Matters.

          (a)   Only those Record Holders of the Outstanding Membership Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Membership Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Membership Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Membership Interests.

          (b)   With respect to Membership Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Membership Interests are registered, such other Person shall, in exercising the voting rights in respect of such Membership Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Membership Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER OR CONSOLIDATION

        Section 14.1    Authority.    The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

        Section 14.2    Procedure for Merger or Consolidation.

          (a)   Merger or consolidation of the Company pursuant to this Article XIV requires the prior consent of the Managing Member, provided, however, that, to the fullest extent permitted by law, the Managing Member, in declining to consent to a merger or consolidation, may act in its sole discretion.

          (b)   If the Managing Member shall determine to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

              (i)  the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

             (ii)  the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii)  the terms and conditions of the proposed merger or consolidation;

            (iv)  the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities, or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities, or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities, or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business, or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or

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    rights, and (ii) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities, or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business, or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

             (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or partnership agreement, certificate of formation or limited liability company agreement, or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

           (vii)  such other provisions with respect to the proposed merger or consolidation that the Managing Member determines to be necessary or appropriate.

        Section 14.3    Approval by Non-Managing Members.

          (a)   Except as provided in Section 14.3(d) and Section 14.3(e), the Managing Member, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

          (b)   Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

          (c)   Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

          (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Managing Member determines that the governing instruments of the new entity provide the

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  Non-Managing Members and the Managing Member with substantially the same rights and obligations as are herein contained.

          (e)   Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another entity if (A) the Managing Member has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (B) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Company is the Surviving Business Entity in such merger or consolidation, (D) each Membership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Membership Interest of the Company after the effective date of the merger or consolidation, and (E) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

          (f)    Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new operating agreement for the Company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

        Section 14.4    Certificate of Merger.    Upon the required approval by the Managing Member and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

        Section 14.5    Effect of Merger or Consolidation.    At the effective time of the certificate of merger:

          (a)   all of the rights, privileges, and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities, and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (b)   the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (c)   all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (d)   all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV
RIGHT TO ACQUIRE NON-MANAGING MEMBERSHIP INTERESTS

        Section 15.1    Right to Acquire Non-Managing Member Interests.

          (a)   Notwithstanding any other provision of this Agreement, if at any time the Managing Member and its Affiliates hold more than 90% of the total Non-Managing Member Interests of any class then Outstanding, the Managing Member shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the Managing Member,

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  exercisable in its sole discretion, to purchase all, but not less than all, of such Non-Managing Member Interests of such class then Outstanding held by Persons other than the Managing Member and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Managing Member or any of its Affiliates for any such Non-Managing Member Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

          (b)   If the Managing Member, any Affiliate of the Managing Member or the Company elects to exercise the right to purchase Non-Managing Member Interests granted pursuant to Section 15.1(a), the Managing Member shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Non-Managing Member Interests of such class (as of a Record Date selected by the Managing Member) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Non-Managing Member Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Non-Managing Member Interests will be purchased and state that the Managing Member, its Affiliate or the Company, as the case may be, elects to purchase such Non-Managing Member Interests, upon surrender of Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Non-Managing Member Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Managing Member, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Non-Managing Member Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Non-Managing Member Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Non-Managing Member Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a))for Non-Managing Member Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, and such Non-Managing Member Interests shall thereupon be deemed to be transferred to the Managing Member, its Affiliate or the Company, as the case may be, on the record books of the Transfer Agent and the Company, and the Managing Member or any Affiliate of the Managing Member, or the Company, as the case may be, shall be deemed to be the owner of all such Non-Managing Member Interests from and after the Purchase Date and shall have all rights as the owner of such Non-Managing Member Interests.

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ARTICLE XVI
GENERAL PROVISIONS

        Section 16.1    Addresses and Notices; Written Communications.

          (a)   Any notice, demand, request, report, or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment, or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports, or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report, or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Managing Member, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment, or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment, or report was unable to be delivered, such notice, payment, or report and, in the case of notices, payments, or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments, and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

          (b)   The terms "in writing," "written communications," "written notice," and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

        Section 16.2    Further Action.    The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 16.3    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

        Section 16.4    Integration.    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

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        Section 16.5    Creditors.    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

        Section 16.6    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement, or condition.

        Section 16.7    Third-Party Beneficiaries.    Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

        Section 16.8    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Managing Member Interest, pursuant to Section 10.1(a) without execution hereof.

        Section 16.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (b)   Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

              (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits, or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations, or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Company or the Managing Member, or owed by the Managing Member, to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act, or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal, or other grounds, or are derivative or direct claims;

             (ii)  irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action, or proceeding;

            (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action, or proceeding is brought

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    in an inconvenient forum, or (C) the venue of such claim, suit, action, or proceeding is improper;

            (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action, or proceeding; and

             (v)  consents to process being served in any such claim, suit, action, or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law.

        Section 16.10    Invalidity of Provisions.    If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal, or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal, and enforceable to the maximum extent possible.

        Section 16.11    Consent of Members.    Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

        Section 16.12    Facsimile Signatures.    The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on Certificates representing Units is expressly permitted by this Agreement.

[Remainder of this page intentionally left blank.]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:
ENLINK MIDSTREAM MANAGER, LLC
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

i

 Exhibit C

Form of Amended Registration Rights Agreement

(See attached.)

 AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

by and among

ENLINK MIDSTREAM, LLC

and

ENFIELD HOLDINGS, L.P.

i

 AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of [    •    ], by and between ENLINK MIDSTREAM, LLC, a Delaware limited liability company (the "Company"), and ENFIELD HOLDINGS, L.P., a Delaware limited partnership (the "Purchaser").

        WHEREAS, on January 7, 2016, EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), and the Purchaser entered into that certain Registration Rights Agreement (the "Prior Registration Rights Agreement");

        WHEREAS, on October 21, 2018, the Company, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the "Managing Member"), NOLA Merger Sub, LLC, a Delaware limited liability company ("Merger Sub"), the Partnership and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner") entered into that certain Agreement and Plan of Merger, providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the "Merger");

        WHEREAS, in connection with the Merger, on October 21, 2018, the Purchaser, TPG VII Management, LLC, a Delaware limited liability company, the Company, the Managing Member, the Partnership, and the General Partner, entered into that certain Preferred Restructuring Agreement (the "Restructuring Agreement"), pursuant to which the parties thereto agreed to, among other things, amend and restate the Prior Registration Rights Agreement pursuant to this Agreement; and

        WHEREAS, the Partnership and the Holders of a majority of the outstanding Registrable Securities have approved this amendment and restatement of the Prior Registration Rights Agreement pursuant to Section 3.13 of the Prior Registration Rights Agreement.

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.     The terms set forth below are used herein as so defined:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. As used herein, the term "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

        "Agreement" has the meaning specified therefor in the introductory paragraph of this Agreement.

        "Business Day" means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Units" means the common units representing limited liability company interests in the Company and having the rights and obligations specified in the Company Operating Agreement.

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        "Company" has the meaning specified therefor in the introductory paragraph of this Agreement.

        "Company Operating Agreement" means the Second Amended and Restated Operating Agreement of the Company, dated as of the date hereof, as it may be amended from time to time.

        "Effective Date" means the date of effectiveness of any Registration Statement.

        "Effectiveness Period" has the meaning specified therefor in Section 2.1(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Filing Date" has the meaning specified therefor in Section 2.1(a).

        "General Partner" has the meaning specified therefor in the Recital to this Agreement.

        "Holder" means the record holder of any Registrable Securities.

        "Holder Underwriter Registration Statement" has the meaning specified therefor in Section 2.4(q).

        "Included Registrable Securities" has the meaning specified therefor in Section 2.2(a).

        "Liquidated Damages" has the meaning specified therefor in Section 2.1(b).

        "Liquidated Damages Multiplier" means the product of (i) the Purchased Unit Price and (ii) the number of Registrable Securities then held by the applicable Holder and included on the applicable Registration Statement.

        "Losses" has the meaning specified therefor in Section 2.8(a).

        "Managing Member" has the meaning specified therefor in the Recital to this Agreement.

        "Managing Underwriter" means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

        "NYSE" means the New York Stock Exchange.

        "Other Holder" has the meaning specified in Section 2.2(b).

        "Partnership" means EnLink Midstream Partners, LP, a Delaware limited partnership.

        "Partnership Agreement" means the Tenth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as it may be amended from time to time.

        "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

        "Piggyback Notice" has the meaning specified therefor in Section 2.2(a).

        "Piggyback Opt-Out Notice" has the meaning specified therefor in Section 2.2(a).

        "Piggyback Registration" has the meaning specified therefor in Section 2.2(a).

        "Purchase Agreement" means the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, between the Partnership and the Purchaser.

        "Purchased Units" means the Series B Preferred Units issued and sold to the Purchaser pursuant to the Purchase Agreement.

        "Purchased Unit Price" means $15.00 per unit.

        "Purchaser" has the meaning specified therefor in the introductory paragraph of this Agreement.

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        "Registration" means any registration pursuant to this Agreement, including pursuant to a Registration Statement or a Piggyback Registration.

        "Registrable Securities" means the Common Units issuable upon exchange of the Purchased Units and the Series B Preferred PIK Units (as defined in the Partnership Agreement), all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2.

        "Registration Expenses" has the meaning specified therefor in Section 2.7(a).

        "Registration Statement" has the meaning specified therefor in Section 2.1(a).

        "Restructuring Agreement" has the meaning specified therefor in the Recital to this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        "Selling Expenses" has the meaning specified therefor in Section 2.7(a).

        "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

        "Selling Holder Indemnified Persons" has the meaning specified therefor in Section 2.8(a).

        "Series B Preferred Units" means the Series B Cumulative Convertible Preferred Units representing limited partner interests in the Partnership and having the rights and obligations specified in the Partnership Agreement.

        "Target Effective Date" has the meaning specified therefor in Section 2.1(b).

        "Underwritten Offering" means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a "bought deal" with one or more investment banks.

        "WKSI" means a well-known seasoned issuer (as defined in the rules and regulations of the Commission).

        Section 1.2    Registrable Securities.     Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate or to another Holder or any of its Affiliates or to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.10) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Company or one of its direct or indirect subsidiaries, (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10, and (e) the date on which the Registrable Securities cease to collectively represent at least 1.5% of the then-outstanding Common Units (with all outstanding preferred units then owned by the Holders being counted on an as-converted basis).

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 ARTICLE II
REGISTRATION RIGHTS

        Section 2.1    Shelf Registration.

          (a)    Shelf Registration.    As soon as practicable following receipt of a written request from the Holders of a majority of the Registrable Securities, the Company shall prepare and file an initial registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a "Registration Statement"); provided, however, that if the Company is then eligible, it shall file such initial registration statement on Form S-3. If the Company is not a WKSI, the Company shall use its commercially reasonable efforts to cause such initial Registration Statement to become effective no later than 180 days after the date of filing of such Registration Statement (the "Filing Date"). The Company will use its commercially reasonable efforts to cause such initial Registration Statement filed pursuant to this Section 2.l(a) to be continuously effective under the Securities Act until the earliest to occur of the following: (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement, (ii) there are no longer any Registrable Securities outstanding and (iii) two years from the Effective Date of such Registration Statement (in each case of clause (i), (ii), or (iii), the "Effectiveness Period"). In addition, as soon as practicable following receipt of written notice from the Holders of a majority of the Registrable Securities requesting the filing of an additional Registration Statement (which notice may not be given any earlier than 60 days prior to the second anniversary of the Effective Date of the initial or any additional Registration Statement filed pursuant to this Section 2.1(a)), the Company shall use its commercially reasonable efforts to prepare and file each such additional Registration Statement under the Securities Act covering the Registrable Securities; provided, however, that (x) the Company shall have no obligation to prepare and file more than four Registration Statements (excluding any Registration Statement under which any Selling Holders are prohibited from selling their Registrable Securities as a result of a suspension in excess of the periods permitted by Section 2.1(d)(1)) during the period beginning on the date hereof and ending on January 7, 2023 and (y) the Company shall have no obligation to prepare and file any Registration Statements from and after January 7, 2023. The Company shall use its commercially reasonable efforts to cause any such additional Registration Statement to become effective no later than 180 days after the Filing Date. The Company will use its commercially reasonable efforts to cause any such additional Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act for the applicable Effectiveness Period. A Registration Statement filed pursuant to this Section 2.l(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company. A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three (3) Business Days of such date, the Company shall provide the Holders with written notice of the effectiveness of a Registration Statement.

          (b)    Failure to Become Effective.    If a Registration Statement required by Section 2.1(a) does not become or is not declared effective within 180 days after the Filing Date (the "Target Effective Date"), then each Holder shall be entitled to a payment (with respect to each of the Holder's Registrable Securities which are included in such Registration Statement), as liquidated damages

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  and not as a penalty, (i) for each non-overlapping 30 day period for the first 60 days following the Target Effective Date, an amount equal to 0.25% of the Liquidated Damages Multiplier, which shall accrue daily, and (ii) for each non-overlapping 30 day period beginning on the 61st day following the Target Effective Date, an amount equal to the amount set forth in clause (i) plus an additional 0.25% of the Liquidated Damages Multiplier for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days, and 1.0% thereafter), which shall accrue daily, up to a maximum amount equal to 1.0% of the Liquidated Damages Multiplier per non-overlapping 30 day period (the "Liquidated Damages"), until such time as such Registration Statement is declared or becomes effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall be payable within 10 Business Days after the end of each such 30 day period in immediately available funds to the account or accounts specified by the applicable Holders. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days accruing during any period for which a Holder is entitled to Liquidated Damages hereunder.

          (c)    Waiver of Liquidated Damages.    If the Company is unable to cause a Registration Statement to become effective on or before the Target Effective Date as a result of an acquisition, merger, reorganization, disposition, or other similar transaction, then the Company may request a waiver of the Liquidated Damages, which may be granted by the consent of the Holders of a majority of the outstanding Registrable Securities that have been included on such Registration Statement, in their sole discretion, and which such waiver shall apply to all the Holders of Registrable Securities included on such Registration Statement.

          (d)    Delay Rights.

            (1)   Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder's use of any prospectus which is a part of such Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition, or other similar transaction and the Company determines in good faith that the Company's ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

            (2)   If the Selling Holders are prohibited from selling their Registrable Securities under a Registration Statement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein, then, until the suspension is lifted, but not including any day on which a suspension is lifted, the Company shall be prohibited from engaging in registered sales of Common Units or other equity securities representing interests in the Company under any registration statement other than any registration statement on Form S-8 on file with the Commission prior to the date of commencement of such suspension.

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        Section 2.2    Piggyback Registration.

          (a)    Participation.    If at any time the Company proposes to file (i) a Registration Statement (other than a Registration Statement contemplated by Section 2.1(a)) or (ii) a prospectus supplement to an effective "automatic" registration statement, so long as the Company is a WKSI at such time or, whether or not the Company is a WKSI, so long as the Registrable Securities were previously included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Holders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration on any registration form which does not permit secondary sales, then the Company shall give not less than three Business Days' notice (including, but not limited to, notification by electronic mail) (the "Piggyback Notice") of such proposed Underwritten Offering to each Holder (together with its Affiliates) owning more than $75 million of Common Units, calculated on the basis of the Purchased Unit Price, and such Piggyback Notice shall offer such Holder the opportunity to include in such Underwritten Offering such number of Registrable Securities (the "Included Registrable Securities") as such Holder may request in writing (a "Piggyback Registration"); provided, however, that the Company shall not be required to offer such opportunity (aa) to such Holders if the Holders, together with their Affiliates, do not offer a minimum of $37.5 million of Registrable Securities, in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price on the NYSE for the Common Units for the ten trading days preceding the date of such notice), or (bb) to such Holders if and to the extent that the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of such Holders will have an adverse effect on the price, timing, or distribution of the Common Units in such Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b). Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1. Each such Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after such Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (AA) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (BB) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder's request for inclusion of such Selling Holder's Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a "Piggyback Opt-Out Notice") to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such

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  Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

          (b)    Priority of Piggyback Registration.    If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advise the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company and (ii) second, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (the "Other Holders") who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder or such Other Holder in such offering by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration.

        Section 2.3    Underwritten Offering.

          (a)    S-3 Registration.    In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $50 million from such Underwritten Offering, the Company shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters selected by the Company, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement, more than four Underwritten Offerings pursuant to this Section 2.3.

          (b)    General Procedures.    In connection with any Underwritten Offering contemplated by Section 2.3(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.8) and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder's authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.3, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company's obligation to pay Registration Expenses.

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        Section 2.4    Sale Procedures.     In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

          (a)   prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

          (b)   if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement;

          (c)   furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

          (d)   if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (e)   promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

          (f)    immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be

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  stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

          (g)   upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

          (h)   in the case of an Underwritten Offering, furnish, or cause to be furnished, upon request, (i) an opinion of counsel for the Company addressed to the underwriters, dated the date of the closing under the applicable underwriting agreement and (ii) a "comfort" letter addressed to the underwriters, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the "comfort" letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters may reasonably request;

          (i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (j)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders during normal business hours access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;

          (k)   use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

          (l)    use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue

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  of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

          (m)  provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement;

          (n)   enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including, making appropriate officers of the Managing Member available to participate in any "road show" presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); provided, however, that in the event the Company, using commercially reasonable efforts, is unable to make such appropriate officers of the Managing Member available to participate in connection with any "road show" presentations and other customary marketing activities (whether in person or otherwise), the Company shall make such appropriate officers available to participate via conference call or other means of communication;

          (o)   if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (p)   if reasonably required by the Company's transfer agent, the Company shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; and

          (q)   if any Holder could reasonably be deemed to be an "underwriter," as defined in Section 2(a)(11) of the Securities Act, in connection with the Registration Statement and any amendment or supplement thereof (a "Holder Underwriter Registration Statement"), then the Company will reasonably cooperate with such Holder in allowing such Holder to conduct customary "underwriter's due diligence" with respect to the Company and satisfy its obligations in respect thereof. In addition, at any Holder's request, the Company will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to a Holder Underwriter Registration Statement), (i) a "comfort" letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including standard "10b-5" negative assurance for such offering, addressed to such Holder and (iii) a standard officer's certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the managing member of the Company addressed to the Holder. The Company will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file

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  any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder's legal counsel reasonably objects. Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        Notwithstanding anything to the contrary in this Section 2.4, the Company will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder's consent. If the staff of the Commission requires the Company to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder's Registrable Securities shall not be included on the applicable Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder's Registrable Securities, and the Company shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter's due diligence as set forth in subsection (q) of this Section 2.4 with respect to the Company at the time such Holder's consent is sought.

        Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.4, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        If reasonably requested by a Selling Holder, the Company shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

        Section 2.5    Cooperation by Holders.     The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.2(a) who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

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        Section 2.6    Restrictions on Public Sale by Holders of Registrable Securities.     Each Holder of Registrable Securities included in a Registration Statement agrees to enter into a customary letter agreement with underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 30 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering; provided, however, that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.6 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder and (iii) any such agreement shall not be deemed to preclude or restrict Goldman Sachs & Company from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market-making, arbitrage, investment activity or other similar businesses. In addition, this Section 2.6 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered a Piggyback Opt-Out Notice prior to receiving notice of the Underwritten Offering, because such Holder (together with its Affiliates) holds less than $75 million of the Common Units, calculated on the basis of the Purchased Unit Price, or because the Registrable Securities of such Holder have become eligible for resale pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in effect) without any restriction.

        Section 2.7    Expenses.

          (a)    Certain Definitions.    "Registration Expenses" means all expenses incident to the Company's performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. "Selling Expenses" means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.

        (b)    Expenses.     The Company will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, a Piggyback Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration, Piggyback Registration, or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.8, the Company shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders' rights hereunder.

        Section 2.8    Indemnification.

          (a)    By the Company.    In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the "Selling Holder Indemnified Persons"), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys' fees and expenses) (collectively, "Losses"), joint or several, to

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  which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

          (b)    By Each Selling Holder.    Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, the Managing Member, the Managing Member's directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

          (c)    Notice.    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.8(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to

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  the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

          (d)    Contribution.    If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e)    Other Indemnification.    The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

        Section 2.9    Rule 144 Reporting.     With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

          (a)   make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;

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          (b)   file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

          (c)   so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission's EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        Section 2.10    Transfer or Assignment of Registration Rights.     The rights to cause the Company to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities or securities convertible into Registrable Securities; provided, however, that (a) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities or securities convertible into Registrable Securities, as applicable, transferred or assigned to such transferee or assignee shall represent at least $75 million of Registrable Securities on an as-converted basis (determined by multiplying the number of Registrable Securities (on an as-converted basis) owned by the average of the closing price on the NYSE for the Common Units for the ten trading days preceding the date of such transfer or assignment), (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement.

        Section 2.11    Limitation on Subsequent Registration Rights.     From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities or securities convertible into Registrable Securities, as applicable, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders of Registrable Securities hereunder.

        Section 2.12    Amendment and Restatement.     The parties hereto acknowledge and agree that this Agreement amends and restates in its entirety the Prior Registration Rights Agreement, which, as of the date hereof, shall be of no further force or effect.

ARTICLE III
MISCELLANEOUS

        Section 3.1    Communications.     All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery or (in the case of any notice given by the Company to the Purchaser) email to the following addresses:

          (a)   if to the Purchaser:

    Enfield Holdings, L.P.
    301 Commerce Street
    Suite 3300
    Fort Worth, TX 76102
    Attention: General Counsel
    Facsimile: (817) 871-4010

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    with a copy, which shall not constitute notice, to:

    Vinson & Elkins LLP
    1001 Fannin Street
    Suite 2500
    Houston, Texas 77002
    Attention: David Oelman
    Facsimile: (713) 615-5861

          (b)   if to the Company:

    EnLink Midstream, LLC
    1722 Routh Street, Suite 1300
    Dallas, Texas 75201
    Attention: General Counsel
    Facsimile: (214) 721-9299

    with a copy, which shall not constitute notice, to:

    Baker Botts L.L.P.
    2001 Ross Avenue
    Dallas, Texas 75201-2980
    Attention: Preston Bernhisel
    Facsimile: (214) 661-4783

or to such other address as the Company or the Purchaser may designate to each other in writing from time to time or, if to a transferee or assignee of the Purchaser or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.10. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile or email copy, if sent via facsimile or email and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

        Section 3.2    Successors and Assigns.     This Agreement shall be binding upon the Company, the Purchaser and their respective successors and permitted assigns, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

        Section 3.3    Assignment of Rights.     Except as provided in Section 2.10, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

        Section 3.4    Recapitalization, Exchanges, Etc. Affecting Units.     The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

        Section 3.5    Aggregation of Registrable Securities.     All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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        Section 3.6    Specific Performance.     Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

        Section 3.7    Counterparts.     This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

        Section 3.8    Headings.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        Section 3.9    Governing Law, Submission to Jurisdiction.     This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        Section 3.10    Waiver of Jury Trial.     Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

        Section 3.11    Severability of Provisions.     If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, shall be construed so as to give effect to the original intent of the parties as closely as possible.

        Section 3.12    Entire Agreement.     This Agreement, the Company Operating Agreement, and the Restructuring Agreement (collectively, the "Transaction Documents") are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor the Purchaser has relied upon, restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the other Transaction Documents with respect to the rights and obligations of the Company, the Purchaser, or any of their respective Affiliates hereunder or thereunder, and each of the Company and the Purchaser expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement or in the other Transaction Documents. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

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        Section 3.13    Amendment.     This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.

        Section 3.14    No Presumption.     This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

        Section 3.15    Obligations Limited to Parties to Agreement.     Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchaser, the Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser or a Selling Holder hereunder.

        Section 3.16    Interpretation.     Article, Section, and Schedule references herein refer to articles and sections of, or schedules to, this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Any reference in this Agreement to $ shall mean U.S. dollars. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. Words such as "herein," hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires. Whenever any determination, consent, or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser's sole discretion unless otherwise specified.

[Signature page follows.]

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its managing member
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

        [Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]

PURCHASER
ENFIELD HOLDINGS, L.P.
By:	Enfield Holdings, Inc., its general partner
By:
Name:
Title:

        [Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]

ACKNOWLEDGED AND AGREED:
PARTNERSHIP
ENLINK MIDSTREAM PARTNERS, LP
By:	EnLink Midstream GP, LLC, its general partner
By:
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

        [Signature Page to Amended and Restated Registration Rights Agreement (ENLC)]

 Exhibit D

Form of Amended Board Representation Agreement

(See attached.)

AMENDED AND RESTATED
BOARD REPRESENTATION AGREEMENT

        This AMENDED AND RESTATED BOARD REPRESENTATION AGREEMENT (this "Agreement"), dated as of [    •    ], is entered into by and among EnLink Midstream, LLC, a Delaware limited liability company (the "Company"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the "Managing Member"), GIP III Stetson I, L.P., a Delaware limited partnership and the sole member of the Managing Member ("GIP Stetson I" and, together with the Company and the Managing Member, the "EnLink Entities"), and TPG VII Management, LLC, a Delaware limited liability company (the "Investor"). Capitalized terms used but not defined herein are used as defined in the Second Amended and Restated Operating Agreement of the Company, dated as of the date hereof (as it may be amended from time to time, the "Company Operating Agreement").

RECITALS:

          A.    On January 7, 2016, EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), EnLink Midstream, Inc., a Delaware corporation, and Investor entered into that certain Board Representation Agreement (the "Prior Board Representation Agreement").

          B.    On October 21, 2018, Enfield Holdings, L.P., a Delaware limited partnership ("Enfield"), the Investor, the Company, the Managing Member, the Partnership, and the General Partner, entered into that certain Preferred Restructuring Agreement (the "Restructuring Agreement"), pursuant to which the parties thereto agreed to, among other things, amend and restate the Prior Board Representation Agreement in its entirety pursuant to this Agreement.

          C.    The Board of Directors of the Managing Member has determined that entering into and executing this Agreement is in the best interest of the respective EnLink Entities.

AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        Section 1.    Board Representation.

          (a)   Each of the EnLink Entities shall take all actions necessary or advisable to cause one director serving on the board of directors or other applicable governing body of the Company (or board of directors or other applicable governing body of the managing member of the Company, which as of the date of this Agreement is the Managing Member) (such governing body, the "Board") to be designated by the Investor, in its sole discretion (the "Investor Designated Director"), at all times from the date of this Agreement until the occurrence of a Designation Right Termination Event (as defined below), at which time the right of the Investor under this Agreement to designate a member of the Board shall terminate; provided, however, that such Investor Designated Director shall have the requisite skill and experience to serve as a director of a public company and such Investor Designated Director shall not be prohibited from serving as a director of the Managing Member pursuant to any rule or regulation of the Commission or the New York Stock Exchange (the "NYSE"). Prior to a Designation Right Termination Event, any Investor Designated Director may be removed by the Investor at any time, with or without "cause" (as defined below), and by a majority of the other director(s) then serving on the Board only for "cause" (as defined below), but not by any other party, and any vacancy in such position shall be filled solely by the Investor. As used herein, "cause" means that the Investor Designated Director (i) is prohibited from serving as a director of the Managing Member under any rule or regulation of the Commission or the NYSE, (ii) has been convicted of a felony or misdemeanor involving moral turpitude, (iii) has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance, or (iv) has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business, or prospects of the Company and its direct or indirect subsidiaries. Any action by the Investor to designate, remove, or replace an Investor Designated Director shall be evidenced in writing furnished to the Managing Member, shall include a statement that the action has been approved by all requisite partnership action of the Investor, and shall be executed by or on behalf of the Investor. None of the EnLink Entities shall take any action which would, or would be reasonably likely to, lessen, restrict, prevent, or otherwise have an adverse effect upon the foregoing rights of the Investor to designate an Investor Designated Director. The EnLink Entities shall not permit the replacement of the Managing Member as the managing member of the Company unless such new managing member first agrees in writing to be bound by the provisions of this Agreement as an "EnLink Entity". The Investor agrees upon the Company's request to, and to use its commercially reasonable efforts to cause the Investor Designated Director to, timely provide the Company with accurate and complete information relating to the Investor Designated Director as may be required to be disclosed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The Investor further agrees to use its commercially reasonable efforts to cause the Investor Designated Director to comply with any applicable Section 16 filing obligations under the Exchange Act. Commencing as of the date hereof, the Investor Designated Director is Christopher Ortega.

          (b)   If the Company and its subsidiaries plan to engage in any material transaction between the Company and its subsidiaries, on the one hand, and Global Infrastructure GP III, L.P. and its related funds (collectively, "GIP") or any of GIP's subsidiaries (other than the Company and its subsidiaries), on the other hand, at any time when GIP and its subsidiaries (other than the Company and its subsidiaries) collectively own less than [    •    ](1)% of the outstanding limited liability company interests in the Company, and consideration of such transaction is referred to the Conflicts Committee of the Board (the "Conflicts Committee"), then any written materials prepared by or for the Conflicts Committee will be made available on a confidential basis to the Investor Designated Director.

          (c)   After the date hereof, GIP Stetson I and the Managing Member shall not amend, and shall not permit the amendment of, the limited liability company agreement of the Managing Member in any manner that would, or would be reasonably likely to, have an adverse effect on the board representation rights granted to the Investor under this Agreement; provided, however, that any increase or reduction in the size of the Board shall be deemed not to have any such adverse effect.

          (d)   Upon the occurrence of a Designation Right Termination Event, the right of the Investor to designate an Investor Designated Director shall terminate and the Investor Designated Director then serving on the Board, promptly upon (and in any event within two Business Days following) receipt of a request from a majority of the other directors then serving on the Board or GIP III Stetson I, as the sole member of the Managing Member, shall resign as a member of the Board. If the Investor Designated Director does not resign upon such request, then a majority of the other directors then serving on the Board or GIP III Stetson I, as the sole member of the Managing Member, may remove the Investor Designated Director as a member of the Board. At all times while an Investor Designated Director is serving as a member of the Board, and following any such Investor Designated Director's resignation, removal or other cessation as a director of the Board, each Investor Designated Director shall be entitled to all rights to indemnification and exculpation

(1)
This percentage will equal 20% divided by the exchange ratio in the Merger Agreement.

2

  as are then made available to any other member (or former member, as applicable) of the Board by the EnLink Entities.

          (e)   The EnLink Entities shall purchase and maintain (or reimburse the Investor Designated Director for the cost of) insurance ("D&O Insurance"), on behalf of the Investor Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such Investor Designated Director in connection with the EnLink Entities' activities or such Investor Designated Director's activities on behalf of the EnLink Entities, regardless of whether the EnLink Entities would have the power to indemnify such Investor Designated Director against such liability under the provisions of the Company Operating Agreement or the Second Amended and Restated Limited Liability Company Agreement of the Managing Member (as it may be amended from time to time). Such D&O Insurance shall provide coverage commensurate with that provided to independent members of the Board and each Investor Designated Director shall be entitled to all rights to insurance as are then made available to any other member (or former member, as applicable) of the Board by the EnLink Entities.

          (f)    For the purposes of this Agreement, a "Designation Right Termination Event" shall occur on the earliest to occur of (i) Enfield and its Affiliates holding a number of ENLK Series B Preferred Units and Common Units issued upon the exchange of ENLK Series B Preferred Units pursuant to the Company Operating Agreement ("Company Exchange Units") that is less than 25% of the number of ENLK Series B Preferred Units initially issued to Enfield pursuant to the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, between the Partnership and Enfield, (ii) such time as the sum of (A) the number of Common Units into which the ENLK Series B Preferred Units collectively held by the Enfield and its Affiliates are exchangeable pursuant to the Company Operating Agreement and (B) the aggregate number of Company Exchange Units which are then collectively held by Enfield and its Affiliates represent less than [    •    ]%(2) of the Common Units then outstanding, and (iii) Enfield ceasing to be an Affiliate of TPG Capital, L.P. ("TPG"). For purposes of this Section 1(f), each of the limited partners of Enfield as of the date hereof and each of their respective Affiliates will be deemed to be Affiliates of Enfield. For so long as Enfield has the right to appoint an Investor Designated Director pursuant to this Section 1, the Managing Member shall invite the Investor Designated Director to attend all meetings of each committee of the Board (other than the Audit Committee, the Conflicts Committee, the Governance and Compensation Committee, any pricing committee established for an offering of securities by the Company, and any committee established to deal with conflicts with Enfield or its Affiliates) in a nonvoting observer capacity and, in this respect, shall give the Investor Designated Director copies of all notices, minutes, consents, and other materials that it provides to such committee members.

          (g)   The option and right to appoint an Investor Designated Director granted to the Investor by the Company under this Section 1 may not be transferred or assigned by the Investor; provided, however, that the Investor may assign all (but not less than all) of its rights under Section 1 to any Affiliate of TPG without the prior written consent of the Company. Any such permitted assignee, upon and after such assignment, shall be considered the Investor for all such applicable purposes under this Agreement.

        Section 2.    Amendment and Restatement.    The parties hereto acknowledge and agree that this Agreement amends and restates in its entirety the Prior Board Representation Agreement, which, as of the date hereof, shall be of no further force or effect.

(2)
This percentage will equal 7.5% divided by the exchange ratio in the Merger Agreement.

3

        Section 3.    Miscellaneous.

          (a)   Notwithstanding anything herein to the contrary, all measurements and references related to Common Unit, Series B Preferred Unit, or Company Exchange Unit numbers herein shall be, in each instance, appropriately adjusted for unit splits, unit re-combinations, unit distributions, and the like.

          (b)   This Agreement, the Restructuring Agreement, and the Company Operating Agreement (collectively, the "Transaction Documents") are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein and therein. There are no, and neither the Company nor the Investor has relied upon, restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the other Transaction Documents with respect to the rights and obligations of the Company, the Investor, or any of their respective Affiliates hereunder or thereunder, and each of the Company and the Investor expressly disclaims that it is owed any duties or is entitled to any remedies not expressly set forth in this Agreement or in the other Transaction Documents. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the subject matter hereof.

          (c)   All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, or personal delivery to the following addresses:

        if to the Investor:

  TPG VII Management, LLC
  301 Commerce Street
  Suite 3300 Fort Worth, TX 76102
  Attention: General Counsel
  Facsimile: (817) 871-4010

        with a copy, which shall not constitute notice, to:

  Vinson & Elkins LLP
  1001 Fannin Street
  Suite 2500
  Houston, Texas 77002
  Attention: David Oelman
  Facsimile: (713) 615-5861

  if to the Managing Member or the Company:

  c/o EnLink Midstream Manager, LLC

  1722 Routh Street, Suite 1300
  Dallas, Texas 75201
  Attention: General Counsel
  Facsimile: (214) 721-9299

  with a copy, which shall not constitute notice, to:

  Baker Botts L.L.P.
  2001 Ross Avenue
  Dallas, Texas 75201-2980
  Attention: Preston Bernhisel
  Facsimile: (214) 661-4783

4

  if to GIP III Stetson I:

  c/o Global Infrastructure Management, LLC

  1345 Avenue of the Americas
  New York, NY 10105
  Attention: Associate General Counsel
  Facsimile: (877) 601-6879

  with a copy, which shall not constitute notice, to:

  Latham & Watkins LLP
  811 Main Street, Suite 3700
  Houston, Texas 77019
  Attention: William N. Finnegan IV
  Debbie P. Yee

  Facsimile: (713) 546-5401

  or to such other address as the Investor, the Company, GIP III Stetson I, or the Managing Member may designate to each other in writing from time to time. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, (ii) upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed, (iii) upon actual receipt of the facsimile copy, if sent via facsimile, and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

          (d)   Section and Exhibit references herein refer to sections of, or exhibits to, this Agreement, unless otherwise specified. All Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Investor under this Agreement, such action shall be in such Investor's sole discretion, unless otherwise specified in this Agreement. Any reference in this Agreement to $ shall mean U.S. dollars. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect, and shall be construed so as to effect the original intent of the parties as closely as possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. Words such as "herein," hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision of this Agreement in which such words appear, unless the context otherwise requires. Section headings in this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

          (e)   This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance, or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with

5

  this Agreement or as an inducement to enter into this Agreement) will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction.

          (f)    Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

          (g)   Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

          (h)   No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

          (i)    Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto. Any amendment, supplement, or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Investor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver, or consent has been made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any EnLink Entity in any case shall entitle such EnLink Entity to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein.

          (j)    This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

          (k)   This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, and permitted assigns, and, solely with respect to Section 1(e), each Investor Designated Director. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. Except as expressly provided in Section 1(g), neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

          (l)    Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work

6

  product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

          (m)  Each party hereto acknowledge that each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that each other party shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          (n)   Each of the parties hereto agrees that, from time to time and without further consideration, it shall execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement.

          (o)   For the avoidance of doubt, each Investor Designated Director shall be entitled to and may have business interests and engage in business activities in addition to those relating to the EnLink Entities, including business interests and activities in direct competition with the EnLink Entities. None of the EnLink Entities shall have any rights by virtue of this Agreement in any business ventures of any Investor Designated Director.

[Signature page follows]

7

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above written.

ENLINK ENTITIES
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its managing member
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM MANAGER, LLC
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
GIP III STETSON I, L.P.
By:	GIP Stetson GP, LLC, its general partner
By:
	Name:	William Brilliant
	Title:	Manager

[Signature Page to Amended and Restated Board Representation Agreement]

Investor
TPG VII MANAGEMENT, LLC
By:
Name:
Title:

[Signature Page to Amended and Restated Board Representation Agreement]

 Exhibit E

Form of Amended Board Information Letter Agreement

(See attached.)

[    •    ], 2019

WSEP Egypt Holdings, LP
WSIP Egypt Holdings, LP
c/o Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198

Dear Sirs:

        Reference is made to (i) that certain letter agreement, dated as of January 6, 2016 (the "Prior Letter Agreement"), among EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), EnLink Midstream, Inc., a Delaware corporation, WSEP Egypt Holdings, LP, a Delaware limited partnership ("WSEP Egypt Holdings"), and WSIP Egypt Holdings, LP, a Delaware limited partnership ("WSIP Egypt Holdings" and, together with WSEP Egypt Holdings, the "Investors"), and (ii) the Preferred Restructuring Agreement, dated as of October 21, 2018 (the "Preferred Restructuring Agreement"), among EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the "Managing Member" and, together with Parent, the "EnLink Entities"), the Partnership, the General Partner, Enfield Holdings, L.P., a Delaware limited partnership ("Enfield"), TPG VII Management, LLC, a Delaware limited liability company, and the Investors. Capitalized terms used but not defined herein are used as defined in the Preferred Restructuring Agreement.

        This letter agreement (this "Amended Letter Agreement") (a) is entered into by and among the EnLink Entities and the Investors to amend and restate the Prior Letter Agreement (which, as of the date hereof, shall be of no further force or effect), and (b) will confirm our agreement that, in connection with (i) your ownership interest in Enfield and (ii) through your ownership interest in Enfield, your beneficial ownership interest in the Series B Preferred Units of the Partnership and the Class C Common Units of Parent, subject to the terms and conditions of this Amended Letter Agreement, the Investors will, as of the date hereof, be entitled to the following rights relating to the EnLink Entities:

  1.
  The EnLink Entities shall provide the Investors with copies of all materials, including notices, minutes, and consents, distributed to the members of the board of directors or other applicable governing body of Parent (or board of directors or other applicable governing body of the managing member of Parent, which as of the date of this Amended Letter Agreement, is the Managing Member) (such governing body, the "Board") at the same time as such materials are distributed to the Board or, with respect to materials distributed to the Board for the first time during a meeting of the Board, as soon as reasonably practicable thereafter; provided, however, that the foregoing shall not apply to materials (a) provided only to members of a committee of the Board (in their capacities as such) and not to other members of the Board, (b) the disclosure of which would, based on the advice of counsel, jeopardize any privilege available to the Board or the EnLink Entities, (c) that contain confidential information relating to GIP III Stetson I, L.P. ("GIP Stetson I"), GIP III Stetson II, L.P. ("GIP Stetson II" and, together with GIP Stetson I, the "GIP Entities"), or any of their respective Affiliates ("GIP Information"); provided, however, that, solely for the purposes of this clause (c), the term "Affiliate" with respect the GIP Entities shall not include the Managing Member, Parent, the General Partner, the Partnership or any subsidiary of such entities, and the exception in this clause (c) shall only be applicable to the portion of the materials actually containing the GIP Information, or (d) with respect to which there is, based on the advice of counsel, a conflict of interest between any GIP Entity (or any of such GIP Entity's Affiliates) or any EnLink Entity (or any of such EnLink Entity's Affiliates), on the one hand, and Enfield (or any of its Affiliates) or either Investor (or any of such Investor's Affiliates), on the other hand.

  2.
  The Managing Member acknowledges that Representatives of the Investors and Representatives of the Managing Member have discussed the possibility of providing the Investors with the right to appoint an observer to the Board. The Managing Member agrees to consider whether to grant such appointment right to the Investors and, if the Managing Member decides, in its sole discretion, to grant such appointment right, the Managing Member agrees to use its commercially reasonable efforts to undertake actions to facilitate such appointment as promptly as reasonably practicable after it makes such determination.

The Investors agree, and shall cause each of their respective Representatives that receives any materials or other information pursuant to this Amended Letter Agreement (in each case, the "Confidential Information") to agree, to hold in strict confidence the Confidential Information and, without the prior written consent of the Managing Member, to not (a) disclose to any third party any such Confidential Information, using at a minimum the same degree and care to avoid disclosure of such Confidential Information as used with respect to the Investors' or such Representatives' own confidential information, but in any event not less than a reasonable degree of care, or (b) use any such Confidential Information other than for the purpose of the Investors' investment in the Partnership and Parent; provided, however, that the restriction on disclosure set forth in clause (a) above shall not apply to the extent that (i) either Investor or any of its Representatives (A) is required to disclose such Confidential Information pursuant to applicable law, rule or regulation, judicial order, or legal process ("Applicable Law"), (B) is requested by a Governmental Authority to disclose such Confidential Information (such request, a "Regulatory Request"), or (C) discloses such Confidential Information to a banking regulator with jurisdiction over the Investors or their Affiliates after it is determined by counsel to be advisable in light of ongoing review or oversight by such regulator, or (ii) such Confidential Information otherwise becomes publicly available, except where such public availability arises out of the breach by an Investor or any of its Representatives of this Amended Letter Agreement. To the extent either Investor or any of its Representatives is required by Applicable Law or pursuant to a Regulatory Request to disclose such Confidential Information, such Investor or Representative will, to the extent permitted pursuant to Applicable Law, provide the Managing Member with prompt notice of such requirement, will use reasonable efforts to resist such required disclosure, and will reasonably cooperate with the Managing Member in obtaining appropriate protective order(s) or other remedies for such required disclosure at the Managing Member's sole cost and expense. The foregoing provisions of this paragraph (x) shall be in addition to, and not in substitution of, any other separate non-disclosure or confidentiality agreements or obligations of the parties hereto and (y) shall survive any termination of this Amended Letter Agreement.

        This Amended Letter Agreement shall terminate on the earliest to occur of (i) the Investors and their Affiliates, directly or indirectly, holding a number of Series B Preferred Units and Parent Common Units issued upon the exchange of Series B Preferred Units pursuant to the Amended Operating Agreement ("Parent Exchange Units") that is less than 25% of the number of Series B Preferred Units initially issued to Enfield pursuant to the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, between the Partnership and Enfield, and (ii) such time as the sum of (A) the number of Parent Common Units into which the Series B Preferred Units collectively held by the Investors and their Affiliates, directly or indirectly, are exchangeable pursuant to the Parent Operating Agreement and (B) the aggregate number of Parent Exchange Units which are then collectively held by the Investors and their Affiliates, directly or indirectly, represent less than [    •    ](1)% of the Common Units then outstanding.

        Notwithstanding anything herein to the contrary, all measurements and references related to Parent Common Unit, Series B Preferred Unit, or Parent Exchange Unit numbers herein shall be, in each instance, appropriately adjusted for unit splits, unit re-combinations, unit distributions, and the like.

(1)
This percentage will equal 7.5% divided by the exchange ratio in the Merger Agreement.

2

        This Amended Letter Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Amended Letter Agreement or the negotiation, execution, termination, performance, or nonperformance of this Amended Letter Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws that might otherwise require the application of the laws of any other jurisdiction.

        This Amended Letter Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, and permitted assigns. This Amended Letter Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amended Letter Agreement and their respective successors and permitted assigns. Neither this Amended Letter Agreement nor any of the rights, benefits, or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties. A change of control of either Investor shall be deemed an assignment of this Amended Letter Agreement upon which, unless such Investor has received the prior written consent of the EnLink Entities with respect to such assignment, this Amended Letter Agreement shall terminate automatically and without any action by any party hereto.

        No amendment, waiver, consent, or modification of any provision of this Amended Letter Agreement shall be effective unless signed by each of the parties hereto.

        This Amended Letter Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[signature pages follow]

3

Very truly yours,
ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its managing member
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer
ENLINK MIDSTREAM MANAGER, LLC
By:
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Signature Page to GS Information Rights Letter]

AGREED AND ACCEPTED, effective as of the date first above written
WSIP EGYPT HOLDINGS, LP
By:	Broad Street Infrastructure Advisors III, L.L.C., its General Partner
By:
Name:
Title:
WSEP EGYPT HOLDINGS, LP
By:	Broad Street Energy Advisors AIV-1, L.L.C. its General Partner
By:
Name:
Title:

[Signature Page to GS Information Rights Letter]

 Annex F

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL
October 21, 2018

Conflicts Committee of the Board of Directors
EnLink Midstream Manager, LLC
1722 Routh St., Suite 1300
Dallas, TX 75201

Members of the Conflicts Committee of the Board of Directors:

        We understand that EnLink Midstream Manager, LLC (the "Manager"), the managing member of EnLink Midstream, LLC ("ENLC"), and ENLC intend to enter into a transaction (the "Proposed Transaction") with EnLink Midstream Partners, LP ("ENLK") pursuant to which, among other things, a wholly owned subsidiary of ENLC, NOLA Merger Sub, LLC ("Merger Sub"), will merge with and into ENLK (the "Merger"). We further understand that, upon effectiveness of the Merger, (i) the separate existence of Merger Sub will cease and ENLK will continue as the sole surviving entity in the Merger (the "Surviving Entity"); (ii) each common unit (the "Partnership Common Units") of ENLK, other than those Partnership Common Units owned by ENLC, the Manager, Merger Sub or the Parent Subsidiaries (as defined in the Agreement), outstanding immediately prior to the effective time (the "Effective Time") of the Merger (the "Partnership Public Units") will be converted into the right to receive 1.15 common units (the "Parent Common Units") of ENLC (the "Merger Consideration" and such ratio, the "Exchange Ratio"); (iii) each of the Partnership Series B Units and Partnership Series C Units (each as defined in the Agreement) issued and outstanding immediately prior to the Effective Time will be unchanged and remain outstanding and no consideration shall be delivered to the holders of such units in respect thereof and the terms of the Partnership Series B Units will be amended as set forth in the Amended and Restated Partnership Agreement (as defined in the Agreement); (iv) any Partnership Common Units (as defined in the Agreement) that are owned by ENLK shall be automatically canceled and shall cease to exist and no consideration shall be delivered to ENLK in respect thereof; (v) the Incentive Distribution Rights (as defined in the Agreement) that are owned immediately prior to the Effective Time by the EnLink Midstream GP, LLC (the "General Partner"), a wholly owned subsidiary of ENLC, shall be canceled and shall cease to exist and no consideration shall be delivered to the General Partner in respect thereof; (vi) (x) any Partnership Common Units (as defined in the Agreement) owned by ENLC, the Manager and Merger Sub and the Parent Subsidiaries (as defined in the Agreement) of ENLC, excluding ENLK and its Subsidiaries (as defined in the Agreement) and (y) the Partnership General Partner Interest (as defined in the Agreement) will be unchanged and remain outstanding, and no consideration shall be delivered to the holders of such units in respect thereof; and (vii) the limited liability company interests in Merger Sub issued and outstanding will convert into, in the aggregate, the number of common units of the Surviving Entity equal to the number of Partnership Public Units that are converted into the right to receive the Merger Consideration. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger proposed to be entered into by and among ENLC, ENLK, the Manager, Merger Sub, and the General Partner (the "Agreement"). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

F-1

        We have been requested by the Conflicts Committee of the Board of Directors of the Manager (the "Conflicts Committee") to render our opinion with respect to the fairness, from a financial point of view, to ENLC of the Exchange Ratio to be paid by ENLC in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, ENLC's underlying business decision to proceed with or effect the Proposed Transaction, the likelihood of consummation of the Proposed Transaction or the pro forma company's distribution policy following the consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Exchange Ratio in the Proposed Transaction or otherwise. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which ENLC might engage.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, dated as of October 21, 2018 and the specific terms of the Proposed Transaction; (2) publicly available information concerning ENLC and ENLK that we believe to be relevant to our analysis, including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 and the Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2018; (3) financial and operating information with respect to the business, operations and prospects of ENLK, including financial projections of ENLK prepared by management of ENLC and approved for use by the Conflicts Committee; (4) financial and operating information with respect to the business, operations and prospects of ENLC, including financial projections of ENLC prepared by management of ENLC and approved for use by the Conflicts Committee; (5) the pro forma impact of the Proposed Transaction on the future financial performance of the combined company; (6) a trading history of the Partnership Public Units and the Parent Common Units from September 28, 2015 to October 19, 2018; (7) a comparison of the historical financial results and present financial condition of ENLK and ENLC with each other and with those of other companies that we deemed relevant; (8) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (9) published estimates of independent research analysts with respect to the future financial performance and price targets of ENLK and ENLC and adjusted by management of ENLC; and (10) at the request of management of ENLC, certain alternatives identified by management of ENLC available to ENLC on a stand-alone basis to fund its future capital and operating requirements. In addition, we have had discussions with management of ENLC concerning the business, operations, assets, liabilities, financial condition and prospects of ENLC and ENLK and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of management of ENLC that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of ENLC and ENLK, upon the advice of management of ENLC, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of ENLC as to the future financial performance of ENLC and ENLK and that ENLC and ENLK will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the ENLC or ENLK and have not made or obtained any evaluations or appraisals of the assets or liabilities of the ENLC or ENLK. Our opinion necessarily is

F-2

based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to (i) the prices at which the Partnership Public Units or the Parent Common Units would trade following the announcement of the Proposed Transaction or (ii) the prices at which the Parent Common Units would trade following consummation of the Proposed Transaction.

        We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of management of ENLC and at the instruction of the Conflicts Committee, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that the terms of the Partnership Series B Units will be amended substantially as set forth in the Amended and Restated Partnership Agreement and Preferred Restructuring Agreement (as defined in the Agreement), but we express no opinion as to the fairness, from a financial point of view of such amendments, to any person. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Conflicts Committee and ENLC have obtained such advice as they deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by ENLC in the Proposed Transaction is fair to ENLC.

        We have acted as financial advisor to the Conflicts Committee in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, ENLC has agreed to reimburse our reasonable expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for ENLC and ENLK in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: acting as (i) active bookrunner on ENLK's $500mm Senior Unsecured Notes in May 2017, (ii) sales agent on ENLK's $600mm ATM equity offering in August 2017 and (iii) lender under ENLK's existing revolving credit facilities.

        In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Global Infrastructure Partners ("GIP"), and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to GIP and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for GIP and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by GIP and certain of its portfolio companies and affiliates.

        Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect

F-3

transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ENLC and ENLK for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Conflicts Committee and is rendered to the Conflicts Committee in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any unitholder of ENLC or any other person as to how such unitholder or other person should vote with respect to the Proposed Transaction.

Very truly yours,
BARCLAYS CAPITAL INC.

F-4

Annex G

October 21, 2018

Conflicts Committee of the Board of Directors of
EnLink Midstream GP, LLC, the general partner of
EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201

Members of the Conflicts Committee:

        We understand that EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Partnership, EnLink Midstream, LLC, a Delaware limited liability company ("Parent"), EnLink Midstream Manager, LLC, a Delaware limited liability company and managing member of Parent, EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), NOLA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Partnership (the "Merger"), with the Partnership surviving the Merger. As a result of the Merger, each Partnership Common Unit, other than Partnership Common Units held directly or indirectly by the Parent Group Entities or by the Partnership, outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.15 Parent Common Units (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Merger Agreement.

        The Conflicts Committee of the Board of Directors of the General Partner (the "Committee") has asked us whether, in our opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Common Unitholders. For purposes of this opinion, "Unaffiliated Common Unitholders" means the holders of Partnership Common Units, other than the General Partner, Parent, GIP III Stetson I, L.P. and their respective affiliates.

        In connection with rendering our opinion, we have, among other things:

  (i)
  reviewed certain publicly available historical business and financial information relating to Parent and the Partnership that we deemed relevant, including, with respect to each of Parent and the Partnership, the Annual Report on Form 10-K for the year ended December 31, 2017, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018, and certain Current Reports on Form 8-K, in each case as filed with or furnished to the U.S. Securities and Exchange Commission by Parent and the Partnership since January 1, 2018;

  (ii)
  reviewed certain non-public historical and projected financial and operating data and assumptions relating to Parent and the Partnership, as prepared and furnished to us by management of Parent and the Partnership;

  (iii)
  discussed the past and current operations of Parent and the Partnership and the historical and projected financial and operating data and assumptions relating to Parent and to the Partnership with management of Parent and the Partnership (including their respective management's views of the risks and uncertainties of achieving such projections);

  (iv)
  reviewed publicly available research analyst estimates for Parent's and the Partnership's future financial performance on a standalone basis;

Conflicts Committee of the Board of Directors of
EnLink Midstream GP, LLC, the general partner of
EnLink Midstream Partners, LP
October 21, 2018

  (v)
  performed discounted distribution analyses on Parent and the Partnership based on forecasts and other data provided by management of Parent and the Partnership;

  (vi)
  compared the trading performance of Parent and the Partnership utilizing forecasts and other data provided by management of Parent and the Partnership with the trading performance (including equity market trading multiples) of other public issuers that we deemed relevant;

  (vii)
  reviewed the financial metrics of certain historical transactions that we deemed relevant and compared them to the forecasts and other data relating to Parent and the Partnership provided by management of Parent and the Partnership;

  (viii)
  performed discounted cash flow analyses on the Partnership based on forecasts and other data provided by management of the Partnership;

  (ix)
  reviewed the premia paid in certain historical transactions that we deemed relevant and compared such premia to those implied by the proposed Merger;

  (x)
  reviewed drafts of the Merger Agreement dated October 21, 2018, Preferred Restructuring Agreement, Tenth Amended and Restated Partnership Agreement of ENLK and Second Amended and Restated Operating Agreement of ENLC; and

  (xi)
  performed such other analyses and examinations, held such other discussions, reviewed such other information and considered such other factors that we deemed appropriate for the purposes of providing the opinion contained herein.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to Parent and the Partnership, we have assumed that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Parent and the Partnership, as applicable, as to the future financial performance of Parent and the Partnership, as applicable, under the assumptions reflected therein. We express no view as to any projected financial or operating data or any judgments, estimates or assumptions on which they are based.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the Merger Agreement will be executed and delivered (in the draft form reviewed by us), that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by us) are, and when executed will be, true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have assumed that any modification to the structure of the Merger will not vary in any respect material to our analysis. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Parent or the Partnership or the consummation of the Merger or materially reduce the benefits of the Merger to Parent, the Partnership or the Unaffiliated Common Unitholders. We have assumed that the final versions of all documents reviewed by us in draft form will not differ in any material respect from the drafts reviewed by us.

        We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Parent or the Partnership, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of Parent or the Partnership under

Conflicts Committee of the Board of Directors of
EnLink Midstream GP, LLC, the general partner of
EnLink Midstream Partners, LP
October 21, 2018

any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated by us on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than whether, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Common Unitholders. We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, any other person or the holders of any other securities, creditors or other constituencies of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Exchange Ratio or otherwise. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership and Parent, nor does it address the underlying business decision of the Partnership or Parent to engage in the Merger or use the Exchange Ratio. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Partnership Common Units or any business combination or other extraordinary transaction involving the Partnership. This letter, and our opinion, does not constitute a recommendation to the Committee or to any other persons in respect of the Merger, including as to how any holder of Partnership Common Units should vote or act in respect of the Merger. We express no opinion herein as to the price at which Partnership Common Units or Parent Common Units will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by Parent and the Partnership and the advisors to Parent and the Partnership and their affiliates with respect to legal, regulatory, accounting and tax matters.

        We have accrued an initial fee for our services, will receive an additional fee upon the rendering of this opinion, which is not contingent on the consummation of the Merger, and will receive an additional fee upon consummation of the Merger. We may also receive an additional discretionary advisory fee, subject to the sole discretion of the Committee. The Partnership has also agreed to reimburse our out-of-pocket expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, we have not received compensation for services provided to the Partnership, Parent and their respective affiliates. We may provide financial or other services to Parent, the Partnership or their respective affiliates in the future and in connection with any such services we may receive compensation.

        Evercore Group L.L.C. and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership, Parent and their respective affiliates, for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein, is addressed to, and is for the information and benefit of, the Committee (in its capacity as such) in connection with its evaluation of the proposed Merger and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any

Conflicts Committee of the Board of Directors of
EnLink Midstream GP, LLC, the general partner of
EnLink Midstream Partners, LP
October 21, 2018

person other than the Committee. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This letter, and the opinion expressed herein, may not be disclosed, quoted, referred, made available or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except as set forth in our engagement letter with the Partnership and the Committee dated September 13, 2018, or otherwise with our prior written consent.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Unaffiliated Common Unitholders.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ RAYMOND B. STRONG Raymond B. Strong Senior Managing Director